Exhibit 10.6

EXECUTION COPY

CREDIT AGREEMENT

dated as of

November 19, 2009,

among

SPRINGBOARD GROUP S.àr.l.,

as Holdings,

SPRINGBOARD FINANCE, L.L.C.,

as Borrower,

The Lenders Party Hereto

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

J.P. MORGAN SECURITIES INC.,

Joint Lead Arranger and Joint Bookrunner,

BARCLAYS CAPITAL

Joint Lead Arranger, Joint Bookrunner and Syndication Agent,

and

RBC CAPITAL MARKETS,

Joint Lead Arranger, Joint Bookrunner and Documentation Agent

[CS&M Ref. 6701-813]

i

SCHEDULES:

Schedule 1.01 — Mandatory Cost
Schedule 1.02 — Joltid Litigation
Schedule 1.03 — Excluded Subsidiaries
Schedule 2.01 — Commitments
Schedule 3.06 — Disclosed Matters
Schedule 3.10(a) — ERISA Matters
Schedule 3.12 — Subsidiaries
Schedule 5.16 — Certain Post-Closing Obligations
Schedule 6.01 — Existing Indebtedness
Schedule 6.02 — Existing Liens
Schedule 6.04(e) — Existing Investments
Schedule 6.05(l) — Existing Dispositions
Schedule 6.09 — Existing Affiliate Transactions
Schedule 6.10 — Existing Restrictions

EXHIBITS:

Exhibit A	— Form of Assignment and Assumption
Exhibit B	— Form of Guarantee Agreement
Exhibit C	— Form of IP Litigation Guarantee
Exhibit D	— Form of Perfection Certificate
Exhibit E	— Form of US Collateral Agreement
Exhibit F-1	— Form of Opinion of Simpson Thacher & Bartlett LLP
Exhibit F-2	— Form of Opinion of Luxembourg Counsel
Exhibit G	— Form of First Lien Intercreditor Agreement
Exhibit H	— Form of Second Lien Intercreditor Agreement
Exhibit I	— Form of Closing Certificate
Exhibit J	— Intercompany Note

CREDIT AGREEMENT dated as of November 19, 2009 (this “Agreement”), among SPRINGBOARD GROUP S.àr.l., SPRINGBOARD FINANCE, L.L.C., the LENDERS party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Acquisition” means the acquisition (a) by Lux Bidco of the entire issued share capital (including all convertible preferred equity certificates) of Skype Luxembourg Holdings S.àr.l. and Sonorit Holding AS and (b) by US Bidco of all the outstanding shares of capital stock of Skype Inc., in each case pursuant to the terms of the Acquisition Agreement.

“Acquisition Agreement” means the Agreement for the Sale and Purchase of the Entire Share Capital of Skype Luxembourg Holdings S.àr.l., Skype Inc., Camino Networks, Inc. and Sonorit Holding AS made on 1 September, 2009, among the Seller, a wholly-owned subsidiary of the Seller, Sonorit Holding AS and Holdings, as amended by Amendment No. 1 thereto, dated as of October 19, 2009, Amendment No. 2 thereto, dated as of October 21, 2009 and Amendment No. 3 thereto, dated as of November 5, 2009.

“Acquisition Documents” means the Acquisition Agreement, all other agreements to be entered into between the Seller or its Affiliates and Holdings or its Affiliates in connection with the Acquisition and all schedules, exhibits and annexes to each of the foregoing and all side letters, instruments and agreements affecting the terms of the foregoing or entered into in connection therewith.

“Additional Lender” means, at any time, any bank or other financial institution (other than any such bank or financial institution that is a Lender at such time) that agrees to provide any portion of any (a) Revolving Commitment Increase pursuant to an Incremental Revolving Facility Amendment in accordance with Section 2.20 or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.21, provided that each Additional Lender shall be subject to the approval of the Administrative Agent and, if such Additional Lender will provide a Revolving Commitment Increase or any Other Revolving Commitment, the Issuing Banks and Swingline Lenders (such approval in each case not to be unreasonably withheld or delayed) and the Borrower.

“Adjusted LIBO Rate” means, (a) with respect to any Eurocurrency Borrowing denominated in dollars for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the LIBO Rate for such Interest Period multiplied by (ii) the Statutory Reserve Rate and (b) with respect to any Eurocurrency Borrowing denominated in euro or Sterling for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (i) the LIBO Rate for such Interest Period plus (ii) the Mandatory Cost.

“Administrative Agent” means JPMorgan Chase Bank, N.A., in its capacity as administrative agent hereunder and under the other Loan Documents, and its successors in such capacity as provided in Article VIII. The Administrative Agent may from time to time designate one or more of its Affiliates or branches to perform the functions of the Administrative Agent in connection with Loans denominated in any currency other than dollars, in which case references herein to the “Administrative Agent” shall, in connection with Loans denominated in any such currency, mean any Affiliate or branch so designated.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly or indirectly Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Lender” means, at any time, any Lender that is the Borrower or an Affiliate of the Borrower at such time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate on such day (or if such day is not a Business Day, the immediately preceding Business Day) for a deposit in dollars with a maturity of one month plus 1%. For purposes of clause (c) above, the Adjusted LIBO Rate on any day shall be based on the rate appearing on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute screen provided by Reuters, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to such day for deposits in dollars with a maturity of one month. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBO Rate, respectively. Notwithstanding the foregoing, the Alternate Base Rate will be deemed to be 3.00% per annum if the Alternate Base Rate calculated pursuant to the foregoing provisions would otherwise be less than 3.00% per annum.

“Applicable Account” means, with respect to any payment to be made to the Administrative Agent hereunder, the account specified by the Administrative Agent from time to time for the purpose of receiving payments of such type.

“Applicable Fronting Exposure” means, with respect to any Person that is an Issuing Bank or a Swingline Lender at any time, the sum of (a) the US Dollar Equivalent of the aggregate amount of all Letters of Credit issued by such Person in its capacity as an Issuing Bank (if applicable) that remains available for drawing at such time, (b) the US Dollar Equivalent of the aggregate amount of all LC Disbursements made by such Person in its capacity as an Issuing Bank (if applicable) that have not yet been reimbursed by or on behalf of the Borrower at such time and (c) the US Dollar Equivalent of the aggregate principal amount of all Swingline Loans made by such Person in its capacity as a Swingline Lender (if applicable) outstanding at such time.

“Applicable Percentage” means, at any time with respect to any Revolving Lender, the percentage of the aggregate Revolving Commitments represented by such Lender’s Revolving Commitment at such time (or, if the Revolving Commitments have terminated or expired, such Lender’s share of the total Revolving Exposure at that time); provided that, at any time any Revolving Lender shall be a Defaulting Lender, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any such Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments pursuant to this Agreement and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day, (a) with respect to any Term Loan, (i) 6.00% per annum, in the case of an ABR Loan, or (ii) 7.00% per annum, in the case of a Eurocurrency Loan, and (b) with respect to any ABR Loan or Eurocurrency Loan that is a Revolving Loan, the applicable rate per annum set forth below under the caption “ABR Spread” or “Eurocurrency Spread”, as the case may be, based upon the Leverage Ratio as of the end of the fiscal quarter of Holdings for which consolidated financial statements have theretofore been most recently delivered pursuant to Section 5.01(a) or 5.01(b); provided that, for purposes of clause (b), until the date of the delivery of the consolidated financial statements pursuant to Section 5.01(a) or 5.01(b) as of and for the fiscal quarter ended March 31, 2010, the Applicable Rate shall be based on the rates per annum set forth in Category 1:

Leverage Ratio:	ABR Spread	Eurocurrency Spread
Category 1 Greater than or equal to 2.75 to 1.00	3.50%	4.50%

Leverage Ratio:	ABR Spread	Eurocurrency Spread
Category 2 Less than 2.75 to 1.00 but greater than or equal to 2.00 to 1.00	3.25%	4.25%
Category 3 Less than 2.00 to 1.00	3.00%	4.00%

For purposes of the foregoing, each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the Business Day following the date of delivery to the Administrative Agent pursuant to Section 5.01(a) or 5.01(b) of the consolidated financial statements and related Compliance Certificate indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding the foregoing, the Applicable Rate, at the option of the Administrative Agent or the Majority in Interest of the Revolving Lenders, shall be based on the rates per annum set forth in Category 1 (i) at any time that an Event of Default under Section 7.01(a) has occurred and is continuing and shall continue to so apply to but excluding the date on which such Event of Default shall cease to be continuing (and thereafter, the Category otherwise determined in accordance with this definition shall apply) or (ii) if Holdings and the Borrower fail to deliver the consolidated financial statements required to be delivered pursuant to Section 5.01(a) or 5.01(b) or any Compliance Certificate required to be delivered pursuant hereto, in each case within the time periods specified herein for such delivery, during the period commencing on and including the day of the occurrence of a Default resulting from such failure and until the delivery thereof.

“Approved Bank” has the meaning assigned to such term in the definition of the term “Permitted Investments”.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any Person whose consent is required by Section 9.04), substantially in the form of Exhibit A or any other form reasonably approved by the Administrative Agent.

“Bank Guarantee” means any bank guarantee issued pursuant to this Agreement.

“Base Rate” means (a) with respect to Swingline Loans denominated in euro, the Euro Reference Rate, and (b) with respect to Swingline Loans denominated in Sterling, the Sterling Reference Rate.

“Base Rate Loan”, when used in reference to any Loan, refers to whether such Loan is bearing interest at a rate determined by reference to the Base Rate.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Springboard Finance, L.L.C., a Delaware limited liability company.

“Borrowing” means (a) Loans of the same Class and Type, made, converted or continued on the same date in the same currency and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

“Borrowing Minimum” means (a) in the case of a Revolving Borrowing denominated in dollars, US$1,000,000, (b) in the case of a Revolving Borrowing denominated in euro, €1,000,000, (c) in the case of a Revolving Borrowing denominated in Sterling, £1,000,000, (d) in the case of a Swingline Loan denominated in dollars, $100,000, (e) in the case of a Swingline Loan denominated in euro, €100,000 and (f) in the case of a Swingline Loan denominated in Sterling, £100,000.

“Borrowing Multiple” means (a) in the case of a Revolving Borrowing denominated in dollars, US$1,000,000, (b) in the case of a Revolving Borrowing denominated in euro, €1,000,000, (c) in the case of a Revolving Borrowing denominated in Sterling, £1,000,000, (d) in the case of a Swingline Loan denominated in dollars, $100,000, (e) in the case of a Swingline Loan denominated in euro, €100,000 and (f) in the case of a Swingline Loan denominated in Sterling, £100,000.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in London, Luxembourg or New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan (a) denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in euro and (b) denominated in dollars or Sterling, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar or Sterling deposits in the London interbank market.

“Capital Expenditures” means, for any period, the additions to property, plant and equipment and other capital expenditures of Holdings and the Subsidiaries that are (or should be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. For purposes of Section 6.02, a Capital Lease Obligation shall be deemed to be secured by a Lien on the property being leased and such property shall be deemed to be owned by the lessee.

“Cash Management Obligations” means obligations of Holdings or any Subsidiary in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds.

“Casualty Event” means any event that gives rise to the receipt by Holdings or any Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace or repair such equipment, fixed assets or real property.

“Change in Control” means (a) the failure of Holdings or, after an IPO, the IPO Entity, directly or indirectly, through wholly-owned subsidiaries to own all of the Equity Interest of each of the Seller Note Issuer and US Bidco, (b) the failure of the Seller Note Issuer, directly or indirectly, to own all of the Equity Interests of the Borrower, (c) prior to an IPO, the failure by the Permitted Holders to own, directly or indirectly through wholly-owned subsidiaries, beneficially and of record, Equity Interests in Holdings representing at least a majority of the aggregate ordinary voting power for the election of directors of Holdings represented by the issued and outstanding Equity Interests in Holdings, unless the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of Holdings, (d) after an IPO, the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder as in effect on the date hereof), other than the Permitted Holders, of Equity Interests representing 40% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the IPO Entity and the percentage so held is greater than the percentage of the aggregate ordinary voting power represented by the Equity Interests in the IPO Entity held by the Permitted Holders, (e) (i) if the IPO Entity is organized in the United States, at any time, and (ii) otherwise, prior to the IPO, the occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings or the Permitted Holders nor (ii) appointed by directors so nominated, or (f) the occurrence of a “Change of Control” (or similar event, however denominated), as defined in the documentation governing any Junior Financing that is Material Indebtedness.

“Change in Law” means: (a) the adoption of any rule, regulation, treaty or other law after the date of this Agreement, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation or application thereof by any

Governmental Authority after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Class” when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Other Revolving Loans, Dollar Term Loans, Other Term Loans or Swingline Loans, (b) any Commitment, refers to whether such Commitment is a Revolving Commitment, Other Revolving Commitment, Dollar Term Commitment or Other Term Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments. Other Term Commitments, Other Term Loans and Other Revolving Commitments (and the Other Revolving Loans made pursuant thereto) that have different terms and conditions shall be construed to be in different Classes.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the Secured Obligations.

“Collateral and Guarantee Requirement” means, at any time, the requirement that:

(a) the Administrative Agent shall have received from (i) Holdings and each Designated Subsidiary either (x) a counterpart of the Guarantee Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Designated Subsidiary after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the Guarantee Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, (ii) each Domestic Subsidiary that is a Designated Subsidiary either (x) a counterpart of the US Collateral Agreement duly executed and delivered on behalf of such Person or (y) in the case of any Person that becomes a Domestic Subsidiary that is a Designated Subsidiary after the Effective Date (including by ceasing to be an Excluded Subsidiary), a supplement to the US Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person and (iii) each Foreign Subsidiary that is a Designated Subsidiary (including any Person that becomes a Foreign Subsidiary that is a Designated Subsidiary) after the Effective Date (including by ceasing to be an Excluded Subsidiary), counterparts to one or more Foreign Collateral Agreements or Foreign Pledge Agreements that the Administrative Agent determines, based on advice of counsel, to be reasonably necessary in order for the Secured Obligations to be secured by all or substantially all tangible and intangible assets of such Foreign Subsidiary (including Mortgaged Properties, accounts receivable, moveable assets (including inventory and equipment), contract rights, intellectual property and other general intangibles and proceeds of the foregoing, but excluding Equity Interests other than Equity Interests required to be pledged pursuant to clause (b) below) in which a security interest may be obtained under the laws of the jurisdiction of organization of such Foreign Subsidiary, duly executed and delivered on behalf of such Person, in each case under this clause (a) together with, in the case of any such Loan Documents executed and delivered after the Effective Date, documents and opinions of the type referred to in Sections 4.01(b) and 4.01(c));

(b) all outstanding Equity Interests of the Borrower and each Subsidiary (other than any Excluded Subsidiary of the type referred to in clause (a) of the definition of such term) owned by or on behalf of any Loan Party, shall have been pledged pursuant to the US Collateral Agreement, a Foreign Collateral Agreement or a Foreign Pledge Agreement, and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests (if any), together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank;

(c) if (i) any Indebtedness for borrowed money (including in respect of cash management arrangements) of Holdings, the Borrower or any Subsidiary in a principal amount of $5,000,000 or more is owing by such obligor to any Loan Party and (ii) a physical note is necessary to perfect security interest with respect to such Indebtedness due to Requirements of Law in the applicable jurisdiction, within 30 days after the Effective Date, such Indebtedness shall be evidenced by a promissory note (including, if such security interest can be perfected therein, a grid note) that shall have been pledged pursuant to the US Collateral Agreement or a Foreign Collateral Agreement, as applicable, and the Administrative Agent shall have received all such promissory notes, together with undated instruments of transfer with respect thereto endorsed in blank;

(d) all documents and instruments, including Uniform Commercial Code financing statements, required by Requirements of Law and reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Security Documents and the other provisions of the term “Collateral and Guarantee Requirement”, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

(e) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a first priority Lien on the Mortgaged Property described therein, free of any other Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent may reasonably request and to the extent applicable in the relevant jurisdiction, (iii) if any Mortgaged Property is located in an area determined by the Federal Emergency Management Agency to have special flood hazards, evidence of such flood insurance as may be required under applicable law, including Regulation H of the Board of Governors, and (iv) such legal opinions as the Administrative Agent may reasonably request with respect to any such Mortgage or Mortgaged Property.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) the foregoing provisions of this definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance, legal opinions or other deliverables with respect to, particular assets of the Loan Parties, or the provision of Guarantees by any Subsidiary, if, and for so long as the Administrative Agent and the Borrower reasonably agree that the cost of creating or perfecting such pledges or security interests in such assets, or obtaining such title insurance, legal opinions or other deliverables in respect of such assets, or providing such Guarantees (taking into account any adverse tax consequences to Holdings and its Affiliates (including the imposition of withholding or other material taxes)), shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (b) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” shall be subject to exceptions and limitations set forth in the Security Documents as in effect on the Effective Date and, to the extent appropriate in the applicable jurisdiction, as reasonably agreed between the Administrative Agent and the Borrower, (c) in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts, securities accounts, letter of credit rights or other assets requiring perfection by control (but not, for the avoidance of doubt, possession) and (d) in no event shall the Collateral include any Excluded Assets. The Administrative Agent may grant extensions of time for the creation and perfection of security interests in or the obtaining of title insurance, legal opinions or other deliverables with respect to particular assets or the provision of any Guarantee by any Subsidiary (including extensions beyond the Effective Date or in connection with assets acquired, or Subsidiaries formed or acquired, after the Effective Date) where it determines that such action cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required to be accomplished by this Agreement or the Security Documents.

“Commitment” means (a) with respect to any Lender, its Revolving Commitment, Other Revolving Commitment of any Class, Dollar Term Commitment, Other Term Commitment of any Class or any combination thereof (as the context requires) and (b) with respect to any Swingline Lender, its Swingline Commitment.

“Compliance Certificate” means a Compliance Certificate required to be delivered pursuant to Section 5.01.

“Consolidated Cash Interest Expense” means, for any period, for Holdings and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, the excess of (a) the sum, without duplication, of (i) the cash interest expense (including imputed interest expense in respect of Capital Lease Obligations) net of cash interest income, with respect to all outstanding Indebtedness of

Holdings and its consolidated Subsidiaries, (ii) letter of credit fees and costs of surety bonds payable in cash by Holdings or its consolidated Subsidiaries for such period in connection with financing activities, (iii) any interest expense or other financing costs becoming payable in cash during such period in respect of Indebtedness of Holdings or its consolidated Subsidiaries to the extent such interest or other financing costs shall have been capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, (iv) any losses accrued by Holdings or its consolidated Subsidiaries during such period under foreign currency Swap Agreements (or the foreign currency component of any other Swap Agreements) to the extent such losses relate to hedges of interest accruing on the principal amount of Loans outstanding under this Agreement, (v) any cash payments made by Holdings or its consolidated Subsidiaries during such period under interest rate Swap Agreements (or the interest rate component of any other Swap Agreements) and (vi) any cash payments made during such period in respect of obligations referred to in clause (b)(ii) below that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting), minus (b) the sum of (i) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization or write-off of capitalized interest, breakage costs, agency fees or other financing costs paid in a previous period (including in connection with the Transactions), (ii) to the extent included in such consolidated interest expense for such period, noncash amounts attributable to amortization of debt discounts, fees in respect of Swap Agreements or accrued interest payable in kind for such period (including the accretion or accrual of discounted liabilities during such period and any non-cash interest expense arising as a result of the effects of purchase accounting), (iii) any gains accrued by Holdings or its consolidated Subsidiaries during such period under foreign currency Swap Agreements (or the foreign currency component of any other Swap Agreements) to the extent such gains relate to hedges of interest accruing on the principal amount of Loans outstanding under this Agreement and (iv) any cash payments received by Holdings or its consolidated Subsidiaries during such period under interest rate Swap Agreements (or the interest rate component of any other Swap Agreements). For any Test Period ending prior the first anniversary of the Effective Date, Consolidated Cash Interest Expense shall be deemed to be Consolidated Cash Interest Expense for the period from the Effective Date to and including the date of determination multiplied by a fraction equal to (x) 365 divided by (y) the number of days actually elapsed from the Effective Date to such date of determination.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, plus:

(a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of:

(i) consolidated interest expense for such period (including imputed interest expense in respect of Capital Lease Obligations) and, to the extent not reflected in such consolidated interest expense, any losses on Swap Agreements or other derivative obligations entered into for the purposes of hedging interest rate risk (net of interest income or gains on such Swap Agreements or other derivative obligations) and any letter of credit fees and costs of surety bonds in connection with financing activities;

(ii) provision for taxes based on income, profits or losses, including foreign withholding taxes during such period (adjusted for the tax effects of all adjustments made to Consolidated Net Income);

(iii) all amounts attributable to depreciation and amortization for such period (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period, but including amortization of deferred financing fees and costs and amortization of intangibles);

(iv) any extraordinary charges for such period;

(v) any Non-Cash Charges for such period;

(vi) unusual or non-recurring charges (including any unusual or non-recurring operating expenses attributable to the implementation of cost savings initiatives), severance, relocation costs, integration and facilities’ opening costs, signing costs, retention or completion bonuses, transition costs, system establishment costs, costs related to closure/consolidation of facilities, fraud losses, one-time separation costs arising from the Transactions and curtailments or modifications to pension and post-employment benefits for such period;

(vii) any restructuring charges (including restructuring costs related to acquisitions after the Effective Date and to closure or consolidation of facilities) for such period;

(viii) any fees and expenses for such period, or any amortization thereof for such period, relating to any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction undertaken but not completed and any such transaction occurring prior the Effective Date) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction;

(ix) with respect to any period ending on or before the date that is 120 days after the Effective Date, any fees and expenses for such period relating to the Transactions;

(x) any accruals and reserves that are established for such period as a result of the Transactions, any Permitted Acquisition or other Investment permitted hereunder;

(xi) the amount of management, monitoring, consulting and advisory fees, indemnities and related expenses payable to the Investors expensed or accrued for such period that are permitted to be paid pursuant to Section 6.09;

(xii) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-wholly owned Subsidiary deducted (and not added back in such period to Consolidated Net Income);

(xiii) the amount of any net losses from disposals of discontinued operations in accordance with GAAP and any losses from business or asset sales (other than in the ordinary course); and

(xiv) charges, losses, expenses or write-offs to the extent indemnified or insured by a third party, including those covered by indemnification provisions in any agreement in connection with the Acquisition, any Permitted Acquisition or any other Investment permitted hereunder;

provided that any cash payment made with respect to any Non-Cash Charges added back in computing Consolidated EBITDA for any prior period pursuant to clause (v) above (or that would have been added back had this Agreement been in effect during such prior period) shall be subtracted in computing Consolidated EBITDA for the period in which such cash payment is made; and minus

(b) without duplication and to the extent included in determining such Consolidated Net Income:

(i) any extraordinary gains such period;

(ii) any unusual or non-recurring gains for such period;

(iii) any non-cash gains for such period (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period);

(iv) any gains on Swap Agreements or other derivative obligations entered into for the purposes of hedging interest rate risk (net of interest expenses or losses on such Swap Agreements or other derivative obligations); and

(v) the amount of any net income from the disposal of discontinued operations in accordance with GAAP and any gains on business or asset dispositions (other than in the ordinary course);

in each case of clauses (a) and (b), determined on a consolidated basis in accordance with GAAP; provided further that Consolidated EBITDA for any period shall be calculated so as to exclude (without duplication of any adjustment referred to above) the effect of:

(A) the cumulative effect of any changes in GAAP or accounting principles applied by management;

(B) changes as a result of the adoption or modification of accounting policies;

(C) any gain or loss for such period that represents after-tax gains or losses attributable to any sale, transfer or other disposition or abandonment of assets by Holdings or any of its consolidated Subsidiaries, other than dispositions of inventory and other dispositions in the ordinary course of business;

(D) any income or loss for such period attributable to the early extinguishment of Indebtedness (including Swap Agreements and other derivative instruments);

(E) any gains or losses on foreign currency derivatives and any foreign currency transaction gains or losses and any foreign currency exchange translation gains or losses that arise on consolidation of integrated operations; and

(F) mark-to-market adjustments in the valuation of hedging obligations resulting from the application of Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities.

“Consolidated Net Income” means, for any period, the aggregate net income or loss of Holdings and its consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, as of any date, (a) the aggregate principal amount of Indebtedness of Holdings and its consolidated Subsidiaries outstanding on such date that is in the form of (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or similar instruments, (iii) Capital Lease Obligations, (iv) obligations in respect of the deferred purchase price of property or services (excluding (A) current accounts payable incurred in the ordinary course of business and (B) deferred compensation payable to directors, officers and employees), (v) reimbursement obligations under letters of credit and bank guarantees and (vi) Guarantees of any obligations of the type referred to clauses (i) through (vi) above but without duplication of any such obligations; plus (b) any losses recognized as of the last day of the fiscal quarter of Holdings ending on such date that arise out of foreign currency Swap Agreements (or the foreign currency component of any other Swap Agreements) to the extent relating to hedges of the principal amount of Loans outstanding under this Agreement; provided that Consolidated Total Debt shall not include indebtedness in respect of the Seller Note; minus (c) the sum of (i) the aggregate amount of Unrestricted Cash owned by Holdings and its consolidated Subsidiaries as of such date and (ii) any gains recognized as of the last day of the fiscal quarter of Holdings ending on such date that arise out of foreign currency Swap Agreements (or the foreign currency component of any other Swap Agreements) to the extent relating to hedges of the principal amount of Loans outstanding under this Agreement; provided that, for purposes of determining Consolidated Total Debt as of any date, the amount subtracted pursuant to clause (c)(i) above shall not exceed 33.00% of the Consolidated EBITDA for the Test Period as of such date.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies, or the dismissal or appointment of the management, of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covenant Termination Date” has the meaning given such term in the IP Litigation Guarantee.

“Credit Agreement Refinancing Indebtedness” means (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred or Other Revolving Commitments obtained pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans, outstanding Revolving Loans or (in the case of Other Revolving Commitments obtained pursuant to a Refinancing Amendment) Revolving Commitments hereunder (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing or refinancing Indebtedness (including, if such Indebtedness includes any Other Revolving Commitments, the unused portion of such Other Revolving Commitments) is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (and, in the case of Refinanced Debt consisting, in whole or in part, of unused Revolving Commitments or Other Revolving Commitments, the amount thereof), (ii) such Indebtedness has a later maturity and, except in the case of Other Revolving Commitments, a Weighted Average Life to Maturity equal to or greater than the Refinanced Debt, and (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained; provided that to the extent that such Refinanced Debt consists, in whole or in part, of Revolving Commitments or Other Revolving Commitments (or Revolving Loans, Other Revolving Loans or Swing Line Loans incurred pursuant to any Revolving Commitments or Other Revolving Commitments), such Revolving Commitments or Other Revolving Commitments, as applicable, shall be terminated, and all accrued fees in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.

“Cumulative Excess Cash Flow” means the sum of Excess Cash Flow (but not less than zero in any period) for the fiscal year ending on December 31, 2010 and Excess Cash Flow for each succeeding completed fiscal year.

“Cure Amount” has the meaning assigned to such term in Section 7.03(a).

“Current Assets” means, with respect to Holdings and its consolidated Subsidiaries on a consolidated basis at any date, all assets that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings and its consolidated Subsidiaries as current assets at such date (other than amounts related to cash and Permitted Investments and current or deferred taxes based on income or profits).

“Current Liabilities” means, with respect to Holdings and its consolidated Subsidiaries on a consolidated basis at any date, all liabilities that would, in accordance with GAAP, be classified on a consolidated balance sheet of Holdings and its consolidated Subsidiaries as current liabilities at such date, other than (a) the current portion of any Indebtedness, (b) accruals of interest expense (excluding interest expense that is due and unpaid), (c) accruals for current or deferred taxes based on income or profits, (d) accruals, if any, of transaction costs resulting from the Transactions, (e) accruals of any costs or expenses related to (i) severance, relocation or termination of employees or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for addbacks to Consolidated EBITDA included in the definition of such term.

“Default” means any event or condition that constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within one Business Day of the date on which such funding is required hereunder, (b) notified the Borrower, the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding or any action or proceeding of the type described in Sections 7.01(h) or (i), or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by Holdings or a Subsidiary in connection with a Disposition pursuant to Section 6.05(k) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of Holdings, setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash within 180 days following the consummation of the applicable Disposition).

“Designated Subsidiary” means (a) the Borrower, (b) each other Subsidiary that is not an Excluded Subsidiary and (c) any other Subsidiary that shall have been designated as a “Designated Subsidiary” by Holdings, other than any Excluded Subsidiary of the type referred to in clause (c) of the definition of such term.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

“Disposition” has the meaning assigned to such term in Section 6.05.

“Disqualified Equity Interest” means, with respect to any Person, any Equity Interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition:

(a) matures or is mandatorily redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests), whether pursuant to a sinking fund obligation or otherwise;

(b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Equity Interests (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests); or

(c) is redeemable (other than solely for Equity Interests in such Person that do not constitute Disqualified Equity Interests and cash in lieu of fractional shares of such Equity Interests) or is required to be repurchased by such Person or any of its Affiliates, in whole or in part, at the option of the holder thereof;

in each case, on or prior to the date 91 days after the Latest Maturity Date; provided, however, that (i) an Equity Interest in any Person that would not constitute a Disqualified Equity Interest but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Equity Interest upon the occurrence of an “asset sale”

or a “change of control” shall not constitute a Disqualified Equity Interest if any such requirement becomes operative only after repayment in full of all the Loans and all other Loan Document Obligations that are accrued and payable, the cancellation or expiration of all Letters of Credit and the termination of the Commitments and (ii) if an Equity Interest in any Person is issued pursuant to any plan for the benefit of employees of Holdings (or any direct or indirect parent thereof) or any of the Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute a Disqualified Equity Interest solely because it may be required to be repurchased by Holdings (or any direct or indirect parent company thereof) or any of the Subsidiaries in order to satisfy applicable statutory or regulatory obligations of such Person.

“Dollar Term Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Dollar Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Dollar Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to an Assignment and Assumption. The initial amount of each Lender’s Dollar Term Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Dollar Term Commitment, as the case may be. The initial aggregate amount of the Lenders’ Dollar Term Commitments is $700,000,000.

“Dollar Term Lender” means a Lender with a Dollar Term Commitment or an outstanding Dollar Term Loan.

“Dollar Term Loans” means Loans made pursuant to clause (a) of Section 2.01.

“dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” means any Subsidiary that is not a Foreign Subsidiary.

“ECF Percentage” means, with respect to the prepayment required by Section 2.11(d) with respect to any fiscal year of the Borrower, if the Leverage Ratio (prior to giving effect to the applicable prepayment pursuant to Section 2.11(d)) as of the end of such fiscal year is (a) greater than or equal to 3.00 to 1.00, 50% of Excess Cash Flow for such fiscal year, (b) greater than or equal to 2.25 to 1.00 but less than 3.00 to 1.00, 25% of Excess Cash Flow for such fiscal year and (c) less than 2.25 to 1.00, 0% of Excess Cash Flow for such fiscal year.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (including the Borrower or any of its Affiliates), other than, in each case, (i) a natural person and (ii) those Persons identified by Holdings to the Joint Bookrunners prior to the date hereof in a written instrument acknowledged by the Joint Bookrunners as ineligible to be an Eligible Assignee.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environmental Laws” means all applicable treaties, rules, regulations, codes, ordinances, judgments, orders, decrees and other applicable Requirements of Law, and all applicable injunctions or binding agreements issued, promulgated or entered into by or with any Governmental Authority, in each instance relating to the protection of the environment, to preservation or reclamation of natural resources, to Release or threatened Release of any Hazardous Material or to the extent relating to exposure to Hazardous Materials, to health or safety matters.

“Environmental Liability” means any liability, obligation, loss, claim, action, order or cost, contingent or otherwise (including any liability for damages, costs of medical monitoring, costs of environmental remediation or restoration, administrative oversight costs, consultants’ fees, fines, penalties and indemnities), of Holdings, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law or permit, license or approval issued thereunder, (b) Environmental Laws and the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Contribution” has the meaning assigned to such term in the definition of the term “Equity Financing”.

“Equity Financing” means (a) the contribution by the Sponsor, the Other Investors and the Management Investors, directly or indirectly through one or more direct or indirect holding company parents of Holdings, of cash equity contributions to Holdings on the Effective Date in exchange for Qualified Equity Interests (the “Equity Contribution”), and (b) the issuance of Qualified Equity Interests in Holdings to the Seller and its subsidiaries as part of the consideration for the Acquisition.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with Holdings, is treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) prior to the effectiveness of the applicable provisions of the Pension Act, the existence with respect to any Plan of an “accumulated funding deficiency” (as defined in Section 412 of the Code or Section 302 of ERISA) or, on and after the effectiveness of the applicable provisions of the Pension Act, any failure by any Plan to satisfy the minimum funding standard (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, in each case whether or not waived; (c) the filing pursuant to, prior to the effectiveness of the applicable provisions of the Pension Act, Section 412(d) of the Code or Section 303(d) of ERISA or, on and after the effectiveness of the applicable provisions of the Pension Act, Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Plan; (d) on and after the effectiveness of the applicable provisions of the Pension Act, a determination that any Plan is, or is expected to be, in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code); (e) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA or, on and after the effectiveness of the applicable provisions of the Pension Act, in endangered or critical status, within the meaning of Section 305 of ERISA.

“Euro” or “€” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

“Euro Reference Rate” shall mean, for any day, the rate per annum which is the average of the rates quoted at approximately 10:00 a.m., London time, to leading banks in the European interbank market by the Reference Banks for the offering of overnight deposits in euro.

“Eurocurrency” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Excess Cash Flow” means, for any fiscal year of Holdings, the sum (without duplication) of:

(a) the Consolidated Net Income (or loss) of Holdings and the Subsidiaries for such fiscal year, adjusted to exclude any non-cash gains or losses attributable to Prepayment Events; plus

(b) depreciation, amortization and other non-cash charges or losses (including deferred income taxes) deducted in determining such Consolidated Net Income (or loss) for such fiscal year; plus

(c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such fiscal year, (ii) the net cash amount, if any, by which the consolidated accrued long-term liability accounts of Holdings and the Subsidiaries increased during such fiscal year and (iii) the net cash amount, if any, by which the consolidated accrued long-term asset accounts of Holdings and the Subsidiaries decreased during such fiscal year; minus

(d) the sum of (i) the amount, if any, by which Net Working Capital increased during such fiscal year, (ii) the net cash amount, if any, by which the consolidated accrued long-term liability accounts of Holdings and the Subsidiaries decreased during such fiscal year and (iii) the net cash amount, if any, by which the consolidated accrued long-term asset accounts of Holdings and the Subsidiaries increased during such fiscal year; minus

(e) without duplication of amounts deducted pursuant to clause (j) below in prior fiscal years, the amount of Capital Expenditures made in cash or accrued during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of Holdings or any Subsidiary, minus

(f) the aggregate amount of all principal payments of Indebtedness of Holdings and the Subsidiaries (including the principal component of payments in respect of Capital Lease Obligations but excluding (X) all prepayments of Term Loans (other than in connection with a prepayment that resulted in a non-cash gain increasing Consolidated Net Income, but only to the extent of such increase and to the extent not already deducted in calculating Consolidated EBITDA) and (Y) all prepayments of Revolving Loans and Swingline Loans) made during such period (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder), except to the extent financed with the proceeds of other Indebtedness of Holdings or any Subsidiary; minus

(g) without duplication of amounts deducted pursuant to clause (j) below in prior fiscal years, the amount of Investments made during such period pursuant to Section 6.04(b), (e), (h), (l) or (m), in each case to the extent that such Investments were financed with internally generated cash flow of Holdings and the Subsidiaries; minus

(h) the aggregate amount of expenditures actually made by Holdings and the Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period in arriving at Consolidated Net Income and were not expensed, accrued nor reserved for in a prior period with a resulting decrease in Excess Cash Flow for such prior period; minus

(i) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by Holdings and the Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness; minus

(j) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Holdings or any Subsidiary pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, other permitted Investments or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of Holdings following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters; minus

(k) to the extent not deducted in arriving at Consolidated Net Income or pursuant to the other clauses of this definition, the amount of Restricted Payments paid during such period pursuant to Section 6.08(a)(v), Section 6.08(a)(vi) and pursuant to clauses (A), (B), (C), (E), (F) and (G) of Section 6.08(a)(vii), in each case to the extent that such Restricted Payments were financed with internally generated cash flow of Holdings and the Subsidiaries; minus

(l) cash payments made in respect of Swap Agreements during such period to the extent not taken into account in determining Consolidated Net Income for such period; minus

(m) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exchange Rate” means on any day, for purposes of determining the US Dollar Equivalent of any amount denominated in a currency other than dollars, the rate at which such other currency may be exchanged into dollars at approximately 11:00 a.m., London time on such day as set forth on the Reuters WRLD Page for such currency. In the event that such rate does not appear on any Reuters WRLD Page, the Exchange Rate shall be determined by reference to such other publicly-available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., New York City time on such date for the purchase of dollars for delivery two Business Days later; provided that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

“Excluded Assets” means (a) any fee-owned real property with a fair market value of less than $5,000,000 and all leasehold interests in real property, (b) motor vehicles and other assets subject to certificates of title or ownership, (c) letter of credit rights with a value of less than $5,000,000, (d) commercial tort claims with a value of less than $5,000,000, (e) any lease, license or other agreement with any Person if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under, or results in the termination of, such lease, license or other agreement (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law), (f) any asset subject to a Lien of the type permitted by Section 6.02(iv) (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi), in each case if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations constitutes a breach of or a default under any agreement pursuant to which such Lien has been created (but only to the extent any of the foregoing is not rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law), (g) any intent-to-use trademark applications filed in the United States Patent and Trademark Office, (h) any asset with respect to which Holdings shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on the advice of outside counsel or tax advisors of national recognition, the grant of a Lien thereon to secure the Secured Obligations would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of Liens) that shall have been determined by Holdings to be material to Holdings and the Subsidiaries and (i) any asset if, to the extent and for so long as the grant of a Lien thereon to secure the Secured Obligations is prohibited by any Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law).

“Excluded Subsidiary” means (a) any Subsidiary that is not a wholly-owned subsidiary of Holdings on the Effective Date or, if later, the date it first becomes a Subsidiary, (b) each Subsidiary listed on Schedule 1.03, (c) any Subsidiary that is prohibited by applicable Law from guaranteeing the Secured Obligations, and (d) any other Subsidiary excused from becoming a Loan Party pursuant to the last paragraph of the definition of the term “Collateral and Guarantee Requirement”; provided that in no event shall (i) the Borrower be an Excluded Subsidiary or (ii) an IP Subsidiary or a

Material Subsidiary be an Excluded Subsidiary pursuant to clause (a), (b) or (c) of this definition (except, in the case of an IP Subsidiary, to the extent otherwise permitted by Section 5.12(e)).

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (a) income, franchise or similar taxes imposed on (or measured by) its net income by (i) the United States of America, or the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, or (ii) any jurisdiction as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than a connection arising solely from such recipient having executed, delivered, or become a party to, performed its obligations or received payments under, received or perfected a security interest under, sold or assigned of an interest in, engaged in any other transaction pursuant to, or enforced, any Loan Documents), (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) any withholding tax that is attributable to a Lender’s failure to comply with Section 2.17(e), and (d) any withholding Taxes imposed by Luxembourg due to a Requirement of Law in effect at the time a Lender becomes a party hereto (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding Tax under clause (a) of Section 2.17.

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of Holdings.

“Financial Performance Covenants” means the covenants set forth in Sections 6.12 and 6.13.

“Financing Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the issuance by the Seller Note Issuer of the Seller Note, the delivery of the Seller Note to the Seller and the performance by the Seller Note Issuer of its obligations under the Seller Note and (c) the Equity Financing.

“First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement substantially in the form of Exhibit G among the Administrative Agent and one or more Senior Representatives for holders of Permitted First Priority Refinancing Debt, with such modifications thereto as the Administrative Agent may reasonably agree.

“Foreign Collateral Agreement” means one or more security documents among the applicable Non-US Loan Parties and the Administrative Agent granting a Lien on the assets of such Non-US Loan Parties to secure the Secured Obligations. Each Foreign Collateral Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Foreign Pledge Agreement” means a pledge or charge agreement with respect to the Collateral that constitutes Equity Interests of a Foreign Subsidiary or, if the holder of such Collateral is a Foreign Subsidiary, constitutes Equity Interests of a Domestic Subsidiary. Each Foreign Pledge Agreement shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, Governmental Authorities.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Granting Lender” has the meaning assigned to such term in Section 9.04(e).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined in good faith by a Financial Officer. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee Agreement” means the Master Guarantee Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit B.

“Hazardous Materials” means all explosive, radioactive, hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum by-products or distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as hazardous or toxic, or any other term of similar import, pursuant to any Environmental Law.

“Holdings” means (a) prior to any IPO, Initial Holdings and (b) on and after an IPO, (i) if the IPO Entity is Initial Holdings or any Person of which Initial Holdings is a Subsidiary, Initial Holdings or (ii) if the IPO Entity is a Subsidiary of Initial Holdings, the IPO Entity.

“Incremental Revolving Facility Amendment” has the meaning assigned to such term in Section 2.20(b).

“Incremental Revolving Facility Closing Date” has the meaning assigned to such term in Section 2.20(b).

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business and any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances; provided that the term “Indebtedness” shall not include (i) deferred or prepaid revenue and (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the seller. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. The amount of Indebtedness of any Person for purposes of clause (e) above shall (unless such Indebtedness has been assumed by such Person) be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 9.03(b).

“Independent Expert” has the meaning assigned to such term in the IP Litigation Guarantee.

“Information Memorandum” means the Confidential Information Memorandum dated September 30, 2009, relating to the Loan Parties and the Transactions.

“Initial Holdings” means Springboard Group S.àr.l. (formerly known as SLP III Cayman DS IV Holdings S.à r.l.), a Luxembourg private limited liability company (société à responsabilité limitée), or if Springboard Group S.àr.l. is liquidated or dissolved in connection with an IPO in accordance with Section 6.03(a)(ix), Lux Topco.

“Intellectual Property” has the meaning assigned to such term in the US Collateral Agreement.

“Interest Coverage Ratio” means, with respect to Holdings and the Subsidiaries on a consolidated basis for any Test Period, the ratio of (a) Consolidated EBITDA for such Test Period to (b) Consolidated Cash Interest Expense for such Test Period.

“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

“Interest Payment Date” means (a) with respect to any ABR Loan (including a Swingline Loan), the last day of each March, June, September and December and (b) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or, if agreed to by each Lender participating therein, nine or twelve months or such other period less than one month thereafter as the Borrower may elect), provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Intermediate Parent” means any Subsidiary of Holdings and of which each of the Borrower and US Bidco is a subsidiary.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person (excluding, in the case of Holdings and its Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business consistent with past practice) or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. The amount, as of any date of determination, of (a) any Investment in the form of a loan or an advance shall be the principal amount thereof outstanding on such date, minus any cash payments actually received by such investor representing interest in respect of such Investment (to the extent any such payment to be deducted does not exceed the remaining principal amount of such Investment), but without any adjustment for write-downs or write-offs (including as a result of forgiveness of any portion thereof) with respect to such loan or advance after the date thereof, (b) any Investment in the form of a Guarantee shall be equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof, as determined in good faith by a Financial Officer, (c) any Investment in the form of a transfer of Equity Interests or other non-cash property by the investor to the investee, including any such transfer in the form of a capital contribution, shall be the fair market value (as determined in good faith by a Financial Officer) of such Equity Interests or other property as of the time of the transfer, minus any payments actually received by such investor representing a return of capital of, or dividends or other distributions in respect of, such Investment (to the extent such payments do not exceed, in the aggregate, the original amount of such Investment), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment, and (c) any Investment (other than any Investment referred to in clause (a), (b) or (c) above) by the specified Person in the form of a purchase or other acquisition for value of any Equity Interests, evidences of Indebtedness or other securities of any other Person shall be the original cost of such Investment (including any Indebtedness assumed in connection therewith), plus (i) the cost of all additions thereto and minus (ii) the amount of any portion of such Investment that has been repaid to the investor in cash as a repayment of principal or a return of capital, and of any cash payments actually received by such investor representing interest, dividends or other distributions in respect of such Investment (to the extent the amounts referred to in clause (ii) do not, in the aggregate, exceed the original cost of such Investment plus the costs of additions thereto), but without any other adjustment for increases or decreases in value of, or write-ups, write-downs or write-offs with respect to, such Investment after the date of such Investment. For purposes of Section 6.04, if an Investment involves the acquisition of more than one Person, the amount of such Investment shall be allocated among the acquired Persons in accordance with GAAP, provided that pending the final determination of the amounts to be so allocated in accordance with GAAP, such allocation shall be as reasonably determined by a Financial Officer.

“Investor” means a holder of Equity Interests in Holdings (or any direct or indirect parent thereof).

“Investor Management Agreement” means the Master Management Services Agreement among certain Investors and/or management companies associated with certain Investors and Holdings.

“Investor Termination Fees” means the one-time payment under the Investor Management Agreement of a success fee to one or more of the Investors and their respective Affiliates in the event of either a change of control or the completion of an IPO.

“IP Litigation Guarantee” means each IP Litigation Guarantee Agreement, substantially in the form of Exhibit C, between the Administrative Agent and the Persons set forth on Exhibit C.

“IP Litigation Guarantor” means each “Guarantor” as defined in each IP Litigation Guarantee.

“IP Qualified Jurisdiction” means the United States, Ireland, Luxembourg, the United Kingdom or any other jurisdiction which permits a first-priority perfected security interest to be placed on registered Intellectual Property in favor of the Administrative Agent and the Lenders.

“IP Subsidiary” means any Subsidiary that at any time owns Intellectual Property or rights to Intellectual Property that are material to the business or operations of Holdings and the Subsidiaries, taken as a whole.

“IPO” means the initial underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8) of common Equity Interests in the IPO Entity.

“IPO Entity” means, at any time after an IPO, Initial Holdings, a parent entity of Initial Holdings or an Intermediate Parent, as the case may be, the Equity Interests of which were issued or otherwise sold pursuant to the IPO; provided that, immediately following the IPO, the Seller Note Issuer, US Bidco and the Borrower are each wholly owned subsidiaries of such IPO Entity and such IPO Entity owns, directly or through its subsidiaries, substantially all the businesses and assets owned or conducted, directly or indirectly, by the Seller Note Issuer, the Borrower and US Bidco immediately prior to the IPO.

“Issuing Bank” means (a) JPMorgan Chase Bank, N.A., (b) Barclays Bank PLC, (c) Royal Bank of Canada and (d) each Revolving Lender that shall have become an Issuing Bank hereunder as provided in Section 2.05(j) (other than any Person that shall have ceased to be an Issuing Bank as provided in Section 2.05(k)), each in its capacity as an issuer of Letters of Credit hereunder. Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Joint Bookrunners” means J.P. Morgan Securities Inc., Barclays Capital and RBC Capital Markets.

“Joltid” means Joltid Limited.

“Joltid Investors” means (i) Joltid and its Affiliates and (ii) to the extent Joltid or any of its Affiliates is an Investor on the Effective Date, any Person identified in writing by the Borrower to the Administrative Agent prior to the date hereof as a potential transferee of Joltid and its Affiliates to whom Joltid or any such Affiliate transfers all or any portion of its, direct or indirect, ownership interest in Holdings, provided that such transfer occurs on or prior to the date that is 180 days after the Effective Date.

“Joltid Litigation” means the pending suits between Holdings and/or certain of the Subsidiaries and Joltid set forth on Schedule 1.02.

“Joltid Related Injunction” means an injunction restraining Holdings or any of the Subsidiaries, or (to the extent it would effectively preclude the use by Holdings or any of the Subsidiaries of such object or source code) any of their respective directors, officers, employees or agents, from using the object or source code that is the subject of the Joltid Litigation (and any associated or consolidated legal proceedings) or any versions or modifications thereof created or developed by Holdings or the Subsidiaries.

“Junior Financing” means the Seller Note and any Permitted Unsecured Refinancing Debt that is subordinated in right of payment to the Loan Document Obligations, and any Permitted Refinancing in respect of any of the foregoing.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Loan or Commitment hereunder at such time, including the latest maturity or expiration date of any Other Term Loan, any Other Term Commitment, any Other Revolving Loan or any Other Revolving Commitment, in each case as extended in accordance with this Agreement from time to time.

“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the US Dollar Equivalent of the aggregate amount of all Letters of Credit that remains available for drawing at such time and (b) the US Dollar Equivalent of the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, that with respect to any Letter of Credit that, by its terms or the terms of any document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or a Refinancing Amendment, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lenders.

“Letter of Credit” means any letter of credit or bank guarantee issued pursuant to this Agreement other than any such letter of credit or bank guarantee that shall have ceased to be a “Letter of Credit” outstanding hereunder pursuant to Section 9.05.

“Leverage Ratio” means, on any date, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA for the Test Period as of such date.

“LIBO Rate” means, with respect to any Eurocurrency Borrowing denominated in any currency for any Interest Period, the interest rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in such currency (as reflected on the applicable Reuters screen), for a period equal to such Interest Period, or, if an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in such currency are offered for such Interest Period to major banks in the London interbank market by the Administrative Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period. Notwithstanding the foregoing, the LIBO Rate in respect of any applicable Interest Period will be deemed to be 2.00% per annum if the LIBO Rate for such Interest Period calculated pursuant to the foregoing provisions would otherwise be less than 2.00% per annum.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Document Obligations” has the meaning assigned to such term in the US Collateral Agreement.

“Loan Documents” means this Agreement, any Refinancing Amendment, the Guarantee Agreement, the US Collateral Agreement, the other Security Documents and, except for purposes of Section 9.02, any promissory notes delivered pursuant to Section 2.09(e).

“Loan Parties” means Holdings, the Borrower and the other Subsidiary Loan Parties.

“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means (a) with respect to a Loan or Borrowing denominated in dollars, New York City time, and (b) with respect to a Loan or Borrowing denominated in euro or Sterling, London time.

“Lux Bidco” means Springboard Acquisitions S.àr.l. (formerly known as SLP III Cayman DS IV S.àr.l.), a Luxembourg private limited liability company (société à responsabilité limitée).

“Lux Opco” means Skype Communications S.àr.l., a Luxembourg limited liability company.

“Lux Topco” means Springboard Finance Holdco S.àr.l., a Luxembourg private limited liability company (société á responsabilité limitée).

“Luxembourg Insolvency Proceedings” means, in relation to any Loan Party organized in Luxembourg, (a) a bankruptcy (faillite) or any other insolvency proceedings pursuant to the Council Regulation (EC) n° 1345/2000 of May 29, 2000 on insolvency proceedings, (b) any controlled management (gestion contrôlée), (c) any voluntary arrangement with creditors (concordat préventif de faillite), (d) any suspension of payments (sursis de paiement), (e) voluntary or compulsory winding-up or liquidation, (f) voluntary composition with creditors (cession volontaire de biens), (g) fraudulent conveyance (actio pauliana), (h) general settlement with creditors and (i) reorganization or similar laws affecting the rights of creditors generally.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, (a) in the case of the Revolving Lenders, Lenders having Revolving Exposures and unused Revolving Commitments representing more than 50% of the sum of the aggregate Revolving Exposures and the unused aggregate Revolving Commitments at such time and (b) in the case of the Term Lenders of any Class, Lenders holding outstanding Term Loans of such Class representing more than 50% of all Term Loans of such Class outstanding at such time, provided that (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrower or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of the Majority in Interest.

“Management Investors” means the directors, management officers and employees of the Target Group, Holdings and/or the Subsidiaries who are (directly or indirectly through one or more investment vehicles) investors in Holdings (or any direct or indirect parent thereof) on the Effective Date.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01.

“Material Acquisition” means any acquisition, or a series of related acquisitions, of (a) all or substantially all the issued and outstanding Equity Interests of any Person, (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person or (c) any other property, business or asset acquired outside of the ordinary course of business; provided that the aggregate consideration therefor (including any Indebtedness assumed by the acquiror in connection therewith) exceeds $5,000,000.

“Material Adverse Effect” shall mean any event, circumstance or condition that has had, or would reasonably be expected to have, a materially adverse effect on (a) the business, assets, results of operations, properties, or financial condition of Holdings and its Subsidiaries, taken as a whole, (b) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents or (c) the rights and remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Disposition” means (a) any sale, transfer or other disposition, or a series of related sales, transfers or other dispositions, of (i) all or substantially all the issued and outstanding Equity Interests of any Person, (ii) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person or (iii) any other property, business or asset sold, transferred or disposed of outside the ordinary course of business; provided that the aggregate consideration therefor (including any Indebtedness assumed by the transferee in connection therewith) or the value of assets subject thereto exceeds $5,000,000; and (b) any closure, abandonment or classification as discontinued operations of any Person, property, business or asset outside of the ordinary course of business.

“Material Indebtedness” means Indebtedness (other than the Loan Document Obligations), or obligations in respect of one or more Swap Agreements, of any one or more of Holdings, the Borrower and the other Subsidiaries in an aggregate principal amount exceeding $10,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of Holdings, the Borrower or any other Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time.

“Material Subsidiary” means Lux Opco and each other wholly-owned Subsidiary that, as of the last day of the fiscal quarter of Holdings most recently ended, had revenues for such quarter in excess of 10% of the consolidated revenues of Holdings for such quarter (other than any Subsidiary that is an Excluded Subsidiary pursuant to clause (d) of the definition of Excluded Subsidiary).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Secured Obligations. Each Mortgage shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

“Mortgaged Property” means each parcel of real property and the improvements thereto owned by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.11 or 5.12.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event, (a) the proceeds received in respect of such event in cash or Permitted Investments, including (i) any cash or Permitted Investments received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment or earn-out, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all fees and out-of-pocket expenses paid by Holdings, the Borrower and the other Subsidiaries in connection with such event (including attorney’s fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, underwriting discounts and commissions, other customary expenses and brokerage, consultant, accountant and other customary fees), (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), (x) the amount of all payments that are permitted hereunder and are made by Holdings, the Borrower and the other Subsidiaries as a result of such event to repay Indebtedness (other than the Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, (y) the pro rata portion of net cash proceeds thereof (calculated without regard to this clause (y)) attributable to minority interests and not available for distribution to or for the account of Holdings, the Borrower and the other Subsidiaries as a result thereof and (z) the amount of any liabilities directly associated with such asset and retained by the Borrower or any Subsidiary and (iii) the amount of all taxes paid (or reasonably estimated to be payable), and the amount of any reserves established by Holdings, the Borrower and the other Subsidiaries to fund contingent liabilities reasonably estimated to be payable, that are directly attributable to such event, provided that any reduction at any time in the amount of any such reserves (other than as a result of payments made in respect thereof) shall be deemed to constitute the receipt by the Borrower at such time of Net Proceeds in the amount of such reduction.

“Net Working Capital” means, with respect to Holdings and its consolidated Subsidiaries on a consolidated basis at any date, Current Assets at such date minus Current Liabilities at such date; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in working capital (a) arising in respect of any Material Acquisition or Material Disposition shall be measured from the date on which such Material Acquisition or Material Disposition occurred until the first anniversary of such Material Acquisition or Material Disposition and (b) calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and non-current or (b) the effects of purchase accounting.

“Non-Cash Charges” means any noncash charges, including (a) any impairment charge or asset write-off or write-down related to intangible assets (including goodwill), long-lived assets and investments in debt and equity securities pursuant to GAAP, (b) long-term incentive plan accruals and any non-cash expenses resulting from the grant of stock options or other equity-based incentives to any director, officer or employee of Holdings, the Borrower or any other Subsidiary and (c) any non-cash charges resulting from the application of purchase accounting; provided that Non-Cash Charges shall not include additions to bad debt reserves or bad debt expense.

“Non-Consenting Lender” has the meaning assigned to such term in Section 9.02(c).

“Non-Loan Party Investment Amount” means, at any time, the sum of (a) the greater of $70,000,000 and 45% of Consolidated EBITDA for the most recently ended Test Period, (b) the Net Proceeds of any issuance of, or contribution of cash in respect of existing, Qualified Equity Interests (other than any such issuance or contribution made pursuant to Section 7.03) that are Not Otherwise Applied and (c) Cumulative Excess Cash Flow that is Not Otherwise Applied.

“Non-US Loan Party” means any Loan Party other than a US Loan Party.

“Not Otherwise Applied” means, with reference to any amount of Net Proceeds of any transaction or event or of Excess Cash Flow, that such amount (a) was not required to be applied to prepay the Loans pursuant to Section 2.11(c) or (d), and (b) was not previously applied pursuant to Sections 6.04(m), 6.08(a)(viii), 6.08(b)(iv) and the definition of the term “Non-Loan Party Investment Amount”.

“Organizational Documents” means, with respect to any Person, the charter, articles or certificate of organization or incorporation and bylaws or other organizational or governing documents of such Person.

“Other Investors” means the Joltid Investors, CPP Investment Board Private Holdings Inc., Andreessen Horowitz Fund I, L.P. and their Affiliates.

“Other Revolving Commitments” means one or more Classes of revolving credit commitments hereunder or extended Revolving Commitments that result from a Refinancing Amendment.

“Other Revolving Loans” means the Revolving Loans made pursuant to any Other Revolving Commitment.

“Other Taxes” means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

“Other Term Commitments” means one or more Classes of term loan commitments hereunder that result from a Refinancing Amendment.

“Other Term Loans” means one or more Classes of Term Loans that result from a Refinancing Amendment.

“Participant” has the meaning assigned to such term in Section 9.04(c).

“PayPal Transaction” means the entry by Lux Opco into the new PayPal processing agreement contemplated by the Acquisition Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Pension Act” means the Pension Protection Act of 2006, as amended from time to time.

“Perfection Certificate” means a certificate substantially in the form of Exhibit D.

“Permitted Acquisition” means the purchase or other acquisition, by merger or otherwise, by Holdings or any Subsidiary of Equity Interests in, or all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of), any Person; provided that (a) in the case of any purchase or other acquisition of Equity Interests in a Person, such Person, upon the consummation of such acquisition, will be a Subsidiary (including as a result of a merger or consolidation between any Subsidiary and such Person), (b) all transactions related thereto are consummated in accordance with all Requirements of Law, (c) the business of such Person, or such assets, as the case may be, constitute a business permitted by Section 6.03(b), (d) with respect to each such purchase or other acquisition, all actions required to be taken with respect to such newly created or acquired Subsidiary (including each subsidiary thereof) or assets in order to satisfy the requirements set forth in clauses (a), (b), (c) and (d) of the definition of the term “Collateral and Guarantee Requirement” to the extent applicable shall have been taken (or arrangements for the taking of such actions reasonably satisfactory to the Administrative Agent shall have been made), (e) after giving effect to any such purchase or other acquisition, (A) no Event of Default shall have occurred and be continuing and (B) Holdings and the Borrower shall be in compliance with the covenants set forth in Sections 6.12 and 6.13 on a Pro Forma Basis as of the end of the most recent Test Period, and (f) Holdings shall have delivered to the Administrative Agent a certificate of a Financial Officer certifying that all the requirements set forth in this definition have been satisfied with respect to such purchase or other acquisition, together with reasonably detailed calculations demonstrating satisfaction of the requirement set forth in clause (e) above.

“Permitted Encumbrances” means:

(a) Liens for taxes, assessments or governmental charges that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(b) Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or construction contractors’ Liens and other similar Liens arising in the ordinary course of business that secure amounts not overdue for a period of more than 30 days or, if more than 30 days overdue, are unfiled and no other action has been taken to enforce such Lien or that are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP, in each case so long as such Liens do not individually or in the aggregate have a Material Adverse Effect;

(c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any Subsidiary;

(d) Liens incurred or deposits made to secure the performance of bids, trade contracts, governmental contracts and leases, statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property that, in the aggregate, do not in any case materially interfere with the ordinary conduct of the business of Holdings and the Subsidiaries, taken as a whole;

(f) Liens securing, or otherwise arising from, judgments not constituting an Event of Default under Section 7.01(j);

(g) Liens on goods the purchase price of which is financed by a documentary letter of credit issued for the account of the Borrower or any of its subsidiaries, provided that such Lien secures only the obligations of the Borrower or such subsidiaries in respect of such letter of credit to the extent such obligations are permitted by Section 6.01; and

(h) Liens arising from precautionary Uniform Commercial Code financing statements or similar filings made in respect of operating leases entered into by the Borrower or any of its subsidiaries;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness other than Liens referred to in clause (c) above securing obligations under letters of credit or bank guarantees and in clause (g) above.

“Permitted First Priority Refinancing Debt” means any secured Indebtedness incurred by the Borrower in the form of one or more series of senior secured notes; provided that (i) such Indebtedness is secured by the Collateral on a pari passu basis (but without regard to the control of remedies) with the Loan Document Obligations and is not secured by any property or assets of the Borrower or any Subsidiary other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans) or outstanding Revolving Loans, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the First Lien Intercreditor Agreement, provided that if such Indebtedness is the initial Permitted First Priority Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Senior Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Holder” means the Sponsor, the Seller, the Other Investors and the Management Investors.

“Permitted Holdings Debt” has the meaning specified in Section 6.01(a)(xviii).

“Permitted Investments” means any of the following, to the extent owned by Holdings or any Subsidiary:

(a) dollars, euro or such other currencies held by it from time to time in the ordinary course of business;

(b) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, having average maturities of not more than 12 months from the date of acquisition thereof; provided that the full faith and credit of the United States or a member nation of the European Union is pledged in support thereof;

(c) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is a Lender or (ii) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (i) or (ii) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(d) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(e) repurchase agreements entered into by any Person with an Approved Bank, a bank or trust company (including any of the Lenders) or recognized securities dealer, in each case, having capital and surplus in excess of

$250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of (i) the United States or (ii) any member nation of the European Union, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(f) marketable short-term money market and similar highly liquid funds either (i) having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

(g) securities with average maturities of 12 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(h) investments with average maturities of 12 months or less from the date of acquisition in mutual funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(i) instruments equivalent to those referred to in clauses (a) through (h) above denominated in euros or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction; and

(j) investments, classified in accordance with GAAP as current assets of Holdings or any Subsidiary, in money market investment programs that are registered under the Investment Company Act of 1940 or that are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (a) through (i) of this definition.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other amounts paid, and fees and expenses incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of

Indebtedness permitted pursuant to Section 6.01(a)(v), Indebtedness resulting from such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) immediately after giving effect thereto, no Event of Default shall have occurred and be continuing, (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Loan Document Obligations, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, and (d) if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(ii), (a)(xx), (a)(xxi) or (a)(xxii), (i) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate (including whether such interest is payable in cash or in kind) and redemption premium) of Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are not, taken as a whole, materially less favorable to the Loan Parties or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended, provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to such modification, refinancing, refunding, renewal or extension, together with a reasonably detailed description of the material terms and conditions of such resulting Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement, shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees), and (ii) the primary obligor in respect of, and the Persons (if any) that Guarantee, Indebtedness resulting from such modification, refinancing, refunding, renewal or extension are the primary obligor in respect of, and Persons (if any) that Guaranteed, respectively, the Indebtedness being modified, refinanced, refunded, renewed or extended. For the avoidance of doubt, it is understood that a Permitted Refinancing may constitute a portion of an issuance of Indebtedness in excess of the amount of such Permitted Refinancing, provided that such excess amount is otherwise permitted to be incurred under Section 6.01.

“Permitted Second Priority Refinancing Debt” means secured Indebtedness incurred by the Borrower in the form of one or more series of second lien secured notes or second lien secured loans; provided that (i) such Indebtedness is secured by the Collateral on a second lien, subordinated basis to the Secured Obligations and the obligations in respect of any Permitted First Priority Refinancing Debt and is not secured by any property or assets of Holdings or any Subsidiary other than the Collateral; (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans or Other Term Loans) or outstanding Revolving Loans, (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is 91 days after the Latest

Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Subsidiaries other than the Subsidiary Loan Parties and (vi) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Second Lien Intercreditor Agreement, provided that if such Indebtedness is the initial Permitted Second Priority Refinancing Debt incurred by the Borrower, then the Borrower, the Subsidiary Loan Parties, the Administrative Agent and the Senior Representatives for such Indebtedness shall have executed and delivered the Second Lien Intercreditor Agreement. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Permitted Unsecured Refinancing Debt” means unsecured Indebtedness incurred by Holdings or any Subsidiary Loan Party in the form of one or more series of senior unsecured notes or loans; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans or Other Term Loans) or outstanding Revolving Loans, (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal prior to the date that is 91 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness is not guaranteed by any Subsidiaries other than Loan Parties, and (iv) such Indebtedness is not secured by any Lien on any property or assets of Holdings or any Subsidiary. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Acquisition Period” means, with respect to the Transactions, any Material Acquisition or Material Disposition, the period beginning on the date such Material Acquisition or Material Disposition is consummated and ending on the last day of the fourth full consecutive fiscal quarter immediately following the date on which the Transactions, such Material Acquisition or Material Disposition is consummated.

“Prepayment Event” means:

(a) any sale, transfer or other disposition (including (x) pursuant to a sale and leaseback transaction, (y) by way of merger or consolidation and (z) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of) of any property or asset of Holdings or any Subsidiary permitted by Section 6.05(k) other than dispositions resulting in aggregate Net Proceeds not exceeding (A) $5,000,000 in the case of any single transaction or series of related transactions and (B) $10,000,000 for all such transactions during any fiscal year of the Borrower; or

(b) the occurrence of an IPO if, at the time thereof, the corporate credit rating of the IPO Entity is B- or lower from S&P or B3 or lower from Moody’s; or

(c) the incurrence by Holdings or any Subsidiary of any Indebtedness, other than Indebtedness permitted under Section 6.01 (other than Permitted Unsecured Refinancing Indebtedness, Permitted First Lien Refinancing Indebtedness, Permitted Second Lien Refinancing Indebtedness and Other Term Loans) or permitted by the Required Lenders pursuant to Section 9.02.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

“Principal Issuing Bank” means, on any date, (a) the Issuing Bank, if there is only one Issuing Bank and (b) otherwise, (i) the Issuing Bank with the greatest LC Exposure on such date and (ii) each other Issuing Bank that has issued Letters of Credit that on such date have available for drawing thereunder (together with the aggregate unreimbursed LC Disbursement, thereunder on such date) the US Dollar Equivalent of greater than $1,000,000.

“Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, the pro forma increase or decrease in Consolidated EBITDA (including the portion thereof attributable to any assets (including Equity Interests) sold or acquired) projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings (including those attributable to the PayPal Transaction) or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of the assets acquired with the operations of Holdings and the Subsidiaries or the applicable Disposition, provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, the cost savings related to such actions or such additional costs, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to Consolidated EBITDA, that such cost savings will be realizable during the entirety, or such additional costs, as applicable, will be incurred during the entirety of such Test Period, provided further that any such pro forma increase or decrease to Consolidate EBITDA shall be without duplication for cost savings or additional costs already included in Consolidated EBITDA, for such Test Period.

“Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any test or covenant hereunder required by the terms of this Agreement to be made on a Pro Forma Basis, that (a) to the extent applicable, the Pro Forma Adjustment shall have been made and (b) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (A) in the case of a Disposition of all or substantially all Equity Interests in any Subsidiary of Holdings or any division, product line, or facility used for operations of Holdings or any of the Subsidiaries, shall be excluded, and (B) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (ii) any retirement of Indebtedness, and (iii) any Indebtedness incurred or assumed by Holdings or any of the Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to clause (a) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and give effect to operating expense reductions that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on Holdings and the Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of Pro Forma Adjustment, provided further that (1) any determination of Pro Forma Compliance required at any time prior to March 31, 2010, shall be made assuming that compliance with the maximum Leverage Ratio and minimum Interest Coverage Ratio set forth in Sections 6.12 and 6.13, as applicable, for the Test Period ending on March 31, 2010, is required with respect to the most recent Test Period prior to such time and (2) all pro forma adjustments made pursuant to this definition (including all Pro Forma Adjustments) with respect to the Transactions shall be consistent in character and amount with the adjustments reflected in the Pro Forma Financial Statements.

“Pro Forma Financial Statements” has the meaning assigned to such term in Section 3.04(b).

“Proposed Change” has the meaning assigned to such term in Section 9.02(c).

“Qualified Equity Interests” means Equity Interests of Holdings other than Disqualified Equity Interests.

“Quotation Day” means, (a) with respect to dollars or euro for any Interest Period, two Business Days prior to the first day of such Interest Period and (b) with respect to Sterling for any Interest Period, the first day of such Interest Period, in each case unless market practice differs in the London interbank market for any such currency, in which case the Quotation Day for such currency shall be determined by the Administrative Agent in accordance with market practice in the London interbank market (and if quotations would normally be given by leading banks in the London interbank market on more than one day, the Quotation Day shall be the last of those days).

“Reference Bank” shall be one or more Revolving Lenders designated from time to time by the Administrative Agent with the approval (not to be unreasonably withheld) of the Borrower. The initial Reference Banks are JPMorgan Chase Bank, N.A., Barclays Bank PLC and Royal Bank of Canada.

“Refinanced Debt” has the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.

“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and Holdings, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.21.

“Register” has the meaning assigned to such term in Section 9.04(b).

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, trustees, agents and advisors of such Person and of each of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) and including the environment within any building, or any occupied structure, facility or fixture.

“Released Subsidiary” has the meaning set forth in Section 6.14.

“Required Lenders” means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments (other than Swingline Commitments) representing more than 50% of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments (other than Swingline Commitments) at such time; provided that (a) the Revolving Exposures, Term Loans and unused Commitments of the Borrower or any Affiliate thereof and (b) whenever there are one or more Defaulting Lenders, the total outstanding Term Loans and Revolving Exposures of, and the unused Revolving Commitments of, each Defaulting Lender shall in each case be excluded for purposes of making a determination of Required Lenders.

“Requirements of Law” means, with respect to any Person, any statutes, laws, treaties, rules, regulations, orders, decrees, writs, injunctions or determinations of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer, or other similar officer, manager or a director of a Loan Party and with respect to certain limited liability companies or partnerships that do not have officers, any manager, sole member, managing member or general partner thereof, and as to any document delivered on the Effective Date or thereafter pursuant to paragraph (a)(i) of the definition of the term “Collateral and Guarantee Requirement”, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any other Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in Holdings, the Borrower or any other Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any other Subsidiary.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit (including Bank Guarantees) and Swingline Loans hereunder, expressed as an amount representing the maximum possible aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption or (ii) a Refinancing Amendment. The initial amount of each Lender’s Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or Refinancing Amendment pursuant to which such Lender shall have assumed its Revolving Commitment, as the case may be. The initial aggregate amount of the Lenders’ Revolving Commitments is $30,000,000.

“Revolving Commitment Increase” has the meaning assigned to such term in Section 2.20(a).

“Revolving Commitment Increase Lender” has the meaning assigned to such term in Section 2.20(c).

“Revolving Exposure” means, with respect to any Revolving Lender at any time, the sum of the US Dollar Equivalent of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its LC Exposure and Swingline Exposure at such time.

“Revolving Lender” means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

“Revolving Loan” means a Loan made pursuant to clause (c) of Section 2.01.

“Revolving Maturity Date” means November 19, 2013.

“Rolled Equity” means the Equity Interests in Holdings (or a holding company parent thereof) issued to the Seller pursuant to the Equity Financing; provided that, after giving effect to the Transactions on the Effective Date, the Rolled Equity will represent approximately 35% of the equity capitalization of Holdings (or such holding company parent).

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to any of its principal functions.

“Second Lien Intercreditor Agreement” means the Second Lien Intercreditor Agreement substantially in the form of Exhibit H among the Administrative Agent and one or more Senior Representatives for holders of Permitted Second Priority Refinancing Debt, with such modifications thereto as the Administrative Agent may reasonably agree.

“Secured Obligations” has the meaning assigned to such term in the US Collateral Agreement.

“Security Documents” means the US Collateral Agreement, the Foreign Collateral Agreements, the Foreign Pledge Agreements, the Mortgages and each other security agreement executed and delivered pursuant to the Collateral and Guarantee Requirement or Section 5.11 or 5.12 to secure any of the Secured Obligations.

“Seller” means eBay Inc., a Delaware corporation, and its subsidiaries.

“Seller Note” means the senior subordinated pay-in-kind note to be issued by the Seller Note Issuer and delivered to eBay International AG on the Effective Date in the initial principal amount of $125,000,000, substantially in the form of Exhibit A to the Acquisition Agreement.

“Seller Note Issuer” means Springboard Finance Holdco, L.L.C., a Delaware limited liability company.

“Senior Representative” means, with respect to any series of Permitted First Priority Refinancing Debt or Permitted Second Priority Refinancing Debt, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.

“Settlement Agreement” has the meaning assigned to such term in the Acquisition Agreement.

“Short-Term Intercompany Debt” means Indebtedness of Holdings to any Subsidiary and of any Subsidiary to any other Subsidiary incurred in the ordinary course of business which, in each case, has a term not exceeding 364 days (inclusive of any rollover or extension of the term thereof).

“Silver Lake Debt Fund” means Silver Lake Credit Fund, L.P. and any other successor or similar debt investment fund managed by Silver Lake Financial Management Company, L.L.C.

“Specified Representations” means the following: (a) the representations made by the Seller or the Target Group in the Acquisition Agreement, but only to the extent that Holdings has the right to terminate its obligations under the Acquisition Agreement as a result of a breach of such representations in the Acquisition Agreement, and (b) the representations set forth in Section 3.01, Section 3.02 (with respect to authorization, execution, delivery and performance of the Loan Documents), Section 3.08, Section 3.15, Section 3.16 and Section 3.02 of the US Collateral Agreement (and the corresponding sections of each Foreign Collateral Agreement and Foreign Pledge Agreement).

“Specified Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness or Restricted Payment that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.

“Sponsor” means Silver Lake Partners and its Affiliates.

“SPV” has the meaning assigned to such term in Section 9.04(e).

“Statutory Reserve Rate” means, with respect to any currency, a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve, liquid asset or similar percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by any Governmental Authority of the United States or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined. Such reserve, liquid asset or similar percentages shall include those imposed pursuant to Regulation D of the Board of Governors, and if any Lender is required to comply with the requirements of The Bank of England and/or the Financial Services Authority (or any authority that replaces any of the functions thereof) or the requirements of the European Central Bank, the Statutory Reserve Rate shall include the Mandatory Costs. Eurocurrency Loans shall be deemed to be subject to such reserve, liquid asset or similar requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any other applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling” or “£” means the lawful money of the United Kingdom.

“Sterling Reference Rate” shall mean, for any day, the rate per annum determined by the Administrative Agent for overnight deposits in Sterling at approximately 11:00 a.m., London time, on such day by reference to the Reuters “LIBOR01” screen displaying British Bankers’ Assoc. Interest Settlement Rates; provided, however, that if the applicable screen shall no longer exist, “Sterling Reference Rate” shall mean an interest rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the rate at which overnight deposits in Sterling approximately equal in principal amount to the Administrative Agent’s portion of such Borrowing are offered to the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, on such day.

“Subordinated Indebtedness” means any Junior Financing other than any Permitted Unsecured Refinancing Indebtedness.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of Holdings.

“Subsidiary Loan Party” means the Borrower and each other Subsidiary that is a party to the Guarantee Agreement.

“Successor Borrower” has the meaning assigned to such term in Section 6.03(a)(iv).

“Successor Holdings” has the meaning assigned to such term in Section 6.03(a)(v).

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement or contract involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings, the Borrower or the other Subsidiaries shall be a Swap Agreement.

“Swingline Commitment” means the commitment of each Swingline Lender to make Swingline Loans.

“Swingline Exposure” means, at any time, the US Dollar Equivalent of the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” means (a) JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder, (b) Barclays Bank PLC, in its capacity as lender of Swingline Loans hereunder, (c) Royal Bank of Canada, in its capacity as lender of Swingline Loans hereunder, and (d) each Revolving Lender that shall have become a Swingline Lender hereunder as provided in Section 2.04(d) (other than any Person that shall have ceased to be a Swingline Lender as provided in Section 2.04(e)), each in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan” means a Loan made pursuant to Section 2.04.

“TARGET” means the Trans-European Automated Real Time Gross Settlement Express Transfer (TARGET) payment system.

“Target Group” means Skype Luxembourg Holdings S.àr.l., Sonorit Holding AS, Skype Inc., Camino Networks, Inc. and (as applicable) their respective Subsidiaries.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Term Commitments” means the Dollar Term Commitments.

“Term Lenders” means the Dollar Term Lenders.

“Term Loans” means the Dollar Term Loans.

“Term Maturity Date” means November 19, 2014.

“Test Period” means, at any date of determination, the period of four consecutive fiscal quarters of Holdings then last ended.

“Transactions” means (a) the Financing Transactions, (b) the Acquisition and the other transactions contemplated by the Acquisition Documents and (c) the payment of the Transaction Costs.

“Transaction Costs” means all fees, costs and expense incurred or payable by Holdings, the Borrower or any other Subsidiary in connection with the Transactions.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

“Unrestricted Cash” means, as of any date, unrestricted cash and cash equivalents owned by the Holdings and the Subsidiaries that are not, and are not presently required under the terms of any agreement or other arrangement binding on Holdings or any Subsidiary on such date to be, (a) pledged to or held in one or more accounts under the control of one or more creditors of the Holdings or any Subsidiary (other than to secure the Loan Document Obligations) or (b) otherwise segregated from the general assets of the Holdings and the Subsidiaries, in one or more special accounts or otherwise, for the purpose of securing or providing a source of payment for Indebtedness or other obligations that are or from time to time may be owed to one or more creditors of the Holdings or any Subsidiary (other than to secure the Loan Document Obligations). It is agreed that cash and cash equivalents held in ordinary deposit or security accounts and not subject to any existing or contingent restrictions on transfer by the Holdings or a Subsidiary will not be excluded from Unrestricted Cash by reason of setoff rights or other Liens created by law or by applicable account agreements in favor of the depositary institutions or security intermediaries.

“US Bidco” means Springboard Acquisitions Corp., a Delaware corporation and wholly-owned Subsidiary of Holdings and Lux Topco.

“US Collateral Agreement” means the U.S. Collateral Agreement among the Borrower, each other US Loan Party and the Administrative Agent, substantially in the form of Exhibit E.

“US Dollar Equivalent” means, on any date of determination, (a) with respect to any amount denominated in dollars, such amount and (b) with respect to any amount denominated in any currency other than dollars, the equivalent in dollars of such amount, determined by the Administrative Agent pursuant to Section 1.06 using the Exchange Rate with respect to such currency at the time in effect under the provisions of such Section.

“US Loan Party” means any Loan Party organized under the laws of the United States or any State thereof or the District of Columbia.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time.

“VAT” means the value added tax as provided for in the European Directive 206/112/EC as amended, as implemented in the legislation of the relevant European member state.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“wholly-owned subsidiary” means, with respect to any Person at any date, a subsidiary of such Person of which securities or other ownership interests representing 100% of the Equity Interests (other than (a) directors’ qualifying shares and (b) nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law) are, as of such date, owned, controlled or held by such Person or one or more wholly-owned subsidiaries of such Person or by such Person and one or more wholly-owned subsidiaries of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurocurrency Loan”) or by Class and Type (e.g., a “Eurocurrency Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurocurrency Borrowing”) or by Class and Type (e.g., a “Eurocurrency Revolving Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement (including this Agreement and the other Loan Documents), instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04. Accounting Terms; GAAP. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time, provided that (i) if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision (including any definition) hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith and (ii) notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness of Holdings or any Subsidiary at “fair value”, as defined therein.

(b) For purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which the PayPal Transaction, any Material Acquisition or Material Disposition occurs, Consolidated EBITDA, the Leverage Ratio and Interest Coverage Ratio shall be calculated with respect to such period and with respect to the PayPal Transaction and such Material Acquisition or Material Disposition on a Pro Forma Basis.

SECTION 1.05. Effectuation of Transactions. All references herein to Holdings, the Borrower and the other Subsidiaries shall be deemed to be references to such Persons, and all the representations and warranties of Holdings, the Borrower and the other Loan Parties contained in this Agreement and the other Loan Documents shall be deemed made, in each case, after giving effect to the Acquisition and the other Transactions to occur on the Effective Date, unless the context otherwise requires.

SECTION 1.06. Currency Translation. The Administrative Agent shall determine the US Dollar Equivalent of any Borrowing denominated in a currency other than dollars (a) as of the date of the commencement of the initial Interest Period therefor and as of the date of the commencement of each subsequent Interest Period therefor (or in the case of a Swingline Loan, on the borrowing date applicable thereto), in each case using the Exchange Rate for such currency in relation to dollars in effect on the date that is three Business Days prior to the date on which the applicable Interest Period shall commence (or in the case of a Swingline Loan, prior to the applicable borrowing date), and (b) during the continuance of an Event of Default, as reasonably requested by the Administrative Agent. The Administrative Agent shall determine the US Dollar Equivalent of any Letter of Credit denominated in a currency other than dollars as of (a) a date on or about the date on which the applicable Issuing Bank receives a request from the Borrower for the issuance of such Letter of Credit, (b) each subsequent date on which such Letter of Credit shall be renewed or extended or the stated amount of such Letter of Credit shall be increased, (c) March 31 and September 30 in each year and (d) during the continuance of an Event of Default, as reasonably requested by the Administrative Agent, in each case using the Exchange Rate for such currency in relation to dollars in effect on the date of determination. Each amount determined as aforesaid shall, except as provided in the last two sentences of this Section, be the US Dollar Equivalent of the applicable Borrowing or Letter of Credit until the next required calculation thereof pursuant to the preceding sentences of this paragraph. The Administrative Agent shall notify the Borrower and the applicable Lenders of each calculation of the US Dollar Equivalent of each Borrowing and Letter of Credit denominated in a currency other than dollars. Notwithstanding the foregoing, for purposes of any determination under Article V, Article VI (other than Sections 6.12 and 6.13) or Article VII or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than dollars shall be translated into dollars at currency exchange rates in effect on the date of such determination; provided, however, that for purposes of determining compliance with Article VI with respect to the amount of any Indebtedness, Investment, Disposition or Restricted Payment in a currency other than dollars, no Default or Event of Default shall be deemed to have occurred solely as a result of changes in rates of exchange occurring after the time such Indebtedness or Investment is incurred or Disposition or Restricted Payment made; provided that, for the avoidance of doubt, the foregoing provisions of this Section 1.06 shall otherwise apply to such Sections, including with respect to determining whether any Indebtedness or Investment may be incurred or Disposition or Restricted Payment made at any time under such Sections. For purposes of Sections 6.12 and 6.13, amounts in currencies other than dollars shall be translated into dollars at the currency exchange rates used in preparing Holding’s most recently delivered financial statements.

SECTION 1.07. Change of Currency. Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify with the Borrower’s consent (such consent not to be unreasonably withheld) to appropriately reflect a change in currency of any country and any relevant market conventions or practices relating to such change in currency.

ARTICLE II

The Credits

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make a Dollar Term Loan to the Borrower on the Effective Date denominated in dollars in a principal amount not exceeding its Dollar Term Commitment and (b) to make Revolving Loans to the Borrower denominated in dollars, euro or Sterling from time to time during the Revolving Availability Period in an aggregate principal amount of the U.S. Dollar Equivalent of which will not result in such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment, provided that at least $15,000,000 of Revolving Commitments remain unused on the Effective Date after giving effect to the Transactions. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid or prepaid in respect of Term Loans may not be reborrowed.

SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder, provided that the Commitments of the Lenders are several and other than as expressly provided herein with respect to a Defaulting Lender, no Lender shall be responsible for any other Lender’s failure to make Loans as required hereby.

(b) Subject to Section 2.14, (i) each Revolving Borrowing and Term Borrowing denominated in dollars shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith, provided that all Borrowings denominated in dollars made on the Effective Date must be made as ABR Borrowings unless the Borrower shall have given the notice required for a Eurocurrency Borrowing under Section 2.03 and provided an indemnity letter extending the benefits of Section 2.16 to Lenders in respect of such Borrowings, and (ii) each Revolving Borrowing and Term Borrowing denominated in euro or Sterling shall be comprised entirely of Eurocurrency Loans. Each Swingline Loan denominated in dollars shall be an ABR Loan. Each Swingline Loan denominated in euro or Sterling shall be a Base Rate Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that a Eurocurrency Borrowing that results from a continuation of an outstanding Eurocurrency Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Each Swingline Loan shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type and Class may be outstanding at the same time, provided that there shall not at any time be more than a total of 12 Eurocurrency Borrowings outstanding. Notwithstanding anything to the contrary herein, an ABR Revolving Borrowing or a Swingline Loan may be in an aggregate amount the US Dollar Equivalent of which is equal to the entire unused balance of the aggregate Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e).

SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 2:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing (or, in the case of any Eurocurrency Borrowing to be made on the Effective Date, such shorter period of time as may be agreed to by the Administrative Agent) or (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing, provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent of a written Borrowing Request signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information:

(i) whether the requested Borrowing is to be a Revolving Borrowing, a Dollar Term Borrowing or a Borrowing of any other Class (specifying the Class thereof);

(ii) the currency and aggregate amount of such Borrowing;

(iii) the date of such Borrowing, which shall be a Business Day;

(iv) whether such Borrowing is to be an ABR Borrowing (solely in the case of a Borrowing denominated in dollars) or a Eurocurrency Borrowing;

(v) in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06, or, in the case of any ABR Revolving Borrowing or Swingline Loan requested to finance the reimbursement of an LC

Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement; and

(vii) that as of the date of such Borrowing, the conditions set forth in Sections 4.02(a) and 4.02(b) are satisfied.

If no election as to the Type of Borrowing is specified as to any Borrowing denominated in dollars, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount and currency of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein (including Section 2.22), each Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period denominated in dollars or, in the case of any Swingline Lender other than Royal Bank of Canada, in euros or Sterling, in an aggregate principal amount at any time outstanding that will not result in (i) subject to Section 9.04(b)(ii), the Applicable Fronting Exposure of any Swingline Lender exceeding its Revolving Commitment or (ii) the aggregate Revolving Exposures exceeding the aggregate Revolving Commitments, provided that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

(b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent and the applicable Swingline Lender of such request (i) by telephone (confirmed in writing), not later than 10:00 a.m., New York Time, or, if agreed by the applicable Swingline Lender, 2:00 p.m. New York Time (in the case of a Swingline Loan denominated in dollars) or (ii) by facsimile (confirmed by telephone), not later than 10:00 a.m., Local Time, or, if agreed by the applicable Swingline Lender, 11:00 a.m., Local Time (in the case of a Swingline Loan denominated in euros or Sterling) on the day of such proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day), the amount of the requested Swingline Loan and (x) if the funds are not to be credited to a general deposit account of the Borrower maintained with the applicable Swingline Lender because the Borrower is unable to maintain a general deposit account with the applicable Swingline Lender under applicable Requirements of Law, the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with Section 2.06, or (y) in the case of any ABR Revolving Borrowing or Swingline Loan requested to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), the identity of the Issuing Bank that made such LC Disbursement. The Swingline Lenders shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit accounts of the Borrower maintained with each Swingline Lender (or with respect to Swingline Loans denominated in euro or Sterling, by remittance to the account directed by the Borrower if the Borrower is unable to maintain a general deposit account with the applicable Swingline Lender under applicable Requirements of Law) for the applicable currency of such Swingline Loan (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., Local Time, on the requested date of such Swingline Loan.

(c) A Swingline Lender may by written notice given to the Administrative Agent not later than 2:00 p.m., Local Time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the currency and aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice the currency and such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Swingline Loans in the applicable currency. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds in the applicable currency, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by the applicable Swingline Lender from the Borrower (or other Person on behalf of the Borrower) in respect of a Swingline Loan after receipt by the applicable Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted by the applicable Swingline Lender to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear, provided that any such payment so remitted shall be repaid to the applicable Swingline Lender or the Administrative Agent, as the case may be, and thereafter to the Borrower, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) The Borrower may, at any time and from time to time, designate as additional Swingline Lenders one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as a Swingline Lender hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Swingline Lender, and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of a Swingline Lender under this Agreement and (ii) references herein to the term “Swingline Lender” shall be deemed to include such Revolving Lender in its capacity as a lender of Swingline Loans hereunder.

(e) The Borrower may terminate the appointment of any Swingline Lender as a “Swingline Lender” hereunder by providing a written notice thereof to such Swingline Lender, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Swingline Lender’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof, provided that no such termination shall become effective until and unless the Swingline Exposure of such Swingline Lender shall have been reduced to zero. Notwithstanding the effectiveness of any such termination, the terminated Swingline Lender shall remain a party hereto and shall continue to have all the rights of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to such termination, but shall not make any additional Swingline Loans.

SECTION 2.05. Letters of Credit and Bank Guarantees. (a) General. Subject to the terms and conditions set forth herein (including Section 2.22), the Borrower may request the issuance of Letters of Credit (including Bank Guarantees) denominated in dollars, euro or Sterling for its own account (or for the account of any other Subsidiary so long as the Borrower and such other Subsidiary are co-applicants in respect of such Letter of Credit), in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, which shall reflect the standard operating procedures of such Issuing Bank, at any time and from time to time during the Revolving Availability Period and prior to the fifth Business Day prior to the Revolving Maturity Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit or bank guarantee application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding the foregoing but without limiting Section 2.22, (i) Bank Guarantees will be issued hereunder only by the London offices or branches of the Issuing Banks, (ii) Bank Guarantees shall be issued, renewed, extended or amended with such terms and provisions as are of the type, and subject to such conditions, as are, in each case, customary for bank guarantees issued by English banks in London, England, and shall in any event comply with all Requirements of Law applicable thereto and (iii) Barclays Bank PLC in its capacity as an Issuing Bank shall only be required to issue standby Letters of Credit and shall not be required to issue any Bank Guarantees or Letters of Credit in the form of bank guarantees.

(b) Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall deliver in writing by hand delivery or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the recipient) to the applicable Issuing Bank and the Administrative Agent (at least five Business Days before the requested date of issuance, amendment, renewal or extension or such shorter period as the applicable Issuing Bank and the Administrative Agent may agree) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the currency and amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit or bank guarantee application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of any Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) subject to Section 9.04(b)(ii), the Applicable Exposure of each Issuing Bank shall not exceed its Revolving Commitment and (ii) the aggregate Revolving Exposures shall not exceed the aggregate Revolving Commitments. Each Issuing Bank agrees that it shall not permit any issuance, amendment, renewal or extension of a Letter of Credit to occur unless it shall have given to the Administrative Agent written notice thereof required under paragraph (l) of this Section.

(c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date; provided, however, that any Letter of Credit may, upon the request of the Borrower, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Revolving Maturity Date) unless the applicable Issuing Bank notifies the beneficiary thereof within the time period specified in such Letter of Credit or, if no such time period is specified, at least 30 days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed.

(d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank that is the issuer thereof or the Lenders, such Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the

Administrative Agent, for the account of such Issuing Bank, such Revolving Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section in the currency of such LC Disbursement, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or any reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 4:00 p.m., Local Time, on the Business Day immediately following the day that the Borrower receives notice of such LC Disbursement, provided that, if such LC Disbursement is not less than $1,000,000 (in the case of an LC Disbursement denominated in dollars), £1,000,000 (in the case of an LC Disbursement denominated in Sterling) or €1,000,000 (in the case of an LC Disbursement denominated in euro), the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing (in the case of an LC Disbursement denominated in dollars) or a Swingline Loan, in each case in the same currency and in an equivalent amount, and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and the currency and such Revolving Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the applicable currency and the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders pursuant to this paragraph), and the Administrative Agent shall promptly remit to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Revolving Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse any Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f) Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section is absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. None of the Administrative Agent, the Lenders, the Issuing Banks or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks, provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of any Issuing Bank (as determined by a court of competent jurisdiction in a final, nonappealable judgment), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or wilful misconduct.

(g) Disbursement Procedures. Each Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by hand delivery or facsimile) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder, provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing

Bank and the Revolving Lenders with respect to any such LC Disbursement in accordance with paragraph (e) of this Section.

(h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to (i) in the case of an LC Disbursement denominated in dollars, ABR Revolving Loans or (ii) in the case of an LC Disbursement denominated in euro or Sterling, the Base Rate for Swingline Loans denominated in such currency; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent, for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable on demand or, if no demand has been made, on the date on which the Borrower reimburses the applicable LC Disbursement in full.

(i) Cash Collateralization. If any Event of Default under paragraph (a), (b), (h) or (i) of Section 7.01 shall occur and be continuing, on the Business Day on which the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all Revolving Lenders) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in dollars, euro and Sterling equal to the portions of the LC Exposure attributable to Letters of Credit denominated in dollars, euro or Sterling, respectively, as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in paragraph (h) or (i) of Section 7.01. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent in Permitted Investments and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Banks for LC Disbursements for which they have not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing more than 50% of the aggregate LC Exposure of all the Revolving Lenders), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) and no Event of Default shall have occurred and be continuing.

(j) Designation of Additional Issuing Banks. The Borrower may, at any time and from time to time, designate as additional Issuing Banks one or more Revolving Lenders that agree to serve in such capacity as provided below. The acceptance by a Revolving Lender of an appointment as an Issuing Bank hereunder shall be evidenced by an agreement, which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, executed by the Borrower, the Administrative Agent and such designated Revolving Lender and, from and after the effective date of such agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and (ii) references herein to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an issuer of Letters of Credit hereunder.

(k) Termination of an Issuing Bank. The Borrower may terminate the appointment of any Issuing Bank as an “Issuing Bank” hereunder by providing a written notice thereof to such Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) such Issuing Bank’s acknowledging receipt of such notice and (ii) the fifth Business Day following the date of the delivery thereof, provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the terminated Issuing Bank pursuant to Section 2.12(b). Notwithstanding the effectiveness of any such termination, the terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such termination, but shall not issue any additional Letters of Credit.

(l) Issuing Bank Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Issuing Bank shall, in addition to its notification obligations set forth elsewhere in this Section, report in writing to the Administrative Agent (i) periodic activity (for such period or recurrent periods as shall be requested by the Administrative Agent) in respect of Letters of Credit issued by such Issuing Bank, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) within five

Business Days following the time that such Issuing Bank issues, amends, renews or extends any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the currency and face amount of the Letters of Credit issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed), (iii) on each Business Day on which such Issuing Bank makes any LC Disbursement, the date, currency and amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Bank on such day, the date of such failure and the currency and amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such Issuing Bank.

SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds in the applicable currency by 12:00 noon, Local Time, to the Applicable Account of the Administrative Agent most-recently designated by it for such purpose by notice to the Lenders, provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City (or, in the case of Loans denominated in euro or Sterling, an account nominated by the Borrower) and designated by the Borrower in the applicable Borrowing Request, provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to Section 2.05(e) to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.

(b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption and in its sole discretion, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender agrees to pay to the Administrative Agent an amount equal to such share on demand of the Administrative Agent. If such Lender does not pay such corresponding amount forthwith upon demand of the Administrative Agent therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower agrees to pay such corresponding amount to the Administrative Agent forthwith on demand. The Administrative Agent shall also be entitled to recover from such Lender or Borrower interest on such corresponding amount, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, (A) if such Borrowing is denominated in dollars, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (B) if such Borrowing is denominated in euro or Sterling, the rate reasonably determined by the Administrative Agent to be its cost of funding such amount, or (ii) in the case of the Borrower, the interest rate applicable to such Borrowing in accordance with Section 2.13. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request or designated by Section 2.03 and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or designated by Section 2.03. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Loans, which may not be converted or continued.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Revolving Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or other electronic transmission to the Administrative Agent of a written Interest Election Request signed by the Borrower.

(c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) whether the resulting Borrowing is to be an ABR Borrowing (solely in the case of a Borrowing denominated in dollars) or a Eurocurrency Borrowing; and

(iv) if the resulting Borrowing is to be a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d) Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to (i) if such Borrowing is denominated in dollars, an ABR Borrowing and (ii) if such Borrowing is denominated in euro or Sterling, a Borrowing with a one-month Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing denominated in dollars may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to (i) if such Borrowing is denominated in dollars, an ABR Borrowing and (ii) if such Borrowing is denominated in euro or Sterling, a Borrowing with a one-month Interest Period at the end of the Interest Period applicable thereto.

SECTION 2.08. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Dollar Term Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class, provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $500,000 and not less than $1,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans or Swingline Loans in accordance with Section 2.11, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least one Business Day prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of termination) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10 and (iii) to the applicable Swingline Lender the then unpaid principal amount of each Swingline Loan made by such Swingline Lender on the earlier to occur of (A) the date that is 10 Business Days after such Loan is made and (B) the Revolving Maturity Date; provided that on each date that a Revolving Borrowing in any currency is made, the Borrower shall repay all Swingline Loans in such currency that were outstanding on the date such Borrowing was requested.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the currency and amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement. In the event of any inconsistency between the entries made pursuant to paragraphs (b) and (c) of this Section, the accounts maintained by the Administrative Agent pursuant to paragraph (c) of this Section shall control.

(e) Any Lender may request through the Administrative Agent that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form provided by the Administrative Agent and approved by the Borrower.

SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment pursuant to paragraph (c) of this Section, the Borrower shall repay Dollar Term Borrowings denominated in dollars on each date set forth below in the principal amount of Dollar Term Loans equal to (i) the aggregate outstanding principal amount of Dollar Term Loans immediately after closing on the Effective Date multiplied by (ii) the percentage set forth below opposite such date:

Date	Dollar Term Loan Repayment Amount
March 31, 2010	1.25%
June 30, 2010	1.25%
September 30, 2010	1.25%
December 31, 2010	1.25%
March 31, 2011	2.50%
June 30, 2011	2.50%
September 30, 2011	2.50%
December 30, 2011	2.50%
March 30, 2012	2.50%
June 29, 2012	2.50%
September 28, 2012	2.50%
December 31, 2012	2.50%
March 29, 2013	6.25%
June 28, 2013	6.25%
September 30, 2013	6.25%
December 30, 2013	6.25%
March 31, 2014	12.50%
June 30, 2014	12.50%
September 30, 2014	12.50%
Term Loan Maturity Date	12.50%

(b) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date.

(c) Any prepayment of a Term Borrowing of any Class (i) pursuant to Section 2.11(a) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section as directed by the Borrower and (ii) pursuant to Section 2.11(c) or 2.11(d) shall be applied to reduce the subsequent scheduled and outstanding repayments of the Term Borrowings of such Class to be made pursuant to this Section, or, except as otherwise provided in any Refinancing Amendment, pursuant to the corresponding section of such Refinancing Amendment, (x) first, in direct order of maturity to the next four scheduled and outstanding repayments, and (y) second, ratably to the remaining scheduled and outstanding repayments.

(d) Prior to any repayment of any Term Borrowings of any Class hereunder, the Borrower shall select the Borrowing or Borrowings of the applicable Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by hand delivery or facsimile) of such election not later than 2:00 p.m., Local Time, one Business Day before the scheduled date of such repayment. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

(b) In the event and on each occasion that the aggregate Revolving Exposures exceed the aggregate Revolving Commitments (including as a result of a determination with respect to the Dollar Equivalent of any Borrowing or Letter of Credit made by the Administrative Agent pursuant to Section 1.06), the Borrower shall prepay Revolving Borrowings or Swingline Loans (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(i)) in an aggregate amount necessary to eliminate such excess.

(c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any other Subsidiary in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net

Proceeds are received (or, in the case of a Prepayment Event described in clause (c) of the definition of the term “Prepayment Event”, on the date of such Prepayment Event), prepay Term Borrowings in an aggregate amount equal to (i) in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event”, 50% of the amount of such Net Proceeds and (ii) in the case of all other Prepayment Events, 100% of the amount of such Net Proceeds, provided that, in the case of any event described in clause (a) of the definition of the term “Prepayment Event”, if the Borrower and the Subsidiaries invest (or commit to invest) the Net Proceeds from such event (or a portion thereof) within 15 months after receipt of such Net Proceeds in assets useful in the business of the Borrower and the other Subsidiaries (including any acquisitions permitted under Section 6.04), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 15-month period (or if committed to be so invested within such 15-month period, have not been so invested within 21 months after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested).

(d) Following the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2010, the Borrower shall prepay Term Borrowings in an aggregate amount equal to the ECF Percentage of Excess Cash Flow for such fiscal year, provided that such amount shall be reduced by the aggregate amount of prepayments of Term Loans (and, to the extent the Revolving Commitments are reduced in a corresponding amount, Revolving Loans) made pursuant to Section 2.11(a) during such fiscal year (excluding all such prepayments funded with the proceeds of other Indebtedness, the issuance of Equity Interests or receipt of capital contributions or the proceeds of any sale or other disposition of assets outside the ordinary course of business). Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are required to be delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated.

(e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Borrower shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated between Dollar Term Borrowings and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, the Borrowings of such Class pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class, provided that any Term Lender (and, to the extent provided in the Refinancing Amendment for any Class of Other Term Loans, any Lender that holds Other Term Loans of such Class) may elect, by notice to the Administrative Agent by telephone (confirmed by facsimile) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Term Loans or Other Term Loans of any such Class pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Term Loans or Other Term Loans of any such Class but was so declined shall be retained by the Borrower. Optional prepayments of Term Borrowings shall be allocated among the Classes of Term Borrowings as directed by the Borrower. In the absence of a designation by the Borrower as described in the preceding provisions of this paragraph of the Type of Borrowing of any Class, the Administrative Agent shall make such designation in its reasonable discretion with a view, but no obligation, to minimize breakage costs owing under Section 2.16.

(f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan denominated in euro or Sterling, not later than 12:00 noon, Local Time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the currency and principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment, provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of other credit facilities or the receipt of the proceeds from the issuance of other Indebtedness or the occurrence of some other identifiable event or condition, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified date of prepayment) if such condition is not satisfied. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13. At the Borrower’s election in connection with any prepayment pursuant to this Section 2.11, such prepayment shall not be applied to any Term Loan or Revolving Loan of a Defaulting Lender and shall be allocated ratably among the relevant non-Defaulting Lenders.

SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent in dollars for the account of each Revolving Lender a commitment fee, which shall accrue at the rate of 1.00% per annum on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitments terminate. Accrued commitment fees shall be payable in arrears on the third Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

(b) The Borrower agrees to pay (i) to the Administrative Agent in dollars for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rate applicable to Eurocurrency Revolving Loans on the daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank in dollars a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date, provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Revolving Lenders entitled thereto. Fees paid hereunder shall not be refundable under any circumstances.

(e) Notwithstanding the foregoing, the Borrower shall not be obligated to pay any amounts to any Defaulting Lender pursuant to this Section 2.12.

SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan denominated in dollars) shall bear interest at the Alternate Base Rate plus the Applicable Rate. Each Base Rate Loan shall bear interest at the Base Rate plus the Applicable Rate.

(b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% per annum plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section; provided that no amount shall be payable pursuant to this Section 2.13(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender; provided further that no amounts shall accrue pursuant to this Section 2.13(c) on any overdue amount, reimbursement obligation in respect of any LC Disbursement or other amount payable to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

(d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments, provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.14. Alternate Rate of Interest. If at least two Business Days prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

(a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such currency for such Interest Period; or

(b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such currency for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or facsimile as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing denominated in such currency to, or continuation of any Borrowing denominated in such currency as, a Eurocurrency Borrowing and shall be ineffective and (ii) if any Borrowing Request requests a Eurocurrency Borrowing denominated in such currency and (A) such currency is dollars, then such Borrowing shall be made as an ABR Borrowing or (ii) such currency is euro or Sterling, then such Borrowing shall be made as a Base Rate Borrowing; provided, however, that, in each case, the Borrower may revoke any Borrowing Request that is pending when such notice is received.

SECTION 2.15. Increased Costs. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any Issuing Bank (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

(ii) impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Loans or Base Rate Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Base Rate Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or issue any Letter of Credit) or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank, as the case may be, for such increased costs actually incurred or reduction actually suffered. Notwithstanding the foregoing, this paragraph will not apply to any such increased costs or reductions resulting from Taxes, as to which Section 2.17 shall govern.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital requirements has the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then, from time to time upon request of such Lender or Issuing Bank, the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction actually suffered.

(c) A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company in reasonable detail, as the case may be, as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith) or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the

Borrower pursuant to Section 2.19 or Section 9.02(c), then, in any such event, the Borrower shall, after receipt of a written request by any Lender affected by any such event (which request shall set forth in reasonable detail the basis for requesting such amount), compensate each Lender for the loss, cost and expense attributable to such event. For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 2.16, each Lender shall be deemed to have funded each Eurocurrency Loan made by it at the Adjusted LIBO Rate for such Loan by a matching deposit or other borrowing in the applicable interbank eurodollar market for the applicable currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Loan was in fact so funded. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt of such demand. Notwithstanding the foregoing, this Section 2.16 will not apply to losses, costs or expenses resulting from Taxes, as to which Section 2.17 shall govern.

SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the amount payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional amounts payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) The Borrower shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower under any Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error.

(d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Any Lender that is entitled to an exemption from, or reduction of, any applicable withholding Tax with respect to any payments under any Loan Document shall deliver to the Borrower and the Administrative Agent, if requested by the Borrower or the Administrative Agent, at the time or times prescribed by law and reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by law and reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to withholding or information reporting requirement. Notwithstanding anything to the contrary in the preceding sentence, the completion, execution and submission of such documentation shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. Notwithstanding anything to the contrary, no Lender or Participant shall be required to deliver any form of certificate that it is not legally able to deliver.

(f) If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the Administrative Agent, the relevant Lender or the relevant Issuing Bank, as applicable, shall cooperate with the Borrower in a reasonable challenge of such taxes if so requested by the Borrower, provided that (a) the Administrative Agent, such Lender or such Issuing Bank determines in its reasonable discretion that it would not be prejudiced by cooperating in such challenge, (b) the Borrower pays all related expenses of the Administrative Agent, such Lender or such Issuing Bank, as applicable and (c) the Borrower indemnifies the Administrative Agent, such Lender or such Issuing Bank, as applicable, for any liabilities or other costs incurred by such party in connection with such challenge. The Administrative Agent, a Lender or an Issuing Bank shall claim any refund that it determines is reasonably available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such a claim. If the Administrative Agent, an Issuing Bank or a Lender determines, in its reasonable discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Issuing Bank or such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Issuing Bank or such Lender, agrees promptly to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Issuing Bank or such Lender in the event the Administrative Agent, such Issuing Bank or such Lender is required to repay such refund to such Governmental Authority. The Administrative Agent, such Lender or such Issuing Bank, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that the Administrative Agent, such Lender or such Issuing Bank may delete any information therein that the Administrative Agent, such Lender or such Issuing Bank deems confidential). Notwithstanding anything to the contrary, this Section shall not be construed to interfere with the right of the Administrative Agent, any Lender or any Issuing Bank to arrange its tax affairs in whatever manner it thinks fit or oblige the Administrative Agent, any Lender or any Issuing Bank to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require the Administrative Agent, any Lender or any Issuing Bank to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.

(g) (i) All amounts set out, or expressed in a Loan Document to be payable by any Loan Party to the Administrative Agent, any Lender or Issuing Bank which (in whole or in part) constitute the consideration for a supply for VAT purposes shall, except as otherwise agreed by the Administrative Agent, Lender or Issuing Bank, as applicable, be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (ii) below, if VAT is or becomes chargeable on any supply made by the Administrative Agent, Lender or Issuing Bank to any Loan Party under a Loan Document, that Loan Party shall pay to the Administrative Agent, Lender or Issuing Bank (in addition to and at the same time as paying any other consideration for such supply), provided that such Administrative Agent, Lender or Issuing Bank has first delivered an invoice complying with the applicable legal requirements to such Loan Party, an amount equal to the amount of such VAT except where the reverse charge method applies and the Loan Party is liable for the payment of such VAT to the relevant tax authorities.

(ii) If VAT is or becomes chargeable on any supply made by the Administrative Agent, any Lender or Issuing Bank (the “Supplier”) to any other Lender or Issuing Bank (the “Recipient”) under a Loan Document, and any Loan Party (the “Subject Party”) is required by the terms of any Loan Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), the Subject Party shall, except as otherwise agreed by such Recipient, also pay to the Supplier (in addition to and at the same time as paying such amount) and provided that the Supplier has first delivered an invoice complying with the applicable legal requirements to the Recipient, an amount equal to the amount of such VAT except where the reverse charge method applies and the Recipient is liable for the payment of the VAT to the relevant tax authorities. The Recipient will promptly pay to the Subject Party an amount equal to any credit or repayment from the relevant tax authority (whether such credit or repayment is obtained by the Recipient or any member of any group of which the Recipient is a member for VAT purposes) which it reasonably determines relates to the VAT on such supply.

(iii) Where a Loan Document requires any Loan Party to reimburse or indemnify the Administrative Agent, any Lender or Issuing Bank for any cost or expense, that Loan Party shall reimburse or indemnify (as the case may be) the Administrative Agent, Lender or Issuing Bank for the full amount of such cost or expense, including such part thereof as represent VAT, save to the extent that the Administrative Agent, Lender or Issuing Bank reasonably determines that it, or any company of its group, is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(h) The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it under any Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent, except payments to be made directly to any Issuing Bank or Swingline Lender shall be made as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment (other than payments on the Eurocurrency Loans) under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day. If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate for the period of such extension. All payments or prepayments of any Loan shall be made in the currency in which such Loan is denominated, all reimbursements of any LC Disbursements shall be made in the currency of such LC

Disbursement, all payments of accrued interest payable on a Loan or LC Disbursement shall be made in the currency of such Loan or LC Disbursement, as applicable, and all other payments under each Loan Document shall be made in dollars except as otherwise expressly provided herein or therein.

(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

(c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest and (ii) the provisions of this paragraph shall not be construed to apply to (A) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant or (C) any disproportionate payment obtained by a Lender of any Class as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Revolving Commitments of that Class or any increase in the Applicable Rate in respect of Loans of Lenders that have consented to any such extension. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption and in its sole discretion, distribute to the Lenders or Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or 2.05(e), 2.06(a) or (b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion and in the order determined by the Administrative Agent (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and to be applied to, any future funding obligations of such Lender under any such Section.

SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or its participation in any Letter of Credit affected by such event, or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment and delegation (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, and (ii) would not subject such Lender to any unreimbursed cost or expense reasonably deemed by such Lender to be material and would not be inconsistent with the internal policies of, or otherwise be disadvantageous in any material economic, legal or regulatory respect to, such Lender.

(b) If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any additional amount to any Lender or to any Governmental Authority for the account of any Lender pursuant to Section 2.17, or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment and delegation), provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b)

for an assignment of Loans or Commitments, as applicable (and if a Revolving Commitment is being assigned and delegated, each Principal Issuing Bank and each Swingline Lender), which consents, in each case, shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and unreimbursed participations in LC Disbursements and Swingline Loans, accrued but unpaid interest thereon, accrued but unpaid fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) the Borrower or such assignee shall have paid (unless waived) to the Administrative Agent the processing and recordation fee specified in Section 9.04(b)(ii) and (D) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise (including as a result of any action taken by such Lender under paragraph (a) above), the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment need not be a party thereto.

SECTION 2.20. Increased Revolving Commitments. (a) At any time and from time to time during the Revolving Availability Period, subject to the terms and conditions set forth herein, the Borrower may, by notice to the Administrative Agent (whereupon the Administrative Agent shall promptly make available to each of the Lenders), request to effect one or more increases in the aggregate amount of the Revolving Commitments (each such increase, a “Revolving Commitment Increase”) from Additional Lenders, provided that at the time of each such request and upon the effectiveness of each Incremental Revolving Facility Amendment, (A) no Default has occurred and is continuing or shall result therefrom, (B) the Borrower shall be in compliance on a Pro Forma Basis with the covenants contained in Sections 6.12 and 6.13 recomputed as of the last day of the most-recently ended fiscal quarter of the Borrower and (C) the Borrower shall have delivered a certificate of a Financial Officer to the effect set forth in clauses (A) and (B) above, together with reasonably detailed calculations demonstrating compliance with clause (B) above (which calculations shall, if made as of the last day of any fiscal quarter of the Borrower for which the Borrower has not delivered to the Administrative Agent the financial statements and Compliance Certificate required to be delivered by Section 5.01(a) or (b) and Section 5.01(c), respectively, be accompanied by a reasonably detailed calculation of Consolidated EBITDA and Consolidated Cash Interest Expense for the relevant period). Notwithstanding anything to contrary herein, the aggregate principal amount of the Revolving Commitment Increases shall not exceed $20,000,000. Each Revolving Commitment Increase shall be in an integral multiple of $1,000,000, provided that such amount may be less than $1,000,000 if such amount represents all the remaining availability under the aggregate principal amount of Revolving Commitment Increases set forth above.

(b) Each notice from the Borrower pursuant to this Section shall set forth the requested amount of the relevant Revolving Commitment Increase. Commitments in respect of any Revolving Commitment Increase shall become Commitments (or in the case of any Revolving Commitment Increase to be provided by an existing Revolving Lender, an increase in such Revolving Lender’s Revolving Commitment) under this Agreement pursuant to an amendment (an “Incremental Revolving Facility Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Holdings, the Borrower, such Additional Lender and the Administrative Agent. Revolving Commitment Increases may be provided, subject to the prior written consent of the Borrower (not to be unreasonably withheld), by any existing Lender (it being understood that no existing Lender shall be obligated to provide any Revolving Commitment Increase, unless it so agrees) or by any Additional Lender. An Incremental Revolving Facility Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, to effect the provisions of this Section. The effectiveness of any Incremental Revolving Facility Amendment shall, unless otherwise agreed to by the Administrative Agent and the Additional Lenders, be subject to the satisfaction on the date thereof (each, an “Incremental Revolving Facility Closing Date”) of each of the conditions set forth in Section 4.02 (it being understood that all references to “the date of such Borrowing” in Section 4.02 shall be deemed to refer to the Incremental Revolving Facility Closing Date) and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Effective Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent).

(c) Upon each Revolving Commitment Increase pursuant to this Section, (i) each Revolving Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Additional Lender providing a portion of such Revolving Commitment Increase (each a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Lender’s participations hereunder in outstanding Letters of Credit and Swingline Loans such that, after giving effect to such Revolving Commitment Increase and each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding (A) participations hereunder in Letters of Credit and (B) participations hereunder in Swingline Loans held by each Revolving Lender (including each such Revolving Commitment Increase Lender) will equal such Revolving Lender’s Applicable Percentage. Any Revolving Loans outstanding immediately prior to the date of such Revolving Commitment Increase that are Eurocurrency Loans will (except to the extent otherwise repaid in accordance herewith) continue to be held by, and all interest thereon will continue to accrue for the accounts of, the Revolving Lenders holding such Loans immediately prior to the date of such Revolving Commitment Increase, in each case until the last day of the then-current Interest Period applicable to any such Loan, at which time it will be repaid or refinanced with new Revolving Loans made pursuant to Section 2.01 in accordance with the Applicable Percentages of the Revolving Lenders after giving effect to the Revolving Commitment Increase; provided, however, that upon the occurrence of any Event of Default, each Revolving Commitment Increase Lender will promptly purchase (for cash at face value) assignments of portions of such outstanding Revolving Loans of other Revolving Lenders so that, after giving effect thereto, all Revolving Loans that are Eurocurrency Loans are held by the Revolving Lenders in accordance with their then-current Applicable Percentages. Any such assignments shall be effected in accordance with the provisions of Section 9.04, provided that the parties hereto hereby consent to such assignments and the minimum assignment amounts and processing and recordation fee set forth in Section 9.04(b) shall not apply thereto. If there are any ABR Revolving Loans outstanding on the date of such Revolving Commitment Increase, such Loans shall either be prepaid by the Borrower on such date or refinanced on such date (subject to satisfaction of applicable borrowing conditions) with Revolving Loans made on such date by the Revolving Lenders (including the Revolving Commitment Increase Lenders) in accordance with their Applicable Percentages. In order to effect any such refinancing, (i) each Revolving Commitment Increase Lender will make ABR Revolving Loans to the Borrower by transferring funds to the Administrative Agent in an amount equal to the aggregate outstanding amount of such Loans of such Type times a percentage obtained by dividing the amount of such Revolving Commitment Increase Lender’s Revolving Commitment Increase by the aggregate amount of the Revolving Commitments (after giving effect to the Revolving Commitment Increase on such date) and (ii) such funds will be applied to the prepayment of outstanding ABR Revolving Loans held by the Revolving Lenders other than the Revolving Commitment Increase Lenders, and transferred by the Administrative Agent to the Revolving Lenders other than the Revolving Commitment Increase Lenders, in such amounts so that, after giving effect thereto, all ABR Revolving Loans will be held by the Revolving Lenders in accordance with their then-current Applicable Percentages. On the date of such Revolving Commitment Increase, the Borrower will pay to the Administrative Agent, for the accounts of the Revolving Lenders receiving such prepayments, accrued and unpaid interest on the principal amounts of their Revolving Loans being prepaid. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence.

SECTION 2.21. Refinancing Amendments. At any time after the Effective Date, the Borrower may obtain from any Lender or any Additional Lender Credit Agreement Refinancing Indebtedness in respect of (a) all or any portion of the Term Loans then outstanding under this Agreement (which for purposes of this clause (a) will be deemed to include any then outstanding Other Term Loans) or (b) all or any portion of the Revolving Loans (or unused Revolving Commitments) under this Agreement (which for purposes of this clause (b) will be deemed to include any then outstanding Other Revolving Loans and Other Revolving Commitments), in the form of (x) Other Term Loans or Other Term Commitments or (y) Other Revolving Loans or Other Revolving Commitments, as the case may be, in each case pursuant to a Refinancing Amendment, provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder, (ii) have such pricing and optional prepayment terms as may be agreed by the Borrower and the Lenders thereof and (iii) otherwise be treated hereunder no more favorably, including with respect to covenants and events of default, than the Refinanced Debt, provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Borrower and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.02 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Effective Date under Section 4.01 (other than changes to such legal opinions resulting from a change in law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Administrative Agent). Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.21 shall be in an aggregate principal amount that is not less than $5,000,000. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Company, or the provision to the Company of Swingline Loans, pursuant to any Other Revolving Commitments established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit and Swingline Loans under the Revolving Commitments. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans, Other Revolving Loans, Other Revolving Commitments and/or Other Term Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section.

SECTION 2.22. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.12;

(b) the Commitment and Revolving Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority in Interest of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender;

(c) if any Swingline Exposure or LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i) all or any part of such Swingline Exposure and LC Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only to the extent (x) the sum of all non-Defaulting Lenders’ Revolving Exposures plus such Defaulting Lender’s Swingline Exposure and LC Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (y) the conditions set forth in Section 4.02 are satisfied at such time;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within five Business Days following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.05(i) for so long as such LC Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to Section 2.22(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv) if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.22(c), then the fees payable to the Lenders pursuant to Sections 2.12(a) and (b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v) if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to Section 2.22(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitment that was utilized by such LC Exposure) and fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Banks ratably in accordance with the portion of such LC Exposure attributable to each Issuing Bank until such LC Exposure is cash collateralized and/or reallocated; and

(d) so long as any Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.22(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(c)(i) (and Defaulting Lenders shall not participate therein).

In the event that the Administrative Agent, the Borrower, each Issuing Bank and each Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

Representations and Warranties

Each of Holdings and the Borrower represents and warrants to the Lenders that:

SECTION 3.01. Organization; Powers. Each of Holdings, the Borrower and the other Subsidiaries is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdictions) under the laws of the jurisdiction of its organization, has the corporate or other organizational power and authority to carry on its business as now conducted and as proposed to be conducted and to execute, deliver and perform its obligations under each Loan Document to which it is a party and to effect the Transactions and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Loan Party have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Loan Party’s Equity Interests. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate (i) the Organizational Documents of, or (ii) any Requirements of Law applicable to, Holdings or any Subsidiary, (c) will not violate or result in a default under any indenture or other agreement or instrument binding upon Holdings, the Borrower or any other Subsidiary or their respective assets, or give rise to a right thereunder to require any payment, repurchase or redemption to be made by Holdings, the Borrower or any other Subsidiary, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation thereunder, and (d) will not result in the creation or imposition of any Lien on any asset of Holdings, the Borrower or any other Subsidiary, except Liens created under the Loan Documents, except (in the case of each of clauses (a), (b)(ii) and (c)) to the extent that the failure to obtain or make such consent, approval, registration, filing or action, or such violation, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 3.04. Financial Condition; No Material Adverse Effect. (a) Holdings has heretofore furnished to the Lenders (i) audited combined financial statements of the Target Group (excluding Skype Luxembourg Holdings S.àr.l.) comprising a balance sheet, a profit and loss account and a statement of cash flows for the 2008 and 2007 fiscal years and comprising a profit and loss account and statement of cash flows for the 2006 fiscal year, reported on by PricewaterhouseCoopers LLP, and (ii) unaudited combined financial statements of the Target Group (excluding Skype Luxembourg Holdings S.àr.l.) comprising a balance sheet, a profit and loss account and a statement of cash flows for the fiscal quarters and portions of the 2009 fiscal year ended March 31, 2009, and June 30, 2009. Such financial statements present fairly, in all material respects, the consolidated financial position and results of operations and cash flows of the Target Group (excluding Skype Luxembourg Holdings S.àr.l.) as of such dates and for such periods in accordance with GAAP consistently applied, except to the extent provided in the notes to said financial statements, and subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

(b) Holdings has heretofore furnished to the Lenders a pro forma consolidated balance sheet of Holdings as of June 30, 2009, and a pro forma consolidated statement of operations of Holdings for the 12-month period ended on such balance sheet date (such pro forma balance sheet and statement of operations, the “Pro Forma Financial Statements”), which have been prepared giving effect to the Transactions (excluding the impact of transactions contemplated by the Settlement Agreement and the impact of purchase accounting effects required by GAAP) and the PayPal Transaction as if such transactions had occurred on such date or at the beginning of such period, as the case may be. The Pro Forma Financial Statements have been prepared in good faith, based on assumptions believed by Holdings to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis and in accordance with GAAP the estimated financial position of Holdings and the Subsidiaries as at June 30, 2009, and their estimated results of operations for the periods covered thereby, assuming that the Transactions had actually occurred at such date or at the beginning of such period. (excluding the impact of transactions contemplated by the Settlement Agreement and the impact of purchase accounting effects required by GAAP).

(c) Since December 31, 2008, there has been no Material Adverse Effect (provided that the representation set forth in this Section 3.04(c) shall not be deemed made on the Effective Date in respect of any Borrowings or extensions of credit made hereunder on such date).

SECTION 3.05. Properties. (a) Each of Holdings, the Borrower and the other Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, if any (including the Mortgaged Properties), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Each of Holdings, the Borrower and the other Subsidiaries owns, or is licensed to use, all Intellectual Property material to the conduct of its business, and the use thereof by Holdings, the Borrower and the other Subsidiaries does not infringe upon the Intellectual Property rights of any other Person, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c) As of the Effective Date after giving effect to the Transactions, none of Holdings, the Borrower or any other Subsidiary owns any real property.

SECTION 3.06. Litigation and Environmental Matters. (a) Except for the Disclosed Matters, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings or any Subsidiary that could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Holdings nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has, to the knowledge of Holdings or the Borrower, become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) has, to the knowledge of Holdings or the Borrower, any basis to reasonably expect that Holdings or any Subsidiary will become subject to any Environmental Liability.

SECTION 3.07. Compliance with Laws and Agreements. Each of Holdings and the Subsidiaries is in compliance with (a) its Organizational Documents, (b) all Requirements of Law applicable to it or its property and (c) all indentures and other agreements and instruments binding upon it or its property, except, in the case of clauses (b) and (c) of this Section, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 3.08. Investment Company Status. None of Holdings, the Borrower or any other Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended from time to time.

SECTION 3.09. Taxes. Except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of Holdings and the Subsidiaries (a) has timely filed or caused to be filed all Tax returns and reports required to have been filed and (b) has paid or caused to be paid all Taxes required to have been paid by it, except any Taxes (i) that are not overdue by more than 30 days or (ii) that are being contested in good faith by appropriate proceedings, provided that Holdings or such Subsidiary, as the case may be, has set aside on its books adequate reserves therefor.

SECTION 3.10. ERISA. (a) Except as set forth in Schedule 3.10(a) or as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws.

(b) Except as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) no ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan, (ii) no Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived, (iii) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA), (iv) neither Holdings nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan and (v) neither Holdings nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

SECTION 3.11. Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of any Loan Document or delivered thereunder (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading, provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed by them to be reasonable at the time delivered and, if such projected financial information was delivered prior to the Effective Date, as of the Effective Date, it being understood that any such projected financial information may vary from actual results and such variations could be material.

SECTION 3.12. Subsidiaries. On the Effective Date, Holdings does not have any Subsidiaries other than Lux TopCo, US Bidco and their respective subsidiaries. Schedule 3.12 sets forth the name of, and the ownership interest of Holdings and each Subsidiary in, each Subsidiary.

SECTION 3.13. Intellectual Property; Licenses, Etc. Holdings and the Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other rights to Intellectual Property that are reasonably necessary for the operation of their businesses as currently conducted, and, without conflict with the rights of any Person, except for the Disclosed Matters and except to the extent such conflicts, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No Intellectual Property, advertising, product, process, method, substance, part or other material used by Holdings or any Subsidiary in the operation of its business as currently conducted infringes upon any rights held by any Person except for the Disclosed Matters and except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. Except for the Disclosed Matters, no claim or litigation regarding any of the Intellectual Property is pending or, to the knowledge of Holdings and the Borrower, threatened against Holdings or any Subsidiary, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

SECTION 3.14. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date, after taking into account all applicable rights of indemnity and contribution, (a) the fair value of the assets of Holdings and the Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of Holdings and the Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) Holdings and the Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) Holdings and the Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date. For purposes of this Section 3.14, the amount of any contingent liability at any time shall be computed as the amount that, in the light of all of the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual or matured liability.

SECTION 3.15. Senior Indebtedness. The Loan Document Obligations constitute “Senior Indebtedness” and “Designated Senior Indebtedness” under and as defined in the Seller Note and constitute “Senior Indebtedness” (or any comparable term) under and as defined in the documentation governing any other Subordinated Indebtedness.

SECTION 3.16. Federal Reserve Regulations. None of Holdings, the Borrower or any other Subsidiary is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors), or extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loans will be used, directly or indirectly, to purchase or carry any margin stock or to refinance any Indebtedness originally incurred for such purpose, or for any other purpose that entails a violation (including on the part of any Lender) of the provisions of Regulations U or X of the Board of Governors.

ARTICLE IV

Conditions

SECTION 4.01. Effective Date. The obligations of the Lenders to make Loans and of each Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions shall be satisfied (or waived in accordance with Section 9.02):

(a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmission of a signed counterpart of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent shall have received a written opinion (addressed to the Administrative Agent, the Lenders and the Issuing Banks and dated the Effective Date) of each of (i) Simpson Thacher & Bartlett LLP, New York counsel for the Loan Parties, substantially in the form of Exhibit F-1, (ii) Loyens & Loeff Luxembourg, Luxembourg counsel for certain Loan Parties, substantially in the form of Exhibit F-2 and (iii) Elvinger, Hoss & Prussen, in form and substance reasonably satisfactory to the Administrative Agent, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinions.

(c) The Administrative Agent shall have received a certificate of each Loan Party, dated the Effective Date, substantially in the form of Exhibit I with appropriate insertions, executed by any Responsible Officer of such Loan Party, and including or attaching the documents referred to in paragraph (d) of this Section.

(d) The Administrative Agent shall have received a copy of (i) each Organizational Document of each Loan Party certified, to the extent applicable, as of a recent date by the applicable Governmental Authority, (ii) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, (iii) resolutions of the board of directors and/or similar governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Effective Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, and (iv) a good standing certificate (to the extent such concept exists) from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization or formation.

(e) The Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Joint Bookrunners and Holdings to be due and payable on or prior to the Effective Date, including, to the extent invoiced at least one Business Day prior to the Effective Date, reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party under any Loan Document.

(f) The Collateral and Guarantee Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to Holdings and the Designated Subsidiaries in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been or will contemporaneously with the initial funding of Loans on the Effective Date be released; provided that if, notwithstanding the use by Holdings and the Borrower of commercially reasonable efforts to cause the Collateral and Guarantee Requirement to be satisfied on the Effective Date, the requirements thereof (other than (a) the execution and delivery of the Guarantee Agreement and the US Collateral Agreement by the US Loan Parties, (b) creation of and perfection of security interests in the Equity Interests of (i) Domestic Subsidiaries of Holdings, (ii) the Borrower and (iii) Lux Opco (or, in the case of Lux Opco, making arrangements therefor reasonably satisfactory to the Joint Bookrunners), (c) the execution and delivery of “short form” intellectual property security agreements with respect to the Intellectual Property of the US Loan Parties that is to be perfected by filing such agreements with the United States Patent and Trademark Office or the United States Copyright Office and (d) delivery of Uniform Commercial Code financing statements with respect to perfection of security interests in other assets of the US Loan Parties that may be perfected by the filing of a financing statement under the Uniform Commercial Code) are not satisfied as of the Effective Date, the satisfaction of such requirements shall not be a condition to the availability of the initial Loans on the Effective Date (but shall be required to be satisfied as promptly as practicable after the Effective Date and in any event within the period specified therefor in Schedule 5.16 or such later date as the Administrative Agent may agree).

(g) The IP Litigation Guarantee shall have been executed and delivered by each party thereto and shall be in full force and effect.

(h) Certificates of insurance shall be delivered to the Administrative Agent evidencing the existence of insurance to be maintained by Holdings and the Subsidiaries pursuant to Section 5.07 and, if applicable, the Administrative Agent shall be designated as an additional insured and loss payee as its interest may appear thereunder, or solely as the additional insured, as the case may be, thereunder (provided that if such endorsement as additional insured cannot be delivered by the Effective Date, the Administrative Agent may consent to such endorsement being delivered at such later date as it deems appropriate in the circumstances).

(i) The Joint Bookrunners shall have received, as described in Section 3.04, (i) audited combined financial statements of the Target Group (excluding Skype Luxembourg Holdings S.àr.l.) comprising a balance sheet, a profit and loss account and a statement of cash flows for the 2008 and 2007 fiscal years and comprising a profit and loss account and a statement of cash flows for the 2006 fiscal year, which financial statements shall be prepared in accordance with GAAP and accompanied by audit reports thereon (and such audit reports shall not be subject to any qualification or “going concern” disclosures), (ii) unaudited combined financial statements of the Target Group (excluding Skype Luxembourg Holdings S.àr.l.) comprising a balance sheet, a profit and loss account and a statement of cash flows for each fiscal quarter ending after the end of the 2008 fiscal year and at least 45 days prior to the Effective Date, which financial statements shall be prepared in accordance with GAAP on a basis consistent with the 2008 audited financial statements referred to in clause (i) above and shall be certified by a Financial Officer as presenting fairly, in all material respects, the financial position, results of operations and cash flows of the Target Group (excluding Skype Luxembourg Holdings S.àr.l.) as of the dates or for the periods covered, and (iii) such other financial statements of the Target Group as are delivered to Holdings by the Seller pursuant to the Acquisition Agreement.

(j) The Joint Bookrunners shall have received the Pro Forma Financial Statements.

(k) The Specified Representations shall be true and correct on and as of the Effective Date.

(l) The Acquisition shall have been consummated or shall be consummated simultaneously with the initial funding of Loans on the Effective Date in accordance with the Acquisition Agreement (without giving effect to any amendments, supplements, waivers or other modifications to or of the Acquisition Agreement that are adverse to the Lenders in any material respect without the consent of the Joint Bookrunners). The Joint Bookrunners shall have received copies of the Acquisition Agreement and all material certificates, opinions and other documents delivered thereunder, certified by a Responsible Officer as being complete and correct.

(m) The Equity Contribution shall have been made and Holdings shall have received cash proceeds from the Equity Contribution in an amount that, together with the Rolled Equity, is at least equal to the greater of (i) $2,000,000,000 and (ii) 70% of the pro forma debt and equity capitalization of Holdings on the Effective Date after giving effect to the Transactions.

(n) After giving effect to the Transactions, (i) none of Holdings, the Borrower or any other Subsidiary shall have outstanding any Disqualified Equity Interests or any Indebtedness, other than (A) Indebtedness incurred under the Loan Documents, (B) the Seller Note and (C) Indebtedness permitted by Section 6.01. The Joint Bookrunners shall have received a copy of the definitive documentation relating to the Seller Note, certified by a Responsible Officer as being complete and correct.

(o) The Lenders shall have received a certificate from a Financial Officer certifying as to the solvency of Holdings and the Subsidiaries on a consolidated basis after giving effect to the Transactions.

(p) After giving pro forma effect to the Transactions on the Effective Date, the Leverage Ratio as of June 30, 2009, shall be no more than 5.00 to 1.00, and the Joint Bookrunners shall have received a certificate of a Financial Officer certifying to that effect.

The Administrative Agent shall notify Holdings, the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on March 31, 2010 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

(a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as the case may be (in each case, unless such date is the Effective Date), provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality,” “Material Averse Effect” or similar language shall be true and correct in all respects on the date of such credit extension or on such earlier date, as the case may be.

(b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as the case may be, no Default (other than, in the case of any Borrowing or issuance, amendment, renewal or extension of a Letter of Credit on the Effective Date, any Default resulting solely from the breach of any representation or warranty (other than a Specified Representation)) shall have occurred and be continuing.

Each Borrowing (provided that a conversion or a continuation of a Borrowing shall not constitute a “Borrowing” for purposes of this Section) and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

Affirmative Covenants

Until the Commitments shall have expired or been terminated, the principal of and interest on each Loan and all fees, expenses and other amounts (other than contingent amounts not yet due) payable under any Loan Document shall have been paid in full and all Letters of Credit shall have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 5.01. Financial Statements and Other Information. Holdings will furnish to the Administrative Agent, on behalf of each Lender:

(a) on or before the date on which such financial statements are required or permitted to be filed with the SEC (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 90 days after the end of each such fiscal year of Holdings (or, in the case of financial statements for the fiscal year ended December 31, 2009, on or before the date that is 120 days after the end of such fiscal year)), audited consolidated balance sheet and audited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows of Holdings as of the end of and for such year, and related notes thereto, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (other than with respect to, or resulting from, (i) the Joltid Litigation or (ii) any potential inability to satisfy the covenants in Sections 6.12 and 6.13 of this Agreement in a future date or period) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition as of the end of and for such year and results of operations and cash flows of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b) commencing with the financial statements for the fiscal quarter ending September 30, 2009, on or before the date on which such financial statements are required or permitted to be filed with the SEC with respect to each of the first three fiscal quarters of each fiscal year of Holdings (or, if such financial statements are not required to be filed with the SEC, on or before the date that is 45 days after the end of each such fiscal quarter (or, in the case of financial statements for the fiscal quarter ended September 30, 2009, on or before the date that is 60 days after the end of such fiscal quarter)), unaudited consolidated balance sheet and unaudited consolidated statements of operations and comprehensive income, stockholders’ equity and cash flows (or, in the case of financial statements for the fiscal quarter ended September 30, 2009, unaudited combined financial statements of the Target Group (other than Skype Luxembourg Holdings S.àr.l.) (comprising a balance sheet, a profit and loss account and a statement of cash flows)) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth for each fiscal quarter commencing with the fiscal quarter ending March 31, 2010 in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition as of the end of and for such fiscal quarter and such portion of the fiscal year and results of operations and cash flows of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c) not later than five days after any delivery of financial statements under paragraph (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations (A) demonstrating compliance with the covenants contained in Sections 6.12 and 6.13 and (B) in the case of financial statements delivered under paragraph (a) above, beginning with the financial statements for the fiscal year of the Borrower ending December 31, 2010, of Excess Cash Flow for such fiscal year and (iii) in the case of financial statements delivered under paragraph (a) above, setting forth a reasonably detailed calculation of the Net Proceeds received during the applicable period by or on behalf of Holdings, the Borrower or any other Subsidiary in respect of any event described in clause (a) of the definition of the term “Prepayment Event” and the portion of such Net Proceeds that has been invested or are intended to be reinvested in accordance with the proviso in Section 2.11(c);

(d) not later than five days after any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm that reported on such financial statements stating whether it obtained knowledge during the course of its examination of such financial statements of any Default relating to Sections 6.12 and 6.13 and, if such knowledge has been obtained, describing such Default (which certificate may be limited to the extent required by accounting rules or guidelines);

(e) not later than 90 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for Holdings and the Subsidiaries for such fiscal year (including a projected consolidated balance sheet and consolidated statements of projected operations, comprehensive income and cash flows as of the end of and for such fiscal year and setting forth the material assumptions used for purposes of preparing such budget);

(f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and registration statements (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered to the Administrative Agent), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) filed by Holdings or any Subsidiary (or, if Holdings is a subsidiary of the IPO Entity, the IPO Entity) with the SEC or with any national securities exchange, or distributed by Holdings (or, if Holdings is a subsidiary of the IPO Entity, the IPO Entity) to the holders of its Equity Interests generally, as the case may be; and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent on its own behalf or on behalf of any Lender may reasonably request in writing.

Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied with respect to financial information of Holdings and the Subsidiaries by furnishing the Form 10-K or 10-Q (or the equivalent), as applicable, of Holdings (or the IPO Entity, if not Holdings) filed with the SEC or with a similar regulatory authority in a foreign jurisdiction or by otherwise furnishing the relevant financial information with respect to the IPO Entity; provided that to the extent such information relates to a parent of Holdings, such information is accompanied by consolidating information, which may be unaudited, that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Holdings and the Subsidiaries on a stand-alone basis, on the other hand, and (ii) to the extent such information is in lieu of information required to be provided under Section 5.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception (other than with respect to, or resulting from, (i) the Joltid Litigation or (ii) any potential inability to satisfy the covenants in Sections 6.12 and 6.13 of this Agreement in a future date or period) or any qualification or exception as to the scope of such audit.

Documents required to be delivered pursuant to Sections 5.01(a), (b) or (f) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (A) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet; (B) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), provided that the Borrower shall notify (which may be by facsimile or other electronic transmission) the Administrative Agent of the posting of any such documents and upon reasonable request, provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the Compliance Certificates required by Section 5.01(c) to the Administrative Agent. Each Lender shall be solely responsible for timely accessing posted documents and maintaining its copies of such documents.

SECTION 5.02. Notices of Material Events. Promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof, Holdings or the Borrower will furnish to the Administrative Agent (for distribution to each Lender through the Administrative Agent) written notice of the following:

(a) the occurrence of any Default; and

(b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of a Financial Officer or another executive officer of Holdings or any Subsidiary, affecting Holdings or any Subsidiary or the receipt of a notice of an Environmental Liability that could reasonably be expected to result in a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of a Responsible Officer of Holdings or the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03. Information Regarding Collateral. (a) Holdings or the Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name (as set forth in its certificate of organization or like document), (ii) in the jurisdiction of incorporation or organization of any Loan Party or in the form of its organization or (iii) in any Loan Party’s organizational identification number.

(b) Not later than five days after delivery of financial statements pursuant to Section 5.01(a) or (b), Holdings or the Borrower shall deliver to the Administrative Agent a certificate executed by a Responsible Officer of Holdings or the Borrower (i) setting forth the information required pursuant to Sections 1(a)(i), 1(b), 2, 5, 6, 8 (other than 8(f)) and 10(a) of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section,

(ii) identifying any wholly-owned Subsidiary that has become, or ceased to be, an IP Subsidiary or a Material Subsidiary during the most recently ended fiscal quarter, (iii) identifying any Intellectual Property material to the business or operations of Holdings and the Subsidiaries, taken as a whole, developed or acquired during such fiscal quarter and (iv) certifying that all notices required to be given prior to the date of such certificate by Section 5.03 or 5.12 have been given.

SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each other Subsidiary to, do or cause to be done all things necessary to obtain, preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business, in each case (other than the preservation of the existence of Holdings, US Bidco, the Seller Note Issuer and the Borrower) to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect, provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03 or any Disposition permitted by Section 6.05.

SECTION 5.05. Payment of Taxes, etc. Each of Holdings and the Borrower will, and will cause each other Subsidiary to, pay its obligations in respect of Tax liabilities, assessments and governmental charges, before the same shall become delinquent or in default, except where the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each other Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 5.07. Insurance. Each of Holdings and the Borrower will, and will cause each other Subsidiary to, maintain, with insurance companies that Holdings believes (in the good faith judgment of the management of Holdings) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which Holdings believes (in the good faith judgment of management of Holdings) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as Holdings believes (in the good faith judgment or the management of Holdings) are reasonable and prudent in light of the size and nature of its business; and will furnish to the Lenders, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. Each such policy of insurance shall (i) name the Administrative Agent, on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each casualty insurance policy, contain a loss payable clause or endorsement that names Administrative Agent, on behalf of Lenders as the loss payee thereunder.

SECTION 5.08. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each other Subsidiary to, maintain proper books of record and account in which entries that are full, true and correct in all material respects and are in conformity with GAAP consistently applied shall be made of all material financial transactions and matters involving the assets and business of Holdings or such Subsidiary, as the case may be. Each of Holdings and the Borrower will, and will cause each other Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise visitation and inspection rights of the Administrative Agent and the Lenders under this Section 5.08 and the Administrative Agent shall not exercise such rights more often than two times during any calendar year absent the existence of an Event of Default and only one such time shall be at the Borrower’s expense, provided further that (a) when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice and (b) the Administrative Agent and the Lenders shall give Holdings and the Borrower the opportunity to participate in any discussions with Holdings’ or the Borrower’s independent public accountants.

SECTION 5.09. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each other Subsidiary to, comply with its Organizational Documents and all Requirements of Law with respect to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.10. Use of Proceeds and Letters of Credit. The proceeds of the Term Loans, together with the proceeds of the Equity Financing, the Seller Note and cash on hand of the Target Group, will be used to pay (a) the consideration for the Acquisition pursuant to the Acquisition Agreement and (b) together with the proceeds of Revolving Loans drawn on the Effective Date, the Transaction Costs (including any upfront fees payable in respect of the Term Loans on the Effective Date). The proceeds of the Revolving Loans and Swingline Loans drawn after the Effective Date will be used only for general corporate purposes (including Permitted Acquisitions). Letters of Credit will be used only for general corporate purposes.

SECTION 5.11. Additional Subsidiaries. (a) If any additional Subsidiary is formed or acquired after the Effective Date, Holdings or the Borrower will, within 30 days after such newly formed or acquired Subsidiary is formed or acquired, notify the Administrative Agent thereof, and all actions (if any) required to be taken with respect to such newly formed or acquired Subsidiary (unless such Subsidiary is an Excluded Subsidiary) in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary and with respect to any Equity Interest in or

Indebtedness of such Subsidiary owned by or on behalf of any Loan Party within 30 days after such notice (or such longer period as the Administrative Agent shall reasonably agree).

(b) Within 30 days (or such longer period as the Administrative Agent may reasonably agree) after Holdings or the Borrower identifies any new IP Subsidiary or Material Subsidiary pursuant to Section 5.03(b), all actions (if any) required to be taken with respect to such Subsidiary in order to satisfy the Collateral and Guarantee Requirement shall have been taken with respect to such Subsidiary.

SECTION 5.12. Further Assurances. (a) Each of Holdings and the Borrower will, and will cause each other Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), that may be required under any applicable law and that the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties.

(b) If, after the Effective Date, any material assets (other than any Intellectual Property or accounts receivable but including any owned (but not leased) real property or improvements thereto or any interest therein) with a fair market value in excess of $5,000,000, are acquired by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to last paragraph of the definition of the term “Collateral and Guarantee Requirement”.

(c) If, after the Effective Date, Intellectual Property material to the business or operations of Holdings and the Subsidiaries, taken as a whole, is acquired by the Borrower or any other Loan Party or are held by any Subsidiary on or after the time it becomes a Loan Party pursuant to Section 5.11 (other than assets constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition thereof or constituting Excluded Assets), if requested by the Administrative Agent after such Intellectual Property is identified pursuant to Section 5.03(b), the Borrower will, as promptly as practical thereafter, cause such Intellectual Property to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to last paragraph of the definition of the term “Collateral and Guarantee Requirement”.

(d) If, after the Effective Date, as of the end of any fiscal quarter of Holdings for which financial statements are provided pursuant to Section 5.01, any Material Subsidiary has accounts receivable owed by a single counterparty pursuant to a written agreement under which receivables generated for the immediately preceding four fiscal quarters were equal to or in excess of the US Dollar Equivalent of $7,500,000 (other than any receivables constituting Collateral under a Security Document that become subject to the Lien created by such Security Document upon acquisition or creation thereof or constituting Excluded Assets), if requested by the Administrative Agent after identification thereof pursuant to Section 5.03(b), the Borrower will, as promptly as practical thereafter, cause such receivables to be subjected to a Lien securing the Secured Obligations and will take and cause the other Loan Parties to take, such actions as shall be necessary and reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties and subject to the last paragraph of the term “Collateral and Guarantee Requirement”.

(e) In the event that Holdings or any Subsidiary develops or acquires (directly or in connection with an Investment permitted under Section 6.04) any Intellectual Property that is or is reasonably anticipated by Holdings to be material to the business or operations of Holdings and the Subsidiaries, taken as a whole, Holdings will, except as prohibited by Requirements of Law or resulting in adverse tax consequences that are deemed significant by it, ensure that such Intellectual Property is, as promptly as practical after such development or acquisition, owned by the Borrower or by a Subsidiary Loan Party organized in an IP Qualified Jurisdiction.

SECTION 5.13. Seller Note Issuer Separateness. Holdings shall cause the Seller Note Issuer to (i) pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its own assets as the same shall become due or as may be prepayable; (ii) do all things necessary to observe organizational formalities and preserve its existence; (iii) maintain all of its books, records, financial statements and bank accounts separate from those of any other Person; (iv) be, and at all times hold itself out to the public as, a legal entity separate and distinct from any other entity; (v) correct any known misunderstanding regarding its status as a separate entity; (vi) conduct business in its own name and not in the name of any other Person; (vii) refrain from identifying itself as a division or part of any other Person; (viii) maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (ix) hold its funds and other assets separate from, and not commingle them with, those of any other Person; (x) maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person; (xi) refrain from holding itself out as being responsible for the debts or obligations of any other Person and (except as expressly permitted by this Agreement) not assume, guarantee or pay the debts or obligations of any other Person; and (xii) allocate and charge fairly and reasonably any common employee or overhead shared with any other Person.

SECTION 5.14. Rated Credit Facilities. Each of Holdings and the Borrower will use commercially reasonable efforts to cause (a) Holdings to continuously have a public corporate credit rating from each of S&P and Moody’s (but not to maintain a specific rating) and (b) the credit facilities made available under this Agreement to be continuously rated by each of S&P and Moody’s (but not to maintain a specific rating).

SECTION 5.15. Access; Cooperation; Other Independent Expert Matters. (a) Unless the Covenant Termination Date has occurred prior to such time, upon the reasonable written request of the Independent Expert at any time after 180 days following the Effective Date (or, if the Administrative Agent and Holdings reasonably agree a Joltid Related Injunction is likely to occur prior to such 180th day, on such earlier day notified by the Administrative Agent in writing to Holdings), Holdings and the Borrower shall, and shall cause each other relevant Subsidiary to, provide the Independent Expert with such information and/or access to personnel, properties, books, contracts and records of Holdings, the Borrower and the Subsidiaries as the Independent Expert reasonably determines to be necessary or advisable in connection with the analysis to be conducted by it in accordance with the terms of the IP Litigation Guarantee and which can be provided, obtained or generated by Holdings, the Borrower or such Subsidiary without significantly disrupting their business operations and without the incurrence of significant expense.

(b) Unless the Covenant Termination Date has occurred prior to such time, the Borrower agrees, promptly after the date hereof, to engage the Independent Expert chosen by the Administrative Agent in accordance with the terms of the IP Litigation Guarantee and to execute and deliver to such Independent Expert an engagement letter to be mutually agreed between the Borrower and the Independent Expert which shall include customary and reasonable indemnification and compensation provisions and shall be in a form customarily used by such Independent Expert, subject to the limitations set forth in paragraph (a) of this Section and with such changes as may be reasonably agreed by the Independent Expert, the Administrative Agent and the Borrower.

SECTION 5.16. Certain Post-Closing Obligations. As promptly as practicable, and in any event within the time periods after the Effective Date specified in Schedule 5.16 or such later date as the Administrative Agent agrees to in writing, including to reasonably accommodate circumstances unforeseen on the Effective Date, Holdings, the Borrower and each other Loan Party shall deliver the documents or take the actions specified on Schedule 5.16 that would have been required to be delivered or taken on the Effective Date but for the proviso to Section 4.01(f), in each case except to the extent otherwise agreed by the Administrative Agent pursuant to its authority as set forth in the definition of the term “Collateral and Guarantee Requirement”.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable (other than contingent amounts not yet due) under any Loan Document have been paid in full and all Letters of Credit have expired or been terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Holdings and the Borrower will not, and will not permit any other Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

(i) Indebtedness of Holdings and any of the Subsidiaries under the Loan Documents (including any Indebtedness incurred pursuant to Section 2.20 or 2.21);

(ii) Indebtedness (A) outstanding on the date hereof and listed on Schedule 6.01 and any Permitted Refinancing thereof and (B) intercompany Indebtedness outstanding on the date hereof;

(iii) Guarantees by Holdings and the Subsidiaries in respect of Indebtedness of any Subsidiary otherwise permitted hereunder, provided that (A) no Guarantee of the Seller Note shall be permitted, (B) no Guarantee by any Subsidiary of any Junior Financing shall be permitted unless such Subsidiary shall have also provided a Guarantee of the Loan Document Obligations pursuant to the Guarantee Agreement and (C) if the Indebtedness being Guaranteed is subordinated to the Loan Document Obligations, such Guarantee shall be subordinated to the Guarantee of the Loan Document Obligations on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness, provided further that all such Guarantees under this clause (iii) are permitted by Section 6.04;

(iv) Indebtedness of Holdings owing to any Subsidiary or of any Subsidiary owing to any other Subsidiary to the extent permitted by Section 6.04, provided that all such Indebtedness of any Loan Party owing to any Subsidiary that is not a Loan Party shall be subordinated to the Loan Document Obligations (to the extent any such Indebtedness is outstanding at any time after the date that is 30 days after the Effective Date or such later date as the Administrative Agent may reasonably agree) (but only to the extent permitted by applicable law and not giving rise to adverse tax consequences) on terms (i) at least as favorable to the Lenders as those set forth in the form of intercompany note attached as Exhibit J or (ii) otherwise reasonably satisfactory to the Administrative Agent;

(v) (A) Indebtedness (including Capitalized Lease Obligations) of Subsidiaries financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets, other than software, provided that such Indebtedness is incurred concurrently with or within 270 days after the applicable acquisition, construction, repair, replacement or improvement, and (B) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clause (A), provided further that, at the time of any such incurrence of Indebtedness and after giving Pro Forma Effect thereto and the use of the proceeds thereof, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (v) shall not exceed the greater of $35,000,000 and 20% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(vi) Indebtedness in respect of Swap Agreements permitted by Section 6.07;

(vii) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary) after the date hereof as a result of a Permitted Acquisition, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition, and Permitted Refinancings thereof, provided that (A) such Indebtedness is not incurred in contemplation of such Permitted Acquisition and (B) at the time of any such incurrence of Indebtedness and after giving effect thereto on a pro forma basis, the aggregate principal amount of Indebtedness that is outstanding in reliance on this clause (vii) shall not exceed the greater of $25,000,000 and 15% of Consolidated EBITDA for the most recently ended Test Period as of such time;

(viii) (A) Indebtedness of any Person that becomes a Subsidiary (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Subsidiary) after the date hereof as a result of a Permitted Acquisition, or Indebtedness of any Person that is assumed by any Subsidiary in connection with an acquisition of assets by such Subsidiary in a Permitted Acquisition, provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, or (2) incurred to finance a Permitted Acquisition and (B) any Permitted Refinancing thereof, provided that if such Indebtedness is incurred pursuant to clause (A)(2) above, (u) the primary obligor in respect of, and any Person that Guarantees, such Indebtedness shall be a Loan Party, (v) in the case of any such Indebtedness of the Borrower, such Indebtedness is unsecured and, if subordinated, is subordinated to the Loan Document Obligations on terms at least as favorable to the Lenders as are customary for “high yield” subordinated notes issued at the time of incurrence thereof or otherwise on terms that are reasonably satisfactory to the Administrative Agent and (w) in the case of any such Indebtedness of any Loan Party other than the Borrower, such Indebtedness is (I) unsecured and (II) if the Loan Party has not pledged substantially all of its assets to secure the Loan Document Obligations, subordinated to the Loan Document Obligations on terms at least as favorable to the Lenders as are customary for “high yield” subordinated notes issued at the time of incurrence thereof or otherwise on terms that are reasonably satisfactory to the Administrative Agent; (x) immediately after giving effect thereto and the use of the proceeds thereof, (1) no Event of Default shall exist or result therefrom and (2) Holdings and the Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Sections 6.12 and 6.13 for, or as of the last day of, the Test Period as of such time (provided, that for the purpose of determining compliance with this clause (x)(2), the levels set forth in Section 6.13 shall be deemed to be 0.25 to 1.0 lower than the corresponding levels set forth therein); (y) such Indebtedness matures after, and does not require any scheduled amortization or other scheduled payments, repurchases or redemptions of principal prior to, the Latest Maturity Date in effect on the date of incurrence thereof (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions that are customary for “high-yield” unsecured notes issued at the time of incurrence thereof or otherwise reasonably satisfactory to the Administrative Agent); and (z) such Indebtedness has terms and conditions (other than interest rate, redemption premiums and subordination terms), taken as a whole, that are not materially less favorable to Holdings, the Subsidiaries and the Lenders as the terms and conditions of this Agreement, provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(ix) Indebtedness representing deferred compensation to employees of Holdings and the Subsidiaries incurred in the ordinary course of business;

(x) Indebtedness consisting of unsecured promissory notes issued by any Loan Party to current or former officers, directors and employees or their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdings (or any direct or indirect parent thereof) permitted by Section 6.08(a);

(xi) Indebtedness of Holdings or the Subsidiaries constituting indemnification obligations or obligations in respect of purchase price or other similar adjustments incurred in a Permitted Acquisition, any other Investment or any Disposition, in each case permitted hereunder;

(xii) Indebtedness consisting of obligations of Holdings or the Subsidiaries under deferred compensation or other similar arrangements incurred in connection with the Transactions or any Permitted Acquisition or other Investment permitted hereunder;

(xiii) Cash Management Obligations and other Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case, in connection with deposit accounts, provided that any such Cash Management Obligations or Indebtedness related to deposit accounts in a jurisdiction where such services, protections and similar arrangements are provided by a Revolving Lender or an Affiliate of a Revolving Lender cannot be secured under the Loan Documents unless owed to a Revolving Lender or an Affiliate thereof;

(xiv) Indebtedness of the Subsidiaries (other than any Intermediate Parent), provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto and the use of the proceeds thereof, (A) the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed the greater of $70,000,000 and 45% of Consolidated EBITDA for the Test Period as of such time and (B) the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) in respect of which the primary obligor or a guarantor is a Subsidiary that is not a Loan Party shall not exceed the greater of $35,000,000 and 20% of Consolidated EBITDA for the Test Period as of such time;

(xv) Indebtedness consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case in the ordinary course of business;

(xvi) Indebtedness incurred by any of the Subsidiaries in respect of letters of credit, bank guarantees, bankers’ acceptances or similar instruments issued or created in the ordinary course of business, including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other reimbursement-type obligations regarding workers compensation claims;

(xvii) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by any of the Subsidiaries or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case in the ordinary course of business or consistent with past practice;

(xviii) unsecured Indebtedness of Holdings or any Intermediate Parent (“Permitted Holdings Debt”) (A) that is not subject to any Guarantee by any Subsidiary, (B) that will not mature prior to the date that is 91 days after the Latest Maturity Date in effect on the date of issuance or incurrence thereof, (C) that has no scheduled amortization or payments, repurchases or redemptions of principal (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (E) below), (D) that does not require any payments in cash of interest or other amounts in respect of the principal thereof prior to the earlier to occur of (1) the date that is five years from the date of the issuance or incurrence thereof and (2) the date that is 91 days after the Latest Maturity Date in effect on the date of such issuance or incurrence, and (E) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount notes of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior discount notes of a holding company), provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the issuance or incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees); provided further that any such Indebtedness shall constitute Permitted Holdings Debt only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, (1) no Event of Default shall have occurred and be continuing and (2) Holdings and the Subsidiaries will be in Pro Forma Compliance with the covenants set forth in Sections 6.12 and 6.13 for, or as of the last day of, the Test Period as of such time (it being understood that any future capitalized or paid-in-kind interest or accreted principal on such Indebtedness is not subject to this proviso);

(xix) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(xx) Indebtedness evidenced by the Seller Note, and any Permitted Refinancing thereof;

(xxi) Permitted Unsecured Refinancing Debt, and any Permitted Refinancing thereof;

(xxii) Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancing thereof; and

(xxiii) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through (xxii) above.

(b) Holdings and each Intermediate Parent will not create, incur, assume or permit to exist any Indebtedness except (i) Indebtedness created under Sections 6.01(a)(i), (iii), (iv), (vi), (ix), (x), (xi), (xii), (xiii), (xviii), (xxi) and all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in the foregoing clauses, and (ii) in the case of the Seller Note Issuer, the Seller Note.

(c) Neither Holdings nor the Borrower will, nor will they permit any other Subsidiary to, issue any preferred Equity Interests or any Disqualified Equity Interests, except (A) in the case of Holdings, preferred Equity Interests that are Qualified Equity Interests and (B) in the case of any Subsidiary, preferred Equity Interests issued to and held by Holdings or any other Subsidiary.

SECTION 6.02. Liens. Neither Holdings nor the Borrower will, nor will they permit any other Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

(i) Liens created under the Loan Documents;

(ii) Permitted Encumbrances;

(iii) Liens existing on the date hereof and set forth on Schedule 6.02 and any modifications, replacements, renewals or extensions thereof, provided that (A) such modified, replacement, renewal or extension Lien does not extend to any additional property other than (1) after-acquired property that is affixed or incorporated into the property covered by such Lien and (2) proceeds and products thereof, and (B) the obligations secured or benefited by such modified, replacement, renewal or extension Lien are permitted by Section 6.01;

(iv) Liens securing Indebtedness permitted under Section 6.01(a)(v), provided that (A) such Liens attach concurrently with or within 270 days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (B) such Liens do not at any time encumber any property other than the property financed by such Indebtedness except for accessions to such property and the proceeds and the products thereof and (C) with respect to

Capitalized Lease Obligations, such Liens do not at any time extend to or cover any assets (except for accessions to or proceeds of such assets) other than the assets subject to such Capitalized Lease Obligations, provided further that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(v) leases, licenses, subleases or sublicenses granted to others that do not (A) interfere in any material respect with the business of Holdings and the Subsidiaries, taken as a whole, or (B) secure any Indebtedness;

(vi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(vii) Liens (A) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (B) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and that are within the general parameters customary in the banking industry;

(viii) Liens (A) on cash advances or escrow deposits in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment or otherwise in connection with any escrow arrangements with respect to any such Investment or any Disposition permitted under Section 6.05 (including any letter of intent or purchase agreement with respect to such Investment or Disposition), or (B) consisting of an agreement to dispose of any property in a Disposition permitted under Section 6.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(ix) Liens on property of any Subsidiary that is not a Loan Party, which Liens secure Indebtedness of such Subsidiary permitted under Section 6.01;

(x) Liens granted by a Subsidiary that is not a Loan Party in favor of any Loan Party and Liens granted by a Subsidiary that is a Loan Party in favor of any Loan Party;

(xi) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the date hereof (other than Liens on the Equity Interests of any Person that becomes a Subsidiary; provided that (A) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (B) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subject to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require or include, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (C) the Indebtedness secured thereby is permitted under Section 6.01(a)(v), (vii) or (viii);

(xii) any interest or title of a lessor under leases (other than leases constituting Capitalized Lease Obligations) entered into by any of the Subsidiaries in the ordinary course of business;

(xiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods by any of the Subsidiaries in the ordinary course of business;

(xiv) Liens deemed to exist in connection with Investments in repurchase agreements under clause (e) of the definition of the term “Permitted Investments”;

(xv) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xvi) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks not given in connection with the incurrence of Indebtedness, (B) relating to pooled deposit or sweep accounts of Holdings or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and the Subsidiaries or (C) relating to purchase orders and other agreements entered into with customers of any Subsidiary in the ordinary course of business;

(xvii) ground leases in respect of real property on which facilities owned or leased by any of the Subsidiaries are located;

(xviii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xix) Liens on the Collateral securing Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt; and

(xx) other Liens, provided that at the time of the granting of and after giving Pro Forma Effect to any such Lien and the obligations secured thereby (including the use of proceeds thereof) the aggregate face amount of obligations secured by Liens existing in reliance on this clause (xx) shall not exceed the greater of $15,000,000 and 10% of Consolidated EBITDA for the Test Period as of such time.

Notwithstanding the foregoing, (A) no Liens on any Intellectual Property that is Collateral shall be permitted at any time, other than pursuant to Section 6.02(i), (ii), (iii), (v), (viii), (x), (xi), (xiii) or (xix) and (B) no Subsidiary that is a Designated Subsidiary as of the Effective Date shall create, incur, assume or permit to exist any Lien (other than any non-consensual Lien or any Lien of the type referred to in Section 6.02(iv)) until such Subsidiary shall have become a Loan Party and all the other requirements set forth on Schedule 5.16 with respect to such Subsidiary shall have been satisfied.

SECTION 6.03. Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any other Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that:

(i) any Subsidiary (other than the Borrower or the Seller Note Issuer) may merge with (A) the Borrower (including a merger the purpose of which is to reorganize the Borrower into a new U.S. jurisdiction), provided that the Borrower shall be the continuing or surviving Person, or (B) any one or more other Subsidiaries (other than the Borrower or the Seller Note Issuer); provided that when any Subsidiary Loan Party is merging with another Subsidiary (1) the continuing or surviving Person shall be a Subsidiary Loan Party or (2) if the continuing or surviving Person is not a Subsidiary Loan Party, the acquisition of such Subsidiary Loan Party by such surviving Subsidiary is otherwise permitted under Section 6.04; provided further that in no event shall any IP Subsidiary or Material Subsidiary cease to be a Loan Party as a result of any merger permitted under this clause (i) unless the continuing or surviving Person of such merger is a Subsidiary Loan Party;

(ii) (A) any Subsidiary that is not a Loan Party may merge or consolidate with or into any other Subsidiary that is not a Loan Party and (B) any Subsidiary (other than the Borrower and the Seller Note Issuer) may liquidate or dissolve or change its legal form if Holdings determines in good faith that such action is in the best interests of Holdings and the Subsidiaries and is not materially disadvantageous to the Lenders;

(iii) any Subsidiary may make a Disposition of all or substantially all of its assets (upon voluntary liquidation or otherwise) to another Subsidiary, provided that if the transferor in such a transaction is a Loan Party, then (A) the transferee must be a Loan Party, (B) to the extent constituting an Investment, such Investment must be a permitted Investment in a Subsidiary that is not a Loan Party in accordance with Section 6.04 or (C) to the extent constituting a Disposition to a Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted Investment in a Subsidiary that is not a Loan Party in accordance with Section 6.04; provided further that in no event shall any IP Subsidiary or Material Subsidiary dispose of all or substantially all of its assets to any Person other than a Loan Party pursuant to this clause (iii);

(iv) the Borrower may merge or consolidate with any other Person, provided that (A) the Borrower shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not the Borrower (any such Person, the “Successor Borrower”), (1) the Successor Borrower shall be an entity organized or existing under the laws of the United States, any State thereof or the District of Columbia, (2) the Successor Borrower shall expressly assume all the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (3) each Loan Party other than the Borrower, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of, and grant of any Liens as security for, the Secured Obligations shall apply to the Successor Borrower’s obligations under this Agreement and (4) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement; provided further that (y) if such Person is not a Loan Party, no Default exists after giving effect to such merger or consolidation and (z) if the foregoing requirements are satisfied, the Successor Borrower will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents;

(v) Holdings may merge or consolidate with any other Person, or, in connection with an IPO, liquidate into a direct parent entity organized in a different jurisdiction that will be the IPO Entity, so long as no Event of Default exists after giving effect to such merger or consolidation, provided that (A) Holdings shall be the continuing or surviving Person or (B) if the Person formed by or surviving any such merger or consolidation is not Holdings or is a Person into which Holdings has been liquidated (any such Person, the “Successor Holdings”), (1) the Successor Holdings shall expressly assume all the obligations of Holdings under this Agreement and the other Loan Documents to which Holdings is a party pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (2) each Loan Party other than Holdings, unless it is the other party to such merger or consolidation, shall have reaffirmed, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, that its Guarantee of and grant of any Liens as security for the Secured Obligations shall apply to the Successor Holdings’ obligations under this Agreement, (3) the Successor Holdings shall, immediately following such merger or consolidation, directly or indirectly own all Subsidiaries owned by Holdings immediately prior to such merger and (4) Holdings shall have delivered to the Administrative Agent a certificate of a Responsible Officer and an opinion of counsel, each stating that such merger or consolidation complies with this Agreement; provided further that if the foregoing requirements are satisfied, the Successor Holdings will succeed to, and be substituted for, Holdings under this Agreement and the other Loan Documents;

(vi) any Subsidiary (other than the Borrower and the Seller Note Issuer) may merge, consolidate or amalgamate with any other Person in order to effect an Investment permitted pursuant to Section 6.04; provided that the continuing or surviving Person shall be a Subsidiary, which together with each of its Subsidiaries, shall have complied with the requirements of Sections 5.11 and 5.12 and if the other party to such transaction is not a Loan Party, no Default exists after giving effect to such transaction; provided further that in no event shall any IP Subsidiary or Material Subsidiary cease to be a Loan Party as a result of any transaction permitted under this clause (vi) unless the continuing or surviving Person in such transaction is a Subsidiary Loan Party;

(vii) Holdings and the Subsidiaries may consummate the Acquisition;

(viii) any Subsidiary may effect a merger, dissolution, liquidation consolidation or amalgamation to effect a Disposition permitted pursuant to Section 6.05; provided that if the other party to such transaction is not a Loan Party, no Default exists after giving effect to the transaction; and

(ix) in connection with an IPO (including in preparation for a potential IPO) Springboard Group S.àr.l. may be liquidated or dissolved so long as Lux TopCo is a Loan Party and the direct or indirect parent of the Seller Note Issuer and US Bidco.

(b) The Borrower will not, and Holdings and the Borrower will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Subsidiaries on the Effective Date and businesses reasonably related or ancillary thereto.

(c) Holdings and each Intermediate Parent will not conduct, transact or otherwise engage in any business or operations other than (i) the ownership and/or acquisition of the Equity Interests of the Borrower, the Seller Note Issuer, US Bidco and any Intermediate Parent, (ii) the maintenance of its legal existence, including the ability to incur fees, costs and expenses relating to such maintenance, (iii) participating in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, (iv) the performance of its obligations under and in connection with the Loan Documents, any documentation governing any Indebtedness or Guarantee permitted to be incurred or made by it under Article VI, the Acquisition Agreement, the other agreements contemplated by the Acquisition Agreement and the other agreements contemplated hereby and thereby, (v) any public offering of its common stock or any other issuance or registration of its Equity Interests for sale or resale not prohibited by this Agreement, including the costs, fees and expenses related thereto, (vi) any transaction that Holdings or such Intermediate Parent is permitted to enter into or consummate under Article VI (including, but not limited to, the making of any Restricted Payment permitted by Section 6.08 or holding of any cash or Permitted Investments received in connection with Restricted Payments made in accordance with Section 6.08 pending application thereof in the manner contemplated by Section 6.04, the incurrence of any Indebtedness permitted to be incurred by it under Section 6.01 and the making of any Investment permitted to be made by it under Section 6.04), (vii) incurring fees, costs and expenses relating to overhead and general operating including professional fees for legal, tax and accounting issues and paying taxes, (viii) providing indemnification to officers and directors and as otherwise permitted in Section 6.09, (ix) activities incidental to the consummation of the Transactions and (x) activities incidental to the businesses or activities described in clauses (i) to (ix) of this paragraph.

(d) Holdings and each Intermediate Parent will not own or acquire any assets (other than Equity Interests as referred to in paragraph (c)(i) above, cash, Permitted Investments and, in the case of any Intermediate Parent, intercompany Investments consisting of Indebtedness permitted to be made by it under Section 6.04) or incur any liabilities (other than liabilities as referred to in paragraph (c) above, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and business and activities permitted by this Agreement).

SECTION 6.04. Investments, Loans, Advances, Guarantees and Acquisitions. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or hold any Investment, except:

(a) Permitted Investments;

(b) loans or advances to officers, directors and employees of Holdings and the Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) in connection with such Person’s purchase of Equity Interests of Holdings (or any direct or indirect parent thereof) (provided that the amount of such loans and advances shall be contributed through each applicable Intermediate Parent to the Borrower or US Bidco in cash as common equity or Qualified Equity Interests) and (iii) for purposes not described in the foregoing clauses (i) and (ii), in an aggregate principal amount outstanding at any time not to exceed $5,000,000;

(c) Investments (i) by Holdings or any Subsidiary in any Loan Party (excluding any new Subsidiary that becomes a Loan Party pursuant to such Investment), (ii) by any Subsidiary that is not a Loan Party in any other Subsidiary that is also not a Loan Party, (iii) by any Subsidiary (A) in any Subsidiary, provided that the aggregate amount of such Investments made by Loan Parties after the Effective Date in Subsidiaries that are not Loan Parties in reliance on this clause (iii)(A) (including any such Investments deemed to be made pursuant to Section 6.14(b) but without duplication of amounts made in reliance on Section 6.04(m)) (together with the amount of Investments made in Subsidiaries that are not Loan Parties made pursuant to Section 6.04(h) but exclusive of Short-Term Intercompany Debt), shall not exceed the Non-Loan Party Investment Amount at the time of any such Investment, (B) in any Subsidiary that is not a Loan Party, constituting an exchange of Equity Interests of such Subsidiary for Indebtedness of such Subsidiary or (C) constituting Guarantees of Indebtedness or other monetary obligations of Subsidiaries that are not Loan Parties owing to any Loan Party, (iv) by Holdings or any Subsidiary in Subsidiaries that are not Loan Parties so long as such Investment is part of a series of simultaneous Investments by Subsidiaries in other Subsidiaries that result in the proceeds of the initial Investment being invested in one or more Loan Parties and (v) by Holdings or any Subsidiary in any Subsidiary that is not a Loan Party, consisting of the contribution of Equity Interests of any other Subsidiary that is not a Loan Party so long as the Equity Interests of the transferee Subsidiary is pledged to secure the Secured Obligations; provided that in no event shall any IP Subsidiary or Material Subsidiary cease to be a Loan Party pursuant to this clause (c) except as a result of a consolidation, merger or similar transaction in which the continuing or surviving Person is a Loan Party;

(d) Investments consisting of extensions of trade credit in the ordinary course of business;

(e) Investments (i) existing or contemplated on the date hereof and set forth on Schedule 6.04(e) and any modification, replacement, renewal, reinvestment or extension thereof and (ii) Investments existing on the date hereof by Holdings or any Subsidiary in any Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except by the terms of such Investment to the extent as set forth on Schedule 6.04(e) or as otherwise permitted by this Section 6.04;

(f) Investments in Swap Agreements permitted under Section 6.07;

(g) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 6.05;

(h) Permitted Acquisitions, provided that the aggregate amount of consideration paid or provided by Holdings, the Borrower or any other Loan Party after the Effective Date in reliance on this Section 6.04(h) (together with any Investments made in Subsidiaries that are not Loan Parties pursuant to Section

6.04(c)(iii)(A)) for Permitted Acquisitions (including the aggregate principal amount of all Indebtedness assumed in connection with Permitted Acquisitions) for any Subsidiary that shall not be or, after giving effect to such Permitted Acquisition, shall not become a Loan Party, shall not exceed the Non-Loan Party Investment Amount at such time;

(i) the Transactions;

(j) Investments in the ordinary course of business consisting of Article 3 endorsements for collection or deposit and Article 4 customary trade arrangements with customers consistent with past practices;

(k) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(l) loans and advances to Holdings (or any direct or indirect parent thereof) or any Intermediate Parent in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), Restricted Payments to the extent permitted to be made to Holdings (or such parent) in accordance with Section 6.08(a)(iv), (v), (vi), (vii) or (viii);

(m) so long as immediately after giving effect to any such Investment no Default has occurred and is continuing, other Investments and other acquisitions, provided that at the time any such Investment (including any such Investments deemed to be made pursuant to Section 6.14(b)) or other acquisition is made, the aggregate outstanding amount of all Investments made in reliance on this clause (m) (including all such Investments deemed made pursuant to Section 6.14(b) but without duplication of such amounts made in reliance on Section 6.04(c)(iii)(A)), together with the aggregate amount of all consideration paid in connection with all other acquisitions made in reliance on this clause (m) (including the aggregate principal amount of all Indebtedness assumed in connection with any such other acquisition) shall not exceed the greater of $70,000,000 and 45% of Consolidated EBITDA for the most recently ended Test Period after giving Pro Forma Effect to the making of such Investment or other acquisition, provided further that such amount shall be increased by (i) the Net Proceeds of any issuance of, or contribution of cash in respect of existing, Qualified Equity Interests (other than any such issuance or contribution made pursuant to Section 7.03) that are Not Otherwise Applied and (ii) the amount of Cumulative Excess Cash Flow that is Not Otherwise Applied;

(n) advances of payroll payments to employees in the ordinary course of business;

(o) Investments and other acquisitions to the extent that payment for such Investments is made solely with Qualified Equity Interests (excluding Cure Amounts) of Holdings (or any direct or indirect parent thereof); and

(p) Investments of a Subsidiary acquired after the Effective Date or of a Person merged or consolidated with any Subsidiary in accordance with this Section and Section 6.03 after the Effective Date (other than existing Investments in subsidiaries of such Subsidiary or Person, which must comply with the requirements of Section 6.04(h) or 6.04(m)) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation.

SECTION 6.05. Asset Sales. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings or the Borrower permit any Subsidiary to issue any additional Equity Interest in such Subsidiary (other than issuing directors’ qualifying shares, nominal shares issued to foreign nationals to the extent required by applicable Requirements of Law and other than issuing Equity Interests to Holdings or another Subsidiary in compliance with Section 6.04(c)) (each, a “Disposition”), except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business and Dispositions of property no longer used or useful in the conduct of the business of Holdings and the Subsidiaries;

(b) Dispositions of inventory and other assets in the ordinary course of business;

(c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;

(d) Dispositions of property to a Subsidiary, provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must be a Loan Party, (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in a Subsidiary that is not a Loan Party in accordance with Section 6.04 or (iii) to the extent constituting a Disposition to a Subsidiary that is not a Loan Party, such Disposition is for fair value and any promissory note or other non-cash consideration received in respect thereof is a permitted investment in a Subsidiary that is not a Loan Party in accordance with Section 6.04; provided further that no sale or transfer of Intellectual Property material to the business or operations of Holdings and its Subsidiaries, taken as a whole, owned by a Loan Party may be made to a Subsidiary that is not a Loan Party pursuant to this clause (d);

(e) Dispositions permitted by Section 6.03, Investments permitted by Section 6.04, Restricted Payments permitted by Section 6.08 and Liens permitted by Section 6.02;

(f) Dispositions of property (other than Intellectual Property) acquired by Holdings or any Subsidiary after the Effective Date pursuant to sale-leaseback transactions permitted by Section 6.06;

(g) Dispositions of Permitted Investments;

(h) Dispositions of accounts receivable in connection with the collection or compromise thereof;

(i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), in each case in the ordinary course of business and that do not materially interfere with the business of Holdings and the Subsidiaries, taken as a whole;

(j) transfers of property subject to Casualty Events upon receipt of the Net Proceeds of such Casualty Event;

(k) Dispositions of property to Persons other than Subsidiaries (including the sale or issuance of Equity Interests of a Subsidiary other than an IP Subsidiary or a Material Subsidiary) not otherwise permitted under this Section 6.05, provided that (i) no Default shall exist at the time of, or would result from, such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default existed or would have resulted from such Disposition), (ii) the aggregate fair market value of all property Disposed of in reliance on this clause (k) shall not exceed $500,000,000 in the aggregate and (iii) with respect to any Disposition pursuant to this clause (k) for a purchase price in excess of $10,000,000, Holdings or a Subsidiary shall receive not less than 75% of such consideration in the form of cash or Permitted Investments; provided, however, that for the purposes of this clause (iii), (A) any liabilities (as shown on the most recent balance sheet of Holdings provided hereunder or in the footnotes thereto) of Holdings or such Subsidiary, other than liabilities that are by their terms subordinated in right of payment to the Loan Document Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which Holdings and all of the Subsidiaries shall have been validly released by all applicable creditors in writing, shall be deemed to be cash, (B) any securities received by Holdings or such Subsidiary from such transferee that are converted by Holdings or such Subsidiary into cash or Permitted Investments (to the extent of the cash or Permitted Investments received) within 180 days following the closing of the applicable Disposition, shall be deemed to be cash and (C) any Designated Non-Cash Consideration received by Holdings or such Subsidiary in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (k) that is at that time outstanding, not in excess of $20,000,000 at the time of the receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash;

(l) Dispositions set forth on Schedule 6.05(l); and

(m) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

provided that (i) any Disposition of any property pursuant to this Section 6.05 (except pursuant to Sections 6.05(e) and except for Dispositions by a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition and (ii) no Disposition of Intellectual Property by an IP Subsidiary will be made pursuant to this Section 6.05 (except pursuant to Sections 6.05(a), 6.05(c) and 6.05(i)) if such Intellectual Property is material to the business or operations of Holdings and the Subsidiaries, taken as a whole.

SECTION 6.06. Sale and Leaseback Transactions. Neither Holdings nor the Borrower will, nor will they permit any other Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets by any Subsidiary that is made for cash consideration in an amount not less than the fair value of such fixed or capital asset and is consummated within 270 days after such Subsidiary acquires or completes the construction of such fixed or capital asset, provided that, if such sale and leaseback results in a Capital Lease Obligation, such Capital Lease Obligation is permitted by Section 6.01 and any Lien made the subject of such Capital Lease Obligation is permitted by Section 6.02.

SECTION 6.07. Swap Agreements. Neither Holdings nor the Borrower will, nor will they permit any other Subsidiary to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which any Subsidiary has actual exposure (other than those in respect of shares of capital stock or other Equity Interests of Holdings or any Subsidiary) and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of Holdings or any Subsidiary.

SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness. (a) Neither Holdings nor the Borrower will, nor will they permit any other Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(i) each subsidiary of the Borrower and US Bidco may make Restricted Payments to the Borrower, to US Bidco and to other subsidiaries of the Borrower and US Bidco (and, in the case of a Restricted Payment by any such subsidiary that is not a wholly-owned subsidiary of Holdings, to the Borrower, US Bidco and any other subsidiary of the Borrower and US Bidco and to each other owner of Equity Interests of such subsidiary based on their relative ownership interests of the relevant class of Equity Interests);

(ii) Holdings and each Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person, provided that in the case of any such Restricted Payment by a Subsidiary that is not a wholly-owned subsidiary of Holdings, such Restricted Payment is made to Holdings, any Subsidiary and to each other owner of Equity Interests of such Subsidiary based on their relative ownership interests of the relevant class of Equity Interests;

(iii) Restricted Payments made on the Effective Date to consummate the Transactions;

(iv) repurchases of Equity Interests in Holdings (or Restricted Payments by Holdings to allow repurchases of Equity Interest in any direct or indirect parent of Holdings) or any Subsidiary deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(v) Holdings may redeem, acquire, retire or repurchase its Equity Interests (or any options or warrants or stock appreciation rights issued with respect to any of such Equity Interests) (or make Restricted Payments to allow any of the Holdings’ direct or indirect parent companies to so redeem, retire, acquire or repurchase their Equity Interests) held by current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) of Holdings (or any direct or indirect parent thereof) and the Subsidiaries, upon the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option or stock appreciation rights plan, any management, director and/or employee stock ownership or incentive plan, stock subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement;

(vi) without duplication of Section 6.08(a)(vii)(G) below, the Subsidiaries may make Restricted Payments to allow any direct or indirect equity owner of Holdings to pay Taxes incurred by such owner in any taxable period which are attributable to the income of Holdings and the Subsidiaries; provided that Restricted Payments made pursuant to this clause (a)(vi) shall only be made to the extent that the liability of the equity owner receiving payment under this clause (a)(vi) for such Taxes exceeds the amount of distributions received by such equity owner, other than any distributions received by such equity owner pursuant to the other provisions of this Section 6.08;

(vii) the Subsidiaries may make Restricted Payments in cash to Holdings and any Intermediate Parent and, where applicable, Holdings may make Restricted Payments in cash:

(A) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay its Tax liability to the relevant jurisdiction in respect of consolidated, combined, unitary or affiliated returns attributable to the income of Holdings and the Subsidiaries; provided that Restricted Payments made pursuant to this clause (a)(vii)(A) shall (i) not exceed the Tax liability that the payee receiving payment under this clause (a)(vii)(A) and its subsidiaries would incur were such Taxes determined as if such payee and its subsidiaries were a stand-alone taxpayer and (ii) only be made to the extent that such payee’s liability for such Taxes exceeds the amount of distributions received by such payee, other than distributions received by such payee or pursuant to the other provisions of this Section 6.08;

(B) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay (or to make Restricted Payments to allow any direct or indirect parent of Holdings to pay) (1) its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and similar expenses payable to third parties) that are reasonable and customary and incurred in the ordinary course of business, in an aggregate amount not to exceed $2,000,000 in any fiscal year plus any reasonable and customary indemnification claims made by directors or officers of Holdings (or any parent thereof or any Intermediate Parent) attributable to the ownership or operations of Holdings and the Subsidiaries, (2) fees and expenses (x) due and payable by any of the Subsidiaries and (y) otherwise permitted to be paid by such Subsidiary under this Agreement and (3) fees and expenses due and payable pursuant to the Investor Management Agreement permitted to be paid pursuant to Section 6.09(iv);

(C) the proceeds of which shall be used by Holdings or any Intermediate Parent to pay franchise taxes and other fees, taxes and expenses required to maintain its corporate existence;

(D) the proceeds of which shall be used by Holdings to make Restricted Payments permitted by clause (a)(iv) or (a)(v);

(E) to finance any Investment permitted to be made pursuant to Section 6.04, provided that (A) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (B) Holdings shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) to be contributed to the Subsidiaries (other than any Intermediate Parent) or (2) the Person formed or acquired to merge into or consolidate with any of the Subsidiaries (other than any Intermediate Parent and to the extent such merger or consolidation is permitted in Section 6.03) in order to consummate such Investment, in each case in accordance with the requirements of Sections 5.11 and 5.12;

(F) the proceeds of which shall be used by Holdings to pay (or to make Restricted Payments to allow any direct or indirect parent thereof to pay) fees and expenses related to any unsuccessful equity or debt offering permitted by this Agreement;

(G) the proceeds of which shall be used by Holdings to make Restricted Payments to allow any direct or indirect equity owner of Holdings to pay Taxes incurred by such owner in any taxable period which are attributable to the income of Holdings and the Subsidiaries; provided that Restricted Payments made pursuant to this clause (a)(vii)(G) shall only be made to the extent that the liability of the equity owner receiving payment under this clause (a)(vii)(G) for such Taxes exceeds the amount of distributions received by such equity owner, other than any distributions received by such equity owner pursuant to the other provisions of this Section 6.08; and

(H) the proceeds of which shall be used to make payments permitted by clause(b)(iv); and

(viii) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower and any Intermediate Parent may make additional Restricted Payments to any Intermediate Parent and Holdings the proceeds of which may be utilized by Holdings to make additional Restricted Payments or by Holdings or any Intermediate Parent to make any payments in respect of any Permitted Holdings Debt, in an aggregate amount, together with the aggregate amount of (1) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings made pursuant to Section 6.08(b)(iv) and (2) loans and advances to Holdings made pursuant to Section 6.04(l) in lieu of Restricted Payments permitted by this clause (viii), not to exceed $15,000,000 (or, if the Leverage Ratio as of the last day of the immediately preceding fiscal quarter of Holdings (after giving Pro Forma Effect to such additional Restricted Payments) is 3.00 to 1.00 or less, $25,000,000) plus (y) the aggregate amount of the Net Proceeds of the issuance of, or contribution in respect of existing, Qualified Equity Interests (other than any such issuance or contribution made pursuant to Section 7.03) that are Not Otherwise Applied, plus (z) if the Leverage Ratio as of the last day of the immediately preceding fiscal quarter of Holdings (after giving Pro Forma Effect to such additional Restricted Payments) is 3.00 to 1.00 or less, the amount of Cumulative Excess Cash Flow that is Not Otherwise Applied; and

(ix) redemptions in whole or in part of any of its Equity Interests for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests, provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Equity Interests redeemed thereby.

(b) Neither Holdings nor the Borrower will, nor will they permit any other Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Junior Financing, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Junior Financing, or any other payment (including any payment under any Swap Agreement) that has a substantially similar effect to any of the foregoing, except:

(i) payment of regularly scheduled interest and principal payments as, in the form of payment and when due in respect of any Indebtedness, other than payments in respect of any Junior Financing prohibited by the subordination provisions thereof;

(ii) refinancings of Indebtedness to the extent permitted by Section 6.01;

(iii) the conversion of any Junior Financing to Equity Interests (other than Disqualified Equity Interests) of Holdings or any of its direct or indirect parents; and

(iv) prepayments, redemptions, purchases, defeasances and other payments in respect of Junior Financings prior to their scheduled maturity in an aggregate amount, together with the aggregate amount of (1) Restricted Payments made pursuant to clause(a)(vii) and (2) loans and advances to Holdings made pursuant to Section 6.04(l) not to exceed the sum of (x) $15,000,000 (or, if the Leverage Ratio as of the last day of the immediately preceding fiscal quarter of Holdings (after giving Pro Forma Effect to such additional prepayments, redemptions, purchases, defeasances and other payments) is 3.00 to 1.00 or less, $25,000,000) plus (y) the amount of the Net Proceeds of issuances of, or contributions in respect of existing, Qualified Equity Interests (other than issuances or contributions made pursuant to Section 7.03) that are Not Otherwise Applied plus (z) if the Leverage Ratio as of the last day of the immediately preceding fiscal quarter of Holdings (after giving Pro Forma Effect to such additional prepayments, redemptions, purchases, defeasances and other payments) is 3.00 to 1.00 or less, the amount of Cumulative Excess Cash Flow that is Not Otherwise Applied.

SECTION 6.09. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any other Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) transactions with Holdings or any Subsidiary, (ii) on terms substantially as favorable to Holdings or such Subsidiary as would be obtainable by Holdings or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate, (iii) the payment of fees and expenses related to the Transactions, (iv) the payment of management and monitoring fees to the Investors (or management companies of the Investors) in an aggregate amount in any fiscal year not to exceed the amount permitted to be paid pursuant to the Investor Management Agreement as in effect on the date hereof and any Investor Termination Fees not to exceed the amount set forth in the Investor Management Agreement as in effect on the date hereof and related indemnities and reasonable expenses, (v) issuances of Equity Interests of Holdings to the extent otherwise permitted by this Agreement, (vi) employment and severance arrangements between Holdings and the Subsidiaries and their respective officers and employees in the ordinary course of business, (vii) payments by Holdings (and any direct or indirect parent thereof) and the Subsidiaries pursuant to tax sharing agreements among Holdings (and any such parent thereof) and the Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Subsidiaries, (viii) the payment of customary fees and reasonable out-of-pocket costs to, and indemnities provided on behalf of, directors, officers and employees of Holdings and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of Holdings and the Subsidiaries, (ix) transactions pursuant to permitted agreements in existence or contemplated on the Effective Date and set forth on Schedule 6.09 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect, (x) Restricted Payments permitted under Section 6.08 and (xi) customary payments by Holdings and any Subsidiaries to the Sponsors made for any financial advisory, consulting, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of Holdings in good faith.

SECTION 6.10. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any other Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings, the Borrower or any other Subsidiary Loan Party to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations or (b) the ability of any Subsidiary that is not a Loan Party to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to any Subsidiary or to Guarantee Indebtedness of any Subsidiary, provided that the foregoing clauses (a) and (b) shall not apply to any such restrictions that (i)(x) exist on the date hereof and (to the extent not otherwise permitted by this Section 6.10) are listed on Schedule 6.10 and (y) any renewal or extension of a restriction permitted by clause (i)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, (ii)(x) are binding on a Subsidiary at the time such Subsidiary first becomes a Subsidiary, so long as such restrictions were not entered into solely in contemplation of such Person becoming a Subsidiary and (y) any renewal or extension of a restriction permitted by clause (ii)(x) or any agreement evidencing such restriction so long as such renewal or extension does not expand the scope of such restrictions, (iii) represent Indebtedness of a Subsidiary that is not a Loan Party that is permitted by Section 6.01, (iv) are customary restrictions that arise in connection with any Disposition permitted by Section 6.05 applicable pending such Disposition solely to the assets subject to such Disposition, (v) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 6.04, (vi) are negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 6.01 but solely to the extent any negative pledge relates to the property financed by or securing such Indebtedness (and excluding in any event any Indebtedness constituting any Junior Financing), (vii) are imposed by Requirements of Law, (viii) are customary restrictions contained in leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate only to the assets subject thereto, (ix) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 6.01(a)(v) to the extent that such restrictions apply only to the property or assets securing such Indebtedness, (x) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Holdings or any Subsidiary, (xi) are customary provisions restricting assignment of any license, lease or other agreement, (xii) are restrictions on cash (or Permitted Investments) or deposits imposed by customers under contracts entered into in the ordinary course of business (or otherwise constituting Permitted Encumbrances on such cash or Permitted Investments or deposits) or (xiii) are customary net worth provisions contained in real property leases entered into by subsidiaries of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions could not reasonably be expected to impair the ability of the Borrower and its subsidiaries to meet their ongoing obligation.

SECTION 6.11. Amendment of Junior Financing. Neither Holdings nor the Borrower will, nor will they permit any other Subsidiary to, amend, modify, waive, terminate or release the Seller Note or the documentation governing any other Junior Financing, in each case if the effect of such amendment, modification, waiver, termination or release is materially adverse to the Lenders.

SECTION 6.12. Interest Expense Coverage Ratio. Holdings will not permit the Interest Coverage Ratio, in each case for any period of four consecutive fiscal quarters of Holdings ending on or about any date during any period set forth below, to be less than the ratio set forth below opposite such period:

Period	Ratio
January 1, 2010 to September 30, 2010	1.85 to 1.00
October 1, 2010 to December 31, 2011	2.00 to 1.00
Thereafter	2.25 to 1.00

SECTION 6.13. Leverage Ratio. Holdings will not permit the Leverage Ratio as of the last day of any fiscal quarter of Holdings ending on any date during any period set forth below to exceed the ratio set forth below opposite such period:

Period	Ratio
January 1, 2010 to December 31, 2010	5.00 to 1.00
January 1, 2011 to March 31, 2011	4.75 to 1.00
April 1, 2011 to June 30, 2011	4.50 to 1.00
July 1, 2011 to September 30, 2011	4.25 to 1.00
October 1, 2011 to December 31, 2011	4.00 to 1.00
Thereafter	3.50 to 1.00

SECTION 6.14. Equity Interests of the Subsidiaries. (a) Holdings and the Borrower will not permit any Subsidiary to be a non-wholly-owned Subsidiary, except (i) as a result of a Disposition of Equity Interests of such Subsidiary to a Person other than Holdings or any other Subsidiary that is permitted by the other terms of this Agreement or an Investment in any Person permitted under Section 6.04 (but not in any event if such Disposition or Investment would result in an IP Subsidiary or a Material Subsidiary ceasing to be a Subsidiary Loan Party, except, in the case of any Investment, as a result of a consolidation, merger or similar transaction in which the continuing or surviving Person is a Loan Party) or (ii) so long as such Subsidiary continues to be a Subsidiary Loan Party, in which case the release provisions of Section 9.15 will not apply.

(b) Holdings may notify the Administrative Agent that it wishes to obtain the release of the Guarantee of, and grants of Liens by, any Subsidiary Loan Party (other than any Material Subsidiary or IP Subsidiary) under the Security Documents (any Subsidiary in respect of which such a release is given, a “Released Subsidiary”), and the Administrative Agent will, and is hereby authorized to, promptly release such Guarantee and grants of Liens of such Subsidiary Loan Party pursuant to a written notification thereof given to Holdings; provided that (i) no Default has occurred or is continuing on the date of such request or would result immediately after giving effect to such release, and the Administrative Agent has been furnished with a certificate of a Financial Officer confirming satisfaction of such condition, (ii) after such release is effected, such Subsidiary shall thereafter be treated as a Subsidiary that is not a Loan Party for purposes of this Agreement, (iii) the fair market value of such Released Subsidiary immediately after the release of such Guarantee, as reasonably determined by a Financial Officer, is deemed to be an Investment by a Loan Party on the date of such release in a Subsidiary that is not a Loan Party for purposes of either Section 6.04(c) or 6.04(m), as designated by Holdings to the Administrative Agent prior to such release, and (iv) such Investment is permitted under such designated section.

SECTION 6.15. Changes in Fiscal Periods. Neither Holdings nor the Borrower will make any change in fiscal year; provided, however that Holdings and the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Holdings, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.

ARTICLE VII

Events of Default

SECTION 7.01. Events of Default. If any of the following events (any such event, an “Event of Default”) shall occur:

(a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (a) of this Section) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

(c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any other Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.04 (with respect to the existence of Holdings or the Borrower), 5.10 or 5.15 or in Article VI (other than Section 6.09); provided that any Event of Default under Sections 6.12 and 6.13 is subject to cure as provided in Section 7.03;

(e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (d) of this Section), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;

(f) Holdings, the Borrower or any other Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the sale, transfer or other disposition (including as a result of a casualty or condemnation event) of the property or assets securing such Indebtedness (to the extent such sale, transfer or other disposition is not prohibited under this Agreement) or (ii) termination events or similar events occurring under any Swap Agreement that constitutes Material Indebtedness (it being understood that paragraph (f) of this Section will apply to any failure to make any payment required as a result of any such termination or similar event);

(h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, court protection, reorganization or other relief (including a Luxembourg Insolvency Proceeding) in respect of Holdings, the Borrower or any other Subsidiary or its debts, or of a material part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, examiner, sequestrator, conservator or similar official for Holdings, the Borrower or any other Subsidiary or for a material part of its assets, and, in any such case, such proceeding or petition shall continue undismissed or unstayed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) Holdings, the Borrower or any other Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, court protection, reorganization or other relief (including a Luxembourg Insolvency Proceeding) under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee, examiner, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any Subsidiary or for a material part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding or (v) make a general assignment for the benefit of creditors;

(j) one or more enforceable judgments for the payment of money in an aggregate amount in excess of $10,000,000 (to the extent not covered by insurance as to which the insurer has been notified of such judgment or order and has not denied coverage or, in the case of judgments relating to Intellectual Property litigation, to the extent not subject to payment by the Seller pursuant to its obligations under the Acquisition Agreement, if the Seller has been notified of such judgment and has not denied or disputed such payment obligation) shall be rendered against Holdings, the Borrower, any other Subsidiary or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any judgment creditor shall legally attach or levy upon assets of Holdings and the Subsidiaries that are material to the businesses and operations of Holdings and the Subsidiaries, taken as a whole, to enforce any such judgment;

(k) (i) an ERISA Event occurs that has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that could reasonably be expected to result in a Material Adverse Effect;

(l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, (ii) as a result of the Administrative Agent’s failure to (A) maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Security Documents, (B) file Uniform Commercial Code continuation statements, (iii) as to Collateral consisting of real property to the extent that such losses are covered by a lender’s title insurance policy and such insurer has not denied coverage or (iv) as a result of acts or omissions of the Administrative Agent or any Lender;

(m) any material provision of any Loan Document or any Guarantee of the Loan Document Obligations shall for any reason be asserted by any Loan Party not to be a legal, valid and binding obligation of any Loan Party thereto other than as expressly permitted hereunder or thereunder;

(n) any Guarantees of the Loan Document Obligations by Holdings, the Borrower or Subsidiary Loan Party pursuant to the Guarantee Agreement shall cease to be in full force and effect (in each case, other than in accordance with the terms of the Loan Documents);

(o) the Seller Note shall cease, for any reason, to be, or shall be asserted by any Loan Party or the holders of at least 51% in aggregate principal amount of the Seller Note not to be, validly subordinated to the Loan Document Obligations or the obligations of Holdings and the Subsidiary Loan Parties in respect of their Guarantees under the Guarantee Agreement, as the case may be, as provided in the documentation governing the Seller Note; or

(p) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to Holdings or the Borrower described in paragraph (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

SECTION 7.02. Exclusion of Immaterial Subsidiaries. Solely for the purposes of determining whether a Default or Event of Default has occurred under paragraph (h), (i) or (n) of Section 7.01, any reference in any such paragraph to any Subsidiary shall be deemed not to include any Subsidiary affected by any event or circumstance referred to in such paragraph that (a) did not, as of the last day of the fiscal quarter of the Borrower most-recently ended, have assets with a value in excess of 5% of the consolidated total assets of Holdings and the Subsidiaries and did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total revenues of Holdings and the Subsidiaries (it being agreed that all Subsidiaries affected by any event or circumstance referred to in any such clause shall be considered together, as a single consolidated Subsidiary, for purposes of determining whether the condition specified above is satisfied) and (b) did not own or have license or other rights to any Intellectual Property that, taken individually or in the aggregate, is material to the operations and business of the Borrower and the Subsidiaries, taken as a whole.

SECTION 7.03. Right to Cure. (a) Notwithstanding anything to the contrary contained in Section 7.01, in the event that Holdings and the Subsidiaries fail to comply with the requirements of either Financial Performance Covenant as of the last day of any fiscal quarter of the Borrower, at any time on or after such last day until the expiration of the 10th day subsequent to the earlier of (i) the date on which a Compliance Certificate with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) is delivered in accordance with Section 5.01(c) and (ii) the date on which the financial statements with respect to such fiscal quarter (or the fiscal year ended on the last day of such fiscal quarter) are required to be delivered pursuant to Section 5.01(a) or (b), as applicable, Holdings shall have the right to issue Qualified Equity Interests for cash or otherwise receive cash contributions to the capital of Holdings (which Holdings shall contribute through its Subsidiaries of which the Borrower is a Subsidiary to the Borrower as cash common equity) (collectively, the “Cure Right”), and upon the receipt by the Borrower of the Net Proceeds of such issuance that are Not Otherwise Applied and excluding a portion of such Net Proceeds equal to the aggregate amount (if any) of all Restricted Payments made pursuant to Section 6.08(a)(viii) during the 90 day period immediately preceding the Borrower’s receipt of such Net Proceeds (the “Cure Amount”) pursuant to the exercise by Holdings of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustment:

(A) EBITDA shall be increased with respect to such applicable fiscal quarter and any four fiscal quarter period that contains such fiscal quarter, solely for the purpose of measuring the Financial Performance Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

(B) If, after giving effect to the foregoing pro forma adjustment, Holdings and the Subsidiaries shall then be in compliance with the requirements of the Financial Performance Covenants, Holdings and the Subsidiaries shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenants that had occurred shall be deemed cured for the purposes of this Agreement.

(b) Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period of the Borrower there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) in each eight consecutive fiscal quarter period of the Borrower, there shall be at least four fiscal quarters in which the Cure Right is not exercised and (iii) for purposes of this Section 7.03, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenants. Notwithstanding any other provision in this Agreement to the contrary, the Cure Amount received pursuant to any exercise of the Cure Right shall be disregarded for purposes of determining any available basket under Article VI of this Agreement.

ARTICLE VIII

The Administrative Agent

Each of the Lenders and the Issuing Banks hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement to serve as administrative agent and collateral agent under the Loan Documents, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Banks, and none of Holdings, the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender or an Issuing Bank as any other Lender or Issuing Bank and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in Section 2.05(i) or Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower, a Lender or an Issuing Bank, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent. Notwithstanding anything herein to the contrary, the Administrative Agent shall not have any liability arising from any confirmation of the Revolving Exposure or the component amounts thereof.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Responsible Officer or Financial Officer of such Person). The Administrative Agent also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Financial Officer or a Responsible Officer of such Person). The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Administrative Agent may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign upon 30 days’ notice to the Lenders, the Issuing Banks and the Borrower. If the Administrative Agent becomes a Defaulting Lender and is not performing its role hereunder as Administrative Agent, the Administrative Agent may be removed as the Administrative Agent hereunder at the request of the Borrower and the Required Lenders. Upon receipt of any such notice of resignation or upon such removal, the Required Lenders shall have the right, with the Borrower’s consent, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Administrative Agent, which shall be an Approved Bank with an office in New York, New York, or an Affiliate of any such Approved Bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. The fees payable by Holdings and the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by Holdings, the Borrower and such successor. After the Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent, any Joint Bookrunner or any other Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Joint Bookrunner or any other Lender or any Issuing Bank, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Effective Date, or delivering its signature page to an Assignment and Assumption, Incremental Revolving Facility Amendment or Refinancing

Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Secured Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Lenders in accordance with the terms thereof. In the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Administrative Agent on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Secured Obligations, to have agreed to the foregoing provisions.

Notwithstanding anything herein to the contrary, neither any Joint Bookrunner nor any Person named on the cover page of this Agreement as a Joint Lead Arranger, a Syndication Agent or a Documentation Agent shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity, as applicable, as a Lender or an Issuing Bank), but all such Persons shall have the benefit of the indemnities provided for hereunder.

ARTICLE IX

Miscellaneous

SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax or other electronic transmission, as follows:

(a) if to Holdings, to it at Hugo Froment, B Manager, 65 Boulevard Grande-Duchesse Charlotte, L-1331 Luxembourg, Phone: + 352 26 44 9 218, Fax: +352 26 38 35 06; or the Borrower, to it at Karen King, c/o Silver Lake Technology Management, L.L.C., 2775 Sand Hill Road, Suite 100, Menlo Park, CA 94025, Fax: +1 650 233 8125 (email: Karen.king@silverlake.com);

(b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of: Maryann Bui (Fax No.: 713-750-2878) (email: maryann.t.bui@jpmchase.com), with a copy to JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017, Attention of: Peter Thauer (Fax No. 212-270-5127) (email: peter.thauer@jpmorgan.com);

(c) if to any Issuing Bank, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent, Holdings and the Borrower (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Issuing Bank or is an Affiliate thereof);

(d) if to any Swingline Lenders, to it at its address (or fax number or email address) most recently specified by it in a notice delivered to the Administrative Agent, Holdings and the Borrower (or, in the absence of any such notice, to the address (or fax number or email address) set forth in the Administrative Questionnaire of the Lender that is serving as such Swingline Lender or is an Affiliate thereof); and

(e) if to any other Lender, to it at its address (or fax number or email address) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

Any party hereto may change its address, email or facsimile number for notices and other communications hereunder by notice to the other parties hereto. Notices and other communications to the Lenders and the Issuing Banks hereunder may also be delivered or furnished by electronic transmission (including email and Internet or intranet websites) pursuant to procedures reasonably approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Bank pursuant to Article II if such Lender or Issuing Bank, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic transmission.

SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance, amendment, renewal or extension of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower or Holdings in any case shall entitle the Borrower or Holdings to any other or further notice or demand in similar or other circumstances.

(b) Except as provided in Section 2.20 with respect to any Incremental Revolving Facility Amendment or Section 2.21 with respect to any Refinancing Amendment, neither any Loan Document nor any provision thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders, provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender), (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby (it being understood that any change to the definition of Leverage Ratio or in the component definitions thereof shall not constitute a reduction of interest or fees), provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrower to pay default interest pursuant to Section 2.13(c), (iii) postpone the maturity of any Loan, or the date of any scheduled payment of the principal amount of any Term Loan under Section 2.10 or the applicable Refinancing Amendment, or the reimbursement date with respect to any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender adversely affected thereby, (v) change any of the provisions of this Section or the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (v) release all or substantially all the value of the Guarantees under the Guarantee Agreement (except as expressly provided in the Guarantee Agreement) without the written consent of each Lender (other than a Defaulting Lender), (vi) release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender

(other than a Defaulting Lender) (except as expressly provided in the Security Documents), (vii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders (other than a Defaulting Lender) holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class, (viii) modify the protections afforded to an SPV pursuant to the provisions of Section 9.04(e) without the written consent of such SPV or (ix) change the rights of the Term Lenders to decline mandatory prepayments as provided in Section 2.11 or the rights of any Additional Lenders of any Class to decline mandatory prepayments of Term Loans of such Class as provided in the applicable Refinancing Amendment, without the written consent of a Majority in Interest of the Term Lenders or Additional Lenders of such Class, as applicable; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender without the prior written consent of the Administrative Agent, such Issuing Bank or such Swingline Lender, as the case may be, and (B) any provision of this Agreement or any other Loan Document may be amended by an agreement in writing entered into by Holdings, the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment. Notwithstanding the foregoing, (a) this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (i) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders on substantially the same basis as the Lenders prior to such inclusion, (b) guarantees, collateral security documents and related documents executed by Foreign Subsidiaries in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be, together with this Agreement, amended and waived with the consent of the Administrative Agent at the request of the Borrower without the need to obtain the consent of any other Lender if such amendment or waiver is delivered in order (i) to comply with local law or advice of local counsel, (ii) to cure ambiguities or defects or (iii) to cause such guarantee, collateral security document or other document to be consistent with this Agreement and the other Loan Documents and (c) this Agreement and other Loan Documents may be amended or supplemented by an agreement or agreements in writing entered into by the Administrative Agent and Holdings, the Borrower or any Loan Party as to which such agreement or agreements is to apply, without the need to obtain the consent of any Lender, to include “parallel debt” provisions, and any authorizations or granting of powers by the Lenders and the other Secured Parties in favor of the Administrative Agent, in each case required to create in favor of the Administrative Agent any security interest contemplated to be created under this Agreement, or to perfect any such security interest, where the Administrative Agent shall have been advised by its counsel that such provisions are necessary or advisable under local law for such purpose (with Holdings and the Borrower hereby agreeing to, and to cause their subsidiaries to, enter into any such agreement or agreements upon reasonable request of the Administrative Agent promptly upon such request).

(c) In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, if the consent of the Required Lenders (and, to the extent any Proposed Change requires the consent of Lenders holding Loans of any Class pursuant to clause (iv), (vii) or (ix) of paragraph (b) of this Section, the consent of a Majority in Interest of the outstanding Loans and unused Commitments of such Class) to such Proposed Change is obtained, but the consent to such Proposed Change of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in paragraph (b) of this Section being referred to as a “Non-Consenting Lender”), then, so long as the Lender that is acting as Administrative Agent is not a Non-Consenting Lender, the Borrower may, at its sole expense and effort, upon notice to such Non-Consenting Lender and the Administrative Agent, require such Non-Consenting Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (a) the Borrower shall have received the prior written consent of the Administrative Agent to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable (and, if a Revolving Commitment is being assigned, each Principal Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (b) such Non-Consenting Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (c) unless waived, the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(d) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Revolving Commitments, Term Loans and Revolving Exposure of any Lender that is at the time (i) an Affiliated Lender (other than a Silver Lake Debt Fund) or (ii) a Defaulting Lender shall not have any voting or approval rights under the Loan Documents and shall be excluded in determining whether all Lenders (or all Lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that affects any Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, the Silver Lake Debt Funds shall not have any voting or approval rights under the Loan Documents in respect of Term Loans held by the Silver Lake Debt Funds to the extent the principal amount of all such Term Loans exceeds 5% of the then outstanding principal amount of Term Loans (and such Term Loans held by Silver Lake Debt Funds in excess of such amount shall be excluded in determining whether all Lenders (or all lenders of a Class), all affected Lenders (or all affected Lenders of a Class), a Majority in Interest of Lenders of any Class or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to this Section 9.02).

(e) The Administrative Agent shall not consent to any waiver, amendment or modification or any IP Litigation Guarantee without the prior written consent of the Required Lenders, except as necessary to cure any ambiguities or defects in any IP Litigation Guarantee.

(f) In the event that S&P, Moody’s and Thompson’s BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best’s Insurance Reports, if such insurance company is not rated by Insurance Watch Ratings Service)) shall, after the date that any Lender becomes a Revolving Lender, downgrade the long-term certificate deposit ratings of such Lender, and the resulting ratings shall be below BBB-, Baa3 and C (or BB, in the case of a Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then each Principal Issuing Bank shall have the right, but not the obligation, at its own expense, upon notice to such Lender and the Administrative Agent, to replace such Lender with an assignee (in accordance with and subject to the restrictions contained in paragraph (b) above), and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in paragraph (b) above) all its interests, rights and obligations under this Agreement to such assignee; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any Governmental Authority, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) the Principal Issuing Bank, the Administrative Agent and such assignee shall have received the prior written consent of the Borrower to the extent such consent would be required under Section 9.04(b) for an assignment of Loans or Commitments, as applicable, which consent shall not unreasonably be withheld and (iv) the Borrower or such assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 9.04(b).

(g) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under the United States Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Loans held by such Affiliated

Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Loans held by it as the Administrative Agent directs; provided that (i) the Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) in connection with any plan of reorganization the terms of which provide for the payment in full in cash of all the Secured Obligations on or immediately after the effective date of such plan of reorganization and (ii) the foregoing provisions will not apply to Term Loans held by the Silver Lake Debt Funds in a principal amount that, taken in the aggregate, does not exceed 5% of the aggregate principal amount of all outstanding Term Loans (but will apply to all Term Loans held by Silver Lake Debt Funds in excess of such amount).

SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including (A) the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP and to the extent reasonably determined by the Administrative Agent to be necessary one local and regulatory counsel in each applicable jurisdiction and, in the case of a conflict of interest, one additional counsel per affected party, in each case for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (B) the fees, charges and disbursements of the Independent Expert, (ii) all reasonable out-of-pocket expenses incurred by each Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, each Issuing Bank, the Independent Expert or any Lender, including the fees, charges and disbursements of counsel for the Administrative Agent, the Issuing Banks, the Independent Expert and the Lenders, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that such counsel shall be limited to one lead counsel and such local counsel (including regulatory counsel) as may reasonably be deemed necessary by the Administrative Agent in each relevant jurisdiction and, in the case of a conflict of interest, one additional counsel per affected party.

(b) The Borrower shall indemnify the Administrative Agent, each Issuing Bank, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) to the extent in any way arising from or relating to any of the foregoing, any actual or alleged presence or Release of Hazardous Materials on, at, to or from any Mortgaged Property or any other property currently or formerly owned or operated by Holdings or any Subsidiary, or any other Environmental Liability related in any way to Holdings or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

(c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, any Swingline Lender or any Issuing Bank under paragraph (a) or (b) of this Section, and without limiting the Borrower’s obligation to do so, each Lender severally agrees to pay to the Administrative Agent, such Swingline Lender or such Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, such Swingline Lender or such Issuing Bank in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Revolving Exposures, outstanding Term Loans and unused Commitments at the time. The obligations of the Lenders under this paragraph (c) are subject to the last sentence of Section 2.02(a) (which shall apply mutatis mutandis to the Lenders’ obligations under this paragraph (c)).

(d) To the fullest extent permitted by applicable law, none of Holdings, any Intermediate Parent or the Borrower shall assert, and each hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, that any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 9.03.

SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in paragraphs (b)(ii) and (g) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment by a Revolving Lender to another Revolving Lender or an Affiliate of a Revolving Lender, by a Term Lender to any Lender or an Affiliate of any Lender, by a Term Lender to an Approved Fund or, if an Event of Default under Section 7.01(a), (b), (h) or (i) has occurred and is continuing, any other assignee; and provided further that the Borrower shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority, (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund or to the Borrower or any Affiliate thereof and (C) each Principal Issuing Bank and Swingline Lender, provided that no consent of any Issuing Bank or Swingline Lender shall be required for an assignment of all or any portion of a Term Loan or Term Commitment. Notwithstanding anything in this Section 9.04 to the contrary, if any Person the consent of which is required by this paragraph with respect to any assignment has not given the Administrative Agent written notice of its objection to such assignment within 10 days after written notice to such Person, such Person shall be deemed to have consented to such assignment.

(ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the trade date specified in the Assignment and Assumption with respect to such assignment or, if no trade date is so specified, as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, in the case of a Term Loan, $1,000,000, unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed), provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(a), (b), (g), (h) or (i) has occurred and is continuing, (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause (B) shall not be construed to prohibit assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans, (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together (unless waived by the Administrative Agent) with a processing and recordation fee of $3,500, provided that assignments made pursuant to Section 2.19(b) or Section 9.02(c) shall not require the signature of the assigning Lender to become effective, (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.17(e) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower, the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws and (E) unless the Borrower otherwise consents, no assignment of all or any portion of the Revolving Commitment of a Lender that is also a Swingline Lender or an Issuing Bank may be made unless (1) the assignee shall be or become a Swingline Lender and/or an Issuing Bank, as applicable, and assume a ratable portion of the rights and obligations of such assignor in its capacity as Swingline Lender and Issuing Bank, or (2) the assignor agrees, in its discretion, to retain all of its rights with respect to and obligations to make or issue Swingline Loans and Letters of Credit, as applicable, hereunder in which case the Applicable Fronting Exposure of such assignor may exceed such assignor’s Revolving Commitment for purposes of Sections 2.04(a) and 2.05(b) by an amount not to exceed the difference between the assignor’s Revolving Commitment prior to such assignment and the assignor’s Revolving Commitment following such assignment; provided that no such consent of the Borrower shall be required if an Event of Default under Section 7.01(g) or (h) has occurred and is continuing.

(iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each

Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16, 2.17 and 9.03 and to any fees payable hereunder that have accrued for such Lender’s account but have not yet been paid). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c)(i) of this Section.

(iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire and any tax forms required by Section 2.17(e) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(vi) The words “execution”, “signed”, “signature” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lenders, sell participations to one or more banks or other Persons (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it), provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Holdings, the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents, provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of (and subject to the obligations and limitations of) Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.15 or Section 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

(d) Any Lender may, without the consent of the Borrower or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest, provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPV”), identified as such in writing from time to time by the Granting Lender to the

Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement, provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, such party will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04, any SPV may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

(f) The Borrower shall cause any Loans assigned to it pursuant to this Agreement to be cancelled to the extent permitted by applicable law and not giving rise to adverse tax consequences to Holdings or the Subsidiaries. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, neither the Borrower nor any Affiliated Lender shall have any rights to receive information required to be delivered to the Lenders hereunder (including rights to participate in calls or meetings with other Lenders) or to exercise any rights of inspection or visitation hereunder (including pursuant to Section 5.01, 5.02, 5.03 or 5.08), other than the right to receive notices of Borrowings, notices of prepayments and other administrative notices in respect of its Loans or Commitments required to be delivered to Lenders pursuant to Article II; provided, however, that the foregoing provisions of this Section 9.04(f) will apply to the Silver Lake Debt Funds only to the extent that the Administrative Agent has determined in good faith that affording such rights to the Silver Lake Debt Funds during a period or in connection with a matter or matters being considered by Lenders would be inadvisable in light of the Silver Lake Debt Funds’ status as an Affiliated Lender (in which case the Administrative Agent will promptly notify the Silver Lake Debt Funds that are Lenders of such determination).

(g) Notwithstanding anything to the contrary contained herein, (i) no Lender shall assign all or any portion of its Term Loans to an Affiliated Lender (other than any Silver Lake Debt Fund), and neither the Borrower nor the Administrative Agent shall consent to any such assignment of Term Loans, if and to the extent that, immediately after giving effect thereto, the aggregate principal amount of all Term Loans held by the Affiliated Lenders (other than any Silver Lake Debt Fund) would exceed 25% of the aggregate principal amount of all Term Loans then outstanding and (ii) any Affiliated Lender (other than a Silver Lake Debt Fund) shall not assign all or any portion of its Term Loans, and neither the Borrower nor the Administrative Agent shall consent to any such assignment, prior to the date that is six months after the Effective Date; provided that clause (ii) above shall not apply to assignments by Silver Lake Group, L.L.C. of Term Loans in an aggregate principal amount of $5,000,000.

SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to any Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. Notwithstanding the foregoing or anything else to the contrary set forth in this Agreement, in the event that, in connection with the refinancing or repayment in full of the credit facilities provided for herein, an Issuing Bank shall have provided to the Administrative Agent a written consent to the release of the Revolving Lenders from their obligations hereunder with respect to any Letter of Credit issued by such Issuing Bank (whether as a result of the obligations of the Borrower (and any other account party) in respect of such Letter of Credit having been collateralized in full by a deposit of cash with such Issuing Bank or being supported by a letter of credit that names such Issuing Bank as the beneficiary thereunder, or otherwise), then from and after such time such Letter of Credit shall cease to be a “Letter of Credit” outstanding hereunder for all purposes of this Agreement and the other Loan Documents, and the Revolving Lenders shall be deemed to have no participations in such Letter of Credit, and no obligations with respect thereto, under Section 2.05(d) or (e).

SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or the syndication of the Loans and Commitments constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08. Right of Setoff. If an Event of Default under Sections 7.01(a), (b), (h) or (i) shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, any such Issuing Bank or any such Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower then due and owing under this Agreement held by such Lender or Issuing Bank, irrespective of whether or not such Lender or Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender and applicable Issuing Bank shall notify the Borrower and the Administrative Agent of such setoff and application, provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each of Holdings, the Seller Note Issuer and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in any Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to any Loan Document against Holdings, the Seller Note Issuer or the Borrower or their respective properties in the courts of any jurisdiction.

(c) Each of Holdings, the Seller Note Issuer and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to any Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12. Confidentiality. (a) Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees, trustees and agents, including accountants, legal counsel and other agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and any failure of such Persons to comply with this Section 9.12 shall constitute a breach of this Section 9.12 by the Administrative Agent, any Issuing Bank or the relevant Lender, as applicable), (b) to the extent requested by any regulatory authority required by applicable law or by any subpoena or similar legal process provided that unless specifically prohibited by applicable law or court order, each Lender and the Administrative Agent shall notify the Borrower (or in the case of Information provided by any IP Litigation Guarantor, such IP Litigation Guarantor) of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such governmental agency or other routine examinations of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided, further, that in no event shall any Lender or the Administrative Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary of Holdings or any IP Litigation Guarantor, (d) to any other party to this Agreement, (e) subject to an agreement containing confidentiality undertakings substantially similar to those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to any Loan Party or its Subsidiaries and its obligations under the Loan Documents, (f) with the consent of the Borrower, in the case of Information provided by Holdings, the Borrower or any other Subsidiary, or the applicable IP Litigation Guarantor, in the case of information provided by such IP Litigation Guarantor or (g) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, “Information” means (i) all information received from Holdings or the Borrower relating to Holdings, the Borrower, any other Subsidiary or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower, provided that, in the case of information received from Holdings, the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential and (ii) all information received from any IP Litigation Guarantor pursuant to the IP Litigation Guarantee. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Each party to this Agreement hereby acknowledges and agrees that the IP Litigation Guarantors shall be third-party beneficiaries solely of this Section 9.12 and no other provision of this Agreement.

(b) EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 9.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR

RELATED PARTIES OR THEIR RESPECTIVE SECURITIES AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c) ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT, WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT HOLDINGS, THE BORROWER, THE LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

SECTION 9.13. USA Patriot Act. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the USA Patriot Act.

SECTION 9.14. Judgment Currency. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

(b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of any obligation owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower under this Section shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

SECTION 9.15. Release of Liens and Guarantees. A Subsidiary Loan Party (other than the Borrower) shall automatically be released from its obligations under the Loan Documents, and all security interests created by the Security Documents in Collateral owned by such Subsidiary Loan Party shall be automatically released, (1) upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Loan Party ceases to be a Subsidiary (including pursuant to a merger with a Subsidiary that is not a Loan Party), (2) upon the request of the Borrower, in connection with a transaction permitted under Section 6.14(a), ceases to be a wholly-owned Subsidiary or (3) upon the request of Holdings, pursuant to Section 6.14(b); provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. Upon any sale or other transfer by any Loan Party (other than to Holdings, the Borrower or any other Subsidiary Loan Party) of any Collateral in a transaction permitted under this Agreement, or upon the effectiveness of any written consent to the release of the security interest created under any Security Document in any Collateral pursuant to Section 9.02, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. The Administrative Agent is authorized to determine whether a Joltid Litigation Resolution Event (as defined in each such IP Litigation Guarantee) has occurred based upon evidence reasonably satisfactory to the Administrative Agent and, upon such determination, to confirm to each IP Litigation Guarantor the occurrence of the Joltid Litigation Resolution Event and the release of the Guarantees under the IP Litigation Guarantees in connection therewith. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 9.16. No Fiduciary Relationship. Each of Holdings and the Borrower, on behalf of itself and its subsidiaries, agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, Holdings, the Borrower, the other Subsidiaries and their Affiliates, on the one hand, and the Administrative Agent, the Lenders and their Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SPRINGBOARD GROUP S.àr.l.,

by
/s/ JAQUELINE B. PETTS
Name: Jaqueline B. Petts
Title: Silver Lake Partners

SPRINGBOARD FINANCE, L.L.C.,

by
/s/ H. FROMENT
Name: H. Froment
Title: B Manager

JPMORGAN CHASE BANK, N.A., as a Lender and as Administrative Agent,

by
/s/ PETER B. THAUER
Name: Peter B. Thauer
Title: Executive Director

LENDER SIGNATURE PAGE TO THE

CREDIT AGREEMENT DATED AS OF

THE DATE FIRST WRITTEN ABOVE

AMONG SPRINGBOARD GROUP

S.À.R.L, SPRINGBOARD FINANCE,

L.L.C., THE LENDERS PARTY

THERETO AND JPMORGAN CHASE

BANK, N.A., AS ADMINISTRATIVE

AGENT

Name of Institution

Royal Bank of Canada

by
/s/ MARK GRONICH
Name: Mark Gronich
Title: Authorized Signatory

For any institution requiring a second signature line:

by

Name:
Title:

LENDER SIGNATURE PAGE TO THE

CREDIT AGREEMENT DATED AS OF

THE DATE FIRST WRITTEN ABOVE

AMONG SPRINGBOARD GROUP

S.À.R.L, SPRINGBOARD FINANCE,

L.L.C., THE LENDERS PARTY

THERETO AND JPMORGAN CHASE

BANK, N.A., AS ADMINISTRATIVE

AGENT

Name of Institution

Barclays Bank PLC

by
/s/ RITAM BHALLA
Name: Ritam Bhalla
Title: Vice President

For any institution requiring a second signature line:

by

Name:
Title:

Execution Version

Schedules to the Credit Agreement

Schedule 1.01

Mandatory Cost Calculations

1.	The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

3.	The Additional Cost Rate for any Lender lending from a facility office in a participating member state will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that facility office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that facility office.

4.	The Additional Cost Rate for any Lender lending from a facility office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a sterling Loan:

AB + C(B - D) + E 0.01	per cent. per annum
100 - (A + C)

(b)	in relation to a Loan in any currency other than sterling:

E × 0.01	per cent. per annum.
300

Where:

A	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B	is the percentage rate of interest (excluding the Applicable Margin and the Mandatory Cost and any additional rate of interest specified in paragraph (c) of Section 2.13) payable for the relevant Interest Period on the Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.	If requested by the Administrative Agent, the Reference Banks shall, as soon as practicable after publication by the Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by the Reference Banks to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by the Reference Banks as being the average of the Fee Tariffs applicable to the Reference Banks for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of the Reference Banks.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its facility office; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of the Reference Banks for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a facility office in the same jurisdiction as its facility office.

10.	The Administrative Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or the Reference Banks pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and the Reference Banks pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Loan Parties.

13.	The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all Loan Parties any amendments which are required to be made to this Schedule 1.01 in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Loan Parties.

Schedule 1.02

Joltid Litigation

•	The legal proceeding commenced on March 12, 2009 in the High Court of Justice of England and Wales with the Claim Number HC09C00756.

•	The case commenced on September 16, 2009 in the United States District Court for the Northern District of California, Joltid Limited vs. Skype Technologies S.A., et. al.

Schedule 1.03

Excluded Subsidiaries

Each Subsidiary listed on this Schedule shall be deemed to be an Excluded Subsidiary under clause (b) of the definition of such term only for so long as such Subsidiary does not cease to be an Excluded Subsidiary pursuant to the proviso set forth in the definition of such term.

•	Skype Czech Republic s.r.o.

•	Skype Hong Kong Limited

•	Skype Poland Sp. z. oo

•	Skype Sweden AB

•	Skype Technologies Oü

•	Sonorit ApS

•	Sonorit Holding AS

Schedule 2.01

COMMITMENTS

Lender	Dollar Term Commitment

JPMorgan Chase Bank, N.A.	$353,200,000
Barclays Bank PLC	$173,400,000
Royal Bank of Canada	$173,400,000

Total Dollar Term Commitments:	$700,000,000

Lender	Revolving Commitment

JPMorgan Chase Bank, N.A.	$10,000,000
Barclays Bank PLC	$10,000,000
Royal Bank of Canada	$10,000,000

Total Revolving Commitments:	$30,000,000

Schedule 3.06

Disclosed Matters

•	Joltid Litigation.

Schedule 3.10(a)

ERISA Matters

None.

Schedule 3.12

Subsidiaries

Subsidiary	Jurisdiction	Percent Ownership/ Membership Interest held by Springboard Group S.à r.l.	Direct Owner of Subsidiary
United States:
Springboard Acquisitions Corp.	Delaware	100% Indirect	Springboard Finance Holdco S.à r.l.
Skype Inc.	Delaware	100% Indirect	Springboard Acquisitions Corp.
Springboard Finance Holdco, L.L.C.	Delaware	100% Indirect	Springboard Finance S.à r.l.
Springboard Finance, L.L.C.	Delaware	100% Indirect	Springboard Finance Holdco, L.L.C.

Non-United States:
Springboard Finance Holdco S.à r.l.	Luxembourg	100% Direct	Springboard Group S.à r.l.
Springboard Finance S.à r.l.	Luxembourg	100% Indirect	Springboard Finance Holdco S.à r.l.
Springboard Acquisitions S.à r.l.	Luxembourg	100% Indirect	Springboard Finance, L.L.C.
Sonorit Holding AS	Norway	100% Indirect	Springboard Acquisitions S.à r.l.
Sonorit ApS	Denmark	100% Indirect	Sonorit Holding AS
Springboard Investments S.à r.l.	Luxembourg	100% Indirect	Springboard Acquisitions S.à r.l.
Skype Luxembourg Holdings S.à r.l.	Luxembourg	100% Indirect	Springboard Acquisitions S.à r.l.
Skype Technologies S.A.	Luxembourg	100% Indirect	Skype Luxembourg Holdings S.à r.l.
S Technologies Limited	United Kingdom	100% Indirect	Skype Technologies S.A.
Skype Communications S.à r.l.	Luxembourg	100% Indirect	Skype Technologies S.A.
Skype Limited	Ireland	100% Indirect	Skype Technologies S.A.
Skype Technologies Oü	Estonia	100% Indirect	Skype Technologies S.A.
Skype Software S.à r.l.	Luxembourg	100% Indirect	Skype Technologies S.A.
Skype Singapore Pte. Ltd.	Singapore	100% Indirect	Skype Technologies S.A.
Skype Czech Republic s.r.o.	Czech Republic	100% Indirect	Skype Technologies S.A.
Skype Sweden AB	Sweden	100% Indirect	Skype Technologies S.A.
Skype Poland Sp. z. oo	Poland	100% Indirect	Skype Communications S.à r.l.
Skype Hong Kong Limited	Hong Kong	100% Indirect	Skype Communications S.à r.l.

Schedule 5.16 to

the Credit Agreement

POST-CLOSING OBLIGATIONS

Capitalized terms used but not defined herein have the meanings assigned thereto in the Credit Agreement dated as of November 19, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Springboard Group S.àr.l., a société á responsibilité limitée organized under the laws of Luxembourg (“Holdings”), Springboard Finance, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

I.	Documents

The following documents shall be executed and delivered to the Administrative Agent within 30 days after the Effective Date (or such other date as is expressly provided below).

A.	Documents Governed by New York Law

1.	Intercompany Note among Holdings and its Subsidiaries, substantially in the form attached as Exhibit J to the Credit Agreement.

2.	Supplements to the Master Guarantee Agreement dated as of November 19, 2009, among Holdings, the Borrower, the other Subsidiaries party thereto and the Administrative Agent, executed by the Administrative Agent and the following Subsidiaries: Skype Luxembourg Holdings S.àr.l., Skype Technologies S.A., S Technologies Limited, Skype Limited, Skype Communications S.àr.l., Skype Singapore Pte. Ltd. and Skype Software S.àr.l., substantially in the form attached to the Master Guarantee Agreement.

3.	Non-US Loan Party Intellectual Property Security Agreement between Skype Limited and the Administrative Agent, substantially in the form attached as Annex A3 to this Schedule 5.16.

4.	Non-US Loan Party A/R Security Agreement between Skype Communications S.àr.l. and the Administrative Agent, substantially in the form attached hereto as Annex A4 to this Schedule 5.16.

B.	Documents Governed by Irish Law

1.	Share Charge between Skype Technologies S.A. and the Administrative Agent, substantially in the form attached as Annex B1 to this Schedule 5.16, which shall be executed and delivered no later than November 30, 2009.

2.	Debenture between Skype Limited and the Administrative Agent, substantially in the form attached as Annex B2 to this Schedule 5.16, which shall be executed and delivered no later than November 30, 2009.

C.	Documents Governed by Luxembourg Law

1.	Share Pledge Agreement among Springboard Acquisitions S.àr.l., Skype Luxembourg Holdings S.àr.l. and the Administrative Agent, substantially in the form attached as Annex C1 to this Schedule 5.16.

2.	Share Pledge Agreement among Skype Luxembourg Holdings S.àr.l., Skype Technologies S.A. and the Administrative Agent, substantially in the form attached as Annex C2 to this Schedule 5.16.

3.	Share Pledge Agreement among Skype Technologies S.A., Skype Communications S.àr.l. and the Administrative Agent, substantially in the form attached as Annex C3 to this Schedule 5.16.

4.	Share Pledge Agreement among Skype Technologies S.A., Skype Software S.àr.l. and the Administrative Agent, substantially in the form attached as Annex C4 to this Schedule 5.16.

5.	Pledge Over Receivables Agreement among Holdings, Springboard Finance Holdco S.àr.l., Springboard Finance S.àr.l., Springboard Acquisitions S.àr.l., Skype Luxembourg Holdings S.àr.l., Skype Technologies S.A., Skype Communications S.àr.l., Skype Software S.àr.l. and the Administrative Agent, executed in the presence of, or otherwise acknowledged by, the Debtors, as defined therein, substantially in the form attached as Annex C5 to this Schedule 5.16.

6.	Pledge Over Receivables Agreement between Skype Communications S.àr.l. and the Administrative Agent, substantially in the form attached as Annex C6 to this Schedule 5.16 (the “Luxembourg Receivables Pledge Agreement”).

D.	Documents Governed by Dutch Law

1.	Property Pledge Agreement between Skype Technologies S.A. and the Administrative Agent, which shall create a security interest over certain intellectual property owned by Skype Technologies S.A. and shall be in form and substance reasonably satisfactory to the Administrative Agent and Holdings (the “Dutch IP Pledge”), shall be executed and delivered to the Administrative Agent by Skype Technologies S.A. within 30 days after the Effective Date.

E.	Documents Governed by Singapore Law

1.	Charge Over Shares between Skype Technologies S.A. and the Administrative Agent, substantially in the form attached as Annex E1 to this Schedule 5.16.

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2.	Debenture between Skype Singapore Pte. Ltd. and the Administrative Agent, substantially in the form attached as Annex E2 to this Schedule 5.16.

F.	Documents Governed by English Law

1.	Charge Over Shares between Skype Technologies S.A. and the Administrative Agent, substantially in the form attached as Annex F1 to this Schedule 5.16.

2.	Debenture between S Technologies Limited and the Administrative Agent, substantially in the form attached as Annex F2 to this Schedule 5.16.

3.	Charge over Accounts Receivables made among Skype Technologies S.A., Skype Communications S.àr.l., Skype Singapore Pte. Ltd., and the Administrative Agent, substantially in the form attached as Annex F3 to this Schedule 5.16.

4.	Charge over Intellectual Property Rights between Skype Limited and the Administrative Agent, substantially in the form attached as Annex F4 to this Schedule 5.16.

II.	Opinions

The following opinions shall be executed and delivered to the Administrative Agent within 30 days after the Effective Date.

1.	A written opinion of Simpson Thacher & Bartlett LLP addressed to the Administrative Agent, the Lenders and the Issuing Banks relating to certain of the post-closing matters described herein, substantially in the form attached as Annex O1 to this Schedule 5.16.

2.	A written opinion of Arthur Cox addressed to the Administrative Agent, the Lenders and the Issuing Banks relating to certain of the post-closing matters described herein, substantially in the form attached as Annex O2 to this Schedule 5.16.

3.	A written opinion of A&L Goodbody addressed to the Administrative Agent, the Lenders and the Issuing Banks relating to certain of the post-closing matters described herein, substantially in the form attached as Annex O3 to this Schedule 5.16.

4.	A written opinion of A&L Goodbody addressed to the Administrative Agent, the Lenders and the Issuing Banks relating to certain of the post-closing matters described herein, substantially in the form attached as Annex O4 to this Schedule 5.16.

5.	A written opinion of Loyens & Loeff addressed to the Administrative Agent, the Lenders and the Issuing Banks relating to certain of the post-closing matters described herein, substantially in the form attached as Annex O5 to this Schedule 5.16.

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6.	A written opinion of Elvinger Hoss & Prussen addressed to the Administrative Agent, the Lenders and the Issuing Banks relating to certain of the post-closing matters described herein, substantially in the form attached as Annex O6 to this Schedule 5.16.

7.	A written opinion of Stibbe addressed to the Administrative Agent, the Lenders and the Issuing Banks relating to the Dutch IP Pledge, in form and substance reasonably satisfactory to the Administrative Agent.

8.	A written opinion of Rajah & Tann LLP addressed to the Administrative Agent, the Lenders and the Issuing Banks relating to certain of the post-closing matters described herein, substantially in the form attached as Annex O8 to this Schedule 5.16.

9.	A written opinion of Herbert Smith LLP addressed to the Administrative Agent, the Lenders and the Issuing Banks relating to certain of the post-closing matters described herein, substantially in the form agreed upon as of the Effective Date by the Administrative Agent and Herbert Smith LLP.

10.	A written opinion of Herbert Smith LLP addressed to the Administrative Agent, the Lenders and the Issuing Banks relating to certain of the post-closing matters described herein, substantially in the form agreed upon as of the Effective Date by the Administrative Agent and Herbert Smith LLP.

III.	Other Actions and Documents

1.	Each Subsidiary party to any document set forth in Part I to this Schedule 5.16 shall, within 30 days after the Effective Date, deliver such documents and take such actions as are reasonably requested by, and in form and substance reasonably satisfactory to, the Administrative Agent in order to create and perfect any security interest granted under the Security Documents.

2.	A certificate of each Subsidiary party to any document set forth in Part I to this Schedule 5.16 (other than any such Subsidiary that shall have already delivered such a certificate on the Effective Date) executed by any Responsible Officer of such Subsidiary, together with the attachments specified therein, shall be delivered to the Administrative Agent within 30 days after the Effective Date, substantially in the form attached as Exhibit I to the Credit Agreement, subject to adjustments for local law requirements reasonably satisfactory to the Administrative Agent.

3.	Skype Singapore Pte. Ltd. shall amend its articles of association in a manner reasonably satisfactory to the Administrative Agent to permit the transfer of the shares in Skype Singapore Pte. Ltd. upon enforcement without consent of its directors within 30 days after the Effective Date.

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4.	A certified copy of the up to date register of members of Skype Singapore Pte. Ltd. shall be delivered to the Administrative Agent on the date of execution and delivery of the Singapore law governed share charge.

5.	Each of the Subsidiaries listed below shall separately provide a certified copy of a letter to the Administrative Agent confirming the appointment of a process agent and that process agent’s acceptance of its appointment in the United Kingdom within 30 days after the Effective Date:

Skype Technologies S.A.

Skype Communications S.àr.l.

Skype Limited

Skype Singapore Pte. Ltd.

6.	Skype Limited shall amend its memorandum and articles of association in a manner reasonably satisfactory to the Administrative Agent to allow effective security to be granted over its shares within 30 days after the Effective Date.

7.	The Intellectual Property transferred to Holdings and the Subsidiaries in connection with the Settlement Agreement shall be transferred, within 15 days after the Effective Date, to a Loan Party organized in Ireland.

8.	For the share pledge agreements in respect of shares of Subsidiaries organized in Luxembourg, an inscription of the pledge shall be promptly made in the relevant Subsidiary’s shareholders’ register.

9.	Within 30 days following the Effective Date, the Administrative Agent shall receive from PayPal (Europe) S.àr.l. et Cie, S.C.A. (“Paypal”) an acknowledgement of consent of the initial notice given to PayPal under the Luxembourg Receivables Pledge Agreement.

10.	Within 30 days following the Effective Date, Skype Investments S.à r.l. shall become a Loan Party and shall execute such Security Documents and shall deliver or cause to be delivered such legal opinions and other documents reasonably requested by the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent.

11.	Within 30 days following the Effective Date, Skype Limited shall make any corrections to the Singapore Register of Patents and/or the Singapore Register of Trade Marks maintained by the respective Registrars at IPOS as reasonably requested by the Administrative Agent with respect to Intellectual Property held by Skype Limited.

12.	A letter whereby Skype Technologies S.A. appoints Skype Singapore Pte. Ltd. as its agent for service of process in Singapore in respect of the Singapore law share

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charge and acknowledgement by Skype Singapore Pte. Ltd. of such appointment shall be delivered to the Administrative Agent within 30 days following the execution and delivery of the Singapore law share charge.

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ANNEX A3

Non-US Loan Party Intellectual Property Security Agreement

NON-U.S. LOAN PARTY INTELLECTUAL PROPERTY

SECURITY AGREEMENT

dated as of

[—], 2009,

among

SKYPE LIMITED,

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

[CS&M Ref. No. 6701-813]

Schedules

Schedule I Intellectual Property

Exhibits

Exhibit I Form of Supplement

NON-U.S. LOAN PARTY INTELLECTUAL PROPERTY SECURITY AGREEMENT dated as of November [—], 2009 (this “Agreement”), among SKYPE LIMITED, the other GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of November 19, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Springboard Group S.àr.l., a société a responsibilité limitée organized under the laws of Luxembourg (“Holdings”), Springboard Finance, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC.

(b) The rules of construction specified in Section 1.03 and 1.04 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

(c) References to “each Grantor” and “the Grantors” shall be deemed to refer to Skype Limited until such time as an additional Subsidiary shall become a Grantor hereunder pursuant to Section 4.14.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Collateral” has the meaning assigned to such term in Section 2.01.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work arising under the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including, in the case of any Grantor, the Copyrights set forth next to its name on Schedule I.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Grantors” means (a) Skype Limited and (b) each other Foreign Subsidiary that becomes a party to this Agreement as a Grantor after the Effective Date.

“Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any such Person, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Person is a party, including those exclusive Copyright Licenses under which any Grantor is a licensee listed on Schedule I.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary

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obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations thereof and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule I, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds provided to Holdings or any Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or (d) owed to any other Person, provided that the obligations owed to any such other Person arose in respect of services provided by such Person in a jurisdiction where none of the Administrative Agent, the Revolving Lenders or any of their Affiliates, at the time such obligations arose, offered to provide such services.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations.

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“Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) each Joint Bookrunner, (e) each Person to whom any Secured Cash Management Obligations are owed, (f) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.

“Security Interest” has the meaning assigned to such term in Section 2.01(a).

“Skype Limited” means Skype Limited, a company incorporated in Ireland with registered number 394613 and having its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland.

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registration and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule I, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill; provided that the foregoing shall exclude any intent-to-use trademark applications filed in the United States Patent and Trademark Office.

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ARTICLE II

Security Interests

SECTION 2.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”):

(i) all Copyrights;

(ii) all Patents;

(iii) all Trademarks;

(iv) all Licenses;

(v) all other Intellectual Property; and

(vi) all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall the Security Interest attach to (A) any license, contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of such security interest shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable Requirement of Law); provided that, to the extent severable, the Security Interest shall attach immediately to any portion of such license, contract or agreement that does not result in any such breach, termination or default, including any Proceeds of such license, contract or agreement; (B) any asset owned by any Grantor that is subject to a Lien of the type permitted by Section 6.02(iv) of the Credit Agreement (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi) of the Credit Agreement, in each case if, to the extent and for so long as the grant of a Lien thereon hereunder to secure the Secured Obligations constitutes a breach of or a default under any agreement pursuant to which such Lien has been created; provided that the Security Interest shall attach immediately to any such asset (x) at the time the provision of such agreement containing such restriction ceases to be in effect and (y) to the extent any such breach or default is not rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law; (C) any asset owned by any Grantor with respect to which Holdings shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the creation of such security interest in

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such asset hereunder would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Liens granted hereunder) that shall have been determined by Holdings to be material to Holdings and the Subsidiaries; (D) any asset owned by any Grantor if, to the extent and for so long as the grant of such security interest in such asset shall be prohibited by any applicable Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the New York UCC or any other applicable Requirements of Law); provided that the Security Interest shall attach immediately to such asset at such time as such prohibition ceases to be in effect; and (E) any asset owned by any Grantor that the Borrower and the Administrative Agent shall have agreed in writing to exclude from being Collateral on account of the cost of creating a security interest in such asset hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom (it being understood that, to the extent the Security Interest shall not have attached to any such asset as a result of clauses (A) through (E) above, the term “Collateral” shall not include any such asset).

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto with respect to the Collateral or any part thereof naming any Grantor as debtor or the Grantors as debtors and the Administrative Agent as secured party, if filed prior to the date hereof.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in the Collateral granted by each Grantor and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(c) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

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SECTION 2.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations, (ii) with respect to each Grantor, subject to the filing of Uniform Commercial Code financing statements with the Office of Tax and Revenue of the District of Columbia and the appropriate filings, if any, in the jurisdiction of organization of such Grantor, and the recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, a security interest in all Collateral of such Grantor in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code that is perfected under the applicable Requirements of Law of the United States of America (or such political subdivision thereof) and the jurisdiction of organization of such Grantor and (iii) subject to the filing of Uniform Commercial Code financing statements with the Office of Tax and Revenue of the District of Columbia and the appropriate filings, if any, in the jurisdiction of organization of such Grantor, and the recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period after the date hereof pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period after the date hereof pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.

(c) The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable

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laws covering any Collateral, (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 2.03. Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons, except with respect to Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.15 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule I or adding additional schedules hereto to identify specifically any asset or item that may constitute an application or registration for any Copyright, Patent or Trademark; provided that any Grantor shall have the right, exercisable within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after it has been notified in writing by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that, at the reasonable request of the Administrative Agent, it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after the date it has been notified in writing by the Administrative Agent of the specific identification of such Collateral.

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(c) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

(d) It is understood that no Grantor shall be required by this Agreement to perfect the security interests created hereunder by any means other than (i) filings pursuant to the Uniform Commercial Code and (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) in respect of registered Intellectual Property (provided that, with respect to Licenses, such filings shall be limited to exclusive Copyright Licenses under which such Grantor is a licensee).

SECTION 2.04. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees (i) to maintain the validity and enforceability of any registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) to pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application, now or hereafter included in the Intellectual Property of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) Except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

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(c) Except where failure to do so could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(d) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Effective Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become Intellectual Property subject to the terms and conditions of this Agreement.

(e) Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

ARTICLE III

Remedies

SECTION 3.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Administrative Agent or any Person designated by the Administrative Agent, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Administrative Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. Each such purchaser at any sale of

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Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

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SECTION 3.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 3.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement, each Grantor shall, upon request by the Administrative Agent solely during the continuance of an Event of Default, grant to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of

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such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, during the continuation of an Event of Default; provided further that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

ARTICLE IV

Miscellaneous

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement.

SECTION 4.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 4.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Grantor, jointly with the other Grantors and severally, agrees

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to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor”.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

(c) To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d) The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 4.03. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

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SECTION 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

SECTION 4.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 4.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be

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ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 4.08. Right of Set-Off. If an Event of Default under Sections 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender and Issuing Bank shall notify the applicable Grantor and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 4.08. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

SECTION 4.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

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(c) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each Grantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 4.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.

SECTION 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.12. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any

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Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 4.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

(b) The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 4.14. Additional Subsidiaries. Additional Subsidiaries that are Non-US Loan Parties may become Grantors hereunder after the date hereof. Upon execution and delivery by the Administrative Agent and a Foreign Subsidiary of a Supplement, any such Foreign Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

SECTION 4.15. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes,

18

acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (d) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (e) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

[Signature Pages Follow]

19

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SIGNED SEALED and DELIVERED as a Deed By:

Name:
Title:

as lawful attorney for and on behalf of SKYPE LIMITED In the Presence of:
Witness’s signature:

Name:
Address:
Occupation:

SIGNATURE PAGE TO NON-U.S. LOAN PARTY

INTELLECTUAL PROPERTY SECURITY AGREEMENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

SIGNATURE PAGE TO NON-U.S. LOAN PARTY

INTELLECTUAL PROPERTY SECURITY AGREEMENT

Schedule I to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

U.S. COPYRIGHTS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule I for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]

U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

Non-U.S. Copyright Registrations

[List in alphabetical order by country/numerical order by Registration No. within each country]

Country	Title	Reg. No.	Author

Non-U.S. Pending Copyright Applications for Registration

[List in alphabetical order by country.]

Country	Title	Author	Class	Date Filed

Schedule I to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

LICENSES

[Make a separate page of Schedule I for each Grantor, and state if any Grantor is not a party to a license/sublicense.]

I. Licenses/Sublicensees of [Name of Grantor] as Licensor on Date Hereof

A. Copyrights

[List U.S. copyrights in numerical order by Registration No. List non-U.S. copyrights by country in alphabetical order with Registration Nos. within each country in numerical order.]

U.S. Copyrights

Licensee Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Country	Licensee Name and Address	Date of License/ Sublicensee	Title of Non-U.S. Copyrights	Author	Reg. No.

B. Patents

[List U.S. patent nos. and U.S. patent application nos. in numerical order. List non-U.S. patent nos. and non-U.S. patent application nos. in alphabetical order by country, with numbers within each country in numerical order.]

Schedule I to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

U.S. Patents

Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

Schedule I to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

U.S. Patent Applications

Licensee Name and address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C. Trademarks

[List U.S. trademark nos. and U.S. trademark application nos. in numerical order. List non-U.S. trademark nos. and non-U.S. trademark application nos. with trademark nos. within each country in numerical order.]

U.S. Trademarks

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

Schedule I to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

U.S. Trademark Applications

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D. Others

Licensee Name and Address	Date of License/ Sublicense	Subject Matter

Schedule I to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

II. Licensees/Sublicenses of [Name of Grantor] as Licensee on Date Hereof

A. Copyrights

[List U.S. copyrights in numerical order by Registration No. List non-U.S. copyrights by country in alphabetical order, with Registration Nos. within each country in numerical order.]

U.S. Copyrights

Licensor Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Country	Licensor Name and Address	Date of License/ Sublicensee	Title of Non-U.S. Copyrights	Author	Reg. No.

B. Patents

[List U.S. patent nos. and U.S. patent application nos. in numerical order. List non-U.S. patent nos. and non-U.S. patent application nos. in alphabetical order by country with patent nos. within each country in numerical order.]

U.S. Patents

Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

Schedule I to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

U.S. Patent Applications

Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Country	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C. Trademarks

[List U.S. trademark nos. and U.S. trademark application nos. in numerical order. List non-U.S. trademark nos. and non-U.S. trademark application nos. with trademark nos. within each country in numerical order.]

U.S. Trademarks

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

Schedule I to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

U.S. Trademark Applications

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D. Others

Licensor Name and Address	Date of License/ Sublicense	Subject Matter

Schedule I to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

PATENTS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule I for each Grantor and state if no patents are owned. List in numerical order by patent no./patent application no.]

U.S. Patent Registrations

Patent Numbers	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

Non-U.S. Patent Registrations

[List in alphabetical order by country/numerical order by patent no. within each country.]

Country	Issue Date	Patent No.

Non-U.S. Patent Registrations

[List in alphabetical order by country/numerical order by application no. within each country.]

Country	Filing Date	Patent Application No.

Schedule I to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule I for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

State Trademark Registrations

[List in alphabetical order by state/numerical order by trademark no. within each state.]

State	Mark	Filing Date	Application No.

Non-U.S. Trademark Registrations

[List in alphabetical order by country/numerical order by trademark no. within each country.]

Country	Mark	Reg. Date	Reg. No.

Schedule I to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

Non-U.S. Trademark Applications

[List in alphabetical order by country/numerical order by application no.]

Country	Mark	Application Date	Application No.

Trade Names

Country(s) Where Used	Trade Names

Exhibit I to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

SUPPLEMENT NO.      dated as of [    ] (this “Supplement”), to the Non-U.S. Loan Party Intellectual Property Security Agreement dated as of November [—], 2009, among SKYPE LIMITED, the other GRANTORS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

A. Reference is made to (a) the Credit Agreement dated as of November 19, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Springboard Group S.àr.l., a société a responsibilité limitée organized under the laws of Luxembourg (“Holdings”), Springboard Finance, L.L.C., a limited liability company organized under the laws of Delaware, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and (b) the Non-U.S. Loan Party Intellectual Property Security Agreement dated as of [—], 2009 (as amended, supplemented or otherwise modified from time to time, the “Non-U.S. Loan Party IP Security Agreement”), among Skype Limited, the other Grantors from time to time party thereto and the Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Non-U.S. Loan Party IP Security Agreement, as applicable.

C. The Grantors have entered into the Non-U.S. Loan Party IP Security Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 4.14 of the Non-U.S. Loan Party IP Security Agreement provides that additional Foreign Subsidiaries may become Grantors under the Non-U.S. Loan Party IP Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Foreign Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Non-U.S. Loan Party IP Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 4.14 of the Non-U.S. Loan Party IP Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Non-U.S. Loan Party IP Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Non-U.S. Loan Party IP Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Non-U.S. Loan Party IP Security Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as defined in the Non-U.S. Loan Party IP Security Agreement). Each reference to a “Grantor” in the Non-U.S. Loan Party IP Security Agreement shall be deemed to include the New Subsidiary. The Non-U.S. Loan Party IP Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Non-U.S. Loan Party IP Security Agreement and the Credit Agreement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office and (b) Schedule II attached hereto sets forth, as of the date hereof, (i) all of the New Subsidiary’s Patents, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent owned by the New Subsidiary, (ii) all of the New Subsidiary’s Trademarks, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark owned by the New Subsidiary, and (iii) all of the New Subsidiary’s Copyrights, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Subsidiary.

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SECTION 5. Except as expressly supplemented hereby, the Non-U.S. Loan Party IP Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Non-U.S. Loan Party IP Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Non-U.S. Loan Party IP Security Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Subsidiary”.

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Non-U.S. Loan Party IP Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO NON-U.S. LOAN PARTY

INTELLECTUAL PROPERTY SECURITY AGREEMENT

1

Schedule I

to Supplement No.      to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement
NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II

to Supplement No.      to the

Non-U.S. Loan Party

Intellectual Property

Security Agreement

INTELLECTUAL PROPERTY

SIGNATURE PAGE TO SUPPLEMENT TO NON-U.S. LOAN PARTY

INTELLECTUAL PROPERTY SECURITY AGREEMENT

ANNEX A4

Non-US Loan Party A/R Security Agreement

NON-U.S. LOAN PARTY A/R SECURITY AGREEMENT

dated as of

[—], 2009,

among

SKYPE COMMUNICATIONS S.ÀR.L.,

THE OTHER GRANTORS FROM TIME TO TIME PARTY HERETO,

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

[CS&M Ref. No. 6701-813]

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Notice of Security Interest

NON-U.S. LOAN PARTY A/R SECURITY dated as of [—], 2009 (this “Agreement”), among SKYPE COMMUNICATIONS S.ÀR.L., the other GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of November 19, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Springboard Group S.àr.l., a société a responsibilité limitée organized under the laws of Luxembourg (“Holdings”), Springboard Finance, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC.

(b) The rules of construction specified in Section 1.03 and 1.04 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

(c) References to “each Grantor” and “the Grantors” shall be deemed to refer to Skype Communications S.àr.l. until such time as an additional Subsidiary shall become a Grantor hereunder pursuant to Section 4.14.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“A/R Counterparty” has the meaning assigned to such term in Section 2.03(c).

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.

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“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Collateral” has the meaning assigned to such term in Section 2.01(a).

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Grantors” means (a) Skype Communications S.àr.l. and (b) each other Foreign Subsidiary that becomes a party to this Agreement as a Grantor after the Effective Date.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Material A/R Agreement” means each agreement listed on Schedule 10(a) of the Perfection Certificate on the Effective Date or identified pursuant to Section 5.03(b) of the Credit Agreement after the Effective Date.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Notice of Security Interest” means a notice in the form of Exhibit II hereto, or any other form approved by the Administrative Agent.

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“Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered to the Administrative Agent pursuant to Section 4.01(f) of the Credit Agreement.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds provided to Holdings or any Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or (d) owed to any other Person, provided that the obligations owed to any such other Person arose in respect of services provided by such Person in a jurisdiction where none of the Administrative Agent, the Revolving Lenders or any of their Affiliates, at the time such obligations arose, offered to provide such services.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations.

“Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) each Joint Bookrunner, (e) each Person to whom any Secured Cash Management Obligations are owed, (f) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Skype Communications S.àr.l.” means Skype Communications S.àr.l., a société à responsabilité limitée, incorporated under Luxembourg laws, having its registered office at 22/24 boulevard Royal L-2449 Luxembourg and being registered with the Registre de Commerce et des Sociétés under number B 100.468.

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ARTICLE II

Security Interest in Collateral

SECTION 2.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (the “Collateral”):

(i) all contracts or agreements (A) governed by the laws of the United States of America, any State thereof or the District of Columbia, (B) to which any Person party thereto (other than Holdings or any Subsidiary) is a Person that is organized under the laws of, or is deemed to have an established place of business in, the United States of America, any State thereof or the District of Columbia or (C) under which payment is or is required to be made in the United States of America, any State thereof or the District of Columbia and in each case, to which such Grantor is a party;

(ii) all Accounts arising under or in respect of any contract or agreement referred to in clause (i) above; and

(iii) all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided that in no event shall the Security Interest attach to any contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of such security interest shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such contract or agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable Requirement of Law); provided that, to the extent severable, the Security Interest shall attach immediately to any portion of such contract or agreement that does not result in any such breach, termination or default, including any Proceeds of such contract or agreement.

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is

4

necessary or advisable to ensure the perfection of the security interest in the Collateral granted under this Agreement and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto with respect to the Collateral or any part thereof naming any Grantor as debtor or the Grantors as debtors and the Administrative Agent as secured party, if filed prior to the date hereof.

SECTION 2.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) The Security Interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Secured Obligations and (ii) with respect to each Grantor, subject to the filing of Uniform Commercial Code financing statements with the Office of Tax and Revenue of the District of Columbia and the appropriate filings, if any, in the jurisdiction of organization of such Grantor, a security interest in the Collateral of such Grantor in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States of America (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code that is perfected under the applicable Requirements of Law of the United States of America (or such political subdivision thereof) and the jurisdiction of

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organization of each Grantor. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.

(c) The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral or (ii) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has delivered any notice in which any Grantor notifies the relevant Account Debtor of an assignment of a security interest in any Collateral, which notice is still in effect, except for any such notices relating to the security interest created under the Loan Documents.

SECTION 2.03. Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.15 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b) If an Event of Default shall have occurred and is continuing, at the request of the Administrative Agent, each Grantor agrees, at its own expense, to execute and deliver a Notice of Security Interest, substantially in the form of Exhibit II, to the Account Debtor in respect of each contract or agreement under or in respect of which any Accounts that are part of the Collateral hereunder arise.

(c) Each Grantor agrees that (a) unless a Notice of Security Interest substantially in the form of Exhibit II shall first have been given by such Grantor to each other party under a Material A/R Agreement (each such party, an “A/R Counterparty”), such Grantor shall not give notice to any such A/R Counterparty of a security interest over such Material A/R Agreement or any Accounts arising thereunder created in favor of any Person other than the Administrative Agent and (b) such Grantor shall ensure that the agreement or other document creating such security interest in favor of any such other Person prohibits such Person from giving any such notice except following the giving of notice to the relevant A/R Counterparty by such Grantor in accordance with paragraph (b) above.

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(d) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith or therewith.

(e) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances as set forth herein or in the other Loan Documents.

(f) Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract or agreement relating to the Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

ARTICLE III

Remedies

SECTION 3.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with or without legal process and with or without prior notice or demand for performance, to take possession of the Collateral and (b) generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or for cash, upon credit or for

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future delivery as the Administrative Agent shall deem appropriate. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 3.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

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SECTION 3.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

ARTICLE IV

Miscellaneous

SECTION 4.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement.

SECTION 4.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or

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discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 4.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor”.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

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(c) To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d) The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 4.03. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 4.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 4.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any

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other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

SECTION 4.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 4.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 4.08. Right of Set-Off. If an Event of Default under Sections 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the

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credit or the account of any Grantor against any of and all the obligations of such Grantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender and Issuing Bank shall notify the applicable Grantor and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

SECTION 4.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

(c) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

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(e) Each Grantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 4.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 4.10.

SECTION 4.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 4.12. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 4.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable

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Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

(b) The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

SECTION 4.14. Additional Subsidiaries. Additional Subsidiaries that are Non-US Loan Parties may become Grantors hereunder after the date hereof. Upon execution and delivery by the Administrative Agent and a Foreign Subsidiary of a Supplement, any such Foreign Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

SECTION 4.15. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to send verifications of Accounts to any Account Debtor; (d) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (e) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (f) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (g) to make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this

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Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SKYPE COMMUNICATIONS S.ÀR.L.,

By:

Name:
Title:

SIGNATURE PAGE TO NON-US LOAN PARTY A/R SECURITY AGREEMENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:

Name:
Title:

SIGNATURE PAGE TO NON-US LOAN PARTY A/R SECURITY AGREEMENT

Exhibit I to the

Non-U.S. Loan Party A/R Security Agreement

SUPPLEMENT NO.      dated as of [        ] (this “Supplement”), to the Non-U.S. Loan Party A/R Security Agreement dated as of [•], 2009 (the “Non-U.S. Loan Party A/R Security Agreement”), among SKYPE COMMUNICATIONS S.ÀR.L., the other GRANTORS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

A. Reference is made to (a) the Credit Agreement dated as of November 19, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Springboard Group S.àr.l., a société a responsibilité limitée organized under the laws of Luxembourg, Springboard Finance, L.L.C., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and (b) the Non-U.S. Loan Party A/R Security Agreement.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Non-U.S. Loan Party A/R Security Agreement, as applicable.

C. The Grantors have entered into the Non-U.S. Loan Party A/R Security Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 4.14 of the Non-U.S. Loan Party A/R Security Agreement provides that additional Foreign Subsidiaries may become Grantors under the Non-U.S. Loan Party A/R Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Foreign Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Non-U.S. Loan Party A/R Security Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 4.14 of the Non-U.S. Loan Party A/R Security Agreement, the New Subsidiary by its signature below becomes a Grantor under the Non-U.S. Loan Party A/R Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Non-U.S. Loan Party A/R Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the Non-U.S. Loan Party A/R Security Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Collateral (as each such term is defined in the Non-U.S. Loan Party A/R Security Agreement). Each reference to a “Grantor” in the Non-U.S. Loan Party A/R Security Agreement shall be deemed to include the New Subsidiary. The Non-U.S. Loan Party A/R Security Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Non-U.S. Loan Party A/R Security Agreement and the Credit Agreement.

SECTION 4. The New Subsidiary hereby represents and warrants that set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

SECTION 5. Except as expressly supplemented hereby, the Non-U.S. Loan Party A/R Security Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any

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invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Non-U.S. Loan Party A/R Security Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Non-U.S. Loan Party A/R Security Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Subsidiary”.

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Non-U.S. Loan Party A/R Security Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:

Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO NON-US LOAN PARTY A/R SECURITY AGREEMENT

Schedule I

to Supplement No.      to the

Non-U.S. Loan Party A/R Security Agreement

NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Exhibit II

Non-U.S. Loan Party A/R Security Agreement

FORM OF NOTICE OF SECURITY INTEREST

[Company’s Letterhead]

[Date]

[insert name of counterparty]

[insert address of counterparty]

Attention: [    ]

Re:	Notice of Security Interest

Ladies and Gentlemen:

We refer to the [specify the relevant Agreement] dated [    ] 200[    ] between us and you (the “Agreement”).

We notify you that under an agreement dated as of [    ] 2009, among, us and JPMorgan Chase Bank, N.A., as administrative agent for certain banks and other financial institutions (the “Administrative Agent”), we have created a security interest in favor of the Administrative Agent in the receivables arising under the Agreement. This security interest does not constitute an assignment/disposal/[insert others] of the Agreement [or any of our rights thereunder.]1 by

Name:
Title:

Copy to: Administrative Agent

[1]	Include only if anti-assignment section prohibits assignments of rights under Agreement.

ANNEX B1

Share Charge

between

Skype Technologies S.A.

and the

Administrative Agent

Execution text

Dated              2009

SHARE CHARGE

between

SKYPE TECHNOLOGIES S.A.

as Chargor

and

JPMORGAN CHASE BANK, N.A.

as Chargee

in respect of shares of

SKYPE LIMITED

A & L GOODBODY

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THIS SHARE CHARGE is made on             , 2009

BETWEEN

(1)	SKYPE TECHNOLOGIES S.A., a public company limited by shares (société anonyme) incorporated under the laws of Luxembourg with its registered office at 22/24, Boulevard Royal, L-2449 Luxembourg, having an issued share capital of €844,243.75 and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number R.C.S. B 96.677 (the Chargor); and

(2)	JPMORGAN CHASE BANK, N.A., a national banking association organised under the laws of the United States with an office located at 270 Park Avenue, New York, NY 10017, for the benefit of the Secured Parties (as defined below) (the Chargee).

WHEREAS:

A.	By a credit agreement dated November 19, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time) made between, inter alia, Springboard Group S.à r.I., Springboard Finance, L.L.C. (the Borrower), the lenders party thereto (the Lenders) and the Chargee as administrative agent (the Credit Agreement), the Lenders have agreed to make available certain credit facilities to the Borrower.

B.	The Chargor has agreed to enter into this Charge for the purpose of securing payment by the Chargor of the Secured Obligations (as defined below).

C.	The terms and conditions of this Charge are acceptable to the Chargee.

NOW THIS CHARGE WITNESSETH as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Charge (including the Recitals), words and expressions defined in the Credit Agreement or the US Collateral Agreement, as applicable, shall (unless otherwise defined herein or the context requires otherwise) have the same meaning herein and the following words and expressions shall have the following meanings, except where the context otherwise requires:

Business Day means any day that is not a Saturday, a Sunday or any other day on which commercial banks in London, Luxembourg, New York City or Dublin are authorized or required by law to remain closed;

Charge means this share charge;

Company means Skype Limited, a company incorporated under the laws of Ireland with registered number 394613, and having its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland;

Charged Property means all the issued shares in the capital of the Company as described in Schedule A and all other shares and share warrants in the capital of the Company from time to time legally or beneficially owned by the Chargor during the Security Period (together the Charged Shares) and all dividends or other distributions and other moneys paid or payable after the date hereof in connection therewith and all interests in and all rights actual or contingent accruing at any time to or benefits in respect of all or any of the Charged Shares (whether by way of redemption, bonus, preference, option, substitution, conversion or otherwise);

Charged Shares has the meaning assigned thereto in the definition of Charged Property;

Commitment has the meaning given to that term in the Credit Agreement;

Effective Date has the meaning given to that term in the Credit Agreement;

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Grantor has the meaning given to that term in the US Collateral Agreement;

Holdings means Springboard Group S.à r.l., a société a responsibilité limitée organised under the laws of Luxembourg;

Indemnitee has the meaning given to that term in the Credit Agreement;

Loan Document Obligations has the meaning given to that term in the US Collateral Agreement;

Parties mean the parties to this Charge;

Receiver means a receiver (whether appointed pursuant to this Charge, pursuant to any statute, by a court or otherwise) of the Charged Property or any part of it;

Secured Obligations has the meaning given to that term in the US Collateral Agreement;

Secured Parties has the meaning given to that term in the US Collateral Agreement;

Security Period means the period commencing on the date of execution of this Charge and terminating when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure have been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement; and

US Collateral Agreement means the U.S. Collateral Agreement dated as of November 19, 2009 among the Borrower, certain other Grantors party thereto and the Chargee, as administrative agent.

1.2.	In this Charge:

1.2.1.	words and phrases the definition of which is contained in or referred to section 2 of the Companies Act, 1963 are to be construed as having the meaning attributed to them therein;

1.2.2.	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are reenactments (whether with or without modification);

1.2.3.	references to clauses, recitals and schedules are references to clauses hereof, recitals hereof and schedules hereto; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

1.2.4.	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine or neuter and vice versa;

1.2.5.	references to persons shall include natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states, foundations, trusts, bodies of persons whether incorporated or unincorporated (in each case whether or not having a separate legal personality);

1.2.6.	references to assets include property, rights and assets of every description;

1.2.7.	references to any document are to be construed as references to such document as amended, varied, assigned, novated, restated or supplemented from time to time;

1.2.8.	references to any person shall be construed so as to include that person’s successors, assigns and transferees;

1.2.9.	any reference to a legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing, in respect of any jurisdiction other than Ireland, shall be deemed to include a reference to what mostly nearly approximates in that jurisdiction to the Irish legal term;

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1.2.10.	the headings are inserted for convenience only and are not to affect the construction of this Charge; and

1.2.11.	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression is to be construed as illustrative and shall not limit the sense of the words proceeding those terms.

2.	COVENANT TO PAY AND PERFORM

2.1.	The Chargor hereby covenants and undertakes with the Chargee that it shall pay and discharge the Secured Obligations of the Chargor as and when they become due to be paid or discharged.

2.2.	If the Chargor fails to pay any sum under this Charge on the due date for payment of that sum the Chargor shall pay interest on any such overdue amount (before and after any judgment from the date of demand until the date of payment) calculated on a daily basis at the rate determined in accordance with the provisions of Section 2.13 of the Credit Agreement.

2.3.	Any payment made by the Chargor under this Charge shall be made free and clear of and without any deduction for or on account of any set-off or counterclaim.

3.	SECURITY

3.1.	As a continuing security for the Secured Obligations of the Chargor, the Chargor as legal and beneficial owner hereby charges to the Chargee, by way of a first fixed charge, all of its right, title and interest in and to the Charged Property.

3.2.	The Chargor hereby agrees to deliver to the Chargee, on the date of execution of this Charge:

3.2.1.	an undated stock transfer form (executed in blank by or on behalf of the Chargor) in respect of all the Charged Shares; and

3.2.2.	all share certificates, warrants and other documents of title representing the Charged Shares together with a certified copy of the up to date register of members of the Company.

3.3.	The Chargor will deliver, or cause to be delivered, to the Chargee promptly upon the issue of any further Charged Shares, the items listed in Clauses 3.2.1 and 3.2.2 in respect of all such further Charged Shares.

3.4.	The Chargor hereby covenants that during the Security Period it will remain the legal and beneficial owner of the Charged Property (subject to any transfers made in compliance with the Credit Agreement) and that it will not:

3.4.1.	create or suffer the creation or existence of any Liens (other than those created by this Charge and the other Loan Documents or permitted pursuant to Section 6.02 of the Credit Agreement) on or in respect of the whole of any part of the Charged Property or any of its interest therein and it will defend its title or interest in and to the Charged Property against any and all Liens (other than the Liens created by this Charge and the other Loan Documents or permitted pursuant to Section 6.02 of the Credit Agreement), howsoever arising, of all Persons whomsoever;

3.4.2.	except as permitted pursuant to the Credit Agreement, sell, assign, transfer or otherwise dispose of any of its interest in the Charged Property in any such case, without the prior consent in writing of the Chargee; or

3.4.3.	except as permitted pursuant to the Credit Agreement, permit any of the Charged Shares to be redeemed and repaid.

3.5.	The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Chargee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.

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4.	REPRESENTATIONS AND WARRANTIES OF THE CHARGOR

4.1.	The Chargor hereby represents and warrants to the Chargee that:

4.1.1.	the Chargor is and will continue to be the sole legal and beneficial owner of all of the Charged Property (subject to any transfers made in compliance with the Credit Agreement) free from any Lien (other than those Liens created by this Charge and the other Loan Documents or permitted pursuant to Section 6.02 of the Credit Agreement);

4.1.2.	except for restrictions and limitations imposed by the Loan Documents or any relevant securities, bankruptcy, insolvency, examinership, administration or similar laws affecting creditors’ rights generally, the Charged Property is and will continue to be freely transferable and assignable, and none of the Charged Property is or will be subject to any option, right of first refusal, shareholders’ agreement, constitutive document provisions or contractual restrictions of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the charge of the Charged Property hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Chargee of rights and remedies hereunder;

4.1.3.	the Chargor has full power and authority and has taken all corporate and other action required (i) to execute and deliver this Charge and any document, instrument and agreement required hereunder and (ii) to perform all its obligations under this Charge;

4.1.4.	this Charge constitutes the Chargor’s legal, valid and binding obligations enforceable against the Chargor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, examinership, administration or similar laws affecting creditors’ rights generally;

4.1.5.	as of the Effective Date, the Charged Shares constitute all of the issued share capital of the Company;

4.1.6.	the Charged Shares have been duly authorised, validly issued and are fully paid or credited as fully paid; and

4.1.7.	the terms of the Charged Shares and of the constitutive documents of the Company do not restrict or otherwise limit the Chargor’s right to transfer or charge the Charged Shares and the directors of the Company cannot refuse to register any transfer of the Charged Shares to the Chargee or any party nominated by the Chargee.

4.2.	The representations and warranties set out in this Clause are made on the date of this Share Charge and are deemed to be repeated by the Chargor as set forth in Section 4.02 of the Credit Agreement.

5.	DEALINGS WITH CHARGED PROPERTY

5.1.	Unless and until (i) an Event of Default has occurred and is continuing and (ii) the Chargee shall have notified the Chargor that its rights under this Clause 5 are being suspended:

5.1.1.	the Chargor shall continue to be entitled to exercise all voting and consensual powers pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge; provided that the Chargor shall not exercise such voting rights and powers in any manner that could materially and adversely affect the rights inuring to the holder of any Charged Property or the rights or remedies of the Chargee or the other Secured Parties under this Charge or any other Loan Document or the ability of the Secured Parties to exercise the same; and

5.1.2.	the Chargor shall be entitled to receive and retain any and all dividends or other distributions and other moneys which may be paid or payable after the date hereof in connection with the Charged Shares and all interests in and all rights actual or contingent accruing at any time to or benefits in respect of in respect of the Charged Shares.

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5.2.	The Chargor shall pay when due all calls, installments or other payments and shall discharge all other obligations, which may become due in respect of any of the Charged Property and if an Event of Default has occurred and is continuing and after notice by the Chargee to the Chargor, the Chargee may if it thinks fit (but shall not be obliged to) make such payments or discharge such obligations on behalf of the Chargor. Any sums so paid by the Chargee in respect thereof shall be repayable on demand by the Chargor with interest thereon calculated in accordance with Clause 2.2 and pending such repayment shall constitute part of the Secured Obligations.

5.3.	The Chargee shall not have any duty to ensure that any dividends or other moneys and assets receivable in respect of the Charged Property are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Property or to ensure the taking up of any (or any offer of any) stocks, shares, rights, moneys or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference, or otherwise on or in respect of, any of the Charged Property.

5.4.	The Chargor hereby authorises the Chargee to arrange at any time and from time to time (after an Event of Default has occurred and is continuing and after notice by the Chargee to the Chargor) for the Charged Property or any part thereof to be registered in the name of the Chargee (or its nominee) thereupon to be held, as so registered, subject to the terms of this Charge.

5.5.	Unless otherwise directed by the Required Lenders, the Chargee shall have the right from time to time following and during an Event of Default which has occurred and is continuing to permit the Chargor to exercise its rights set out at Clause 5.1.1 and Clause 5.1.2 above. After all Events of Default have been cured or waived and the Chargor has delivered to the Chargee a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Chargee pursuant to Clause 7.1 shall cease, and the Chargor shall have the exclusive right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to Clause 5.1.1 and Clause 5.1.2 and to receive and retain all dividends or other distributions that it would otherwise be permitted to retain pursuant to Clause 5.1.1 and Clause 5.1.2.

5.6.	Any notice given by the Chargee to the Chargor suspending its rights under Clause 5.1.1 and Clause 5.1.2 (i) may be given by telephone if promptly confirmed in writing, (ii) may suspend the rights of the Chargor under Clause 5.1.1 or Clause 5.1.2 in part without suspending all such rights (as specified by the Chargee in its sole and absolute discretion) and without waiving or otherwise affecting the Chargee’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

6.	PRESERVATION OF SECURITY

6.1.	It is hereby agreed and declared that:

6.1.1.	the security created by this Charge shall be held by the Chargee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

6.1.2.	the security created by this Charge is in addition to and independent of and shall not prejudice or merge with any other security (or any right of set-off) which the Chargee may hold at any time for the Secured Obligations or any of them;

6.1.3.	the Chargee shall not be bound to seek to recover any amounts due from any Loan Party, exercise any rights against any Loan Party or enforce any other security before enforcing the security created by this Charge; and

6.1.4.	any waiver by the Chargee of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6.2.	Where any discharge is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is avoided or must be repaid on bankruptcy, liquidation, by virtue of Section 1001 of the Taxes Consolidation Act 1997 or otherwise without limitation, this Charge shall continue in force as if there had been no such discharge or arrangement. The Chargee shall be entitled to concede or comprise in good faith any claim that any such payment, security or other disposition is liable to avoidance or repayment.

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6.3.	The rights of the Chargee under this Charge and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Chargor, the Chargee or any other person:

6.3.1.	any time, indulgence, consent or waiver granted to or composition with any person whatsoever;

6.3.2.	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect, a departure from any guarantee, or enforce any rights, remedies or securities against or granted by any person whatsoever, or any other circumstance that might otherwise constitute a defence available to, or a discharge of the Chargor, in respect of the Secured Obligations or this Share Charge;

6.3.3.	any legal limitation, disability, incapacity or other circumstances relating to any such party or any other person;

6.3.4.	any variation of or extension of the due date or time for performance (including payment obligations) of, any term of this Share Charge, the Credit Agreement, any other Loan Document or any agreement in respect of the Secured Obligations or any other agreement or instrument, or any increase in the Secured Obligations to the intent that this Charge shall apply to such term as varied or in respect of the extended due date or such increase;

6.3.5.	any lack of validity or enforceability of the Credit Agreement, this Share Charge, any other Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing;

6.3.6.	the dissolution, liquidation, amalgamation, reconstruction or reorganisation of the Company, the Chargor or any other person; or

6.3.7.	any irregularity, unenforceability, invalidity or frustration of any obligations of any person whatsoever under any agreement or any other document or security, or any present or future law or order of any government or authority purporting to produce or otherwise effect any such obligations, to the intent that this Charge shall remain in full force and be construed according y as if there were no such irregularity, unenforceability, invalidity, frustration, law or order.

6.4.	Until the end of the Security Period, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Chargee of its rights under, or the security constituted by, this Charge;

6.4.1.	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Chargee or any person;

6.4.2.	exercise any right of set-off or counterclaim against any Loan Party or any such co-surety; or

6.4.3.	unless so directed by the Chargee (when the Chargor will prove in accordance with such directions), claim as a creditor of any Loan Party or any such co-surety in competition with the Chargee.

The Chargor shall hold in trust for the Chargee and forthwith pay or transfer (as appropriate) to the Chargee any such payment (including an amount to any such set-off), distribution or benefit of such claim in fact received by it.

6.5.	Until the end of the Security Period, the Chargee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Chargee for as long as it may think fit, any moneys received recovered or realised under this Charge or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount.

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7.	ENFORCEMENT OF SECURITY

7.1.	Subject to the provisions of Clause 5.1 above, upon the occurrence of and during the continuance of an Event of Default, the rights conferred on the Chargee under this Charge or by law shall be immediately exercisable upon and at any time thereafter and, without prejudice to the generality of the foregoing, the Chargee or any Receiver appointed hereunder:

7.1.1.	subject to the giving of notice referred to in Clause 5.1, may solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in any such manner as the Chargee may think fit; and/or

7.1.2.	upon prior notice thereof to the Chargor, may complete any share transfer forms then held by the Chargee pursuant to this Charge in the name of the Chargee (or its nominee) and the Chargor shall do whatever the Chargee reasonably requires in order to procure the prompt registration of such transfer and the prompt issue of a new certificate or certificates for the relevant Charged Property in the name of the Chargee; provided that in the event the Chargee shall have reasonably determined that it would not be practicable to give such notice prior to the taking of any such action, the Chargee shall not be required to give such notice prior to the taking of such action but agrees to give the Chargor a notice of such action promptly after the taking thereof; and/or

7.1.3.	subject to the giving of notice referred to in Clause 5.1, may receive and retain all dividends and other distributions or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, moneys, other distributions or other moneys or assets to be held by the Chargee, as additional security charged under and subject to the terms of this Charge and any such dividends, other distributions and other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Chargee and paid or transferred to the Chargee on demand; and/or

7.1.4.	upon prior notice thereof to the Chargor, may sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Chargee may deem fit, and thereupon the Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of.

7.2.	Sections 17 (Restriction on the Consolidation of Mortgages), 19 (Powers of Mortgagee) and 20 (Exercise of the Power of Sale) of the Conveyancing and Law of Property Act, 1881 shall not apply to this Charge or to any exercise by the Chargee of its right to consolidate mortgages or its power of sale.

7.3.	Upon any sale of the Charged Property or any part thereof by the Chargee, the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.4.	The Chargee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any moneys assigned by this Charge or to enforce any rights or benefits assigned to the Chargee by this Charge or to which the Chargee may at any time be entitled hereunder.

7.5.	Neither the Chargee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of gross negligence or willful misconduct by the Chargee or such agents, managers, officers, employees, delegates and advisers, in each case as determined by a court of competent jurisdiction in a final, non-appealable judgment.

7.6.	Receivers

7.6.1.

Upon the occurrence and during the continuance of an Event of Default, the Chargee may by a written instrument and without notice to any party appoint a Receiver of the Charged Property or any part of it. A Receiver so appointed shall be the agent of the Chargor and the Chargor

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shall be solely responsible for his acts, defaults and remuneration but the Chargee will have power from time to time to fix the remuneration of any Receiver and direct payment thereof out of the proceeds of the Charged Property. The provisions of Section 24 of the Conveyancing and Law Property Act 1881 (Appointment, powers, remuneration and duties of receiver) as modified by this Charge shall apply hereto with the exception of sub-section 24(6) and 24(8) which shall not apply;

7.6.2.	the Chargee may by instrument in writing delegate to any such Receiver all or any of the rights, powers and discretions vested in it by this Charge;

7.6.3.	in addition to the powers conferred on the Chargee by this Charge, the Receiver appointed pursuant to Clause 7.6.1 shall have in relation to the Charged Property all the powers conferred by the Conveyancing and Law of Property Act, 1881 (as extended by this Charge) on a Receiver appointed under that Act;

7.6.4.	the Chargee shall not be responsible for any negligence on the part of a Receiver, provided that the Chargee shall have used bona fides in the appointment of such Receiver; and

7.6.5.	neither the Chargee nor any Receiver appointed under this Charge shall be liable to account as mortgagee in possession in respect of any of the Charged Property or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever (except to the extent that the same results from its or his gross negligence or willful default in connection with any of the Charged Property, as determined by a court of competent jurisdiction in a final and nonappealable judgment) for which a mortgagee in possession might as such be liable and all costs, charges and expenses incurred by the Chargee or any Receiver appointed hereunder (including the costs of any proceedings to enforce the security) together with all Value Added Tax thereon shall be paid by the Chargor on a solicitor and own client basis and shall form part of the Secured Obligations and be charged on and paid out of the Charged Property.

8.	APPLICATION OF PROCEEDS

8.1.	The Chargee shall apply the proceeds of any collection or sale of the Charged Property, including any Charged Property consisting of cash, as follows:

(i)	FIRST, to the payment of all costs and expenses incurred by the Chargee in connection with such collection or sale or otherwise in connection with this Charge, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Chargee hereunder or under any other Loan Document on behalf of the Chargor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

(ii)	SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

(iii)	THIRD, to the Chargor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

8.2.	The Chargee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Charge. Upon any sale of the Charged Property by the Chargee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Chargee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Charged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Chargee or such officer or be answerable in any way for the misapplication thereof.

9.	FURTHER ASSURANCES

9.1.	The Chargor shall from time to time at its expense, execute and deliver any and all such further instruments and documents and take all such actions as the Chargee in its reasonable discretion may require for:

9.1.1.	perfecting, protecting or ensuring the priority of the security hereby created (or intended to be created);

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9.1.2.	preserving or protecting any of the rights of the Chargee which are exercisable by the Chargee under this Charge;

9.1.3.	ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall enure to the benefit of any assignee of the Chargee;

9.1.4.	facilitating the appropriation or realisation of the Charged Property or any part thereof; or

9.1.5.	the exercise of any power, authority or discretion vested in the Chargee which are exercisable under this Charge,

in any such case, forthwith upon demand by the Chargee and at the expense of the Chargor.

10.	FEES AND EXPENSES; INDEMNITIES

10.1.	The Chargor agrees to reimburse the Chargee for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Chargor”.

10.2.	Without limitation of its indemnification obligations under the other Loan Documents, the Chargor agrees to indemnify the Chargee and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties. To the fullest extent permitted by applicable law, the Chargor shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof. The parties to this Charge agree that a reference in this Clause 10.2 to an “Indemnitee” shall include a reference to a Receiver and its officers and employees.

10.3.	The provisions of this Clause 10 shall remain operative and in full force and effect regardless of the termination of this Charge or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Charge or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Clause 10 shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Clause 10. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

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11.	POWER OF ATTORNEY

11.1.	The Chargor by way of security hereby irrevocably appoints and constitutes the Chargee and any Receiver jointly and also severally the attorney or attorneys of the Chargor on the Chargor’s behalf and in the name of the Chargor or otherwise and to do all acts and to execute, seal or otherwise affect any deed, assurance, agreement, instrument, document or act which the Chargor could itself do in relation to the Charged Property or which may be required or which may be deemed proper for any of the matters provided for in this Charge at any time after the occurrence and during the continuance of an Event of Default and after notice by the Chargee to the Chargor of its intent to exercise its rights under this Clause 11.1.

11.2.	The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do except where such attorney is acting with gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable judgment.

12.	DUTIES AND TAXES

12.1.	The Chargor shall pay promptly all stamp, documentary, registration and other like duties and taxes to which this Charge may be subject or give rise and shall indemnify the Chargee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Chargor to pay any such duties or taxes.

13.	NOTICES

Any notice or other communications required to be given hereunder shall be in the English language and shall (except as otherwise permitted hereunder) be in writing and given as provided in the Credit Agreement. All communications hereunder to the Chargor shall be given to it in care of Holdings, as provided in Section 9.01 of the Credit Agreement.

14.	ASSIGNMENTS

14.1.	This Charge shall be binding upon and shall enure to the benefit of the Chargor and the Chargee and each of their respective successors and (subject as hereinafter provided) assigns and references in this Charge to any of them shall be construed accordingly.

14.2.	The Chargor may not assign or transfer all or any part of its rights and/or obligations under this Charge.

14.3.	The Chargee may assign or transfer all or any part of its rights or obligations under this Charge to any replacement administrative agent pursuant to the terms of the Credit Agreement. The Chargee shall notify the Chargor promptly following any such assignment or transfer.

14.4.	In the event of assignment or transfer by the Chargee as permitted by Clause 14.3, the Chargor shall at the request of the Chargee join in such assignment or transfer so as to cause the full benefit of this Charge to be passed to the relevant assignee or transferee.

15.	AMENDMENTS AND WAIVERS

15.1.	No failure or delay by the Chargee in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Chargee hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Charge or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Clause 15.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Chargee may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

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15.2.	Neither this Charge nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Chargee and the Chargor with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Chargee may, without the consent of any Secured Party, consent to a departure by the Chargor from any covenant of the Chargor set forth herein to the extent such departure is consistent with the authority of the Chargee set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

16.	TERMINATION AND RELEASE

16.1.	This Charge and the security interests granted hereby shall terminate upon the expiration of the Security Period.

16.2.	This Charge and the security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

16.3.	In connection with any termination or release pursuant to Clauses 16.1 and 16.2, the Chargee shall execute and deliver to the Chargor, at the Chargor’s expense, all documents that the Chargor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Chargee pursuant to this Clause shall be without recourse to or warranty by the Chargee.

17.	MISCELLANEOUS

17.1.	The Chargee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Charge in relation to the Charged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Chargee may think fit. The Chargee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Chargee has acted reasonably in selecting such delegate.

17.2.	If any of the clauses, conditions, covenants or restrictions (the Provision) of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then the Provision shall apply with such deletion or modification as may be necessary to make it valid and effective.

17.3.	This Charge (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

17.4.	This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

17.5.	If the Chargee causes or requires Charged Property to be registered in the name of a nominee for the Chargee, any reference in this Charge to the Chargee shall, if the context so permits or requires, be construed as a reference to each of the Chargee and such nominee.

17.6.	The rights and remedies of the Chargee under this Charge are cumulative and without prejudice and in addition to any rights or remedies which the Chargee may have at law or in equity. No exercise by the Chargee of any right or remedy under this Charge or at law or in equity shall (save to the extent, if any, provided expressly in this Charge, or at law or in equity) operate so as to hinder or prevent the exercise by it of any other right or remedy. Each and every right and remedy may be exercised from time to time as often and in such order as may be deemed expedient by the Chargee.

17.7.

All covenants, agreements, representations and warranties made by the Chargor in this Charge or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Charge or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Charge and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Chargee, any

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Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Documents Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

18.	LAW AND JURISDICTION

18.1.	This Charge shall be governed and construed in accordance with Irish law.

18.2.	The Chargor irrevocably agrees for the benefit of the Chargee that the courts of Ireland shall have jurisdiction to hear and determine any suit, action or proceeding (Proceedings), and to settle any disputes, which may arise out of or in connection with this Charge and, for such purposes, irrevocably submits to the jurisdiction of such courts.

18.3.	The Chargor irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 18.2 being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any disputes, which may arise out of or in connection with this Charge and agrees not to claim that any such court is not a convenient or appropriate forum in each case whether on the grounds of venue or forum non convenient or any similar grounds or otherwise.

18.4.	The submission to the jurisdiction of the courts referred to in Clause 18.2 shall not (and shall not be construed so as to) limit the right of the Chargee to take proceedings against the Chargor in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

18.5.	To the extent that the Chargor, or any of the property of the Chargor is or becomes entitled at any time to any immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any competent court, from service of process, from attachment prior to judgment, from attachment in aid of execution, or from execution prior to judgment, or other legal process in any jurisdiction, the Chargor for itself, and its property does hereby irrevocably and unconditionally waive, and agrees not to plead or claim, any such immunity with respect to its or his, as the case may be, obligations, liabilities or any other matter under or arising out of or in connection with this Charge or the subject matter hereof or thereof.

19.	SERVICE OF PROCESS AGENT

The Chargor hereby irrevocably appoints Skype Limited of Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland as its agent with full authority to receive, accept and acknowledge, for itself and on its behalf, service of all process issued out of or relating to any Proceedings in the courts of Ireland.

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Schedule A

Company	Number and Description of Shares	Registered Holder

Skype Limited of €1.00 each	25,000 Ordinary Shares	Skype Technologies S.A.

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IN WITNESS whereof the parties hereto have caused this Charge to be duly executed on the date first written.

SIGNED by

SKYPE TECHNOLOGIES S.A.

Société anonyme

Registered office: 22-24, Boulevard Royal,

L-2449 Luxembourg, Grand-Duchy of Luxembourg

Luxembourg R.C.S.: B96.677

By:

Name:

Title:

SIGNED by

JPMORGAN CHASE BANK, N.A.

in the presence of:

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ANNEX B2

Debenture

between

Skype Limited

and the

Administrative Agent

Execution text

Dated              2009

SKYPE LIMITED

(the Company)

JPMORGAN CHASE BANK, N.A.

(the Chargee)

DEBENTURE

(Fixed and Floating Charge)

A & L GOODBODY

INDEX

1.	DEFINITIONS AND INTERPRETATION	3
2.	OBLIGATION TO PAY AND DISCHARGE:	5
3.	CHARGING PROVISIONS	6
4.	NOTICE AND SUPPLEMENTARY PROVISIONS	7
5.	CRYSTALLISATION OF FLOATING CHARGE	8
6.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	9
7.	GENERAL PROTECTION OF ASSETS	9
8.	RECEIVERS	11
9.	LIABILITY OF CHARGEE AND RECEIVER	13
10.	CHARGEE AS MORTGAGEE IN POSSESSION	14
11.	STATUTORY POWERS	14
12.	AMENDMENTS AND WAIVERS	14
13.	TERMINATION AND RELEASE	15
14.	MISCELLANEOUS PROVISIONS	15

2

THIS DEBENTURE is dated              2009 and made between

(1)	SKYPE LIMITED a company incorporated in Ireland with registered number 394613 and having its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland (the Company); and

(2)	JPMORGAN CHASE BANK, N.A., a national banking association organised under the laws of the United States of America with an office located at 270 Park Avenue, New York, NY 10017, for the benefit of the Secured Parties (as defined below) (the Chargee).

RECITALS

A.	By a credit agreement dated as of November 19, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time), among Springboard Group S.àr.l. (Holdings), Springboard Finance, L.L.C. (the Borrower), the lenders party thereto (the Lenders) and the Chargee, as administrative agent (the Credit Agreement), the Lenders have agreed to make available certain credit facilities to the Borrower.

B.	The Company has agreed to enter into this Debenture for the purpose of securing payment by the Company of the Secured Obligations (as defined below) of the Company.

C.	The terms and conditions of this Debenture are acceptable to the Chargee.

IT IS AGREED BY THIS DEED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1.	In this Debenture (including the Recitals), words and expressions defined in the Credit Agreement or the US Collateral Agreement, as applicable, shall (unless otherwise defined herein or the context requires otherwise) have the same meaning herein and the following words and expressions shall have the following meanings, except where the context otherwise requires:

Accounts Receiveable means, in respect of the Company, each book debt to which the Company is entitled and each other obligation or liability to pay money to or for the benefit of the Company under any Material A/R Agreement, together with all benefits, rights and Security held by the Company in respect of, or to secure the payment of, any such book debt or other obligation or liability;

Business Day means any day that is not a Saturday, a Sunday or any other day on which commercial banks in London, Luxembourg, New York City or Dublin are authorised or required by law to remain closed;

Charged Property means, together, the Specifically Charged Property and the Other Assets;

Commitment has the meaning given to that term in the Credit Agreement;

Conveyancing Acts means the Conveyancing Acts, 1881 to 1911;

Debts means all the book debts and other debts, revenues, claims and benefits referred to in Clause 3.9;

Environmental Laws has the meaning given to that term in the Credit Agreement;

Environmental Licence means any permit, licence, authorisation, consent or other approval required by any Environmental Law;

Excluded Shares means (a) Equity Interests of any Person that is not a direct or indirect, wholly-owned Subsidiary of Holdings, (b) any Equity Interest with respect to which Holdings shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside

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counsel or tax advisors of national recognition, the pledge of such Equity Interest hereunder would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Liens granted hereunder) that shall have been determined by Holdings to be material to Holdings and the Subsidiaries, (c) any Equity Interest if, to the extent and for so long as the pledge of such Equity Interest hereunder is prohibited by any applicable Requirement of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law); provided that such Equity Interest shall cease to be an Excluded Share at such time as such prohibition ceases to be in effect; and (d) any Equity Interest that the Borrower and the Administrative Agent shall have agreed in writing to treat as an Excluded Equity Interest for purposes hereof on account of the cost of pledging such Equity Interest hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom;

Indemnitee has the meaning given to that term in the Credit Agreement;

Intellectual Property Rights means all intellectual and similar property of every kind and nature now owned or hereafter acquired by the Company, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with any of the foregoing, (in each case whether registered (in Ireland or elsewhere) or unregistered and including all applications of any such registration);

Land means the property subject to the security contained in Clauses 3.1, 3.2 and 3.3 hereto;

Material Land means, in respect of the Company, all Land owned by it, other than any Land which constitutes an Excluded Asset.

Other Assets means the property and assets referred to in Clause 3.11;

Perfection Certificate has the meaning given to that term in the US Collateral Agreement;

Planning Acts means the Local Government (Planning and Development) Acts, 1963 to 1999, the Planning and Development Acts, 2000 to 2006 and the Building Control Acts, 1990 and 2007, and any regulations made thereunder;

Proceedings has the meaning ascribed to it in Clause 14.10.2;

Receiver has the meaning ascribed to it in Clause 8.1;

Related Rights means, in relation to any asset:

(a)	the proceeds of sale of any part of that asset;

(b)	all rights under any licence, agreement for sale or agreement for lease in respect of that asset;

(c)	all rights, powers, benefits, claims, contracts, warranties, remedies, security, guarantees, indemnities or covenants for title in respect of that asset; and

(d)	any monies and proceeds paid or payable in respect of that asset;

Secured Obligations has the meaning given to that term in the US Collateral Agreement;

Secured Parties has the meaning given to that term in the US Collateral Agreement;

Securities has the meaning ascribed to it in Clause 3.4;

Security Interest has the meaning ascribed to it in Clause 3;

Security Period means the period commencing on the date of execution of this Charge and terminating when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding

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contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement;

Specifically Charged Property means the property and assets referred to in Clauses 3.1 to 3.10 inclusive;

US Collateral Agreement means the U.S. Collateral Agreement dated as of November 19, 2009, among the Borrower, certain other Grantors party thereto and the Chargee, as Administrative Agent; and

wholly-owned has the meaning given to that term in the Credit Agreement.

1.2.	In this Debenture (except where the context otherwise requires):

1.2.1.	words and phrases the definition of which is contained in or referred to in Section 2 of the Companies Act, 1963, are to be construed as having the meaning attributed to them there;

1.2.2.	words importing the singular include the plural and vice versa;

1.2.3.	words importing persons include natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states, foundations and trusts (in each case whether or not having a separate legal personality);

1.2.4.	use of any gender includes the other genders;

1.2.5.	any reference to a statute, statutory provision or subordinate legislation (“legislation”) is (unless the contrary is clearly stated) to be construed as a reference to legislation operative in Ireland and is (except where the context otherwise requires) to be construed as referring to such legislation as amended and in force from time to time and to any legislation which re-enacts or consolidates (with or without modification) any such legislation;

1.2.6.	save as otherwise provided in this Debenture, any reference to a section, clause, paragraph, sub-clause, sub-paragraph or schedule is a reference to a section, clause, paragraph, subclause, sub-paragraph or schedule (as the case may be) of this Debenture;

1.2.7.	the index and headings are inserted for convenience only and are not to affect the construction of this Debenture;

1.2.8.	a reference to any document includes that document as it has or may be amended, varied, assigned, novated, amended and restated or supplemented or otherwise from time to time;

1.2.9.	any reference to a legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing is, in respect of any jurisdiction other than Ireland, to be deemed to include a reference to what most nearly approximates in that jurisdiction to the Irish legal term; and

1.2.10.	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression is to be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.3.	The Schedules form part of this Debenture and are to have effect as if set out in full in the body of this Debenture and any reference to this Debenture includes the Schedules.

2.	OBLIGATION TO PAY AND DISCHARGE:

The Company shall pay and discharge to the Chargee the Secured Obligations owed by the Company as and when they become due to be paid or discharged.

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3.	CHARGING PROVISIONS

The Company as legal and beneficial owner to the intent that the mortgage and charge contained in this Debenture will be a continuing security for the payment and discharge of all monies, liabilities and obligations agreed to be paid or discharged by it under this Debenture:

3.1.	HEREBY GRANTS, AND CONVEYS, unto the Chargee ALL THAT AND THOSE the freehold land, hereditaments and premises that it holds or acquires on or after the date hereof including, but not limited to, such freehold land, hereditaments and premises as are specified in the First Schedule to this Debenture together with all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time thereon TO HOLD the same unto the Chargee in fee simple subject to the proviso for redemption contained in this Debenture;

3.2.	As registered owner or as the person entitled to be registered as owner HEREBY CHARGES all the property, lands, hereditaments and premises that it holds or acquires on or after the date hereof including, but not limited to, such property, lands, hereditaments and premises as are specified in the First Schedule to this Debenture, the ownership of which is registered in the Land Registry or is required to be so registered pursuant to the Registration of Deeds and Titles Acts, 1964 and 2006 together with all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time thereon with the payment and discharge to the Chargee of all monies and liabilities hereby agreed to be paid or discharged and HEREBY ASSENTS to the registration of the charge as a burden on the said property;

3.3.	HEREBY CHARGES as a first fixed charge so much of the lands, hereditaments and premises that it holds or acquires on or after the date hereof including, but not limited to, such lands, hereditaments and premises as are specified in the First Schedule to this Debenture and as are of freehold tenure together with all buildings, fixtures (including trade fixtures) and fixed plant and machinery from time to time thereon;

3.4.	HEREBY CHARGES by way of first fixed charge, any present or future stocks, shares, debentures, bonds, warrants, coupons or other securities and investments owned by the Company including, without limitation, those stocks, shares, debentures, bonds, warrants, coupons or other securities and investments specified in the First Schedule to this Debenture (together, but excluding the Excluded Shares, the Securities) and any rights attaching and any dividend or interest paid or payable in relation to them and any rights, monies or property accruing or offered at any time in relation to them by way of redemption, substitution, exchange or bonus under option rights or otherwise;

3.5.	HEREBY CHARGES by way of first fixed charge, the contracts, agreements and licences to which the Company is a party and all the right, title and interest of the Company in those contracts, agreements and licences;

3.6.	HEREBY CHARGES as a first fixed charge, all other plant, machinery, vehicles, computers and office and other equipment of the Company both present and future (including stock in trade of the Company);

3.7.	HEREBY CHARGES as a first fixed charge, all the Company’s uncalled capital for the time being and the Company’s present and future goodwill;

3.8.	HEREBY CHARGES as a first fixed charge, all of the Company’s rights, title, interest and benefit in all Intellectual Property Rights including, without limitation, all Intellectual Property Rights specified in the First Schedule to this Debenture and all computer software and licences and ancillary and connected rights relating to the intangible property both present and future of the Company;

3.9.	HEREBY CHARGES by way of first fixed charge:

3.9.1.	all present and future book debts, revenues and monetary claims now or at any time in the future due, owing or incurred to the Company together with the benefit of all rights, securities, remedies and guarantees of any nature whatsoever now or at any time enjoyed or held by the Company in relation to those book debts, revenues and monetary claims;

3.9.2.	all the Company’s rights, title and interest in and to all other debts in and to which the Company has any right, title or interest;

3.10.	HEREBY CHARGES by way of first fixed charge all of the Company’s rights, title, interest and benefit in all the Company’s stock-in-trade, inventory, raw materials, books and records; and

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3.11.	HEREBY CHARGES by way of first floating charge the undertaking and all other assets and property of the Company whatsoever and wheresoever, both present and future, and the property and assets referred to in Clauses 3.1. to 3.10. (if and in so far as the mortgages and/or charges thereon contained in this Debenture shall be ineffective as mortgages and/or fixed charges);

PROVIDED THAT in no event shall the security interests granted pursuant to this Clause 3 (the Security Interest) attach to (a) any license, contract or agreement to which the Company is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of such Security Interest shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such license, contract or agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to any applicable Requirements of Law); provided that, to the extent severable, the Security Interest shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any such breach, termination or default, including any Proceeds of such license, contract or agreement; (b) any asset owned by the Company that is subject to a Lien of a type permitted by Section 6.02(iv) of the Credit Agreement (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(x) of the Credit Agreement, in each case if, to the extent and for so long as the grant of a Lien thereon hereunder to secure the Secured Obligations constitutes a breach of or a default under any agreement pursuant to which such Lien has been created; provided that the Security Interest shall attach immediately to any such asset (i) at the time the provision of such agreement containing such restriction ceases to be in effect and (ii) to the extent any such breach or default is not rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law; (c) any asset owned by the Company with respect to which Holdings shall have provided to the Chargee a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the creation of such Security Interest in such an asset hereunder would result in additional taxes to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Liens granted hereunder) that shall have been determined by Holdings to be material; (d) any assets owned by the Company if, to the extent and for so long as the grant of such Security Interest in such asset shall be prohibited by any applicable Requirements of Law (other than to the extent any such prohibition would be rendered ineffective pursuant to any other applicable Requirements of Law); provided that the Security Interest shall attach immediately to such asset at such time as such prohibition ceased to be in effect; (e) any asset owned by the Company that the Borrower and the Chargee shall have agreed in writing to exclude from the Security Interest on account of the cost of creating a security interest in such asset hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom; (f) the Excluded Shares; and (g) Land which is not Material Land.

3.12.	The security interests granted pursuant to this Clause 3 are granted as security only and shall not subject the Chargee or any other Secured Party to, or in any way alter or modify, any obligation or liability of the Company with respect to or arising out of such security interests.

4.	NOTICE AND SUPPLEMENTARY PROVISIONS

4.1.	Upon the occurrence and during the continuance of an Event of Default and after a request by the Chargee, the Company will give notice to every other party to each of the contracts, agreements and licences forming part of the Charged Property of the security interests created by this Debenture substantially in the form of the Second Schedule hereto or in such other form as may be acceptable to the Chargee in all respects.

4.2.	The Company agrees that (a) unless a notice in the applicable form specified in Clause 4.1 shall first have been given by the Company to each other party (each such party an A/R Counterparty) under contracts, agreements and licences that are listed on Schedule 10(a) of the Perfection Certificate on the Effective Date or identified pursuant to Section 5.03(b) of the Credit Agreement (each a Material A/R Agreement), the Company shall not give notice to any such A/R Counterparty of a Lien over such Material A/R Agreement, or any Accounts Receivable arising thereunder, created in favour of any Person other than the Chargee and (b) the Company shall ensure that the agreement or other document creating such Lien in favour of any other such Person prohibits such Person from giving any such notice except following the giving of notice to the relevant A/R Counterparty by the Company in accordance with Clause 4.1.

4.3.	This security will be a continuing security notwithstanding any settlement of account or other matter or thing whatsoever and in particular will not be considered satisfied by any intermediate repayment or satisfaction of all or any of the monies, liabilities and obligations secured by this Debenture and will continue in full force and effect until the end of the Security Period.

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4.4.	The security constituted by this Debenture will be in addition to and will not operate so as in any way to prejudice or affect any other security which the Chargee may now or at any time in the future hold for or in respect of all or any part of the monies and liabilities secured by this Debenture, nor will any such other security or any lien to which the Chargee may be otherwise entitled or the liability of any person not party to this Debenture for all or any part of the monies and liabilities secured by this Debenture be in any way prejudiced or affected by this security. The Chargee will have full power at its discretion to give time for payment to or make any other arrangement with any such other person without prejudice to the liability of the Company under this Debenture.

4.5.	If the Chargee receives, or is deemed to be affected by, actual or constructive notice of any subsequent mortgage, charge or assignment or other disposition or interest affecting the Specifically Charged Property or the Other Assets or any part of the Specifically Charged Property or the Other Assets, the Chargee may open a new account for the Company. If the Chargee does not open a new account then, unless the Chargee gives express written notice to the contrary to the Company, the Chargee will nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice and as from that time all payments made to any account of the Company shall be credited or be treated as having been credited to the new account and will not operate to reduce the amount due from the Company to the Chargee at the time when the Chargee received or was deemed to have received that notice.

4.6.	The Company hereby agrees that the Chargee may, if an Event of Default under Sections 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing, combine or consolidate all or any of the Company’s existing accounts wheresoever located (including accounts in the name of the Chargee or the Company jointly with others and including the balance for the time being standing to the credit of such accounts together with all interest accrued on such accounts and the debt represented by such accounts), whether such accounts are current, deposit, loan or of any other nature whatsoever, whether they are subject to notice or not and whether they are denominated in euro or in any other currency, and set-off or transfer any sum standing to the credit of any one or more such accounts in or towards satisfaction of the monies, liabilities and obligations which are now or shall for the time being be due, owing or incurred to the Chargee by the Company. The Chargee shall notify the Company of such combination, consolidation, set-off and application; provided that any failure to give or delay in giving any notice of such set-off shall not affect the validity of such set-off and application under this Clause 4.6.

5.	CRYSTALLISATION OF FLOATING CHARGE

5.1.	The Chargee may at any time during the Security Period by notice in writing to the Company convert the floating charge created by Clause 3.11 of this Debenture over the Other Assets into a fixed charge with immediate effect as regards any of the assets specified in the notice if the Security Interest created hereby is in danger of being seized or sold under any form of distress, attachment, execution, diligence or other process levied or threatened or which may be or become in jeopardy or which have been made or may become the subject of an injunction or otherwise attached.

5.2.	Notwithstanding Clause 5.1 and without prejudice to any rule of law which may have a similar effect, the floating charge created by Clause 3.11 of this Debenture over the Other Assets will, unless otherwise agreed in writing by the Chargee, automatically and without notice from the Chargee to the Company be converted with immediate effect into a fixed charge in respect of any of the Other Assets subject to it:

5.2.1.	immediately prior to the time when any of the Other Assets subject to it become subject to any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention, flawed asset agreement, preferential right or trust arrangement or other security arrangement or agreement or any right conferring a priority of payment or to a disposition contrary to any of the provisions of this Debenture;

5.2.2.	if and when any person levies or notifies the Company that it or any other person intends to levy any distress, execution, sequestration or other process against those Other Assets;

5.2.3.	if any of the monies, obligations and liabilities which are secured by this Debenture and which are now or shall for the time being be due, owing or incurred to the Chargee by the Company

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whether solely or jointly with any other person and whether as principal or surety and including interest, discount, commission and other expenses computed and compounded from time to time become due and outstanding prior to their stated maturity;

5.2.4.	on the presentation of a petition for the compulsory winding-up of the Company or a petition for the making of an examination order in relation to the Company; or

5.2.5.	if any meeting of the directors or members of the Company is convened for the purposes of considering any resolution for its winding-up or liquidation or for putting the Company into examination or insolvency or with a view to a composition, assignment or arrangement with its creditors generally (or any class of its creditors) or any meeting is convened for the purposes of considering any event similar or analogous to the foregoing.

6.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Chargee that:

6.1.1.	the Company is and, except as permitted by the Credit Agreement, will continue to be the sole legal and beneficial owner of all of the Charged Property free from any Lien (other than Liens permitted pursuant to Section 6.02 of the Credit Agreement);

6.1.2.	except for restrictions and limitations imposed by the Loan Documents or any relevant bankruptcy, insolvency, examinership, administration or similar laws affecting creditors’ rights generally, the Securities are and will continue to be freely transferable and assignable, and none of the Securities are or will be subject to any option, right of first refusal, constitutive document provisions or contractual restrictions of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the charge of the Securities hereunder, the sale of disposition thereof pursuant hereto or the exercise by the Chargee of rights and remedies hereunder;

6.1.3.	the Company has good and valid rights in and title to the Charged Property with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilise such properties and assets for such intended purposes, in each case, except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Chargee, for the benefit of the Secured Parties, the Security Interest in such Charged Property pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Debenture, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

6.1.4.	the Security Interest constitutes (i) a legal and valid security interest in all the Charged Property securing the payment and performance of the Secured Obligations and (ii) subject to the delivery of notice to every other party to each of the contracts, agreements and licences forming part of the Charged Property of the security interests created by this Debenture in accordance with Clause 4.1 and the registration of the particulars of this Debenture in the Companies Registration Office within 21 days of execution of this Debenture, a perfected security interest in all the Charged Property in which a security interest may be perfected by the delivery of such notice or the completion of registration in Ireland pursuant to Irish law. The Security Interest is and shall be prior to any other Lien on any of the Charged Property, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.

7.	GENERAL PROTECTION OF ASSETS

7.1.	The Company shall, at its own expense, take any and all commercially reasonable actions to defend title to the Charged Property, except with respect to such of the Charged Property that the Company determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of the Company’s business, and shall not create or permit to subsist any Lien or any other type of preferential arrangement (including any title transfer and retention arrangement) having a similar effect in respect of all or any part of the Charged Property, except as permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of the Company under this Debenture and under Section 9.15 of the Credit Agreement to obtain a release of the Liens created under this Debenture.

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7.2.	The Company shall, at its own expense, execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Chargee may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Debenture, the granting of the Security Interest and the filing of any documents in connection herewith or therewith. If any amount payable under or in connection with any of the Charged Property shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than USD5,000,000 or the Euro equivalent thereof owed to the Company by any Person), such note or instrument shall be promptly pledged and delivered to the Chargee, for the benefit of the Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Chargee.

7.3.	The Company shall also at all times during the continuance of the security constituted by this Debenture:

7.3.1.	except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in Clause (a) or (b) of the definition of such term in the Credit Agreement, with respect to registration or pending application of each item of its Intellectual Property for which the Company has standing to do so, (i) maintain the validity and enforceability of any registered Intellectual Property (or applications therefore) and maintain such registrations and applications of Intellectual Property in full force and effect and (ii) pursue the registration and maintenance of each Patent, Trademark or Copyright registration or application, now or hereafter included in the Intellectual Property of the Company, including the payment of required fees and taxes, the filing of responses to office actions issued by the Irish Patents Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits (if applicable), the filing of divisional, continuation, continuation-in-part, re-issue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, re-examination, opposition, cancellation, infringement and misappropriation proceedings;

7.3.2.	except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in Clause (a) or (b) of the definition of such term in the Credit Agreement, not do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Rights may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value);

7.3.3.	except where failure to do so could not reasonably be expected to have a Material Adverse Effect of the type referred to in Clause (a) or (b) of the definition of such term in the Credit Agreement, take all steps to preserve and protect its Intellectual Property Rights, including maintaining the quality of any and all products or services used or provided in connection with any of the trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the trademarks abide by the applicable license’s terms with respect to the standards of quality;

7.3.4.	if reasonably requested to do so by the Chargee from time to time, make entries in any appropriate public register (in Ireland or elsewhere) of the Company’s Intellectual Property Rights which record the existence of this Debenture;

7.3.5.	agree that should it obtain an ownership or other interest in any Intellectual Property after the Effective Date, (i) the provisions of this Debenture shall automatically apply thereto and (ii) any such Intellectual Property and, in the case of Trademarks, the goodwill symbolised thereby, shall automatically become Intellectual Property subject to the terms and conditions of this Debenture;

7.3.6.	except as permitted pursuant to the Credit Agreement, not dispose of the Securities or any part of the Securities without the prior written consent of the Chargee;

7.3.7.	forthwith upon the execution of this Debenture, deposit with the Chargee all certificates or documents of title in respect of the Securities together with a duly executed instrument of

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transfer or an assignment (as appropriate) of the Securities in blank, and it is agreed that the Chargee will be entitled at any time, on the occurrence and during the continuance of an Event of Default and after notice thereof is given by the Chargee to the Company, to have all or any of the Securities registered in the name of the Chargee or of such nominee as the Chargee may select;

7.3.8.	on the occurrence and during the continuance of an Event of Default, and after notice thereof is given to the Company, deliver or pay to the Chargee, or procure that there are delivered or paid to the Chargee, all stocks, shares, securities, rights, monies or other property accruing, offered or issued at any time by way of bonus, redemption, exchange, purchase, substitution, conversion, preference, option or otherwise in respect of any of the Securities or the certificates or other documents of title to or representing them together with an executed instrument of transfer or an assignment in blank;

7.3.9.	reimburse the Chargee, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Chargee where the Chargee has discharged, at its option, past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Charged Property and not permitted pursuant to Section 6.02 of the Credit Agreement, or paid for the maintenance or preservation of the Charged Property to the extent that the Company fails to do so as required by the Credit Agreement, the US Collateral Agreement or any other Loan Document and where within a reasonable period of time after the Chargee has requested that it do so; provided that nothing in this Clause shall be interpreted as excusing the Company from the performance of, or imposing any obligation on the Chargee or any Secured Party to cure or perform, any covenants or other promises of the Company with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents; and

7.3.10.	agree that the Company shall remain liable, as between the Company and the relevant counterparty under each contract, agreement or license relating to the Charged Property, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or license, all in accordance with the terms and conditions thereof, and the Company agrees to indemnify and hold harmless the Chargee and the other Secured Parties from and against any and all liabilities for such performance;

and so that, if the Company fails to perform any obligation on its part contained in this Debenture, the Chargee may itself or by any agents perform any of the said covenants capable of being performed by it or by such agents, and if any such obligation requires the payment or expenditure of money the Chargee may make such payment or expenditure with its own funds or with money borrowed by or advanced to it for such purpose but will be under no obligation so to do; all sums so expended or paid shall be added to the indebtedness secured by this Debenture and will bear interest accordingly and will be repayable to the Chargee on demand.

The Chargee and the Company hereby agree that nothing in this Debenture shall prevent the Company from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property Rights to the extent permitted by the Credit Agreement if the Company determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

8.	RECEIVERS

8.1.	Upon the occurrence and during the continuance of an Event of Default, the Chargee may from time to time appoint by writing under the hand of a duly authorised officer of the Chargee any person or persons considered by it to be competent to be a receiver or a receiver and manager (hereinafter called a Receiver which expression will, where the context so admits, include the plural and any substituted receiver or receiver and manager) of any part of the Specifically Charged Property and/or any part of the Other Assets, and may from time to time in writing under the hand of a duly authorised officer of the Chargee remove any Receiver so appointed and appoint another in his stead.

8.2.	A Receiver so appointed will be the agent of the Company, and the Company will be solely responsible for his acts and defaults, and the Chargee will have power from time to time to fix the rate of remuneration of any Receiver appointed by the Chargee (without being limited to any maximum rate specified by any statute or statutory instrument), but the Company will alone be liable for the payment of such remuneration, and the provisions of Section 24 of the Conveyancing and Law of Property Act, 1881 (as modified by the provisions of this Debenture) with the exception of sub-sections 6 and 8 will apply hereto.

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8.3.	A Receiver so appointed will have and be entitled to exercise all powers conferred by the Conveyancing Acts and all other statutes in the same way as if the Receiver had been duly appointed under the Conveyancing Acts, and will furthermore, but without limiting any powers referred to in this Debenture, have power to:

8.3.1.	take possession of, collect and get in all or any part of the property in respect of which the Receiver is appointed, and for that purpose take any proceedings in the name of the Company or otherwise as may seem expedient in connection with the creation, perfection or enforcement of the Security Interests expressed to be created under this Debenture;

8.3.2.	carry on or manage or develop or diversify or concur in carrying on or managing or developing or diversifying the business of the Company, and for that purpose raise money on any part of the property in respect of which the Receiver is appointed in priority to this security or otherwise;

8.3.3.	exercise all or any of the powers which an absolute owner would have of managing and superintending the management of the property in respect of which the Receiver is appointed, and in particular to sell or concur in selling, let or concur in letting, surrender and/or accept surrenders of leases of any part of such property in such manner and generally on such terms and conditions as the Receiver thinks fit, and to carry any such sale, letting or surrender into effect by conveying, leasing, letting, surrendering or accepting surrenders in the name of or on behalf of the Company or otherwise; any such sale may be for cash, debentures or other obligations, shares, stock or other valuable consideration and may be payable in a lump sum or by instalments spread over such period as the Chargee or the Receiver shall think fit and so that any consideration or part of such consideration received in a form other than cash shall ipso facto forthwith on receipt be and become charged with the payment of all the monies secured by this Debenture as though it had been included in the charge hereby created and formed part of the Specifically Charged Property or the Other Assets (as the case may be). Plant, machinery and other fixtures may be severed and sold separately from the premises containing them without the consent of the Company being obtained thereto;

8.3.4.	make any arrangements or compromise which the Receiver or the Chargee may think expedient;

8.3.5.	make and effect any repairs, renewals and improvement of the plant, machinery and effects of the Company which the Receiver or the Chargee may think necessary and to maintain or renew all insurances;

8.3.6.	make calls conditionally or unconditionally on the members of the Company in respect of the uncalled capital of the Company with such and the same powers for the purpose of enforcing payment of any calls so made as are by the Articles of Association of the Company conferred on the directors of the Company in respect of calls authorised to be made by them in the names of the directors or in that of the Company or otherwise and to the exclusion of the directors’ power in that behalf;

8.3.7.	appoint managers, officers, servants, workmen and agents for the above purposes at such salaries and for such periods as the Receiver may determine;

8.3.8.	enter upon any part of the Specifically Charged Property and any part of the Other Assets from time to time with or without workmen and others for the purpose of making and effecting any repairs, renewals or alterations to any part of the Specifically Charged Property or the Other Assets including (without prejudice to the generality of the foregoing) the completion of any buildings in the course of erection or other works in progress thereon which the Receiver may think necessary, and appoint architects, surveyors, contractors, workmen and agents for the above purposes on such terms as the Receiver may determine, and (without prejudice to the power hereinafter conferred) borrow from the Chargee on the account of the Company all such monies as the Receiver may require for the above purposes to the intent that all monies advanced by the Chargee to the Receiver for the said purposes will be secured by this Debenture; and

8.3.9.	do all such other acts and things as may be incidental or conducive to any of the matters or powers above and which the Receiver lawfully may or can do as agent for the Company.

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8.4.	All monies received by the Receiver or the Chargee shall be applied by the Receiver or the Chargee, as applicable, for the following purposes (subject to the claims of secured or unsecured creditors (if any) ranking in priority to this Debenture) and in the following order:

(i)	FIRST, to the payment of all costs and expenses incurred by the Chargee or the Receiver in connection with such collection or sale or otherwise in connection with this Debenture, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Chargee hereunder or under any other Loan Document on behalf of the Company and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and any remuneration of the Receiver;

(ii)	SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

(iii)	THIRD, to the Company, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

8.5.	The Chargee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Debenture. Upon any sale of the Charged Property by the Chargee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Chargee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Charged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Chargee or such officer or be answerable in any way for the misapplication thereof.

8.6.	Neither the Chargee nor any Receiver appointed under this Debenture will be liable to account as mortgagee or mortgagees in possession in respect of any of the Specifically Charged Property or Other Assets or be liable for any loss upon realisation or for any neglect or default of any nature whatsoever (except to the extent that the same results from the Chargee’s or the Receiver’s gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final and non-appealable judgment) in connection with any of the Specifically Charged Property or Other Assets for which a mortgagee in possession might as such be liable, and all costs, charges and expenses incurred by the Chargee or any Receiver appointed under this Debenture (including the costs of any proceedings to enforce the security hereby given) shall be paid by the Company on a solicitor and own client basis and will be charged on the Specifically Charged Property and Other Assets.

8.7.	The foregoing powers of appointment of a Receiver are in addition to and not to the prejudice of all statutory and other powers of the Chargee under the Conveyancing Acts (and so that any statutory power of sale will be exercisable without the restrictions contained in Sections 19 and 20 of the Conveyancing and Law of Property Act, 1881) or otherwise, and so that such powers will be and remain exercisable by the Chargee in respect of any part of the Specifically Charged Property or Other Assets in respect of which no appointment of a Receiver by the Chargee is for the time being subsisting, notwithstanding that an appointment under the powers of Clause 8.1. shall have subsisted and been withdrawn in respect of that part of the Specifically Charged Property or Other Assets or shall be subsisting in respect of any other part of the Specifically Charged Property or Other Assets.

8.8.	No purchaser or other person will be bound or concerned to see or enquire whether the right of the Chargee or any Receiver appointed by the Chargee to exercise any of the powers conferred by this Debenture has arisen or not or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

9.	LIABILITY OF CHARGEE AND RECEIVER

9.1.	In the event that the Chargee takes possession under this Debenture of the Specifically Charged Property or the Other Assets or any part or parts of the Specifically Charged Property or the Other Assets or otherwise exercises any statutory powers or any additional powers set forth in this Debenture, it will not be accountable as a mortgagee in possession of the Specifically Charged Property or Other Assets as the case may be;

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9.2.	In the event that the Chargee or any Receiver appointed by the Chargee under this Debenture enters into possession of any of the Specifically Charged Property or the Other Assets or any part of the Specifically Charged Property or the Other Assets, the Chargee or such Receiver as the case may be is hereby irrevocably authorised as agent of the Company to list, and to remove, store, sell or otherwise dispose of, all or any furniture or other chattels which have not been removed from the said property at the expiration of seven days from the date of such entry into possession, and any list so made will be conclusive evidence as between the Chargee and such Receiver and the Company of the matters therein contained, and the Company shall indemnify the Chargee and the Receiver against all claims and demands in respect of such removal, storage, sale or other disposition and against all costs and expenses incurred in connection therewith and

9.3.	The Chargee will not be liable for any involuntary losses which may happen in or about the exercise or execution of the statutory power of sale or any of the powers or trusts expressed or implied which may be vested in the Chargee by virtue of this Debenture, except, in each case, in the case of gross negligence or wilful misconduct on the part of that person, in each case as determined by a court of competent jurisdiction in a final and non-appealable judgment.

10.	CHARGEE AS MORTGAGEE IN POSSESSION

In addition to the statutory powers incidental to the estate or interest of mortgagees contained in Section 19 of the Conveyancing and Law of Property Act, 1881, at any time after the Chargee in accordance with the provisions of this Debenture enters into possession of the Specifically Charged Property or the Other Assets or any part of the Specifically Charged Property or the Other Assets, the Chargee will have power to:

10.1.	effect and carry out upon any building or erection for the time being comprised in such part of the Specifically Charged Property or the Other Assets of which the Chargee is in possession any such repairs, amendments, alterations and additions as the Chargee may reasonably consider necessary or desirable for the maintenance or protection of all or any part of the Specifically Charged Property or the Other Assets;

10.2.	demise or agree to demise any of the Specifically Charged Property or the Other Assets or any part of the Specifically Charged Property or the Other Assets of which the Chargee is in possession for such period at such rent and upon such terms with or without a premium or fine in all respects as the Chargee may from time to time think fit; and

10.3.	perform or cause to be performed all acts and things requisite or desirable according to the law of the country in which the Specifically Charged Property or the Other Assets or any part of the Specifically Charged Property or the Other Assets of which the Chargee is in possession is situate for the purpose of giving effect to the exercise of any of the said powers, authorities and discretions.

11.	STATUTORY POWERS

11.1.	At any time after the monies secured by this Debenture have become due and payable, the statutory powers of sale and of appointing a receiver conferred by Section 19 of the Conveyancing and Law of Property Act, 1881 will immediately arise and be exercisable by the Chargee free from the restrictions contained in Section 20 of that Act.

11.2.	The restrictions on the right of consolidating mortgages contained in Section 17 of the Conveyancing and Law of Property Act, 1881 will not apply to this security.

12.	AMENDMENTS AND WAIVERS

12.1.

No failure or delay by the Chargee in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Chargee hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Debenture or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Clause 12.2, and then such waiver or consent shall be effective only in the specific

14

instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Chargee may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

12.2.	Neither this Debenture nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Chargee and the Company, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Chargee may, without the consent of any Secured Party, consent to a departure by the Company from any covenant of the Company set forth herein to the extent such departure is consistent with the authority of the Chargee set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

13.	TERMINATION AND RELEASE

13.1.	This Debenture and the security interests granted hereby shall terminate upon the expiration of the Security Period.

13.2.	This Debenture and the security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

13.3.	In connection with any termination or release pursuant to Clauses 13.1 and 13.2, the Chargee shall execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Chargee pursuant to this Clause shall be without recourse to or warranty by the Chargee.

14.	MISCELLANEOUS PROVISIONS

14.1.	Fees and Expenses; Indemnities

14.1.1.	The Company agrees to reimburse the Chargee for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Company”.

14.1.2.	The parties to this Debenture agree that a reference in this Clause 14 to an “Indemnitee” shall include a reference to a Receiver and its officers and employees.

14.1.3.	Without limitation of its indemnification obligations under the other Loan Documents, the Company agrees to indemnify the Chargee and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Debenture or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

14.1.4.	To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

15

14.1.5.	The provisions of this Clause 14 shall remain operative and in full force and effect regardless of the termination of this Debenture or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Debenture or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Clause 14 shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to Clause 14.1. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

14.2.	Power of Attorney

The Company hereby irrevocably makes, constitutes and appoints the Chargee as the Company’s true and lawful agent (and attorney-in-fact) for the purpose, at anytime at and during an Event of Default and after notice to the Company of its intent to exercise such rights, of making, settling and adjusting claims in respect of the Charged Property under policies of insurance, endorsing the name of the Company on any cheque, draft, instrument or other item of payment for the proceeds of insurance and for making all determinations and decisions with respect thereto. In the event that the Company at any time or times shall fail to obtain or maintain all of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Chargee may, without waiving or releasing any obligation or liability of the Company hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Chargee reasonably deems advisable. All sums disbursed by the Chargee in connection with this Clause, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Company to the Chargee and shall be additional Secured Obligations secured hereby.

14.3.	Notices

Any notice or other communications required to be given hereunder shall be in the English language and shall (except as otherwise permitted hereunder) be in writing and given as provided in the Credit Agreement. All communications hereunder to the Company shall be given to it in care of Holdings, as provided in Section 9.01 of the Credit Agreement.

14.4.	Remedies Cumulative

The rights and remedies of the Chargee under this Debenture are cumulative and are without prejudice and in addition to any rights or remedies which the Chargee may have at law or in equity. No exercise by the Chargee of any right or remedy under this Debenture, or at law or in equity, shall (save to the extent, if any, provided expressly in this Debenture, or at law or in equity) operate so as to hinder or prevent the exercise by it of any other right or remedy. Each and every right and remedy may be exercised from time to time as often and in such order as may be deemed expedient by the Chargee.

14.5.	Severability

If a term or provision in this Debenture is or becomes illegal, invalid or unenforceable, in whole or in part, in any respect (or any of the security intended to be created by or pursuant to this Debenture is ineffective) under the law of any jurisdiction, such illegality, invalidity or unenforceability shall not affect:

14.5.1.	the legality, validity or enforceability of the remaining provisions or the effectiveness of any of the other provisions of this Debenture in that jurisdiction; or

14.5.2.	the legality, validity or enforceability of such provision or the effectiveness of any other provision of this Debenture under the laws of any other jurisdiction.

14.6.	Security Interest Absolute

All rights of the Chargee hereunder, the security interests created hereunder and all obligations of the Company hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or

16

enforceability of this Debenture, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from this Debenture, the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defence (other than payment in full of the Secured Obligations) available to, or a discharge of, the Company in respect of the Secured Obligations or this Debenture.

14.7.	Survival of Agreement

All covenants, agreements, representations and warranties made by the Loan Parties in this Debenture or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Debenture or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Chargee, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

14.8.	Assignment

14.8.1.	This Debenture shall be binding upon and shall enure to the benefit of the Company and the Chargee and each of their respective successors and (subject as hereinafter provided) assigns and references in this Debenture to any of them shall be construed accordingly.

14.8.2.	The Company may not assign nor enter into any trust arrangement with any third party in respect of any of its rights under this Debenture.

14.9.	Counterparts

This Debenture may be entered into in the form of two or more counterparts, each executed by one of the parties but, taken together, executed by all, and, provided that all of the parties so enter into the Debenture, each of the executed counterparts, when duly exchanged or delivered, will be deemed to be an original but, taken together, will constitute one instrument.

14.10.	Governing law and Jurisdiction

14.10.1.	This Debenture and all relationships created hereby will in all respects be governed by and construed in accordance with the laws of Ireland.

14.10.2.	The Company hereby agrees for the exclusive benefit of the Chargee that any legal action or proceedings (Proceedings) brought against the Company with respect to this Debenture may be brought in the High Court in Ireland or such other competent court of Ireland as the Chargee may elect, and the Company waives any objection to Proceedings in such courts whether on grounds of venue or on the grounds that Proceedings have been brought in any inconvenient forum. The Company hereby consents to the service by post of any process issued in connection with this Debenture. Nothing in this Debenture will affect the right to serve process in any other manner permitted by law.

14.10.3.	Nothing contained in this Debenture will limit the right of the Chargee to take Proceedings against the Company in any other court of competent jurisdiction, nor will the taking of any Proceedings in any one or more jurisdictions preclude the taking by the Chargee of Proceedings in any other jurisdiction whether concurrently or not.

17

IN WITNESS whereof this Deed has been duly executed on the date first above written.

FIRST SCHEDULE

Freehold Unregistered

(Clause 3.1)

[None]

Registered Land

(Clause 3.2)

[None]

Charges on Shares

(Clause 3.4)

[            ]1

Intellectual Property Rights

(Clause 3.8)

Schedule of Intellectual Property Rights appended hereto

[1]	TBC

18

SECOND SCHEDULE

Notice of Assignment

[Company’s Letterhead]

[Date]

From: — (Assignor)

To:     — 2

Attention:

Re: Notice of Security Interest

Dear Sirs,

We refer to the [specify the relevant agreement] dated [            ] 200[    ] between us and you (the Agreement).

We notify you that under a debenture dated [            ] 2009 between, among others, us and JPMorgan Chase Bank, N.A. (the Administrative Agent) we have [assigned/charged], all our rights, title and interest under the Agreement in favour of the Administrative Agent for the benefit of itself and certain other banks and financial institutions as security for certain credit facilities.

Notwithstanding the above, unless and until you receive written notice to the contrary from the Administrative Agent, you may continue to deal with us in relation to the Agreement.

By:

Name:
Title:

Copy to: Administrative Agent

[2]	Insert name and address of counterparty

19

GIVEN under the Common Seal of

SKYPE LIMITED:

SIGNED on behalf of

JPMORGAN CHASE BANK, N.A.

in the presence of:

20

ANNEX C1

Share Pledge Agreement

among

Springboard Acquisitions S.à r.l.,

Skype Luxembourg Holdings S.à r.l.

and the

Administrative Agent

SHARE PLEDGE AGREEMENT

DATED              2009

AMONG

(1) Springboard Acquisitions S.àr.l.

as Pledgor

and

(2) JPMorgan Chase Bank, N.A.

as Pledgee

in the presence of

(3) Skype Luxembourg Holdings S.à r.l

as Company

relating to the Credit Agreement

Elvinger, Hoss & Prussen

2, place Winston Churchill

B.P. 425

L-2014 Luxembourg

www.ehp.lu

1

CONTENTS

1.	INTERPRETATION	5

1.1	Recitals	5

1.2	Definitions	5

1.3	Miscellaneous	6

2.	CREATION OF THE PLEDGE	6

3.	PERFECTION OF THE PLEDGE	6

4.	PRESERVATION OF THE PLEDGE	7

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS	8

5.1	Representations and warranties	8

5.2	Covenants	10

5.3	Repetition of Representations and Warranties	10

6.	RIGHT TO VOTE AND DIVIDENDS	10

6.1	Right to vote	10

6.2	Right to dividend	11

7.	LIABILITY TO PERFORM AND FURTHER ASSURANCES	12

8.	ENFORCEMENT OF THE PLEDGE	12

9.	APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE	13

10.	FEES AND EXPENSES; INDEMNIFICATION	14

11.	DELEGATION BY THE PLEDGEE	15

12.	POWER OF ATTORNEY	15

2

13.	WAIVERS AND REMEDIES CUMULATIVE	16

14.	NOTICES	16

15.	ASSIGNMENT	16

16.	SEVERABILITY	16

17.	GOVERNING LAW AND JURISDICTION	17

18.	SURVIVAL OF AGREEMENT	17

19.	AMENDMENTS AND WAIVERS	17

20.	EFFECTIVENESS	18

3

THIS SHARE PLEDGE AGREEMENT is dated              2009

BETWEEN

(1)	Springboard Acquisitions S.àr.l. (previously “SLP III Cayman DS IV S.à r.l”), a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg with its registered office at 65, Boulevard Grand-Duchesse Charlotte L-1331 Luxembourg, having as at the date hereof an issued share capital of Euro and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number R.C.S. B 141.504 (the “Pledgor”);

(2)	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America with an office located at 270 Park Avenue, New York, NY 10017, in its capacity as administrative agent for the Secured Parties (as defined herein), and its successors in such capacity as provided in the Credit Agreement (the “Pledgee”);

in the presence of:

(3)	Skype Luxembourg Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg with its registered office at 7, Val Ste Croix, L-1371 Luxembourg, having as at the date hereof an issued share capital of Euro and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number R.C.S. B 111.886 (the “Company”).

WHEREAS

(A)	Springboard Group S.àr.l., the Pledgor being the borrower under a credit agreement defined hereinafter (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent are party to a Credit Agreement dated as of November 19, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the (“Credit Agreement”). The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Pledgor will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.

(B)	The Pledgor is the sole owner of shares (parts sociales) in the Company representing 100 per cent of the shares issued by the Company.

(C)	The Pledgor has agreed to grant a pledge over the Shares (as defined below) to the Pledgee as security for the Secured Obligations (as defined below) subject to the terms of this share pledge agreement (this “Pledge Agreement”).

4

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Recitals

The recitals (A) to (C) above are an integral part of this Pledge Agreement.

1.2	Definitions

(a)	Terms defined in the Credit Agreement or in the US Collateral Agreement shall, subject to clause 1.2(b) below, have the same meaning in this Pledge Agreement.

(b)	In this Pledge Agreement, unless the contrary intention appears or the context otherwise requires:

Collateral Law means the Luxembourg law on financial collateral arrangements of 5 August 2005.

Credit Agreement has the meaning ascribed to that term in the recitals of this Pledge Agreement.

Enforcement Time means any time at which an Event of Default has occurred and is continuing.

Luxembourg means the Grand Duchy of Luxembourg.

Pledge means the security interest over the Shares created and constituted by, and in accordance with, this Pledge Agreement.

Secured Obligations has the meaning ascribed to that term in the US Collateral Agreement.

Secured Parties has the meaning ascribed to that term in the US Collateral Agreement.

Shares means:

1.	all shares (parts sociales) of the Company representing the entire issued, fully paid-up and subscribed share capital of the Company as at the date of this Pledge Agreement, being shares (parts sociales) with a total par value of Euros in the Company;

2.

all securities acquired or offered in substitution or in addition to such shares, including those which may be subscribed by the Pledgor in the case of an increase of the share capital of the Company, following exchange, merger, consolidation, division, issue of stock dividend, subscription for cash or otherwise and,

5

generally, all such stock and shares in the capital of the Company now or at any time hereafter owned by the Pledgor (the “Future Shares”) and, except as otherwise provided in this Pledge Agreement, the dividends or interest thereon, redemption distribution, bonus, preference, option rights or otherwise to or in respect of any of the Shares (the “Related Assets”).

US Collateral Agreement means the U.S. Collateral Agreement dated as of 19 November 2009, among Springboard Finance L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, on behalf of itself and the other Secured Parties.

1.3	Miscellaneous

(a)	Clause headings are inserted for convenience of reference only and shall be ignored in construing this Pledge Agreement.

(b)	Words importing the singular shall include the plural and vice-versa.

(c)	Definitions of, or references to, any agreement (including this Pledge Agreement or any other Loan Document) shall be construed as referring to such agreement as from time to time amended, amended and restated, supplemented or otherwise modified.

2.	CREATION OF THE PLEDGE

As continuing first ranking (premier rang) security for the due and full payment, discharge and performance of the Secured Obligations of the Pledgor, the Pledgor agrees to pledge and hereby pledges (affecte en nantissement) its claims, rights, title and interest in the Shares to, and in favour of, the Pledgee, who accepts the Pledge as agent (mandataire) in the name and on behalf of the Secured Parties.

3.	PERFECTION OF THE PLEDGE

(a)	The Pledgor shall cause the Pledge constituted by this Pledge Agreement to be accepted by the Company on the date of execution of this Pledge Agreement. The Company hereby accepts the Pledge in accordance with article 5(3) of the Collateral Law.

(b)	The Pledgor shall procure the registration (inscription) of the Pledge in the register of the shareholder(s) (registre des associés) of the Company in the name of the Pledgee and a copy certified by a manager of the Company of the register of the shareholder(s) of the Company evidencing such registration on the date of execution of this Pledge Agreement.

(c)	The following wording shall be used for the registration of the Pledge in the register of the shareholder(s) of the Company:

“Pursuant to a pledge agreement dated             , 2009 (the “Pledge Agreement”), all Shares owned from time to time by Springboard Acquisitions S.àr.l. and, in particular, the              Shares owned on the date of the present registration, as well as any Future Shares to be issued, and any Related Assets have been pledged in favour of JPMorgan Chase Bank, N.A., as Administrative Agent, for the benefit of the Secured Parties (as such terms are defined in the Pledge Agreement).”

6

(d)	The Pledgor undertakes to reiterate each formality referred to in sub-clause (b) above each time that the security constituted by this Pledge Agreement is extended to Future Shares.

4.	PRESERVATION OF THE PLEDGE

(a)	The Pledge shall be a continuing first ranking security and shall not be considered as satisfied or discharged or prejudiced or waived or released by any intermediate payment, satisfaction or settlement of any part of the Secured Obligations and shall remain in full force and effect until its release in accordance with clause 9(b) (Application of Proceeds and Release of the Pledge).

(b)	The Pledge shall be cumulative, in addition to and independent of every other security which the Pledgee may at any time hold as security for the Secured Obligations or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Pledgee may now or at any time in the future have in respect of the Secured Obligations.

(c)	The Pledge shall not be prejudiced by any time or indulgence granted to any Person, or any abstention or delay by the Pledgee in perfecting or enforcing the Pledge or any security interest or rights or remedies that the Pledgee may now or at any time in the future have from or against the Pledgor or any other Person.

(d)	Neither the obligations of the Pledgor contained in this Pledge Agreement nor the rights, powers and remedies conferred upon the Pledgee by this Pledge Agreement or by law nor the Pledge created hereby shall be discharged, impaired or otherwise affected by:

(i)	any amendment to, or any variation, waiver or release of, any obligation of the Pledgor or any other Person under this Pledge Agreement or any other Loan Document; or

(ii)	any failure to take, or to fully take, any security contemplated by any Loan Document or otherwise agreed to be taken in respect of the Pledgor or any other Person under any Loan Document; or

(iii)	any failure to realise or to fully realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Pledgor’s or any other Person’s obligation under any Loan Document; or

(iv)	any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of the Company and the Pledgor contained in this Pledge Agreement, the rights, powers and remedies conferred upon the Pledgee by this Pledge Agreement, the Pledge or by law; or

(v)	any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing; or

(vi)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, this Pledge Agreement or any other Loan Document or any other agreement or instrument; or

7

(vii)	any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Secured Obligations or this Agreement (other than the payment in full in cash of all the Secured Obligations).

(e)	The Pledgee shall not be required to proceed against or claim payment from, or to divide any action between and against, any other Persons or enforce any guarantee or security before enforcing this Pledge.

(f)	For the avoidance of doubt, the Pledgor hereby waives any right it may have of first requiring the Pledgee to proceed against or claim payment from any other Person or enforce any guarantee or security before enforcing this Pledge.

(g)	Until this Pledge has been terminated and the rights, powers and remedies conferred on the Pledgee by this Pledge Agreement shall be discharged in accordance with clause 9, the Pledgor shall not by virtue of any payment made, security realised or security interest enforced or moneys received hereunder:

(i)	be subrogated to any rights, security, security interests or moneys held, received or receivable by the Pledgee or be entitled to any right of contribution or indemnity, or

(ii)	claim, rank, prove or vote as a creditor of the Company or other Person liable or its estate in competition with the Pledgee.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1	Representations and warranties

The Pledgor hereby represents and warrants that:

(a)	the Shares represent, on the date of execution of this Pledge Agreement, 100 per cent of the issued fully paid up, nonassessable and subscribed share capital of the Company;

(b)	the Company is a company duly incorporated and organized under Luxembourg law, validly existing and, as of the date of this Pledge Agreement, is not in liquidation;

(c)	upon completion of the actions referred to in clause 3(a) (Perfection of the Pledge) of this Pledge Agreement, this Pledge constitutes a first ranking security interest over the Shares not subject to any prior or pari passu encumbrance other than Liens permitted by Section 6.02. of the Credit Agreement and this Pledge is not liable to be avoided or otherwise set aside on the liquidation or insolvency of the Pledgor or otherwise;

(d)	the execution and delivery by the Pledgor and the performance of its obligations hereunder have been duly authorised and approved by a validly passed resolution of the board of managers of the Pledgor;

8

(e)	except for restrictions and limitations imposed by the Loan Documents or laws generally, the Shares are and will continue to be freely transferable and assignable and are not (and none of the Shares will be) subject to any option, right of first refusal, shareholders agreement, charter, articles of association or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Shares, the sale or disposition thereof pursuant hereto or the exercise by the Pledgee of rights and remedies under this Pledge Agreement;

(f)	except for the security interests granted under this Pledge Agreement and under any other Loan Documents, the Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Shares pledged in accordance with this Pledge Agreement, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge or transfer of, or create or permit to exist any security interest in or other Lien on, the Shares, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(g)	it will subscribe to all the increases in the share capital of the Company (if any);

(h)	no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the Pledge, other than such as have been obtained (if any) and are in full force and effect, except to the extent that the failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(i)	it will, and will cause the Company to, assist the Pledgee and generally make its best efforts (obligations de moyen), in order to obtain all necessary consents, approvals and authorisations from any relevant authorities (if any) in order to permit the exercise by the Pledgee of its rights and powers under this Pledge Agreement upon enforcement of the Pledge in accordance with clause 8;

(j)	the entry into and performance by the Pledgor of, and the transactions contemplated by, this Pledge Agreement do not and will not:

(i)	conflict with any law or regulation or judicial or official order applicable to it; or

(ii)	conflict with its constitutional documents or the constitutional documents of any issuer of any of the Shares; or

(iii)	conflict with any agreement or document which is binding upon it or any of its assets; or

9

(iv)	result in the creation or imposition of any security interest over any of the Shares (other than as contemplated by this Pledge Agreement or permitted by the Loan Documents);

except in the cases of clauses (i) and (iii) to the extent that such violation, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(k)	this Pledge Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms; and

(l)	it has full power, legal right and lawful authority to execute this Pledge Agreement and to pledge, assign and transfer the Shares in the manner and form hereof.

5.2	Covenants

The Pledgor covenants that until the Pledge shall be released by the Pledgee pursuant to clause 9 hereunder, it will immediately inform the Pledgee of any distress, attachment, execution or other legal process commenced in respect of the Shares or any of them.

5.3	Repetition of Representations and Warranties

The representations and warranties set out in this clause 5 are made on the date of this Pledge Agreement and are deemed to be repeated as set forth in Section 4.02 of the Credit Agreement.

6.	RIGHT TO VOTE AND DIVIDENDS

6.1	Right to vote

(a)	Subject to clause 8 (Enforcement of the Pledge) and clause 6.1 (b), the Pledgor shall remain the legal owner of the Shares (subject to any transfers made in compliance with the Credit Agreement) and, accordingly, the right to take part in the general meetings of the shareholder(s) of the Company and to vote therein shall remain vested in it. The Pledgor shall not, without the previous consent in writing of the Pledgee, exercise its voting powers in respect of the Shares in any manner which could materially and adversely affect the rights inuring to a holder of any of the Shares or the rights and remedies of any of the Pledgee or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Pledgee to exercise the same.

(b)	The Pledgor shall in addition perform any and all the obligations imposed upon it in its capacity as shareholder of the Company so as to preserve all rights conferred by the Shares.

(c)

During an Enforcement Time and after the Pledgee shall have notified the Pledgor and the Company of the suspension of its rights under paragraph (a) of this clause 6.1, all rights of the Pledgor to exercise the voting rights and powers it is entitled to exercise pursuant to paragraph (a) of this clause 6.1 shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall have the sole and exclusive right and authority to exercise such voting rights and powers; provided that, unless otherwise directed by the Required Lenders, the Pledgee shall have the right during an

10

Enforcement Time to permit the Pledgor to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Pledgor shall have the exclusive right and authority to exercise the voting rights and powers it would otherwise be entitled to exercise pursuant to paragraph (a) of this clause 6.1. The Pledgee shall be entitled, during an Enforcement Time, to request the Pledgor to appoint the Pledgee (with full power of substitution) as the Pledgor’s irrevocable proxy, which the Pledgor hereby expressly accepts and acknowledges, to represent the Pledgor at one or more shareholders’ meetings and to exercise the voting rights in any manner the Pledgee deems fit for the purpose of protecting and/or enforcing its rights under the Pledge Agreement. The Pledgor shall do whatever is necessary in order to ensure that the exercise of the voting rights in these circumstances is facilitated and becomes possible for the Pledgee, including the issuing of a written proxy in any form required under applicable Law.

6.2	Right to dividend

(a)	Subject to clause 8 (Enforcement of the Pledge) and clause 6.2.(b), the Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Shares to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws.

(b)	During an Enforcement Time and after the Pledgee shall have notified the Pledgor and the Company of the suspension of its rights under paragraph (a) of this clause 6.2, all rights of the Pledgor to dividends, interest, principal or other distributions that it is authorized to receive pursuant to paragraph (a) of this clause 6.2 shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this paragraph (b) shall be retained by the Pledgee in an account to be established by the Pledgee upon receipt of such money or other property and shall be applied in accordance with the provisions of clause 9 of this Pledge Agreement. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, the Administrative Agent shall promptly repay to the Pledgor (without interest) all dividends, interest, principal or other distributions that the Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a) of this clause 6.2 and that remain in such account.

The Pledgor and the Pledgee agree that the Company is hereby directed (and the Company, by countersigning this Pledge Agreement, accepts), during an Enforcement Time after prior written notification to the Pledgor and the Company referred to in clause 6.2.(b) to make direct payment of all such dividends and other distributions to the Pledgee.

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7.	LIABILITY TO PERFORM AND FURTHER ASSURANCES

(a)	Notwithstanding anything to the contrary contained in this Pledge Agreement, the Pledgor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Shares and the Pledgee shall be under no obligation or liability by reason of or arising out of this Pledge Agreement. The Pledgee shall not be required in any manner to perform or fulfil any obligations of the Pledgor in respect of the Shares, or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled hereunder at any time.

(b)	The Pledgor shall at its own expense promptly and duly execute and do all such assurances, acts and things as the Pledgee may reasonably require as being necessary for perfecting or protecting all or any of the rights, powers, authorities and discretions which are for the time being exercisable by the Pledgee under this Pledge Agreement in relation to the Shares for facilitating the enforcement of any such rights or any part thereof and in the exercise of all powers, authorities and discretions vested in the Pledgee.

8.	ENFORCEMENT OF THE PLEDGE

(a)	During an Enforcement Time, the Pledgee shall be entitled to enforce the Pledge. The Pledgee shall in particular be entitled to:

(i)	upon prior notice thereof to the Pledgor, sell or cause the sale of all or any part of the Shares on a stock exchange or by way of public auction as currently provided for by article 11 (1) b) and 11 (2) of the Collateral Law;

(ii)	request the Luxembourg courts that title to the Shares be assigned to the Pledgee for payment of all or any part of the outstanding amount of the Secured Obligations in accordance with an estimate made by an expert as currently provided for by article 11 (1) c) of the Collateral Law;

(iii)	appropriate the Shares at a price equal to the fair market value of the Shares as determined by an independent external auditor (réviseur d’entreprises) appointed upon the request of the Pledgee by the President of the Institut Luxembourgeois des Réviseurs d’Entreprise, as currently provided for by article 11 (1) a) of the Collateral Law;

(iv)	upon prior notice thereof to the Pledgor, sell or cause the Shares to be sold in a private transaction at arms’ length conditions (conditions commerciales normales), as currently provided for by article 11 (1) b) of the Collateral Law; and

(v)	subject to the giving of a prior notice thereof to the extent otherwise expressly required pursuant to the terms of this Pledge Agreement, act generally in relation to the Shares in such manner as the Pledgee acting reasonably shall determine, to the widest extent permitted by applicable law.

The Pledgee agrees to give the Pledgor prior notice of any action of the type referred to in clauses (ii) and (iii) above taken by the Pledgee; provided that, in the event the

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Pledgee shall have reasonably determined that it would not be practicable to give such notice prior to the taking of any such action, the Pledgee shall not be required to give such notice prior to the taking of such action but agrees to give the Pledgor a notice of such action promptly after the taking thereof.

(b)	The Pledgee shall have the right to request enforcement of all or part of the Shares in its discretion. No action, choice or absence of action in this respect, or partial enforcement, shall in any manner affect the Pledge as it then shall be (and in particular those Shares which have not been subject to enforcement). The Pledge shall continue to remain in full and valid existence until enforcement, discharge or termination hereof, as the case may be.

9.	APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE

(a)	Any monies received by the Pledgee in respect of the Shares following the enforcement of the Pledge in accordance with clause 8 (Enforcement of the Pledge) above and/or under the rights and powers hereby conferred shall be applied by the Pledgee as follows:

FIRST, to the payment of all costs and expenses incurred by the Pledgee in connection with such collection or sale or otherwise in connection with this Pledge Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Pledgee hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Pledgee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Pledge Agreement. Upon any sale of Shares by the Pledgee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Pledgee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Shares so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication thereof.

(b)	This Pledge Agreement, the Pledge and all other security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

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(c)	This Pledge Agreement and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(d)	In connection with any termination or release pursuant to paragraph (b) or (c) of this clause, the Pledgee shall execute and deliver to the Pledgor, at the Pledgor’s expense, all documents that the Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Pledgee pursuant to this clause shall be without recourse to or warranty by the Pledgee.

10.	FEES AND EXPENSES; INDEMNIFICATION

(a)	The Pledgor agrees to reimburse the Pledgee for its fees and expenses incurred under this Pledge Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Pledgor”.

(b)	Without limitation of its indemnification obligations under the other Loan Documents, the Pledgor agrees to indemnify the Pledgee and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Pledge Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence (négligence grave), wilful misconduct (faute intentionnelle) or serious misconduct (faute grave) of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

(c)	To the fullest extent permitted by applicable law, the Pledgor shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from (i) the gross negligence or wilful misconduct or serious misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)

The provisions of this clause 10 shall remain operative and in full force and effect regardless of the termination of this Pledge Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment

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of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this clause shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this clause 10. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

(e)	The Pledgee shall not be liable for any losses arising in connection with the exercise of any of its rights, powers and discretions hereunder save for liabilities and expenses arising from the gross negligence or wilful default or serious misconduct (faute grave) of the Pledgee (and its Related Parties), in each case as determined by a court of competent jurisdiction by final, non-appealable judgment.

11.	DELEGATION BY THE PLEDGEE

(a)	The Pledgee or any Person appointed by the Pledgee may at any time and from time to time delegate by power of attorney or in any other manner to any properly qualified Person or Persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Pledgee under this Pledge Agreement in relation to the Shares.

(b)	Any such delegation may be made upon such terms (including a power of substitution) and subject to such regulations as the Pledgee or such Person appointed by the Pledgee may think fit. The Pledgee shall as soon as practicable inform the Pledgor of the identity of the Person appointed pursuant to this clause 11.

(c)	The Pledgee or such Person appointed by the Pledgee shall not be in any way liable or responsible to the Pledgor for any loss or damage arising from any act, default, omission or serious misconduct on the part of any such delegate or sub-delegate except in the case of gross negligence or wilful default or serious misconduct of the Pledgee or such Person appointed by the Pledgee, as determined by a court of competent jurisdiction by final, non-appealable judgment.

12.	POWER OF ATTORNEY

(a)	The Pledgor hereby, in order to fully secure the performance of its obligations hereunder, irrevocably appoints the Pledgee and every Person appointed by the Pledgee hereunder to be its attorney (mandataire) acting severally, and on its behalf and in its name or otherwise during an Enforcement Time and after notice to the Pledgor, as provided under clause 6, to execute and do all such acts and things which the Pledgor is required to do and fails to do under the covenants and provisions contained in this Pledge Agreement (including, without limitation, to make any demand upon or to give any notice or receipt to the Company or any other Person).

(b)	The Pledgor hereby agrees to ratify and confirm, if need be, whatever any such attorney (as referred to in this clause 12(a) above) shall properly do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such clause, except in the case of gross negligence, wilful default or serious misconduct of the Pledgee or such Person appointed by the Pledgee, as determined by a court of competent jurisdiction by final, non-appealable judgment.

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13.	WAIVERS AND REMEDIES CUMULATIVE

No waiver of any of the terms hereof shall be effective unless in writing signed by the Pledgee. No delay in or non-exercise of any right by the Pledgee shall constitute a waiver. Any waiver may be on such terms as the Pledgee sees fit. The rights, powers and discretions of the Pledgee herein are additional to and not exclusive of those provided by law, by any agreement with or other security in favour of the Pledgee.

14.	NOTICES

All notices or other communications hereunder shall be sent in English as provided in Section 9.01 of the Credit Agreement.

15.	ASSIGNMENT

(a)	In the case of an assignment, transfer or novation by the Pledgee to one or several transferees of all or any part of its rights and obligations under the Credit Agreement, the Pledgee and the Pledgor hereby agree, that in such event, to the extent required under applicable law, the Pledgee shall preserve all of its rights under this Pledge Agreement as expressly permitted under article 1278 of the Luxembourg civil code, so that the security constituted by this Pledge Agreement (including the right to become owner of the Shares) shall automatically, and without any formality, benefit to any such transferees.

(b)	The Pledgor may not assign any of its rights under this Pledge Agreement. The Pledgee may assign all or any part of its rights under this Pledge Agreement in accordance with any Loan Document. Such assignment by the Pledgee shall be enforceable towards the Pledgor pursuant to the provisions of article 1690 of the Luxembourg civil code.

(c)	Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Administrative Agent that are contained in this Pledge Agreement shall bind and inure to the benefit of its respective successors and assigns.

16.	SEVERABILITY

Any provision of this Pledge Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The Parties shall endeavour in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

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17.	GOVERNING LAW AND JURISDICTION

(a)	This Pledge Agreement is governed by, and shall be construed in accordance with, Luxembourg law.

(b)	Any dispute arising in connection with this Pledge Agreement shall be exclusively submitted to the courts of the district of Luxembourg-City, Grand-Duchy of Luxembourg.

(c)	Nothing in this clause 17 limits the right of the Pledgee to bring proceedings against the Pledgor in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

18.	SURVIVAL OF AGREEMENT

All covenants, representations and warranties made by the Pledgor in this Pledge Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Pledge Agreement or any other Loan Document shall be considered to have been relied upon the Secured Parties and shall survive the execution and delivery of this Pledge Agreement, the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

19.	AMENDMENTS AND WAIVERS

(a)	No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this clause 19, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

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(b)	Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Pledgor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party consent to a departure by the Pledgor from any covenant of the Pledgor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

20.	EFFECTIVENESS

This Pledge Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Pledge Agreement shall become effective as to the Pledgor when a counterpart hereof executed on behalf of the Pledgor and the Company shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Pledgee, and thereafter shall be binding upon the Pledgor and the Company and the Pledgee and its respective permitted successors and assigns, and shall inure to the benefit of the Pledgor, the Pledgee and the other Secured Parties and their respective successors and assigns, except that the Pledgor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void).

IN WITNESS THEREOF the parties hereto have executed this Pledge Agreement in counterparts on the day and year first above written.

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SIGNATORIES

The Pledgor

Springboard Acquisitions S.àr.l.

by:

Name:

Title:

The Pledgee

JPMorgan Chase Bank, N.A.

by:

Name:

Title:

The Company acknowledges and accepts (i) the security interest (gage) constituted by this Pledge Agreement, (ii) the terms of clause 3(b) (Perfection of the Pledge) of this Pledge Agreement and (iii) the directions contained in clause 6.2(b) (Right to dividend) of this Pledge Agreement. The Company confirms (i) that it will provide the required assistance in respect of the perfection of the Pledge and (ii) that it shall perform as directed and that nothing in its articles of association or otherwise prevents it from complying with the above obligations and directions.

The Company:

Skype Luxembourg Holdings S.àr.l.

by:

Name:

Title:

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ANNEX C2

Share Pledge Agreement

among

Skype Luxembourg Holdings S.à r.l.,

Skype Technologies S.A.

and the

Administrative Agent

SHARE PLEDGE AGREEMENT

DATED              2009

AMONG

(1) Skype Luxembourg Holdings S.à r.l

as Pledgor

and

(2) JPMorgan Chase Bank, N.A.

as Pledgee

in the presence of

(3) Skype Technologies S.A.

as Company

relating to the Credit Agreement

Elvinger, Hoss & Prussen

2, place Winston Churchill

B.P. 425

L-2014 Luxembourg

www.ehp.lu

1

CONTENTS

1.	INTERPRETATION	5

1.1	Recitals	5

1.2	Definitions	5

1.3	Miscellaneous	6

2.	CREATION OF THE PLEDGE	6

3.	PERFECTION OF THE PLEDGE	6

4.	PRESERVATION OF THE PLEDGE	7

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS	8

5.1	Representations and warranties	8

5.2	Covenants	10

5.3	Repetition of Representations and Warranties	10

6.	RIGHT TO VOTE AND DIVIDENDS	10

6.1	Right to vote	10

6.2	Right to dividend	11

7.	LIABILITY TO PERFORM AND FURTHER ASSURANCES	12

8.	ENFORCEMENT OF THE PLEDGE	12

9.	APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE	13

10.	FEES AND EXPENSES; INDEMNIFICATION	14

11.	DELEGATION BY THE PLEDGEE	15

12.	POWER OF ATTORNEY	15

2

13.	WAIVERS AND REMEDIES CUMULATIVE	16

14.	NOTICES	16

15.	ASSIGNMENT	16

16.	SEVERABILITY	16

17.	GOVERNING LAW AND JURISDICTION	17

18.	SURVIVAL OF AGREEMENT	17

19.	AMENDMENTS AND WAIVERS	17

20.	EFFECTIVENESS	18

3

THIS SHARE PLEDGE AGREEMENT is dated              2009

BETWEEN

(1)	Skype Luxembourg Holdings S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg with its registered office at 7, Val Ste Croix, L-1371 Luxembourg, having as at the date hereof an issued share capital of Euro and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number R.C.S. B 111.886 (the “Pledgor”);

(2)	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America with an office located at 270 Park Avenue, New York, NY 10017, in its capacity as administrative agent for the Secured Parties (as defined herein), and its successors in such capacity as provided in the Credit Agreement (the “Pledgee”);

in the presence of:

(3)	Skype Technologies S.A., a public company limited by shares (société anonyme) incorporated under the laws of Luxembourg with its registered office at 22/24, Boulevard Royal, L-2449 Luxembourg, having an issued share capital of 844,243.75 Euro and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number R.C.S. B 96.677 (the “Company”).

WHEREAS

(A)	Springboard Group S.àr.l., the Pledgor being the borrower under a credit agreement defined hereinafter (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent are party to a Credit Agreement dated as of November 19, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the (“Credit Agreement”). The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Pledgor will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.

(B)	The Pledgor is the sole owner of shares (actions) in the Company representing 100 per cent of the shares issued by the Company.

(C)	The Pledgor has agreed to grant a pledge over the Shares (as defined below) to the Pledgee as security for the Secured Obligations (as defined below) subject to the terms of this share pledge agreement (this “Pledge Agreement”).

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IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Recitals

The recitals (A) to (C) above are an integral part of this Pledge Agreement.

1.2	Definitions

(a)	Terms defined in the Credit Agreement or in the US Collateral Agreement shall, subject to clause 1.2(b) below, have the same meaning in this Pledge Agreement.

(b)	In this Pledge Agreement, unless the contrary intention appears or the context otherwise requires:

Collateral Law means the Luxembourg law on financial collateral arrangements of 5 August 2005.

Credit Agreement has the meaning ascribed to that term in the recitals of this Pledge Agreement.

Enforcement Time means any time at which an Event of Default has occurred and is continuing.

Luxembourg means the Grand Duchy of Luxembourg.

Pledge means the security interest over the Shares created and constituted by, and in accordance with, this Pledge Agreement.

Secured Obligations has the meaning ascribed to that term in the US Collateral Agreement.

Secured Parties has the meaning ascribed to that term in the US Collateral Agreement.

Shares means:

1.	all shares (actions) of the Company representing the entire issued, fully paid-up and subscribed share capital of the Company as at the date of this Pledge Agreement, being shares (actions) with a total par value of Euros in the Company;

2.

all securities acquired or offered in substitution or in addition to such shares, including those which may be subscribed by the Pledgor in the case of an increase of the share capital of the Company, following exchange, merger, consolidation, division, issue of stock dividend, subscription for cash or otherwise and, generally, all such stock and shares in the capital of the Company now or at any

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time hereafter owned by the Pledgor (the “Future Shares”) and, except as otherwise provided in this Pledge Agreement, the dividends or interest thereon, redemption distribution, bonus, preference, option rights or otherwise to or in respect of any of the Shares (the “Related Assets”).

US Collateral Agreement means the U.S. Collateral Agreement dated as of 19 November 2009, among Springboard Finance L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, on behalf of itself and the other Secured Parties.

1.3	Miscellaneous

(a)	Clause headings are inserted for convenience of reference only and shall be ignored in construing this Pledge Agreement.

(b)	Words importing the singular shall include the plural and vice-versa.

(c)	Definitions of, or references to, any agreement (including this Pledge Agreement or any other Loan Document) shall be construed as referring to such agreement as from time to time amended, amended and restated, supplemented or otherwise modified.

2.	CREATION OF THE PLEDGE

As continuing first ranking (premier rang) security for the due and full payment, discharge and performance of the Secured Obligations of the Pledgor, the Pledgor agrees to pledge and hereby pledges (affecte en nantissement) its claims, rights, title and interest in the Shares to, and in favour of, the Pledgee, who accepts the Pledge as agent (mandataire) in the name and on behalf of the Secured Parties.

3.	PERFECTION OF THE PLEDGE

(a)	The Pledgor shall cause the Pledge constituted by this Pledge Agreement to be accepted by the Company on the date of execution of this Pledge Agreement. The Company hereby accepts the Pledge in accordance with article 5(3) of the Collateral Law.

(b)	The Pledgor shall procure the registration (inscription) of the Pledge in the register of the shareholder(s) (registre des associés) of the Company in the name of the Pledgee and a copy certified by a manager of the Company of the register of the shareholder(s) of the Company evidencing such registration on the date of execution of this Pledge Agreement.

(c)	The following wording shall be used for the registration of the Pledge in the register of the shareholder(s) of the Company:

“Pursuant to a pledge agreement dated             , 2009 (the “Pledge Agreement”), all Shares owned from time to time by Skype Luxembourg Holdings S.àr.l. and, in particular, the              Shares owned on the date of the present registration, as well as any Future Shares to be issued, and any Related Assets have been pledged in favour of JPMorgan Chase Bank, N.A., as Administrative Agent, for the benefit of the Secured Parties (as such terms are defined in the Pledge Agreement).”

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(d)	The Pledgor undertakes to reiterate each formality referred to in sub-clause (b) above each time that the security constituted by this Pledge Agreement is extended to Future Shares.

4.	PRESERVATION OF THE PLEDGE

(a)	The Pledge shall be a continuing first ranking security and shall not be considered as satisfied or discharged or prejudiced or waived or released by any intermediate payment, satisfaction or settlement of any part of the Secured Obligations and shall remain in full force and effect until its release in accordance with clause 9(b) (Application of Proceeds and Release of the Pledge).

(b)	The Pledge shall be cumulative, in addition to and independent of every other security which the Pledgee may at any time hold as security for the Secured Obligations or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Pledgee may now or at any time in the future have in respect of the Secured Obligations.

(c)	The Pledge shall not be prejudiced by any time or indulgence granted to any Person, or any abstention or delay by the Pledgee in perfecting or enforcing the Pledge or any security interest or rights or remedies that the Pledgee may now or at any time in the future have from or against the Pledgor or any other Person.

(d)	Neither the obligations of the Pledgor contained in this Pledge Agreement nor the rights, powers and remedies conferred upon the Pledgee by this Pledge Agreement or by law nor the Pledge created hereby shall be discharged, impaired or otherwise affected by:

(i)	any amendment to, or any variation, waiver or release of, any obligation of the Pledgor or any other Person under this Pledge Agreement or any other Loan Document; or

(ii)	any failure to take, or to fully take, any security contemplated by any Loan Document or otherwise agreed to be taken in respect of the Pledgor or any other Person under any Loan Document; or

(iii)	any failure to realise or to fully realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Pledgor’s or any other Person’s obligation under any Loan Document; or

(iv)	any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of the Company and the Pledgor contained in this Pledge Agreement, the rights, powers and remedies conferred upon the Pledgee by this Pledge Agreement, the Pledge or by law; or

(v)	any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing; or

(vi)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, this Pledge Agreement or any other Loan Document or any other agreement or instrument; or

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(vii)	any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Secured Obligations or this Agreement (other than the payment in full in cash of all the Secured Obligations).

(e)	The Pledgee shall not be required to proceed against or claim payment from, or to divide any action between and against, any other Persons or enforce any guarantee or security before enforcing this Pledge.

(f)	For the avoidance of doubt, the Pledgor hereby waives any right it may have of first requiring the Pledgee to proceed against or claim payment from any other Person or enforce any guarantee or security before enforcing this Pledge.

(g)	Until this Pledge has been terminated and the rights, powers and remedies conferred on the Pledgee by this Pledge Agreement shall be discharged in accordance with clause 9, the Pledgor shall not by virtue of any payment made, security realised or security interest enforced or moneys received hereunder:

(i)	be subrogated to any rights, security, security interests or moneys held, received or receivable by the Pledgee or be entitled to any right of contribution or indemnity, or

(ii)	claim, rank, prove or vote as a creditor of the Company or other Person liable or its estate in competition with the Pledgee.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1	Representations and warranties

The Pledgor hereby represents and warrants that:

(a)	the Shares represent, on the date of execution of this Pledge Agreement, 100 per cent of the issued fully paid up, nonassessable and subscribed share capital of the Company;

(b)	the Company is a company duly incorporated and organized under Luxembourg law, validly existing and, as of the date of this Pledge Agreement, is not in liquidation;

(c)	upon completion of the actions referred to in clause 3(a) (Perfection of the Pledge) of this Pledge Agreement, this Pledge constitutes a first ranking security interest over the Shares not subject to any prior or pari passu encumbrance other than Liens permitted by Section 6.02. of the Credit Agreement and this Pledge is not liable to be avoided or otherwise set aside on the liquidation or insolvency of the Pledgor or otherwise;

(d)	the execution and delivery by the Pledgor and the performance of its obligations hereunder have been duly authorised and approved by a validly passed resolution of the board of managers of the Pledgor;

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(e)	except for restrictions and limitations imposed by the Loan Documents or laws generally, the Shares are and will continue to be freely transferable and assignable and are not (and none of the Shares will be) subject to any option, right of first refusal, shareholders agreement, charter, articles of association or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Shares, the sale or disposition thereof pursuant hereto or the exercise by the Pledgee of rights and remedies under this Pledge Agreement;

(f)	except for the security interests granted under this Pledge Agreement and under any other Loan Documents, the Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Shares pledged in accordance with this Pledge Agreement, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge or transfer of, or create or permit to exist any security interest in or other Lien on, the Shares, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(g)	it will subscribe to all the increases in the share capital of the Company (if any);

(h)	no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the Pledge, other than such as have been obtained (if any) and are in full force and effect, except to the extent that the failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(i)	it will, and will cause the Company to, assist the Pledgee and generally make its best efforts (obligations de moyen), in order to obtain all necessary consents, approvals and authorisations from any relevant authorities (if any) in order to permit the exercise by the Pledgee of its rights and powers under this Pledge Agreement upon enforcement of the Pledge in accordance with clause 8;

(j)	the entry into and performance by the Pledgor of, and the transactions contemplated by, this Pledge Agreement do not and will not:

(i)	conflict with any law or regulation or judicial or official order applicable to it; or

(ii)	conflict with its constitutional documents or the constitutional documents of any issuer of any of the Shares; or

(iii)	conflict with any agreement or document which is binding upon it or any of its assets; or

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(iv)	result in the creation or imposition of any security interest over any of the Shares (other than as contemplated by this Pledge Agreement or permitted by the Loan Documents);

except in the cases of clauses (i) and (iii) to the extent that such violation, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(k)	this Pledge Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms; and

(l)	it has full power, legal right and lawful authority to execute this Pledge Agreement and to pledge, assign and transfer the Shares in the manner and form hereof.

5.2	Covenants

The Pledgor covenants that until the Pledge shall be released by the Pledgee pursuant to clause 9 hereunder, it will immediately inform the Pledgee of any distress, attachment, execution or other legal process commenced in respect of the Shares or any of them.

5.3	Repetition of Representations and Warranties

The representations and warranties set out in this clause 5 are made on the date of this Pledge Agreement and are deemed to be repeated as set forth in Section 4.02 of the Credit Agreement.

6.	RIGHT TO VOTE AND DIVIDENDS

6.1	Right to vote

(a)	Subject to clause 8 (Enforcement of the Pledge) and clause 6.1 (b), the Pledgor shall remain the legal owner of the Shares (subject to any transfers made in compliance with the Credit Agreement) and, accordingly, the right to take part in the general meetings of the shareholder(s) of the Company and to vote therein shall remain vested in it. The Pledgor shall not, without the previous consent in writing of the Pledgee, exercise its voting powers in respect of the Shares in any manner which could materially and adversely affect the rights inuring to a holder of any of the Shares or the rights and remedies of any of the Pledgee or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Pledgee to exercise the same.

(b)	The Pledgor shall in addition perform any and all the obligations imposed upon it in its capacity as shareholder of the Company so as to preserve all rights conferred by the Shares.

(c)

During an Enforcement Time and after the Pledgee shall have notified the Pledgor and the Company of the suspension of its rights under paragraph (a) of this clause 6.1, all rights of the Pledgor to exercise the voting rights and powers it is entitled to exercise pursuant to paragraph (a) of this clause 6.1 shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall have the sole and exclusive right and authority to exercise such voting rights and powers; provided that, unless otherwise directed by the Required Lenders, the Pledgee shall have the right during an

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Enforcement Time to permit the Pledgor to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Pledgor shall have the exclusive right and authority to exercise the voting rights and powers it would otherwise be entitled to exercise pursuant to paragraph (a) of this clause 6.1. The Pledgee shall be entitled, during an Enforcement Time, to request the Pledgor to appoint the Pledgee (with full power of substitution) as the Pledgor’s irrevocable proxy, which the Pledgor hereby expressly accepts and acknowledges, to represent the Pledgor at one or more shareholders’ meetings and to exercise the voting rights in any manner the Pledgee deems fit for the purpose of protecting and/or enforcing its rights under the Pledge Agreement. The Pledgor shall do whatever is necessary in order to ensure that the exercise of the voting rights in these circumstances is facilitated and becomes possible for the Pledgee, including the issuing of a written proxy in any form required under applicable Law.

6.2	Right to dividend

(a)	Subject to clause 8 (Enforcement of the Pledge) and clause 6.2.(b), the Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Shares to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws.

(b)	During an Enforcement Time and after the Pledgee shall have notified the Pledgor and the Company of the suspension of its rights under paragraph (a) of this clause 6.2, all rights of the Pledgor to dividends, interest, principal or other distributions that it is authorized to receive pursuant to paragraph (a) of this clause 6.2 shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this paragraph (b) shall be retained by the Pledgee in an account to be established by the Pledgee upon receipt of such money or other property and shall be applied in accordance with the provisions of clause 9 of this Pledge Agreement. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, the Administrative Agent shall promptly repay to the Pledgor (without interest) all dividends, interest, principal or other distributions that the Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a) of this clause 6.2 and that remain in such account.

The Pledgor and the Pledgee agree that the Company is hereby directed (and the Company, by countersigning this Pledge Agreement, accepts), during an Enforcement Time after prior written notification to the Pledgor and the Company referred to in clause 6.2.(b) to make direct payment of all such dividends and other distributions to the Pledgee.

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7.	LIABILITY TO PERFORM AND FURTHER ASSURANCES

(a)	Notwithstanding anything to the contrary contained in this Pledge Agreement, the Pledgor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Shares and the Pledgee shall be under no obligation or liability by reason of or arising out of this Pledge Agreement. The Pledgee shall not be required in any manner to perform or fulfil any obligations of the Pledgor in respect of the Shares, or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled hereunder at any time.

(b)	The Pledgor shall at its own expense promptly and duly execute and do all such assurances, acts and things as the Pledgee may reasonably require as being necessary for perfecting or protecting all or any of the rights, powers, authorities and discretions which are for the time being exercisable by the Pledgee under this Pledge Agreement in relation to the Shares for facilitating the enforcement of any such rights or any part thereof and in the exercise of all powers, authorities and discretions vested in the Pledgee.

8.	ENFORCEMENT OF THE PLEDGE

(a)	During an Enforcement Time, the Pledgee shall be entitled to enforce the Pledge. The Pledgee shall in particular be entitled to:

(i)	upon prior notice thereof to the Pledgor, sell or cause the sale of all or any part of the Shares on a stock exchange or by way of public auction as currently provided for by article 11 (1) b) and 11 (2) of the Collateral Law;

(ii)	request the Luxembourg courts that title to the Shares be assigned to the Pledgee for payment of all or any part of the outstanding amount of the Secured Obligations in accordance with an estimate made by an expert as currently provided for by article 11 (1) c) of the Collateral Law;

(iii)	appropriate the Shares at a price equal to the fair market value of the Shares as determined by an independent external auditor (réviseur d’entreprises) appointed upon the request of the Pledgee by the President of the Institut Luxembourgeois des Réviseurs d’Entreprise, as currently provided for by article 11 (1) a) of the Collateral Law;

(iv)	upon prior notice thereof to the Pledgor, sell or cause the Shares to be sold in a private transaction at arms’ length conditions (conditions commerciales normales), as currently provided for by article 11 (1) b) of the Collateral Law; and

(v)	subject to the giving of a prior notice thereof to the extent otherwise expressly required pursuant to the terms of this Pledge Agreement, act generally in relation to the Shares in such manner as the Pledgee acting reasonably shall determine, to the widest extent permitted by applicable law.

The Pledgee agrees to give the Pledgor prior notice of any action of the type referred to in clauses (ii) and (iii) above taken by the Pledgee; provided that, in the event the

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Pledgee shall have reasonably determined that it would not be practicable to give such notice prior to the taking of any such action, the Pledgee shall not be required to give such notice prior to the taking of such action but agrees to give the Pledgor a notice of such action promptly after the taking thereof.

(b)	The Pledgee shall have the right to request enforcement of all or part of the Shares in its discretion. No action, choice or absence of action in this respect, or partial enforcement, shall in any manner affect the Pledge as it then shall be (and in particular those Shares which have not been subject to enforcement). The Pledge shall continue to remain in full and valid existence until enforcement, discharge or termination hereof, as the case may be.

9.	APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE

(a)	Any monies received by the Pledgee in respect of the Shares following the enforcement of the Pledge in accordance with clause 8 (Enforcement of the Pledge) above and/or under the rights and powers hereby conferred shall be applied by the Pledgee as follows:

FIRST, to the payment of all costs and expenses incurred by the Pledgee in connection with such collection or sale or otherwise in connection with this Pledge Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Pledgee hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Pledgee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Pledge Agreement. Upon any sale of Shares by the Pledgee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Pledgee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Shares so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication thereof.

(b)	This Pledge Agreement, the Pledge and all other security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

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(c)	This Pledge Agreement and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(d)	In connection with any termination or release pursuant to paragraph (b) or (c) of this clause, the Pledgee shall execute and deliver to the Pledgor, at the Pledgor’s expense, all documents that the Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Pledgee pursuant to this clause shall be without recourse to or warranty by the Pledgee.

10.	FEES AND EXPENSES; INDEMNIFICATION

(a)	The Pledgor agrees to reimburse the Pledgee for its fees and expenses incurred under this Pledge Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Pledgor”.

(b)	Without limitation of its indemnification obligations under the other Loan Documents, the Pledgor agrees to indemnify the Pledgee and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Pledge Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence (négligence grave), wilful misconduct (faute intentionnelle) or serious misconduct (faute grave) of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

(c)	To the fullest extent permitted by applicable law, the Pledgor shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from (i) the gross negligence or wilful misconduct or serious misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)

The provisions of this clause 10 shall remain operative and in full force and effect regardless of the termination of this Pledge Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment

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of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this clause shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this clause 10. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

(e)	The Pledgee shall not be liable for any losses arising in connection with the exercise of any of its rights, powers and discretions hereunder save for liabilities and expenses arising from the gross negligence or wilful default or serious misconduct (faute grave) of the Pledgee (and its Related Parties), in each case as determined by a court of competent jurisdiction by final, non-appealable judgment.

11.	DELEGATION BY THE PLEDGEE

(a)	The Pledgee or any Person appointed by the Pledgee may at any time and from time to time delegate by power of attorney or in any other manner to any properly qualified Person or Persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Pledgee under this Pledge Agreement in relation to the Shares.

(b)	Any such delegation may be made upon such terms (including a power of substitution) and subject to such regulations as the Pledgee or such Person appointed by the Pledgee may think fit. The Pledgee shall as soon as practicable inform the Pledgor of the identity of the Person appointed pursuant to this clause 11.

(c)	The Pledgee or such Person appointed by the Pledgee shall not be in any way liable or responsible to the Pledgor for any loss or damage arising from any act, default, omission or serious misconduct on the part of any such delegate or sub-delegate except in the case of gross negligence or wilful default or serious misconduct of the Pledgee or such Person appointed by the Pledgee, as determined by a court of competent jurisdiction by final, non-appealable judgment.

12.	POWER OF ATTORNEY

(a)	The Pledgor hereby, in order to fully secure the performance of its obligations hereunder, irrevocably appoints the Pledgee and every Person appointed by the Pledgee hereunder to be its attorney (mandataire) acting severally, and on its behalf and in its name or otherwise during an Enforcement Time and after notice to the Pledgor, as provided under clause 6, to execute and do all such acts and things which the Pledgor is required to do and fails to do under the covenants and provisions contained in this Pledge Agreement (including, without limitation, to make any demand upon or to give any notice or receipt to the Company or any other Person).

(b)	The Pledgor hereby agrees to ratify and confirm, if need be, whatever any such attorney (as referred to in this clause 12(a) above) shall properly do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such clause, except in the case of gross negligence, wilful default or serious misconduct of the Pledgee or such Person appointed by the Pledgee, as determined by a court of competent jurisdiction by final, non-appealable judgment.

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13.	WAIVERS AND REMEDIES CUMULATIVE

No waiver of any of the terms hereof shall be effective unless in writing signed by the Pledgee. No delay in or non-exercise of any right by the Pledgee shall constitute a waiver. Any waiver may be on such terms as the Pledgee sees fit. The rights, powers and discretions of the Pledgee herein are additional to and not exclusive of those provided by law, by any agreement with or other security in favour of the Pledgee.

14.	NOTICES

All notices or other communications hereunder shall be sent in English as provided in Section 9.01 of the Credit Agreement.

15.	ASSIGNMENT

(a)	In the case of an assignment, transfer or novation by the Pledgee to one or several transferees of all or any part of its rights and obligations under the Credit Agreement, the Pledgee and the Pledgor hereby agree, that in such event, to the extent required under applicable law, the Pledgee shall preserve all of its rights under this Pledge Agreement as expressly permitted under article 1278 of the Luxembourg civil code, so that the security constituted by this Pledge Agreement (including the right to become owner of the Shares) shall automatically, and without any formality, benefit to any such transferees.

(b)	The Pledgor may not assign any of its rights under this Pledge Agreement. The Pledgee may assign all or any part of its rights under this Pledge Agreement in accordance with any Loan Document. Such assignment by the Pledgee shall be enforceable towards the Pledgor pursuant to the provisions of article 1690 of the Luxembourg civil code.

(c)	Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Administrative Agent that are contained in this Pledge Agreement shall bind and inure to the benefit of its respective successors and assigns.

16.	SEVERABILITY

Any provision of this Pledge Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The Parties shall endeavour in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

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17.	GOVERNING LAW AND JURISDICTION

(a)	This Pledge Agreement is governed by, and shall be construed in accordance with, Luxembourg law.

(b)	Any dispute arising in connection with this Pledge Agreement shall be exclusively submitted to the courts of the district of Luxembourg-City, Grand-Duchy of Luxembourg.

(c)	Nothing in this clause 17 limits the right of the Pledgee to bring proceedings against the Pledgor in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

18.	SURVIVAL OF AGREEMENT

All covenants, representations and warranties made by the Pledgor in this Pledge Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Pledge Agreement or any other Loan Document shall be considered to have been relied upon the Secured Parties and shall survive the execution and delivery of this Pledge Agreement, the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

19.	AMENDMENTS AND WAIVERS

(a)	No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this clause 19, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

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(b)	Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Pledgor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party consent to a departure by the Pledgor from any covenant of the Pledgor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

20.	EFFECTIVENESS

This Pledge Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Pledge Agreement shall become effective as to the Pledgor when a counterpart hereof executed on behalf of the Pledgor and the Company shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Pledgee, and thereafter shall be binding upon the Pledgor and the Company and the Pledgee and its respective permitted successors and assigns, and shall inure to the benefit of the Pledgor, the Pledgee and the other Secured Parties and their respective successors and assigns, except that the Pledgor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void).

IN WITNESS THEREOF the parties hereto have executed this Pledge Agreement in counterparts on the day and year first above written.

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SIGNATORIES

The Pledgor Skype Luxembourg Holdings S.àr.l.

by:

Name:

Title:

The Pledgee

JPMorgan Chase Bank, N.A.

by:

Name:

Title:

The Company acknowledges and accepts (i) the security interest (gage) constituted by this Pledge Agreement, (ii) the terms of clause 3(b) (Perfection of the Pledge) of this Pledge Agreement and (iii) the directions contained in clause 6.2(b) (Right to dividend) of this Pledge Agreement. The Company confirms (i) that it will provide the required assistance in respect of the perfection of the Pledge and (ii) that it shall perform as directed and that nothing in its articles of association or otherwise prevents it from complying with the above obligations and directions.

The Company:

Skype Technologies S.A.

by:

Name:

Title:

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ANNEX C3

Share Pledge Agreement

among

Skype Technologies S.A.,

Skype Communications S.à r.l.

and the

Administrative Agent

SHARE PLEDGE AGREEMENT

DATED              2009

AMONG

(1) Skype Technologies S.A.

as Pledgor

and

(2) JPMorgan Chase Bank, N.A.

as Pledgee

in the presence of

(3) Skype Communications S.à r.l

as Company

relating to the Credit Agreement

Elvinger, Hoss & Prussen

2, place Winston Churchill

B.P. 425

L-2014 Luxembourg

www.ehp.lu

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CONTENTS

1.	INTERPRETATION	5

1.1	Recitals	5

1.2	Definitions	5

1.3	Miscellaneous	6

2.	CREATION OF THE PLEDGE	6

3.	PERFECTION OF THE PLEDGE	6

4.	PRESERVATION OF THE PLEDGE	7

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS	8

5.1	Representations and warranties	8

5.2	Covenants	10

5.3	Repetition of Representations and Warranties	10

6.	RIGHT TO VOTE AND DIVIDENDS	10

6.1	Right to vote	10

6.2	Right to dividend	11

7.	LIABILITY TO PERFORM AND FURTHER ASSURANCES	12

8.	ENFORCEMENT OF THE PLEDGE	12

9.	APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE	13

10.	FEES AND EXPENSES; INDEMNIFICATION	14

11.	DELEGATION BY THE PLEDGEE	15

12.	POWER OF ATTORNEY	15

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13.	WAIVERS AND REMEDIES CUMULATIVE	16

14.	NOTICES	16

15.	ASSIGNMENT	16

16.	SEVERABILITY	16

17.	GOVERNING LAW AND JURISDICTION	17

18.	SURVIVAL OF AGREEMENT	17

19.	AMENDMENTS AND WAIVERS	17

20.	EFFECTIVENESS	18

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THIS SHARE PLEDGE AGREEMENT is dated              2009

BETWEEN

(1)	Skype Technologies S.A., a public company limited by shares (société anonyme) incorporated under the laws of Luxembourg with its registered office at 22/24, Boulevard Royal L-2449 Luxembourg and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number R.C.S. B 96 677 (the “Pledgor”);

(2)	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America with an office located at 270 Park Avenue, New York, NY 10017, in its capacity as administrative agent for the Secured Parties (as defined herein), and its successors in such capacity as provided in the Credit Agreement (the “Pledgee”);

in the presence of:

(3)	Skype Communications S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg with its registered office at 22/24 Boulevard Royal, L-2449 Luxembourg, having at the date hereof an issued share capital of Euro and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number R.C.S. B 100 468 (the “Company”).

WHEREAS

(A)	Springboard Group S.àr.l., the Pledgor being the borrower under a credit agreement defined hereinafter (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent are party to a Credit Agreement dated as of November 19, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the (“Credit Agreement”). The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Pledgor will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.

(B)	The Pledgor is the sole owner of shares (parts sociales) in the Company representing 100 per cent of the shares issued by the Company.

(C)	The Pledgor has agreed to grant a pledge over the Shares (as defined below) to the Pledgee as security for the Secured Obligations (as defined below) subject to the terms of this share pledge agreement (this “Pledge Agreement”).

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IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Recitals

The recitals (A) to (C) above are an integral part of this Pledge Agreement.

1.2	Definitions

(a)	Terms defined in the Credit Agreement or in the US Collateral Agreement shall, subject to clause 1.2(b) below, have the same meaning in this Pledge Agreement.

(b)	In this Pledge Agreement, unless the contrary intention appears or the context otherwise requires:

Collateral Law means the Luxembourg law on financial collateral arrangements of 5 August 2005.

Credit Agreement has the meaning ascribed to that term in the recitals of this Pledge Agreement.

Enforcement Time means any time at which an Event of Default has occurred and is continuing.

Luxembourg means the Grand Duchy of Luxembourg.

Pledge means the security interest over the Shares created and constituted by, and in accordance with, this Pledge Agreement.

Secured Obligations has the meaning ascribed to that term in the US Collateral Agreement.

Secured Parties has the meaning ascribed to that term in the US Collateral Agreement.

Shares means:

1.	all shares (parts sociales) of the Company representing the entire issued, fully paid-up and subscribed share capital of the Company as at the date of this Pledge Agreement, being shares (parts sociales) with a total par value of Euros in the Company;

2.

all securities acquired or offered in substitution or in addition to such shares, including those which may be subscribed by the Pledgor in the case of an increase of the share capital of the Company, following exchange, merger, consolidation, division, issue of stock dividend, subscription for cash or otherwise and, generally, all such stock and shares in the capital of the Company now or at any

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time hereafter owned by the Pledgor (the “Future Shares”) and, except as otherwise provided in this Pledge Agreement, the dividends or interest thereon, redemption distribution, bonus, preference, option rights or otherwise to or in respect of any of the Shares (the “Related Assets”).

US Collateral Agreement means the U.S. Collateral Agreement dated as of 19 November 2009, among Springboard Finance L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, on behalf of itself and the other Secured Parties.

1.3	Miscellaneous

(a)	Clause headings are inserted for convenience of reference only and shall be ignored in construing this Pledge Agreement.

(b)	Words importing the singular shall include the plural and vice-versa.

(c)	Definitions of, or references to, any agreement (including this Pledge Agreement or any other Loan Document) shall be construed as referring to such agreement as from time to time amended, amended and restated, supplemented or otherwise modified.

2.	CREATION OF THE PLEDGE

As continuing first ranking (premier rang) security for the due and full payment, discharge and performance of the Secured Obligations of the Pledgor, the Pledgor agrees to pledge and hereby pledges (affecte en nantissement) its claims, rights, title and interest in the Shares to, and in favour of, the Pledgee, who accepts the Pledge as agent (mandataire) in the name and on behalf of the Secured Parties.

3.	PERFECTION OF THE PLEDGE

(a)	The Pledgor shall cause the Pledge constituted by this Pledge Agreement to be accepted by the Company on the date of execution of this Pledge Agreement. The Company hereby accepts the Pledge in accordance with article 5(3) of the Collateral Law.

(b)	The Pledgor shall procure the registration (inscription) of the Pledge in the register of the shareholder(s) (registre des associés) of the Company in the name of the Pledgee and a copy certified by a manager of the Company of the register of the shareholder(s) of the Company evidencing such registration on the date of execution of this Pledge Agreement.

(c)	The following wording shall be used for the registration of the Pledge in the register of the shareholder(s) of the Company:

“Pursuant to a pledge agreement dated             , 2009 (the “Pledge Agreement”), all Shares owned from time to time by Skype Technologies S.A. and, in particular, the              Shares owned on the date of the present registration, as well as any Future Shares to be issued, and any Related Assets have been pledged in favour of JPMorgan Chase Bank, N.A., as Administrative Agent, for the benefit of the Secured Parties (as such terms are defined in the Pledge Agreement).”

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(d)	The Pledgor undertakes to reiterate each formality referred to in sub-clause (b) above each time that the security constituted by this Pledge Agreement is extended to Future Shares.

4.	PRESERVATION OF THE PLEDGE

(a)	The Pledge shall be a continuing first ranking security and shall not be considered as satisfied or discharged or prejudiced or waived or released by any intermediate payment, satisfaction or settlement of any part of the Secured Obligations and shall remain in full force and effect until its release in accordance with clause 9(b) (Application of Proceeds and Release of the Pledge).

(b)	The Pledge shall be cumulative, in addition to and independent of every other security which the Pledgee may at any time hold as security for the Secured Obligations or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Pledgee may now or at any time in the future have in respect of the Secured Obligations.

(c)	The Pledge shall not be prejudiced by any time or indulgence granted to any Person, or any abstention or delay by the Pledgee in perfecting or enforcing the Pledge or any security interest or rights or remedies that the Pledgee may now or at any time in the future have from or against the Pledgor or any other Person.

(d)	Neither the obligations of the Pledgor contained in this Pledge Agreement nor the rights, powers and remedies conferred upon the Pledgee by this Pledge Agreement or by law nor the Pledge created hereby shall be discharged, impaired or otherwise affected by:

(i)	any amendment to, or any variation, waiver or release of, any obligation of the Pledgor or any other Person under this Pledge Agreement or any other Loan Document; or

(ii)	any failure to take, or to fully take, any security contemplated by any Loan Document or otherwise agreed to be taken in respect of the Pledgor or any other Person under any Loan Document; or

(iii)	any failure to realise or to fully realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Pledgor’s or any other Person’s obligation under any Loan Document; or

(iv)	any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of the Company and the Pledgor contained in this Pledge Agreement, the rights, powers and remedies conferred upon the Pledgee by this Pledge Agreement, the Pledge or by law; or

(v)	any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing; or

(vi)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, this Pledge Agreement or any other Loan Document or any other agreement or instrument; or

7

(vii)	any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Secured Obligations or this Agreement (other than the payment in full in cash of all the Secured Obligations).

(e)	The Pledgee shall not be required to proceed against or claim payment from, or to divide any action between and against, any other Persons or enforce any guarantee or security before enforcing this Pledge.

(f)	For the avoidance of doubt, the Pledgor hereby waives any right it may have of first requiring the Pledgee to proceed against or claim payment from any other Person or enforce any guarantee or security before enforcing this Pledge.

(g)	Until this Pledge has been terminated and the rights, powers and remedies conferred on the Pledgee by this Pledge Agreement shall be discharged in accordance with clause 9, the Pledgor shall not by virtue of any payment made, security realised or security interest enforced or moneys received hereunder:

(i)	be subrogated to any rights, security, security interests or moneys held, received or receivable by the Pledgee or be entitled to any right of contribution or indemnity, or

(ii)	claim, rank, prove or vote as a creditor of the Company or other Person liable or its estate in competition with the Pledgee.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1	Representations and warranties

The Pledgor hereby represents and warrants that:

(a)	the Shares represent, on the date of execution of this Pledge Agreement, 100 per cent of the issued fully paid up, nonassessable and subscribed share capital of the Company;

(b)	the Company is a company duly incorporated and organized under Luxembourg law, validly existing and, as of the date of this Pledge Agreement, is not in liquidation;

(c)	upon completion of the actions referred to in clause 3(a) (Perfection of the Pledge) of this Pledge Agreement, this Pledge constitutes a first ranking security interest over the Shares not subject to any prior or pari passu encumbrance other than Liens permitted by Section 6.02. of the Credit Agreement and this Pledge is not liable to be avoided or otherwise set aside on the liquidation or insolvency of the Pledgor or otherwise;

(d)	the execution and delivery by the Pledgor and the performance of its obligations hereunder have been duly authorised and approved by a validly passed resolution of the board of managers of the Pledgor;

8

(e)	except for restrictions and limitations imposed by the Loan Documents or laws generally, the Shares are and will continue to be freely transferable and assignable and are not (and none of the Shares will be) subject to any option, right of first refusal, shareholders agreement, charter, articles of association or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Shares, the sale or disposition thereof pursuant hereto or the exercise by the Pledgee of rights and remedies under this Pledge Agreement;

(f)	except for the security interests granted under this Pledge Agreement and under any other Loan Documents, the Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Shares pledged in accordance with this Pledge Agreement, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge or transfer of, or create or permit to exist any security interest in or other Lien on, the Shares, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(g)	it will subscribe to all the increases in the share capital of the Company (if any);

(h)	no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the Pledge, other than such as have been obtained (if any) and are in full force and effect, except to the extent that the failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(i)	it will, and will cause the Company to, assist the Pledgee and generally make its best efforts (obligations de moyen), in order to obtain all necessary consents, approvals and authorisations from any relevant authorities (if any) in order to permit the exercise by the Pledgee of its rights and powers under this Pledge Agreement upon enforcement of the Pledge in accordance with clause 8;

(j)	the entry into and performance by the Pledgor of, and the transactions contemplated by, this Pledge Agreement do not and will not:

(i)	conflict with any law or regulation or judicial or official order applicable to it; or

(ii)	conflict with its constitutional documents or the constitutional documents of any issuer of any of the Shares; or

(iii)	conflict with any agreement or document which is binding upon it or any of its assets; or

9

(iv)	result in the creation or imposition of any security interest over any of the Shares (other than as contemplated by this Pledge Agreement or permitted by the Loan Documents);

except in the cases of clauses (i) and (iii) to the extent that such violation, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(k)	this Pledge Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms; and

(l)	it has full power, legal right and lawful authority to execute this Pledge Agreement and to pledge, assign and transfer the Shares in the manner and form hereof.

5.2	Covenants

The Pledgor covenants that until the Pledge shall be released by the Pledgee pursuant to clause 9 hereunder, it will immediately inform the Pledgee of any distress, attachment, execution or other legal process commenced in respect of the Shares or any of them.

5.3	Repetition of Representations and Warranties

The representations and warranties set out in this clause 5 are made on the date of this Pledge Agreement and are deemed to be repeated as set forth in Section 4.02 of the Credit Agreement.

6.	RIGHT TO VOTE AND DIVIDENDS

6.1	Right to vote

(a)	Subject to clause 8 (Enforcement of the Pledge) and clause 6.1 (b), the Pledgor shall remain the legal owner of the Shares (subject to any transfers made in compliance with the Credit Agreement) and, accordingly, the right to take part in the general meetings of the shareholder(s) of the Company and to vote therein shall remain vested in it. The Pledgor shall not, without the previous consent in writing of the Pledgee, exercise its voting powers in respect of the Shares in any manner which could materially and adversely affect the rights inuring to a holder of any of the Shares or the rights and remedies of any of the Pledgee or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Pledgee to exercise the same.

(b)	The Pledgor shall in addition perform any and all the obligations imposed upon it in its capacity as shareholder of the Company so as to preserve all rights conferred by the Shares.

(c)

During an Enforcement Time and after the Pledgee shall have notified the Pledgor and the Company of the suspension of its rights under paragraph (a) of this clause 6.1, all rights of the Pledgor to exercise the voting rights and powers it is entitled to exercise pursuant to paragraph (a) of this clause 6.1 shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall have the sole and exclusive right and authority to exercise such voting rights and powers; provided that, unless otherwise directed by the Required Lenders, the Pledgee shall have the right during an

10

Enforcement Time to permit the Pledgor to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Pledgor shall have the exclusive right and authority to exercise the voting rights and powers it would otherwise be entitled to exercise pursuant to paragraph (a) of this clause 6.1. The Pledgee shall be entitled, during an Enforcement Time, to request the Pledgor to appoint the Pledgee (with full power of substitution) as the Pledgor’s irrevocable proxy, which the Pledgor hereby expressly accepts and acknowledges, to represent the Pledgor at one or more shareholders’ meetings and to exercise the voting rights in any manner the Pledgee deems fit for the purpose of protecting and/or enforcing its rights under the Pledge Agreement. The Pledgor shall do whatever is necessary in order to ensure that the exercise of the voting rights in these circumstances is facilitated and becomes possible for the Pledgee, including the issuing of a written proxy in any form required under applicable Law.

6.2	Right to dividend

(a)	Subject to clause 8 (Enforcement of the Pledge) and clause 6.2.(b), the Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Shares to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws.

(b)	During an Enforcement Time and after the Pledgee shall have notified the Pledgor and the Company of the suspension of its rights under paragraph (a) of this clause 6.2, all rights of the Pledgor to dividends, interest, principal or other distributions that it is authorized to receive pursuant to paragraph (a) of this clause 6.2 shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this paragraph (b) shall be retained by the Pledgee in an account to be established by the Pledgee upon receipt of such money or other property and shall be applied in accordance with the provisions of clause 9 of this Pledge Agreement. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, the Administrative Agent shall promptly repay to the Pledgor (without interest) all dividends, interest, principal or other distributions that the Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a) of this clause 6.2 and that remain in such account.

The Pledgor and the Pledgee agree that the Company is hereby directed (and the Company, by countersigning this Pledge Agreement, accepts), during an Enforcement Time after prior written notification to the Pledgor and the Company referred to in clause 6.2.(b) to make direct payment of all such dividends and other distributions to the Pledgee.

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7.	LIABILITY TO PERFORM AND FURTHER ASSURANCES

(a)	Notwithstanding anything to the contrary contained in this Pledge Agreement, the Pledgor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Shares and the Pledgee shall be under no obligation or liability by reason of or arising out of this Pledge Agreement. The Pledgee shall not be required in any manner to perform or fulfil any obligations of the Pledgor in respect of the Shares, or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled hereunder at any time.

(b)	The Pledgor shall at its own expense promptly and duly execute and do all such assurances, acts and things as the Pledgee may reasonably require as being necessary for perfecting or protecting all or any of the rights, powers, authorities and discretions which are for the time being exercisable by the Pledgee under this Pledge Agreement in relation to the Shares for facilitating the enforcement of any such rights or any part thereof and in the exercise of all powers, authorities and discretions vested in the Pledgee.

8.	ENFORCEMENT OF THE PLEDGE

(a)	During an Enforcement Time, the Pledgee shall be entitled to enforce the Pledge. The Pledgee shall in particular be entitled to:

(i)	upon prior notice thereof to the Pledgor, sell or cause the sale of all or any part of the Shares on a stock exchange or by way of public auction as currently provided for by article 11 (1) b) and 11 (2) of the Collateral Law;

(ii)	request the Luxembourg courts that title to the Shares be assigned to the Pledgee for payment of all or any part of the outstanding amount of the Secured Obligations in accordance with an estimate made by an expert as currently provided for by article 11 (1) c) of the Collateral Law;

(iii)	appropriate the Shares at a price equal to the fair market value of the Shares as determined by an independent external auditor (réviseur d’entreprises) appointed upon the request of the Pledgee by the President of the Institut Luxembourgeois des Réviseurs d’Entreprise, as currently provided for by article 11 (1) a) of the Collateral Law;

(iv)	upon prior notice thereof to the Pledgor, sell or cause the Shares to be sold in a private transaction at arms’ length conditions (conditions commerciales normales), as currently provided for by article 11 (1) b) of the Collateral Law; and

(v)	subject to the giving of a prior notice thereof to the extent otherwise expressly required pursuant to the terms of this Pledge Agreement, act generally in relation to the Shares in such manner as the Pledgee acting reasonably shall determine, to the widest extent permitted by applicable law.

The Pledgee agrees to give the Pledgor prior notice of any action of the type referred to in clauses (ii) and (iii) above taken by the Pledgee; provided that, in the event the

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Pledgee shall have reasonably determined that it would not be practicable to give such notice prior to the taking of any such action, the Pledgee shall not be required to give such notice prior to the taking of such action but agrees to give the Pledgor a notice of such action promptly after the taking thereof.

(b)	The Pledgee shall have the right to request enforcement of all or part of the Shares in its discretion. No action, choice or absence of action in this respect, or partial enforcement, shall in any manner affect the Pledge as it then shall be (and in particular those Shares which have not been subject to enforcement). The Pledge shall continue to remain in full and valid existence until enforcement, discharge or termination hereof, as the case may be.

9.	APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE

(a)	Any monies received by the Pledgee in respect of the Shares following the enforcement of the Pledge in accordance with clause 8 (Enforcement of the Pledge) above and/or under the rights and powers hereby conferred shall be applied by the Pledgee as follows:

FIRST, to the payment of all costs and expenses incurred by the Pledgee in connection with such collection or sale or otherwise in connection with this Pledge Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Pledgee hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Pledgee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Pledge Agreement. Upon any sale of Shares by the Pledgee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Pledgee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Shares so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication thereof.

(b)	This Pledge Agreement, the Pledge and all other security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

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(c)	This Pledge Agreement and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(d)	In connection with any termination or release pursuant to paragraph (b) or (c) of this clause, the Pledgee shall execute and deliver to the Pledgor, at the Pledgor’s expense, all documents that the Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Pledgee pursuant to this clause shall be without recourse to or warranty by the Pledgee.

10.	FEES AND EXPENSES; INDEMNIFICATION

(a)	The Pledgor agrees to reimburse the Pledgee for its fees and expenses incurred under this Pledge Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Pledgor”.

(b)	Without limitation of its indemnification obligations under the other Loan Documents, the Pledgor agrees to indemnify the Pledgee and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Pledge Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence (négligence grave), wilful misconduct (faute intentionnelle) or serious misconduct (faute grave) of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

(c)	To the fullest extent permitted by applicable law, the Pledgor shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from (i) the gross negligence or wilful misconduct or serious misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)

The provisions of this clause 10 shall remain operative and in full force and effect regardless of the termination of this Pledge Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment

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of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this clause shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this clause 10. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

(e)	The Pledgee shall not be liable for any losses arising in connection with the exercise of any of its rights, powers and discretions hereunder save for liabilities and expenses arising from the gross negligence or wilful default or serious misconduct (faute grave) of the Pledgee (and its Related Parties), in each case as determined by a court of competent jurisdiction by final, non-appealable judgment.

11.	DELEGATION BY THE PLEDGEE

(a)	The Pledgee or any Person appointed by the Pledgee may at any time and from time to time delegate by power of attorney or in any other manner to any properly qualified Person or Persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Pledgee under this Pledge Agreement in relation to the Shares.

(b)	Any such delegation may be made upon such terms (including a power of substitution) and subject to such regulations as the Pledgee or such Person appointed by the Pledgee may think fit. The Pledgee shall as soon as practicable inform the Pledgor of the identity of the Person appointed pursuant to this clause 11.

(c)	The Pledgee or such Person appointed by the Pledgee shall not be in any way liable or responsible to the Pledgor for any loss or damage arising from any act, default, omission or serious misconduct on the part of any such delegate or sub-delegate except in the case of gross negligence or wilful default or serious misconduct of the Pledgee or such Person appointed by the Pledgee, as determined by a court of competent jurisdiction by final, non-appealable judgment.

12.	POWER OF ATTORNEY

(a)	The Pledgor hereby, in order to fully secure the performance of its obligations hereunder, irrevocably appoints the Pledgee and every Person appointed by the Pledgee hereunder to be its attorney (mandataire) acting severally, and on its behalf and in its name or otherwise during an Enforcement Time and after notice to the Pledgor, as provided under clause 6, to execute and do all such acts and things which the Pledgor is required to do and fails to do under the covenants and provisions contained in this Pledge Agreement (including, without limitation, to make any demand upon or to give any notice or receipt to the Company or any other Person).

(b)	The Pledgor hereby agrees to ratify and confirm, if need be, whatever any such attorney (as referred to in this clause 12(a) above) shall properly do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such clause, except in the case of gross negligence, wilful default or serious misconduct of the Pledgee or such Person appointed by the Pledgee, as determined by a court of competent jurisdiction by final, non-appealable judgment.

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13.	WAIVERS AND REMEDIES CUMULATIVE

No waiver of any of the terms hereof shall be effective unless in writing signed by the Pledgee. No delay in or non-exercise of any right by the Pledgee shall constitute a waiver. Any waiver may be on such terms as the Pledgee sees fit. The rights, powers and discretions of the Pledgee herein are additional to and not exclusive of those provided by law, by any agreement with or other security in favour of the Pledgee.

14.	NOTICES

All notices or other communications hereunder shall be sent in English as provided in Section 9.01 of the Credit Agreement.

15.	ASSIGNMENT

(a)	In the case of an assignment, transfer or novation by the Pledgee to one or several transferees of all or any part of its rights and obligations under the Credit Agreement, the Pledgee and the Pledgor hereby agree, that in such event, to the extent required under applicable law, the Pledgee shall preserve all of its rights under this Pledge Agreement as expressly permitted under article 1278 of the Luxembourg civil code, so that the security constituted by this Pledge Agreement (including the right to become owner of the Shares) shall automatically, and without any formality, benefit to any such transferees.

(b)	The Pledgor may not assign any of its rights under this Pledge Agreement. The Pledgee may assign all or any part of its rights under this Pledge Agreement in accordance with any Loan Document. Such assignment by the Pledgee shall be enforceable towards the Pledgor pursuant to the provisions of article 1690 of the Luxembourg civil code.

(c)	Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Administrative Agent that are contained in this Pledge Agreement shall bind and inure to the benefit of its respective successors and assigns.

16.	SEVERABILITY

Any provision of this Pledge Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The Parties shall endeavour in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

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17.	GOVERNING LAW AND JURISDICTION

(a)	This Pledge Agreement is governed by, and shall be construed in accordance with, Luxembourg law.

(b)	Any dispute arising in connection with this Pledge Agreement shall be exclusively submitted to the courts of the district of Luxembourg-City, Grand-Duchy of Luxembourg.

(c)	Nothing in this clause 17 limits the right of the Pledgee to bring proceedings against the Pledgor in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

18.	SURVIVAL OF AGREEMENT

All covenants, representations and warranties made by the Pledgor in this Pledge Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Pledge Agreement or any other Loan Document shall be considered to have been relied upon the Secured Parties and shall survive the execution and delivery of this Pledge Agreement, the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

19.	AMENDMENTS AND WAIVERS

(a)	No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this clause 19, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

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(b)	Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Pledgor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party consent to a departure by the Pledgor from any covenant of the Pledgor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

20.	EFFECTIVENESS

This Pledge Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Pledge Agreement shall become effective as to the Pledgor when a counterpart hereof executed on behalf of the Pledgor and the Company shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Pledgee, and thereafter shall be binding upon the Pledgor and the Company and the Pledgee and its respective permitted successors and assigns, and shall inure to the benefit of the Pledgor, the Pledgee and the other Secured Parties and their respective successors and assigns, except that the Pledgor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void).

IN WITNESS THEREOF the parties hereto have executed this Pledge Agreement in counterparts on the day and year first above written.

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SIGNATORIES

The Pledgor

Skype Technologies S.A.

by:

Name:

Title:

The Pledgee

JPMorgan Chase Bank, N.A.

by:

Name:

Title:

The Company acknowledges and accepts (i) the security interest (gage) constituted by this Pledge Agreement, (ii) the terms of clause 3(b) (Perfection of the Pledge) of this Pledge Agreement and (iii) the directions contained in clause 6.2(b) (Right to dividend) of this Pledge Agreement. The Company confirms (i) that it will provide the required assistance in respect of the perfection of the Pledge and (ii) that it shall perform as directed and that nothing in its articles of association or otherwise prevents it from complying with the above obligations and directions.

The Company:

Skype Communications S.àr.l.

by:

Name:

Title:

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ANNEX C4

Share Pledge Agreement

among

Skype Technologies S.A.,

Skype Software S.à r.l.

and the

Administrative Agent

SHARE PLEDGE AGREEMENT

DATED                      2009

AMONG

(1) Skype Technologies S.A.

as Pledgor

and

(2) JPMorgan Chase Bank, N.A.

as Pledgee

in the presence of

(3) Skype Software S.à r.l

as Company

relating to the Credit Agreement

Elvinger, Hoss & Prussen

2, place Winston Churchill

B.P. 425

L-2014 Luxembourg

www.ehp.lu

1

CONTENTS

1.	INTERPRETATION	5

1.1	Recitals	5

1.2	Definitions	5

1.3	Miscellaneous	6

2.	CREATION OF THE PLEDGE	6

3.	PERFECTION OF THE PLEDGE	6

4.	PRESERVATION OF THE PLEDGE	7

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS	8

5.1	Representations and warranties	8

5.2	Covenants	10

5.3	Repetition of Representations and Warranties	10

6.	RIGHT TO VOTE AND DIVIDENDS	10

6.1	Right to vote	10

6.2	Right to dividend	11

7.	LIABILITY TO PERFORM AND FURTHER ASSURANCES	12

8.	ENFORCEMENT OF THE PLEDGE	12

9.	APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE	13

10.	FEES AND EXPENSES; INDEMNIFICATION	14

11.	DELEGATION BY THE PLEDGEE	15

12.	POWER OF ATTORNEY	15

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13.	WAIVERS AND REMEDIES CUMULATIVE	16

14.	NOTICES	16

15.	ASSIGNMENT	16

16.	SEVERABILITY	16

17.	GOVERNING LAW AND JURISDICTION	17

18.	SURVIVAL OF AGREEMENT	17

19.	AMENDMENTS AND WAIVERS	17

20.	EFFECTIVENESS	18

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THIS SHARE PLEDGE AGREEMENT is dated                      2009

BETWEEN

(1)	Skype Technologies S.A., a public company limited by shares (société anonyme) incorporated under the laws of Luxembourg with its registered office at 22/24, Boulevard Royal L-2449 Luxembourg and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number R.C.S. B 96 677 (the “Pledgor”);

(2)	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America with an office located at 270 Park Avenue, New York, NY 10017, in its capacity as administrative agent for the Secured Parties (as defined herein), and its successors in such capacity as provided in the Credit Agreement (the “Pledgee”);

in the presence of:

(3)	Skype Software S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg with its registered office at 22/24 Boulevard Royal, L-2449 Luxembourg, having as at the date hereof an issued share capital of Euro and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number R.C.S. B 100 467 (the “Company”).

WHEREAS

(A)	Springboard Group S.àr.l., the Pledgor being the borrower under a credit agreement defined hereinafter (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent are party to a Credit Agreement dated as of November 19, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the (“Credit Agreement”). The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Pledgor will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.

(B)	The Pledgor is the sole owner of shares (parts sociales) in the Company representing 100 per cent of the shares issued by the Company.

(C)	The Pledgor has agreed to grant a pledge over the Shares (as defined below) to the Pledgee as security for the Secured Obligations (as defined below) subject to the terms of this share pledge agreement (this “Pledge Agreement”).

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IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Recitals

The recitals (A) to (C) above are an integral part of this Pledge Agreement.

1.2	Definitions

(a)	Terms defined in the Credit Agreement or in the US Collateral Agreement shall, subject to clause 1.2(b) below, have the same meaning in this Pledge Agreement.

(b)	In this Pledge Agreement, unless the contrary intention appears or the context otherwise requires:

Collateral Law means the Luxembourg law on financial collateral arrangements of 5 August 2005.

Credit Agreement has the meaning ascribed to that term in the recitals of this Pledge Agreement.

Enforcement Time means any time at which an Event of Default has occurred and is continuing.

Luxembourg means the Grand Duchy of Luxembourg.

Pledge means the security interest over the Shares created and constituted by, and in accordance with, this Pledge Agreement.

Secured Obligations has the meaning ascribed to that term in the US Collateral Agreement.

Secured Parties has the meaning ascribed to that term in the US Collateral Agreement.

Shares means:

1.	all shares (parts sociales) of the Company representing the entire issued, fully paid-up and subscribed share capital of the Company as at the date of this Pledge Agreement, being shares (parts sociales) with a total par value of Euros in the Company;

2.	all securities acquired or offered in substitution or in addition to such shares, including those which may be subscribed by the Pledgor in the case of an increase of the share capital of the Company, following exchange, merger, consolidation, division, issue of stock dividend, subscription for cash or otherwise and, generally, all such stock and shares in the capital of the Company now or at any time hereafter owned by the Pledgor (the “Future Shares”) and, except as otherwise provided in this Pledge Agreement, the dividends or interest thereon, redemption distribution, bonus, preference, option rights or otherwise to or in respect of any of the Shares (the “Related Assets”).

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US Collateral Agreement means the U.S. Collateral Agreement dated as of 19 November 2009, among Springboard Finance L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, on behalf of itself and the other Secured Parties.

1.3	Miscellaneous

(a)	Clause headings are inserted for convenience of reference only and shall be ignored in construing this Pledge Agreement.

(b)	Words importing the singular shall include the plural and vice-versa.

(c)	Definitions of, or references to, any agreement (including this Pledge Agreement or any other Loan Document) shall be construed as referring to such agreement as from time to time amended, amended and restated, supplemented or otherwise modified.

2.	CREATION OF THE PLEDGE

As continuing first ranking (premier rang) security for the due and full payment, discharge and performance of the Secured Obligations of the Pledgor, the Pledgor agrees to pledge and hereby pledges (affecte en nantissement) its claims, rights, title and interest in the Shares to, and in favour of, the Pledgee, who accepts the Pledge as agent (mandataire) in the name and on behalf of the Secured Parties.

3.	PERFECTION OF THE PLEDGE

(a)	The Pledgor shall cause the Pledge constituted by this Pledge Agreement to be accepted by the Company on the date of execution of this Pledge Agreement. The Company hereby accepts the Pledge in accordance with article 5(3) of the Collateral Law.

(b)	The Pledgor shall procure the registration (inscription) of the Pledge in the register of the shareholder(s) (registre des associés) of the Company in the name of the Pledgee and a copy certified by a manager of the Company of the register of the shareholder(s) of the Company evidencing such registration on the date of execution of this Pledge Agreement.

(c)	The following wording shall be used for the registration of the Pledge in the register of the shareholder(s) of the Company:

“Pursuant to a pledge agreement dated                     , 2009 (the “Pledge Agreement”), all Shares owned from time to time by Skype Technologies S.A. and, in particular, the                      Shares owned on the date of the present registration, as well as any Future Shares to be issued, and any Related Assets have been pledged in favour of JPMorgan Chase Bank, N.A., as Administrative Agent, for the benefit of the Secured Parties (as such terms are defined in the Pledge Agreement).”

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(d)	The Pledgor undertakes to reiterate each formality referred to in sub-clause (b) above each time that the security constituted by this Pledge Agreement is extended to Future Shares.

4.	PRESERVATION OF THE PLEDGE

(a)	The Pledge shall be a continuing first ranking security and shall not be considered as satisfied or discharged or prejudiced or waived or released by any intermediate payment, satisfaction or settlement of any part of the Secured Obligations and shall remain in full force and effect until its release in accordance with clause 9(b) (Application of Proceeds and Release of the Pledge).

(b)	The Pledge shall be cumulative, in addition to and independent of every other security which the Pledgee may at any time hold as security for the Secured Obligations or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Pledgee may now or at any time in the future have in respect of the Secured Obligations.

(c)	The Pledge shall not be prejudiced by any time or indulgence granted to any Person, or any abstention or delay by the Pledgee in perfecting or enforcing the Pledge or any security interest or rights or remedies that the Pledgee may now or at any time in the future have from or against the Pledgor or any other Person.

(d)	Neither the obligations of the Pledgor contained in this Pledge Agreement nor the rights, powers and remedies conferred upon the Pledgee by this Pledge Agreement or by law nor the Pledge created hereby shall be discharged, impaired or otherwise affected by:

(i)	any amendment to, or any variation, waiver or release of, any obligation of the Pledgor or any other Person under this Pledge Agreement or any other Loan Document; or

(ii)	any failure to take, or to fully take, any security contemplated by any Loan Document or otherwise agreed to be taken in respect of the Pledgor or any other Person under any Loan Document; or

(iii)	any failure to realise or to fully realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Pledgor’s or any other Person’s obligation under any Loan Document; or

(iv)	any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of the Company and the Pledgor contained in this Pledge Agreement, the rights, powers and remedies conferred upon the Pledgee by this Pledge Agreement, the Pledge or by law; or

(v)	any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing; or

(vi)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, this Pledge Agreement or any other Loan Document or any other agreement or instrument; or

7

(vii)	any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Secured Obligations or this Agreement (other than the payment in full in cash of all the Secured Obligations).

(e)	The Pledgee shall not be required to proceed against or claim payment from, or to divide any action between and against, any other Persons or enforce any guarantee or security before enforcing this Pledge.

(f)	For the avoidance of doubt, the Pledgor hereby waives any right it may have of first requiring the Pledgee to proceed against or claim payment from any other Person or enforce any guarantee or security before enforcing this Pledge.

(g)	Until this Pledge has been terminated and the rights, powers and remedies conferred on the Pledgee by this Pledge Agreement shall be discharged in accordance with clause 9, the Pledgor shall not by virtue of any payment made, security realised or security interest enforced or moneys received hereunder:

(i)	be subrogated to any rights, security, security interests or moneys held, received or receivable by the Pledgee or be entitled to any right of contribution or indemnity, or

(ii)	claim, rank, prove or vote as a creditor of the Company or other Person liable or its estate in competition with the Pledgee.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1	Representations and warranties

The Pledgor hereby represents and warrants that:

(a)	the Shares represent, on the date of execution of this Pledge Agreement, 100 per cent of the issued fully paid up, nonassessable and subscribed share capital of the Company;

(b)	the Company is a company duly incorporated and organized under Luxembourg law, validly existing and, as of the date of this Pledge Agreement, is not in liquidation;

(c)	upon completion of the actions referred to in clause 3(a) (Perfection of the Pledge) of this Pledge Agreement, this Pledge constitutes a first ranking security interest over the Shares not subject to any prior or pari passu encumbrance other than Liens permitted by Section 6.02. of the Credit Agreement and this Pledge is not liable to be avoided or otherwise set aside on the liquidation or insolvency of the Pledgor or otherwise;

(d)	the execution and delivery by the Pledgor and the performance of its obligations hereunder have been duly authorised and approved by a validly passed resolution of the board of managers of the Pledgor;

8

(e)	except for restrictions and limitations imposed by the Loan Documents or laws generally, the Shares are and will continue to be freely transferable and assignable and are not (and none of the Shares will be) subject to any option, right of first refusal, shareholders agreement, charter, articles of association or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Shares, the sale or disposition thereof pursuant hereto or the exercise by the Pledgee of rights and remedies under this Pledge Agreement;

(f)	except for the security interests granted under this Pledge Agreement and under any other Loan Documents, the Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Shares pledged in accordance with this Pledge Agreement, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge or transfer of, or create or permit to exist any security interest in or other Lien on, the Shares, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(g)	it will subscribe to all the increases in the share capital of the Company (if any);

(h)	no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the Pledge, other than such as have been obtained (if any) and are in full force and effect, except to the extent that the failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(i)	it will, and will cause the Company to, assist the Pledgee and generally make its best efforts (obligations de moyen), in order to obtain all necessary consents, approvals and authorisations from any relevant authorities (if any) in order to permit the exercise by the Pledgee of its rights and powers under this Pledge Agreement upon enforcement of the Pledge in accordance with clause 8;

(j)	the entry into and performance by the Pledgor of, and the transactions contemplated by, this Pledge Agreement do not and will not:

(i)	conflict with any law or regulation or judicial or official order applicable to it; or

(ii)	conflict with its constitutional documents or the constitutional documents of any issuer of any of the Shares; or

(iii)	conflict with any agreement or document which is binding upon it or any of its assets; or

9

(iv)	result in the creation or imposition of any security interest over any of the Shares (other than as contemplated by this Pledge Agreement or permitted by the Loan Documents);

except in the cases of clauses (i) and (iii) to the extent that such violation, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(k)	this Pledge Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms; and

(l)	it has full power, legal right and lawful authority to execute this Pledge Agreement and to pledge, assign and transfer the Shares in the manner and form hereof.

5.2	Covenants

The Pledgor covenants that until the Pledge shall be released by the Pledgee pursuant to clause 9 hereunder, it will immediately inform the Pledgee of any distress, attachment, execution or other legal process commenced in respect of the Shares or any of them.

5.3	Repetition of Representations and Warranties

The representations and warranties set out in this clause 5 are made on the date of this Pledge Agreement and are deemed to be repeated as set forth in Section 4.02 of the Credit Agreement.

6.	RIGHT TO VOTE AND DIVIDENDS

6.1	Right to vote

(a)	Subject to clause 8 (Enforcement of the Pledge) and clause 6.1 (b), the Pledgor shall remain the legal owner of the Shares (subject to any transfers made in compliance with the Credit Agreement) and, accordingly, the right to take part in the general meetings of the shareholder(s) of the Company and to vote therein shall remain vested in it. The Pledgor shall not, without the previous consent in writing of the Pledgee, exercise its voting powers in respect of the Shares in any manner which could materially and adversely affect the rights inuring to a holder of any of the Shares or the rights and remedies of any of the Pledgee or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Pledgee to exercise the same.

(b)	The Pledgor shall in addition perform any and all the obligations imposed upon it in its capacity as shareholder of the Company so as to preserve all rights conferred by the Shares.

(c)

During an Enforcement Time and after the Pledgee shall have notified the Pledgor and the Company of the suspension of its rights under paragraph (a) of this clause 6.1, all rights of the Pledgor to exercise the voting rights and powers it is entitled to exercise pursuant to paragraph (a) of this clause 6.1 shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall have the sole and exclusive right and authority to exercise such voting rights and powers; provided that, unless otherwise directed by the Required Lenders, the Pledgee shall have the right during an

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Enforcement Time to permit the Pledgor to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Pledgor shall have the exclusive right and authority to exercise the voting rights and powers it would otherwise be entitled to exercise pursuant to paragraph (a) of this clause 6.1. The Pledgee shall be entitled, during an Enforcement Time, to request the Pledgor to appoint the Pledgee (with full power of substitution) as the Pledgor’s irrevocable proxy, which the Pledgor hereby expressly accepts and acknowledges, to represent the Pledgor at one or more shareholders’ meetings and to exercise the voting rights in any manner the Pledgee deems fit for the purpose of protecting and/or enforcing its rights under the Pledge Agreement. The Pledgor shall do whatever is necessary in order to ensure that the exercise of the voting rights in these circumstances is facilitated and becomes possible for the Pledgee, including the issuing of a written proxy in any form required under applicable Law.

6.2	Right to dividend

(a)	Subject to clause 8 (Enforcement of the Pledge) and clause 6.2.(b), the Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Shares to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws.

(b)	During an Enforcement Time and after the Pledgee shall have notified the Pledgor and the Company of the suspension of its rights under paragraph (a) of this clause 6.2, all rights of the Pledgor to dividends, interest, principal or other distributions that it is authorized to receive pursuant to paragraph (a) of this clause 6.2 shall cease, and all such rights shall thereupon become vested in the Pledgee, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. Any and all money and other property paid over to or received by the Pledgee pursuant to the provisions of this paragraph (b) shall be retained by the Pledgee in an account to be established by the Pledgee upon receipt of such money or other property and shall be applied in accordance with the provisions of clause 9 of this Pledge Agreement. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, the Administrative Agent shall promptly repay to the Pledgor (without interest) all dividends, interest, principal or other distributions that the Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a) of this clause 6.2 and that remain in such account.

The Pledgor and the Pledgee agree that the Company is hereby directed (and the Company, by countersigning this Pledge Agreement, accepts), during an Enforcement Time after prior written notification to the Pledgor and the Company referred to in clause 6.2.(b) to make direct payment of all such dividends and other distributions to the Pledgee.

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7.	LIABILITY TO PERFORM AND FURTHER ASSURANCES

(a)	Notwithstanding anything to the contrary contained in this Pledge Agreement, the Pledgor shall remain liable to observe and perform all of the conditions and obligations assumed by it in respect of the Shares and the Pledgee shall be under no obligation or liability by reason of or arising out of this Pledge Agreement. The Pledgee shall not be required in any manner to perform or fulfil any obligations of the Pledgor in respect of the Shares, or to make any payment, or to make any enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or take any other action to collect or enforce the payment of any amount to which it may have been or to which it may be entitled hereunder at any time.

(b)	The Pledgor shall at its own expense promptly and duly execute and do all such assurances, acts and things as the Pledgee may reasonably require as being necessary for perfecting or protecting all or any of the rights, powers, authorities and discretions which are for the time being exercisable by the Pledgee under this Pledge Agreement in relation to the Shares for facilitating the enforcement of any such rights or any part thereof and in the exercise of all powers, authorities and discretions vested in the Pledgee.

8.	ENFORCEMENT OF THE PLEDGE

(a)	During an Enforcement Time, the Pledgee shall be entitled to enforce the Pledge. The Pledgee shall in particular be entitled to:

(i)	upon prior notice thereof to the Pledgor, sell or cause the sale of all or any part of the Shares on a stock exchange or by way of public auction as currently provided for by article 11 (1) b) and 11 (2) of the Collateral Law;

(ii)	request the Luxembourg courts that title to the Shares be assigned to the Pledgee for payment of all or any part of the outstanding amount of the Secured Obligations in accordance with an estimate made by an expert as currently provided for by article 11 (1) c) of the Collateral Law;

(iii)	appropriate the Shares at a price equal to the fair market value of the Shares as determined by an independent external auditor (réviseur d’entreprises) appointed upon the request of the Pledgee by the President of the Institut Luxembourgeois des Réviseurs d’Entreprise, as currently provided for by article 11 (1) a) of the Collateral Law;

(iv)	upon prior notice thereof to the Pledgor, sell or cause the Shares to be sold in a private transaction at arms’ length conditions (conditions commerciales normales), as currently provided for by article 11 (1) b) of the Collateral Law; and

(v)	subject to the giving of a prior notice thereof to the extent otherwise expressly required pursuant to the terms of this Pledge Agreement, act generally in relation to the Shares in such manner as the Pledgee acting reasonably shall determine, to the widest extent permitted by applicable law.

The Pledgee agrees to give the Pledgor prior notice of any action of the type referred to in clauses (ii) and (iii) above taken by the Pledgee; provided that, in the event the

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Pledgee shall have reasonably determined that it would not be practicable to give such notice prior to the taking of any such action, the Pledgee shall not be required to give such notice prior to the taking of such action but agrees to give the Pledgor a notice of such action promptly after the taking thereof.

(b)	The Pledgee shall have the right to request enforcement of all or part of the Shares in its discretion. No action, choice or absence of action in this respect, or partial enforcement, shall in any manner affect the Pledge as it then shall be (and in particular those Shares which have not been subject to enforcement). The Pledge shall continue to remain in full and valid existence until enforcement, discharge or termination hereof, as the case may be.

9.	APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE

(a)	Any monies received by the Pledgee in respect of the Shares following the enforcement of the Pledge in accordance with clause 8 (Enforcement of the Pledge) above and/or under the rights and powers hereby conferred shall be applied by the Pledgee as follows:

FIRST, to the payment of all costs and expenses incurred by the Pledgee in connection with such collection or sale or otherwise in connection with this Pledge Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Pledgee hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Pledgee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Pledge Agreement. Upon any sale of Shares by the Pledgee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Pledgee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Shares so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication thereof.

(b)	This Pledge Agreement, the Pledge and all other security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

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(c)	This Pledge Agreement and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(d)	In connection with any termination or release pursuant to paragraph (b) or (c) of this clause, the Pledgee shall execute and deliver to the Pledgor, at the Pledgor’s expense, all documents that the Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Pledgee pursuant to this clause shall be without recourse to or warranty by the Pledgee.

10.	FEES AND EXPENSES; INDEMNIFICATION

(a)	The Pledgor agrees to reimburse the Pledgee for its fees and expenses incurred under this Pledge Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Pledgor”.

(b)	Without limitation of its indemnification obligations under the other Loan Documents, the Pledgor agrees to indemnify the Pledgee and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Pledge Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence (négligence grave), wilful misconduct (faute intentionnelle) or serious misconduct (faute grave) of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

(c)	To the fullest extent permitted by applicable law, the Pledgor shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from (i) the gross negligence or wilful misconduct or serious misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)

The provisions of this clause 10 shall remain operative and in full force and effect regardless of the termination of this Pledge Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment

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of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this clause shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this clause 10. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

(e)	The Pledgee shall not be liable for any losses arising in connection with the exercise of any of its rights, powers and discretions hereunder save for liabilities and expenses arising from the gross negligence or wilful default or serious misconduct (faute grave) of the Pledgee (and its Related Parties), in each case as determined by a court of competent jurisdiction by final, non-appealable judgment.

11.	DELEGATION BY THE PLEDGEE

(a)	The Pledgee or any Person appointed by the Pledgee may at any time and from time to time delegate by power of attorney or in any other manner to any properly qualified Person or Persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Pledgee under this Pledge Agreement in relation to the Shares.

(b)	Any such delegation may be made upon such terms (including a power of substitution) and subject to such regulations as the Pledgee or such Person appointed by the Pledgee may think fit. The Pledgee shall as soon as practicable inform the Pledgor of the identity of the Person appointed pursuant to this clause 11.

(c)	The Pledgee or such Person appointed by the Pledgee shall not be in any way liable or responsible to the Pledgor for any loss or damage arising from any act, default, omission or serious misconduct on the part of any such delegate or sub-delegate except in the case of gross negligence or wilful default or serious misconduct of the Pledgee or such Person appointed by the Pledgee, as determined by a court of competent jurisdiction by final, non-appealable judgment.

12.	POWER OF ATTORNEY

(a)	The Pledgor hereby, in order to fully secure the performance of its obligations hereunder, irrevocably appoints the Pledgee and every Person appointed by the Pledgee hereunder to be its attorney (mandataire) acting severally, and on its behalf and in its name or otherwise during an Enforcement Time and after notice to the Pledgor, as provided under clause 6, to execute and do all such acts and things which the Pledgor is required to do and fails to do under the covenants and provisions contained in this Pledge Agreement (including, without limitation, to make any demand upon or to give any notice or receipt to the Company or any other Person).

(b)	The Pledgor hereby agrees to ratify and confirm, if need be, whatever any such attorney (as referred to in this clause 12(a) above) shall properly do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such clause, except in the case of gross negligence, wilful default or serious misconduct of the Pledgee or such Person appointed by the Pledgee, as determined by a court of competent jurisdiction by final, non-appealable judgment.

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13.	WAIVERS AND REMEDIES CUMULATIVE

No waiver of any of the terms hereof shall be effective unless in writing signed by the Pledgee. No delay in or non-exercise of any right by the Pledgee shall constitute a waiver. Any waiver may be on such terms as the Pledgee sees fit. The rights, powers and discretions of the Pledgee herein are additional to and not exclusive of those provided by law, by any agreement with or other security in favour of the Pledgee.

14.	NOTICES

All notices or other communications hereunder shall be sent in English as provided in Section 9.01 of the Credit Agreement.

15.	ASSIGNMENT

(a)	In the case of an assignment, transfer or novation by the Pledgee to one or several transferees of all or any part of its rights and obligations under the Credit Agreement, the Pledgee and the Pledgor hereby agree, that in such event, to the extent required under applicable law, the Pledgee shall preserve all of its rights under this Pledge Agreement as expressly permitted under article 1278 of the Luxembourg civil code, so that the security constituted by this Pledge Agreement (including the right to become owner of the Shares) shall automatically, and without any formality, benefit to any such transferees.

(b)	The Pledgor may not assign any of its rights under this Pledge Agreement. The Pledgee may assign all or any part of its rights under this Pledge Agreement in accordance with any Loan Document. Such assignment by the Pledgee shall be enforceable towards the Pledgor pursuant to the provisions of article 1690 of the Luxembourg civil code.

(c)	Whenever in this Pledge Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Administrative Agent that are contained in this Pledge Agreement shall bind and inure to the benefit of its respective successors and assigns.

16.	SEVERABILITY

Any provision of this Pledge Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The Parties shall endeavour in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

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17.	GOVERNING LAW AND JURISDICTION

(a)	This Pledge Agreement is governed by, and shall be construed in accordance with, Luxembourg law.

(b)	Any dispute arising in connection with this Pledge Agreement shall be exclusively submitted to the courts of the district of Luxembourg-City, Grand-Duchy of Luxembourg.

(c)	Nothing in this clause 17 limits the right of the Pledgee to bring proceedings against the Pledgor in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

18.	SURVIVAL OF AGREEMENT

All covenants, representations and warranties made by the Pledgor in this Pledge Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Pledge Agreement or any other Loan Document shall be considered to have been relied upon the Secured Parties and shall survive the execution and delivery of this Pledge Agreement, the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

19.	AMENDMENTS AND WAIVERS

(a)	No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Pledge Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this clause 19, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

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(b)	Neither this Pledge Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Pledgor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party consent to a departure by the Pledgor from any covenant of the Pledgor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

20.	EFFECTIVENESS

This Pledge Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Pledge Agreement shall become effective as to the Pledgor when a counterpart hereof executed on behalf of the Pledgor and the Company shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Pledgee, and thereafter shall be binding upon the Pledgor and the Company and the Pledgee and its respective permitted successors and assigns, and shall inure to the benefit of the Pledgor, the Pledgee and the other Secured Parties and their respective successors and assigns, except that the Pledgor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void).

IN WITNESS THEREOF the parties hereto have executed this Pledge Agreement in counterparts on the day and year first above written.

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SIGNATORIES

The Pledgor

Skype Technologies S.A.

by:

Name:

Title:

The Pledgee

JPMorgan Chase Bank, N.A.

by:

Name:

Title:

The Company acknowledges and accepts (i) the security interest (gage) constituted by this Pledge Agreement, (ii) the terms of clause 3(b) (Perfection of the Pledge) of this Pledge Agreement and (iii) the directions contained in clause 6.2(b) (Right to dividend) of this Pledge Agreement. The Company confirms (i) that it will provide the required assistance in respect of the perfection of the Pledge and (ii) that it shall perform as directed and that nothing in its articles of association or otherwise prevents it from complying with the above obligations and directions.

The Company:

Skype Software S.àr.l.

by:

Name:

Title:

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ANNEX C5

Pledge Over Receivables Agreement

among

Holdings,

Springboard Finance Holdco S.à r.l.,

Springboard Finance S.à r.l.,

Springboard Acquisitions S.à r.l.,

Skype Luxembourg Holdings S.à r.l.,

Skype Technologies S.A.,

Skype Communications S.à r.l.,

Skype Software S.à r.l.

and the

Administrative Agent

PLEDGE OVER RECEIVABLES AGREEMENT

DATED                      2009

AMONG

THE PLEDGORS AS DEFINED HEREIN

AND

JPMORGAN CHASE BANK, N.A.

AS PLEDGEE

IN THE PRESENCE OF

THE DEBTORS AS DEFINED HEREIN

relating to the Credit Agreement

Elvinger, Hoss & Prussen

2, place Winston Churchill

B.P. 425

L-2014 Luxembourg

www.ehp.lu

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Contents

1.	INTERPRETATION	3

1.1	Recitals	3

1.2	Definitions	3

1.3	Miscellaneous	5

2.	CREATION OF THE PLEDGE	5

3.	PRESERVATION OF THE PLEDGE	5

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS	7

4.1	Representations and warranties	7

4.2	Covenants	9

4.3	Repetition of Representations and Warranties	9

5.	POWER OF ATTORNEY	9

6.	ENFORCEMENT OF THE PLEDGE	9

7.	APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE	10

8.	FEES AND EXPENSES; INDEMNIFICATION	10

9.	WAIVERS AND REMEDIES CUMULATIVE	12

10.	NOTICES	12

11.	ASSIGNMENT	12

12.	AMENDMENTS AND WAIVERS	12

13.	SEVERABILITY	13

14.	EFFECTIVENESS	13

15.	GOVERNING LAW AND JURISDICTION	13

2

THIS PLEDGE OVER RECEIVABLES AGREEMENT is dated                      2009

BETWEEN

(1)	The entities as set out in Schedule 1 attached hereto (being all referred to as the “Pledgors” and each a “Pledgor”);

(2)	JPMorgan Chase Bank, N.A., a national banking association organized under the laws of the United States of America with an office located at 270 Park Avenue, New York, NY 10017, in its capacity as administrative agent for the Secured Parties (as defined herein), and its successors in such capacity as provided in the Credit Agreement (the “Pledgee”);

in the presence of:

(3)	the Debtors as defined herein.

(The Pledgors, the Pledgee and the Debtors shall each be referred to as a “Party” and, collectively, the “Parties”).

WHEREAS

(A)	Springboard Group S.àr.l., a société à responsibilité limitée organized under the laws of Luxembourg (“Holdings”), Springboard Finance, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, are party to a Credit Agreement dated as of November 19, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Pledgors will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.

(B)	The Pledgors have agreed to grant a pledge over the Pledged Claims (as defined below) to the Pledgee as security for the Secured Obligations (as defined below) subject to the terms of this Agreement (as defined herein).

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Recitals

The recitals (A) to (B) above are an integral part of this Agreement.

1.2	Definitions

(a)	Terms defined in the Credit Agreement or in the US Collateral Agreement shall, subject to clause 1.2 b) below, have the same meaning in this Agreement.

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(b)	In this Agreement, unless the contrary intention appears or the context otherwise requires:

Agreement means this pledge over receivables agreement.

Collateral Law means the Luxembourg law on financial collateral arrangements of 5 August 2005.

Credit Agreement has the meaning ascribed to that term in the recitals of this Agreement.

Debtors means the debtors as set out in Schedule 2 attached hereto.

Enforcement Time means any time at which an Event of Default has occurred and is continuing.

Intercompany Loan means any promissory note, intercompany loan or other Indebtedness, whether or not evidenced by a promissory note or any other agreement, owing to any Pledgor by any Debtor.

Pledge means the security interest over the Pledged Claims as created and constituted by, and in accordance with, this Agreement.

Pledged Claims means all claims, regardless of the nature thereof (including interest, default interest, commissions, expenses, costs, indemnities and any other amounts due thereunder), whether actual, future or contingent, whether owed jointly or severally, and whether subordinated or not, owed by any Debtor to any Pledgor including, without limitation, all claims under any Intercompany Loan and, to the maximum extent permitted by law, any accessory rights, claims or actions, including any security interest or rights, under whatever law, attaching to such claims or granted to any Pledgor as security for such claims.

Secured Obligations has the meaning ascribed to that term in the US Collateral Agreement.

Secured Parties has the meaning ascribed to that term in the US Collateral Agreement.

US Collateral Agreement means the U.S. Collateral Agreement dated as of November 19 2009, among Springboard Finance, L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, on behalf of itself and the other Secured Parties.

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1.3	Miscellaneous

(a)	Clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement.

(b)	Words importing the singular shall include the plural and vice-versa.

(c)	Definitions of, or references to, any agreement (including this Agreement or any other Loan Document) shall be construed as referring to such agreement as from time to time amended, amended and restated, supplemented or otherwise modified.

2.	CREATION OF THE PLEDGE

(a)	Each Pledgor hereby pledges (affecte en nantissement), and the Pledgee accepts, the Pledged Claims owing to such Pledgor as continuing first ranking security (gage de premier rang) for the due and full payment, discharge and performance of the Secured Obligations of such Pledgor.

(b)	Each Debtor, by countersigning this Agreement, hereby recognises and accepts the Pledge in accordance with article 5(3) of the Collateral Law.

(c)	Prior to the occurrence of an Event of Default which is continuing, any payments under any Pledged Claims may be made by any Debtor to the applicable Pledgor and in a manner consistent with the relevant provisions of any Loan Document.

(d)	During an Enforcement Time and after notice by the Pledgee has been delivered to the Pledgors and the Debtors of the exercise of its rights under this clause 2(d):

(i) the Pledgors shall not be entitled to, and shall not, give any instruction or exercise any right in respect of the Pledged Claims, nor receive any payment/repayment in respect of any Pledged Claims save in such manner as the Pledgee may direct in writing; and

(ii) the Pledgee alone shall be entitled to receive any payment in respect of any Pledged Claims and may exercise at its discretion (in the name of any Pledgor or otherwise) all and any rights attached thereto provided that, unless otherwise directed by the Required Lenders, the Pledgee shall have the right during an Enforcement Time to permit the Pledgors to exercise all such rights and receive payments in respect of any Pledged Claims. After all Events of Default have been cured or waived and the Borrower has delivered to the Pledgee a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Pledgee pursuant to this paragraph (d) shall cease, and the Pledgors shall have the exclusive right and authority to exercise the rights they would otherwise be entitled to exercise pursuant to paragraph (i) and (ii) of this paragraph (d) and the Pledgee shall promptly thereafter instruct the Debtors to resume payments in respect of the Pledged Claims to the Pledgors.

3.	PRESERVATION OF THE PLEDGE

(a)	The Pledge shall be a continuing first ranking security and shall not be considered as satisfied or discharged or prejudiced or waived or released by any intermediate payment, satisfaction or settlement of any part of the Secured Obligations and shall remain in full force and effect until its release in accordance with clause 7 (Application of Proceeds and Release of the Pledge).

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(b)	The Pledge shall be cumulative, in addition to and independent of every other security which the Pledgee may at any time hold as security for the Secured Obligations or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Pledgee may now or at any time in the future have in respect of the Secured Obligations.

(c)	The Pledge shall not be prejudiced by any time or indulgence granted to any Person, or any abstention or delay by the Pledgee in perfecting or enforcing the Pledge or any security interest or rights or remedies that the Pledgee may now or at any time in the future have from or against any Pledgor or any other Person.

(d)	Neither the obligations of the Pledgors contained in this Agreement nor the rights, powers and remedies conferred upon the Pledgee by this Agreement or by law nor the Pledge created hereby shall be discharged, impaired or otherwise affected by:

(i)	any amendment to, or any variation, waiver or release of, any obligation of any Pledgor or any other Person under this Agreement or any other Loan Document; or

(ii)	any failure to take, or to fully take, any security contemplated by any Loan Document or otherwise agreed to be taken in respect of any Pledgor or any other Person under any Loan Document; or

(iii)	any failure to realise or to fully realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any Pledgor’s or any other Person’s obligation under any Loan Document; or

(iv)	any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of any Pledgor contained in this Agreement or the rights, powers and remedies conferred upon the Pledgee by this Agreement, by the Pledge or by law; or

(v)	any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing; or

(vi)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, this Agreement or any other Loan Document or any other agreement or instrument; or

(vii)	any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of the Secured Obligations or this Agreement (other than the payment in full in cash of all the Secured Obligations).

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(e)	The Pledgee shall not be required to proceed against or claim payment from, or to divide any action between and against, any other Persons or enforce any guarantee or security before enforcing this Pledge.

(f)	For the avoidance of doubt, each Pledgor hereby waives any right it may have of first requiring the Pledgee to proceed against or claim payment from any other Person or enforce any guarantee or security before enforcing this Pledge.

(g)	Until this Pledge has been terminated and the rights, powers and remedies conferred on the Pledgee by this Agreement shall be discharged in accordance with clause 7 of this Agreement the Pledgors shall not by virtue of any payment made, security realised or security interest enforced or moneys received hereunder:

(i)	be subrogated to any rights, security, security interests or moneys held, received or receivable by the Pledgee or be entitled to any right of contribution or indemnity, or

(ii)	claim, rank, prove or vote as a creditor of any Debtor or other Person liable or its estate in competition with the Pledgee.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1	Representations and warranties

The Pledgors hereby jointly and severally represent and warrant that:

(a)	each Pledgor is a company duly incorporated and organized under Luxembourg law validly existing and, as of the date of this Agreement, is not in liquidation;

(b)	the execution and delivery by the Pledgors and the performance of their respective obligations hereunder have been duly authorised and approved by a validly passed resolution of the board of managers of the relevant Pledgor;

(c)	each Pledgor has good and valid rights in and title to the Pledged Claims except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties and assets for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Pledgee, for the benefit of the Secured Parties, the security interest in such Pledged Claims pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(d)	the entry into and performance by each Pledgor of, and the transactions contemplated by, this Agreement do not and will not:

(i)	conflict with any law or regulation or judicial or official order applicable to it; or

(ii)	conflict with its constitutional documents; or

7

(iii)	conflict with any agreement or document which is binding upon it or any of its assets; or

(iv)	result in the creation or imposition of any security interest over any of the Pledged Claims (other than as contemplated by this Agreement or permitted by the Loan Documents);

except in the cases of clauses (i) and (iii) to the extent that such violation, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(e)	except for the security interests granted under this Agreement and under any other Loan Documents, the Pledgors (i) are and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the relevant Pledged Claims in accordance with this Agreement, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Claims, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(f)	no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the Pledge, other than such as have been obtained (if any) and are in full force and effect, except to the extent that the failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(g)	they will, and will cause the Debtors to, assist the Pledgee and generally make their respective best efforts (obligations de moyen), in order to obtain all necessary consents, approvals and authorisations from any relevant authorities (if any) in order to permit the exercise by the Pledgee of its rights and powers under this Agreement upon enforcement of the Pledge in accordance with clause 6;

(h)	by virtue of the execution and delivery by the Pledgors and the Debtors of this Agreement, the Pledgee will obtain a legal, valid, first-ranking security interest (“gage de premier rang”) and perfected pledge over the Pledged Claims not subject to any prior or pari passu security interest except for Liens permitted pursuant to Section 6.02. of the Credit Agreement, as security for the payment and performance of the Secured Obligations;

(i)	this Agreement constitutes the legal, valid and binding obligation of the Pledgors, enforceable in accordance with its terms; and

8

(j)	the Pledgors have full power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer the Pledged Claims in the manner and form hereof.

4.2	Covenants

Each Pledgor further undertakes that it will cooperate with the Pledgee and, at its sole cost and expense, promptly execute and deliver to the Pledgee all such documents and do such further acts reasonably required by the Pledgee, or by applicable law, with a view to (i) perfecting, protecting and preserving the security created by this Agreement and (ii) facilitating the enforcement or realisation of the Pledge and rights of the Pledgee under this Agreement.

4.3	Repetition of Representations and Warranties

The representations and warranties set out in this clause 4 are made on the date of this Agreement and are deemed to be repeated as set forth in Section 4.02 of the Credit Agreement.

5.	POWER OF ATTORNEY

(a)	Each Pledgor hereby, in order to fully secure the performance of its obligations hereunder, irrevocably appoints the Pledgee and every Person appointed by the Pledgee hereunder to be its attorney (mandataire) acting severally, and on its behalf and in its name or otherwise during an Enforcement Time and after notice to the Pledgor, to execute and do all such acts and things which such Pledgor is required to do and fails to do under the covenants and provisions contained in this Agreement (including, without limitation, to make any demand upon or to give any notice or receipt to any Debtor or any other Person).

(b)	Each Pledgor hereby agrees to ratify and confirm, if need be, whatever any such attorney (as referred to in this clause 5(a) above) shall properly do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such clause, except in the case of gross negligence, wilful default or serious misconduct of the Pledgee or such Person appointed by the Pledgee, as determined by a court of competent jurisdiction by final, non-appealable judgment.

6.	ENFORCEMENT OF THE PLEDGE

(a)	Subject to clause 2, during an Enforcement Time the Pledgee shall be entitled to enforce the Pledge in the most favourable manner provided for by the Collateral Law and without having regard to the interest of any Pledgor or any Debtor. The Pledgee shall, in particular, be entitled, subject to clause 2(d), to require any Debtor to make payment of all amounts due by such Debtor under any Pledged Claims directly to the Pledgee, acting on behalf of the Secured Parties.

(b)	The Parties expressly agree that the Pledgee, whatever the legal proceedings used, may partially enforce the Pledge.

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7.	APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE

(a)	The Pledgee shall apply the proceeds of any collection or sale of the Pledged Claims, including any Pledged Claims consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Pledgee in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Pledgee hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Pledgee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Pledged Claims by the Pledgee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Pledgee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Claims so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication thereof.

(b)	This Agreement, the Pledge and all other security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

(c)	This Agreement and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(d)	In connection with any termination or release pursuant to paragraph (b) or (c) of this clause, the Pledgee shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Pledgee pursuant to this clause shall be without recourse to or warranty by the Pledgee.

8.	FEES AND EXPENSES; INDEMNIFICATION

(a)	Each Pledgor agrees to reimburse the Pledgee for its fees and expenses incurred under this Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to the “Pledgor”.

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(b)	Without limitation of its indemnification obligations under the other Loan Documents, each Pledgor agrees to indemnify the Pledgee and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence (négligence grave), wilful misconduct (faute intentionnelle) or serious misconduct (faute grave) of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

(c)	To the fullest extent permitted by applicable law, no Pledgor shall assert, and each Pledgor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted (i) from the gross negligence or wilful misconduct or serious misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)	The provisions of this clause 8 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this clause shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this clause 8. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

(e)	The Pledgee shall not be liable for any losses arising in connection with the exercise of any of its rights, powers and discretions hereunder save for liabilities and expenses arising from the gross negligence or wilful default or serious misconduct of the Pledgee (and its Related Parties), in each case as determined by a court of competent jurisdiction by final, non-appealable judgment.

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9.	WAIVERS AND REMEDIES CUMULATIVE

No waiver of any of the terms hereof shall be effective unless in writing signed by the Pledgee. No delay in or non-exercise of any right by the Pledgee shall constitute a waiver. Any waiver may be on such terms as the Pledgee sees fit. The rights, powers and discretions of the Pledgee herein are additional to and not exclusive of those provided by law, by any agreement with or other security in favour of the Pledgee.

10.	NOTICES

All notices or other communications hereunder shall be sent in English as provided in Section 9.01 of the Credit Agreement.

11.	ASSIGNMENT

(a)	In the case of an assignment, transfer or novation by the Pledgee to one or several transferees of all or any part of its rights and obligations under the Credit Agreement, the Pledgee and the Pledgors hereby agree, that in such event, to the extent required under applicable law, the Pledgee shall preserve all of its rights under this Agreement as expressly permitted under article 1278 of the Luxembourg civil code, so that the security constituted by this Agreement (including the right to become owner of the Pledged Claims) shall automatically, and without any formality, benefit to any such transferees.

(b)	The Pledgors may not assign any of their respective rights under this Agreement. The Pledgee may assign all or any part of its rights under this Agreement in accordance with any Loan Document. Such assignment by the Pledgee shall be enforceable towards any Pledgor pursuant to the provisions of article 1690 of the Luxembourg civil code.

(c)	Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of its respective successors and assigns.

12.	AMENDMENTS AND WAIVERS

(a)

No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this clause 12, and then such waiver or consent shall be effective only in the specific instance and

12

for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b)	Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and any Pledgor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Pledgor from any covenant of such Pledgor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

13.	SEVERABILITY

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The Parties shall endeavour in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

14.	EFFECTIVENESS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to each Pledgor and each Debtor when a counterpart hereof executed on behalf of such Pledgor and such Debtor shall have been delivered to the Pledgee and a counterpart hereof shall have been executed on behalf of the Pledgee, and thereafter shall be binding upon such Pledgor and the Pledgee and its respective permitted successors and assigns, and shall inure to the benefit of the Pledgors, the Pledgee and the other Secured Parties and their respective successors and assigns, except that no Pledgor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void).

15.	GOVERNING LAW AND JURISDICTION

(a)	This Agreement is governed by, and shall be construed in accordance with, Luxembourg law.

(b)	Any dispute arising in connection with this Agreement shall be submitted to the courts of the district of Luxembourg-City, Grand-Duchy of Luxembourg.

13

(c)	Nothing in this clause 15 limits the right of the Pledgee to bring proceedings against the Pledgors in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

14

IN WITNESS THEREOF the Parties hereto have executed this Agreement in counterparts on the day and year first above written.

SIGNATORIES

On behalf of Springboard Group S.àr.l., as Pledgor

By:

Title:

On behalf of Springboard Finance Holdco S.àr.l., as Pledgor

By:

Title:

On behalf of Springboard Finance S.àr.l., as Pledgor

By:

Title:

15

On behalf of Springboard Acquisitions S.àr.l., as Pledgor

By:

Title:

On behalf of Skype Luxembourg Holdings S.àr.l., as Pledgor

By:

Title:

On behalf of Skype Technologies S.A., as Pledgor

By:

Title:

On behalf of Skype Communications S.àr.l., as Pledgor

By:

Title:

16

On behalf of Skype Software S.àr.l., as Pledgor

By:

Title:

On behalf JPMorgan Chase Bank, N.A., as Pledgee

By:

Title:

17

FOR ACKNOWLEDGEMENT AND ACCEPTANCE of the security interest constituted by this Agreement and the terms and conditions thereof, in particular clauses 2 (Pledge), 3 (Preservation of the Pledge) and 6 (Enforcement of the Pledge) of this Agreement. Each of the Debtors confirms (i) that it will provide any required assistance in respect of the perfection of the Pledge and (ii) that nothing in such Debtor’s articles of association or otherwise prevents it from complying with the above obligations and directions.

On behalf of Springboard Group S.àr.l., as Debtor

By:

Title:

On behalf of Springboard Finance Holdco S.àr.l., as Debtor

By:

Title:

On behalf of Springboard Finance S.àr.l., as Debtor

By:

Title:

18

On behalf of Springboard Acquisitions S.àr.l., as Debtor

By:

Title:

On behalf of Skype Luxembourg Holdings S.àr.l., as Debtor

By:

Title:

On behalf of Skype Technologies S.A., as Debtor

By:

Title:

On behalf of Skype Communications S.àr.l., as Debtor

By:

Title:

19

On behalf of Skype Software S.àr.l., as Debtor

By:

Title:

On behalf of Springboard Acquisitions Corp., as Debtor

By:

Title:

On behalf of Skype Inc., as Debtor

By:

Title:

On behalf of Springboard Finance, L.L.C., as Debtor

By:

Title:

20

On behalf of Springboard Finance Holdco, L.L.C., as Debtor

By:

Title:

On behalf of Sonorit Holdings AS, as Debtor

By:

Title:

On behalf of Sonorit Aps, as Debtor

By:

Title:

21

Schedule 1

The Pledgors

1.	Springboard Group S.à r.l., a société à responsabilité limitée organised under the laws of Luxembourg, having its registered office at 65, boulevard Grande-Duchesse Charlotte, L-1351 Luxembourg and being registered with the Registre de Commerce et des Sociétés in Luxembourg (the “RCS”) under number RCS B 141.496 and having at the date hereof a share capital of (“Holdings”)

2.	Springboard Finance Holdco S.à r.l., a société à reponsabilité limitée, incorporated under Luxembourg laws, having its registered office in 65, boulevard Grande Duchesse Charlotte, L-1331 Luxembourg and being registered with the RCS under number RCS B 149.196 and having at the date hereof a share capital of (“Springboard Finance Holdco”);

3.	Springboard Finance S.à r.l., a société à reponsabilité limitée, incorporated under Luxembourg laws, having its registered office in 65, boulevard Grande Duchesse Charlotte, L-1331 Luxembourg and being registered with the RCS under number RCS B 148.309 and having at the date hereof a share capital of (“Springboard Finance”);

4.	Springboard Acquisitions S.à r.l., a société à reponsabilité limitée, incorporated under Luxembourg laws, having its registered office in 65, boulevard Grande Duchesse Charlotte, L-1331 Luxembourg and being registered with the RCS under number RCS B 141.504 and having at the date hereof a share capital of (“Springboard Acquisitions”);

5.	Skype Luxembourg Holdings S.à r.l., a société à responsabilité limitée, incorporated under Luxembourg laws, having its registered office in 7, Val Ste Croix, L-1371 Luxembourg and being registered with the RCS under number RCS B 111.886 and having at the date hereof a share capital of (“Skype Luxembourg Holdings”);

6.	Skype Technologies S.A., a société anonyme, incorporated under Luxembourg laws, having its registered office in 22/24 boulevard Royal, L-2449 Luxembourg and being registered with the RCS under number RCS B 96.677 (“Skype Technologies”);

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7.	Skype Communications S.à r.l., a société à responsabilité limitée, incorporated under Luxembourg laws, having its registered office in 22/24 boulevard Royal, L-2449 Luxembourg and being registered with the RCS under number RCS B 100.468 and having at the date hereof a share capital of (“Skype Communications”); and

8.	Skype Software S.à r.l., a société à responsabilité limitée, incorporated under Luxembourg laws, having its registered office in 22/24 boulevard Royal, L-2449 Luxembourg and being registered with the RCS under number RCS B 100.467 and having at the date hereof a share capital of (“Skype Software”).

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Schedule 2

The Debtors

[Please insert full names of the companies]

1.	Holdings;

2.	Springboard Finance Holdco;

3.	Springboard Finance;

4.	Springboard Acquisitions;

5.	Skype Luxembourg Holdings;

6.	Skype Technologies;

7.	Skype Communications;

8.	Skype Software;

9.	Springboard Acquisitions Corp., a corporation incorporated under the laws of Delaware, having its registered office in 1209 Orange Street, Wilmington, New Castle County, DE 19801, U.S.A., registered under number 4724830;

10.	Skype Inc., a corporation incorporated under the laws of Delaware, having its registered office in 160 Greentree Drive, Suite 101, Dover, Kent County, DE 19904, U.S.A., registered under number 3807180;

11.	Springboard Finance, L.L.C., a limited liability company incorporated under the laws of Delaware, having its registered office in 1209 Orange Street, Wilmington, New Castle County, DE 19801, U.S.A., registered under number 4725120;

24

12.	Springboard Finance Holdco, L.L.C., a limited liability company incorporated under the laws of Delaware, having its registered office in 1209 Orange Street, Wilmington, New Castle County, DE 19801, U.S.A., registered under number 4725119;

13.	Sonorit Holdings AS a company incorporated under the laws of [ ], having its registered office at [ ], registered under number [ ]; and

14.	Sonorit Aps a company incorporated under the laws of [ ], having its registered office at [ ], registered under number [ ].

[To be further completed]

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ANNEX C6

Pledge Over Receivables Agreement

between

Skype Communications S.à r.l.

and the

Administrative Agent

SKYPE COMMUNICATIONS S.AR.L.

AS PLEDGOR

AND

JPMORGAN CHASE BANK, N.A.

AS PLEDGEE

PLEDGE OVER RECEIVABLES AGREEMENT

Elvinger, Hoss & Prussen

2, place Winston Churchill

B.P. 425

L-2014 Luxembourg

www.ehp.lu

1

Contents

1.	INTERPRETATION	4

1.1	Recitals	4

1.2	Definitions	4

1.3	Miscellaneous	5

2.	PLEDGE	5

3.	PRESERVATION OF THE PLEDGE	6

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS	8

4.1	Representations and warranties	8

4.2	Covenants	10

4.3	Repetition of Representations and Warranties	10

5.	POWER OF ATTORNEY	10

6.	ENFORCEMENT OF THE PLEDGE	10

7.	APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE	10

8.	FEES AND EXPENSES; INDEMNIFICATION	11

9.	WAIVERS AND REMEDIES CUMULATIVE	12

10.	NOTICES	13

11.	ASSIGNMENT	13

12.	AMENDMENTS AND WAIVERS	13

13.	SEVERABILITY	14

14.	EFFECTIVENESS	14

15.	GOVERNING LAW AND JURISDICTION	14

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THIS PLEDGE OVER RECEIVABLES AGREEMENT is dated [—] November 2009

BETWEEN

(1)	Skype Communications S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of Luxembourg with its registered office at 22/24, boulevard Royal L-2449 Luxembourg, registered with the Registre de Commerce et des Sociétés in Luxembourg under number R.C.S. B 100 468 and having at the date hereof a share capital of EUR 31,000 (the “Pledgor”); and

(2)	JPMorgan Chase Bank, N.A., a national banking association organised under the laws of the United States of America with an office located at 270 Park Avenue, New York, NY 10017, in its capacity as administrative agent for the Secured Parties (as defined herein), and its successors in such capacity as provided in the Credit Agreement (the “Pledgee”);

(The Pledgor and the Pledgee shall each be referred to as a “Party” and, collectively, the “Parties”).

WHEREAS

(A)	Springboard Group S.àr.l., a société à responsabilité limitée organized under the laws of Luxembourg (“Holdings”), Springboard Finance, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, are party to a Credit Agreement dated as of 19 November 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Pledgor will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit.

(B)	The Pledgor has agreed to grant a pledge over the Pledged Claims (as defined below) to the Pledgee as security for the Secured Obligations (as defined below) subject to the terms of this Agreement (as defined herein).

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IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Recitals

The recitals (A) to (B) above are an integral part of this Agreement.

1.2	Definitions

(a)	Terms defined in the Credit Agreement or in the US Collateral Agreement shall, subject to clause 1.2 b) below, have the same meaning in this Agreement.

b)	In this Agreement, unless the contrary intention appears or the context otherwise requires:

Agreement means this pledge over receivables agreement.

Collateral Law means the Luxembourg law on financial collateral arrangements of 5 August 2005.

Credit Agreement has the meaning ascribed to that term in the recitals of this Agreement.

Debtor means PayPal (Europe) S.àr.l. et Cie, S.C.A. a société en commandite par actions incorporated under Luxembourg law, having its registered office at 22/24, boulevard Royal L- 2449 Luxembourg, and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number RCS B 118.349 duly licensed as a credit institution within the meaning of article 2 of the Luxembourg act dated 5 April 1993 on the financial sector, as amended, and under the prudential supervision of the Luxembourg supervisory authority, the Commission de Surveillance du Secteur Financier.

Enforcement Time means any time at which an Event of Default has occurred and is continuing.

PayPal Agreement means that certain PayPal payment processing agreement for merchant service dated as of 15 November 2009, between the Pledgor and the Debtor (including, for the avoidance of doubt, the user agreement for PayPal services in a version dated 14 October 2009 (the “User Agreement”).

Pledge means the security interest over the Pledged Claims as created and constituted by, and in accordance with, this Agreement.

Pledged Claims means all the accounts receivable and book debts to which the Pledgor is entitled and each other obligation or liability to pay money to or for the

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benefit of the Pledgor, in each case under the terms of the PayPal Agreement, together with, to the maximum extent permitted by law, any accessory rights, claims or actions, including any security interest or rights, under whatever law, attaching to such accounts receivable or book debts.

Secured Obligations has the meaning ascribed to that term in the US Collateral Agreement.

Secured Parties has the meaning ascribed to that term in the US Collateral Agreement.

US Collateral Agreement means the U.S. Collateral Agreement dated as of 19 November 2009, among Springboard Finance L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, on behalf of itself and the other Secured Parties.

1.3	Miscellaneous

(a)	Clause headings are inserted for convenience of reference only and shall be ignored in construing this Agreement.

(b)	Words importing the singular shall include the plural and vice-versa.

(c)	Definitions of, or references to, any agreement (including this Agreement or any other Loan Document) shall be construed as referring to such agreement as from time to time amended, amended and restated, supplemented or otherwise modified.

2.	PLEDGE

(a)	As continuing first ranking (premier rang) security for the due and full payment, discharge and performance of the Secured Obligations of the Pledgor, the Pledgor agrees to pledge and hereby pledges (affecte en nantissement) the Pledged Claims, subject to the PayPal Claims (as defined below) to, and in favour of, the Pledgee, who accepts the Pledge as agent (mandataire) in the name and on behalf of the Secured Parties.

(b)

Notice of Pledge in the form as set out in Schedule 1 attached hereto shall be delivered promptly by the Pledgor to the Debtor in accordance with article 5(3) of the Collateral Law and the Pledgor shall procure that the Debtor served with such notice countersigns and returns the form of acknowledgement set out in Schedule 1 to this Agreement. The Debtor shall, at that time, (i) acknowledge and accept the Pledge in favour of the Pledgee and (ii) waive particularly for the benefit of the Pledgee, any present and future security interest, right of set-off or right of retention over the Pledged Claims existing in favour of the Debtor, except that for the purpose of payment of the Debtor’s claims against the Pledgor arising under the PayPal Agreement (the “PayPal Claims”), such as, without limitation, any claims arising from fees, commissions, interest and indemnities, and including, for the avoidance of doubt and without limitation, any claim of the Debtor against the Pledgor arising from

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the Debtor’s (i) right to set-off amounts from the Account (as defined in the PayPal Agreement) pursuant to clause 2 (Fees) (in particular, sub-clauses 2.7 and 2.9) and sub-clause 13.23 (Fees Payable from Account) of the PayPal Agreement and clause 8 (Fees) of the User Agreement, (ii) right to be indemnified pursuant to clause 12 (Breach and Liability) (in particular, sub-clause 12.4 (Indemnity)) of the PayPal Agreement, (iii) right to reverse payment [pursuant to clause [ ] of the PayPal Agreement], (iv) right to suspend the Account [pursuant to clause [ ] of the PayPal Agreement], (v) right to hold the Pledgor’s funds for up to 180 calendar days [pursuant to clause [ ] of the PayPal Agreement], (vi) right to place a Reserve (as defined in the PayPal Agreement) on the Pledgor’s funds held in the Account [pursuant to clause [ ] of the PayPal Agreement] and (vii) right to place a hold on any payment pursuant to clause 10 (Your Liability - Actions we may take) (in particular, sub-clauses 10.1 to 10.5 (inclusive) of the User Agreement), the Debtor will be entitled to deduct from the Pledged Claims, upon such claims arising, any PayPal Claims due in favour of the Debtor.

(c)	Prior to the occurrence of an Event of Default which is continuing, any payments under any Pledged Claims may be made by the Debtor to the Pledgor and in a manner consistent with the relevant provisions of any Loan Document.

(d)	During an Enforcement Time and after notice by the Pledgee has been delivered to the Pledgor and the Debtor (as set out in Schedule 2) of the exercise of its rights under this clause 2 (d):

(i) the Pledgor shall not be entitled to, and shall not, give any instruction or exercise any right in respect of the Pledged Claims nor receive any payment/repayment in respect of any Pledged Claims save in such manner as the Pledgee may direct in writing; and

(ii) the Pledgee alone shall be entitled to receive any payment in respect of any Pledged Claims and may exercise at its discretion (in the name of the Pledgor or otherwise) all and any rights attached thereto;

provided that, unless otherwise directed by the Required Lenders, the Pledgee shall have the right during an Enforcement Time to permit Pledgor to exercise all such rights and receive payments in respect of any Pledged Claims. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (d) shall cease, and the Pledgor shall have the exclusive right and authority to exercise the rights it would otherwise be entitled to exercise pursuant to paragraph (i) and (ii) of this paragraph (d) and the Administrative Agent shall promptly thereafter instruct the Debtor to resume payments in respect of the Pledged Claims to the Pledgor.

3.	PRESERVATION OF THE PLEDGE

(a)	The Pledge shall be a continuing first ranking (subject to the PayPal Claims) security and shall not be considered as satisfied or discharged or prejudiced or waived or released by any intermediate payment, satisfaction or settlement of any part of the Secured Obligations and shall remain in full force and effect until its release in accordance with clause 7 (Application of Proceeds and Release of the Pledge).

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(b)	The Pledge shall be cumulative, in addition to and independent of every other security which the Pledgee may at any time hold as security for the Secured Obligations or any rights, powers and remedies provided by law and shall not operate so as in any way to prejudice or affect or be prejudiced or affected by any security interest or other right or remedy which the Pledgee may now or at any time in the future have in respect of the Secured Obligations.

(c)	The Pledge shall not be prejudiced by any time or indulgence granted to any Person, or any abstention or delay by the Pledgee in perfecting or enforcing the Pledge or any security interest or rights or remedies that the Pledgee may now or at any time in the future have from or against the Pledgor or any other Person.

(d)	Neither the obligations of the Pledgor contained in this Agreement nor the rights, powers and remedies conferred upon the Pledgee by this Agreement or by law nor the Pledge created hereby shall be discharged, impaired or otherwise affected by:

(i)	any amendment to, or any variation, waiver or release of, any obligation of the Pledgor or any other Person under this Agreement or any other Loan Document; or

(ii)	any failure to take, or to fully take, any security contemplated by any Loan Document or otherwise agreed to be taken in respect of the Pledgor or any other Person under any Loan Document; or

(iii)	any failure to realise or to fully realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of the Pledgor’s or any other Person’s obligation under any Loan Document; or

(iv)	any other act, event or omission which might operate to discharge, impair or otherwise affect any of the obligations of the Pledgor contained in this Agreement or the rights, powers and remedies conferred upon the Pledgee by this Agreement, by the Pledge or by law; or

(v)	any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing; or

(vi)	any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, this Agreement or any other Loan Document or any other agreement or instrument; or

(vii)	any other circumstance that might otherwise constitute a defense available to, or a discharge of any Loan Party in respect of the Secured Obligations or this Agreement (other than the payment in full in cash of all the Secured Obligations).

(e)	The Pledgee shall not be required to proceed against or claim payment from any other Persons, or to divide any action between and against, any other persons or enforce any guarantee or security before enforcing this Pledge.

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(f)	For the avoidance of doubt, the Pledgor hereby waives any right it may have of first requiring the Pledgee to proceed against or claim payment from any other Person or enforce any guarantee or security before enforcing this Pledge.

(g)	Until this Pledge has been terminated and the rights, powers and remedies conferred on the Pledgee by this Agreement shall be discharged in accordance with clause 7 of this Agreement the Pledgor shall not by virtue of any payment made, security realised or security interest enforced or moneys received hereunder:

(i)	be subrogated to any rights, security, security interests or moneys held, received or receivable by the Pledgee or be entitled to any right of contribution or indemnity, or

(ii)	claim, rank, prove or vote as a creditor of the Debtor or other Person liable or its estate in competition with the Pledgee.

4.	REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1	Representations and warranties

The Pledgor hereby represents and warrants that:

(a)	the Pledgor is a company duly incorporated and organised under Luxembourg law, validly existing and, as of the date of this Agreement, is not in liquidation;

(b)	the execution and delivery by the Pledgor and the performance of its obligations hereunder have been duly authorised and approved by a validly passed resolution of the board of managers of the Pledgor;

(c)	the Pledgor has good and valid rights in and title to the Pledged Claims except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties and assets for such intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Pledgee, for the benefit of the Secured Parties, the security interest in such Pledged Claims pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(d)

except for the security interests granted under this Agreement and under any other Loan Documents, the Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the relevant Pledged Claims in accordance with this Agreement, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Claims, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title

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or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(e)	it will, and will cause the Company to, assist the Pledgee and generally make their best efforts (obligations de moyen), in order to obtain all necessary consents, approvals and authorisations from any relevant authorities (if any) in order to permit the exercise by the Pledgee of its rights and powers under this Agreement upon enforcement of the Pledge in accordance with clause 6;

(f)	no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the Pledge, other than such as have been obtained (if any) and are in full force and effect, except to the extent that the failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(g)	the Pledgee, upon delivery by the Pledgor of the notice of Pledge as provided for under clause 2 (b) of this Agreement, will obtain a legal, valid, perfected and first-ranking (subject to the PayPal Claims) security interest (“gage de premier rang”) over the Pledged Claims not subject to any prior or pari passu security interest except for Liens permitted pursuant to Section 6.02. of the Credit Agreement, as security for the payment and performance of the Secured Obligations;

(h)	the entry into and performance by the Pledgor of, and the transactions contemplated by, this Agreement do not and will not:

(i) conflict with any law or regulation or judicial or official order applicable to it; or

(ii) conflict with its constitutional documents; or

(iii) conflict with any agreement or document which is binding upon it or any of its assets; or

(iv) result in the creation or imposition of any security interest over any of the Pledged Claims (other than as contemplated by this Agreement or permitted by the Loan Documents);

except in the cases of clauses (i) and (iii) to the extent that such violation, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect;

(i)	this Agreement constitutes the legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms; and

(j)	the Pledgor has full power, legal right and lawful authority to execute this Agreement and to pledge, assign and transfer the Pledged Claims in the manner and form hereof.

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4.2	Covenants

The Pledgor further undertakes that it will cooperate with the Pledgee and, at its sole cost and expense, promptly execute and deliver to the Pledgee all such documents and do such further acts reasonably required by the Pledgee, or by applicable law, with a view to (i) perfecting, protecting and preserving the security created by this Agreement and (ii) facilitating the enforcement or realisation of the Pledge and rights of the Pledgee under this Agreement.

4.3	Repetition of Representations and Warranties

The representations and warranties set out in this clause 4 are made on the date of this Agreement and are deemed to be repeated as set forth in Section 4.02 of the Credit Agreement.

5.	POWER OF ATTORNEY

(a)	The Pledgor hereby, in order to fully secure the performance of its obligations hereunder, irrevocably appoints the Pledgee and every person appointed by the Pledgee hereunder to be its attorney (mandataire) acting severally, and on its behalf and in its name or otherwise during an Enforcement Time and after notice to the Pledgor, to execute and do all such acts and things which the Pledgor is required to do and fails to do under the covenants and provisions contained in this Agreement (including, without limitation, to make any demand upon or to give any notice or receipt to the Debtor or any other Person).

(b)	The Pledgor hereby agrees to ratify and confirm, if need be, whatever any such attorney (as referred to in clause 5(a) above) shall properly do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in such clause, except in the case of gross negligence, wilful default or serious misconduct of the Pledgee or such Person appointed by the Pledgee, as determined by a court of competent jurisdiction by final, non appealable judgment.

6.	ENFORCEMENT OF THE PLEDGE

(a)	Subject to clause 2, during an Enforcement Time, the Pledgee shall be entitled to enforce immediately the Pledge in the most favourable manner provided for by Collateral Law and without having regard to the interests of the Pledgor or the Debtor. The Pledgee shall, in particular, be entitled, subject to clause 2(d), to require the Debtor to make payment of all amounts due by it under any Pledged Claims directly to the Pledgee, acting on behalf of the Secured Parties.

(b)	The Parties expressly agree that the Pledgee, whatever the legal proceedings used, may partially enforce the Pledge.

7.	APPLICATION OF PROCEEDS AND RELEASE OF THE PLEDGE

(a)	The Pledgee shall apply the proceeds of any collection or sale of the Pledged Claims, including any Pledged Claims consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Pledgee in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including

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all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Pledgee hereunder or under any other Loan Document on behalf of any Loan Party and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

THIRD, to the Pledgor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Pledgee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Pledged Claims by the Pledgee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Pledgee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Claims so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication thereof.

(b)	This Agreement, the Pledge and all other security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

(c)	This Agreement and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(d)	In connection with any termination or release pursuant to paragraph (b) or (c) of this clause, the Pledgee shall execute and deliver to the Pledgor, at such Pledgor’s expense, all documents that the Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Pledgee pursuant to this clause shall be without recourse to or warranty by the Pledgee.

8.	FEES AND EXPENSES; INDEMNIFICATION

(a)	The Pledgor agrees to reimburse the Pledgee for its fees and expenses incurred under this Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the Pledgor”.

(b)

Without limitation of its indemnification obligations under the other Loan Documents, the Pledgor agrees to indemnify the Pledgee and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any

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counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from gross negligence or wilful misconduct or serious misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

(c)	To the fullest extent permitted by applicable law, the Pledgor shall not assert, and the Pledgor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from (i) the gross negligence or wilful misconduct or serious misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d)	The provisions of this clause 8 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this clause shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this clause 8. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

(e)	The Pledgee shall not be liable for any losses arising in connection with the exercise of any of its rights, powers and discretions hereunder save for liabilities and expenses arising from the gross negligence or wilful misconduct or serious misconduct of the Pledgee (and its Related Parties) in each case as determined by a court of competent jurisdiction by final, non-appealable judgment.

9.	WAIVERS AND REMEDIES CUMULATIVE

No waiver of any of the terms hereof shall be effective unless in writing signed by the Pledgee. No delay in or non-exercise of any right by the Pledgee shall constitute a waiver. Any waiver may be on such terms as the Pledgee sees fit. The rights, powers and discretions of the Pledgee herein are additional to and not exclusive of those provided by law, by any agreement with or other security in favour of the Pledgee.

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10.	NOTICES

All notices or other communications hereunder shall be sent in English as provided in Section 9.01 of the Credit Agreement.

11.	ASSIGNMENT

(a)	In the case of an assignment, transfer or novation by the Pledgee to one or several transferees of all or any part of its rights and obligations under the Credit Agreement, the Pledgee and the Pledgors hereby agree, that in such event, to the extent required under applicable law, the Pledgee shall preserve all of its rights under this Agreement as expressly permitted under article 1278 of the Luxembourg civil code, so that the security constituted by this Agreement (including the right to become owner of the Pledged Claims) shall automatically, and without any formality, benefit to any such transferees.

(b)	The Pledgor may not assign any of its rights under this Agreement. The Pledgee may assign all or any part of its rights under this Agreement in accordance with any Loan Document. Such assignment by the Pledgee shall be enforceable towards any Pledgor pursuant to the provisions of article 1690 of the Luxembourg civil code.

(c)	Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of its respective successors and assigns.

12.	AMENDMENTS AND WAIVERS

(a)	No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this clause 12, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

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(b)	Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Pledgor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by the Pledgor from any covenant of the Pledgor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

13.	SEVERABILITY

Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The Parties shall endeavour in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

14.	EFFECTIVENESS

This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. This Agreement shall become effective as to the Pledgor when a counterpart hereof executed on behalf of the Pledgor shall have been delivered to the Pledgee and a counterpart hereof shall have been executed on behalf of the Pledgee, and thereafter shall be binding upon the Pledgor and the Pledgee and their respective permitted successors and assigns, and shall inure to the benefit of the Pledgor, the Pledgee and the other Secured Parties and their respective successors and assigns, except that the Pledgor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void).

15.	GOVERNING LAW AND JURISDICTION

(a)	This Agreement is governed by, and shall be construed in accordance with, Luxembourg law.

(b)	Any dispute arising in connection with this Agreement shall be submitted to the courts of the district of Luxembourg-City, Grand-Duchy of Luxembourg.

(c)	Nothing in this clause 15 limits the right of the Pledgee to bring proceedings against the Pledgor in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

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IN WITNESS THEREOF the Parties hereto have executed this Agreement in counterparts on the day and year first above written.

SIGNATORIES

On behalf of SKYPE COMMUNICATIONS S.À R.L. , as Pledgor

By:

Title: Manager

On behalf JPMORGAN CHASE BANK, N.A., as Pledgee

By:

Title:

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Schedule 1

[ON THE LETTERHEAD OF THE PLEDGOR]

NOTICE OF PLEDGE OVER RECEIVABLES

HELD BY JPMorgan Chase Bank, N.A.

To:	PayPal (Europe) S.àr.l. et Cie, S.C.A.

22, boulevard Royal L- 2449 Luxembourg

Dear Sirs,

We refer to the PayPal payment processing agreement dated as of 15 November 2009, between us and PayPal (Europe) S.àr.l. et Cie, S.C.A. (the “PayPal Agreement”).

We hereby give you notice, for purposes of Article 5(3) of the Luxembourg law of 5 August 2005 on financial collateral arrangements as well as any other applicable laws, that under a pledge over receivables agreement dated [    ] November 2009 (the “Pledge Agreement”) between us and JPMorgan Chase Bank N.A. (the “Administrative Agent”) we have pledged in favour of the Administrative Agent, for the benefit of itself and certain other banks and financial institutions as security for certain credit facilities, all accounts receivable and book debts to which we are entitled under the PayPal Agreement, and each other obligation or liability to pay money to or for our benefit under the PayPal Agreement. A copy of the Pledge Agreement is attached hereto.

In accordance with clause 2(b) of the Pledge Agreement, we hereby request you to (i) accept the Pledge in favour of the Pledgee and (ii) waive particularly for the benefit of the Pledgee, any present and future security interest, right of set-off or right of retention over the Pledged Claims existing in your favour, except that for the purpose of payment of your claims against us arising under the PayPal Agreement (the “PayPal Claims”), such as, without limitation, any claims arising from fees, commissions, interest and indemnities, and including, for the avoidance of doubt and without limitation, any of your claim against the Pledgor arising from your (i) right to set-off amounts from the Account (as defined in the PayPal Agreement) pursuant to clause 2 (Fees) (in particular, sub-clauses 2.7 and 2.9) and sub-clause 13.23 (Fees Payable from Account) of the PayPal Agreement and clause 8 (Fees) of the User Agreement, (ii) right to be indemnified pursuant to clause 12 (Breach and Liability) (in particular, subclause 12.4 (Indemnity)) of the PayPal Agreement, (iii) right to reverse payment [pursuant to clause [    ] of the PayPal Agreement], (iv) right to suspend the Account [pursuant to clause [    ] of the PayPal Agreement], (v) right to hold the Pledgor’s funds for up to 180 calendar days [pursuant to clause [    ] of the PayPal Agreement], (vi) right to place a Reserve (as defined in the PayPal Agreement) on the Pledgor’s funds held in the Account [pursuant to clause [    ] of

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the PayPal Agreement] and (vii) right to place a hold on any payment pursuant to clause 10 (Your Liability - Actions we may take) (in particular, sub-clauses 10.1 to 10.5 (inclusive) of the User Agreement, etc.), you will be entitled to deduct from the Pledged Claims, upon such claims arising, any PayPal Claims due in your favour.

In accordance with clause 2(d) of the Pledge Agreement, during an Enforcement Time and after notice by the Pledgee has been delivered to the Pledgor and the Debtor (the “Event of Default Notice”, a copy of which is attached hereto) of the exercise of the Pledgee’s rights under clause 2 (d) of the Pledge Agreement:

(i) the Pledgor shall not be entitled to, and shall not, give any instruction or exercise any right in respect of the Pledged Claims nor receive any payment/repayment in respect of any Pledged Claims save in such manner as the Pledgee may direct in writing; and

(ii) the Pledgee alone shall be entitled to receive any payment in respect of any Pledged Claims and may exercise at its discretion (in the name of the Pledgor or otherwise) all and any rights attached thereto.

Each capitalised term used but not defined herein shall have the meaning assigned hereto in the Pledge Agreement.

Yours sincerely,

SKYPE COMMUNICATIONS S.A R.L.

By:

Title: [ ]

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Acknowledgment of receipt

We, PayPal (Europe) S.àr.l. et Cie, S.C.A., a société en commandite par actions incorporated under Luxembourg law, having its registered office at 22/24, boulevard Royal L-2449 Luxembourg, and being registered with the Registre de Commerce et des Sociétés in Luxembourg under number RCS B 118.349, hereby acknowledge the receipt of the notice of pledge over receivables held by JPMorgan Chase Bank, N.A., as pledgee, dated [date] November 2009, and acknowledges and accept the security interest (gage) constituted by the Pledge Agreement in favour of JPMorgan Chase Bank, N.A., as pledgee, and the terms of the Pledge Agreement, in particular, but not limited to, the terms of clause 2 of the Pledge Agreement.

Dated: [date]

PayPal (Europe) S.àr.l. et Cie, S.C.A.

Represented by:

By:

Title:

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Schedule 2

[ON THE LETTERHEAD OF THE PLEDGEE]

[DATE]

BY FAX AND REGISTERED MAIL

URGENT

To:	PayPal (Europe) S.àr.l. et Cie, S.C.A.

22/24, boulevard Royal

L-2449 Luxembourg

Grand Duchy of Luxembourg

Facsimile [number]

Attention: […]

Copy to:	Skype Communications S.à r.l.

22/24, boulevard Royal

L-2449 Luxembourg

Grand Duchy of Luxembourg

Facsimile: [number]

Attention: The Managers

Dear Sirs,

We refer to a receivables pledge agreement dated [date] November, 2009 (the “Pledge Agreement”) between Skype Communications S.à r.l., as pledgor (the Pledgor), and JPMorgan Chase Bank, as pledgee acting in its capacity as Administrative Agent for and on behalf of the Secured Parties, which was notified to you in accordance with a notice executed by the Pledgor on [date] November, 2009 and acknowledged and accepted by you on [date] November 2009.

Each capitalised term used but not defined herein shall have the meaning assigned hereto in the Pledge Agreement.

Due to the occurrence of an Event of Default which is continuing , we hereby notify you of the enforcement of the pledge of the Pledged Claims (as defined in the Pledge Agreement) on [date] in respect of the PayPal Agreement pursuant to the Pledge Agreement.

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We also hereby instruct you not to execute any instructions nor make any payment/repayment in respect of any Pledged Claims to the Pledgor save in such manner as we may direct you in writing, we request that you sign the acknowledgement attached hereto.

Yours faithfully,

JPMorgan Chase Bank, N.A. as Pledgee acting in its capacity as Administrative Agent

By:
Title:

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ANNEX E1

Charge Over Shares

between

Skype Technologies S.A.

and the

Administrative Agent

                    2009

SKYPE TECHNOLOGIES S.A.

as the Chargor

- and -

JPMORGAN CHASE BANK, N.A.

as the Chargee

CHARGE OVER SHARES

Herbert Smith LLP

1

i

THIS DEED is made on                      2009

BETWEEN:

(1)	SKYPE TECHNOLOGIES S.A. (a public limited company (société anonyme) registered with the Luxembourg Registre de Commerce et des Sociétés with registration number R.C.S. Luxembourg B96.677) whose registered office is at 22/24 Boulevard Royal, L-2449, Luxembourg, Grand-Duchy of Luxembourg (the “Chargor”); and

(2)	JPMORGAN CHASE BANK, N.A. (a company organised and existing under the laws of the United States of America with an office located at 270 Park Avenue, New York, NY 10017) acting in its capacity as the administrative agent for and on behalf of the Secured Parties as defined herein (the “Chargee”).

WHEREAS:

A.	Under and pursuant to the Credit Agreement dated as of 19 November 2009 (the “Credit Agreement”) entered into by and among, inter alia SPRINGBOARD GROUP S.àr.l., SPRINGBOARD FINANCE, L.L.C. (the “Borrower”), the Lenders as defined therein (the “Lenders”) and the Chargee, as Administrative Agent, the Lenders agree to provide certain loan facilities to the Borrower under the terms and subject to the conditions as set out in the Credit Agreement.

B.	The Chargor is the legal and beneficial owner of 100% of the issued and paid-up capital of SKYPE SINGAPORE PTE. LTD., a company incorporated in Singapore with registration number 200823031C, whose registered address is at 77 Robinson Road, #05-00 Robinson 77, Singapore 068896 (the “Company”).

C.	The obligations of the Lenders to make the loan facilities under the Credit Agreement to the Borrower are conditioned on, among other things, the execution of this Deed and the charge by the Chargor to the Chargee, for the benefit of the Secured Parties, of the Shares (as defined herein) as security for the Secured Obligations (as defined herein).

D.	The Chargor agrees that it is in the commercial interest of the Chargor to enter into this Deed.

IT IS AGREED as follows:

1.	DEFINITIONS, CONSTRUCTION AND THIRD PARTY RIGHTS

1.1	Definitions

Terms defined in the Credit Agreement and the US Collateral Agreement shall, unless otherwise defined in this Deed, bear the same meaning when used in this Deed and the following terms shall have the following meanings:

“CLPA” means the Conveyancing and Law of Property Act, Cap. 61 of Singapore.

“Default Rate” means the rate of interest specified in, and calculated in accordance with, Section 2.13(c) of the Credit Agreement.

“Legal Reservations” means:

(A)	the principle that equitable remedies may be granted or refused at the discretion of a court; the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors; and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction;

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(B)	the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence or similar reasons; the time barring of claims under applicable limitation laws; the possibility that Security, even if expressed to be fixed in nature, will only amount to a floating charge; the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void; and defences of set-off or counterclaim and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction; and

(C)	any other general principles, reservations or qualifications in each case as to matters of law contained in any legal opinions delivered to the Secured Parties in connection with this Deed.

“Perfection Requirements” means the making or the procuring of the appropriate registrations, filings, endorsements, notarisations, stampings and or notifications in accordance with any applicable time limits imposed by law or regulation, in respect of this Deed and/or the Security created thereunder.

“Receiver” means any person appointed by the Chargee to be a receiver or receiver and manager or administrative receiver of the property subject to the security created by this Deed or any part thereof.

“Related Investment Rights” means all allotments, rights, benefits and advantages (including all voting rights) whatsoever at any time accruing, offered or arising in respect of or incidental to the Shares and all money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest or otherwise in respect of the Shares.

“Related Property Rights” means, in relation to any property or asset:

(A)	the proceeds of sale and/or other realisation of that property or asset (or any part thereof or interest therein);

(B)	all options, agreements, rights, benefits, indemnities, guarantees, warranties or covenants for title in respect of such property or asset; and

(C)	all rights under any agreement in respect of such property or asset.

“Secured Obligations” has the meaning given to that term in the US Collateral Agreement.

“Secured Parties” has the meaning given to that term in the US Collateral Agreement.

“Security” means any Lien as defined in the Credit Agreement.

“Security Period” means the period from the date of this Deed until the date on which (a) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash,

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(b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

“Share Transfer Form” means a blank, undated share transfer form executed by the Chargor in the form set out in Appendix A.

“Shareholder Letter of Authority” means the letter of authority executed by the Chargor in the form set out in Appendix B.

“Shares” means:

(A)	the entire issued share capital of the Company, from time to time, being at the date of this Deed 1,000,000 ordinary shares in the share capital of the Company legally and beneficially owned by the Chargor;

(B)	all Related Investment Rights in respect thereof; and

(C)	all Related Property Rights in respect thereof.

“Tax” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Agency.

“US Collateral Agreement” means the U.S. collateral agreement dated as of 19 November 2009 among Springboard Finance, L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as administrative agent, on behalf of itself and the other Secured Parties.

1.2	Construction and Third Party Rights

1.2.1	Unless a contrary indication appears, any reference in this Deed to:

(A)	the singular includes the plural and vice versa;

(B)	the “Chargee”, any “Secured Party”, any “Loan Party” and the “Chargor” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(C)	“assets” includes present and future properties, revenues and rights of every description;

(D)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(E)	a provision of law is a reference to that provision as amended or re-enacted;

(F)	a Clause or a Schedule is a reference to a clause of or a schedule to this Deed;

(G)	this Deed shall be construed as references also to any separate or independent stipulation or agreement contained in it;

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(H)	another agreement (including the Credit Agreement) shall be construed as a reference to such agreement as the same may have been amended, amended and restated, supplemented, novated, varied or otherwise modified from time to time;

(I)	any form of property or asset (including the Shares) shall include a reference to all or any part of that property or asset; and

(J)	the word “including” is without limitation.

1.2.2	Clause and Schedule headings are for ease of reference only.

1.2.3	The words “other”, “or otherwise” and “whatsoever” shall not be construed eiusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to.

1.2.4	No term of this Deed is enforceable under the Contracts (Rights of Third Parties) Act, Cap. 53B of Singapore by a person who is not a party to this Deed, except in accordance with Clause 18.13.4 (Fees and Expenses: Indemnification) and except that, for the avoidance of doubt, the Chargee’s successors in title, permitted assigns, permitted transferees and all its successors as the Chargee for the Lenders under and pursuant to the Credit Agreement may enforce this Deed as though a party hereto.

1.3	Implied Covenants for Title

The obligations of the Chargor under this Deed shall be in addition to the covenants for title deemed to be included in this Deed by virtue of the CLPA.

1.4	Effect as a Deed

This Deed is intended to take effect as a deed notwithstanding that any party may have executed it under hand only.

1.5	Agency Provisions

The Chargee holds the benefit of this Deed as agent for the Secured Parties in accordance with the terms of the Credit Agreement.

2.	COVENANT TO PAY

2.1	Covenant to Pay Secured Obligations

The Chargor covenants with the Chargee and the other Secured Parties that it will pay and discharge the Secured Obligations of the Chargor owed by it when due.

2.2	Potential Invalidity

Neither the covenant to pay in Clause 2.1 (Covenant to Pay Secured Obligations) nor the obligation to pay interest pursuant to Clause 2.3 (Interest) nor the security created by this Deed shall extend to or include any liability or sum which would, but for this Clause 2.2, cause such covenant, obligation or security to be unlawful under Singapore or Luxembourg law.

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2.3	Interest

To the fullest extent permitted by applicable laws, the Chargor hereby agrees to pay to the Chargee, in respect of any amount unpaid and due from it in accordance with this Deed, interest on such overdue amount at the Default Rate.

3.	SECURITY

3.1	Security Interest

The Chargor hereby charges to the Chargee by way of first fixed charge with full title guarantee and as a continuing security for the payment and discharge of the Secured Obligations of the Chargor all of the Chargor’s rights to and title and interest from time to time in any and each of the Shares.

4.	FURTHER ASSURANCE

4.1	The Chargor shall promptly upon request by the Chargee execute (in such form as the Chargee may reasonably require) such documents (including assignments, transfers, mortgages, charges, notices and instructions) in favour of the Chargee or its nominees and do all such assurances and things as the Chargee may reasonably require for:

4.1.1	perfecting and/or protecting (by registration or in any other way) the Security created or intended to be created by this Deed; and

4.1.2	facilitating the realisation of all or any part of the Shares.

5.	GENERAL UNDERTAKINGS WITH RESPECT TO THE SHARES

5.1	The Chargor undertakes to the Chargee with respect to the Shares that:

5.1.1	Negative Pledge

it shall not create or attempt to create or permit to subsist or arise any Security on, over or affecting the Shares or any part of them other than Security permitted by Section 6.02 of the Credit Agreement;

5.1.2	Disposals

it shall not (in a single transaction or a series of transactions, whether related or not) sell, transfer, lease or otherwise dispose of the Shares or any part of them, other than as permitted under the Credit Agreement;

5.1.3	Nominees

it has not and shall not appoint any nominee to exercise or enjoy all or any of its rights in relation to the Shares; and

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5.1.4	Title

it shall defend its title or interest thereto or therein against any and all Security (other than the Security created by this Deed and the other Loan Documents and Security permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all persons whomsoever.

6.	UNDERTAKINGS WITH RESPECT TO SHARES

6.1	Security Obligations

As security for its obligations and liabilities under this Deed:

6.1.1	the Chargor has delivered, or procured there to be delivered to the Chargee:

(A)	all share certificates in respect of the Shares; and

(B)	a Share Transfer Form in respect of the Shares together with the Shareholder Letter of Authority in respect of the Shares;

6.1.2	the Chargor will deliver, or procure there to be delivered, to the Chargee promptly upon issue to it of any further shares in the capital of the Company which will come within the meaning of Shares under this Deed:

(A)	all share certificates in respect of those further shares; and

(B)	(if those further shares are in registered form) Share Transfer Forms in respect of such further shares together with the Shareholder Letter of Authority in respect of such further shares; and

6.1.3	such other documents as the Chargee may reasonably require from time to time for the purpose of perfecting its title to the Shares or for the purpose of vesting the same in itself, its nominee or any purchaser or presenting the same for registration at any time, all of which will be held by the Chargee during the Security Period.

6.2	Registration of transfers

Following the occurrence of an Event of Default which is continuing and following notification by the Chargee to the Chargor of its intent to exercise such rights, the Chargor shall procure that, as and when required by the Chargee, all Shares which are in registered form are duly registered in the name of the Chargee or its nominee once a transfer relating to those Shares is presented for that purpose.

6.3	Calls

The Chargor shall duly and promptly pay all calls, instalments or other payments which may be due and payable in respect of the Shares and, for the avoidance of doubt, no Secured Party shall incur any liability in respect of any amounts due from the Chargor in respect of the Shares.

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6.4	Dividends

6.4.1	At all times before the occurrence of an Event of Default which is continuing and before notification by the Chargee as contemplated in Clause 6.4.2 below, the Chargor shall be entitled to receive all dividends, Related Investment Rights or other monies which may be paid or payable in respect of the Shares.

6.4.2	Following the occurrence of an Event of Default which is continuing and following notification by the Chargee to the Chargor of the suspension of the Chargor’s relevant rights, the Chargee (or its nominee) shall be entitled to receive all dividends, Related Investment Rights or other monies which may be paid or payable in respect of the Shares. The Chargor shall, to the extent that such dividends or other monies have not been paid directly to the Chargee (or its nominee), take all reasonable steps as may be required to ensure that such dividends, Related Investment Rights or other monies are paid to the Chargee (or its nominee). In any event, any such dividends, Related Investment Rights or other monies received by the Chargor shall, on and after the occurrence of an Event of Default which is continuing and after notification by the Chargee in accordance with this Clause, be held on trust by the Chargor for the Chargee (or its nominee) and shall be paid to the Chargee (or its nominee).

6.4.3	Any and all money and other property paid over to or received by the Chargee pursuant to the provisions of Clause 6.4.2 above shall be retained by the Chargee in an account to be established by the Chargee upon receipt of such money or other property and shall be applied in accordance with the provisions of Clause 13 (Application of monies received under this Deed). After all Events of Default have been cured or waived and the Borrower has delivered to the Chargee a certificate of a Responsible Officer of the Borrower to that effect in accordance with the terms of the Credit Agreement and the other Loan Documents, the Chargee shall promptly repay to the Chargor (without interest) all dividends, interest, principal or other distributions that the Chargor would otherwise be permitted to retain pursuant to the terms of Clause 6.4.1 and that remain in such account.

6.5	Voting Rights and Other Matters

6.5.1	At all times before the occurrence of an Event of Default which is continuing and before notification by the Chargee in accordance with Clause 6.5.2 below, the Chargor shall exercise (or direct the Chargee to exercise on its behalf) all voting rights and/or consensual powers in respect of the Shares or any part of them provided that the Chargor shall not exercise (or direct the exercise of) such voting rights and/or consensual powers in any manner that could materially and adversely affect the rights of a holder of any Shares or the rights and remedies of any of the Chargee or any of the other Secured Parties under this Deed or any other Loan Document or the ability of the Secured Parties to exercise the same.

6.5.2	Following the occurrence of an Event of Default which is continuing and following notification by the Chargee to the Chargor of its intent to exercise such rights or to suspend the relevant rights of the Chargor, the Chargee may in such manner and on such terms as it sees fit (in the name of the Chargor or otherwise and without the need for further consent from the Chargor):

(A)	exercise (or refrain from exercising) any voting rights in respect of the Shares or, as the case may be, require the Chargor to exercise (or refrain from exercising) any such voting rights in accordance with the directions of the Chargee (in which event, the Chargor shall comply with all such directions of the Chargee); and/or

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(B)	apply all dividends and other monies arising from the Shares in accordance with Clause 13 (Application of Monies Received Under this Deed); and/or

(C)	without prejudice to any other provision of this Deed, transfer the Shares into the name of a nominee or transferee of the Chargee as the Chargee may require; and/or

(D)	exercise (or refrain from exercising) all or any of the powers and rights conferred upon or exercisable by the legal or beneficial owner of the Shares.

6.5.3	Unless otherwise directed by the Required Lenders, the Chargee shall have the right from time to time following and during the continuance of an Event of Default to permit the Chargor to exercise all voting rights in respect of the Shares. After all Events of Default have been cured or waived and the Borrower has delivered to the Chargee a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Chargee pursuant to this Clause 6.5 (Voting Rights and Other Matters) shall cease, and the Chargor shall have the exclusive right to exercise the voting rights and powers they would otherwise be entitled to exercise pursuant to Clause 6.5.1 above.

6.6	Notices by Chargee

Any notice given by the Chargee to the Chargor in accordance with Clauses 6.4 (Dividends) or 6.5 (Voting Rights and Other Matters): (i) may be given by telephone if promptly confirmed in writing; and (ii) may suspend the rights of the Chargor under Clauses 6.2 (Registration of transfers), 6.4 (Dividends) or 6.5 (Voting Rights and Other Matters) in part without suspending all such rights (as specified by the Chargee in its sole and absolute discretion) and without waiving or otherwise affecting the Chargee’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

6.7	Liability of Chargee

The Chargor agrees with the Chargee that no Secured Party nor any nominee of a Secured Party will have any liability for:

6.7.1	failing to present any coupon or other document relating to any of the Shares;

6.7.2	accepting or failing to accept any offer relating to any of the Shares;

6.7.3	failing to attend or vote at any meetings relating to the Shares;

6.7.4	failing to notify the Chargor of any matters mentioned in this Clause 6.7 or of any communication received by the Chargee in relation to the Shares; or

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6.7.5	any loss arising out of or in connection with the exercise or non-exercise of any rights or powers attaching or accruing to the Shares or which may be exercised by the Chargee or any nominee for the Chargee under this Deed (whether or not upon a sale or other realisation of the Shares a better price could have or might have been obtained by either deferring or advancing the date of sale or realisation or otherwise).

7.	RIGHTS OF THE CHARGEE

7.1	Enforcement

7.1.1	At any time on and after the occurrence of an Event of Default and for so long as such is continuing, the security created pursuant to this Deed shall be immediately enforceable and the Chargee may in its absolute discretion either in its own name or in the name of the Chargor without notice to the Chargor or the prior authorisation of any court:

(A)	enforce all or any part of the security created by this Deed and take possession of or dispose of all or any of the Shares in each case at such times and upon such terms as it sees fit;

(B)	whether or not it has appointed a Receiver, exercise all of the powers, authorities and discretions conferred from time to time on mortgagees by the CLPA (as varied or extended by this Deed) or by law and granted to a Receiver by this Deed or by law; and

(C)	collect, get in or call in all or any part of the Shares at such times and in such manner and generally on such terms and conditions as the Chargee may think fit;

and without prejudice to the generality of the above:

(D)	sell, exchange, convert into money or otherwise dispose of or realise or concur in selling, exchanging, converting into money or otherwise disposing of or realising the Shares or any part thereof either by public offer or private contract and for such consideration and on such terms as it may think fit (without any obligation to use any particular manner or procedure) and so that (without prejudice to the generality of the foregoing) it may do any of those things for a consideration consisting of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable or deliverable in a lump sum whether immediately or on a deferred basis or by instalments spread over such period as it may think fit, and any such disposal or realisation shall be concluded and decided to be in a commercially reasonable manner;

(E)	exercise or cause or permit the exercise of any powers or rights incidental to the ownership of the Shares or any part thereof in such manner as it may think fit and in particular any voting and/or other rights attached to any of the Shares;

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(F)	settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands relating in any way to the Shares or any part thereof;

(G)	bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to the Shares or any part thereof as may seem to it to be expedient; and

(H)	do all such other acts and things as it may consider necessary or desirable for the realising of the Shares or any part thereof or incidental or conducive to any of the matters, powers or authorities conferred on it under or by virtue of this Deed to exercise in relation to the Shares or any part thereof all such powers, authorities and things as it would be capable of exercising if it were the absolute beneficial owner of the same.

7.1.2	Notwithstanding any other provision of this Deed, the Chargee shall:

(A)	give the Chargor no less than 10 days’ written notice (which the Chargor agrees is reasonable notice) of the Chargee’s intention to sell the Shares; and

(B)	give the Chargor prior notice of the Chargee taking possession of all or any of the Shares,

provided that, in the case of paragraph (B) above, in the event the Chargee shall have reasonably determined that it would not be practicable to give such notice prior to the taking of such action, the Chargee shall not be required to give such notice prior to the taking of such action but agrees to give the Chargor a notice of such action promptly after the taking thereof.

7.1.3	In any sale or disposal referred to in this Clause, the Chargee may itself purchase the Shares or any part thereof free from any right of redemption on the part of the Chargor which is hereby waived and released.

7.1.4	The Chargor agrees that, upon any sale or disposal of the Shares or any part thereof which the Chargee shall make or purport to make under the provisions of this Deed, a statement in writing from the Chargee that the Security created by this Deed has become enforceable and that the power of sale has become exercisable shall be conclusive evidence of the fact in favour of any purchaser or other person to whom any of the Shares may be transferred and such purchaser or other person will take the same free of any rights of the Chargor. The Chargor undertakes to indemnify the Chargee against any claim which may be made against the Chargee by such purchaser or any other person by reason of any defect in its title to the Shares.

7.2	Restrictions on Consolidation of Mortgages

Section 21 of the CLPA shall not apply to this Deed or to any sale made under it. The Chargee shall have the right to consolidate all or any of the security created by or pursuant to this Deed with any other security in existence at any time. Such power may be exercised by the Chargee at any time on or after the occurrence of an Event of Default which is continuing and subject to the requirements of Clause 7.1.2 (Enforcement).

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7.3	Restrictions on Exercise of Power of Sale

Section 25 of the CLPA shall not apply to this Deed to restrict the exercise by the Chargee of its power of sale which shall arise on the date of this Deed (and the Secured Obligations shall be deemed to have become due and payable for that purpose). The power of sale and other powers conferred by section 24 of the CLPA as varied or extended by this Deed shall be immediately exercisable by the Chargee at any time on or after the occurrence of an Event of Default which is continuing subject to the requirements of Clause 7.1.2 (Enforcement).

7.4	No Prior Notice Needed

The powers of the Chargee set out in Clauses 7.2 (Restrictions on Consolidation of Mortgages) and 7.3 (Restrictions on Exercise of Power of Sale) above may be exercised by the Chargee without prior notice to the Chargor at any time or after the occurrence of an Event of Default which is continuing, subject to the requirements of Clause 7.1.2 (Enforcement).

8.	EXONERATION

8.1	Exoneration

No Secured Party shall, nor shall any Receiver, by reason of its or the Receiver entering into possession of the Shares or any part thereof, be liable to account as mortgagee in possession or be liable for any loss or realisation or for any default or omission for which a mortgagee in possession might be liable and the Chargee and any Receiver shall in any event be entitled to all the rights, powers, privileges and immunities conferred by the CLPA on mortgagees and receivers duly appointed under the CLPA.

8.2	Indemnity

The Chargee and every Receiver, attorney, delegate, manager, agent or other person appointed by the Chargee hereunder (each an “Indemnitee”) shall be entitled to be indemnified out of the Shares or any part thereof in respect of all liabilities and expenses incurred by it or him in the execution of any of the powers, authorities or discretions vested in it or him pursuant to this Deed and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Shares or any part of them, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such actions, proceedings, costs, claims or demands are determined by a court of competent jurisdiction by final non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of, the Loan Documents by, such Indemnitee or its Related Parties. The Chargee and any such Receiver may retain and pay all sums in respect of which it is indemnified out of any monies received under the powers conferred by this Deed.

9.	APPOINTMENT OF RECEIVER

9.1	Appointment

9.1.1	At any time on or after the occurrence of an Event of Default which is continuing, or at the request of the Chargor, the Chargee may, in writing (under seal, by deed or otherwise under hand) appoint a Receiver in respect of the Shares or any part thereof and may in like manner from time to time (and insofar as it is lawfully able to do) remove any Receiver and appoint another in his stead.

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9.1.2	Nothing in Clause 9.1.1 above shall restrict the exercise by the Chargee of any one or more of the rights of the Chargee under the Companies Act, Cap. 50 of Singapore, the CLPA and the rules thereunder or at common law.

9.2	More than one Receiver

Where more than one Receiver is appointed, each joint Receiver shall have the power to act severally, independently of any other joint Receiver, except to the extent that the Chargee may specify to the contrary in the appointment.

9.3	Receiver as agent

A Receiver shall be the agent of the Chargor which shall be solely responsible for his acts or defaults and for his remuneration. No Receiver shall at any time act as agent of any Secured Party.

9.4	Receiver’s Remuneration

A Receiver shall be entitled to remuneration for his services at a rate to be determined by the Chargee from time to time (and without being limited to any maximum rate specified by any statute or statutory instrument).

10.	RECEIVER’S POWERS

10.1	Powers

A Receiver shall have (and be entitled to exercise) in relation to the Shares over which he is appointed the following powers (as the same may be varied or extended by the provisions of this Deed):

10.1.1	to take possession of and collect the Shares;

10.1.2	all of the powers conferred from time to time on receivers, mortgagors and mortgagees in possession by the CLPA;

10.1.3	all the powers and rights of a legal and beneficial owner and the power to do or omit to do anything which the Chargor itself could do or omit to do;

10.1.4	the power to do all things which, in the opinion of the Receiver, are incidental to any of the powers, functions, authorities or discretions conferred or vested in the Receiver pursuant to this Deed or upon receivers by statute or law generally (including, without limitation, the bringing or defending of proceedings in the name of, or on behalf of, the Chargor in connection with the creation, perfection or enforcement of Security under this Deed; the collection and/or realisation of Shares in such manner and on such terms as the Receiver sees fit; and the execution of documents in the name of the company (whether under hand, or by way of deed or by utilisation of the company seal of the Chargor)).

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10.2	Powers may be Restricted

The powers granted to a Receiver pursuant to this Deed may be restricted by the instrument (signed by the Chargee) appointing him but they shall not be restricted by any winding-up or dissolution of the Chargor.

10.3	Application of Monies Received by Receiver

Sections 29(6) and 29(8) of the CLPA shall not apply in relation to a Receiver appointed under the foregoing provisions of this Clause 10.

11.	PROTECTION OF PURCHASERS

11.1	Absence of Enquiry

No person or persons dealing with the Chargee or any Receiver appointed by it shall be concerned to enquire whether any event has happened upon which any of the powers in this Deed are or may be exercisable or otherwise as to the propriety or regularity of any exercise of such powers or of any act purporting or intended to be an exercise of such powers or whether any amount remains secured by this Deed. All the protections to purchasers and persons dealing with receivers contained in sections 26 and 27 of the CLPA shall apply to any person purchasing from or dealing with the Chargee or any such Receiver.

11.2	Receipt: Conclusive Discharge

The receipt of the Chargee or any Receiver shall be a conclusive discharge to any purchaser of the Shares.

12.	POWER OF ATTORNEY AND DELEGATION

12.1	Power of Attorney: General

The Chargor hereby, to the fullest extent permitted by applicable laws, irrevocably and by way of security appoints the Chargee and any Receiver severally to be its attorney in its name and on its behalf and as its act and deed after the occurrence of any Event of Default which is continuing and following notification by the Chargee to the Chargor of its intent to exercise such rights:

12.1.1	to execute and deliver any documents or instruments including, without limitation, share transfer forms, which the Chargee or such Receiver may require for perfecting the title of the Chargee to the Shares or for vesting the same in the Chargee, its nominee or any purchaser;

12.1.2	to sign, execute, seal and deliver and otherwise perfect any further security document which the Chargor is required to enter into pursuant to this Deed; and

12.1.3	otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Chargee or any Receiver under this Deed or which the Chargor is required to do pursuant to this Deed or which may be deemed expedient by the Chargee or a Receiver in connection with any preservation, disposition, realisation or getting in by the Chargee or such Receiver of the Shares or any part thereof or in connection with any other exercise of any other power under this Deed.

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12.2	Power of Attorney: Ratification

The Chargor ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney mentioned in this Clause 12 shall do or purport to do in exercise of the powers granted by this Clause except where such attorney is acting with wilful misconduct or gross negligence, as determined by a court of competent jurisdiction in a final non-appealable judgment.

12.3	General Delegation

The Chargee and any Receiver shall have full power to delegate the powers, authorities and discretions conferred on it or him by this Deed (including the power of attorney) on such terms and conditions as it or he shall see fit which shall not preclude exercise of those powers, authorities or discretions by it or him or any revocation of the delegation or any subsequent delegation.

13.	APPLICATION OF MONIES RECEIVED UNDER THIS DEED

13.1	Any monies received under the powers hereby conferred shall, subject to the repayment of any claims having priority to this Deed and to any applicable statutory requirement as to the payment of preferential debts, be applied for the following purposes and in the following order of priority:

13.1.1	first, in or towards the payment pro rata of or the provisions pro rata for, any fees, commission, costs, charges and expenses of the Chargee or the Receiver or which are incidental to the appointment of the Receiver incurred or made in connection with any enforcement action or otherwise in connection with this Deed or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Chargee hereunder or under any other Loan Document on behalf of the Chargor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and any remuneration of the Receiver;

13.1.2	second, in or towards discharge in full of the Secured Obligations which shall be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution; and

13.1.3	third, in the payment of any surplus, if any, to the Chargor, its successors or assigns or as a court of competent jurisdiction may otherwise direct,

provided that during the Security Period the Chargee may credit any monies received by enforcing the Security under this Deed to a suspense account pending its application in the above manner.

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14.	TERMINATION; RELEASE OF SECURITY

14.1	Termination

14.1.1	This Deed, the Security granted in respect of the Shares hereunder and all other security interests granted hereunder shall terminate at the end of the Security Period.

14.1.2	The Security granted in respect of the Shares hereunder and all other security interests granted hereunder shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

14.2	Release

In connection with any termination or release pursuant to Clauses 14.1.1 or 14.1.2 above, the Chargee shall execute and deliver to the Chargor, at the Chargor’s expense, all documents the Chargor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Chargee pursuant to this Clause shall be without recourse to or warranty by the Chargee.

14.3	Avoidance of Payments

14.3.1	No amount paid, repaid or credited to a Secured Party shall be deemed to have been irrevocably paid if the payment or credit of such amount is avoided or reduced by virtue of any laws applicable on bankruptcy, insolvency, liquidation or any similar laws.

14.3.2	If any amount paid, repaid or credited to a Secured Party is avoided or reduced by virtue of any laws applicable on bankruptcy, insolvency, liquidation or any similar laws then any release, discharge or settlement between that Secured Party and the Chargor shall be deemed not to have occurred and the Chargee shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

15.	AMOUNTS PAYABLE

15.1	No Deduction

All payments under this Deed by the Chargor shall be made without any set-off, counterclaim or equity and (subject to the following sentence) free from, clear of and without deduction for any taxes, duties, levies, imposts or charges whatsoever, present or future. If the Chargor is compelled by the law of any applicable jurisdiction (or by an order of any regulatory authority in such jurisdiction) to withhold or deduct any sums in respect of taxes, duties, levies, imposts or charges from any amount payable to a Secured Party under this Deed or, if any such withholding or deduction is made in respect of any recovery under this Deed, the Chargor shall pay such additional amount so as to ensure that the net amount received by a Secured Party shall equal the full amount due to it under the provisions of this Deed (had no such withholding or deduction been made).

15.2	Currency of Payment

The obligation of the Chargor under this Deed to make payments in any currency shall not be discharged or satisfied by any tender, or recovery pursuant to any judgment or otherwise, expressed in or converted into any other currency, except to the extent to which such tender or recovery results in the effective receipt by a Secured Party of the full amount of the currency expressed to be payable under this Deed.

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16.	REPRESENTATIONS AND WARRANTIES

16.1	Representations

The Chargor makes the following representations and warranties in favour of the Secured Parties that:

16.1.1	Status of assets and security

(A)	All of the Shares are fully paid, credited as fully paid and are not subject to any option to purchase or similar rights.

(B)	It is, and subject to any transfers made in compliance with the Credit Agreement will continue to be, the legal and beneficial owner of the Shares free from Security (other than Security permitted by Section 6.02 of the Credit Agreement) and, subject to the Legal Reservations and the Perfection Requirements, this Deed confers and will continue to confer valid Security over the Shares and the security created under or pursuant to this Deed is not and will not be subject to any prior or pari passu Security (other than pursuant to Section 6.02 of the Credit Agreement).

(C)	As at the date of this Deed, the Chargor owns, legally and beneficially 1,000,000 ordinary shares being 100% of the issued and paid-up capital of the Company.

16.1.2	Transfer, registration and calls

Except for restrictions and limitations imposed by the Loan Documents or applicable laws generally, the Shares are, and will continue to be, free from any restrictions as to transfer or registration and are not subject to any calls or other liability to pay money and are not and will not be subject to any option, right of first refusal, shareholders agreement, or other provisions in any constitutional document or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the creation, subsistence or enforcement of the Security in respect of the Shares hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Chargee of rights and remedies hereunder.

16.1.3	Stamp taxes and registration

As at the date of this Deed, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of this Deed and it is not necessary that this Deed be filed, recorded or enrolled with any court or other authority in any jurisdiction.

16.2	Times for Making Representations and Warranties

The representations and warranties set out in this Clause are made by the Chargor on the date of this Deed and are deemed to be repeated by the Chargor as set forth in Section 4.02 of the Credit Agreement.

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17.	NEW ACCOUNTS

If a Secured Party receives notice of any subsequent charge or other interest affecting any part of the Shares (the date of receipt of such notice being the “Notice Date”) it may, without prejudice to its rights under this Deed, open a fresh account or accounts with the Chargor and continue any existing account in the name of the Chargor and may appropriate to any such fresh account any monies paid in, received or realised for the credit of the Chargor after that time without being under any obligation to apply the same or any part of them in discharge of any of the Secured Obligations. If a Secured Party fails to open a fresh account it will be deemed to have done so and any monies received or realised after the Notice Date will not reduce the Secured Obligations outstanding on the Notice Date.

18.	MISCELLANEOUS

18.1	The Chargor

This Deed shall be binding on the successors and permitted assigns of the Chargor.

18.2	Assignment and Transfer

Neither the Chargor nor the Chargee may assign any rights it has under this Deed, save that the Chargee may assign and transfer all or any part of its rights and obligations under this Deed to a replacement administrative agent appointed pursuant to the terms of the Credit Agreement. Such replacement administrative agent will, from the date of the assignment or transfer, be the agent of each other Secured Party under this Deed instead of the previous administrative agent. Such assignment by the Chargee shall be enforceable towards the Chargor pursuant to the provisions of article 1690 of the Luxembourg civil code.

18.3	Remedies and Waivers Cumulative

Save as expressly provided in this Deed, no failure to exercise, or delay in exercising, on the part of any party hereto any right, power or privilege under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise, or the exercise of any other right, power or privilege. No waiver by the Chargee shall be effective unless it is in writing. The rights and remedies of the Chargee are cumulative and not exclusive of any rights or remedies provided by law.

18.4	Set-Off

In circumstances in which it would be permitted to do so in accordance with Section 5.08 of the US Collateral Agreement, a Secured Party may (but shall not be obliged to) set-off any obligation in respect of Secured Obligations which is due and payable by the Chargor against any obligation (contingent or otherwise) owed by that Secured Party to the Chargor (regardless of the place of payment, booking branch or currency of either obligation) and apply any credit balance to which the Chargor is entitled on any account with that Secured Party in payment of the Secured Obligations. That Secured Party may, at the cost of the Chargor, effect such currency exchanges as such Secured Party considers are appropriate to implement such set-off.

18.5	Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, neither the legality, validity or

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enforceability of the remaining provisions of this Deed, nor the legality, validity or enforceability of that provision under the law of any other jurisdiction, shall in any way be affected or impaired.

18.6	Property

This Deed is and will remain the property of the Chargee.

18.7	Continuing Security

18.7.1	This Deed shall be a continuing security and shall not be discharged by any intermediate payment or satisfaction of the whole or any part of the Secured Obligations.

18.7.2	If any purported obligation or liability of any Loan Party to the Secured Parties which if valid would have been the subject of any obligation or charge created by this Deed is or becomes unenforceable, invalid or illegal on any ground whatsoever whether or not known to any Secured Party, the Chargor shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Chargor was the principal debtor in respect thereof. The Chargor hereby agrees to keep the Secured Parties fully indemnified against all damages, losses, costs and expenses arising from any failure of any Loan Party to carry out any such purported obligation or liability.

18.7.3	The obligations of the Chargor under this Deed will not be affected by an act, omission, matter or thing which, but for this Clause 18.7, would reduce, release or prejudice any of its obligations under this Deed (without limitation and whether or not known to any Secured Party) including:

(A)	any time, waiver or consent granted to, or composition with, the Chargor, any Loan Party or other person;

(B)	the release of any Loan Party or any other person under the terms of any composition or arrangement with any creditor of any person;

(C)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Chargor, any Loan Party or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(D)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Chargor, any Loan Party or any other person;

(E)	any amendment (however fundamental) or replacement of any Loan Document or any other document or security;

(F)	any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or

(G)	any insolvency or similar proceedings.

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18.7.4	The Chargor waives any right it may have of first requiring any Loan Party to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Chargor. This waiver applies irrespective of any law or provision of the Loan Documents to the contrary.

18.7.5	Until the Security Period has ended, the Chargee may refrain from applying or enforcing any other monies, security or rights held or received by any Secured Party in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Chargor shall not be entitled to the benefit of the same.

18.7.6	Until the Security Period has ended and unless the Chargee otherwise directs, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under this Deed:

(A)	to be indemnified by any Loan Party (including any rights it may have by way of subrogation);

(B)	to claim any contribution from any guarantor of any Loan Party of the Secured Obligations;

(C)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of the Chargee or any of the other Secured Parties under any Loan Document or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents;

(D)	to claim, rank, prove or vote as a creditor of any Loan Party or its estate in competition with the Chargee or any of the other Secured Parties; and/or

(E)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Loan Party, or exercise any right of set-off against any Loan Party.

18.7.7	The Chargor shall hold on trust for and immediately pay or transfer to the Chargee any payment or distribution or benefit of security received by it contrary to this Clause 18.7.

18.7.8	This Deed is in addition to, and not in any way prejudiced by any other guarantee or Security now or subsequently held by the Loan Parties.

18.8	Additional Security

This Deed shall be in addition to and not be affected by any other security or guarantee at any time held by a Secured Party for all or any part of the Secured Obligations nor shall any such other security or guarantee of liability to any Secured Party of or by any person not a party to this Deed be in any way impaired or discharged by this Deed nor shall this Deed in any way impair or discharge such other security or guarantee.

18.9	Variation of Security

This Deed shall not in any way be affected or prejudiced by a Secured Party at any time dealing with, exchanging, releasing, varying or abstaining from perfecting or enforcing any security or guarantee referred to in Clause 18.8 (Additional Security) above or any rights which a Secured Party may at any time have or giving time for payment or granting any indulgence or compounding with any person whatsoever.

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18.10	Enforcement of Other Security

A Secured Party shall not be obliged to enforce any other security it may hold for, or exercise any other rights it may have in relation to, the Secured Obligations before enforcing any of its rights under this Deed.

18.11	Redemption of Prior Incumbrances

The Chargee may redeem or take a transfer of any prior Security over the Shares and may agree the accounts of prior incumbrancers. An agreed account shall be conclusive and binding on the Chargor. Any amount paid in connection with such redemption or transfer (including expenses) shall be paid on demand by the Chargor to the Chargee and until such payment shall form part of the Secured Obligations.

18.12	Stamp Taxes

The Chargor covenants to pay to each Secured Party or any Receiver, attorney, manager, agent or other person appointed by the Chargee under this Deed immediately on demand a sum equal to any liability which that Secured Party, Receiver, attorney, manager, agent or other person incurs in respect of stamp duty, registration fee and other taxes which is or becomes payable in connection with the entry into, performance or enforcement of this Deed (including any interest, penalties, liabilities, costs and expenses resulting from any failure to pay or delay in paying any such duty, fee or tax).

18.13	Fees and Expenses : Indemnification

18.13.1	The Chargor agrees to reimburse the Chargee and any Receiver and their respective officers and employees for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the Chargor”.

18.13.2	Without limitation of its indemnification obligations under the other Loan Documents, the Chargor agrees to indemnify the Chargee and any Receiver and their respective officers and employees and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Chargor out of, in connection with, or as a result of, the execution, delivery or performance of this Deed or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any such person is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of this Deed or the Loan Documents by, such Indemnitee or its Related Parties.

18.13.3	To the fullest extent permitted by applicable law, the Chargor shall not assert, and the Chargor hereby waives, any claim against any Indemnitee (i) for any damages

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arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

18.13.4	Each Indemnitee and other person described above shall enjoy the benefit of and enforce the terms of that Clause in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Cap. 53B of Singapore.

18.13.5	The provisions of this Clause 18.13 shall remain operative and in full force and effect regardless of the termination of this Deed or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Deed or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Clause 18.13. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

18.13.6	For the avoidance of doubt, in connection with any indemnification pursuant to this Clause 18.13 the reimbursement shall be on a full indemnity basis together with any applicable goods and services tax and any other Tax.

18.13.7	The parties to this Deed agree that a reference in this Clause 18.13 to an “Indemnitee” shall include a reference to a Receiver and its officers and employees.

18.14	Entire Agreement

This Deed (together with the documents referred to in this Deed) constitutes the entire agreement between the parties with respect to all matters referred to in this Deed.

19.	CALCULATIONS AND CERTIFICATES

19.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Deed, the entries made in the accounts maintained by the Chargee in connection with this Deed are prima facie evidence of the matters to which they relate.

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19.2	Certificates and Determinations

Any certification or determination by the Chargee of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

19.3	Day Count Convention

Any interest accruing under this Deed will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

20.	NOTICES

20.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing (save as expressly provided in this Deed) and, unless otherwise stated, may be given in person, by post or fax or other electronic transmission.

20.2	Addresses

The address, fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Deed for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below or any substitute address, fax number, email address or department or officer as the Chargee or the Chargor may notify to the other party by not less than five Business Days’ notice.

20.3	Delivery

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

20.4	English language

20.4.1	Any notice given under or in connection with this Deed must be in English.

20.4.2	All other documents provided under or in connection with this Deed must be:

(A)	in English; or

(B)	if not in English, and if so required by the Chargee, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

21.	AMENDMENT

21.1

Neither this Deed nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Chargee and the Chargor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Chargee may, without the consent of any Secured Party,

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consent to a departure by the Chargor from any covenant set forth herein to the extent such departure is consistent with the authority of the Chargee set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

21.2	No waiver of any provision of this Deed or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Clause 21, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Chargee, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

22.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Deed.

23.	LAW

This Deed is governed by and shall be construed in accordance with the laws of Singapore.

24.	ENFORCEMENT

24.1	Jurisdiction of Singapore courts

24.1.1	The Chargor irrevocably submits to the exclusive jurisdiction of the Singapore courts to settle any dispute or claim arising out of or in connection with this Deed (including a dispute regarding the existence, validity, enforceability or termination of this Deed) (a “Dispute”).

24.1.2	Subject to Clause 24.1.3 below, the parties to this Deed agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly the Chargor will not:

(A)	argue to the contrary; or

(B)	take any proceedings relating to a Dispute in any jurisdiction other than Singapore.

24.1.3	This Clause 24.1 is for the benefit of each of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction nor from contending that such courts are appropriate and convenient. To the extent allowed by law, the Secured Parties may take:

(A)	proceedings in any other court; and

(B)	concurrent proceedings in any number of jurisdictions.

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24.2	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

24.2.1	irrevocably appoints the Company as its agent for service of process in relation to any proceedings before the Singapore courts in connection with this Deed; and

24.2.2	agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed on the date first above written.

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APPENDIX A

SHARE TRANSFER FORM

WE, SKYPE TECHNOLOGIES S.A. of 22/24 Boulevard Royal 6th Floor L-2449 Luxembourg (hereinafter called the “Transferor”)

In consideration of the sum of S$

paid by                                                                                                                    of

hereinafter called the said Transferee

Do hereby bargain, sell, assign, and transfer to the said Transferee 1,000,000 Ordinary Shares, fully paid and in the undertaking called

SKYPE SINGAPORE PTE. LTD.

To hold unto the said Transferee, its Executors, Administrators, and Assigns subject to several conditions on which we held the same immediately before the execution hereof; and the said Transferee, do hereby agree to accept the said Ordinary Shares subject to the conditions aforesaid.

As Witness our Hands this          day of              in the year of our Lord Two Thousand and              (20)

Signed		Signed for and on behalf of
By the above named Transferor		SKYPE TECHNOLOGIES S.A.
in the presence of:-
Signature	)
Address	)
Occupation:	)
)
)
Name:
Designation:

Signed		Signed for and on behalf of
by the above named Transferee in the presence of:-
Signature:	)
Address:	)
Occupation:	)
)
)
Name:
Designation:

25

APPENDIX B

SHAREHOLDER LETTER OF AUTHORITY

To:	JPMorgan Chase Bank, N.A. (the “Chargee”)

Date:

Dear Sirs

SKYPE SINGAPORE PTE. LTD. (the “Company”)

We hereby unconditionally and irrevocably authorise you to date and otherwise complete the share transfer form in respect of our shares in the Company deposited by ourselves with yourselves pursuant to the Charge Over Shares dated [—] (the “Deed”) between ourselves and yourselves.

This letter is governed by Singapore law.

Yours faithfully

For and on behalf of
SKYPE TECHNOLOGIES S.A.

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EXECUTED AS A DEED by	)
SKYPE TECHNOLOGIES S.A. acting by	)
)
For and on behalf of	)
SKYPE TECHNOLOGIES S.A.	)

Director ________________________

Director/Secretary ____________________________________

Notice details for Skype Technologies S.A. for Clause 20

Address of company:	22/24 Boulevard Royal, 6th Floor, L-2449, Grand-Duchy of Luxembourg

Fax:	+352 2663 9550

Attention:	Laura Shesgreen

27

SIGNED by	)
)
for and on behalf of	)
JPMORGAN CHASE BANK,	)
N.A.	)

Notice details for JPMorgan Chase Bank, N.A. for Clause 20

Address of company:	1111 Fannin, 10th Floor, Houston, Texas 77002

Fax:	+1 713-750-2878

Attention:	Maryann Bui (email: maryann.t.bui@jpmchase.com)

with a copy to:

JPMorgan Chase Bank, N.A.,
270 Park Avenue, New York, New York 10017,

Fax:	+1 212-270-5127

Attention:	Peter Thauer (email: peter.thauer@jpmorgan.com)

28

ANNEX E2

Debenture

between

Skype Singapore Pte. Ltd.

and the

Administrative Agent

                    2009

SKYPE SINGAPORE PTE. LTD.

as the Original Chargor

- and -

JPMORGAN CHASE BANK, N.A.

as the Administrative Agent

DEBENTURE

Herbert Smith LLP

i

ii

THIS DEBENTURE is dated                      2009

BETWEEN

(1)	SKYPE SINGAPORE PTE. LTD. (a company incorporated in Singapore with registration number 200823031C) whose registered office is at 77 Robinson Road #05-00 Robinson 77 Singapore 068896 (the “Original Chargor”); and

(2)	JPMORGAN CHASE BANK, N.A. with an office located at 270 Park Avenue, New York, NY 10017 as agent for itself and each of the other Secured Parties (the “Administrative Agent”).

RECITALS

(A)	Certain of the Secured Parties have agreed to make credit facilities available on the terms of, and subject to the conditions set forth in, the Credit Agreement.

(B)	The Chargors have agreed to provide Security to the Administrative Agent (as agent for the Secured Parties) to secure the payment and discharge of the Secured Obligations.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Words and expressions defined in the Credit Agreement and the US Collateral Agreement shall have the same meanings in this Debenture unless they are expressly defined in it and, in addition, in this Debenture:

“Account Receivable” means, in respect of a Chargor, each book debt to which such Chargor is entitled and each other obligation or liability to pay money to or for the benefit of such Chargor under any Material A/R Agreement, together with all benefits, rights and Security held by such Chargor in respect of, or to secure the payment of, any such book debt or other obligation or liability.

“ACRA” means Accounting and Corporate Regulatory Authority of Singapore.

“Authorisation” means an authorisation, consent, permission, approval, resolution, licence, exemption, filing, notarisation or registration.

“Book Debts” means, in relation to a Chargor, all its book debts arising in the ordinary course of business or otherwise.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in London, New York City or Singapore are authorized or required by law to remain closed.

“Charged Agreements” means the Intercompany Loan Agreements to which the Chargor is a party, and any other licence, contract or agreement to which a Chargor is a party.

“Chargor” means the Original Chargor and each company which grants Security over its assets in favour of the Administrative Agent by executing a Security Accession Deed in accordance with Clause 25 (Additional Chargors).

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“CLPA” means the Conveyancing and Law of Property Act, Cap. 61 of Singapore.

“Credit Agreement” means the Credit Agreement dated as of 19 November, 2009 among Springboard Group S.àr.l, Springboard Finance, L.L.C., as Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Distribution Rights” means all allotments, accretions, offers, options, rights, bonuses, benefits and advantages, whether by way of conversion, redemption, preference, option or otherwise which at any time accrue to or are offered or arise in respect of any Investments or Shares, and includes all dividends, interest and other distributions paid or payable on or in respect of them.

“Excluded Shares” means any stock or shares:

(A)	in any Person that is not a direct or indirect wholly-owned Subsidiary of Holdings;

(B)	with respect to which Holdings shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the pledge of such stock or shares hereunder would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Security granted hereunder) that shall have been determined by Holdings to be material to Holdings and the Subsidiaries;

(C)	if, to the extent and for so long as the pledge of such stock or shares hereunder is prohibited by any applicable Requirement of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any applicable Requirements of Law), provided that such stock and shares shall cease to be Excluded Shares at such time as any such prohibition ceases to be in effect; and

(D)	that the Borrower and the Administrative Agent have agreed in writing to treat as Excluded Shares for purposes hereof on account of the cost of pledging such stocks or shares hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom.

“Holdings” means Springboard Group S.àr.l., a société à responsabilité limitée, a company registered in Luxembourg with registration number B141.496 whose registered office is at 65 Boulevard Grande-Duchesse Charlotte, L-1331, Luxembourg.

“Insurance Policy” means, in relation to a Chargor, each contract or policy of insurance to which it is a party or in which it has an interest, other than any policy which is taken out in respect of third party liabilities.

“Intellectual Property Rights” means, with respect to any Chargor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any such Chargor, including inventions, designs, Patents, copyrights, licences, Trade Marks, trade secrets, domain names, confidential or proprietary technical and business information, know how, show how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

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“Intercompany Loan” means a loan made under an Intercompany Loan Agreement.

“Intercompany Loan Agreement” means an agreement under which a Chargor has or will make available a credit facility or a loan to Holdings, the Borrower or any other Subsidiary, including a grid note.

“Investments” means any interest which a Chargor may have in all or any stocks, shares (other than any Shares), bonds and securities of any kind (marketable or otherwise), negotiable instruments and warrants and any other financial instruments (as defined in the Regulations), in each case other than the Excluded Shares.

“IPOS” means the Intellectual Property Office of Singapore.

“Land” has the same meaning as it has in the CPLA and includes any buildings fixtures (including trade fixtures), fittings, fixed plant or machinery from time to time on or forming part of such land.

“Legal Reservations” means:

(A)	the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction;

(B)	the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence or similar reasons; the time barring of claims under applicable limitation laws; the possibility that Security, even if expressed to be fixed in nature, will only amount to a floating charge; the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction; and

(C)	any other general principles, reservations or qualifications in each case as to matters of law contained in any legal opinions delivered to the Secured Parties in connection with this Debenture.

“Material Land” means, in respect of a Chargor, all Land owned by it, other than any Land which constitutes an Excluded Asset.

“Non Trading Debts” means, in respect of a Chargor, all debts and monies due or payable to it except for Book Debts and any funds standing to the credit of any bank account of that Chargor.

“Patent” means, in respect of a Chargor, each Singapore patent which it has a legal or beneficial interest in or in respect of which it is the registered proprietor, including those set out against its name in Part 3A (Patents) of Schedule 5 (Intellectual Property) or in Schedule 5 (Intellectual Property) of any Security Accession Deed.

“Patent Application” means, in respect of a Chargor, each application being made by it for the Singapore registration of a patent, including those (if any) set out against its name in Part 3B (Patents) of Schedule 5 (Intellectual Property) or in Schedule 5 (Intellectual Property) of any Security Accession Deed.

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“Perfection Requirements” means the making or the procuring of the appropriate registrations, filings, endorsements, notarisations, stampings and or notifications in accordance with any applicable time limits imposed by law or regulation, in respect of this Debenture and/or the Security created thereunder.

“Plant and Machinery” means, in relation to a Chargor, all its fixed and moveable plant, machinery, tools, vehicles, computers and office and other equipment and the benefit of all related Authorisations, agreements and warranties.

“Receiver” means a receiver appointed pursuant to this Debenture or to any applicable law, whether alone or jointly, and includes a receiver and/or manager.

“Registered Intellectual Property” means:

(A)	all Trade Marks;

(B)	all Patents;

(C)	all Registered IP Applications;

(D)	any goodwill of a Chargor’s business to which any Trade Mark, Patent or Registered IP Application relates; and

(E)	any other right which may arise from, relate to, or be associated with any Trade Mark, Patent or Registered IP Application or, in either case, its use in a Chargor’s business.

“Registered IP Application” means each Trade Mark Application and Patent Application.

“Relevant Security Accession Deed” means, in respect of a Chargor, the Security Accession Deed by which that Chargor accedes to this Debenture in accordance with Clause 25 (Additional Chargors).

“Secured Obligations” has the meaning given to that term in the US Collateral Agreement.

“Secured Parties” has the meaning given to that term in the US Collateral Agreement.

“Security” means any “Lien” as that term is defined in the Credit Agreement and for the avoidance of doubt includes an assignment by way of security.

“Security Accession Deed” means a deed executed by a company substantially in the form set out in Schedule 4 (Form of Security Accession Deed), or in any other form which is agreed between the relevant Chargor and the Administrative Agent in each case reasonably satisfactory to the Administrative Agent.

“Security Assets” means all of each Chargor’s assets and rights which are the subject of any Security created or expressed to be created by this Debenture.

“Security Period” means the period from the date of this Debenture until the date on which (a) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

4

“Shares” means all shares held by a Chargor from time to time in any Person (other than any Excluded Shares), including (without limitation) those shares (if any) listed in Schedule 2 (Shares) and in Schedule 2 (Shares) to any Security Accession Deed.

“Supplemental Mortgage” means a mortgage deed executed by a Chargor substantially in the form set out in Schedule 6 (Form of Supplemental Mortgage), or in any other form which is agreed between the relevant Chargor and the Administrative Agent in each case reasonably satisfactory to the Administrative Agent.

“Trade Mark” means, in relation to a Chargor, each Singapore registered trade mark which it has a legal or beneficial interest in or in respect of which it is the registered proprietor including those set out against its name in Part 1A (Trade Marks) of Schedule 5 (Intellectual Property) or in Schedule 5 (Intellectual Property) of any Security Accession Deed.

“Trade Mark Application” means, in relation to a Chargor, each application being made by it for the Singapore registration of a trade mark, including those set out against its name in Part 1B (Trade Marks) of Schedule 5 (Intellectual Property) or in Schedule 5 (Intellectual Property) of any Security Accession Deed.

“US Collateral Agreement” means the U.S. collateral agreement dated as of 19 November, 2009 among Springboard Finance, L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent, on behalf of itself and the other Secured Parties.

“wholly-owned” has the meaning given to that term in the Credit Agreement.

1.2	Construction

1.2.1	Unless a contrary intention appears, any reference in this Debenture to:

(A)	the singular includes the plural and vice versa;

(B)	“assets” includes present and future properties, revenues and rights of every description;

(C)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(D)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(E)	a provision of law is a reference to that provision as amended or re-enacted;

(F)	a Clause or a Schedule is a reference to a clause of or schedule to this Debenture;

5

(G)	this “Debenture” is a reference to this Debenture as amended, varied, novated, supplemented and replaced from time to time;

(H)	another agreement (including the Credit Agreement) shall be construed as a reference to such agreement as the same may have been amended, amended and restated, supplemented, varied, novated or otherwise modified from time to time;

(I)	references to any form of property or asset (including a Charged Asset) shall include a reference to all or any part of that property or asset; and

(J)	the word “including” is without limitation.

(K)	a “Chargor”, the “Administrative Agent” or any other “Secured Party” or a “Receiver” includes any one or more of its assigns, transferees and successors in title (in the case of a Chargor, so far as any such is permitted); and

(L)	the “Administrative Agent” or any other “Secured Party” or a “Receiver” (except for the references in Clause 22 (Power of attorney and delegation)), includes its duly appointed nominees, attorneys, correspondents, trustees, advisers, agents, delegates and sub-delegates.

1.2.2	Clause and Schedule headings are for ease of reference only.

1.2.3	The words “other”, “or otherwise” and “whatsoever” shall not be construed eiusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to.

1.3	Third party rights

1.3.1	Each Secured Party, any Receiver and their respective officers, employees and agents may enforce any term of this Debenture which purports to confer a benefit on that person, but no other person who is not a party to this Debenture has any right under the Contracts (Rights of Third Parties) Act, Cap. 53B of Singapore (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Debenture.

1.3.2	Notwithstanding any term of any Loan Document, the parties to this Debenture and any Receiver may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Debenture without the consent of any person who is not a party to this Debenture.

1.4	Implied Covenants for Title

The obligations of each Chargor under this Debenture shall be in addition to the covenants for title deemed to be included in this Debenture by virtue of the CLPA.

1.5	Effect as a deed

This Debenture shall take effect as a deed notwithstanding the Administrative Agent may have executed it under hand only.

6

1.6	Agency Provisions

The Administrative Agent holds the benefit of this Debenture as agent for the Secured Parties in accordance with the Credit Agreement.

2.	COVENANT TO PAY

2.1	Covenant to Pay

Each Chargor covenants with the Administrative Agent and the other Secured Parties that it will pay and discharge the Secured Obligations owed by it when due.

2.2	Potential Invalidity

Neither the covenant to pay in Clause 2.1 (Covenant to Pay) nor the security created by this Debenture shall extend to or include any liability or sum which would, but for this Clause 2.2, cause such covenant or security to be unlawful under Singapore law.

3.	CREATION OF SECURITY

3.1	Land

Subject to Clause 3.14.3 (Certain Exclusions), each Chargor charges:

3.1.1	by way of legal mortgage its interest in the Material Land referred to opposite its name in Schedule 1 (Land charged by way of legal mortgage) (if any); and

3.1.2	by way of fixed charge any right, title or interest which it has now or may subsequently acquire to or in any other Material Land.

3.2	Plant and Machinery

Subject to Clause 3.14.3 (Certain Exclusions), each Chargor charges by way of fixed charge all Plant and Machinery in so far as it is not charged by way of legal mortgage under Clause 3.1 (Land).

3.3	Shares

Subject to Clause 3.14.3 (Certain Exclusions), each Chargor charges by way of fixed charge all Shares and all related Distribution Rights.

3.4	Investments

Subject to Clause 3.14.3 (Certain Exclusions), each Chargor charges by way of fixed charge all Investments and all related Distribution Rights, including those held for it by any nominee.

3.5	Book Debts

Subject to Clause 3.14.3 (Certain Exclusions), each Chargor charges by way of fixed charge:

3.5.1	all Book Debts; and

7

3.5.2	all benefits, rights and Security held in respect of, or to secure the payment of, the Book Debts.

3.6	Non Trading Debts

Subject to Clause 3.14.3 (Certain Exclusions), each Chargor charges by way of fixed charge:

3.6.1	all Non Trading Debts; and

3.6.2	all benefits, rights and Security held in respect of, or to secure the payment of, the Non Trading Debts.

3.7	Intellectual Property Rights

Subject to Clause 3.14.3 (Certain Exclusions), each Chargor charges by way of fixed charge all its right, title and interest in all Registered Intellectual Property and all other Intellectual Property Rights, including without limitation all fees, royalties and all other rights deriving from such Intellectual Property Rights.

3.8	Goodwill

Subject to Clause 3.14.3 (Certain Exclusions), each Chargor charges by way of fixed charge its goodwill.

3.9	Uncalled capital

Subject to Clause 3.14.3 (Certain Exclusions), each Chargor charges by way of fixed charge its uncalled capital.

3.10	Authorisations

Subject to Clause 3.14.3 (Certain Exclusions), each Chargor charges by way of fixed charge the benefit of all Authorisations held by it in relation to any Security Asset.

3.11	Charged Agreements

3.11.1	Subject to Clauses 3.14.1 and 3.14.3 (Certain Exclusions) each Chargor assigns absolutely all its rights, title and interest under each Charged Agreement to which it is party.

3.11.2	Subject to Clauses 3.14.1 and 3.14.3 (Certain Exclusions), each Chargor charges by way of fixed charge all its rights, title and interests under each Charged Agreement to which it is a party, save to the extent that any right, title or interest is effectively assigned by Clause 3.11.1 above.

3.12	Insurance Policies

Subject to Clauses 3.14.3 (Certain Exclusions), each Chargor assigns absolutely all its rights, title and interests in and to each Insurance Policy.

3.13	Floating charge over other assets

Subject to Clause 3.14 (Certain Exclusions), each Chargor charges by way of floating charge all its present and future business, undertaking, assets, rights, title, interest and revenues, present and future which are not effectively mortgaged, charged by way of fixed charge or assigned under this Clause 3.

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3.14	Certain Exclusions

3.14.1	Notwithstanding the provisions of Clause 3.11 (Charged Agreements) and/or Clause 3.13 (Floating Charge over other assets) but subject to the provisions of Clause 3.16 (Trust) and Clause 3.17 (Removal of prohibition or restriction; Severability), Security shall only be created under this Debenture under the terms of Clause 3.11 (Charged Agreements) and/or 3.13 (Floating Charge over other assets) over or in respect of any right, title or interest of a Chargor under any Charged Agreement to the extent that any such Security does not constitute or result in a breach of any term of, or a default under, the relevant Charged Agreement.

3.14.2	Notwithstanding anything to the contrary set forth in this Clause 3, in no event shall any Security be created under this Debenture over or in respect of the Excluded Shares or over or in respect of Land which is not Material Land.

3.14.3	Notwithstanding the provisions of Clauses 3.1 (Land) to 3.13 (Floating charge over other assets), Security shall only be created under this Debenture under the terms of such provisions over or in respect of any right, title or interest of a Chargor under any relevant asset to the extent that:

(A)	where such asset is a licence, contract or agreement to which a Chargor is a party or any of its rights or interests thereunder which in each case constitutes Intellectual Property Rights, to the extent and for so long as the grant of such security interest shall not constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, licence, contract or agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to applicable Requirement of Law); provided that, to the extent severable, the Security shall attach immediately to any portion of such licence, contract or agreement that does not result in any such breach, termination or default, including any Proceeds of such licence, contract or agreement;

(B)	where such asset is subject to Security of the type permitted by Section 6.02(iv) of the Credit Agreement (whether or not incurred pursuant to such Section) or Section 6.02(xi) of the Credit Agreement, to the extent that and for so long as the grant of such Security does not constitute a breach of or a default under any agreement pursuant to which such Security has been created, provided that the Security expressed to be created under this Debenture shall attach immediately to any such asset (a) at the time the provision of such agreement containing such restriction ceases to be in effect and (b) to the extent any such breach or default is rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law;

(C)

such asset is not one in respect of which Holdings has provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the creation of such Security in such asset hereunder would result in adverse tax consequences to Holdings and the Subsidiaries (other than on

9

account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Security granted hereunder) that has been determined by Holdings to be material to Holdings and the Subsidiaries;

(D)	if and to the extent and for so long as the grant of such Security over such asset shall not be prohibited by any applicable Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any other Requirements of Law) provided that such asset shall become subject to the Security expressed to be created under this Debenture at such time as such prohibition ceases to be in effect; and

(E)	the Borrower and the Administrative Agent have not agreed in writing to exclude such asset from being a Security Asset on account of the cost of creating Security over such asset hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom.

3.15	Prohibitions and Restrictions under Charged Agreements

A reference in this Clause 3 to a breach of a term of, or a default under, any Charged Agreement arising as a result of the grant of Security or the creation of a trust or equitable interest in any asset, right, title or interest in or to a Charged Agreement shall include any failure to obtain the consent of any third party which is required in respect of that grant of Security or creation of that trust or equitable interest under the terms of such Charged Agreement, but only for so long as such consent has not been obtained.

3.16	Trust

If or to the extent that for any reason the taking of any Security over any asset, right, title or interest under any Charged Agreement pursuant to any of Clauses 3.11 (Charged Agreements) and/or 3.13 (Floating Charge over other assets) is not effective because the creation of the relevant Security would constitute or result in a breach of a term of, or a default under, the relevant Charged Agreement, the relevant Chargor shall hold that asset, right, title or interest on trust for the Administrative Agent and such asset, right, title or interest shall constitute a Security Asset, to the extent that the creation of such a trust or an equitable interest in the relevant asset, right, title or interest under the terms of such trust does not itself constitute or result in a breach of any term of, or a default under, the relevant Charged Agreement.

3.17	Removal of prohibition or restriction; Severability

Notwithstanding the provisions of Clause 3.14 (Certain Exclusions):

3.17.1	if the creation of Security under this Debenture in respect of any asset, right, title or interest in or to a Charged Agreement under the terms of Clause 3.11 (Charged Agreements) or Clause 3.13 (Floating Charge over other assets) would no longer result in a breach of any term of, or a default under, the relevant Charged Agreement the applicable Security Asset shall automatically become subject to an assignment, fixed charge or floating charge (as appropriate) under the terms of Clauses 3.11 (Charged Agreements) or 3.13 (Floating charge over other assets), as appropriate, and the trust in respect of that Security Asset referred to in Clause 3.16 (Trust) shall automatically terminate; and

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3.17.2	to the extent severable, the Security created under this Debenture under the terms of Clause 3.11 (Charged Agreements) or Clause 3.13 (Floating charge over other assets) shall attach immediately to any portion of the applicable Security Asset that would not, or would no longer, result in a breach or termination pursuant to the terms of, or a default under, the relevant Charged Agreement, including any proceeds of such Security Asset.

4.	NATURE OF SECURITY CREATED

The Security created under this Debenture is created:

4.1.1	as a continuing security to secure the payment and discharge of the Secured Obligations of the Chargor;

4.1.2	(except in the case of assets which are the subject of a legal mortgage under this Debenture) over all present and future assets of the kind described which are owned by the relevant Chargor and, to the extent that it does not own those assets, shall extend to any right or interest which it may have in them;

4.1.3	in favour of the Administrative Agent as agent and security trustee for the Secured Parties; and

4.1.4	with full title guarantee.

5.	CONVERSION OF FLOATING CHARGE

5.1	Conversion on notice

The Administrative Agent may by notice to a Chargor at any time during the Security Period convert the floating charge created by that Chargor under this Debenture into a fixed charge in respect of any Security Asset specified in that notice if:

5.1.1	an Event of Default has occurred and is continuing; or

5.1.2	the Chargor requests it; or

5.1.3	the Security Asset is in danger of being seized, attached, charged, taken possession of or sold under any form of distress, sequestration, execution or other equivalent process or otherwise is in jeopardy.

5.2	Automatic conversion

The floating charge created by a Chargor under this Debenture will convert automatically into fixed charges:

5.2.1	if a resolution is passed, an order is made, an application is made or documents are filed at court to appoint a liquidator, provisional liquidator or Receiver in respect of that Chargor over all or any part of its assets, or if such person is appointed;

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5.2.2	if that Chargor creates or attempts to create Security over all or any of the Security Assets, other than Security permitted pursuant to Section 6.02 of the Credit Agreement;

5.2.3	on the crystallisation of any other floating charge over the Security Assets;

5.2.4	if any person seizes, attaches, charges, takes possession of or sells any Security Asset under any form of distress, sequestration, execution or other equivalent process, or attempts to do so; and

5.2.5	in any other circumstances prescribed by law.

6.	REPRESENTATIONS AND WARRANTIES

6.1	General

The Administrative Agent has entered into this Debenture in reliance on the representations of each Chargor set out in this Clause 6, and each Chargor warrants to the Administrative Agent as set out in this Clause 6.

6.2	Status of Assets and Security

It is the legal and beneficial owner of the Security Assets free from Security (other than Security permitted by Section 6.02 of the Credit Agreement) and, subject to any Legal Reservations and Perfection Requirements, this Debenture confers valid Security over the Security Assets and the security created under or pursuant to this Debenture is not subject to any prior or pari passu Security (other than Security permitted pursuant to Section 6.02 of the Credit Agreement.

6.3	Title to Assets

It has good marketable title to all assets over which Security is, or is expressed to be created pursuant to this Debenture other than minor defects in the title that do not interfere in any material respect with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilise such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect.

6.4	Shares and Investments

6.4.1	All Shares and Investments legally and beneficially owned by it:

(A)	in the case of the Original Chargor as at the date of this Debenture are described opposite its name in Schedule 2 (Shares); and

(B)	in the case of any other Chargor, as at the date of the Relevant Security Accession Deed, are described opposite its name in Schedule 2 (Shares) of the Relevant Security Accession Deed.

6.4.2	All of the Shares are fully paid and are not subject to any option to purchase or similar rights.

6.4.3	The Shares are, and will continue to be, free from any restrictions as to transfer or registration and are not subject to any calls or other liability to pay money or any

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option, right of first refusal, shareholders agreement, or other provisions in any constitutional document or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the interests of the Secured Parties in any material respect the creation, subsistence or enforcement of the Security in respect of the Shares hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder.

6.5	Stamp taxes and registration

Other than (a) the lodgment fee of S$60.00 payable on registration of this Debenture with the ACRA and (b) the stamp duty of up to a maximum amount of S$500.00 payable in respect of this Debenture within 14 days after it has first been executed in Singapore, or if it has first been executed outside Singapore, within 30 days after it has first been received in Singapore, no stamp or registration duty or similar Taxes or charge is payable in its jurisdiction of incorporation in respect of this Debenture and except for the registration of this Debenture with the ACRA within 30 days of execution by the parties thereto, it is not necessary that this Debenture be filed, recorded or enrolled with any court or other authority in any jurisdiction.

6.6	Repetition

The representations and warranties set out in this Clause are made by the Original Chargor on the date of this Debenture. The representations and warranties set out in Clause 6.2 to 6.4 (inclusive) are deemed to be repeated by each Chargor as set forth in Section 4.02 of the Credit Agreement.

7.	COVENANTS

The covenants in this Clause 7 remain in force from the date of this Debenture until the expiry of the Security Period.

7.1	Disposals

No Chargor will (in a single transaction or a series of transactions, whether related or not), sell, transfer, lease or otherwise dispose of any Security Asset or any part thereof other than as permitted under the Credit Agreement.

7.2	Negative pledge

No Chargor shall create or permit to subsist any Security over any Security Asset (other than Security permitted by Section 6.02 of the Credit Agreement).

8.	PRESERVATION OF THE SECURITY ASSETS

8.1	General covenants

8.1.1

Each Chargor shall, at all times during the Security Period at its own expense, take any and all commercially reasonable actions necessary to defend title to the Security Assets against all persons except with respect to Security Assets that such Chargor determines in its reasonable business judgement is no longer necessary or beneficial to the conduct of its business, and to defend the Security created under this Debenture and the priority thereof against any Security not

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permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Chargor under Section 9.15 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Security created under the Security Documents.

8.1.2	Each Chargor hereby irrevocably authorises the Administrative Agent at its option to discharge past due taxes, assessments, charges, fees, Security, security interests or other encumbrances at any time levied or placed on the Security Assets and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Security Assets to the extent any Chargor fails to do so as required by the Credit Agreement, this Debenture or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Chargor jointly and severally agrees to reimburse the Administrative Agent, within 10 days after demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Chargor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Chargor with respect to taxes, assessments, charges, fees, Security, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

9.	LAND

9.1	Acquisition of Land

9.1.1	At all times during the Security Period, each Chargor shall promptly notify the Administrative Agent in writing if it acquires any estate or interest, whether legal or beneficial, in Land, which constitutes Material Land.

9.1.2	If a Chargor acquires any estate or interest, whether legal or beneficial, in any Material Land after the date of this Debenture it shall:

(A)	promptly on request by the Administrative Agent and at the cost of the Chargors, execute and deliver to the Administrative Agent a Supplemental Mortgage in respect of that Material Land;

(B)	if the title to that Material Land is registered at the Singapore Land Authority or required to be so registered, consent to notice of this Security being given by the Administrative Agent to the Singapore Land Authority; and

(C)	if applicable, ensure that the provisions of Clause 21.1 (Application to Land Registrar) are complied with in relation to any Supplemental Mortgage.

10.	SHARES AND INVESTMENTS

10.1	Deposit of Title Documents

Each Chargor shall, at all times during the Security Period promptly on any Shares or Investments being registered in, or transferred into the name of, a Chargor, or held by or in

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the name of the Administrative Agent (and in any event as soon as the Administrative Agent so requests), it shall deposit with the Administrative Agent, in respect of or in connection with those Shares or Investments:

10.1.1	all stock and share certificates and documents of, or evidencing, title or the right to title;

10.1.2	undated stock transfer forms or other instruments of transfer duly executed in blank and reasonably satisfactory to the Administrative Agent; and

10.1.3	such other documents as the Administrative Agent may reasonably require from time to time for the purpose of perfecting its title to the Shares or for the purpose of vesting the same in itself, its nominee or any purchaser or presenting the same for registration at any time, all of which will be held by the Administrative Agent during the Security Period.

10.2	Other obligations in respect of Shares

Each Chargor shall:

10.2.1	comply with all other conditions and obligations assumed by it in respect of any of the Shares where failure to so comply could reasonably be expected to materially and adversely affect the interests of the Secured Parties; and

10.2.2	not appoint, and represents and warrants to the Administrative Agent that it has not appointed, any nominee to exercise or enjoy all or any of its rights in relation to the Shares.

10.3	Dividends and voting rights

10.3.1	At all times before the occurrence of an Event of Default which is continuing and before notification by the Administrative Agent to the relevant Chargor of the suspension of its rights:

(A)	each Chargor shall be entitled to receive and retain all monies and other rights arising from the Distribution Rights relating to the Shares and Investments to the extent permitted by the Credit Agreement; and

(B)	each Chargor shall be entitled to exercise (or direct the Administrative Agent to exercise on its behalf) all voting rights in respect of the Shares and Investments, provided that the Chargor shall not exercise (or direct the exercise of) any such voting rights in any manner that could materially and adversely affect the rights of a holder of any Shares or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Debenture or any other Loan Document or the ability of the Secured Parties to exercise the same.

10.3.2	After the occurrence of an Event of Default which is continuing and following notification by the Administrative Agent to each Chargor of the suspension of the Chargors’ relevant rights or of its intent to exercise such rights (as applicable):

(A)	the Administrative Agent (or its nominee) shall be entitled to receive and retain (subject to Clause 10.3.3 below) all monies and other rights arising

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from the Distribution Rights relating to the Shares and Investments. Each Chargor shall, to the extent that such monies or other rights have not been directly paid to or obtained by (as applicable) the Administrative Agent (or its nominee), take all reasonable steps as may be required to ensure that such monies are paid to or such rights are obtained by the Administrative Agent (or its nominee). In any event, any such monies or rights received by a Chargor shall, on and after the occurrence of an Event of Default which is continuing and notification by the Administrative Agent in accordance with this Clause, be held on trust by the relevant Chargor for the Administrative Agent (or its nominee) and shall be paid or delivered to the Administrative Agent (or its nominee); and

(B)	the Administrative Agent may in such manner and on such terms as it sees fit (in the name of the relevant Chargor or otherwise and without the need for further consent from any Chargor):

(1)	exercise (or refrain from exercising) any voting rights in respect of the Shares or the Investments or, as the case may be, require the relevant Chargor to exercise (or refrain from exercising) any such voting rights in accordance with the sole and exclusive directions of the Administrative Agent (in which event, the relevant Chargor shall comply with all such directions of the Administrative Agent); and/or

(2)	apply all monies arising from the Shares or Investments in accordance with Clause 14.8 (Application of Monies); and/or

(3)	without prejudice to any other provision of this Debenture, transfer the Shares or Investments into the name of a nominee or transferee of the Administrative Agent as the Administrative Agent may require; and/or

(4)	exercise (or refrain from exercising) all or any of the powers and rights conferred upon or exercisable by the legal or beneficial owner of the Shares or the Investments.

10.3.3	Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of Clauses 10.3.1 or 10.3.2 above shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Clause 14.8 (Application of monies). After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect in accordance with the terms of the Credit Agreement and the other Loan Documents, the Administrative Agent shall promptly repay to the relevant Chargor (without interest) all dividends, interest, principal or other distributions that that Chargor would otherwise be permitted to retain pursuant to the terms of Clause 10.3.1 and that remain in such account.

10.3.4	Unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an

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Event of Default to permit the Chargors to exercise all voting rights in respect of the Shares and Investments. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this Clause 10.3 (Dividends and voting rights) shall cease, and the Chargors shall have the exclusive right to exercise the voting rights and powers they would otherwise be entitled to exercise pursuant to Clause 10.3.1 above.

10.4	Notices by Administrative Agent

Any notice given by the Administrative Agent to the Chargor in accordance with Clause 10.3.2 (i) may be given by telephone if promptly confirmed in writing and (ii) may suspend the rights of a Chargor under Clause 10.3.1 in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

11.	INTELLECTUAL PROPERTY RIGHTS

11.1	Positive covenants in respect of Intellectual Property Rights

Each Chargor, at all times during the Security Period, shall, except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in paragraphs (a) or (b) of the definition of such term in the Credit Agreement, preserve, protect, maintain and renew as and when necessary all Intellectual Property Rights which form part of the Security Assets including maintaining the quality of any and all products or services used or provided in connection with any of the Trade Marks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trade Marks abide by the applicable licence’s terms with respect to the standards of quality;

11.2	Negative covenants in respect of Intellectual Property Rights

11.2.1	Save as expressly permitted in the Credit Agreement, no Chargor shall in respect of any Intellectual Property Rights, except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in paragraphs (a) or (b) of the definition of such term in the Credit Agreement:

(A)	permit any such Intellectual Property Rights to lapse for non-payment of any renewal or other fee necessary to maintain its registration and validity or allow any thing to be done or left undone the effect of which will, or may be to, imperil or prejudice any such Intellectual Property Rights, its registration, subsistence, validity, reputation or integrity;

(B)	do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Rights may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value);

(C)	change the specification of any such Intellectual Property Rights or permit any disclaimer, condition, restriction or memorandum to be entered on the Register of Trade Marks or the Register of Patents at IPOS; or

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(D)	fail to continue to pursue any Registered Intellectual Property to registration to the extent applicable or fail to take any steps necessary to ensure so far as possible that any Trade Mark Application or Patent Application is accepted for registration by IPOS.

11.2.2	Nothing in this Debenture shall prevent a Chargor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property Rights to the extent permitted by the Credit Agreement if that Chargor determines in its reasonable business judgement that such discontinuance is desirable in the conduct of its business.

12.	CHARGED AGREEMENTS AND INSURANCE POLICIES

12.1	Notice to counterparties

12.1.1	Each Chargor shall, at all times during the Security Period, (a) when so required in accordance with Clause 12.1.2; or (b) promptly after request by the Administrative Agent after the occurrence of an Event of Default which is continuing, give notice to the other parties to such Charged Agreements and Insurance Policies:

(A)	in the case of Charged Agreements substantially in the form set out in Schedule 3 (Form of notice for Charged Agreements); and

(B)	in the case of Insurance Policies, substantially in the form set out in Schedule 7 (Form of notice for Insurance Policies),

and deliver to the Administrative Agent a copy of each notice.

12.1.2	Each Chargor agrees that:

(A)	unless a notice in the applicable form specified in Clause 12.1.1 shall first have been given by such Chargor to each other party (each such party an “A/R Counterparty”), under contracts, agreements and licences that are listed on Schedule 10(a) of the Perfection Certificate on the Effective Date or identified pursuant to Section 5.03(b) of the Credit Agreement after the Effective Date (each a “Material A/R Agreement”), such Chargor shall not give notice to any such A/R Counterparty of Security over such Material A/R Agreement, or any Account Receivable arising thereunder, created in favour of any person other than the Administrative Agent; and

(B)	such Chargor shall ensure that the agreement or other document creating such Security in favour of any other such other person prohibits such person from giving any such notice except following the giving of notice to the relevant A/R Counterparty by such Chargor in accordance with Clause 12.1.1.

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12.2	Performance of obligations

Each Chargor shall remain liable, as between such Chargor, the Administrative Agent and the relevant counterparty under each contract, agreement or instrument comprising or relating to the Security Assets, to observe and perform all the conditions and obligations to be observed and performed by it under each such contract, agreement or instrument, all in accordance with the terms and conditions thereof, whether before or after the service of notice of the creation of Security in favour of the Administrative Agent under this Debenture on any counterparty, and each Chargor agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

12.3	Prior to Event of Default which is continuing

Unless an Event of Default has occurred and is continuing and the Administrative Agent has given notice to the relevant Chargor of its suspension of rights, a Chargor may continue to deal with the relevant counterparties and may continue to exercise all its rights in respect of the Charged Agreements and the Insurance Policies (in each case to which it is a party) including (subject to the Credit Agreements) receiving and exercising all rights relating to proceeds of those Charged Agreements and Insurance Policies.

13.	PAYMENTS WITHOUT DEDUCTION

Each Chargor covenants with the Secured Parties that all payments to be made by it under this Debenture shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

14.	ENFORCEMENT

14.1	When Security becomes enforceable

The Security created by a Chargor under this Debenture shall become enforceable:

14.1.1	on the occurrence of an Event of Default which is continuing and shall continue to be enforceable for so long as it remains continuing; or

14.1.2	if a Chargor so requests.

14.2	Powers on enforcement

14.2.1	At any time after the Security created by a Chargor under this Debenture has become enforceable, the Administrative Agent may in its absolute discretion (without prejudice to any other of its rights and remedies and without notice to any Chargor (subject to Clause 14.6.2) or the prior authorisation of any court) do all or any of the following:

(A)	enforce all or any part of the security created by this Debenture and take possession of or dispose of all or any of the Security Assets in each case at such times and upon such terms as it sees fit;

(B)	whether or not it has appointed a Receiver, exercise all of the powers, authorities and discretions conferred from time to time on:

(1)	mortgagees by the CLPA, (as varied or extended by this Debenture) or by law; and

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(2)	granted to a Receiver by this Debenture or by law.

(C)	subject to Clause 15.1.1 (Method of appointment and removal), appoint one or more persons to be a Receiver or Receivers of all or any of the Security Assets; and

(D)	collect, get in or call in all or any part of the Security Assets at such times and in such manner and generally on such terms and conditions as the Administrative Agent may think fit;

and without prejudice to the generality of the above:

(E)	sell, exchange, convert into money or otherwise dispose of or realise or concur in selling, exchanging, converting into money or otherwise disposing of or realising the Security Assets or any part thereof either by public offer or private contract and for such consideration and on such terms as it may think fit (without any obligation to use any particular manner or procedure) and so that (without prejudice to the generality of the foregoing) it may do any of those things for a consideration consisting of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable or deliverable in a lump sum whether immediately or on a deferred basis or by instalments spread over such period as it may think fit, and any such disposal or realisation shall be concluded and decided to be in a commercially reasonable manner;

(F)	exercise or cause or permit the exercise of any powers or rights incidental to the ownership of the Security Assets or any part thereof in such manner as it may think fit and in particular any voting and/or other rights attached to any Security Assets;

(G)	settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands relating in any way to the Security Assets or any part thereof;

(H)	bring, prosecute, enforce, defend and abandon all such actions, suits and proceedings in relation to the Security Assets or any part thereof as may seem to it to be expedient; and

(I)	do all such other acts and things as it may consider necessary or desirable for the realising of the Security Assets or any part thereof or incidental or conducive to any of the matters, powers or authorities conferred on it under or by virtue of this Debenture to exercise in relation to the Security Assets or any part thereof all such powers, authorities and things as it would be capable of exercising if it were the absolute beneficial owner of the same.

14.2.2	In any sale or disposal referred to in this Clause, the Administrative Agent may itself purchase the Security Assets or any part thereof free from any right of redemption on the part of the Chargors which is hereby waived and released.

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14.2.3	Each Chargor agrees that, upon any sale or disposal of the Security Assets or any part thereof which the Administrative Agent shall make or purport to make under the provisions of this Debenture, a statement in writing from the Administrative Agent that the Security created by this Debenture has become enforceable and that the power of sale has become exercisable shall be conclusive evidence of the fact in favour of any purchaser or other person to whom any of the Security Assets may be transferred and such purchaser or other person will take the same free of any rights of that Chargor. Each Chargor undertakes to indemnify the Administrative Agent against any claim which may be made against the Administrative Agent by such purchaser or any other person by reason of any defect in its title to the Security Asset.

14.3	Restrictions on Consolidation of Mortgages

Section 21 of the CLPA shall not apply to this Debenture or to any sale made under it. The Administrative Agent shall have the right to consolidate all or any of the security created by or pursuant to this Debenture with any other security in existence at any time. Such power may be exercised by the Administrative Agent at any time on or after the occurrence of an Event of Default which is continuing.

14.4	Leasing Powers

The statutory powers of leasing under the CLPA may be exercised by the Administrative Agent upon and following an Event of Default which is continuing. Subject to the CLPA, the Administrative Agent and any Receiver may make any lease or agreement for lease and/or accept any surrenders of leases and/or grant options on such terms as it sees fit.

14.5	Restrictions on Exercise of Power of Sale

Sections 25 of the CLPA shall not apply to this Debenture and the power of sale arising under the CLPA shall arise on the date of this Debenture (and the Secured Obligations shall be deemed to have become due and payable for that purpose). The power of sale and other powers conferred by Section 24 of the CLPA as varied or extended by this Debenture and those powers conferred (expressly or by reference) on a Receiver shall be immediately exercisable by the Administrative Agent at any time on or after the occurrence of an Event of Default which is continuing and subject to the requirements of Clause 14.6.2 (No prior notice needed).

14.6	No Prior Notice Needed

14.6.1	The powers of the Administrative Agent set out in Clauses 14.3 (Restrictions on Consolidation of Mortgages) to Clause 14.4 (Leasing Powers) may be exercised by the Administrative Agent without prior notice to any Chargor at any time after the occurrence of an Event of Default which is continuing, subject to Clause 14.6.2.

14.6.2	Notwithstanding any other provision of this Debenture, the Administrative Agent shall give the Chargors no less than 10 days’ written notice (which each Chargor agrees is reasonable notice) of the Administrative Agent’s intention to sell any or all of the Security Assets.

14.6.3	Notwithstanding any other provision of this Debenture, the Administrative Agent shall give the Company prior notice of the Administrative Agent’s taking

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possession of all or any of any Shares, provided that in the event the Administrative Agent shall have reasonably determined that it would not be practicable to give such notice prior to the taking of any such action, the Administrative Agent shall not be required to give such notice prior to the taking of such action but agrees to give the Company a notice of such action promptly after the taking thereof.

14.7	Disposal of the Security Assets

In exercising the powers referred to in Clause 14.2.1(A) (Powers on enforcement), the Administrative Agent or any Receiver may sell or dispose of all or any of the Security Assets at the times, in the manner and order, on the terms and conditions and for the consideration determined by it subject to Clause 14.6.2.

14.8	Application of monies

14.8.1	Subject to the repayment of any claims having priority to this Debenture and to any applicable statutory requirement as to the payment of preferential debts, after the Security created under this Debenture has become enforceable the Administrative Agent or any Receiver shall apply monies received by them under this Debenture in the following order:

(A)	first, in or towards the payment pro rata of or the provision pro rata for, any costs and expenses of the Administrative Agent or the Receiver or which are incidental to the appointment of the Receiver incurred or made in connection with any enforcement action or otherwise in connection with this Debenture or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Chargor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and any fees, commission or remuneration of the Receiver;

(B)	second, in or towards discharge in full of the Secured Obligations which shall be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution; and

(C)	third, in the payment of any surplus, if any, to the relevant Chargor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct;

provided that during the Security Period the Administrative Agent may credit any monies received by enforcing the Security under this Debenture to a suspense account pending its application in the above manner.

14.8.2	Each Chargor shall hold on trust for the Administrative Agent all monies received by virtue of the Insurance Policies and at any time when an Event of Default has occurred and is continuing, each Chargor shall apply those monies at the option of the Administrative Agent:

(A)	in replacing or reinstating the assets destroyed, damaged or lost (any deficiency being made good by the Chargors); or

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(B)	in reduction of the Secured Obligations in the manner set forth in Clause 14.8.1.

14.8.3	Clause 14.8.1 will override any appropriation made by a Chargor.

15.	APPOINTMENT OF RECEIVER

15.1	Method of appointment and removal

15.1.1	At any time on or after the occurrence of an Event of Default which is continuing or at the request of a Chargor or its directors, the Administrative Agent may, without prior notice to any Chargor, in writing (under seal, by deed or otherwise under hand) appoint a Receiver in respect of the Security Assets or any part thereof and may in like manner from time to time (and insofar as it is lawfully able to do and subject to any requirement for a court order in the removal of an administrative receiver) remove any Receiver and appoint another in his stead.

15.1.2	The exclusion of any part of the Security Assets from the appointment of the Receiver shall not preclude the Administrative Agent from subsequently extending his appointment (or that of the Receiver replacing him) to that part.

15.1.3	Nothing in Clause 15.1.1 shall restrict the exercise by the Administrative Agent of any one or more of the rights of the Administrative Agent under the Companies Act, Cap. 50 of Singapore, the CLPA and the rules thereunder or at common law.

15.2	Joint or several

If two or more persons are appointed as Receivers of the same assets, they may act jointly and/or severally so that (unless any instrument appointing them specifies to the contrary) each of them may exercise individually all the powers and discretions conferred on Receivers by this Debenture.

15.3	Receiver as agent

Every Receiver shall be the agent of the relevant Chargor which shall be solely responsible for his acts and defaults and for the payment of his remuneration.

15.4	Receiver’s remuneration

Every Receiver shall be entitled to remuneration for his services at a rate to be determined by the Administrative Agent from time to time, (and without being limited to any maximum rate specified by any statute or statutory instrument).

16.	RECEIVER’S POWERS

16.1	Powers

A Receiver shall have (and be entitled to exercise) in relation to the Security Assets over which he is appointed the following powers (as the same may be varied or extended by the provisions of this Deed):

16.1.1	to take possession of, get in and collect the Security Assets;

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16.1.2	to carry on and manage the business of the Chargors insofar as it relates to the Security Assets and in particular but without limitation, to exercise any rights and perform all or any obligations of the Chargors in relation to the Security Assets;

16.1.3	to sell, exchange, license or otherwise dispose of or in any way whatsoever deal with the Security Assets for such consideration (if any), including shares, debentures or any other securities whatsoever, and upon such terms as he may think fit;

16.1.4	to appoint and engage employees, managers, agents and advisers of the Chargors upon such terms as to remuneration and otherwise and for such periods as he may determine, and to dismiss them;

16.1.5	to insure, repair, improve, replace, exploit and develop the Security Assets in any manner;

16.1.6	for such consideration and on such terms as he may think fit, to purchase outright or acquire by leasing, hiring, licensing or otherwise, any land, buildings, plant, equipment, vehicles or materials or any other property, assets or rights of any description which he considers necessary or desirable for the carrying on, improvement or realisation of any business of the Chargors or for the benefit of the Security Assets;

16.1.7	in connection with the exercise, or the proposed exercise, of any of his powers or in order to obtain payment of his remuneration (whether or not it is already due) to borrow or raise money from any person, including the Administrative Agent, without security or on the security of the Security Assets and generally in such manner and on such terms as he may think fit;

16.1.8	to bring, defend, submit to arbitration, negotiate, compromise, abandon and settle any claims and proceedings concerning the Security Assets;

16.1.9	to transfer all or any of the Security Assets and/or any of the liabilities of the Chargors to any other company or body corporate, whether or not formed or acquired for the purpose;

16.1.10	to perform, repudiate, rescind, vary or enter into any arrangement or compromise any contracts and agreements which he may consider expedient and allow time for payment of any debts either with or without security;

16.1.11	to call up all or any portion of the uncalled capital for the time being of the Chargors;

16.1.12	generally to carry out, or cause or authorise to be carried out, any transaction, scheme or arrangement whatsoever, whether similar or not to any of the foregoing, in relation to the Security Assets which he may consider expedient as effectually as if he was solely and absolutely entitled to the Security Assets;

16.1.13	in connection with the exercise of any of his powers, to execute or do, or cause or authorise to be executed or done, on behalf of or in the name of the Chargors or otherwise, as he may think fit, all documents, acts or things which he may consider appropriate; and

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16.1.14	any other statutory power conferred on a receiver or receiver and manager.

16.2	Powers may be Restricted

The powers granted to a Receiver pursuant to this Debenture may be restricted by the instrument (signed by the Administrative Agent) appointing him but they shall not be restricted by any winding-up or dissolution of any Chargor.

16.3	Application of Monies Received by Receiver

Sections 29(6) and 29(8) of the CLPA shall not apply in relation to a Receiver appointed under the foregoing provisions of this Clause 16.

17.	PROTECTION OF PURCHASERS

17.1	No purchaser or other person dealing with the Administrative Agent or any Receiver shall be bound or concerned:

17.1.1	to see or enquire whether the right of the Administrative Agent or any Receiver to exercise any of the powers conferred by this Debenture has arisen or not;

17.1.2	with the propriety or regularity of the exercise or purported exercise of those powers;

17.1.3	whether any amount remains secured by this Debenture; or

17.1.4	with the application of any monies paid to the Administrative Agent, to any Receiver or to any other person.

17.2	All the protections to purchasers and persons dealing with receivers contained in sections 26 and 27 of the CLPA shall apply to any person purchasing from and dealing with the Receiver.

17.3	The receipt of the Administrative Agent or any Receiver shall be a conclusive discharge to any purchaser of the Security Assets.

18.	PROTECTION OF THE LOAN PARTIES AND RECEIVERS

18.1	Exclusion of liability

None of the Administrative Agent, the other Secured Parties, any Receiver or any of their respective Related Parties shall have any responsibility or liability:

18.1.1	for any action taken, or any failure to take any action, in relation to all or any of the Security Assets; or

18.1.2	by reason of it or the Receiver entering into possession of the Charged Assets or any part thereof, be liable to account as mortgagee in possession or be liable for any loss or realisation or for any default or omission for which a mortgagee in possession might be liable and the Chargee and any Receiver shall in any event be entitled to all the rights, powers, privileges and immunities conferred by the CLPA on mortgagees and receivers duly appointed under the CLPA, except in the case of gross negligence or wilful misconduct on the part of that person as determined by a court of competent jurisdiction in a final and non-appealable judgment.

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18.2	Indemnity out of the Security Assets

The Administrative Agent, the other Secured Parties, any Receiver and their respective Related Parties shall be entitled to be indemnified out of the Security Assets in respect of their actions, proceedings, demands, claims, costs, expenses and liabilities in connection with this Debenture.

19.	PRESERVATION OF SECURITY

19.1	Reinstatement

If any payment by a Chargor or discharge given by the Administrative Agent (whether in respect of the obligations of any Loan Party or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency, liquidation, administration or any similar event:

19.1.1	the liability of each Chargor and the Security created by each Chargor under this Debenture shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

19.1.2	the Secured Parties shall be entitled to recover the value or amount of that Security or payment from each Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

19.2	Waiver of defences

Neither the Security created by this Debenture nor the obligations of a Chargor under this Debenture will be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice that Security or any of those obligations (whether or not known to it, the Administrative Agent or any other Secured Party) including:

19.2.1	any time, waiver or consent granted to, or composition with, any Loan Party or other person;

19.2.2	the release of any Loan Party or any other person under the terms of any composition or arrangement with any person;

19.2.3	the taking, variation, compromise, exchange, renewal, enforcement or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over, assets of any Loan Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

19.2.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Loan Party or any other person;

19.2.5	any amendment (however fundamental), replacement, variation, novation, assignment or the avoidance or termination of a Loan Document or any other document or Security;

19.2.6	any unenforceability, illegality or invalidity of any obligation of, or any Security created by, any person under any Loan Document or any other document; or

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19.2.7	any insolvency, liquidation, administration or similar procedure.

19.3	Chargor Intent

Without prejudice to the generality of Clause 19.2 (Waiver of defences), each Chargor expressly confirms that it intends that the Security created by it under this Debenture shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.4	Immediate recourse

Each Chargor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from any Chargor under this Debenture. This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

19.5	Appropriations

During the Security Period each Secured Party may:

19.5.1	refrain from applying or enforcing any monies, Security or rights held or received by it (or any trustee or agent on its behalf) in respect of the Secured Obligations, or, subject to Clause 14.8.1 (Application of monies), apply and enforce the same in such manner and order as it sees fit (whether against the Secured Obligations or otherwise) in any manner which is not in breach of the terms of the Loan Documents and no Chargor shall be entitled to the benefit of the same; and

19.5.2	hold in an interest-bearing suspense account any monies received from a Chargor or on account of the Secured Obligations.

19.6	Deferral of Chargors’ rights

During the Security Period and unless the Administrative Agent otherwise directs, no Chargor shall exercise any rights which it may have by reason of performance by it of its obligations under this Debenture or the enforcement of the Security created by this Debenture:

19.6.1	to exercise any right of set-off against any Loan Party; and/or

19.6.2	to claim or prove as a creditor of any Loan Party in competition with any Secured Party.

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19.7	Additional Security

This Debenture is in addition to, is not in any way prejudiced by and shall not merge with any contractual right or remedy or other Security now or in the future held by or available to any Secured Party.

19.8	New accounts

If any Secured Party receives notice (actual or otherwise) of any subsequent Security over or affecting all or any of the Security Assets it may open a new account or accounts with the Borrower and/or a Chargor and, if it does not do so, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that subsequent Security, and as from that time all payments made by a Chargor to that Secured Party:

19.8.1	shall be credited or be treated as having been credited to the new account of the Borrower or Chargor; and

19.8.2	shall not operate to reduce the Secured Obligations at the time when the Secured Party received or was deemed to have received such notice.

20.	TACKING

For the purposes of section 15 of the Registration of Deeds Act, Cap. 269 of Singapore, the Administrative Agent confirms on behalf of the Lenders that the Lenders shall make further advances to the Borrowers on the terms and subject to the conditions of the Loan Documents.

21.	FURTHER ASSURANCE AND PERFECTION

21.1	Application to Land Registrar

Each Chargor consents to the registration against the registered titles specified opposite its name in Schedule 1 (Land charged by way of legal mortgage) or in Schedule 1 (Land charged by way of legal mortgage) to any Security Accession Deed of:

21.1.1	a restriction in the following terms or such other terms as the Administrative Agent may prescribe:

“No [disposition or specify type of disposition] of the registered estate [(other than a charge)] by the proprietor of the registered estate [, or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction,] is to be registered without a written consent signed by the proprietor for the time being of the charge dated [date] in favour of [chargee] referred to in the charges register [or [their conveyancer or specify appropriate details]]”; and

21.1.2	a notice that the Lenders are under an obligation to make further advances on the terms and subject to the conditions of the Loan Documents.

21.2	Further action

Each Chargor shall, promptly upon the request of the Administrative Agent execute (in such form as the Administrative Agent may reasonably require) such documents (including assignments, transfers, mortgages, charges, notices and instructions) in favour of the Administrative Agent or its nominees and do all such assurances and things as the Administrative Agent may reasonably require in order to:

21.2.1	protect, preserve and perfect the Security expressed to be created by or pursuant to this Debenture;

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21.2.2	protect and preserve the ranking of the Security intended to be created by or pursuant to this Debenture with any other Security over any assets of a Chargor; or

21.2.3	following the occurrence of an Event of Default which is continuing, facilitate the realisation of all or any of the Security Assets or the exercise of any rights, powers and discretions conferred on the Administrative Agent or any Receiver in connection with all or any of the Security Assets, and any such document may contain an assignment to the Administrative Agent of the Book Debts, Non-Trading Debts and/or and any Charged Agreement together with any related notices of assignment in any manner reasonably required by the Administrative Agent.

21.3	Deposit of documents

Each Chargor covenants that, on the date of this Debenture and at all times during the Security Period as soon as it receives them (and in any event as soon as the Administrative Agent so requests in writing), it shall deposit with the Administrative Agent, in respect of or in connection with the Security Assets:

21.3.1	all deeds, certificates and other documents of or evidencing title; and

21.3.2	any other documents which the Administrative Agent may from time to time reasonably require for perfecting its title, or the title of any purchaser,

all of which will be held by the Administrative Agent at the expense and risk of the Chargors.

21.4	Registration of Trade Marks, Community Trade Marks and Patents

21.4.1	Each Chargor shall if requested to do so by the Administrative Agent (acting reasonably):

(A)	within 10 Business Days of the date of this Debenture or the date of the Relevant Security Accession Deed or being asked to do so, apply to IPOS to register the charge created by Clause 3.7 (Intellectual Property Rights); and

(B)	pay all fees necessary to make the registrations required to be made under paragraph (A) on or before the latest time provided for payment.

21.4.2	Each Chargor acknowledges the right of the Administrative Agent, or any duly authorised agent of the Administrative Agent, at the cost and expense of that Chargor, to take all or any of the actions set out in Clause 21.4.1 above.

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21.5	Additional schedules

Without limiting the generality of the foregoing, each Chargor hereby authorises the Administrative Agent, with prompt written notice thereof to the Chargors, to supplement this Debenture by supplementing any schedule hereto or adding additional schedules hereto to identify specifically any asset or item that may constitute Registered Intellectual Property, Patents or Trade Marks; provided that any Chargor shall have the right, exercisable within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after it has been notified in writing by the Administrative Agent of the specific identification of such Security Assets, to advise the Administrative Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Chargor hereunder with respect to such Security Assets. Each Chargor agrees that, at the reasonable request of the Administrative Agent, it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Security Assets within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after the date it has been notified in writing by the Administrative Agent of the specific identification of such Security Assets.

21.6	Grant of Licence to use Intellectual Property Rights

For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Debenture, each Chargor shall, upon request by the Administrative Agent after the occurrence of an Event of Default which is continuing, grant to the Administrative Agent an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to the Chargors) to use, licence or sublicence any of the Security Assets consisting of Intellectual Property Rights now owned or hereafter acquired by such Chargor, and wherever the same may be located, and including in such licence reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive licence (a) does not violate the express terms of any agreement between a Chargor and a third party governing the applicable Chargor’s use of such Security Assets consisting of Intellectual Property Rights, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licences to be granted hereunder with respect to Trade Marks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trade Marks are used sufficient to preserve the validity of such Trade Marks. The use of such licence by the Administrative Agent may be exercised, at the option of the Administrative Agent, during the continuation of an Event of Default; provided further that any licence, sublicence or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Chargors notwithstanding any subsequent cure of an Event of Default.

22.	POWER OF ATTORNEY AND DELEGATION

22.1	Power of attorney

Each Chargor irrevocably and by way of security appoints each of:

22.1.1	the Administrative Agent; and

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22.1.2	any Receiver,

jointly and severally as its attorney, in its name, on its behalf and in such manner as the attorney may in its or his absolute discretion think fit following the occurrence of an Event of Default which is continuing (and following notification by the Administrative Agent to the Chargor of its intent to exercise such rights) to take any action and sign or execute any further documents which that Chargor is required to take, sign or execute in accordance with this Debenture or the other Loan Documents (including under Clause 21 (Further Assurance and Perfection) and/or to exercise any of the rights conferred upon the Administrative Agent or any receiver or delegate in relation to the Security Assets or under any Loan Document.

22.2	Ratification

Each Chargor agrees, promptly on the request of any attorney appointed under Clause 22.1 (Power of attorney) above to ratify and confirm all such actions taken and documents signed or executed save where such attorney is acting with wilful misconduct or gross negligence as determined by a court of competent jurisdiction in a final non-appealable judgment.

22.3	Delegation

Each of the Administrative Agent and any Receiver shall have full power to delegate the powers, authorities and discretions conferred on it or him by this Debenture (including the power of attorney set out in Clause 22.1 (Power of attorney) above) on such terms and conditions as it or he shall see fit which shall not preclude exercise of those powers, authorities or discretions by it or him or any revocation of the delegation or any subsequent delegation.

23.	TERMINATION; RELEASE OF SECURITY

23.1	Termination

23.1.1	This Debenture, the Security granted in respect of the Security Assets hereunder and all other security interests granted hereunder shall terminate at the end of the Security Period.

23.1.2	The Security granted in respect of the Security Assets hereunder and all other security interests granted hereunder shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

23.2	Release

In connection with any termination or release pursuant to Clause 23.1.1 above, the Administrative Agent shall execute and deliver to any Chargor, at such Chargor’s expense, all documents that such Chargor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Clause shall be without recourse to or warranty by the Administrative Agent.

24.	FEES AND EXPENSES; INDEMNIFICATIONS

24.1	Each Chargor, jointly with the other Chargors and severally, agrees to reimburse the Administrative Agent and any Receiver and their respective officers and employees for its

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fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to a “Chargor”.

24.2	Without limitation of its indemnification obligations under the other Loan Documents, each Chargor agrees to indemnify the Administrative Agent and any Receiver and their respective officers and employees and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by a Chargor arising out of, in connection with, or as a result of, the execution, delivery or performance of this Debenture or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any other Subsidiary and regardless of whether any such person is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

24.3	To the fullest extent permitted by applicable law, no Chargor shall assert, and each Chargor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

24.4	The provisions of this Clause 24 shall remain operative and in full force and effect regardless of the termination of this Debenture or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Debenture or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Clause 24. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

24.5	For the avoidance of doubt, in connection with any indemnification pursuant to this Clause 24, the reimbursement shall be on a full indemnity basis together with any applicable tax.

24.6	The parties to this Debenture agree that a reference in this Clause 24 to an “Indemnitee” shall include a reference to a Receiver and its officers and employees.

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25.	ADDITIONAL CHARGORS

25.1	Delivery of Security Accession Deed

25.1.1	The Original Chargor may request that any other company (a “New Chargor”) becomes a Chargor and shall request that any other company becomes a New Chargor if that company is required to do so under the terms of the Credit Agreement.

25.1.2	The New Chargor shall become a Chargor if:

(A)	the Original Chargor and the New Chargor deliver to the Administrative Agent a duly completed and executed Security Accession Deed; and

(B)	the Original Chargor confirms that no Default is continuing or would occur as a result of the New Chargor becoming a Chargor.

25.2	Repetition of representations

Delivery of a Security Accession Deed constitutes confirmation by the New Chargor that the representations and warranties set out in Clause 6 (Representations and warranties) are true and correct to the extent applicable to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

26.	CALCULATIONS AND CERTIFICATES

26.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Debenture, the entries made in the accounts maintained by the Administrative Agent or any other Secured Party are prima facie evidence of the matters to which they relate.

26.2	Certificates and determinations

Any certification or determination by the Administrative Agent or any other Secured Party of a rate or amount under this Debenture is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

26.3	Day Count Convention

Any interest accruing under this Debenture will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

27.	NOTICES

27.1	Communications in writing

Any communication to be made under or in connection with this Debenture shall be made in writing (save as expressly set forth herein) and, unless otherwise stated, may be given in person, by post or fax or other electronic transmission.

27.2	Addresses

The address, fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Debenture for any communication or document to be made or delivered under or in connection with this

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Debenture is that identified with its name below or any substitute address, fax number, email address or department or officer as the Administrative Agent or a Chargor may notify to the other party by not less than five Business Days’ notice.

27.3	Delivery

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

27.4	English language

27.4.1	Any notice given under or in connection with this Debenture must be in English.

27.4.2	All other documents provided under or in connection with this Debenture must be:

(A)	in English; or

(B)	if not in English accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

28.	MISCELLANEOUS

28.1	Partial Invalidity

If, at any time, any provision of this Debenture is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions, nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction, will in any way be affected or impaired.

28.2	Remedies and Waivers Cumulative

No failure to exercise, nor delay in exercising, on the part of the Administrative Agent, any right or remedy under this Debenture shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise, or the exercise of any other right or remedy. The rights and remedies provided in this Debenture are cumulative and not exclusive of any rights or remedies provided by law.

28.3	Amendments

28.3.1	Neither this Debenture nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Chargor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, (i) consent to a departure by a Chargor from any covenant set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement and (ii) as provided in Clause 21.5.

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28.3.2	No waiver of any provision of this Debenture or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Clause 28.3, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

28.4	Counterparts

This Debenture may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Debenture.

28.5	The Chargors

This Debenture shall be binding on the successors and permitted assigns of the relevant Chargor.

28.6	Assignment and Transfer

Neither the Chargors nor the Administrative Agent may assign any rights it has under this Debenture, save that the Administrative Agent may assign and transfer all or any part of its rights and obligations under this Debenture to a replacement administrative agent appointed pursuant to the terms of the Credit Agreement. Such replacement administrative agent will, from the date of the assignment or transfer, be the agent of each other Secured Party under this Debenture instead of the previous administrative agent.

28.7	Disclosure

A Secured Party may disclose to any person any information about any Chargor or the Loan Documents, in each case subject to any limitations in the Credit Agreement.

28.8	Property

This Debenture is and will remain the property of the Administrative Agent.

28.9	Set-Off, Combination of Accounts and Lien

In circumstances in which it would be permitted to do so in accordance Section 5.08 of the US Collateral Agreement, a Secured Party may (but shall not be obliged to) set-off any obligation in respect of Secured Obligations which is due and payable by a Chargor against any obligation (contingent or otherwise) owed by that Secured Party to that Chargor (regardless of the place of payment, booking branch or currency of either obligation) and apply any credit balance to which a Chargor is entitled on any account with that Secured Party in payment of the Secured Obligations. That Secured Party may, at the cost of the Chargors, effect such currency exchanges as such Secured Party considers are appropriate to implement such set-off.

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28.10	If applicable, the perpetuity period under the rule against perpetuities shall be 100 years from the date of this Debenture.

29.	GOVERNING LAW AND ENFORCEMENT LAW

29.1	Governing Law

This Debenture and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability shall be governed by and construed in accordance with Singapore law.

29.2	Jurisdiction of Singapore courts

29.2.1	Each Chargor irrevocably submits to the exclusive jurisdiction of the Singapore courts to settle any dispute or claim arising out of or in connection with this Debenture or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual dispute or claim) (a “Dispute”).

29.2.2	Subject to Clause 29.2.3 below, the parties to this Debenture agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly no Chargor will:

(A)	argue to the contrary; or

(B)	take any proceedings relating to a Dispute in any jurisdiction other than Singapore.

29.2.3	This Clause 29.2 is for the benefit of the Administrative Agent and the other Secured Parties only. As a result, neither the Administrative Agent nor any other Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction nor from contending that such courts are appropriate and convenient. To the extent allowed by law, the Administrative Agent and the other Secured Parties may take:

(A)	proceedings in any other court; and

(B)	concurrent proceedings in any number of jurisdictions.

29.3	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Chargor which is incorporated outside Singapore:

(A)	irrevocably appoints the Original Chargor as its agent for service of process in relation to any proceedings before the Singapore courts in connection with this Debenture; and

(B)	agrees that failure by a process agent to notify that Chargor of the process will not invalidate the proceedings concerned.

IN WITNESS whereof this Debenture has been duly executed and delivered as a deed on the date first above written.

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SCHEDULE 1

LAND CHARGED BY WAY OF LEGAL MORTGAGE

Part 1 – Registered Land

None

Part 2 – Unregistered Land

None

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SCHEDULE 2

SHARES

Name of Chargor	Subsidiary	Number and class of shares	Details of nominees (if any) holding legal title to shares

None

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SCHEDULE 3

FORM OF NOTICE FOR CHARGED AGREEMENTS

[On Chargor’s notepaper]

To:	[insert name and address of counterparty]

Attention:	[ ]

Date:	[ ] 2009

Dear Sirs

We refer to the [specify the relevant Charged Agreement] dated [            ] 200[    ] between us and you (the “Agreement”).

We notify you that under a debenture dated [            ] 2009 between, among others, us and JPMorgan Chase Bank, N.A. (the “Administrative Agent”) we have [assigned/charged], all our rights, title and interest under the Agreement in favour of the Administrative Agent for the benefit of itself and certain other banks and financial institutions as security for certain credit facilities.

Notwithstanding the above, unless and until you receive written notice to the contrary from the Administrative Agent, you may continue to deal with us in relation to the Agreement.

by
Name:
Title:

Copy to: Administrative Agent

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SCHEDULE 4

FORM OF SECURITY ACCESSION DEED

Dated

Between

(1)	[ ], a company incorporated under the laws of [Singapore] with registered number [ ] (the “New Chargor”); and

(2)	[ ] as agent for itself and the Secured Parties (the “Administrative Agent”).

Recitals

This deed is supplemental to a debenture dated [            ] 2009 between, among others, the Original Chargor and the Administrative Agent (as supplemented and amended from time to time, the “Debenture”).

This deed witnesses

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Words and expressions defined in the Debenture shall have the same meanings in this Security Accession Deed.

1.2	Construction

The principles of construction set out in Clause 1.2 (Construction) of the Debenture shall apply to this Security Accession Deed, insofar as they are relevant to it, as they apply to the Debenture.

1.3	Effect as a deed

This Security Accession Deed shall take effect as a deed even if it is signed under hand by or on behalf of the Administrative Agent.

2.	ACCESSION OF NEW CHARGOR

The New Chargor agrees to be a Chargor for the purposes of the Debenture with immediate effect and agrees to be bound by all of the terms of the Debenture as if it had originally been a party to it as a Chargor.

3.	CREATION OF SECURITY

The New Chargor mortgages, charges and assigns to the Administrative Agent all its business, undertaking and assets on the terms of Clause 3 (Creation of Security) of the Debenture provided that:

3.1.1	the Land charged by way of legal mortgage shall be the Land referred to in Schedule 1 (Land charged by way of legal mortgage);

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3.1.2	the Shares charged by way of fixed charge shall include the Shares referred to in Schedule 2 (Shares);

3.1.3	the Charged Agreements assigned or (if and to the extent that the assignment does not take effect as an assignment) charged by way of fixed charge shall include the Charged Agreements set out in Schedule 3 (Form of notice for Charged Agreements);

3.1.4	the Intellectual Property Rights charged by way of fixed charge shall include those set out in Schedule 5 (Intellectual Property Rights); and

3.1.5	the Insurance Policies assigned or (if and to the extent that the assignment does not take effect as an assignment) charged by way of fixed charge shall include the Insurance Policies set out in Schedule 7 (Insurance Policies).

4.	CONSENT OF EXISTING CHARGOR[S]

The existing Chargor[s] agree[s] to the terms of this Debenture and agree that its execution will in no way prejudice or affect the Security granted by each of them under (and covenants given by each of them in) the Debenture.

5.	NOTICES

The New Chargor confirms that its address details for notices in relation to Clause 27 (Notices) / [Clause [—] (Incorporation of Facility Agreement[s]) of the Debenture are as follows:

Address: [                    ]

Attention: [                    ]

Fax: [                    ]

6.	LAW

This Deed is governed by Singapore law.

Executed as a deed and delivered on the date appearing at the beginning of this Security Accession Deed.

Schedule 1 – Land

Schedule 2 – Shares

Schedule 3 – Form of notice for Charged Agreements

Schedule 4 – Form of Security Accession Deed

Schedule 5 – Intellectual Property Rights

Schedule 6 – Form of Supplemental Mortgage

Schedule 7 – Form of notice for Insurance Policies

41

SCHEDULE 5

INTELLECTUAL PROPERTY

Part 1A – Trade Marks

Proprietor	Trade Mark	Class(es)	Registration number

None

Part 1B – Trade Mark Applications

Proprietor	Mark	Class(es)	Application number	Filing date

None

Part 3A – Patents

Proprietor	Patent	Class(es)	Registration number

None

Part 3B – Patent Applications

Proprietor	Patent	Class(es)	Application number	Filing date

None

Part 4 – Other Intellectual Property Rights

None

42

SCHEDULE 6

FORM OF SUPPLEMENTAL MORTGAGE

SUPPLEMENTAL MORTGAGE

Dated

Between

(1)	[ ], a company incorporated under the laws of [Singapore] with registered number [ ] (the “Mortgagor”); and

(2)	[ ] as agent for itself and the Secured Parties (the “Administrative Agent”).

Recitals

This mortgage is supplemental to a debenture dated [            ] 2009 between, among others, the Mortgagor and the Administrative Agent (as supplemented and amended from time to time, the “Debenture”).

This mortgage witnesses

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Words and expressions defined in the Debenture shall have the same meanings in this Supplemental Mortgage.

1.2	Construction

The principles of construction set out in Clause 1.2 (Construction) of the Debenture shall apply to this Supplemental Mortgage, insofar as they are relevant to it, as they apply to the Debenture.

1.3	Effect as a deed

This Supplemental Mortgage shall take effect as a deed even if it is signed under hand by or on behalf of the Administrative Agent.

2.	MORTGAGE

2.1	The Mortgagor charges by way of legal mortgage its interest in the Material Land referred to opposite its name in the Schedule.

2.2	The Mortgagor has the right to transfer with full title guarantee all or any part of its Material Land.

2.3	All the terms of the Debenture (other than the terms of Clause 3 (Creation of Security)) shall apply to this Supplemental Mortgage as if set out in full herein.

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3.	LAW

This Supplemental Mortgage is governed by Singapore law.

Executed as a deed and delivered on the date appearing at the beginning of this Supplemental Mortgage.

Schedule

Part 1 – Registered Land

Name of Chargor	Description and address	Title number

[ ]	[ ]	[ ]
[ ]	[ ]	[ ]

Part 2 – Unregistered Land

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SCHEDULE 7

FORM OF NOTICE FOR INSURANCE POLICIES

[On Chargor’s notepaper]

To:	[insert name and address of Insurance Policy counterparty]

Attention:	[ ]

Date:	[ ] 200[ ]

Dear Sirs

Notice of assignment

1.	We refer to the [specify the relevant insurance policy] dated [ ] 200[ ] between us and you (the “Policy”).

2.	We notify you that:

(A)	under a debenture dated [ ] 2009 between, among others, us and [insert name of Administrative Agent] (the “Administrative Agent”) we have assigned to the Administrative Agent for the benefit of itself and certain other banks and financial institutions (together with the Administrative Agent, the Secured Parties) all our right, title and interest in and to, and all benefits accruing under, the Policy as security for certain obligations owed to the Secured Parties;

(B)	until you receive written notice to the contrary from the Administrative Agent, you may continue to deal with us in relation to the Policy and credit all monies to which we are entitled under the Policy to the following account in our name: [insert details of account]. After receipt we will cease to have any right to deal with you in relation to the Policy and from that time you should deal only with the Administrative Agent; and

(C)	you are authorised to disclose information relating to the Policy to the Administrative Agent on request.

3.	We request that you note on the Policy the Administrative Agent’s security interest under the Debenture.

4.	The provisions of this notice are governed by Singapore law.

Yours faithfully

for and on behalf of

[insert name of Chargor] Copy to: Administrative Agent

45

EXECUTION PAGE

SIGNED, SEALED AND DELIVERED BY	)
)
AS ATTORNEY FOR AND ON BEHALF OF	)
SKYPE SINGAPORE PTE. LTD.	)
in the presence of:	)

Signature of witness

Name of witness

(in BLOCK CAPITALS)

Address of witness

Notice details of Skype Singapore Pte. Ltd. for Clause 27

Address of company:

Fax:

Attention:

46

SIGNED by	)
)
for and on behalf of	)
JPMORGAN CHASE BANK,	)
N.A.	)

Notice details of JPMorgan Chase Bank, N.A. for Clause 27

Address of company:	1111 Fannin, 10th Floor, Houston, Texas 77002

Fax:	+1 713-750-2878

Attention:	Maryann Bui (email: maryann.t.bui@jpmchase.com)

with a copy to:

JPMorgan Chase Bank, N.A.,

270 Park Avenue, New York, New York 10017,

Fax:	+1 212-270-5127

Attention:	Peter Thauer (email: peter.thauer@jpmorgan.com)

47

ANNEX F1

Charge Over Shares

between

Skype Technologies S.A.

and the

Administrative Agent

Final draft

             2009

SKYPE TECHNOLOGIES S.A.

as the Company

and

JPMORGAN CHASE BANK, N.A.

as Administrative Agent

CHARGE OVER SHARES

Herbert Smith LLP

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2

THIS DEED is made on              2009

BETWEEN:

(1)	Skype Technologies S.A. (a public limited company (société anonyme) registered with the Luxembourg Registre de Commerce et des Sociétés with registration number R.C.S. Luxembourg B96.677) whose registered office is at 22/24 Boulevard Royal, L-2449, Luxembourg, Grand-Duchy of Luxembourg (the “Company”); and

(2)	JPMorgan Chase Bank, N.A. as agent for itself and each of the other Secured Parties (the “Administrative Agent”).

IT IS AGREED as follows:

1.	DEFINITIONS, CONSTRUCTION AND THIRD PARTY RIGHTS

1.1	Definitions

Terms defined in the Credit Agreement and the US Collateral Agreement shall, unless otherwise defined in this Deed, bear the same meaning when used in this Deed and the following terms shall have the following meanings:

1.1.1	“Administrator” means a person appointed under Schedule B1 to the Insolvency Act 1986 to manage the Company’s affairs, business and property.

“Credit Agreement” means the credit agreement dated as of 19 November, 2009 among Springboard Group S.àr.l, Springboard Finance, L.L.C., as the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

“Default Rate” means the rate of interest specified in, and calculated in accordance with, Section 2.13(c) of the Credit Agreement.

“Legal Reservations” means:

(A)	the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction;

(B)	the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence or similar reasons; the time barring of claims under applicable limitation laws, the possibility that Security, even if expressed to be fixed in nature, will only amount to a floating charge; the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction; and

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(C)	any other general principles, reservations or qualifications in each case as to matters of law contained in any legal opinions delivered to the Secured Parties in connection with this Deed.

“LPA” means the Law of Property Act 1925.

“Perfection Requirements” means the making or the procuring of the appropriate registrations, filings, endorsements, notarisations, stampings and or notifications in accordance with any applicable time limits imposed by law or regulation, in respect of this Deed and/or the Security created thereunder.

“Receiver” means any person appointed by the Administrative Agent to be a receiver or receiver and manager or administrative receiver of the property subject to the security created by this Deed or any part thereof.

“Related Investment Rights” means all allotments, rights, benefits and advantages (including all voting rights) whatsoever at any time accruing, offered or arising in respect of or incidental to the Shares and all money or property accruing or offered at any time by way of conversion, redemption, bonus, preference, option, dividend, distribution, interest or otherwise in respect of the Shares.

“Related Property Rights” means, in relation to any property or asset:

(A)	the proceeds of sale and/or other realisation of that property or asset (or any part thereof or interest therein);

(B)	all options, agreements, rights, benefits, indemnities, guarantees, warranties or covenants for title in respect of such property or asset; and

(C)	all rights under any agreement in respect of such property or asset.

“Secured Obligations” has the meaning given to that term in the US Collateral Agreement.

“Secured Parties” has the meaning given to that term in the US Collateral Agreement.

“Security” means any Lien as defined in the Credit Agreement.

“Security Period” means the period from the date of this Deed until the date on which (a) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

“Shares” means:

(A)	the entire issued share capital of S Technologies (as defined below) from time to time, being at the date of this Deed one ordinary share of £1.00, legally or beneficially owned by the Company;

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(B)	all Related Investment Rights in respect thereof; and

(C)	all Related Property Rights in respect thereof.

“S Technologies” means S Technologies Limited (a company incorporated in England and Wales with registered number 5012699) whose registered office is at 5 New Street Square, London EC4A 3TW.

“US Collateral Agreement” means the U.S. collateral agreement dated as of 19 November 2009 among Springboard Finance, L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent on behalf of itself and the other Secured Parties.

“VAT” means United Kingdom Value Added Tax together with all interest and penalties relating thereto.

1.2	Construction and Third Party Rights

1.2.1	Unless a contrary indication appears, any reference in this Deed to:

(A)	the singular includes the plural and vice versa;

(B)	the “Administrative Agent”, any “Secured Party”, any “Loan Party” and the “Company” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(C)	“assets” includes present and future properties, revenues and rights of every description;

(D)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(E)	a provision of law is a reference to that provision as amended or re- enacted;

(F)	a Clause or a Schedule is a reference to a clause of or schedule to this Deed;

(G)	this Deed shall be construed as references also to any separate or independent stipulation or agreement contained in it;

(H)	another agreement (including the Credit Agreement) shall be construed as a reference to such agreement as the same may have been amended, supplemented, novated, varied or otherwise modified from time to time;

(I)	references to any form of property or asset (including the Shares) shall include a reference to all or any part of that property or asset; and

(J)	the word “including” is without limitation.

1.2.2	Clause and Schedule headings are for ease of reference only.

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1.2.3	The words “other”, “or otherwise” and “whatsoever” shall not be construed eiusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to.

1.2.4	The terms of this Deed may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

1.3	Implied Covenants for Title

The obligations of the Company under this Deed shall be in addition to the covenants for title deemed to be included in this Deed by virtue of Part I of the Law of Property (Miscellaneous Provisions) Act 1994.

1.4	Effect as a Deed

This Deed is intended to take effect as a deed notwithstanding that any party may have executed it under hand only.

1.5	Agency Provisions

The Administrative Agent holds the benefit of this Deed as agent for the Secured Parties in accordance with the terms of the Credit Agreement.

2.	COVENANT TO PAY

2.1	Covenant to Pay Secured Obligations

The Company covenants with the Administrative Agent and the other Secured Parties that it will pay and discharge the Secured Obligations owed by it when due.

2.2	Potential Invalidity

Neither the covenant to pay in Clause 2.1 (Covenant to Pay Secured Obligations) nor the obligation to pay interest pursuant to Clause 2.3 (Interest) nor the security created by this Deed shall extend to or include any liability or sum which would, but for this Clause 2.2, cause such covenant, obligation or security to be unlawful under English or Luxembourg law.

2.3	Interest

The Company hereby agrees to pay to the Administrative Agent, in respect of any amount unpaid and due from it in accordance with this Deed, interest on such overdue amount at the Default Rate.

3.	SECURITY

The Company hereby charges to the Administrative Agent by way of first fixed charge with full title guarantee and as a continuing security for the payment and discharge of the Secured Obligations of the Company all of the Company’s rights to and title and interest from time to time in any and each of the Shares.

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4.	FURTHER ASSURANCE

The Company shall promptly upon request by the Administrative Agent execute (in such form as the Administrative Agent may reasonably require) such documents (including assignments, transfers, mortgages, charges, notices and instructions) in favour of the Administrative Agent or its nominees and do all such assurances and things as the Administrative Agent may reasonably require for:

4.1.1	perfecting and/or protecting (by registration or in any other way) the security created or intended to be created by this Deed; and

4.1.2	facilitating the realisation of all or any part of the Shares.

5.	GENERAL UNDERTAKINGS WITH RESPECT TO THE SHARES

5.1	The Company undertakes to the Administrative Agent with respect to the Shares that:

5.1.1	Negative Pledge

it shall not create or attempt to create or permit to subsist or arise any Security on, over or affecting the Shares or any part of them (other than Security permitted by Section 6.02 of the Credit Agreement);

5.1.2	Disposals

it shall not (in a single transaction or a series of transactions, whether related or not) sell, transfer, lease or otherwise dispose of the Shares or any part of them, other than as permitted under the Credit Agreement;

5.1.3	Nominees

it has not and shall not appoint any nominee to exercise or enjoy all or any of its rights in relation to the Shares; and

5.1.4	Title

it shall defend its title or interest thereto or therein against any and all Security (other than the Security created by this Deed and the other Loan Documents and Security permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all persons whomsoever.

6.	UNDERTAKINGS WITH RESPECT TO SHARES

6.1	Deposit of Title Documents

The Company shall deposit with the Administrative Agent or its nominee from time to time:

6.1.1	all stock and share certificates and documents of, or evidencing, title or the right to title relating to the Shares;

6.1.2	undated stock transfer forms or other instruments of transfer duly executed in blank and reasonably satisfactory to the Administrative Agent; and

5

6.1.3	such other documents as the Administrative Agent may reasonably require from time to time for the purpose of perfecting its title to the Shares or for the purpose of vesting the same in itself, its nominee or any purchaser or presenting the same for registration at any time, all of which will be held by the Administrative Agent during the Security Period.

6.2	Registration of transfers

Following the occurrence of an Event of Default which is continuing and following notification by the Administrative Agent to the Company of its intent to exercise such rights, the Company shall procure that, as and when required by the Administrative Agent, all Shares which are in registered form are duly registered in the name of the Administrative Agent or its nominee once a transfer relating to those Shares is presented for that purpose.

6.3	Calls

The Company shall duly and promptly pay all calls, instalments or other payments which may be due and payable in respect of the Shares and, for the avoidance of doubt, no Secured Party shall incur any liability in respect of any amounts due from the Company in respect of the Shares.

6.4	Dividends

6.4.1	At all times before the occurrence of an Event of Default which is continuing and before notification by the Administrative Agent as contemplated in Clause 6.4.2 below, the Company shall be entitled to receive all dividends, Related Investment Rights or other monies which may be paid or payable in respect of the Shares.

6.4.2	Following the occurrence of an Event of Default which is continuing and following notification by the Administrative Agent to the Company of the suspension of the Company’s relevant rights, the Administrative Agent (or its nominee) shall be entitled to receive all dividends, Related Investment Rights or other monies which may be paid or payable in respect of the Shares. The Company shall, to the extent that such dividends or other monies have not been paid directly to the Administrative Agent (or its nominee), take all reasonable steps as may be required to ensure that such dividends, Related Investment Rights or other monies are paid to the Administrative Agent (or its nominee). In any event, any such dividends, Related Investment Rights or other monies received by the Company shall, on and after the occurrence of an Event of Default which is continuing and notification by the Administrative Agent in accordance with this Clause, be held on trust by the Company for the Administrative Agent (or its nominee) and shall be paid or delivered to the Administrative Agent (or its nominee).

6.4.3

Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of Clause 6.4.2 above shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Clause 13 (Application of monies received under this Deed). After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a

6

Responsible Officer of the Borrower to that effect in accordance with the terms of the Credit Agreement and the other Loan Documents, the Administrative Agent shall promptly repay to the Company (without interest) all dividends, interest, principal or other distributions that the Company would otherwise be permitted to retain pursuant to the terms of Clause 6.4.1 and that remain in such account.

6.5	Voting Rights and Other Matters

6.5.1	At all times before the occurrence of an Event of Default which is continuing and before notification by the Administrative Agent in accordance with Clause 6.5.2 below, the Company shall exercise (or direct the Administrative Agent to exercise on its behalf) all voting rights in respect of the Shares provided that the Company shall not exercise (or direct the exercise of) such voting rights in any manner that could materially and adversely affect the rights of a holder of any Shares or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Deed or any other Loan Document or the ability of the Secured Parties to exercise the same.

6.5.2	Following the occurrence of an Event of Default which is continuing and following notification by the Administrative Agent to the Company of its intent to exercise such rights or to suspend the relevant rights of the Company, the Administrative Agent may in such manner and on such terms as it sees fit (in the name of the Company or otherwise and without the need for further consent from the Company):

(A)	exercise (or refrain from exercising) any voting rights in respect of the Shares or, as the case may be, require the Company to exercise (or refrain from exercising) any such voting rights in accordance with the sole and exclusive directions of the Administrative Agent (in which event, the Company shall comply with all such directions of the Administrative Agent); and/or

(B)	apply all dividends and other monies arising from the Shares in accordance with Clause 13 (Application of Monies Received Under this Deed); and/or

(C)	without prejudice to any other provision of this Deed, transfer the Shares into the name of a nominee or transferee of the Administrative Agent as the Administrative Agent may require; and/or

(D)	exercise (or refrain from exercising) all or any of the powers and rights conferred upon or exercisable by the legal or beneficial owner of the Shares.

6.5.3	Unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Company to exercise all voting rights in respect of the Shares. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this Clause 6.5 (Voting Rights and Other Matters) shall cease, and the Company shall have the exclusive right to exercise the voting rights and powers they would otherwise be entitled to exercise pursuant to Clause 6.5.1 above.

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6.6	Notices by Administrative Agent

Any notice given by the Administrative Agent to the Company in accordance with Clauses 6.4 (Dividends) or 6.5 (Voting Rights and Other Matters) (i) may be given by telephone if promptly confirmed in writing, and (ii) may suspend the rights of the Company under Clauses 6.2 (Registration of transfers), 6.4 (Dividends) or 6.5 (Voting Rights and Other Matters) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

6.7	Liability of the Administrative Agent

The Company agrees with the Administrative Agent that no Secured Party nor any nominee of a Secured Party will have any liability for:

6.7.1	failing to present any coupon or other document relating to any of the Shares;

6.7.2	accepting or failing to accept any offer relating to any of the Shares;

6.7.3	failing to attend or vote at any meetings relating to the Shares;

6.7.4	failing to notify the Company of any matters mentioned in this Clause 6.7 or of any communication received by the Administrative Agent in relation to the Shares; or

6.7.5	any loss arising out of or in connection with the exercise or non-exercise of any rights or powers attaching or accruing to the Shares or which may be exercised by the Administrative Agent or any nominee for the Administrative Agent under this Deed (whether or not upon a sale or other realisation of the Shares a better price could have or might have been obtained by either deferring or advancing the date of sale or realisation or otherwise).

7.	RIGHTS OF THE ADMINISTRATIVE AGENT

7.1	Enforcement

7.1.1	At any time on and after the occurrence of an Event of Default and for so long as such is continuing, the security created pursuant to this Deed shall be immediately enforceable and the Administrative Agent may in its absolute discretion and without notice to the Company or the prior authorisation of any court:

(A)	enforce all or any part of the security created by this Deed and take possession of or dispose of all or any of the Shares in each case at such times and upon such terms as it sees fit; and

(B)	whether or not it has appointed a Receiver, exercise all of the powers, authorities and discretions granted to a Receiver by this Deed or by law.

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7.1.2	Notwithstanding any other provision of this Deed, the Administrative Agent shall:

(A)	give the Company no less than 10 days’ written notice (which the Company agrees is reasonable notice) of the Administrative Agent’s intention to sell the Shares; and

(B)	give the Company prior notice of the Administrative Agent’s taking possession of all or any of the Shares;

provided that, in the case of paragraph (B) above, in the event the Administrative Agent shall have reasonably determined that it would not be practicable to give such notice prior to the taking of any such action, the Administrative Agent shall not be required to give such notice prior to the taking of such action but agrees to give the Company a notice of such action promptly after the taking thereof.

7.2	Restrictions on Consolidation of Mortgages

Section 93 of the LPA shall not apply to this Deed or to any sale made under it. The Administrative Agent shall have the right to consolidate all or any of the security created by or pursuant to this Deed with any other security in existence at any time. Such power may be exercised by the Administrative Agent at any time on or after the occurrence of an Event of Default which is continuing, subject to Clause 7.1.2 (Enforcement).

7.3	Restrictions on Exercise of Power of Sale

Section 103 of the LPA shall not apply to this Deed and the power of sale arising under the LPA shall arise on the date of this Deed (and the Secured Obligations shall be deemed to have become due and payable for that purpose). The power of sale and other powers conferred by section 101 of the LPA as varied or extended by this Deed and those powers conferred (expressly or by reference) on a Receiver shall be immediately exercisable by the Administrative Agent at any time on or after the occurrence of an Event of Default which is continuing, subject to the requirements of Clause 7.1.2.

7.4	No Prior Notice Needed

The powers of the Administrative Agent set out in Clauses 7.2 (Restrictions on Consolidation of Mortgages) and 7.3 (Restrictions on Exercise of Power of Sale) above may be exercised by the Administrative Agent without prior notice to the Company at any time or after the occurrence of an Event of Default which is continuing, subject to Clause 7.1.2.

7.5	Right of Appropriation

Without prejudice to the other provisions of this Deed at any time on or after the occurrence of an Event of Default which is continuing and subject to the requirements of Clause 7.1.2, to the extent that any of the Shares constitute “financial collateral”, and this Deed and the obligations of the Company hereunder constitute a “security financial collateral arrangement” (in each case as defined in, and for the purposes of, the Financial Collateral Arrangements (No. 2) Regulations 2003 (SI 2003/3226) (the “Regulations”), the Administrative Agent shall have the right to appropriate all or any part of the Shares in or towards discharge of the Secured Obligations. For this purpose, the parties agree that the value of the Shares so appropriated shall be the market price of the Shares at the time the

9

right of appropriation is exercised as determined by the Administrative Agent by reference to such method or source of valuation as the Administrative Agent may reasonably select, including by independent valuation. The parties agree that the methods or sources of valuation provided for in this Clause or selected by the Administrative Agent in accordance with this Clause shall constitute a commercially reasonable method of valuation for the purposes of the Regulations.

8.	EXONERATION

8.1	Exoneration

No Secured Party shall, nor shall any Receiver, by reason of its or the Receiver entering into possession of the Shares or any part thereof, be liable to account as mortgagee in possession or be liable for any loss or realisation or for any default or omission for which a mortgagee in possession might be liable; but every Receiver duly appointed by the Administrative Agent under this Deed shall for all purposes be deemed to be in the same position as a receiver duly appointed by a mortgagee under the LPA save to the extent that the provisions of that Act are varied by or are inconsistent with the provisions of this Deed when the provisions hereof shall prevail and every such Receiver and the Administrative Agent shall in any event be entitled to all the rights, powers, privileges and immunities conferred by the LPA on mortgagees and receivers duly appointed under the LPA.

8.2	Indemnity

The Administrative Agent and every Receiver, attorney, delegate, manager, agent or other person appointed by the Administrative Agent hereunder shall be entitled to be indemnified out of the Shares or any part thereof in respect of all liabilities and expenses incurred by it or him in the execution of any of the powers, authorities or discretions vested in it or him pursuant to this Deed and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Shares or any part of them; provided that such indemnity shall not, as to any such Person, be available to the extent that such actions, proceedings, costs, claims or demands are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of, the Loan Documents by, such Person or its Related Parties. The Administrative Agent and any such Receiver may retain and pay all sums in respect of which it is indemnified out of any monies received under the powers conferred by this Deed.

9.	APPOINTMENT OF RECEIVER

9.1	Appointment

At any time on or after the occurrence of an Event of Default which is continuing, or at the request of the Company, the Administrative Agent may in writing (under seal, by deed or otherwise under hand) appoint a Receiver in respect of the Shares or any part thereof and may in like manner from time to time (and insofar as it is lawfully able to do) remove any Receiver and appoint another in his stead.

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9.2	More than one Receiver

Where more than one Receiver is appointed, each joint Receiver shall have the power to act severally, independently of any other joint Receiver, except to the extent that the Administrative Agent may specify to the contrary in the appointment.

9.3	Receiver as agent

A Receiver shall be the agent of the Company which shall be solely responsible for his acts or defaults and for his remuneration. No Receiver shall at any time act as agent of any Secured Party.

9.4	Receiver’s Remuneration

A Receiver shall be entitled to remuneration for his services at a rate to be determined by the Administrative Agent from time to time (and without being limited to any maximum rate specified by any statute or statutory instrument).

10.	RECEIVER’S POWERS

10.1	Powers

A Receiver shall have (and be entitled to exercise) in relation to the Shares over which he is appointed the following powers (as the same may be varied or extended by the provisions of this Deed):

10.1.1	all of the powers of an administrative receiver set out in Schedule 1 to the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver);

10.1.2	all of the powers conferred from time to time on receivers, mortgagors and mortgagees in possession by the LPA;

10.1.3	all the powers and rights of a legal and beneficial owner and the power to do or omit to do anything which the Company itself could do or omit to do;

10.1.4	the power to do all things which, in the opinion of the Receiver, are incidental to any of the powers, functions, authorities or discretions conferred or vested in the Receiver pursuant to this Deed or upon receivers by statute or law generally (including, without limitation, the bringing or defending of proceedings in the name of, or on behalf of, the Company in connection with the creation, perfection or enforcement of Security under this Deed; the collection and/or realisation of Shares in such manner and on such terms as the Receiver sees fit; and the execution of documents in the name of the company (whether under hand, or by way of deed or by utilisation of the company seal of the Company)).

10.2	Powers may be Restricted

The powers granted to a Receiver pursuant to this Deed may be restricted by the instrument (signed by the Administrative Agent) appointing him but they shall not be restricted by any winding-up or dissolution of the Company.

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11.	PROTECTION OF PURCHASERS

11.1	Absence of Enquiry

No person or persons dealing with the Administrative Agent or any Receiver appointed by it shall be concerned to enquire whether any event has happened upon which any of the powers in this Deed are or may be exercisable or otherwise as to the propriety or regularity of any exercise of such powers or of any act purporting or intended to be an exercise of such powers or whether any amount remains secured by this Deed. All the protections to purchasers and persons dealing with receivers contained in sections 104, 107 and 109(4) of the LPA shall apply to any person purchasing from or dealing with the Administrative Agent or any such Receiver.

11.2	Receipt: Conclusive Discharge

The receipt of the Administrative Agent or any Receiver shall be a conclusive discharge to any purchaser of the Shares.

12.	POWER OF ATTORNEY AND DELEGATION

12.1	Power of Attorney: General

The Company hereby irrevocably and by way of security appoints the Administrative Agent and any Receiver severally to be its attorney in its name and on its behalf and as its act and deed after the occurrence of an Event of Default which is continuing and following notification by the Administrative Agent to the Company of its intent to exercise such rights:

12.1.1	to execute and deliver any documents or instruments which the Administrative Agent or such Receiver may require for perfecting the title of the Administrative Agent to the Shares or for vesting the same in the Administrative Agent, its nominee or any purchaser;

12.1.2	to sign, execute, seal and deliver and otherwise perfect any further security document which the Company is required to enter into pursuant to this Deed; and

12.1.3	otherwise generally to sign, seal, execute and deliver all deeds, assurances, agreements and documents and to do all acts and things which may be required for the full exercise of all or any of the powers conferred on the Administrative Agent or any Receiver under this Deed or which the Company is required to do pursuant to this Deed or which may be deemed expedient by the Administrative Agent or a Receiver in connection with any preservation, disposition, realisation or getting in by the Administrative Agent or such Receiver of the Shares or any part thereof or in connection with any other exercise of any other power under this Deed.

12.2	Power of Attorney: Ratification

The Company ratifies and confirms and agrees to ratify and confirm all acts and things which any attorney mentioned in this Clause shall do or purport to do in exercise of the powers granted by this Clause save where such attorney is acting with wilful misconduct or gross negligence as determined by a court of competent jurisdiction in a final and non-appealable judgment.

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12.3	Power of Attorney: General Delegation

The Administrative Agent and any Receiver shall have full power to delegate the powers, authorities and discretions conferred on it or him by this Deed (including the power of attorney) on such terms and conditions as it or he shall see fit which shall not preclude exercise of those powers, authorities or discretions by it or him or any revocation of the delegation or any subsequent delegation.

13.	APPLICATION OF MONIES RECEIVED UNDER THIS DEED

Any monies received under the powers hereby conferred shall, subject to the repayment of any claims having priority to this Deed, be applied for the following purposes and in the following order of priority:

13.1.1	first, in or towards the payment pro rata of or the provision pro rata for, any costs and expenses of the Administrative Agent or the Receiver or which are incidental to the appointment of the Receiver (including payments made in accordance with paragraphs (i), (ii) and (iii) of section 109(8) of the LPA) incurred or made in connection with any enforcement action or otherwise in connection with this Deed or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of the Company and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and any remuneration of the Receiver;

13.1.2	second, in or towards discharge in full of the Secured Obligations which shall be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution; and

13.1.3	third, in the payment of any surplus, if any, to the Company, its successors or assigns or as a court of competent jurisdiction may otherwise direct;

provided that during the Security Period the Administrative Agent may credit any monies received by enforcing the Security under this Deed to a suspense account pending its application in the above manner.

14.	TERMINATION; RELEASE OF SECURITY

14.1	Termination

14.1.1	This Deed, the Security granted in respect of the Shares hereunder and all other security interests granted hereunder shall terminate at the end of the Security Period.

14.1.2	The Security granted in respect of the Shares hereunder and all other security interests granted hereunder shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

14.2	Release

In connection with any termination or release pursuant to Clauses 14.1.1 or 14.1.2 above, the Administrative Agent shall execute and deliver to the Company, at the Company’s expense, all documents that the Company shall reasonably request to evidence such

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termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Clause shall be without recourse to or warranty by the Administrative Agent.

14.3	Avoidance of Payments

14.3.1	No amount paid, repaid or credited to a Secured Party shall be deemed to have been irrevocably paid if the payment or credit of such amount is avoided or reduced by virtue of any laws applicable on bankruptcy, insolvency, liquidation or similar laws.

14.3.2	If any amount paid, repaid or credited to a Secured Party is avoided or reduced by virtue of any laws applicable on bankruptcy, insolvency, liquidation or any similar laws then any release, discharge or settlement between that Secured Party and the Company shall be deemed not to have occurred and the Administrative Agent shall be entitled to enforce this Deed subsequently as if such release, discharge or settlement had not occurred and any such payment had not been made.

15.	AMOUNTS PAYABLE

15.1	No Deduction

All payments under this Deed by the Company shall be made without any set-off, counterclaim or equity and (subject to the following sentence) free from, clear of and without deduction for any taxes, duties, levies, imposts or charges whatsoever, present or future. If the Company is compelled by the law of any applicable jurisdiction (or by an order of any regulatory authority in such jurisdiction) to withhold or deduct any sums in respect of taxes, duties, levies, imposts or charges from any amount payable to a Secured Party under this Deed or, if any such withholding or deduction is made in respect of any recovery under this Deed, the Company shall pay such additional amount so as to ensure that the net amount received by a Secured Party shall equal the full amount due to it under the provisions of this Deed (had no such withholding or deduction been made).

15.2	Currency of Payment

The obligation of the Company under this Deed to make payments in any currency shall not be discharged or satisfied by any tender, or recovery pursuant to any judgment or otherwise, expressed in or converted into any other currency, except to the extent to which such tender or recovery results in the effective receipt by a Secured Party of the full amount of the currency expressed to be payable under this Deed.

16.	REPRESENTATIONS AND WARRANTIES

16.1	Representations

The Company makes the following representations and warranties in favour of the Secured Parties:

16.1.1	Status of assets and security

(A)

It is, and subject to any transfers made in compliance with the Credit Agreement will continue to be, the legal and beneficial owner of the Shares free from Security (other than Security permitted by Section 6.02

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of the Credit Agreement) and, subject to the Legal Reservations and the Perfection Requirements, this Deed confers and will continue to confer valid Security over the Shares and the security created under or pursuant to this Deed is not and will not be subject to any prior or pari passu Security (other than pursuant to Section 6.02 of the Credit Agreement).

(B)	As at the date of this Deed, the Company owns, legally and beneficially one ordinary share of £1.00 being the entire share capital of S Technologies as at the date of this Deed.

(C)	All of the Shares are fully paid and are not subject to any option to purchase or similar rights.

16.1.2	Transfer, registration and calls

Except for restrictions and limitations imposed by the Loan Documents or applicable laws generally, the Shares are, and will continue to be, free from any restrictions as to transfer or registration and are not subject to any calls or other liability to pay money and are not and will not be subject to any option, right of first refusal, shareholders agreement, or other provisions in any constitutional document or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the creation, subsistence or enforcement of the Security in respect of the Shares hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder.

16.2	Times for Making Representations and Warranties

The representations and warranties set out in this Clause are made on the date of this Deed and deemed to be repeated by the Company as set forth in Section 4.02 of the Credit Agreement.

17.	NEW ACCOUNTS

If a Secured Party receives notice of any subsequent charge or other interest affecting any part of the Shares (the date of receipt of such notice being the “Notice Date”) it may, without prejudice to its rights under this Deed, open a fresh account or accounts with the Company and continue any existing account in the name of the Company and may appropriate to any such fresh account any monies paid in, received or realised for the credit of the Company after that time without being under any obligation to apply the same or any part of them in discharge of any of the Secured Obligations. If a Secured Party fails to open a fresh account it will be deemed to have done so and any monies received or realised after the Notice Date will not reduce the Secured Obligations outstanding on the Notice Date.

18.	MISCELLANEOUS

18.1	The Company

This Deed shall be binding on the successors and permitted assigns of the Company.

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18.2	Assignment and Transfer

Neither the Company nor the Administrative Agent may assign any rights it has under this Deed, save that the Administrative Agent may assign and transfer all or any part of its rights and obligations under this Deed to a replacement administrative agent appointed pursuant to the terms of the Credit Agreement. Such replacement administrative agent will, from the date of the assignment or transfer, be the agent of each other Secured Party under this Deed instead of the previous administrative agent. Such assignment by the Administrative Agent shall be enforceable towards the Company pursuant to the provisions of article 1690 of the Luxembourg civil code.

18.3	Remedies and Waivers Cumulative

Save as expressly provided in this Deed, no failure to exercise, or delay in exercising, on the part of any party hereto any right, power or privilege under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise, or the exercise of any other right, power or privilege. No waiver by the Administrative Agent shall be effective unless it is in writing. The rights and remedies of the Administrative Agent are cumulative and not exclusive of any rights or remedies provided by law.

18.4	Set-Off, Combination of Accounts and Lien

In circumstances in which it would be permitted to do so in accordance Section 5.08 of the US Collateral Agreement, a Secured Party may (but shall not be obliged to) set-off any obligation in respect of Secured Obligations which is due and payable by the Company against any obligation (contingent or otherwise) owed by that Secured Party to the Company (regardless of the place of payment, booking branch or currency of either obligation) and apply any credit balance to which the Company is entitled on any account with that Secured Party in payment of the Secured Obligations. That Secured Party may, at the cost of the Company, effect such currency exchanges as such Secured Party considers are appropriate to implement such set-off.

18.5	Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Deed, nor the legality, validity or enforceability of that provision under the law of any other jurisdiction, shall in any way be affected or impaired.

18.6	Property

This Deed is and will remain the property of the Administrative Agent.

18.7	Continuing Security

18.7.1	This Deed shall be a continuing security and shall not be discharged by any intermediate payment or satisfaction of the whole or any part of the Secured Obligations.

18.7.2

If any purported obligation or liability of any Loan Party to the Secured Parties which if valid would have been the subject of any obligation or charge created by this Deed is or becomes unenforceable, invalid or illegal on any ground

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whatsoever whether or not known to any Secured Party, the Company shall nevertheless be liable in respect of that purported obligation or liability as if the same were fully valid and enforceable and the Company was the principal debtor in respect thereof. The Company hereby agrees to keep the Secured Parties fully indemnified against all damages, losses, costs and expenses arising from any failure of any Loan Party to carry out any such purported obligation or liability.

18.8	Waiver of defences

18.8.1	The obligations of the Company under this Deed will not be affected by an act, omission, matter or thing which, but for this Clause 18.8, would reduce, release or prejudice any of its obligations under this Deed (without limitation and whether or not known to any Secured Party) including:

(A)	any time, waiver or consent granted to, or composition with, the Company, any Loan Party or other person;

(B)	the release of any Loan Party or any other person under the terms of any composition or arrangement with any creditor of any person;

(C)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, the Company, any Loan Party or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(D)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Company, any Loan Party or any other person;

(E)	any amendment (however fundamental) or replacement of any Loan Document or any other document or security;

(F)	any unenforceability, illegality or invalidity of any obligation of any person under any Loan Document or any other document or security; or

(G)	any insolvency or similar proceedings.

18.8.2	The Company waives any right it may have of first requiring any Loan Party to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Company. This waiver applies irrespective of any law or provision of the Loan Document to the contrary.

18.8.3	Until the Security Period has ended, the Administrative Agent may refrain from applying or enforcing any other monies, security or rights held or received by any Secured Party in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Company shall not be entitled to the benefit of the same.

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18.9	Non-competition

18.9.1	Until the Security Period has ended and unless the Administrative Agent otherwise directs, the Company will not exercise any rights which it may have by reason of performance by it of its obligations under this Deed:

(A)	to be indemnified by any Loan Party (including any rights it may have by way of subrogation);

(B)	to claim any contribution from any guarantor of any Loan Party of the Secured Obligations;

(C)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any right of the Administrative Agent or any of the other Secured Parties under any Loan Document or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents;

(D)	to claim, rank, prove or vote as a creditor of any Loan Party or its estate in competition with the Administrative Agent or any of the other Secured Parties; and/or

(E)	receive, claim or have the benefit of any payment, distribution or security from or on account of any Loan Party, or exercise any right of set-off against any Loan Party.

18.9.2	The Company shall hold on trust for and immediately pay or transfer to the Administrative Agent any payment or distribution or benefit of security received by it contrary to this Clause 18.9.

18.9.3	This Deed is in addition to, and not in any way prejudiced by any other guarantee or security now or subsequently held by the Loan Parties.

18.10	Additional Security

This Deed shall be in addition to and not be affected by any other security or guarantee at any time held by a Secured Party for all or any part of the Secured Obligations nor shall any such other security or guarantee of liability to any Secured Party of or by any person not a party to this Deed be in any way impaired or discharged by this Deed nor shall this Deed in any way impair or discharge such other security or guarantee.

18.11	Variation of Security

This Deed shall not in any way be affected or prejudiced by a Secured Party at any time dealing with, exchanging, releasing, varying or abstaining from perfecting or enforcing any security or guarantee referred to in Clause 18.10 (Additional Security) above or any rights which a Secured Party may at any time have or giving time for payment or granting any indulgence or compounding with any person whatsoever.

18.12	Enforcement of Other Security

A Secured Party shall not be obliged to enforce any other Security it may hold for the Secured Obligations before enforcing any of its rights under this Deed.

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18.13	Redemption of Prior Incumbrances

The Administrative Agent may redeem or take a transfer of any prior Security over the Shares and may agree the accounts of prior incumbrancers. An agreed account shall be conclusive and binding on the Company. Any amount paid in connection with such redemption or transfer (including expenses) shall be paid on demand by the Company to the Administrative Agent and until such payment shall form part of the Secured Obligations.

18.14	Stamp Taxes

The Company covenants to pay to each Secured Party or any Receiver, attorney, manager, agent or other person appointed by the Administrative Agent under this Deed immediately on demand a sum equal to any liability which the Administrative Agent, that Secured Party, Receiver, attorney, manager, agent or other person incurs in respect of stamp duty, registration fee and other taxes which is or becomes payable in connection with the entry into, performance or enforcement of this Deed (including any interest, penalties, liabilities, costs and expenses resulting from any failure to pay or delay in paying any such duty, fee or tax).

18.15	Fees and Expenses; Indemnification

18.15.1	The Company agrees to reimburse the Administrative Agent and any Receiver and their respective officers and employees for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the Company”.

18.15.2	Without limitation of its indemnification obligations under the other Loan Documents, the Company agrees to indemnify the Administrative Agent and any Receiver and their respective officers and employees and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by the Company arising out of, in connection with, or as a result of, the execution, delivery or performance of this Deed or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any such person is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

18.15.3

To the fullest extent permitted by applicable law, the Company shall not assert, and the Company hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the

19

Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

18.15.4	The provisions of this Clause 18.15 shall remain operative and in full force and effect regardless of the termination of this Deed or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Deed or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Clause 18.15. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

18.15.5	For the avoidance of doubt, in connection with any indemnification pursuant to this Clause 18.15. the reimbursement shall be on a full indemnity basis together with any applicable VAT.

18.15.6	The parties to this Deed agree that a reference in this Clause 18.15 to an “Indemnitee” shall include a reference to a Receiver and its officers and employees.

19.	CALCULATIONS AND CERTIFICATES

19.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Deed, the entries made in the accounts maintained by the Administrative Agent in connection with this Deed are prima facie evidence of the matters to which they relate.

19.2	Certificates and Determinations

Any certification or determination by the Administrative Agent of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

19.3	Day Count Convention

Any interest accruing under this Deed will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

20.	NOTICES

20.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing (save as expressly provided in this Deed) and, unless otherwise stated, may be given in person, by post or fax or other electronic transmission.

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20.2	Addresses

The address, fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Deed for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below or any substitute address, fax number, email address or department or officer as the Administrative Agent or the Company may notify to the other party by not less than five Business Days’ notice.

20.3	Delivery

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

20.4	English language

20.4.1	Any notice given under or in connection with this Deed must be in English.

20.4.2	All other documents provided under or in connection with this Deed must be:

(A)	in English; or

(B)	if not in English, and if so required by the Administrative Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

21.	AMENDMENT

21.1.1	Neither this Deed nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Company, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by the Company from any covenant set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

21.1.2	No waiver of any provision of this Deed or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Clause 21.1.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

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22.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Deed.

23.	LAW

This Deed and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

24.	ENFORCEMENT

24.1	Jurisdiction of English Courts

24.1.1	The courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Deed or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual dispute or claim) (a “Dispute”).

24.1.2	Subject to Clause 24.1.3 below, the parties to this Deed agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly the Company will not:

(A)	argue to the contrary; or

(B)	take any proceedings relating to a Dispute in any jurisdiction other than England.

24.1.3	This Clause 24.1 is for the benefit of each of the Secured Parties only. As a result, no Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction nor from contending that such courts are appropriate and convenient. To the extent allowed by law, the Secured Parties may take:

(A)	proceedings in any other court; and

(B)	concurrent proceedings in any number of jurisdictions.

24.2	Service of Process

Without prejudice to any other mode of service allowed under any relevant law, the Company:

24.2.1	irrevocably appoints S Technologies as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

24.2.2	agrees that failure by a process agent to notify the Company of the process will not invalidate the proceedings concerned.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed on the date first above written.

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EXECUTED AS A DEED by	)
)
for and on behalf of	)
SKYPE TECHNOLOGIES S.A.	)

Director

Notice details for Skype Technologies S.A. for Clause 20

Address of company:	22/24 Boulevard Royal, 6th Floor, L-2449, Luxembourg, Grand-Duchy of Luxembourg

Fax:	+352 2663 9550

Attention:	Laura Shesgreen

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SIGNED by	)
)
for and on behalf of	)
JPMORGAN CHASE BANK,	)
N.A.	)

Notice details for JPMorgan Chase Bank, N.A. for Clause 20

Address of company:	1111 Fannin, 10th Floor, Houston, Texas 77002

Fax:	+1 713-750-2878

Attention:	Maryann Bui (email: maryann.t.bui@jpmchase.com)

with a copy to: JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017,

Fax:	+1 212-270-5127

Attention:	Peter Thauer (email: peter.thauer@jpmorgan.com)

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ANNEX F2

Debenture

between

S Technologies Limited

and the

Administrative Agent

Final Draft

             2009

S TECHNOLOGIES LIMITED

as the Original Chargor

- and -

JPMORGAN CHASE BANK, N.A.

as the Administrative Agent

DEBENTURE

Herbert Smith LLP

1

2

26.	CALCULATIONS AND CERTIFICATES	34

27.	NOTICES	34

28.	MISCELLANEOUS	35

29.	GOVERNING LAW AND ENFORCEMENT LAW	36

3

THIS DEBENTURE is dated              2009

BETWEEN

(1)	S Technologies Limited (a company incorporated in England and Wales with registered number 5012699) whose registered office is at 5 New Street Square, London EC4A 3TW (the “Original Chargor”); and

(2)	JPMorgan Chase Bank, N.A. with an office located at 270 Park Avenue, New York, NY 10017 as agent for itself and each of the other Secured Parties (the “Administrative Agent”).

RECITALS

(A)	Certain of the Secured Parties have agreed to make credit facilities available on the terms of, and subject to the conditions set forth in, the Credit Agreement.

(B)	The Chargors have agreed to provide Security to the Administrative Agent (as agent for the Secured Parties) to secure the payment and discharge of the Secured Obligations.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Words and expressions defined in the Credit Agreement and the US Collateral Agreement shall have the same meanings in this Debenture unless they are expressly defined in it and, in addition, in this Debenture:

“Account Receivable” means, in respect of a Chargor, each book debt to which such Chargor is entitled and each other obligation or liability to pay money to or for the benefit of such Chargor, in each case under the terms of an A/R Agreement, together with all benefits, rights and Security held by such Chargor in respect of, or to secure the payment of, any such book debt or other obligation or liability.

“Act” means the Law of Property Act 1925.

“Administrator” means a person appointed under Schedule B1 to the Insolvency Act 1986 to manage a Chargor’s affairs, business and property.

“A/R Agreements” means each co-branding, reseller and distribution agreement and each other agreement entered into between a Chargor and another person from time to time under the terms of which such other person provides payment collection services to that Chargor.

“Authorisation” means an authorisation, consent, permission, approval, resolution, exemption, filing, notarisation or registration.

“Book Debts” means, in relation to a Chargor, all its book debts arising in the ordinary course of business or otherwise, other than any book debts which constitute Accounts Receivable.

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“Chargor” means the Original Chargor and each company which grants Security over its assets in favour of the Administrative Agent by executing a Security Accession Deed in accordance with Clause 25 (Additional Chargors).

“Community Design” means, in respect of a Chargor, each European Community registered Design which it has a legal or beneficial interest in or in respect of which it is the registered proprietor including those (if any) set out in Part 4A (Community Designs) of Schedule 7 (Intellectual Property) or in Schedule 7 (Intellectual Property) of any Security Accession Deed.

“Community Design Application” means, in respect of a Chargor, each application being made by it for the European Community registered design, including those (if any) set out in Part 4B (Community Designs) of Schedule 7 (Intellectual Property) or in Schedule 7 (Intellectual Property) of any Security Accession Deed.

“Community Trade Mark” means, in respect of a Chargor, each European Community registered trade mark which it has a legal or beneficial interest in or in respect of which it is the registered proprietor including those (if any) set out in Part 2A (Community Trade Marks) of Schedule 7 (Intellectual Property) or in Schedule 7 (Intellectual Property) of any Security Accession Deed.

“Community Trade Mark Application” means, in respect of a Chargor, each application being made by it for the European Community registered trade mark, including those (if any) set out in Part 2B (Community Trade Mark Applications) of Schedule 7 (Intellectual Property) or in Schedule 7 (Intellectual Property) of any Security Accession Deed.

“Credit Agreement” means the credit agreement dated as of 19 November, 2009 among Springboard Group S.àr.l, Springboard Finance, L.L.C. as Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

“Distribution Rights” means all allotments, accretions, offers, options, rights, bonuses, benefits and advantages, whether by way of conversion, redemption, preference, option or otherwise which at any time accrue to or are offered or arise in respect of any Investments or Shares, and includes all dividends, interest and other distributions paid or payable on or in respect of them.

“European Patent Application” means, in respect of a Chargor, each application being made by it for a patent at the European Patent Office, including those (if any) set out against its name in Part 5 (European Patents) of Schedule 7 (Intellectual Property) or in Schedule 7 (Intellectual Property) of any Security Accession Deed.

“Excluded Shares” means any stock or shares:

(A)	in any Person that is not a direct or indirect wholly-owned Subsidiary of Holdings;

(B)	with respect to which Holdings shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the pledge of such stock or shares hereunder would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Security granted hereunder) that shall have been determined by Holdings to be material to Holdings and the Subsidiaries; and

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(C)	if, to the extent and for so long as the pledge of such stock or shares hereunder is prohibited by any applicable Requirement of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any applicable Requirements of Law), provided that such stock and shares shall cease to be Excluded Shares at such time as any such prohibition ceases to be in effect; and

(D)	that the Borrower and the Administrative Agent have agreed in writing to treat as Excluded Shares for purposes hereof on account of the cost of pledging such stocks or shares hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom.

“Holdings” means Springboard Group S.àr.l., a société à responsabilité limitée, a company registered in Luxembourg with registration number B141.496 whose registered office is at 65 Boulevard Grande-Duchesse Charlotte, L-1331, Luxembourg.

“Insurance Policy” means, in relation to a Chargor, each contract or policy of insurance to which it is a party or in which it has an interest, other than any policy which is taken out in respect of third party liabilities.

“Intellectual Property Rights” means, with respect to any Chargor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any such Chargor, including inventions, designs, Patents, copyrights, licences, Trade Marks, trade secrets, domain names, confidential or proprietary technical and business information, know how, show how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Intercompany Loan” means a loan made under an Intercompany Loan Agreement.

“Intercompany Loan Agreement” means an agreement under which a Chargor has or will make available a credit facility or a loan to Holdings, the Borrower or any other Subsidiary, including a grid note.

“Investments” means any interest which a Chargor may have in all or any stocks, shares (other than any Shares), bonds and securities of any kind (marketable or otherwise), negotiable instruments and warrants and any other financial instruments (as defined in the Regulations), in each case other than the Excluded Shares.

“Land” has the same meaning as it has in section 205(1) of the Act.

“Legal Reservations” means:

(A)	the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction;

(B)

the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence or similar reasons; the time barring of claims under applicable limitation laws, the possibility that Security, even if expressed to be fixed in nature, will only amount to a floating charge; the

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possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction; and

(C)	any other general principles, reservations or qualifications in each case as to matters of law contained in any legal opinions delivered to the Secured Parties in connection with this Debenture.

“Material A/R Agreement” means each A/R Agreement listed in the applicable schedule of the Perfection Certificate on the Effective Date or identified pursuant to Section 5.03(b) of the Credit Agreement after the Effective Date.

“Material Land” means, in respect of a Chargor, all Land owned by it, other than any Land which constitutes an Excluded Asset.

“Non-A/R Agreements” means in respect of a Chargor, the Intercompany Loan Agreements to which such Chargor is a party and any lease, licence or any other agreement to which such Chargor is a party from time to time, other than an A/R Agreement.

“Non Trading Debts” means, in respect of a Chargor, all debts and monies due or payable to it except for Book Debts, any Accounts Receivable and any funds standing to the credit of any bank account of that Chargor.

“Patent” means, in respect of a Chargor, each United Kingdom patent which it has a legal or beneficial interest in or in respect of which it is the registered proprietor, including those (if any) set out against its name in Part 3A (Patents) of Schedule 7 (Intellectual Property) or in Schedule 7 (Intellectual Property) of any Security Accession Deed.

“Patent Application” means, in respect of a Chargor, each application being made by it for the United Kingdom registration of a patent, including those (if any) set out against its name in Part 3B (Patents) of Schedule 7 (Intellectual Property) or in Schedule 7 (Intellectual Property) of any Security Accession Deed.

“Perfection Requirements” means the making or the procuring of the appropriate registrations, filings, endorsements, notarisations, stampings and or notifications in accordance with any applicable time limits imposed by law or regulation, in respect of this Debenture and/or the Security created thereunder.

“Plant and Machinery” means, in relation to a Chargor, all its fixed and moveable plant, machinery, tools, vehicles, computers and office and other equipment and the benefit of all related Authorisations, agreements and warranties.

“Receiver” means a receiver appointed pursuant to this Debenture or to any applicable law, whether alone or jointly, and includes a receiver and/or manager and, if the Administrative Agent is permitted by law to appoint an administrative receiver, includes also an administrative receiver.

“Registered Intellectual Property” means:

(A)	all Trade Marks;

(B)	all Community Trade Marks;

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(C)	all Community Designs;

(D)	all Patents;

(E)	all Registered IP Applications;

(F)	any goodwill of a Chargor’s business to which any Community Trade Mark, Trade Mark, Community Design, Patent or Registered IP Application relates; and

(G)	any other right which may arise from, relate to, or be associated with any Trade Mark, Community Trade Mark, Community Design, Patent or Registered IP Application or, in either case, its use in a Chargor’s business.

“Registered IP Application” means each Trade Mark Application, Community Trade Mark Application, Community Design Application, European Patent Application and Patent Application.

“Regulations” means the Financial Collateral Arrangements (No 2) Regulations 2003 (S.I. 2003/3226) or equivalent legislation in any applicable jurisdiction bringing into effect Directive 2002/47/EC on financial collateral arrangements, and “Regulation” means any of them.

“Relevant Security Accession Deed” means, in respect of a Chargor, the Security Accession Deed by which that Chargor accedes to this Debenture in accordance with Clause 25 (Additional Chargors).

“Secured Obligations” has the meaning given to that term in the US Collateral Agreement.
“Secured Parties” has the meaning given to that term in the US Collateral Agreement.

“Security” means any “Lien” as that term is defined in the Credit Agreement, and for the avoidance of doubt includes an assignment by way of security.

“Security Assets” means all of each Chargor’s assets and rights which are the subject of any Security or trust created or expressed to be created by this Debenture.

“Security Accession Deed” means a deed executed by a company substantially in the form set out in Schedule 6 (Form of Security Accession Deed), or in any other form which is agreed between the relevant Chargor and the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Security Period” means the period from the date of this Debenture until the date on which (a) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

“Shares” means all shares held by a Chargor from time to time in any Person (other than any Excluded Shares) including (without limitation) those shares (if any) listed in Schedule 2 (Shares) and in Schedule 2 (Shares) to any Security Accession Deed.

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“Supplemental Mortgage” means a mortgage deed executed by a Chargor substantially in the form set out in Schedule 8 (Form of Supplemental Mortgage), or in any other form which is agreed between the relevant Chargor and the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Trade Mark” means, in relation to a Chargor, each United Kingdom registered trade mark which it has a legal or beneficial interest in or in respect of which it is the registered proprietor including those (if any) set out against its name in Part 1A (Trade Marks) of Schedule 7 (Intellectual Property) or in Schedule 7 (Intellectual Property) of any Security Accession Deed.

“Trade Mark Application” means, in relation to a Chargor, each application being made by it for the United Kingdom registration of a trade mark, including those set out against its name in Part 1B (Trade Marks) of Schedule 7 (Intellectual Property) or in Schedule 7 (Intellectual Property) of any Security Accession Deed.

“US Collateral Agreement” means the U.S. collateral agreement dated as of 19 November, 2009, among Springboard Finance, L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent on behalf of itself and the other Secured Parties.

“wholly-owned” has the meaning given to that term in the Credit Agreement.

1.2	Construction

1.2.1	Unless a contrary intention appears, any reference in this Debenture to:

(A)	the singular includes the plural and vice versa;

(B)	“assets” includes present and future properties, revenues and rights of every description;

(C)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(D)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(E)	a provision of law is a reference to that provision as amended or re-enacted;

(F)	a Clause or a Schedule is a reference to a clause of or schedule to this Debenture;

(G)	this “Debenture” is a reference to this Debenture as amended, varied, novated, supplemented and replaced from time to time;

(H)	another agreement (including the Credit Agreement) shall be construed as a reference to such agreement as the same may have been amended, amended and restated, supplemented, varied, novated or otherwise modified from time to time;

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(I)	references to any form of property or asset (including a Charged Asset) shall include a reference to all or any part of that property or asset); and

(J)	the word “including” is without limitation.

(K)	a “Chargor”, the “Administrative Agent” or any other “Secured Party” or a “Receiver” or an “Administrator” includes any one or more of its assigns, transferees and successors in title (in the case of a Chargor, so far as any such is permitted); and

(L)	the “Administrative Agent” or any other “Secured Party” or a “Receiver” (except for the references in Clause 22 (Power of attorney)), includes its duly appointed nominees, attorneys, correspondents, trustees, advisers, agents, delegates and sub-delegates.

1.2.2	Clause and Schedule headings are for ease of reference only.

1.2.3	The words “other”, “or otherwise” and “whatsoever” shall not be construed eiusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to.

1.3	Third party rights

1.3.1	Each Secured Party, any Receiver and their respective officers, employees and agents may enforce any term of this Debenture which purports to confer a benefit on that person, but no other person who is not a party to this Debenture has any right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Debenture.

1.3.2	Notwithstanding any term of any Loan Document, the parties to this Debenture and any Receiver may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Debenture without the consent of any person who is not a party to this Debenture.

1.4	Implied Covenants for Title

The obligations of each Chargor under this Debenture shall be in addition to the covenants for title deemed to be included in this Debenture by virtue of Part I of the Law of Property (Miscellaneous Provisions) Act 1994.

1.5	Effect as a deed

This Debenture shall take effect as a deed notwithstanding the Administrative Agent may have executed it under hand only.

1.6	Law of Property (Miscellaneous Provisions) Act 1989

The terms of the other Loan Documents and of any side letters between any parties in relation to any Loan Document are incorporated in this Debenture to the extent required to ensure that any purported disposition of an interest in Land contained in this Debenture is a valid disposition in accordance with section 2(1) of the Law of Property (Miscellaneous Provisions) Act 1989.

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1.7	Agency Provisions

The Administrative Agent holds the benefit of this Debenture as agent for the Secured Parties in accordance with the Credit Agreement.

2.	COVENANT TO PAY

2.1	Covenant to Pay

Each Chargor covenants with the Administrative Agent and the other Secured Parties that it will pay and discharge the Secured Obligations owed by it when due.

2.2	Potential Invalidity

Neither the covenant to pay in Clause 2.1 (Covenant to Pay) nor the security created by this Debenture shall extend to or include any liability or sum which would, but for this Clause 2.2, cause such covenant or security to be unlawful under English law.

3.	CREATION OF SECURITY

3.1	Land

Subject to Clause 3.15.3 (Certain Exclusions), each Chargor charges:

3.1.1	by way of legal mortgage its interest in the Material Land referred to opposite its name in Schedule 1 (Land) (if any); and

3.1.2	by way of fixed charge any right, title or interest which it has now or may subsequently acquire to or in any other Material Land.

3.2	Plant and Machinery

Subject to Clause 3.15.3 (Certain Exclusions), each Chargor charges by way of fixed charge all Plant and Machinery in so far as it is not charged by way of legal mortgage under Clause 3.1 (Land).

3.3	Shares

Subject to Clause 3.15.2, each Chargor charges by way of fixed charge all Shares and all related Distribution Rights.

3.4	Investments

Subject to Clause 3.15.3 (Certain Exclusions), each Chargor charges by way of fixed charge all Investments and all related Distribution Rights, including those held for it by any nominee.

3.5	Book Debts

Subject to Clause 3.15.3 (Certain Exclusions), each Chargor charges by way of fixed charge:

3.5.1	all Book Debts; and

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3.5.2	all benefits, rights and Security held in respect of, or to secure the payment of, the Book Debts.

3.6	Non Trading Debts

Subject to Clause 3.15.3 (Certain Exclusions), each Chargor charges by way of fixed charge:

3.6.1	all Non Trading Debts; and

3.6.2	all benefits, rights and Security held in respect of, or to secure the payment of, the Non Trading Debts.

3.7	Intellectual Property Rights

Subject to Clause 3.15.3 (Certain Exclusions), each Chargor charges by way of fixed charge all its right, title and interest in all Registered Intellectual Property and all other Intellectual Property Rights, including without limitation all fees, royalties and all other rights deriving from such Intellectual Property Rights.

3.8	Goodwill

Subject to Clause 3.15.3 (Certain Exclusions), each Chargor charges by way of fixed charge its goodwill.

3.9	Uncalled capital

Subject to Clause 3.15.3 (Certain Exclusions), each Chargor charges by way of fixed charge its uncalled capital.

3.10	Authorisations

Subject to Clause 3.15.3 (Certain Exclusions), each Chargor charges by way of fixed charge the benefit of all Authorisations held by it in relation to any Security Asset.

3.11	Non-A/R Agreements

3.11.1	Subject to Clauses 3.15.1 and 3.15.3 (Certain Exclusions) each Chargor assigns absolutely all its rights, title and interest under each Non-A/R Agreement to which it is party.

3.11.2	Subject to Clauses 3.15.1 and 3.15.3 (Certain Exclusions), each Chargor charges by way of fixed charge all its rights, title and interests under each Non-A/R Agreement to which it is a party, save to the extent that any right, title or interest is effectively assigned by Clause 3.11.1 (Non-A/R Agreements) above.

3.12	Accounts Receivable

Subject to Clauses 3.15.1 and 3.15.3 (Certain Exclusions), each Chargor charges by way of fixed charge all of its rights, title and interest in and to the Accounts Receivable.

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3.13	Insurance Policies

Subject to Clause 3.15.3 (Certain Exclusions), each Chargor assigns absolutely all its rights, title and interests in and to each Insurance Policy.

3.14	Floating Charge over other assets

3.14.1	Subject to Clause 3.15 (Certain Exclusions), each Chargor charges by way of floating charge all its present and future business, undertaking, assets, rights, title, interest and revenues which are not effectively mortgaged, charged by way of fixed charge or assigned under this Clause 3.

3.14.2	Paragraph 14 of Schedule B1 to the Insolvency Act 1986 shall apply to any floating charge created by this Debenture.

3.15	Certain Exclusions

3.15.1	Notwithstanding the provisions of Clause 3.11 (Non-A/R Agreements), Clause 3.12 (Accounts Receivable) and/or Clause 3.14 (Floating Charge over other assets) but subject to the provisions of Clause 3.17 (Trust) and Clause 3.18 (Removal of prohibition or restriction, Severability), Security shall only be created under this Debenture under the terms of Clause 3.11 (Non-A/R Agreements), Clause 3.12 (Accounts Receivable) and/or Clause 3.14 (Floating Charge over other assets) over or in respect of any right, title or interest of a Chargor under any Non-A/R Agreement or any Account Receivable to the extent that any such Security does not constitute or result in a breach of any term of, or a default under, the relevant Non-A/R Agreement or A/R Agreement, as appropriate.

3.15.2	Notwithstanding anything to the contrary set forth in this Clause 3, in no event shall any Security be created under this Debenture over or in respect of the Excluded Shares or over or in respect of Land which is not Material Land.

3.15.3	Notwithstanding the provisions of Clauses 3.1 (Land) to 3.14 (Floating charge over other assets) inclusive Security shall only be created under this Debenture under the terms of such provisions over or in respect of any right, title or interest of a Chargor under any relevant asset:

(A)	where such asset is a licence, contract or agreement to which a Chargor is a party or any of its rights or interests thereunder which in each case constitutes Intellectual Property Rights, to the extent and for so long as the grant of such security interest shall not constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, licence, contract or agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to applicable Requirement of Law); provided that, to the extent severable, the Security shall attach immediately to any portion of such lease, licence, contract or agreement that does not result in any such breach, termination or default, including any Proceeds of such licence, contract or agreement;

(B)

where such asset is subject to Security of the type permitted by Section 6.02(iv) of the Credit Agreement (whether or not incurred pursuant to such Section) or Section 6.02(xi) of the Credit Agreement, to the extent

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that and for so long as the grant of such Security does not constitute a breach of or a default under any agreement pursuant to which such Security has been created, provided that the Security expressed to be created under this Debenture shall attach immediately to any such asset (a) at the time the provision of such agreement containing such restriction ceases to be in effect and (b) to the extent any such breach or default is rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law;

(C)	such asset is not one in respect of which Holdings has provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the creation of such Security in such asset hereunder would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Security granted hereunder) that has been determined by Holdings to be material to Holdings and the Subsidiaries;

(D)	if and to the extent and for so long as the grant of such Security over such asset shall not be prohibited by any applicable Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any Requirements of Law) provided that such asset shall become subject to the Security expressed to be created under this Debenture at such time as such prohibition ceases to be in effect; and

(E)	the Borrower and the Administrative Agent have not agreed in writing to exclude such asset from being a Security Asset on account of the cost of creating Security over such asset hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom.

3.16	Prohibitions and Restrictions under Non-A/R Agreements and A/R Agreements

A reference in this Clause 3 to a breach of a term of, or a default under, any Non-A/R Agreement or A/R Agreement arising as a result of the grant of Security or the creation of a trust or equitable interest in any asset, right, title or interest in or to a Non-A/R Agreement or an Account Receivable shall include any failure to obtain the consent of any third party which is required in respect of that grant of Security or creation of that trust or equitable interest under the terms of such Non-A/R Agreement or A/R Agreement , but only for so long as such consent has not been obtained.

3.17	Trust

If or to the extent that for any reason the taking of any Security over any asset, right, title or interest under any Non-A/R Agreement or in any Account Receivable pursuant to any of Clauses 3.11 (Non-A/R Agreements), 3.12 (Accounts Receivable), and/or 3.14 (Floating charge over other assets) is not effective because the creation of the relevant Security would constitute or result in a breach of a term of, or a default under, the relevant Non-A/R Agreement or A/R Agreement, the relevant Chargor shall hold that asset, right, title or interest on trust for the Administrative Agent and such asset, right, title or interest shall constitute a Security Asset to the extent that the creation of such a trust or an equitable

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interest in the relevant asset, right, title or interest under the terms of such trust does not itself constitute or result in a breach of any term of, or a default under, the relevant Non- A/R Agreement or A/R Agreement, as appropriate.

3.18	Removal of Prohibition or Restriction; Severability

3.18.1	Notwithstanding the provisions of Clause 3.15.1 (Certain Exclusions):

(A)	if the creation of Security under this Debenture in respect of any asset, right, title or interest in or to a Non-A/R Agreement or an Account Receivable under the terms of Clause 3.11 (Non-A/R Agreements), Clause 3.12 (Accounts Receivable) or Clause 3.14 (Floating Charge over other assets) would no longer result in a breach of any term of, or a default under, the relevant Non-A/R Agreement or A/R Agreement, as appropriate, the applicable Security Asset shall automatically become subject to an assignment, fixed charge or floating charge (as appropriate) under the terms of Clauses 3.11 (Non-A/R Agreements), 3.12 (Accounts Receivable) or 3.14 (Floating charge over other assets), as appropriate, and the trust in respect of that Security Asset referred to in Clause 3.17 (Trust) shall automatically terminate; and

(B)	to the extent severable, the Security created under this Debenture under the terms of Clause 3.11 (Non-A/R Agreements), Clause 3.12 (Accounts Receivable) or Clause 3.14 (Floating charge over other assets) shall attach immediately to any portion of the applicable Security Asset that would not, or would no longer, result in a breach or termination pursuant to the terms of, or a default under, the relevant Non-A/R Agreement or A/R Agreement, as appropriate, including any proceeds of such Security Asset.

4.	NATURE OF SECURITY CREATED

The Security created under this Debenture is created:

4.1.1	as a continuing security to secure the payment and discharge of the Secured Obligations of the Chargor;

4.1.2	(except in the case of assets which are the subject of a legal mortgage under this Debenture) over all present and future assets of the kind described which are owned by the relevant Chargor and, to the extent that it does not own those assets, shall extend to any right or interest which it may have in them;

4.1.3	in favour of the Administrative Agent as agent for the Secured Parties; and

4.1.4	with full title guarantee (except that the covenant set out in section 3(1) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to all charges, encumbrances and rights, even if the relevant Chargor does not know and could not reasonably be expected to know about them).

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5.	CONVERSION OF FLOATING CHARGE

5.1	Conversion on notice

Subject to Clause 5.2 (Limitation), the Administrative Agent may by notice to a Chargor at any time during the Security Period convert the floating charge created by that Chargor under this Debenture into a fixed charge in respect of any Security Asset specified in that notice if:

(A)	an Event of Default has occurred and is continuing; or

(B)	the Chargor requests it; or

(C)	the Security Asset is in danger of being seized, attached, charged, taken possession of or sold under any form of distress, sequestration, execution or other equivalent process or otherwise is in jeopardy.

5.2	Limitation

Clause 5.1 (Conversion on notice) shall not apply by reason only of a moratorium being obtained, or anything being done with a view to a moratorium being obtained, under section 1A of the Insolvency Act 1986.

5.3	Automatic conversion

The floating charge created by a Chargor under this Debenture will convert automatically into fixed charges:

5.3.1	if the Administrative Agent receives notice of an intention to appoint an Administrator of that Chargor;

5.3.2	if a resolution is passed or an order is made, a petition is presented or documents are filed at court to appoint a liquidator, provisional liquidator, Administrator or Receiver in respect of that Chargor over all or any part of its assets, or if such person is appointed;

5.3.3	if that Chargor creates or attempts to create Security over all or any of the Security Assets, other than Security permitted under Section 6.02 of the Credit Agreement;

5.3.4	on the crystallisation of any other floating charge over the Security Assets;

5.3.5	if any person seizes, attaches, charges, takes possession of or sells any Security Asset under any form of distress, sequestration, execution or other equivalent process, or attempts to do so; and

5.3.6	in any other circumstances prescribed by law.

6.	REPRESENTATIONS AND WARRANTIES

6.1	General

The Administrative Agent has entered into this Debenture in reliance on the representations of each Chargor set out in this Clause 6, and each Chargor warrants to the Administrative Agent as set out in this Clause 6.

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6.2	Status of Assets and Security

It is the legal and beneficial owner of the Security Assets free from Security (other than Security permitted by Section 6.02 of the Credit Agreement) and, subject to any Legal Reservations and Perfection Requirements, this Debenture confers valid Security over the Security Assets and the security created under or pursuant to this Debenture is not subject to any prior or pari passu Security (other than Security permitted pursuant to Section 6.02 of the Credit Agreement).

6.3	Title to Assets

It has good marketable title to all assets over which Security is, or is expressed to be created pursuant to this Debenture other than minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilise such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect.

6.4	Shares and Investments

6.4.1	All Shares and Investments legally and beneficially owned by it:

(A)	in the case of the Original Chargor as at the date of this Debenture are described opposite its name in Schedule 2 (Shares); and

(B)	in the case of any other Chargor, as at the date of the Relevant Security Accession Deed, are described opposite its name in Schedule 2 (Shares) of the Relevant Security Accession Deed.

6.4.2	All of the Shares are fully paid and are not subject to any option to purchase or similar rights.

6.4.3	The Shares are, and will continue to be, free from any restrictions as to transfer or registration and are not subject to any calls or other liability to pay money or any option, right of first refusal, shareholders agreement, or other provisions in any constitutional document or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the interest of the Secured Parties in any material respect the creation, subsistence or enforcement of the Security in respect of the Shares hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder.

6.5	Stamp taxes and registration

As at the date hereof, no stamp or registration duty or similar Tax or charge is payable in its jurisdiction of incorporation in respect of this Debenture and it is not necessary that this Debenture be filed, recorded or enrolled with any court or other authority in any jurisdiction.

6.6	Repetition

The representations and warranties set out in this Clause are made by the Original Chargor on the date of this Debenture. The representations and warranties set out in Clauses 6.2 to 6.4 (inclusive) are deemed to be repeated by each Chargor as set forth in Section 4.02 of the Credit Agreement.

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7.	COVENANTS

The covenants in this Clause 7 remain in force from the date of this Debenture until the expiry of the Security Period.

7.1	Disposals

No Chargor will (in a single transaction or a series of transactions, whether related or not) sell, transfer, lease or otherwise dispose of any Security Asset, or any part thereof other than as permitted under the Credit Agreement.

7.2	Negative pledge

No Chargor shall create or permit to subsist any Security over any Security Asset (other than Security permitted by Section 6.02 of the Credit Agreement).

8.	PRESERVATION OF THE SECURITY ASSETS

8.1	General covenants

8.1.1	Each Chargor shall, at all times during the Security Period at its own expense, take any and all commercially reasonable actions necessary to defend title to the Security Assets against all persons, except with respect to Security Assets that such Chargor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of its business, and to defend the Security created under this Debenture and the priority thereof against any Security not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Chargor under Section 9.15 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Security created under the Security Documents.

8.1.2	Each Chargor hereby irrevocably authorises the Administrative Agent at its option to discharge past due taxes, assessments, charges, fees, Security, security interests or other encumbrances at any time levied or placed on the Security Assets and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Security Assets to the extent any Chargor fails to do so as required by the Credit Agreement, this Debenture or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Chargor jointly and severally agrees to reimburse the Administrative Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Chargor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Chargor with respect to taxes, assessments, charges, fees, Security, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

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9.	LAND

9.1	Acquisition of Land

9.1.1	At all times during the Security Period, each Chargor shall promptly notify the Administrative Agent in writing if it acquires any estate or interest, whether legal or beneficial, in Land which constitutes Material Land.

9.1.2	If a Chargor acquires any estate or interest, whether legal or beneficial, in any Material Land after the date of this Debenture it shall:

(A)	promptly on request by the Administrative Agent and at the cost of the Chargors, execute and deliver to the Administrative Agent a Supplemental Mortgage in respect of that Material Land;

(B)	if the title to that Material Land is registered at the Land Registry or required to be so registered, give the Land Registry written notice of this Security; and

(C)	if applicable, ensure that the provisions of Clause 21.1 (Application to Land Registrar) are complied with in relation to that Supplemental Mortgage.

10.	SHARES AND INVESTMENTS

10.1	Deposit of Title Documents

Each Chargor shall, at all times during the Security Period:

10.1.1	promptly on any Shares or Investments being registered in, or transferred into the name of, a Chargor, or held by or in the name of the Administrative Agent (and in any event as soon as the Administrative Agent so requests), it shall deposit with the Administrative Agent, in respect of or in connection with those Shares or Investments:

(A)	all stock and share certificates and documents of, or evidencing, title or the right to title;

(B)	undated stock transfer forms or other instruments of transfer duly executed in blank and reasonably satisfactory to the Administrative Agent; and

(C)	such other documents as the Administrative Agent may reasonably require from time to time for the purpose of perfecting its title to the Shares or for the purpose of vesting the same in itself, its nominee or any purchaser or presenting the same for registration at any time, all of which will be held by the Administrative Agent during the Security Period.

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10.2	Other obligations in respect of Shares and Investments

Each Chargor shall:

10.2.1	comply with all other conditions and obligations assumed by it in respect of any of the Shares where failure to so comply could reasonably be expected to materially and adversely affect the interests of the Secured Parties; and

10.2.2	not appoint, and represents and warrants to the Administrative Agent that it has not appointed, any nominee to exercise or enjoy all or any of its rights in relation to the Shares.

10.3	Dividends and voting rights

10.3.1	At all times before the occurrence of an Event of Default which is continuing and before notification by the Administrative Agent to the relevant Chargor of the suspension of its rights:

(A)	each Chargor shall be entitled to receive and retain all monies and other rights arising from the Distribution Rights relating to the Shares and Investments to the extent permitted by the Credit Agreement; and

(B)	each Chargor shall be entitled to exercise (or direct the Administrative Agent to exercise on its behalf) all voting rights in respect of the Shares and Investments, provided that the Chargor shall not exercise (or direct the exercise of) any such voting rights in any manner that could materially and adversely affect the rights of a holder of any Shares or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Debenture or any other Loan Document or the ability of the Secured Parties to exercise the same.

10.3.2	After the occurrence of an Event of Default which is continuing and following notification by the Administrative Agent to the Chargor of the suspension of the Chargor’s relevant rights or of its intent to exercise such rights (as applicable):

(A)	the Administrative Agent (or its nominee) shall be entitled to receive and retain (subject to Clause 10.3.3 below) all monies and other rights arising from the Distribution Rights relating to the Shares and Investments. Each Chargor shall, to the extent that such monies or other rights have not been directly paid to or obtained by (as applicable) the Administrative Agent (or its nominee), take all reasonable steps as may be required to ensure that such monies are paid to or such rights are obtained by the Administrative Agent (or its nominee). In any event, any such monies or rights received by a Chargor shall, on and after the occurrence of an Event of Default which is continuing and notification by the Administrative Agent in accordance with this Clause, be held on trust by the relevant Chargor for the Administrative Agent (or its nominee) and shall be paid or delivered to the Administrative Agent (or its nominee); and

(B)	the Administrative Agent may in such manner and on such terms as it sees fit (in the name of the relevant Chargor or otherwise and without the need for further consent from any Chargor):

(1)	exercise (or refrain from exercising) any voting rights in respect of the Shares or the Investments or, as the case may be, require the relevant Chargor to exercise (or refrain from exercising) any

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such voting rights in accordance with the sole and exclusive directions of the Administrative Agent (in which event, the relevant Chargor shall comply with all such directions of the Administrative Agent); and/or

(2)	apply all monies arising from the Shares or Investments in accordance with Clause 14.8 (Application of Monies); and/or

(3)	without prejudice to any other provision of this Debenture, transfer the Shares or Investments into the name of a nominee or transferee of the Administrative Agent as the Administrative Agent may require; and/or

(4)	exercise (or refrain from exercising) all or any of the powers and rights conferred upon or exercisable by the legal or beneficial owner of the Shares or the Investments.

10.3.3	Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of Clauses 10.3.1 or 10.3.2 above shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Clause 14.8 (Application of monies). After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect in accordance with the terms of the Credit Agreement and the other Loan Documents, the Administrative Agent shall promptly repay to the relevant Chargor (without interest) all dividends, interest, principal or other distributions that Chargor would otherwise be permitted to retain pursuant to the terms of Clause 10.3.1 and that remain in such account.

10.3.4	Unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Chargors to exercise all voting rights in respect of the Shares and Investments. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this Clause 10.3 (Dividends and voting rights) shall cease, and the Chargors shall have the exclusive right to exercise the voting rights and powers they would otherwise be entitled to exercise pursuant to Clause 10.3.1 above.

10.4	Notices by Administrative Agent

Any notice given by the Administrative Agent to the Chargor in accordance with Clause 10.3.2 may be given by telephone if promptly confirmed in writing, and (ii) may suspend the rights of a Chargor under Clause 10.3.1 in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

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11.	INTELLECTUAL PROPERTY RIGHTS

11.1	Positive covenants in respect of Intellectual Property Rights

Each Chargor shall at all times during the Security Period except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in paragraphs (a) or (b) of the definition of such term in the Credit Agreement, preserve, protect, maintain and renew as and when necessary all Intellectual Property Rights which form part of the Security Assets, including maintaining the quality of any and all products or services used or provided in connection with any of the Trade Marks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trade Marks abide by the applicable licence’s terms with respect to the standards of quality;

11.2	Negative covenants in respect of Intellectual Property Rights

11.2.1	Save as expressly permitted in the Credit Agreement, no Chargor shall in respect of any Intellectual Property Rights, except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in paragraphs (a) or (b) of the definition of such term in the Credit Agreement,:

(A)	permit any such Intellectual Property Rights to lapse for non-payment of any renewal or other fee necessary to maintain its registration and validity or allow any thing to be done or left undone the effect of which will, or may be to, imperil or prejudice any such Intellectual Property Rights, its registration, subsistence, validity, reputation or integrity;

(B)	do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property Rights may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value);

(C)	change the specification of any such Intellectual Property Rights or permit any disclaimer, condition, restriction or memorandum to be entered on the Register of Trade Marks or the Register of Patents at the UK Intellectual Property Office, or the Register of Community Trade Marks; or

(D)	fail to continue to pursue any Registered Intellectual Property to registration to the extent applicable or fail to take any steps necessary to ensure so far as possible that any Trade Mark Application or Patent Application is accepted for registration by the UK Intellectual Property Office or the Office for the Harmonization for the Internal Market.

11.2.2	Nothing in this Debenture shall prevent a Chargor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property Rights to the extent permitted by the Credit Agreement if that Chargor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business

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12.	NON-A/R AGREEMENTS, A/R AGREEMENTS AND INSURANCE POLICIES

12.1	Notice to counterparties

12.1.1	Each Chargor shall, at all times during the Security Period, (a) when so required in accordance with Clause 12.1.2; or (b) promptly after request by the Administrative Agent after the occurrence of an Event of Default which is continuing, give notice to the other parties to such Non-A/R Agreements, A/R Agreements and Insurance Policies:

(A)	in the case of Non-A/R Agreements, substantially in the form set out in Schedule 3 (Form of notice for Non-A/R Agreements);

(B)	in the case of A/R Agreements, substantially in the form set out in Schedule 5 (Form of notice for A/R Agreements); and

(C)	in the case of Insurance Policies, substantially in the form set out in Schedule 4 (Form of notice for Insurance Policies);

and deliver to the Administrative Agent a copy of each notice.

12.1.2	Each Chargor agrees that:

(A)	unless a notice in the applicable form specified in Clause 12.1.1 shall first have been given by such Chargor to each other party under a Material A/R Agreement (each such party, an “A/R Counterparty”), such Chargor shall not give notice to any such A/R Counterparty of Security over such Material A/R Agreement or any Account Receivable arising thereunder created in favour of any person other than the Administrative Agent;

(B)	such Chargor shall ensure that the agreement or other document creating such Security in favour of any such other person prohibits such person from giving any such notice except following the giving of notice to the relevant A/R Counterparty by such Chargor in accordance with Clause 12.1.1.

12.2	Performance of obligations

Each Chargor shall remain liable, as between such Chargor, the Administrative Agent and the relevant counterparty under each contract, agreement or instrument comprising or relating to the Security Assets, to observe and perform all the conditions and obligations to be observed and performed by it under each such contract, agreement or instrument, all in accordance with the terms and conditions thereof, whether before or after the service of notice of the creation of Security in favour of the Administrative Agent under this Debenture on any counterparty, and each Chargor agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

12.3	Prior to Event of Default which is continuing

Unless an Event of Default has occurred and is continuing and the Administrative Agent has given notice to the relevant Chargor of the suspension of its rights, a Chargor may continue to deal with the relevant counterparties and may continue to exercise all its rights

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in respect of the Non-A/R Agreements, A/R Agreements and the Insurance Policies (in each case to which it is a party) including (subject to the Credit Agreements) receiving and exercising all rights relating to proceeds of those Non-A/R Agreements, A/R Agreements and Insurance Policies.

13.	PAYMENTS WITHOUT DEDUCTION

Each Chargor covenants with the Secured Parties that all payments to be made by it under this Debenture shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

14.	ENFORCEMENT

14.1	When Security becomes enforceable

The Security created by a Chargor under this Debenture shall become enforceable:

14.1.1	on the occurrence of an Event of Default which is continuing and shall continue to be enforceable for so long as it remains continuing; or

14.1.2	if a Chargor so requests.

14.2	Powers on enforcement

At any time after the Security created by a Chargor under this Debenture has become enforceable, the Administrative Agent may in its absolute discretion (without prejudice to any other of its rights and remedies and without notice to any Chargor (subject to Clause 14.6.2) or the prior authorisation of any court) do all or any of the following:

14.2.1	enforce all or any part of the security created by this Debenture and take possession of or dispose of all or any of the Security Assets in each case at such times and upon such terms as it sees fit; 14.2.2 whether or not it has appointed a Receiver, exercise all of the powers, authorities and discretions conferred from time to time on:

(A)	mortgagees by the Act, (as varied or extended by this Debenture) or by law; and

(B)	granted to a Receiver by this Debenture or by law.

14.2.3	to the extent that any Security Asset constitutes Financial Collateral, as defined in the Regulations, appropriate it and transfer the title in and to it to the Administrative Agent insofar as not already transferred, subject to paragraphs (1) and (2) of Regulation 18;

14.2.4	subject to Clause 15.1.1 (Method of appointment and removal), appoint one or more persons to be a Receiver or Receivers of all or any of the Security Assets; and

14.2.5	appoint an Administrator of any Chargor.

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14.3	Restrictions on Consolidation of Mortgages

Section 93 of the Act shall not apply to this Debenture or to any sale made under it. The Administrative Agent shall have the right to consolidate all or any of the security created by or pursuant to this Debenture with any other security in existence at any time. Such power may be exercised by the Administrative Agent at any time on or after the occurrence of an Event of Default which is continuing. Each Chargor hereby consents to the Administrative Agent making an application to the Chief Land Registrar on Form CC for registration against the registered titles (if any) of any Material Land from time to time including a registered title of the right to consolidate.

14.4	Restrictions on Exercise of Power of Sale

Sections 103 and 109(1) of the Act shall not apply to this Debenture and the power of sale arising under the Act shall arise on the date of this Debenture (and the Secured Obligations shall be deemed to have become due and payable for that purpose). The power of sale and other powers conferred by section 101 of the Act as varied or extended by this Debenture and those powers conferred (expressly or by reference) on a Receiver shall be immediately exercisable by the Administrative Agent at any time on or after the occurrence of an Event of Default which is continuing and subject to the requirements of Clause 14.6.2 (No prior notice needed).

14.5	Leasing Powers

The restrictions contained in sections 99 to 100 of the Act shall not apply to restrict the rights of the Administrative Agent or any Receiver under this Debenture. The statutory powers of leasing may be exercised by the Administrative Agent upon and following an Event of Default which is continuing. The Administrative Agent and any Receiver may make any lease or agreement for lease and/or accept any surrenders of leases and/or grant options on such terms as it sees fit without the need to comply with the aforementioned restrictions.

14.6	No Prior Notice Needed

14.6.1	The powers of the Administrative Agent set out in Clauses 14.3 (Restrictions on Consolidation of Mortgages) to 14.5 (Leasing Powers) may be exercised by the Administrative Agent without prior notice to any Chargor at any time after the occurrence of an Event of Default which is continuing, subject to Clause 14.6.2.

14.6.2	Notwithstanding any other provision of this Debenture, the Administrative Agent shall give the Chargors no less than 10 days’ written notice (which each Chargor agrees is reasonable notice) of the Administrative Agent’s intention to sell any or all of the Security Assets.

14.6.3	Notwithstanding any other provision of this Debenture, the Administrative Agent shall give the Company prior notice of the Administrative Agent’s taking possession of all or any of any Shares, provided that in the event the Administrative Agent shall have reasonably determined that it would not be practicable to give such notice prior to the taking of any such action, the Administrative Agent shall not be required to give such notice prior to the taking of such action but agrees to give the Company a notice of such action promptly after the taking thereof.

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14.7	Disposal of the Security Assets

In exercising the powers referred to in Clause 14.2.1 (Powers on enforcement), the Administrative Agent or any Receiver may sell or dispose of all or any of the Security Assets at the times, in the manner and order, on the terms and conditions and for the consideration determined by it, subject to Clause 14.6.2.

14.8	Application of monies

14.8.1	Subject to the repayment of any claims having priority to this Debenture and to any applicable statutory requirement as to (i) the payment of preferential debts or (ii) the payment of unsecured creditors in accordance with Section 176A Insolvency Act 1986, after the Security created under this Debenture has become enforceable the Administrative Agent or any Receiver shall apply monies received by them under this Debenture in the following order:

(A)	first, in or towards the payment pro rata of or the provision pro rata for, any costs and expenses of the Administrative Agent or the Receiver or which are incidental to the appointment of the Receiver (including payments made in accordance with paragraphs (i), (ii) and (iii) of section 109(8) of the Act) incurred or made in connection with any enforcement action or otherwise in connection with this Debenture or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Chargor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and any remuneration of the Receiver;

(B)	second, in or towards discharge in full of the Secured Obligations which shall be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution; and

(C)	third, in the payment of any surplus, if any, to the relevant Chargor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct;

provided that during the Security Period the Administrative Agent may credit any monies received by enforcing the Security under this Debenture to a suspense account pending its application in the above manner.

14.8.2	Each Chargor shall hold on trust for the Administrative Agent all monies received by virtue of the Insurance Policies and at any time when an Event of Default has occurred and is continuing, each Chargor shall apply those monies at the option of the Administrative Agent:

(A)	in replacing or reinstating the assets destroyed, damaged or lost (any deficiency being made good by the Chargors); or

(B)	in reduction of the Secured Obligations in the manner set forth in Clause 14.8.1.

14.8.3	Clause 14.8.1 will override any appropriation made by a Chargor.

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15.	APPOINTMENT OF RECEIVER OR ADMINISTRATOR

15.1	Method of appointment and removal

15.1.1	At any time on or after the occurrence of an Event of Default which is continuing or at the request of a Chargor or its directors, the Administrative Agent may, without prior notice to any Chargor, in writing (under seal, by deed or otherwise under hand) appoint:

(A)	a Receiver in respect of the Security Assets or any part thereof and may in like manner from time to time (and insofar as it is lawfully able to do and subject to any requirement for a court order in the removal of an administrative receiver) remove any Receiver and appoint another in his stead; or

(B)	one or more persons to be an Administrator in accordance with paragraph 14 of Schedule B1 to the Insolvency Act 1986.

15.1.2	Nothing in Clause 15.1.1 shall restrict the exercise by the Administrative Agent of any one or more of the rights of the Administrative Agent under Schedule B1 to the Insolvency Act 1986 and the rules thereunder or at common law.

15.1.3	The Administrative Agent may not appoint a Receiver by reason only of a moratorium being obtained, or anything being done with a view to a moratorium being obtained, under section 1A of the Insolvency Act 1986.

15.2	Joint or several

If two or more persons are appointed as Receivers of the same assets, they may act jointly and/or severally so that (unless any instrument appointing them specifies to the contrary) each of them may exercise individually all the powers and discretions conferred on Receivers by this Debenture.

15.3	Receiver as agent

Every Receiver shall be the agent of the relevant Chargor which shall be solely responsible for his acts and defaults and for the payment of his remuneration.

15.4	Receiver’s remuneration

Every Receiver shall be entitled to remuneration for his services at a rate to be determined by the Administrative Agent from time to time, (and without being limited to any maximum rate specified by any statute or statutory instrument).

16.	RECEIVER’S POWERS

16.1	Powers

Every Receiver shall have (and be entitled to exercise) all the powers:

16.1.1	of the Administrative Agent under this Debenture;

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16.1.2	conferred by the Act on receivers, mortgagors and mortgagees in possession (save to the extent that the provisions of the Act are varied by or are inconsistent with the provisions of this Debenture when the provisions of this Debenture shall prevail);

16.1.3	in relation to, and to the extent applicable to, the Security Assets or any of them, the powers of an administrative receiver specified in Schedule 1 of the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver within the meaning of that Act);

16.1.4	in relation to any Security Asset, all the powers and rights of a legal and beneficial owner; and

16.1.5	to do all things which, in the opinion of the Receiver, are incidental to any of the powers, functions, authorities or discretions conferred or vested in the Receiver pursuant to this Debenture or upon receivers by statute or law generally (including the bringing or defending of proceedings in the name of, or on behalf of, the relevant Chargor in connection with the creation, perfection or enforcement of the Security expressed to be created under this Debenture) the collection and/or realisation of Security Assets in such manner and on such terms as the Receiver sees fit; and the execution of documents in the name of the relevant Chargor (whether under hand, or by way of deed or by utilisation of the company seal of the relevant Chargor)).

16.2	Powers may be Restricted

The powers granted to a Receiver pursuant to this Debenture may be restricted by the instrument (signed by the Administrative Agent) appointing him but they shall not be restricted by any winding-up or dissolution of any Chargor.

17.	PROTECTION OF PURCHASERS

17.1	No purchaser or other person dealing with the Administrative Agent or any Receiver shall be bound or concerned:

17.1.1	to see or enquire whether the right of the Administrative Agent or any Receiver to exercise any of the powers conferred by this Debenture has arisen or not;

17.1.2	with the propriety of the exercise or purported exercise of those powers; or

17.1.3	with the application of any monies paid to the Administrative Agent, to any Receiver or to any other person.

17.2	All the protections to purchasers and persons dealing with receivers contained in sections 104, 107 and 109(4) of the Act shall apply to any person purchasing from or dealing with the Administrative Agent or any Receiver.

17.3	The receipt of the Administrative Agent or any Receiver shall be a conclusive discharge to any purchaser of the Security Assets.

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18.	PROTECTION OF THE LOAN PARTIES AND RECEIVERS

18.1	Exclusion of liability

None of the Administrative Agent, the other Secured Parties, any Receiver or any of their respective Related Parties shall have any responsibility or liability:

18.1.1	for any action taken, or any failure to take any action, in relation to all or any of the Security Assets;

18.1.2	to account as mortgagee in possession or for any loss upon realisation of any Security Asset; or

18.1.3	for any other default or omission in relation to all or any of the Security Assets for which a mortgagee in possession might be liable,

except in the case of gross negligence or wilful misconduct on the part of that person, as determined by a court of competent jurisdiction in a final and non-appealable judgment.

18.2	Indemnity out of the Security Assets

The Administrative Agent, the other Secured Parties, any Receiver and their respective Related Parties shall be entitled to be indemnified out of the Security Assets in respect of their actions, proceedings, demands, claims, costs, expenses and liabilities in connection with this Debenture.

19.	PRESERVATION OF SECURITY

19.1	Reinstatement

If any payment by a Chargor or discharge given by the Administrative Agent (whether in respect of the obligations of any Loan Party or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency, liquidation, administration or any similar event:

19.1.1	the liability of each Chargor and the Security created by each Chargor under this Debenture shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

19.1.2	the Secured Parties shall be entitled to recover the value or amount of that Security or payment from each Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

19.2	Waiver of defences

Neither the Security created by this Debenture nor the obligations of a Chargor under this Debenture will be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice that Security or any of those obligations (whether or not known to it, the Administrative Agent or any other Secured Party) including:

19.2.1	any time, waiver or consent granted to, or composition with, any Loan Party or other person;

19.2.2	the release of any Loan Party or any other person under the terms of any composition or arrangement with any person;

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19.2.3	the taking, variation, compromise, exchange, renewal, enforcement or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over, assets of any Loan Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

19.2.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Loan Party or any other person;

19.2.5	any amendment (however fundamental), replacement, variation, novation, assignment or the avoidance or termination of a Loan Document or any other document or Security;

19.2.6	any unenforceability, illegality or invalidity of any obligation of, or any Security created by, any person under any Loan Document or any other document; or

19.2.7	any insolvency, liquidation, administration or similar procedure.

19.3	Chargor Intent

Without prejudice to the generality of Clause 19.2 (Waiver of defences), each Chargor expressly confirms that it intends that the Security created by it under this Debenture shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

19.4	Immediate recourse

Each Chargor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from any Chargor under this Debenture. This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

19.5	Appropriations

During the Security Period each Secured Party may:

19.5.1	refrain from applying or enforcing any monies, Security or rights held or received by it (or any trustee or agent on its behalf) in respect of the Secured Obligations, or, subject to Clause 14.8.1 (Application of monies), apply and enforce the same in such manner and order as it sees fit (whether against the Secured Obligations or otherwise) in any manner which is not in breach of the terms of the Loan Documents and no Chargor shall be entitled to the benefit of the same; and

19.5.2	hold in an interest-bearing suspense account any monies received from a Chargor or on account of the Secured Obligations.

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19.6	Deferral of Chargors’ rights

During the Security Period and unless the Administrative Agent otherwise directs, no Chargor shall exercise any rights which it may have by reason of performance by it of its obligations under this Debenture or the enforcement of the Security created by this Debenture:

19.6.1	to exercise any right of set-off against any Loan Party; and/or

19.6.2	to claim or prove as a creditor of any Loan Party in competition with any Secured Party.

19.7	Additional Security

This Debenture is in addition to, is not in any way prejudiced by and shall not merge with any contractual right or remedy or other Security now or in the future held by or available to any Secured Party.

19.8	New accounts

If any Secured Party receives notice (actual or otherwise) of any subsequent Security over or affecting all or any of the Security Assets it may open a new account or accounts with the Borrower and/or a Chargor and, if it does not do so, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that subsequent Security, and as from that time all payments made by a Chargor to that Secured Party:

19.8.1	shall be credited or be treated as having been credited to the new account of the Borrower or Chargor; and

19.8.2	shall not operate to reduce the Secured Obligations at the time when the Secured Party received or was deemed to have received such notice.

20.	TACKING

For the purposes of section 94(1) of the Act and section 49(3) of the Land Registration Act 2002 the Administrative Agent confirms on behalf of the Lenders that the Lenders shall make further advances to the Borrowers on the terms and subject to the conditions of the Loan Documents.

21.	FURTHER ASSURANCE AND PERFECTION

21.1	Application to Land Registrar

Each Chargor consents to the registration against the registered titles specified opposite its name in Schedule 1 (Land) or in Schedule 1 (Land) to any Security Accession Deed of:

21.1.1	a restriction in the following terms:

“No [disposition or specify type of disposition] of the registered estate [(other than a charge)] by the proprietor of the registered estate [, or by the proprietor of any registered charge, not being a charge registered before the entry of this restriction,] is to be registered without a written consent signed by the proprietor for the time being of the charge dated [date] in favour of [chargee] referred to in the charges register [or [their conveyancer or specify appropriate details]]”; and

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21.1.2	a notice that the Lenders are under an obligation to make further advances on the terms and subject to the conditions of the Loan Documents.

21.2	Further action

Each Chargor shall promptly upon request by the Administrative Agent execute (in such form as the Administrative Agent may reasonably require) such documents (including assignments, transfers, mortgages, charges, notices and instructions) in favour of the Administrative Agent or its nominees and do all such assurances and things as the Administrative Agent may reasonably require in order to:

21.2.1	protect, preserve and perfect the Security expressed to be created by or pursuant to this Debenture;

21.2.2	protect and preserve the ranking of the Security intended to be created by or pursuant to this Debenture with any other Security over any assets of a Chargor or

21.2.3	following the occurrence of an Event of Default which is continuing facilitate the realisation of all or any of the Security Assets or the exercise of any rights, powers and discretions conferred on the Administrative Agent, any Receiver or any Administrator in connection with all or any of the Security Assets, and any such document may (i) disapply section 93 of the Act and (ii) contain an assignment to the Administrative Agent of the Book Debts, Non-Trading Debts, Accounts Receivable and/or any Non-A/R Agreement together with any related notices of assignment in any manner reasonably required by the Administrative Agent.

21.3	Deposit of documents

Each Chargor covenants that, on the date of this Debenture and at all times during the Security Period as soon as it receives them (and in any event as soon as the Administrative Agent so requests in writing), it shall deposit with the Administrative Agent, in respect of or in connection with the Security Assets:

21.3.1	all deeds, certificates and other documents of or evidencing title; and

21.3.2	any other documents which the Administrative Agent may from time to time reasonably require for perfecting its title, or the title of any purchaser,

all of which will be held by the Administrative Agent at the expense and risk of the Chargors.

21.4	Registration of Trade Marks, Community Trade Marks and Patents

21.4.1	Each Chargor shall if requested to do so by the Administrative Agent (acting reasonably):

(A)

within 30 Business Days (or such later date as the Administrative Agent may agree, acting reasonably) of the date of this Debenture or the date of the Relevant Security Accession Deed or being asked to do so, apply to the relevant intellectual property office (including without limitation, the

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UK Intellectual Property Office, the Office for Harmonization in the Internal Market, and the European Patent Office) to register the charge created by Clause 3.7 (Intellectual Property Rights) pursuant to the provisions of either section 25 of the Trade Marks Act 1994, Article 19 of Council Regulation 40/94/EC, section 32 of the Patents Act 1997, or any other relevant legislation as appropriate, in respect of any Registered Intellectual Property Rights of such Chargor; and

(B)	pay all fees necessary to make the registrations required to be made under paragraph (A) on or before the latest time provided for payment.

21.4.2	Each Chargor acknowledges the right of the Administrative Agent, or any duly authorised agent of the Administrative Agent, at the cost and expense of that Chargor, to take all or any of the actions set out in Clause 21.4.1 above.

21.5	Law of Property (Miscellaneous Provisions) Act 1994

The covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to the provisions set out in this Clause 21.

21.6	Additional schedules

Without limiting the generality of the foregoing, each Chargor hereby authorises the Administrative Agent, with prompt written notice thereof to the Chargors, to supplement this Debenture by supplementing any schedule hereto or adding additional schedules hereto to identify specifically any asset or item that may constitute Registered Intellectual Property, Patents or Trade Marks; provided that any Chargor shall have the right, exercisable within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after it has been notified in writing by the Administrative Agent of the specific identification of such Security Assets, to advise the Administrative Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Chargor hereunder with respect to such Security Assets. Each Chargor agrees that, at the reasonable request of the Administrative Agent, it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Security Assets within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after the date it has been notified in writing by the Administrative Agent of the specific identification of such Security Assets.

21.7	Grant of Licence to use Intellectual Property Rights

For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Debenture, each Chargor shall, upon request by the Administrative Agent after the occurrence of an Event of Default which is continuing, grant to the Administrative Agent an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to the Chargors) to use, licence or sublicence any of the Security Assets consisting of Intellectual Property Rights now owned or hereafter acquired by such Chargor, and wherever the same may be located, and including in such licence reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive licence (a) does not violate the express terms of any agreement between a Chargor and a third party governing the applicable Chargor’s use of such

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Security Assets consisting of Intellectual Property Rights, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licences to be granted hereunder with respect to Trade Marks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trade Marks are used sufficient to preserve the validity of such Trade Marks. The use of such licence by the Administrative Agent may be exercised, at the option of the Administrative Agent, during the continuation of an Event of Default; provided further that any licence, sublicence or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Chargors notwithstanding any subsequent cure of an Event of Default.

22.	POWER OF ATTORNEY AND DELEGATION

22.1	Power of attorney

Each Chargor irrevocably and by way of security appoints each of:

22.1.1	the Administrative Agent; and

22.1.2	any Receiver,

jointly and severally as its attorney, in its name, on its behalf and in such manner as the attorney may in its or his absolute discretion think fit following the occurrence of an Event of Default which is continuing and following notification by the Administrative Agent to the Chargor of its intention to exercise such rights to take any action and sign or execute any further documents which that Chargor is required to take, sign or execute in accordance with this Debenture or the other Loan Documents (including under Clause 21 (Further Assurance and Perfection)) and/or to exercise any of the rights conferred upon the Administrative Agent or any receiver or delegate in relation to the Security Assets or under any Loan Document, the Law of Property Act 1925 or the Insolvency Act 1986.

22.2	Ratification

Each Chargor agrees, promptly on the request of any attorney appointed under Clause 22.1 (Power of attorney) above to ratify and confirm all such actions taken and documents signed or executed save where such attorney is acting with wilful misconduct or gross negligence as determined by a court of competent jurisdiction in a final non-appealable judgment.

22.3	Delegation

Each of the Administrative Agent and any Receiver shall have full power to delegate the powers, authorities and discretions conferred on it or him by this Debenture (including the power of attorney set out in Clause 22.1 (Power of attorney) above) on such terms and conditions as it or he shall see fit which shall not preclude exercise of those powers, authorities or discretions by it or him or any revocation of the delegation or any subsequent delegation.

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23.	TERMINATION; RELEASE OF SECURITY

23.1	Termination

23.1.1	This Debenture, the Security granted in respect of the Security Assets hereunder and all other security interests granted hereunder shall terminate at the end of the Security Period.

23.1.2	The Security granted in respect of the Security Assets hereunder and all other security interests granted hereunder shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

23.2	Release

In connection with any termination or release pursuant to Clause 23.1.1 above, the Administrative Agent shall execute and deliver to any Chargor, at such Chargor’s expense, all documents that such Chargor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Clause shall be without recourse to or warranty by the Administrative Agent.

24.	FEES AND EXPENSES; INDEMNIFICATIONS

24.1.1	Each Chargor, jointly with the other Chargors and severally, agrees to reimburse the Administrative Agent and any Receiver and their respective officers and employees for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to a “Chargor”.

24.1.2	Without limitation of its indemnification obligations under the other Loan Documents, each Chargor agrees to indemnify the Administrative Agent and any Receiver and their respective officers and employees and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by a Chargor arising out of, in connection with, or as a result of, the execution, delivery or performance of this Debenture or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any such person is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

24.1.3

To the fullest extent permitted by applicable law, no Chargor shall assert, and each Chargor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the

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Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

24.1.4	The provisions of this Clause 24 shall remain operative and in full force and effect regardless of the termination of this Debenture or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Debenture or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Clause 24.1. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

24.1.5	For the avoidance of doubt, in connection with any indemnification pursuant to this Clause 24.1, the reimbursement shall be on a full indemnity basis together with any applicable VAT.

24.1.6	The parties to this Debenture agree that a reference in this Clause 24.1 to an “Indemnitee” shall include a reference to a Receiver and its officers and employees.

25.	ADDITIONAL CHARGORS

25.1	Delivery of Security Accession Deed

25.1.1	The Original Chargor may request that any other company (a “New Chargor”) becomes a Chargor, and shall request that any other company becomes a New Chargor if that company is required to do so under the terms of the Credit Agreement.

25.1.2	The New Chargor shall become a Chargor if:

(A)	the Original Chargor and the New Chargor deliver to the Administrative Agent a duly completed and executed Security Accession Deed; and

(B)	the Original Chargor confirms that no Default is continuing or would occur as a result of the New Chargor becoming a Chargor.

25.2	Repetition of representations

Delivery of a Security Accession Deed constitutes confirmation by the New Chargor that the representations and warranties set out in Clause 6 (Representations and warranties) are true and correct to the extent applicable to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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26.	CALCULATIONS AND CERTIFICATES

26.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Debenture, the entries made in the accounts maintained by the Administrative Agent or any other Secured Party are prima facie evidence of the matters to which they relate.

26.2	Certificates and determinations

Any certification or determination by the Administrative Agent or any other Secured Party of a rate or amount under this Debenture is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

26.3	Day Count Convention

Any interest accruing under this Debenture will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

27.	NOTICES

27.1	Communications in writing

Any communication to be made under or in connection with this Debenture (save as expressly provided in this Debenture) shall be made in writing and, unless otherwise stated, may be given in person, by post or fax or other electronic transmission.

27.2	Addresses

The address, fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Debenture for any communication or document to be made or delivered under or in connection with this Debenture is that identified with its name below or any substitute address, fax number, email address or department or officer as the Administrative Agent or a Chargor may notify to the other party by not less than five Business Days’ notice.

27.3	Delivery

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

27.4	English language

27.4.1	Any notice given under or in connection with this Debenture must be in English.

27.4.2	All other documents provided under or in connection with this Debenture must be:

(A)	in English; or

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(B)	if not in English accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

28.	MISCELLANEOUS

28.1	Partial Invalidity

If, at any time, any provision of this Debenture is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions, nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction, will in any way be affected or impaired.

28.2	Remedies and Waivers Cumulative

No failure to exercise, nor delay in exercising, on the part of the Administrative Agent, any right or remedy under this Debenture shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise, or the exercise of any other right or remedy. The rights and remedies provided in this Debenture are cumulative and not exclusive of any rights or remedies provided by law.

28.3	Amendments

28.3.1	Neither this Debenture nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Chargor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, (i) consent to a departure by a Chargor from any covenant set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement and (ii) as provided in Clause 21.6.

28.3.2	No waiver of any provision of this Debenture or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Clause 28.3, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

28.4	Counterparts

This Debenture may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Debenture.

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28.5	The Chargors

This Debenture shall be binding on the successors and permitted assigns of the relevant Chargor.

28.6	Assignment and Transfer

No Chargor nor the Administrative Agent may assign any rights it has under this Debenture, save that the Administrative Agent may assign and transfer all or any part of its rights and obligations under this Debenture to a replacement administrative agent appointed pursuant to the terms of the Credit Agreement. Such replacement administrative agent will, from the date of the assignment or transfer, be the agent of each other Secured Party under this Debenture instead of the previous administrative agent.

28.7	Disclosure

A Secured Party may disclose to any person any information about any Chargor or the Loan Documents in each case subject to any limitations in the Credit Agreement.

28.8	Property

This Debenture is and will remain the property of the Administrative Agent.

28.9	Set-Off, Combination of Accounts and Lien

In circumstances in which it would be permitted to do so in accordance Section 5.08 of the US Collateral Agreement, a Secured Party may (but shall not be obliged to) set-off any obligation in respect of Secured Obligations which is due and payable by a Chargor against any obligation (contingent or otherwise) owed by that Secured Party to that Chargor (regardless of the place of payment, booking branch or currency of either obligation) and apply any credit balance to which a Chargor is entitled on any account with that Secured Party in payment of the Secured Obligations. That Secured Party may, at the cost of the Chargors, effect such currency exchanges as such Secured Party considers are appropriate to implement such set-off.

28.10	Perpetuity Period

If applicable, the perpetuity period under the rule against perpetuities shall be 80 years from the date of this Debenture.

29.	GOVERNING LAW AND ENFORCEMENT LAW

29.1	Governing Law

This Debenture and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

29.2	Jurisdiction of English courts

29.2.1	The courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Debenture or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual dispute or claim) (a “Dispute”).

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29.2.2	Subject to Clause 29.2.3 below, the parties to this Debenture agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Chargor will:

(A)	argue to the contrary; or

(B)	take any proceedings relating to a Dispute in any jurisdiction other than England.

29.2.3	This Clause 29.2 is for the benefit of the Administrative Agent and the other Secured Parties only. As a result, neither the Administrative Agent nor any other Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction nor from contending that such courts are appropriate and convenient. To the extent allowed by law, the Administrative Agent and the other Secured Parties may take:

(A)	proceedings in any other court; and

(B)	concurrent proceedings in any number of jurisdictions.

29.3	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Chargor which is incorporated outside England and Wales:

(A)	irrevocably appoints the Original Chargor as its agent for service of process in relation to any proceedings before the English courts in connection with this Debenture; and

(B)	agrees that failure by a process agent to notify that Chargor of the process will not invalidate the proceedings concerned.

IN WITNESS whereof this Debenture has been duly executed and delivered as a deed on the date first above written.

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SCHEDULE 1

LAND CHARGED BY WAY OF LEGAL MORTGAGE

Part 1 – Registered Land

None

Part 2 – Unregistered Land

None

38

SCHEDULE 2

SHARES

Name of Chargor	Subsidiary	Number and class of shares	Details of nominees (if any) holding legal title to shares
None

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SCHEDULE 3

FORM OF NOTICE FOR NON-A/R AGREEMENTS

[On Company’s notepaper]

To:	[insert name and address of counterparty]

Attention:	[ ]

Date:	[ ] 2009

Dear Sirs

We refer to the [specify the relevant Non-A/R Agreement] dated [            ] 200[  ] between us and you (the “Agreement”).

We notify you that under a debenture dated [            ] 2009 between, among others, us and JPMorgan Chase Bank, N.A. (the “Administrative Agent”) we have [assigned/charged], all our rights, title and interest under the Agreement in favour of the Administrative Agent for the benefit of itself and certain other banks and financial institutions as security for certain credit facilities.

Notwithstanding the above, unless and until you receive written notice to the contrary from the Administrative Agent, you may continue to deal with us in relation to the Agreement.

by

Name:
Title:

Copy to: Administrative Agent

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SCHEDULE 4

FORM OF NOTICE FOR INSURANCE POLICIES

[On Chargor’s notepaper]

To:	[insert name and address of Insurance Policy counterparty]

Attention:	[ ]

Date:	[ ] 200[ ]

Dear Sirs

Notice of assignment

1.	We refer to the [specify the relevant insurance policy] dated [ ] 200[ ] between us and you (the “Policy”).

2.	We notify you that:

(A)	under a debenture dated [ ] 2009 between, among others, us and [insert name of Administrative Agent] (the “Administrative Agent”) we have assigned to the Administrative Agent for the benefit of itself and certain other banks and financial institutions (together with the Administrative Agent, the Secured Parties) all our right, title and interest in and to, and all benefits accruing under, the Policy as security for certain obligations owed to the Secured Parties;

(B)	until you receive written notice to the contrary from the Administrative Agent, you may continue to deal with us in relation to the Policy and credit all monies to which we are entitled under the Policy to the following account in our name: [insert details of account]. After receipt we will cease to have any right to deal with you in relation to the Policy and from that time you should deal only with the Administrative Agent; and

(C)	you are authorised to disclose information relating to the Policy to the Administrative Agent on request.

3.	We request that you note on the Policy the Administrative Agent’s security interest under the Debenture.

4.	The provisions of this notice are governed by English law.

Yours faithfully

for and on behalf of

[insert name of Chargor]Copy to: Administrative Agent

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SCHEDULE 5

FORM OF NOTICE FOR A/R AGREEMENTS

[On Company’s notepaper]

To:	[insert name and address of counterparty]

Attention:	[ ]

Date:	[ ] 2009

Dear Sirs

We refer to the [specify the relevant A/R Agreement] dated [            ] 200[    ] between us and you (the “Agreement”).

We notify you that under a debenture dated [            ] 2009 between, among others, us and JPMorgan Chase Bank, N.A. (the “Administrative Agent”) we have charged all of our book debts and other receivables arising under the Agreement in favour of the Administrative Agent for the benefit of itself and certain other banks and financial institutions as security for certain credit facilities.

by
Name:
Title:

Copy to: Administrative Agent

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SCHEDULE 6

FORM OF SECURITY ACCESSION DEED

Dated

Between

(1)	[ ] Limited, a company incorporated under the laws of [England and Wales] with registered number [ ] (the “New Chargor”); and

(2)	[ ] as agent for itself and the Finance Parties (the “Administrative Agent”).

Recitals

This deed is supplemental to a debenture dated [            ] 2009 between, among others, the Original Chargor and the Administrative Agent (as supplemented and amended from time to time, the “Debenture”).

This deed witnesses

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Words and expressions defined in the Debenture shall have the same meanings in this Debenture.

1.2	Construction

The principles of construction set out in Clause 1.2 (Construction) of the Debenture shall apply to this Debenture, insofar as they are relevant to it, as they apply to the Debenture.

1.3	Effect as a deed

This Security Accession Deed shall take effect as a deed even if it is signed under hand on behalf of the Administrative Agent.

2.	ACCESSION OF NEW CHARGOR

The New Chargor agrees to be a Chargor for the purposes of the Debenture with immediate effect and agrees to be bound by all of the terms of the Debenture as if it had originally been a party to it as a Chargor.

3.	CREATION OF SECURITY

The New Chargor mortgages, charges and assigns to the Administrative Agent all its business, undertaking and assets on the terms of Clause 3 (Creation of Security) of the Debenture provided that:

3.1.1	the Land charged by way of legal mortgage shall be the Land referred to in Schedule 1 (Land);

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3.1.2	the Shares charged by way of fixed charge shall include the Shares referred to in Schedule 2 (Shares);

3.1.3	the Non-A/R Agreements assigned or (if and to the extent that the assignment does not take effect as an assignment) charged by way of fixed charge shall include the Non-A/R Agreements set out in Schedule 3 (Form of notice for Non- A/R Agreements);

3.1.4	the A/R Agreements which relate to the Accounts Receivable charged by way of fixed charge shall include the A/R Agreements set out in Schedule 4 (A/R Agreements);

3.1.5	the Intellectual Property Rights charged by way of fixed charge shall include those set out in Schedule 7 (Intellectual Property Rights); and

3.1.6	the Insurance Policies assigned or (if and to the extent that the assignment does not take effect as an assignment) charged by way of fixed charge shall include the Insurance Policies set out in Schedule 4 (Insurance Policies).

4.	CONSENT OF EXISTING CHARGOR[S]

The existing Chargor[s] agree[s] to the terms of this Debenture and agree that its execution will in no way prejudice or affect the Security granted by each of them under (and covenants given by each of them in) the Debenture.

5.	NOTICES

The New Chargor confirms that its address details for notices in relation to Clause 27 (Notices) / [Clause [—] (Incorporation of Facility Agreement[s]) of the Debenture are as follows:

Address:	[ ]

Attention:	[ ]

Fax:	[ ]

6.	LAW

This Deed is governed by English law.

Executed as a deed and delivered on the date appearing at the beginning of this Debenture.

Schedule 1 – Land

Schedule 2 – Shares

Schedule 3 – Form of notice for Non-A/R Agreements

Schedule 4 – Form of notice for Insurance Policies

Schedule 5 – Form of notice for A/R Agreements

Schedule 6 – Form of Security Accession Deed

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Schedule 7 – Intellectual Property

Schedule 8 – Form of Supplemental Mortgage

45

SCHEDULE 7

INTELLECTUAL PROPERTY

Part 1A – Trade Marks

A.	Proprietor	Trade Mark	Class(es)	Registration number

None

Part 1B – Trade Mark Applications

Proprietor	Mark	Class(es)	Application number	Filing date
None

Part 2A – Community Trade Marks

Proprietor	Trade Mark	Class(es)	Registration number

None

Part 2B – Community Trade Mark Applications

Proprietor	Mark	Class(es)	Application number	Filing date

None

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Part 3A – Patents

Proprietor	Patent	Class(es)	Registration number

None

Part 3B – Patent Applications

Proprietor	Patent	Class(es)	Application number	Filing date

None

Part 4A – Community Designs

[None]

Part 4B – Community Design Applications

[None]

Part 5 – European Patent Applications

[None]

Part 6 – Other Intellectual Property Rights

None

47

SCHEDULE 8

FORM OF SUPPLEMENTAL MORTGAGE

SUPPLEMENTAL MORTGAGE

Dated

Between

(1)	[ ] Limited, a company incorporated under the laws of [England and Wales] with registered number [ ] (the “Mortgagor”); and

(2)	[ ] as agent for itself and the Secured Parties (the “Administrative Agent”).

Recitals

This mortgage is supplemental to a debenture dated [            ] 2009 between, among others, the Mortgagor, and the Administrative Agent (as supplemented and amended from time to time, the “Debenture”).

This Debenture witnesses

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Words and expressions defined in the Debenture shall have the same meanings in this Debenture.

1.2	Construction

The principles of construction set out in Clause 1.2 (Construction) of the Debenture shall apply to this Debenture, insofar as they are relevant to it, as they apply to the Debenture.

1.3	Effect as a deed

This Supplemental Mortgage shall take effect as a deed even if it is signed under hand on behalf of the Administrative Agent.

2.	MORTGAGE

2.1	The Mortgagor charges by way of legal mortgage its interest in the Material Land referred to opposite its name in the Schedule.

2.2	The Mortgagor has the right to transfer with full title guarantee all or any part of its Material Land.

2.3	All the terms of the Debenture (other than the terms of Clause 3 (Creation of Security)) shall apply to this Supplemental Mortgage as if set out in full herein.

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3.	LAW

This Debenture is governed by English law.

Executed as a deed and delivered on the date appearing at the beginning of this Debenture.

Schedule

Part 1 – Registered Land

Name of Chargor	Description and address	Title number

[ ]	[ ]	[ ]

[ ]	[ ]	[ ]

Part 2 – Unregistered Land

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EXECUTION PAGE

EXECUTED AS A DEED by	)
)
For and on behalf of	)
S TECHNOLOGIES LIMITED	)
)

Director _______________________

Director/Secretary __________________________________

Notice details for Clause 27

Address:	S Technologies Limited

2 Stephen St, London W1T 1AN.

Fax:	+ 44 20 7291 0361

Attention:	Robert Miller

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SIGNED by	)
)
for and on behalf of	)
JPMORGAN CHASE BANK,	)
N.A.	)

Notice details for JPMorgan Chase Bank, N.A. for Clause 27

Address of company:	1111 Fannin, 10th Floor, Houston, Texas 77002

Fax:	+1 713-750-2878

Attention:	Maryann Bui (email: maryann.t.bui@jpmchase.com)

with a copy to:

JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017,

Fax:	+1 212-270-5127

Attention:	Peter Thauer (email: peter.thauer@jpmorgan.com)

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ANNEX F3

Charge over Accounts Receivables

among

Skype Technologies S.A.,

Skype Communications S.à r.l.,

Skype Singapore Pte. Ltd.,

and the

Administrative Agent

                              2009

THE COMPANIES LISTED IN SCHEDULE 1

as the Original Chargors

- and -

JPMORGAN CHASE BANK, N.A.

as the Administrative Agent

CHARGE OVER ACCOUNTS RECEIVABLE

Herbert Smith LLP

1

2

THIS DEED is dated                                        2009

BETWEEN

(1)	The companies listed in Schedule 1 (the “Original Chargors”); and

(2)	JPMorgan Chase Bank, N.A. with an office located at 270 Park Avenue, New York, NY 10017 as agent for itself and each of the other Secured Parties (the “Administrative Agent”).

RECITALS

(A)	Certain of the Secured Parties have agreed to make credit facilities available on the terms of, and subject to the conditions set forth in, the Credit Agreement.

(B)	The Chargors have agreed to provide Security to the Administrative Agent (as agent for the Secured Parties) to secure the payment and discharge of the Secured Obligations.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Words and expressions defined in the Credit Agreement and the US Collateral Agreement shall have the same meanings in this Deed unless they are expressly defined in it and, in addition, in this Deed:

“Account Receivable” means, in respect of a Chargor, each book debt to which such Chargor is entitled and each other obligation or liability to pay money to or for the benefit of such Chargor, in each case under the terms of an A/R Agreement, together with all benefits, rights and Security held by such Chargor in respect of, or to secure the payment of, any such book debt or other obligation or liability.

“Act” means the Law of Property Act 1925.

“Administrator” means a person appointed under Schedule B1 to the Insolvency Act 1986 to manage a Chargor’s affairs, business and property.

“A/R Agreements” means each co-branding, reseller and distribution agreement and each other agreement entered into between a Chargor and another person from time to time under the terms of which such other person provides payment collection services to that Chargor:

(A)	which is governed by English law; or

(B)	any debtor or creditor in respect of any book debt or other obligation or liability to pay money thereunder is registered, incorporated or has a place of business in England or Wales; or

(C)	any payment is or is required to be made in England or Wales in respect of any book debt or other obligation or liability to pay money thereunder.

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“Chargor” means the Original Chargors and each company which grants Security over its assets in favour of the Administrative Agent by executing a Security Accession Deed in accordance with Clause 22 (Additional Chargors).

“Credit Agreement” means the credit agreement dated as of 19 November, 2009 among Springboard Group S.àr.l, Springboard Finance, L.L.C. as Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

“Holdings” means Springboard Group S.àr.l., a société à responsabilité limitée, a company registered in Luxembourg with registration number B141.496 whose registered office is at 65 Boulevard Grande-Duchesse Charlotte, L-1331, Luxembourg.

“Legal Reservations” means:

(A)	the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation on enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction;

(B)	the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence or similar reasons; the time barring of claims under applicable limitation laws, the possibility that Security, even if expressed to be fixed in nature, will only amount to a floating charge; the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction; and

(C)	any other general principles, reservations or qualifications in each case as to matters of law contained in any legal opinions delivered to the Secured Parties in connection with this Deed.

“Material A/R Agreement” means each A/R Agreement listed in the applicable schedule of the Perfection Certificate on the Effective Date or identified pursuant to Section 5.03(b) of the Credit Agreement after the Effective Date.

“Perfection Requirements” means the making or the procuring of the appropriate registrations, filings, endorsements, notarisations, stampings and or notifications in accordance with any applicable time limits imposed by law or regulation, in respect of this Deed and/or the Security created thereunder.

“Receiver” means a receiver appointed pursuant to this Deed or to any applicable law, whether alone or jointly, and includes a receiver and/or manager and, if the Administrative Agent is permitted by law to appoint an administrative receiver, includes also an administrative receiver.

“Relevant Security Accession Deed” means, in respect of a Chargor, the Security Accession Deed by which that Chargor accedes to this Deed in accordance with Clause 22 (Additional Chargors).

“Secured Obligations” has the meaning given to that term in the US Collateral Agreement.

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“Secured Parties” has the meaning given to that term in the US Collateral Agreement.

“Security” means any “Lien” as that term is defined in the Credit Agreement.

“Security Assets” means all of each Chargor’s assets and rights which are the subject of any Security or trust created or expressed to be created by this Deed.

“Security Accession Deed” means a deed executed by a company substantially in the form set out in Schedule 3 (Form of Security Accession Deed), or in any other form which is agreed between the relevant Chargor and the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Security Period” means the period from the date of this Deed until the date on which (a) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

“US Collateral Agreement” means the U.S. collateral agreement dated as of 19, November 2009, among Springboard Finance, L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent on behalf of itself and the other Secured Parties.

1.2	Construction

1.2.1	Unless a contrary intention appears, any reference in this Deed to:

(A)	the singular includes the plural and vice versa;

(B)	“assets” includes present and future properties, revenues and rights of every description;

(C)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(D)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(E)	a provision of law is a reference to that provision as amended or re-enacted;

(F)	a Clause or a Schedule is a reference to a clause of or schedule to this Deed;

(G)	this “Deed” is a reference to this Deed as amended, varied, novated, supplemented and replaced from time to time;

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(H)	another agreement (including the Credit Agreement) shall be construed as a reference to such agreement as the same may have been amended, amended and restated, supplemented, varied, novated or otherwise modified from time to time;

(I)	references to any form of property or asset (including a Charged Asset) shall include a reference to all or any part of that property or asset); and

(J)	the word “including” is without limitation.

(K)	a “Chargor”, the “Administrative Agent” or any other “Secured Party” or a “Receiver” includes any one or more of its assigns, transferees and successors in title (in the case of a Chargor, so far as any such is permitted); and

(L)	the “Administrative Agent” or any other “Secured Party” or a “Receiver” (except for the references in Clause 19 (Power of attorney)), includes its duly appointed nominees, attorneys, correspondents, trustees, advisers, agents, delegates and sub-delegates.

1.2.2	Clause and Schedule headings are for ease of reference only.

1.2.3	The words “other”, “or otherwise” and “whatsoever” shall not be construed eiusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to.

1.3	Third party rights

1.3.1	Each Secured Party, any Receiver and their respective officers, employees and agents may enforce any term of this Deed which purports to confer a benefit on that person, but no other person who is not a party to this Deed has any right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Deed.

1.3.2	Notwithstanding any term of any Loan Document, the parties to this Deed and any Receiver may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Deed without the consent of any person who is not a party to this Deed.

1.4	Implied Covenants for Title

The obligations of each Chargor under this Deed shall be in addition to the covenants for title deemed to be included in this Deed by virtue of Part I of the Law of Property (Miscellaneous Provisions) Act 1994.

1.5	Effect as a Deed

This Deed shall take effect as a deed notwithstanding any party to it may have executed it under hand only.

1.6	Agency Provisions

The Administrative Agent holds the benefit of this Deed as agent for the Secured Parties in accordance with the Credit Agreement.

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2.	COVENANT TO PAY

2.1	Covenant to Pay

Each Chargor covenants with the Administrative Agent and the other Secured Parties that it will pay and discharge the Secured Obligations owed by it when due.

2.2	Potential Invalidity

Neither the covenant to pay in Clause 2.1 (Covenant to Pay) nor the security created by this Deed shall extend to or include any liability or sum which would, but for this Clause 2.2, cause such covenant or security to be unlawful under English law.

3.	SECURITY

3.1	Accounts Receivable

Subject to Clause 3.3 (Certain Exclusions), each Chargor charges by way of fixed charge all of its rights, title and interest in and to the Accounts Receivable.

3.2	Floating charge

Subject to Clause 3.3 (Certain Exclusions), each Chargor charges by way of floating charge all of its rights, title and interest in and to the Accounts Receivable which are not effectively charged by way of fixed charge under Clause 3.1 (Accounts Receivable).

3.3	Certain Exclusions

3.3.1	Notwithstanding the provisions of Clause 3.1 (Accounts Receivable) and/or Clause 3.2 (Floating charge) but subject to the provisions of Clause 3.5 (Trust) and Clause 3.6 (Removal of prohibition or restriction, Severability), Security shall only be created under this Deed under the terms of Clause 3.1 (Accounts Receivable) and/or Clause 3.2 (Floating charge) over or in respect of any right, title or interest of a Chargor under any Account Receivable to the extent that any such Security does not constitute or result in a breach of any term of, or a default under, the relevant A/R Agreement.

3.3.2	Notwithstanding the provisions of Clauses 3.1 (Accounts Receivable) and 3.2 (Floating charge) Security shall only be created under this Deed under the terms of such provisions over or in respect of any right, title or interest of a Chargor under any relevant asset:

(A)	where such asset is subject to Security of the type permitted by Section 6.02(iv) of the Credit Agreement (whether or not incurred pursuant to such Section) or Section 6.02(xi) of the Credit Agreement, to the extent that and for so long as the grant of such Security does not constitute a breach of or a default under any agreement pursuant to which such Security has been created, provided that the Security expressed to be created under this Deed shall attach immediately to any such asset (a) at the time the provision of such agreement containing such restriction ceases to be in effect and (b) to the extent any such breach or default is rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law;

7

(B)	such asset is not one in respect of which Holdings has provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the creation of such Security in such asset hereunder would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Security granted hereunder) that has been determined by Holdings to be material to Holdings and the Subsidiaries;

(C)	if and to the extent and for so long as the grant of such Security over such asset shall not be prohibited by any applicable Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any Requirements of Law) provided that such asset shall become subject to the Security expressed to be created under this Deed at such time as such prohibition ceases to be in effect; and

(D)	the Borrower and the Administrative Agent have not agreed in writing to exclude such asset from being a Security Asset on account of the cost of creating Security over such asset hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom.

3.4	Prohibitions and Restrictions under A/R Agreements

A reference in this Clause 3 to a breach of a term of, or a default under, any A/R Agreement arising as a result of the grant of Security or the creation of a trust or equitable interest in any asset, right, title or interest in or to an Account Receivable shall include any failure to obtain the consent of any third party which is required in respect of that grant of Security or creation of that trust or equitable interest under the terms of such A/R Agreement , but only for so long as such consent has not been obtained.

3.5	Trust

If or to the extent that for any reason the taking of any Security over any asset, right, title or interest under any Account Receivable pursuant to Clause 3.1 (Accounts Receivable) and/or Clause 3.2 (Floating charge) is not effective because the creation of the relevant Security would constitute or result in a breach of a term of, or a default under, the relevant A/R Agreement, the relevant Chargor shall hold that asset, right, title or interest on trust for the Administrative Agent and such asset, right, title or interest shall constitute a Security Asset to the extent that the creation of such a trust or an equitable interest in the relevant asset, right, title or interest under the terms of such trust does not itself constitute or result in a breach of any term of, or a default under, the relevant A/R Agreement.

3.6	Removal of Prohibition or Restriction; Severability

3.6.1	Notwithstanding the provisions of Clause 3.3 (Certain Exclusions):

(A)

if the creation of Security under this Deed in respect of any asset, right, title or interest in or to an Account Receivable under the terms of Clause 3.1 (Accounts Receivable) or Clause 3.2 (Floating charge) would no longer result in a breach of any term of, or a default under, the relevant

8

A/R Agreement, the applicable Security Asset shall automatically become subject to a fixed charge or a floating charge (as appropriate) under the terms of Clause 3.1 (Accounts Receivable) or Clause 3.2 (Floating charge) as applicable, and the trust in respect of that Security Asset referred to in Clause 3.5 (Trust) shall automatically terminate; and

(B)	to the extent severable, the Security created under this Deed under the terms of Clause 3.1 (Accounts Receivable) or Clause 3.2 (Floating charge) shall attach immediately to any portion of the applicable Security Asset that would not, or would no longer, result in a breach or termination pursuant to the terms of, or a default under, the relevant A/R Agreement including any proceeds of such Security Asset.

4.	NATURE OF SECURITY CREATED

The Security created under this Deed is created:

4.1.1	as a continuing security to secure the payment and discharge of the Secured Obligations of the Chargor;

4.1.2	over all present and future assets of the kind described which are owned by the relevant Chargor and, to the extent that it does not own those assets, shall extend to any right or interest which it may have in them;

4.1.3	in favour of the Administrative Agent as agent for the Secured Parties; and

4.1.4	with full title guarantee (except that the covenant set out in section 3(1) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to all charges, encumbrances and rights, even if the relevant Chargor does not know and could not reasonably be expected to know about them).

5.	CONVERSION OF FLOATING CHARGE

5.1	Conversion on notice

Subject to Clause 5.2 (Limitation), the Administrative Agent may by notice to a Chargor at any time during the Security Period convert the floating charge created by that Chargor under this Deed into a fixed charge in respect of any Security Asset specified in that notice if:

(A)	an Event of Default has occurred and is continuing; or

(B)	the Chargor requests it; or

(C)	the Security Asset is in danger of being seized, attached, charged, taken possession of or sold under any form of distress, sequestration, execution or other equivalent process or otherwise is in jeopardy.

5.2	Limitation

Clause 5.1 (Conversion on notice) shall not apply by reason only of a moratorium being obtained, or anything being done with a view to a moratorium being obtained, under section 1A of the Insolvency Act 1986.

9

5.3	Automatic conversion

The floating charge created by a Chargor under this Deed will convert automatically into fixed charges:

5.3.1	if the Administrative Agent receives notice of an intention to appoint an Administrator of that Chargor;

5.3.2	if a resolution is passed or an order is made, a petition is presented or documents are filed at court to appoint a liquidator, provisional liquidator, Administrator or Receiver in respect of that Chargor over all or any part of its assets, or if such person is appointed;

5.3.3	if that Chargor creates or attempts to create Security over all or any of the Security Assets, other than Security permitted under Section 6.02 of the Credit Agreement;

5.3.4	on the crystallisation of any other floating charge over the Security Assets;

5.3.5	if any person seizes, attaches, charges, takes possession of or sells any Security Asset under any form of distress, sequestration, execution or other equivalent process, or attempts to do so; and

5.3.6	in any other circumstances prescribed by law.

6.	REPRESENTATIONS AND WARRANTIES

6.1	General

The Administrative Agent has entered into this Deed in reliance on the representations of each Chargor set out in this Clause 6, and each Chargor warrants to the Administrative Agent as set out in this Clause 6.

6.2	Status of Assets and Security

It is the legal and beneficial owner of the Security Assets free from Security (other than Security permitted by Section 6.02 of the Credit Agreement) and, subject to any Legal Reservations and Perfection Requirements, this Deed confers valid Security over the Security Assets and the security created under or pursuant to this Deed is not subject to any prior or pari passu Security (other than Security permitted pursuant to Section 6.02 of the Credit Agreement).

6.3	Title to Assets

It has good marketable title to all assets over which Security is, or is expressed to be created pursuant to this Deed other than minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilise such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect.

10

6.4	Repetition

The representations and warranties set out in this Clause are made by each Original Chargor on the date of this Deed. The representations and warranties set out in Clauses 6.2 and 6.3 are deemed to be repeated by each Chargor as set forth in Section 4.02 of the Credit Agreement.

7.	COVENANTS

The covenants in this Clause 7 remain in force from the date of this Deed until the expiry of the Security Period.

7.1	Disposals

No Chargor will (in a single transaction or a series of transactions, whether related or not) sell, transfer, lease or otherwise dispose of any Security Asset, or any part thereof other than as permitted under the Credit Agreement.

7.2	Negative pledge

No Chargor shall create or permit to subsist any Security over any Security Asset (other than Security permitted by Section 6.02 of the Credit Agreement).

8.	PRESERVATION OF THE SECURITY ASSETS

8.1	General covenants

8.1.1	Each Chargor shall, at all times during the Security Period at its own expense, take any and all commercially reasonable actions necessary to defend title to the Security Assets against all persons, except with respect to Security Assets that such Chargor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of its business, and to defend the Security created under this Deed and the priority thereof against any Security not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Chargor under Section 9.15 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Security created under the Security Documents.

8.1.2	Each Chargor hereby irrevocably authorises the Administrative Agent at its option to discharge past due taxes, assessments, charges, fees, Security, security interests or other encumbrances at any time levied or placed on the Security Assets and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Security Assets to the extent any Chargor fails to do so as required by the Credit Agreement, this Deed or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Chargor jointly and severally agrees to reimburse the Administrative Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Chargor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Chargor with respect to taxes, assessments, charges, fees, Security, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

11

9.	A/R AGREEMENTS

9.1	Notice to counterparties

9.1.1	Each Chargor shall, at all times during the Security Period, (a) when so required in accordance with Clause 9.1.2; or (b) promptly after request by the Administrative Agent after the occurrence of an Event of Default which is continuing, give notice to the other parties to the A/R Agreements substantially in the form set out in Schedule 2 (Form of notice for A/R Agreements) and deliver to the Administrative Agent a copy of each notice.

9.1.2	12.1.2 Each Chargor agrees that:

(A)	unless a notice in the applicable form specified in Clause 9.1.1 shall first have been given by such Chargor to each other party under a Material A/R Agreement (each such party, an “A/R Counterparty”), such Chargor shall not give notice to any such A/R Counterparty of Security over such Material A/R Agreement or any Account Receivable arising thereunder created in favour of any person other than the Administrative Agent; and

(B)	such Chargor shall ensure that the agreement or other document creating such Security in favour of any such other person prohibits such person from giving any such notice except following the giving of notice to the relevant A/R Counterparty by such Chargor in accordance with Clause 9.1.1.

9.2	Performance of obligations

Each Chargor shall remain liable, as between such Chargor, the Administrative Agent and the relevant counterparty under each contract, agreement or instrument comprising or relating to the Security Assets, to observe and perform all the conditions and obligations to be observed and performed by it under each such contract, agreement or instrument, all in accordance with the terms and conditions thereof, whether before or after the service of notice of the creation of Security in favour of the Administrative Agent under this Deed on any counterparty, and each Chargor agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

9.3	Prior to Event of Default which is continuing

Unless an Event of Default has occurred and is continuing and the Administrative Agent has given notice to the relevant Chargor of the suspension of its rights, a Chargor may continue to deal with the relevant counterparties and may continue to exercise all its rights in respect of the A/R Agreements to which it is a party including (subject to the Credit Agreements) receiving and exercising all rights relating to proceeds of those A/R Agreements.

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10.	PAYMENTS WITHOUT DEDUCTION

Each Chargor covenants with the Secured Parties that all payments to be made by it under this Deed shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

11.	ENFORCEMENT

11.1	When Security becomes enforceable

The Security created by a Chargor under this Deed shall become enforceable:

11.1.1	on the occurrence of an Event of Default which is continuing and shall continue to be enforceable for so long as it remains continuing; or

11.1.2	if a Chargor so requests.

11.2	Powers on enforcement

At any time after the Security created by a Chargor under this Deed has become enforceable, the Administrative Agent may in its absolute discretion (without prejudice to any other of its rights and remedies and without notice to any Chargor (subject to Clause 11.5.2) or the prior authorisation of any court) do all or any of the following:

11.2.1	enforce all or any part of the security created by this Deed and take possession of or dispose of all or any of the Security Assets in each case at such times and upon such terms as it sees fit;

11.2.2	whether or not it has appointed a Receiver, exercise all of the powers, authorities and discretions conferred from time to time on:

(A)	mortgagees by the Act, (as varied or extended by this Deed) or by law; and

(B)	granted to a Receiver by this Deed or by law; and

11.2.3	subject to Clause 12.1.1 (Method of appointment and removal), appoint one or more persons to be a Receiver or Receivers of all or any of the Security Assets.

11.3	Restrictions on Consolidation of Mortgages

Section 93 of the Act shall not apply to this Deed or to any sale made under it. The Administrative Agent shall have the right to consolidate all or any of the security created by or pursuant to this Deed with any other security in existence at any time. Such power may be exercised by the Administrative Agent at any time on or after the occurrence of an Event of Default which is continuing.

11.4	Restrictions on Exercise of Power of Sale

Sections 103 and 109(1) of the Act shall not apply to this Deed and the power of sale arising under the Act shall arise on the date of this Deed (and the Secured Obligations shall be deemed to have become due and payable for that purpose). The power of sale and other powers conferred by section 101 of the Act as varied or extended by this Deed and those powers conferred (expressly or by reference) on a Receiver shall be immediately exercisable by the Administrative Agent at any time on or after the occurrence of an Event of Default which is continuing and subject to the requirements of Clause 11.5.2 (No prior notice needed).

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11.5	No Prior Notice Needed

11.5.1	The powers of the Administrative Agent set out in Clauses 11.3 (Restrictions on Consolidation of Mortgages) and 11.4 (Restrictions on Exercise of Power of Sale) may be exercised by the Administrative Agent without prior notice to any Chargor at any time after the occurrence of an Event of Default which is continuing, subject to Clause 11.5.2.

11.5.2	Notwithstanding any other provision of this Deed, the Administrative Agent shall give the Chargors no less than 10 days’ written notice (which each Chargor agrees is reasonable notice) of the Administrative Agent’s intention to sell any or all of the Security Assets.

11.6	Disposal of the Security Assets

In exercising the powers referred to in Clause 11.2.1 (Powers on enforcement), the Administrative Agent or any Receiver may sell or dispose of all or any of the Security Assets at the times, in the manner and order, on the terms and conditions and for the consideration determined by it, subject to Clause 11.5.2.

11.7	Application of monies

11.7.1	Subject to the repayment of any claims having priority to this Deed and to any applicable statutory requirement as to (i) the payment of preferential debts or (ii) the payment of unsecured creditors in accordance with Section 176A Insolvency Act 1986, after the Security created under this Deed has become enforceable the Administrative Agent or any Receiver shall apply monies received by them under this Deed in the following order:

(A)	first, in or towards the payment pro rata of or the provision pro rata for, any costs and expenses of the Administrative Agent or the Receiver or which are incidental to the appointment of the Receiver (including payments made in accordance with paragraphs (i), (ii) and (iii) of section 109(8) of the Act) incurred or made in connection with any enforcement action or otherwise in connection with this Deed or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Chargor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and any remuneration of the Receiver;

(B)	second, in or towards discharge in full of the Secured Obligations which shall be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution; and

(C)	third, in the payment of any surplus, if any, to the relevant Chargor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct;

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provided that during the Security Period the Administrative Agent may credit any monies received by enforcing the Security under this Deed to a suspense account pending its application in the above manner.

11.7.2	Clause 11.7.1 will override any appropriation made by a Chargor.

12.	APPOINTMENT OF RECEIVER OR ADMINISTRATOR

12.1	Method of appointment and removal

12.1.1	At any time on or after the occurrence of an Event of Default which is continuing or at the request of a Chargor or its directors, the Administrative Agent may, without prior notice to any Chargor, in writing (under seal, by deed or otherwise under hand) appoint a Receiver in respect of the Security Assets or any part thereof and may in like manner from time to time (and insofar as it is lawfully able to do and subject to any requirement for a court order in the removal of an administrative receiver) remove any Receiver and appoint another in his stead.

12.1.2	The Administrative Agent may not appoint a Receiver by reason only of a moratorium being obtained, or anything being done with a view to a moratorium being obtained, under section 1A of the Insolvency Act 1986.

12.2	Joint or several

If two or more persons are appointed as Receivers of the same assets, they may act jointly and/or severally so that (unless any instrument appointing them specifies to the contrary) each of them may exercise individually all the powers and discretions conferred on Receivers by this Deed.

12.3	Receiver as agent

Every Receiver shall be the agent of the relevant Chargor which shall be solely responsible for his acts and defaults and for the payment of his remuneration.

12.4	Receiver’s remuneration

Every Receiver shall be entitled to remuneration for his services at a rate to be determined by the Administrative Agent from time to time, (and without being limited to any maximum rate specified by any statute or statutory instrument).

13.	RECEIVER’S POWERS

13.1	Powers

Every Receiver shall have (and be entitled to exercise) all the powers:

13.1.1	of the Administrative Agent under this Deed;

13.1.2	conferred by the Act on receivers, mortgagors and mortgagees in possession (save to the extent that the provisions of the Act are varied by or are inconsistent with the provisions of this Deed when the provisions of this Deed shall prevail);

13.1.3	in relation to, and to the extent applicable to, the Security Assets or any of them, the powers of an administrative receiver specified in Schedule 1 of the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver within the meaning of that Act);

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13.1.4	in relation to any Security Asset, all the powers and rights of a legal and beneficial owner; and

13.1.5	to do all things which, in the opinion of the Receiver, are incidental to any of the powers, functions, authorities or discretions conferred or vested in the Receiver pursuant to this Deed or upon receivers by statute or law generally (including the bringing or defending of proceedings in the name of, or on behalf of, the relevant Chargor in connection with the creation, perfection or enforcement of the Security expressed to be created under this Deed) the collection and/or realisation of Security Assets in such manner and on such terms as the Receiver sees fit; and the execution of documents in the name of the relevant Chargor (whether under hand, or by way of deed or by utilisation of the company seal of the relevant Chargor)).

13.2	Powers may be Restricted

The powers granted to a Receiver pursuant to this Deed may be restricted by the instrument (signed by the Administrative Agent) appointing him but they shall not be restricted by any winding-up or dissolution of any Chargor.

14.	PROTECTION OF PURCHASERS

14.1	No purchaser or other person dealing with the Administrative Agent or any Receiver shall be bound or concerned:

14.1.1	to see or enquire whether the right of the Administrative Agent or any Receiver to exercise any of the powers conferred by this Deed has arisen or not;

14.1.2	with the propriety of the exercise or purported exercise of those powers; or

14.1.3	with the application of any monies paid to the Administrative Agent, to any Receiver or to any other person.

14.2	All the protections to purchasers and persons dealing with receivers contained in sections 104, 107 and 109(4) of the Act shall apply to any person purchasing from or dealing with the Administrative Agent or any Receiver.

14.3	The receipt of the Administrative Agent or any Receiver shall be a conclusive discharge to any purchaser of the Security Assets.

15.	PROTECTION OF THE LOAN PARTIES AND RECEIVERS

15.1	Exclusion of liability

None of the Administrative Agent, the other Secured Parties, any Receiver or any of their respective Related Parties shall have any responsibility or liability:

15.1.1	for any action taken, or any failure to take any action, in relation to all or any of the Security Assets;

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15.1.2	to account as mortgagee in possession or for any loss upon realisation of any Security Asset; or

15.1.3	for any other default or omission in relation to all or any of the Security Assets for which a mortgagee in possession might be liable,

except in the case of gross negligence or wilful misconduct on the part of that person, as determined by a court of competent jurisdiction in a final and non-appealable judgment.

15.2	Indemnity out of the Security Assets

The Administrative Agent, the other Secured Parties, any Receiver and their respective Related Parties shall be entitled to be indemnified out of the Security Assets in respect of their actions, proceedings, demands, claims, costs, expenses and liabilities in connection with this Deed.

16.	PRESERVATION OF SECURITY

16.1	Reinstatement

If any payment by a Chargor or discharge given by the Administrative Agent (whether in respect of the obligations of any Loan Party or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency, liquidation, administration or any similar event:

16.1.1	the liability of each Chargor and the Security created by each Chargor under this Deed shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

16.1.2	the Secured Parties shall be entitled to recover the value or amount of that Security or payment from each Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

16.2	Waiver of defences

Neither the Security created by this Deed nor the obligations of a Chargor under this Deed will be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice that Security or any of those obligations (whether or not known to it, the Administrative Agent or any other Secured Party) including:

16.2.1	any time, waiver or consent granted to, or composition with, any Loan Party or other person;

16.2.2	the release of any Loan Party or any other person under the terms of any composition or arrangement with any person;

16.2.3	the taking, variation, compromise, exchange, renewal, enforcement or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over, assets of any Loan Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

16.2.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Loan Party or any other person;

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16.2.5	any amendment (however fundamental), replacement, variation, novation, assignment or the avoidance or termination of a Loan Document or any other document or Security;

16.2.6	any unenforceability, illegality or invalidity of any obligation of, or any Security created by, any person under any Loan Document or any other document; or

16.2.7	any insolvency, liquidation, administration or similar procedure.

16.3	Chargor Intent

Without prejudice to the generality of Clause 16.2 (Waiver of defences), each Chargor expressly confirms that it intends that the Security created by it under this Deed shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

16.4	Immediate recourse

Each Chargor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from any Chargor under this Deed. This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

16.5	Appropriations

During the Security Period each Secured Party may:

16.5.1	refrain from applying or enforcing any monies, Security or rights held or received by it (or any trustee or agent on its behalf) in respect of the Secured Obligations, or, subject to Clause 11.7.1 (Application of monies), apply and enforce the same in such manner and order as it sees fit (whether against the Secured Obligations or otherwise) in any manner which is not in breach of the terms of the Loan Documents and no Chargor shall be entitled to the benefit of the same; and

16.5.2	hold in an interest-bearing suspense account any monies received from a Chargor or on account of the Secured Obligations.

16.6	Deferral of Chargors’ rights

During the Security Period and unless the Administrative Agent otherwise directs, no Chargor shall exercise any rights which it may have by reason of performance by it of its obligations under this Deed or the enforcement of the Security created by this Deed:

16.6.1	to exercise any right of set-off against any Loan Party; and/or

16.6.2	to claim or prove as a creditor of any Loan Party in competition with any Secured Party.

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16.7	Additional Security

This Deed is in addition to, is not in any way prejudiced by and shall not merge with any contractual right or remedy or other Security now or in the future held by or available to any Secured Party.

16.8	New accounts

If any Secured Party receives notice (actual or otherwise) of any subsequent Security over or affecting all or any of the Security Assets it may open a new account or accounts with the Borrower and/or a Chargor and, if it does not do so, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that subsequent Security, and as from that time all payments made by a Chargor to that Secured Party:

16.8.1	shall be credited or be treated as having been credited to the new account of the Borrower or Chargor; and

16.8.2	shall not operate to reduce the Secured Obligations at the time when the Secured Party received or was deemed to have received such notice.

17.	TACKING

For the purposes of section 94(1) of the Act the Administrative Agent confirms on behalf of the Lenders that the Lenders shall make further advances to the Borrowers on the terms and subject to the conditions of the Loan Documents.

18.	FURTHER ASSURANCE AND PERFECTION

18.1	Further action

Each Chargor shall promptly upon request by the Administrative Agent execute (in such form as the Administrative Agent may reasonably require) such documents (including assignments, transfers, mortgages, charges, notices and instructions) in favour of the Administrative Agent or its nominees and do all such assurances and things as the Administrative Agent may reasonably require in order to:

18.1.1	protect, preserve and perfect the Security expressed to be created by or pursuant to this Deed;

18.1.2	protect and preserve the ranking of the Security intended to be created by or pursuant to this Deed with any other Security over any assets of a Chargor or

18.1.3	following the occurrence of an Event of Default which is continuing facilitate the realisation of all or any of the Security Assets or the exercise of any rights, powers and discretions conferred on the Administrative Agent or any Receiver in connection with all or any of the Security Assets, and any such document may (i) disapply section 93 of the Act and (ii) contain an assignment to the Administrative Agent of the Accounts Receivable together with any related notices of assignment in any manner reasonably required by the Administrative Agent.

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18.2	Deposit of documents

Each Chargor covenants that, on the date of this Deed and at all times during the Security Period as soon as it receives them (and in any event as soon as the Administrative Agent so requests in writing), it shall deposit with the Administrative Agent, in respect of or in connection with the Security Assets:

18.2.1	all deeds, certificates and other documents of or evidencing title; and

18.2.2	any other documents which the Administrative Agent may from time to time reasonably require for perfecting its title, or the title of any purchaser,

all of which will be held by the Administrative Agent at the expense and risk of the Chargors.

18.3	Law of Property (Miscellaneous Provisions) Act 1994

The covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to the provisions set out in this Clause 18.

19.	POWER OF ATTORNEY AND DELEGATION

19.1	Power of attorney

Each Chargor irrevocably and by way of security appoints each of:

19.1.1	the Administrative Agent; and

19.1.2	any Receiver,

jointly and severally as its attorney, in its name, on its behalf and in such manner as the attorney may in its or his absolute discretion think fit following the occurrence of an Event of Default which is continuing and following notification by the Administrative Agent to the Chargor of its intention to exercise such rights to take any action and sign or execute any further documents which that Chargor is required to take, sign or execute in accordance with this Deed or the other Loan Documents (including under Clause 18 (Further Assurance and Perfection)) and/or to exercise any of the rights conferred upon the Administrative Agent or any receiver or delegate in relation to the Security Assets or under any Loan Document, the Law of Property Act 1925 or the Insolvency Act 1986.

19.2	Ratification

Each Chargor agrees, promptly on the request of any attorney appointed under Clause 19.1 (Power of attorney) above to ratify and confirm all such actions taken and documents signed or executed save where such attorney is acting with wilful misconduct or gross negligence as determined by a court of competent jurisdiction in a final non-appealable judgment.

19.3	Delegation

Each of the Administrative Agent and any Receiver shall have full power to delegate the powers, authorities and discretions conferred on it or him by this Deed (including the power of attorney set out in Clause 19.1 (Power of attorney) above) on such terms and conditions as it or he shall see fit which shall not preclude exercise of those powers, authorities or discretions by it or him or any revocation of the delegation or any subsequent delegation.

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20.	TERMINATION; RELEASE OF SECURITY

20.1	Termination

20.1.1	This Deed, the Security granted in respect of the Security Assets hereunder and all other security interests granted hereunder shall terminate at the end of the Security Period.

20.1.2	The Security granted in respect of the Security Assets hereunder and all other security interests granted hereunder shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

20.2	Release

In connection with any termination or release pursuant to Clause 20.1.1 above, the Administrative Agent shall execute and deliver to any Chargor, at such Chargor’s expense, all documents that such Chargor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Clause shall be without recourse to or warranty by the Administrative Agent.

21.	FEES AND EXPENSES; INDEMNIFICATIONS

21.1.1	Each Chargor, jointly with the other Chargors and severally, agrees to reimburse the Administrative Agent and any Receiver and their respective officers and employees for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to a “Chargor”.

21.1.2	Without limitation of its indemnification obligations under the other Loan Documents, each Chargor agrees to indemnify the Administrative Agent and any Receiver and their respective officers and employees and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by a Chargor arising out of, in connection with, or as a result of, the execution, delivery or performance of this Deed or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any such person is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

21.1.3

To the fullest extent permitted by applicable law, no Chargor shall assert, and each Chargor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any

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Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

21.1.4	The provisions of this Clause 21 shall remain operative and in full force and effect regardless of the termination of this Deed or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Deed or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Clause 21.1. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

21.1.5	For the avoidance of doubt, in connection with any indemnification pursuant to this Clause 21.1, the reimbursement shall be on a full indemnity basis together with any applicable VAT.

21.1.6	The parties to this Deed agree that a reference in this Clause 21.1 to an “Indemnitee” shall include a reference to a Receiver and its officers and employees.

22.	ADDITIONAL CHARGORS

22.1	Delivery of Security Accession Deed

22.1.1	A Chargor may request that any other company (a “New Chargor”) becomes a Chargor, and shall request that any other company becomes a New Chargor if that company is required to do so under the terms of the Credit Agreement.

22.1.2	The New Chargor shall become a Chargor if:

(A)	the Original Chargors and the New Chargor deliver to the Administrative Agent a duly completed and executed Security Accession Deed; and

(B)	the Original Chargors confirm that no Default is continuing or would occur as a result of the New Chargor becoming a Chargor.

22.2	Repetition of representations

Delivery of a Security Accession Deed constitutes confirmation by the New Chargor that the representations and warranties set out in Clause 6 (Representations and warranties) are true and correct to the extent applicable to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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23.	CALCULATIONS AND CERTIFICATES

23.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Deed, the entries made in the accounts maintained by the Administrative Agent or any other Secured Party are prima facie evidence of the matters to which they relate.

23.2	Certificates and determinations

Any certification or determination by the Administrative Agent or any other Secured Party of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

23.3	Day Count Convention

Any interest accruing under this Deed will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

24.	NOTICES

24.1	Communications in writing

Any communication to be made under or in connection with this Deed (save as expressly provided in this Deed) shall be made in writing and, unless otherwise stated, may be given in person, by post or fax or other electronic transmission.

24.2	Addresses

The address, fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Deed for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below or any substitute address, fax number, email address or department or officer as the Administrative Agent or a Chargor may notify to the other party by not less than five Business Days’ notice.

24.3	Delivery

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

24.4	English language

24.4.1	Any notice given under or in connection with this Deed must be in English.

24.4.2	All other documents provided under or in connection with this Deed must be:

(A)	in English; or

(B)	if not in English accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

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25.	MISCELLANEOUS

25.1	Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions, nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction, will in any way be affected or impaired.

25.2	Remedies and Waivers Cumulative

No failure to exercise, nor delay in exercising, on the part of the Administrative Agent, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise, or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

25.3	Amendments

25.3.1	Neither this Deed nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Chargor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, (i) consent to a departure by a Chargor from any covenant set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement, (ii) amend or otherwise modify Clause 3 (Security) to exclude from the scope thereof any asset of any Chargor otherwise included therein if that Chargor has notified the Administrative Agent in writing that, and the Administrative Agent is reasonably satisfied that, such asset constitutes an Excluded Asset (as defined in the Credit Agreement) and (iii) as provided in Clause 18.5.

25.3.2	No waiver of any provision of this Deed or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Clause 25.3, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

25.4	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

25.5	The Chargors

This Deed shall be binding on the successors and permitted assigns of the relevant Chargor.

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25.6	Assignment and Transfer

No Chargor nor the Administrative Agent may assign any rights it has under this Deed, save that the Administrative Agent may assign and transfer all or any part of its rights and obligations under this Deed to a replacement administrative agent appointed pursuant to the terms of the Credit Agreement. Such replacement administrative agent will, from the date of the assignment or transfer, be the agent of each other Secured Party under this Deed instead of the previous administrative agent.

25.7	Disclosure

A Secured Party may disclose to any person any information about any Chargor or the Loan Documents in each case subject to any limitations in the Credit Agreement.

25.8	Property

This Deed is and will remain the property of the Administrative Agent.

25.9	Set-Off, Combination of Accounts and Lien

In circumstances in which it would be permitted to do so in accordance Section 5.08 of the US Collateral Agreement, a Secured Party may (but shall not be obliged to) set-off any obligation in respect of Secured Obligations which is due and payable by a Chargor against any obligation (contingent or otherwise) owed by that Secured Party to that Chargor (regardless of the place of payment, booking branch or currency of either obligation) and apply any credit balance to which a Chargor is entitled on any account with that Secured Party in payment of the Secured Obligations. That Secured Party may, at the cost of the Chargors, effect such currency exchanges as such Secured Party considers are appropriate to implement such set-off.

25.10	Perpetuity Period

If applicable, the perpetuity period under the rule against perpetuities shall be 80 years from the date of this Deed.

26.	GOVERNING LAW AND ENFORCEMENT LAW

26.1	Governing Law

This Deed and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non- contractual disputes or claims) shall be governed by and construed in accordance with English law.

26.2	Jurisdiction of English courts

26.2.1	The courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Deed or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual dispute or claim) (a “Dispute”).

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26.2.2	Subject to Clause 26.2.3 below, the parties to this Deed agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Chargor will:

(A)	argue to the contrary; or

(B)	take any proceedings relating to a Dispute in any jurisdiction other than England.

26.2.3	This Clause 26.2 is for the benefit of the Administrative Agent and the other Secured Parties only. As a result, neither the Administrative Agent nor any other Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction nor from contending that such courts are appropriate and convenient. To the extent allowed by law, the Administrative Agent and the other Secured Parties may take:

(A)	proceedings in any other court; and

(B)	concurrent proceedings in any number of jurisdictions.

26.3	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Chargor which is incorporated outside England and Wales:

(A)	irrevocably appoints S Technologies Limited (a company incorporated in England and Wales with registered number 5012699) whose registered office is at 5 New Street Square, London EC4A 3TW as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

(B)	agrees that failure by a process agent to notify that Chargor of the process will not invalidate the proceedings concerned.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed on the date first above written.

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SCHEDULE 1

THE ORIGINAL CHARGORS

Name of Chargor	Registered number	Registered office
Skype Communications S.ar.l	R.C.S. Luxembourg: B 100.468	22-24, Boulevard Royal L-2449 Luxembourg
Skype Technologies S.A.	R.C.S. Luxembourg: B 100.468	22-24, Boulevard Royal L-2449 Luxembourg
Skype Singapore Pte. Ltd	200823031C	77 Robinson Road #05-00 Robinson 77 Singapore 068896

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SCHEDULE 2

FORM OF NOTICE FOR A/R AGREEMENTS

[On Company’s notepaper]

To:	[insert name and address of counterparty]

Attention:	[ ]

Date:	[ ] 2009

Dear Sirs

We refer to the [specify the relevant A/R Agreement] dated [ ] 200[ ] between us and you (the “Agreement”).

We notify you that under a charge over accounts receivable dated [ ] 2009 between, among others, us and JPMorgan Chase Bank, N.A. (the “Administrative Agent”) we have charged all of our book debts and other receivables arising under the Agreement in favour of the Administrative Agent for the benefit of itself and certain other banks and financial institutions as security for certain credit facilities.

by

Name:
Title:

Copy to: Administrative Agent

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SCHEDULE 3

FORM OF SECURITY ACCESSION DEED

Dated

Between

(1)	[ ] Limited, a company incorporated under the laws of [ ] with registered number [ ] (the “New Chargor”); and

(2)	[ ] as agent for itself and the Finance Parties (the “Administrative Agent”).

Recitals

This Deed is supplemental to a charge over accounts receivable dated [ ] 2009 between, among others, the Original Chargors and the Administrative Agent (as supplemented and amended from time to time, the “Charge”).

This Deed witnesses

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Words and expressions defined in the Charge shall have the same meanings in this Deed.

1.2	Construction

The principles of construction set out in Clause 1.2 (Construction) of the Charge shall apply to this Deed, insofar as they are relevant to it, as they apply to the Charge.

1.3	Effect as a Deed

This Security Accession Deed shall take effect as a deed even if it is signed under hand on behalf of the Administrative Agent.

2.	ACCESSION OF NEW CHARGOR

The New Chargor agrees to be a Chargor for the purposes of the Charge with immediate effect and agrees to be bound by all of the terms of the Charge as if it had originally been a party to it as a Chargor.

3.	CREATION OF SECURITY

The New Chargor mortgages, charges by way of fixed charge all of its rights, title and interest in and to the Accounts Receivable to the Administrative Agent on the terms of Clause 3 (Security) of the Charge.

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4.	CONSENT OF EXISTING CHARGOR[S]

The existing Chargor[s] agree[s] to the terms of this Deed and agree that its execution will in no way prejudice or affect the Security granted by each of them under (and covenants given by each of them in) the Charge.

5.	NOTICES

The New Chargor confirms that its address details for notices in relation to Clause 24 (Notices) / [Clause [—] (Incorporation of Facility Agreement[s]) of the Charge are as follows:

Address:	[ ]

Attention:	[ ]

Fax:	[ ]

6.	LAW

This Deed is governed by English law.

Executed as a deed and delivered on the date appearing at the beginning of this Deed.

Schedule 1 – Form of notice for A/R Agreements

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EXECUTION PAGE

THE ORIGINAL CHARGORS

EXECUTED AS A DEED by	)
)
for and on behalf of	)
SKYPE TECHNOLOGIES S.A.)

Director

Notice details for Skype Technologies S.A. for Clause 24

Address of company:	22/24 Boulevard Royal, 6th Floor, L-2449, Luxembourg, Grand-Duchy of Luxembourg

Fax:	+352 2663 9550

Attention:	Laura Shesgreen

EXECUTED AS A DEED by	)
)
for and on behalf of	)
SKYPE COMMUNICATIONS	)
SARL	)

Director

Notice details for Skype Communications S.ar.l for Clause 24

Address of company:	22/24 Boulevard Royal, 6th Floor, L-2449, Luxembourg, Grand-Duchy of Luxembourg

Fax:	+352 2663 9550

Attention:	Laura Shesgreen

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SIGNED, SEALED AND DELIVERED)
by	)
as attorney for and on behalf of	)
SKYPE SINGAPORE PTE. LTD	)
In the presence of	)

Signature of witness:

Name of Witness (in BLOCK CAPITALS)

Address of Witness:

Notice details for Clause 24

Address:	1 Fullerton Road, #02-01, One Fullerton, Singapore 049213.

Fax:	None

Attention:	Daniel Edward Neary

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SIGNED by	)
)
for and on behalf of	)
JPMORGAN CHASE BANK,	)
N.A.	)

Notice details for JPMorgan Chase Bank, N.A. for Clause 23

Address of company:	1111 Fannin, 10th Floor, Houston, Texas 77002

Fax:	+1 713-750-2878

Attention:	Maryann Bui (email: maryann.t.bui@jpmchase.com)

with a copy to:

JPMorgan Chase Bank, N.A., 270 Park Avenue, New York, New York 10017,

Fax:	+1 212-270-5127

Attention:	Peter Thauer (email: peter.thauer@jpmorgan.com)

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ANNEX F4

Charge over Intellectual Property Rights

between

Skype Limited

and the

Administrative Agent

                              2009

SKYPE LIMITED

as the Original Chargor

- and -

JPMORGAN CHASE BANK, N.A.

as the Administrative Agent

CHARGE OVER INTELLECTUAL

PROPERTY RIGHTS

Herbert Smith LLP

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2

THIS DEED is dated	2009

BETWEEN

(1)	Skype Limited (a company incorporated under the laws of Ireland with registered number 394613) and having its registered office at Arthur Cox Building, Earlsfort Terrace, Dublin 2, Ireland (the “Original Chargor”); and

(2)	JPMorgan Chase Bank, N.A. with an office located at 270 Park Avenue, New York, NY 10017 as agent for itself and each of the other Secured Parties (the “Administrative Agent”).

RECITALS

(A)	Certain of the Secured Parties have agreed to make credit facilities available on the terms of, and subject to the conditions set forth in, the Credit Agreement.

(B)	The Chargors have agreed to provide Security to the Administrative Agent (as agent for the Secured Parties) to secure the payment and discharge of the Secured Obligations.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Words and expressions defined in the Credit Agreement and the US Collateral Agreement shall have the same meanings in this Deed unless they are expressly defined in it and, in addition, in this Deed:

“Act” means the Law of Property Act 1925.

“Chargor” means the Original Chargor and each company which grants Security over its assets in favour of the Administrative Agent by executing a Security Accession Deed in accordance with Clause 21 (Additional Chargors).

“Community Design” means, in respect of a Chargor, each European Community registered Design which it has a legal or beneficial interest in or in respect of which it is the registered proprietor including those (if any) set out in Part 4A (Community Designs) of Schedule 1 (Intellectual Property) or in Schedule 1 (Intellectual Property) of any Security Accession Deed.

“Community Design Application” means, in respect of a Chargor, each application being made by it for the European Community registered design, including those (if any) set out in Part 4B (Community Designs) of Schedule 1 (Intellectual Property) or in Schedule 1 (Intellectual Property) of any Security Accession Deed.

“Community Trade Mark” means, in respect of a Chargor, each European Community registered trade mark which it has a legal or beneficial interest in or in respect of which it is the registered proprietor including those (if any) set out in Part 2A (Community Trade Marks) of Schedule 1 (Intellectual Property) or in Schedule 1 (Intellectual Property) of any Security Accession Deed.

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“Community Trade Mark Application” means, in respect of a Chargor, each application being made by it for the European Community registered trade mark, including those (if any) set out in Part 2B (Community Trade Mark Applications) of Schedule 1 (Intellectual Property) or in Schedule 1 (Intellectual Property) of any Security Accession Deed.

“Credit Agreement” means the credit agreement dated as of 19 November, 2009 among Springboard Group S.àr.l, Springboard Finance, L.L.C. as Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent.

“European Patent Application” means, in respect of a Chargor, each application being made by it for a patent at the European Patent Office, including those (if any) set out against its name in Part 5 (European Patents) of Schedule 1 (Intellectual Property) or in Schedule 1 (Intellectual Property) of any Security Accession Deed.

“Holdings” means Springboard Group S.ár.l., a société à responsabilité limitée, a company registered in Luxembourg with registration number B141.496 whose registered office is at 65 Boulevard Grande-Duchesse Charlotte, L-1331, Luxembourg.

“Intellectual Property Rights” means, with respect to any Chargor, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any such Chargor, including inventions, designs, Patents, copyrights, licences, Trade Marks, trade secrets, domain names, confidential or proprietary technical and business information, know how, show how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“Legal Reservations” means:

(A)	the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation on enforcement by laws relating to bankruptcy, receivership, insolvency, liquidation, examinership, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction;

(B)	the possibility that a court may strike out provisions of a contract as being invalid for reasons of oppression, undue influence or similar reasons; the time barring of claims under applicable limitation laws, the possibility that Security, even if expressed to be fixed in nature, will only amount to a floating charge; the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of set-off or counterclaim and similar principles, rights, defences and limitations under the laws of any applicable jurisdiction; and

(C)	any other general principles, reservations or qualifications in each case as to matters of law contained in any legal opinions delivered to the Secured Parties in connection with this Deed.

“Patent” means, in respect of a Chargor, each United Kingdom patent which it has a legal or beneficial interest in or in respect of which it is the registered proprietor, including those (if any) set out against its name in Part 3A (Patents) of Schedule 1 (Intellectual Property) or in Schedule 1 (Intellectual Property) of any Security Accession Deed.

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“Patent Application” means, in respect of a Chargor, each application being made by it for the United Kingdom registration of a patent, including those (if any) set out against its name in Part 3B (Patents) of Schedule 1 (Intellectual Property) or in Schedule 1 (Intellectual Property) of any Security Accession Deed.

“Perfection Requirements” means the making or the procuring of the appropriate registrations, filings, endorsements, notarisations, stampings and or notifications in accordance with any applicable time limits imposed by law or regulation, in respect of this Deed and/or the Security created thereunder.

“Receiver” means a receiver appointed pursuant to this Deed or to any applicable law, whether alone or jointly, and includes a receiver and/or manager and, if the Administrative Agent is permitted by law to appoint an administrative receiver, includes also an administrative receiver.

“Registered Intellectual Property” means:

(A)	all Trade Marks;

(B)	all Community Trade Marks;

(C)	all Community Designs;

(D)	all Patents;

(E)	all Registered IP Applications;

(F)	any goodwill of a Chargor’s business to which any Community Trade Mark, Trade Mark, Community Design, Patent or Registered IP Application relates; and

(G)	any other right which may arise from, relate to, or be associated with any Trade Mark, Community Trade Mark, Community Design, Patent or Registered IP

Application or, in either case, its use in a Chargor’s business.

“Registered IP Application” means each Trade Mark Application, Community Trade Mark Application, Community Design Application, European Patent Application and Patent Application.

“Relevant Security Accession Deed” means, in respect of a Chargor, the Security Accession Deed by which that Chargor accedes to this Deed in accordance with Clause 21 (Additional Chargors).

“Secured Obligations” has the meaning given to that term in the US Collateral Agreement.

“Secured Parties” has the meaning given to that term in the US Collateral Agreement.

“Security” means any “Lien” as that term is defined in the Credit Agreement.

“Security Assets” means all of each Chargor’s assets and rights which are the subject of any Security created or expressed to be created by this Deed.

“Security Accession Deed” means a deed executed by a company substantially in the form set out in Schedule 2 (Form of Security Accession Deed), or in any other form which is agreed between the relevant Chargor and the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

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“Security Period” means the period from the date of this Deed until the date on which (a) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

“Trade Mark” means, in relation to a Chargor, each United Kingdom registered trade mark which it has a legal or beneficial interest in or in respect of which it is the registered proprietor including those (if any) set out against its name in Part 1A (Trade Marks) of Schedule 1 (Intellectual Property) or in Schedule 1 (Intellectual Property) of any Security Accession Deed.

“Trade Mark Application” means, in relation to a Chargor, each application being made by it for the United Kingdom registration of a trade mark, including those set out against its name in Part 1B (Trade Marks) of Schedule 1 (Intellectual Property) or in Schedule 1 (Intellectual Property) of any Security Accession Deed.

“Unregistered Intellectual Property” means, in respect of a Chargor, any Intellectual Property Rights other than Registered Intellectual Property to the extent such Intellectual Property Rights are recognised under English law.

“US Collateral Agreement” means the U.S. collateral agreement dated as of 19 November, 2009, among Springboard Finance, L.L.C., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent on behalf of itself and the other Secured Parties.

1.2	Construction

1.2.1	Unless a contrary intention appears, any reference in this Deed to:

(A)	the singular includes the plural and vice versa;

(B)	“assets” includes present and future properties, revenues and rights of every description;

(C)	a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(D)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

(E)	a provision of law is a reference to that provision as amended or re-enacted;

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(F)	a Clause or a Schedule is a reference to a clause of or schedule to this Deed;

(G)	this “Deed” is a reference to this Deed as amended, varied, novated, supplemented and replaced from time to time;

(H)	another agreement (including the Credit Agreement) shall be construed as a reference to such agreement as the same may have been amended, amended and restated, supplemented, varied, novated or otherwise modified from time to time;

(I)	references to any form of property or asset (including a Charged Asset) shall include a reference to all or any part of that property or asset); and

(J)	the word “including” is without limitation.

(K)	a “Chargor”, the “Administrative Agent” or any other “Secured Party” or a “Receiver” includes any one or more of its assigns, transferees and successors in title (in the case of a Chargor, so far as any such is permitted); and

(L)	the “Administrative Agent” or any other “Secured Party” or a “Receiver” (except for the references in Clause 18 (Power of attorney)), includes its duly appointed nominees, attorneys, correspondents, trustees, advisers, agents, delegates and sub-delegates.

1.2.2	Clause and Schedule headings are for ease of reference only.

1.2.3	The words “other”, “or otherwise” and “whatsoever” shall not be construed eiusdem generis or be construed as any limitation upon the generality of any preceding words or matters specifically referred to.

1.3	Third party rights

1.3.1	Each Secured Party, any Receiver and their respective officers, employees and agents may enforce any term of this Deed which purports to confer a benefit on that person, but no other person who is not a party to this Deed has any right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or to enjoy the benefit of any term of this Deed.

1.3.2	Notwithstanding any term of any Loan Document, the parties to this Deed and any Receiver may rescind, vary, waive, release, assign, novate or otherwise dispose of all or any of their respective rights or obligations under this Deed without the consent of any person who is not a party to this Deed.

1.4	Implied Covenants for Title

The obligations of each Chargor under this Deed shall be in addition to the covenants for title deemed to be included in this Deed by virtue of Part I of the Law of Property (Miscellaneous Provisions) Act 1994.

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1.5	Effect as a Deed

This Deed shall take effect as a deed notwithstanding that any party to it may have executed it under hand only.

1.6	Agency Provisions

The Administrative Agent holds the benefit of this Deed as agent for the Secured Parties in accordance with the Credit Agreement.

2.	COVENANT TO PAY

2.1	Covenant to Pay

Each Chargor covenants with the Administrative Agent and the other Secured Parties that it will pay and discharge the Secured Obligations owed by it when due.

2.2	Potential Invalidity

Neither the covenant to pay in Clause 2.1 (Covenant to Pay) nor the security created by this Deed shall extend to or include any liability or sum which would, but for this Clause 2.2, cause such covenant or security to be unlawful under English law.

3.	SECURITY

3.1	Intellectual Property Rights

Subject to Clause 3.2 (Certain Exclusions), each Chargor charges by way of fixed charge all its right, title and interest in all Registered Intellectual Property and all Unregistered Intellectual Property, including without limitation all fees, royalties and all other rights deriving from such Registered Intellectual Property and Unregistered Intellectual Property.

3.2	Certain Exclusions

Notwithstanding the provisions of Clause 3.1 (Intellectual Property Rights) Security shall only be created under this Deed under the terms of such provisions over or in respect of any right, title or interest of a Chargor under any relevant asset:

3.2.1	where such asset is a licence, contract or agreement to which a Chargor is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of such security interest shall not constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, licence, contract or agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to applicable Requirement of Law); provided that, to the extent severable, the Security shall attach immediately to any portion of such lease, licence, contract or agreement that does not result in any such breach, termination or default, including any Proceeds of such licence, contract or agreement;

3.2.2

where such asset is subject to Security of the type permitted by Section 6.02(iv) of the Credit Agreement (whether or not incurred pursuant to such Section) or Section 6.02(xi) of the Credit Agreement, to the extent that and for so long as the grant of such Security does not constitute a breach of or a default under any agreement pursuant to which such Security has been created, provided that the

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Security expressed to be created under this Deed shall attach immediately to any such asset (a) at the time the provision of such agreement containing such restriction ceases to be in effect and (b) to the extent any such breach or default is rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law;

3.2.3	such asset is not one in respect of which Holdings has provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the creation of such Security in such asset hereunder would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Security granted hereunder) that has been determined by Holdings to be material to Holdings and the Subsidiaries;

3.2.4	if and to the extent and for so long as the grant of such Security over such asset shall not be prohibited by any applicable Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to any Requirements of Law) provided that such asset shall become subject to the Security expressed to be created under this Deed at such time as such prohibition ceases to be in effect; and

3.2.5	the Borrower and the Administrative Agent have not agreed in writing to exclude such asset from being a Security Asset on account of the cost of creating Security over such asset hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom.

4.	NATURE OF SECURITY CREATED

The Security created under this Deed is created:

4.1.1	as a continuing security to secure the payment and discharge of the Secured Obligations of the Chargor;

4.1.2	over all present and future assets of the kind described which are owned by the relevant Chargor and, to the extent that it does not own those assets, shall extend to any right or interest which it may have in them;

4.1.3	in favour of the Administrative Agent as agent for the Secured Parties; and

4.1.4	with full title guarantee (except that the covenant set out in section 3(1) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to all charges, encumbrances and rights, even if the relevant Chargor does not know and could not reasonably be expected to know about them).

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5.	REPRESENTATIONS AND WARRANTIES

5.1	General

The Administrative Agent has entered into this Deed in reliance on the representations of each Chargor set out in this Clause 5, and each Chargor warrants to the Administrative Agent as set out in this Clause 5.

5.2	Status of Assets and Security

It is the legal and beneficial owner of the Security Assets free from Security (other than Security permitted by Section 6.02 of the Credit Agreement) and, subject to any Legal Reservations and Perfection Requirements, this Deed confers valid Security over the Security Assets and the security created under or pursuant to this Deed is not subject to any prior or pari passu Security (other than Security permitted pursuant to Section 6.02 of the Credit Agreement).

5.3	Title to Assets

It has good marketable title to all assets over which Security is, or is expressed to be created pursuant to this Deed other than minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilise such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in aggregate, a Material Adverse Effect.

5.4	Repetition

The representations and warranties set out in this Clause are made by the Original Chargor on the date of this Deed. The representations and warranties set out in Clauses 5.2 and 5.3 are deemed to be repeated by each Chargor as set forth in Section 4.02 of the Credit Agreement.

6.	COVENANTS

The covenants in this Clause 6 remain in force from the date of this Deed until the expiry of the Security Period.

6.1	Disposals

No Chargor will (in a single transaction or a series of transactions, whether related or not) sell, transfer, lease or otherwise dispose of any Security Asset, or any part thereof other than as permitted under the Credit Agreement.

6.2	Negative pledge

No Chargor shall create or permit to subsist any Security over any Security Asset (other than Security permitted by Section 6.02 of the Credit Agreement).

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7.	PRESERVATION OF THE SECURITY ASSETS

7.1	General covenants

7.1.1	Each Chargor shall, at all times during the Security Period at its own expense, take any and all commercially reasonable actions necessary to defend title to the Security Assets against all persons, except with respect to Security Assets that such Chargor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of its business, and to defend the Security created under this Deed and the priority thereof against any Security not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Chargor under Section 9.15 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Security created under the Security Documents.

7.1.2	Each Chargor hereby irrevocably authorises the Administrative Agent at its option to discharge past due taxes, assessments, charges, fees, Security, security interests or other encumbrances at any time levied or placed on the Security Assets and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Security Assets to the extent any Chargor fails to do so as required by the Credit Agreement, this Deed or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Chargor jointly and severally agrees to reimburse the Administrative Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Chargor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Chargor with respect to taxes, assessments, charges, fees, Security, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

8.	INTELLECTUAL PROPERTY RIGHTS

8.1	Positive covenants in respect of Intellectual Property Rights

Each Chargor shall at all times during the Security Period except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in paragraphs (a) or (b) of the definition of such term in the Credit Agreement, preserve, protect, maintain and renew as and when necessary all Intellectual Property Rights which form part of the Security Assets, including maintaining the quality of any and all products or services used or provided in connection with any of the Trade Marks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trade Marks abide by the applicable licence’s terms with respect to the standards of quality;

8.2	Negative covenants in respect of Intellectual Property Rights

8.2.1	Save as expressly permitted in the Credit Agreement, no Chargor shall in respect of any Intellectual Property Rights which form part of the Security Assets, except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in paragraphs (a) or (b) of the definition of such term in the Credit Agreement,:

(A)	permit any such Intellectual Property Rights to lapse for non-payment of any renewal or other fee necessary to maintain its registration and validity or allow any thing to be done or left undone the effect of which will, or may be to, imperil or prejudice any such Intellectual Property Rights, its registration, subsistence, validity, reputation or integrity;

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(B)	do or permit any act or knowingly omit to do any act whereby any such Intellectual Property Rights may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value);

(C)	change the specification of any such Intellectual Property Rights or permit any disclaimer, condition, restriction or memorandum to be entered on the Register of Trade Marks or the Register of Patents at the UK Intellectual Property Office, or the Register of Community Trade Marks; or

(D)	fail to continue to pursue any Registered Intellectual Property to registration to the extent applicable or fail to take any steps necessary to ensure so far as possible that any Trade Mark Application or Patent Application is accepted for registration by the UK Intellectual Property Office or the Office for the Harmonization for the Internal Market.

8.2.2	Nothing in this Deed shall prevent a Chargor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property Rights which form part of the Security Assets to the extent permitted by the Credit Agreement if that Chargor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

9.	PAYMENTS WITHOUT DEDUCTION

Each Chargor covenants with the Secured Parties that all payments to be made by it under this Deed shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

10.	ENFORCEMENT

10.1	When Security becomes enforceable

The Security created by a Chargor under this Deed shall become enforceable:

10.1.1	on the occurrence of an Event of Default which is continuing and shall continue to be enforceable for so long as it remains continuing; or

10.1.2	if a Chargor so requests.

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10.2	Powers on enforcement

At any time after the Security created by a Chargor under this Deed has become enforceable, the Administrative Agent may in its absolute discretion (without prejudice to any other of its rights and remedies and without notice to any Chargor (subject to Clause 10.5.2) or the prior authorisation of any court) do all or any of the following:

10.2.1	enforce all or any part of the security created by this Deed and take possession of or dispose of all or any of the Security Assets in each case at such times and upon such terms as it sees fit;

10.2.2	whether or not it has appointed a Receiver, exercise all of the powers, authorities and discretions conferred from time to time on:

(A)	mortgagees by the Act, (as varied or extended by this Deed) or by law; and

(B)	granted to a Receiver by this Deed or by law; and

10.2.3	subject to Clause 11.1.1 (Method of appointment and removal), appoint one or more persons to be a Receiver or Receivers of all or any of the Security Assets.

10.3	Restrictions on Consolidation of Mortgages

Section 93 of the Act shall not apply to this Deed or to any sale made under it. The Administrative Agent shall have the right to consolidate all or any of the security created by or pursuant to this Deed with any other security in existence at any time. Such power may be exercised by the Administrative Agent at any time on or after the occurrence of an Event of Default which is continuing.

10.4	Restrictions on Exercise of Power of Sale

Sections 103 and 109(1) of the Act shall not apply to this Deed and the power of sale arising under the Act shall arise on the date of this Deed (and the Secured Obligations shall be deemed to have become due and payable for that purpose). The power of sale and other powers conferred by section 101 of the Act as varied or extended by this Deed and those powers conferred (expressly or by reference) on a Receiver shall be immediately exercisable by the Administrative Agent at any time on or after the occurrence of an Event of Default which is continuing and subject to the requirements of Clause 10.5.2 (No prior notice needed).

10.5	No Prior Notice Needed

10.5.1	The powers of the Administrative Agent set out in Clauses 10.3 (Restrictions on Consolidation of Mortgages) and 10.4 (Restrictions on Exercise of Power of Sale) may be exercised by the Administrative Agent without prior notice to any Chargor at any time after the occurrence of an Event of Default which is continuing, subject to Clause 10.5.2.

10.5.2	Notwithstanding any other provision of this Deed, the Administrative Agent shall give the Chargors no less than 10 days’ written notice (which each Chargor agrees is reasonable notice) of the Administrative Agent’s intention to sell any or all of the Security Assets.

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10.6	Disposal of the Security Assets

In exercising the powers referred to in Clause 10.2.1 (Powers on enforcement), the Administrative Agent or any Receiver may sell or dispose of all or any of the Security Assets at the times, in the manner and order, on the terms and conditions and for the consideration determined by it, subject to Clause 10.5.2.

10.7	Application of monies

10.7.1	Subject to the repayment of any claims having priority to this Deed and to any applicable statutory requirement as to (i) the payment of preferential debts or (ii) the payment of unsecured creditors in accordance with Section 176A Insolvency Act 1986, after the Security created under this Deed has become enforceable the Administrative Agent or any Receiver shall apply monies received by them under this Deed in the following order:

(A)	first, in or towards the payment pro rata of or the provision pro rata for, any costs and expenses of the Administrative Agent or the Receiver or which are incidental to the appointment of the Receiver (including payments made in accordance with paragraphs (i), (ii) and (iii) of section 109(8) of the Act) incurred or made in connection with any enforcement action or otherwise in connection with this Deed or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Chargor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document and any remuneration of the Receiver;

(B)	second, in or towards discharge in full of the Secured Obligations which shall be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution; and

(C)	third, in the payment of any surplus, if any, to the relevant Chargor, its successors or assigns, or as a court of competent jurisdiction may otherwise direct;

provided that during the Security Period the Administrative Agent may credit any monies received by enforcing the Security under this Deed to a suspense account pending its application in the above manner.

10.7.2	Clause 10.7.1 will override any appropriation made by a Chargor.

11.	APPOINTMENT OF RECEIVER OR ADMINISTRATOR

11.1	Method of appointment and removal

11.1.1	At any time on or after the occurrence of an Event of Default which is continuing or at the request of a Chargor or its directors, the Administrative Agent may, without prior notice to any Chargor, in writing (under seal, by deed or otherwise under hand) appoint a Receiver in respect of the Security Assets or any part thereof and may in like manner from time to time (and insofar as it is lawfully able to do and subject to any requirement for a court order in the removal of an administrative receiver) remove any Receiver and appoint another in his stead.

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11.1.2	The Administrative Agent may not appoint a Receiver by reason only of a moratorium being obtained, or anything being done with a view to a moratorium being obtained, under section 1A of the Insolvency Act 1986.

11.2	Joint or several

If two or more persons are appointed as Receivers of the same assets, they may act jointly and/or severally so that (unless any instrument appointing them specifies to the contrary) each of them may exercise individually all the powers and discretions conferred on Receivers by this Deed.

11.3	Receiver as agent

Every Receiver shall be the agent of the relevant Chargor which shall be solely responsible for his acts and defaults and for the payment of his remuneration.

11.4	Receiver’s remuneration

Every Receiver shall be entitled to remuneration for his services at a rate to be determined by the Administrative Agent from time to time, (and without being limited to any maximum rate specified by any statute or statutory instrument).

12.	RECEIVER’S POWERS

12.1	Powers

Every Receiver shall have (and be entitled to exercise) all the powers:

12.1.1	of the Administrative Agent under this Deed;

12.1.2	conferred by the Act on receivers, mortgagors and mortgagees in possession (save to the extent that the provisions of the Act are varied by or are inconsistent with the provisions of this Deed when the provisions of this Deed shall prevail);

12.1.3	in relation to, and to the extent applicable to, the Security Assets or any of them, the powers of an administrative receiver specified in Schedule 1 of the Insolvency Act 1986 (whether or not the Receiver is an administrative receiver within the meaning of that Act);

12.1.4	in relation to any Security Asset, all the powers and rights of a legal and beneficial owner; and

12.1.5	to do all things which, in the opinion of the Receiver, are incidental to any of the powers, functions, authorities or discretions conferred or vested in the Receiver pursuant to this Deed or upon receivers by statute or law generally (including the bringing or defending of proceedings in the name of, or on behalf of, the relevant Chargor in connection with the creation, perfection or enforcement of the Security expressed to be created under this Deed) the collection and/or realisation of Security Assets in such manner and on such terms as the Receiver sees fit; and the execution of documents in the name of the relevant Chargor (whether under hand, or by way of deed or by utilisation of the company seal of the relevant Chargor)).

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12.2	Powers may be Restricted

The powers granted to a Receiver pursuant to this Deed may be restricted by the instrument (signed by the Administrative Agent) appointing him but they shall not be restricted by any winding-up or dissolution of any Chargor.

13.	PROTECTION OF PURCHASERS

13.1	No purchaser or other person dealing with the Administrative Agent or any Receiver shall be bound or concerned:

13.1.1	to see or enquire whether the right of the Administrative Agent or any Receiver to exercise any of the powers conferred by this Deed has arisen or not;

13.1.2	with the propriety of the exercise or purported exercise of those powers; or

13.1.3	with the application of any monies paid to the Administrative Agent, to any Receiver or to any other person.

13.2	All the protections to purchasers and persons dealing with receivers contained in sections 104, 107 and 109(4) of the Act shall apply to any person purchasing from or dealing with the Administrative Agent or any Receiver.

13.3	The receipt of the Administrative Agent or any Receiver shall be a conclusive discharge to any purchaser of the Security Assets.

14.	PROTECTION OF THE LOAN PARTIES AND RECEIVERS

14.1	Exclusion of liability

None of the Administrative Agent, the other Secured Parties, any Receiver or any of their respective Related Parties shall have any responsibility or liability:

14.1.1	for any action taken, or any failure to take any action, in relation to all or any of the Security Assets;

14.1.2	to account as mortgagee in possession or for any loss upon realisation of any Security Asset; or

14.1.3	for any other default or omission in relation to all or any of the Security Assets for which a mortgagee in possession might be liable,

except in the case of gross negligence or wilful misconduct on the part of that person, as determined by a court of competent jurisdiction in a final and non-appealable judgment.

14.2	Indemnity out of the Security Assets

The Administrative Agent, the other Secured Parties, any Receiver and their respective Related Parties shall be entitled to be indemnified out of the Security Assets in respect of their actions, proceedings, demands, claims, costs, expenses and liabilities in connection with this Deed.

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15.	PRESERVATION OF SECURITY

15.1	Reinstatement

If any payment by a Chargor or discharge given by the Administrative Agent (whether in respect of the obligations of any Loan Party or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency, liquidation, administration or any similar event:

15.1.1	the liability of each Chargor and the Security created by each Chargor under this Deed shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

15.1.2	the Secured Parties shall be entitled to recover the value or amount of that Security or payment from each Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

15.2	Waiver of defences

Neither the Security created by this Deed nor the obligations of a Chargor under this Deed will be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice that Security or any of those obligations (whether or not known to it, the Administrative Agent or any other Secured Party) including:

15.2.1	any time, waiver or consent granted to, or composition with, any Loan Party or other person;

15.2.2	the release of any Loan Party or any other person under the terms of any composition or arrangement with any person;

15.2.3	the taking, variation, compromise, exchange, renewal, enforcement or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security over, assets of any Loan Party or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

15.2.4	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Loan Party or any other person;

15.2.5	any amendment (however fundamental), replacement, variation, novation, assignment or the avoidance or termination of a Loan Document or any other document or Security;

15.2.6	any unenforceability, illegality or invalidity of any obligation of, or any Security created by, any person under any Loan Document or any other document; or

15.2.7	any insolvency, liquidation, administration or similar procedure.

15.3	Chargor Intent

Without prejudice to the generality of Clause 15.2 (Waiver of defences), each Chargor expressly confirms that it intends that the Security created by it under this Deed shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available

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under any of the Loan Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

15.4	Immediate recourse

Each Chargor waives any right it may have of first requiring any Secured Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from any Chargor under this Deed. This waiver applies irrespective of any law or any provision of a Loan Document to the contrary.

15.5	Appropriations

During the Security Period each Secured Party may:

15.5.1	refrain from applying or enforcing any monies, Security or rights held or received by it (or any trustee or agent on its behalf) in respect of the Secured Obligations, or, subject to Clause 10.7.1 (Application of monies), apply and enforce the same in such manner and order as it sees fit (whether against the Secured Obligations or otherwise) in any manner which is not in breach of the terms of the Loan Documents and no Chargor shall be entitled to the benefit of the same; and

15.5.2	hold in an interest-bearing suspense account any monies received from a Chargor or on account of the Secured Obligations.

15.6	Deferral of Chargors’ rights

During the Security Period and unless the Administrative Agent otherwise directs, no Chargor shall exercise any rights which it may have by reason of performance by it of its obligations under this Deed or the enforcement of the Security created by this Deed:

15.6.1	to exercise any right of set-off against any Loan Party; and/or

15.6.2	to claim or prove as a creditor of any Loan Party in competition with any Secured Party.

15.7	Additional Security

This Deed is in addition to, is not in any way prejudiced by and shall not merge with any contractual right or remedy or other Security now or in the future held by or available to any Secured Party.

15.8	New accounts

If any Secured Party receives notice (actual or otherwise) of any subsequent Security over or affecting all or any of the Security Assets it may open a new account or accounts with the Borrower and/or a Chargor and, if it does not do so, it shall nevertheless be treated as if it had done so at the time when it received or was deemed to have received notice of that subsequent Security, and as from that time all payments made by a Chargor to that Secured Party:

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15.8.1	shall be credited or be treated as having been credited to the new account of the Borrower or Chargor; and

15.8.2	shall not operate to reduce the Secured Obligations at the time when the Secured Party received or was deemed to have received such notice.

16.	TACKING

For the purposes of section 94(1) of the Act the Administrative Agent confirms on behalf of the Lenders that the Lenders shall make further advances to the Borrowers on the terms and subject to the conditions of the Loan Documents.

17.	FURTHER ASSURANCE AND PERFECTION

17.1	Further action

Each Chargor shall promptly upon request by the Administrative Agent execute (in such form as the Administrative Agent may reasonably require) such documents (including assignments, transfers, mortgages, charges, notices and instructions) in favour of the Administrative Agent or its nominees and do all such assurances and things as the Administrative Agent may reasonably require in order to:

17.1.1	protect, preserve and perfect the Security expressed to be created by or pursuant to this Deed;

17.1.2	protect and preserve the ranking of the Security intended to be created by or pursuant to this Deed with any other Security over any assets of a Chargor or

17.1.3	following the occurrence of an Event of Default which is continuing facilitate the realisation of all or any of the Security Assets or the exercise of any rights, powers and discretions conferred on the Administrative Agent or any Receiver in connection with all or any of the Security Assets, and any such document may disapply section 93 of the Act.

17.2	Deposit of documents

Each Chargor covenants that, on the date of this Deed and at all times during the Security Period as soon as it receives them (and in any event as soon as the Administrative Agent so requests in writing), it shall deposit with the Administrative Agent, in respect of or in connection with the Security Assets:

17.2.1	all deeds, certificates and other documents of or evidencing title; and

17.2.2	any other documents which the Administrative Agent may from time to time reasonably require for perfecting its title, or the title of any purchaser,

all of which will be held by the Administrative Agent at the expense and risk of the Chargors.

17.3	Registration of Trade Marks, Community Trade Marks and Patents

17.3.1	Each Chargor shall if requested to do so by the Administrative Agent (acting reasonably):

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(A)	within 30 Business Days (or such later date as the Administrative Agent may agree, acting reasonably) of the date of this Deed or the date of the Relevant Security Accession Deed or being asked to do so, apply to the relevant intellectual property office (including without limitation, the UK Intellectual Property Office, the Office for Harmonization in the Internal Market, and the European Patent Office) to register the charge created by Clause 3.1 (Intellectual Property Rights) pursuant to the provisions of either section 25 of the Trade Marks Act 1994, Article 19 of Council Regulation 40/94/EC, section 32 of the Patents Act 1997, or any other relevant legislation as appropriate, in respect of any Registered Intellectual Property Rights of such Chargor; and

(B)	pay all fees necessary to make the registrations required to be made under paragraph (A) on or before the latest time provided for payment.

17.3.2	Each Chargor acknowledges the right of the Administrative Agent, or any duly authorised agent of the Administrative Agent, at the cost and expense of that Chargor, to take all or any of the actions set out in Clause 17.3.1 above.

17.4	Law of Property (Miscellaneous Provisions) Act 1994

The covenant set out in section 2(1)(b) of the Law of Property (Miscellaneous Provisions) Act 1994 shall extend to the provisions set out in this Clause 17.

17.5	Additional schedules

Without limiting the generality of the foregoing, each Chargor hereby authorises the Administrative Agent, with prompt written notice thereof to the Chargors, to supplement this Deed by supplementing any schedule hereto or adding additional schedules hereto to identify specifically any asset or item that may constitute Registered Intellectual Property, Patents or Trade Marks; provided that any Chargor shall have the right, exercisable within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after it has been notified in writing by the Administrative Agent of the specific identification of such Security Assets, to advise the Administrative Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Chargor hereunder with respect to such Security Assets. Each Chargor agrees that, at the reasonable request of the Administrative Agent, it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Security Assets within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after the date it has been notified in writing by the Administrative Agent of the specific identification of such Security Assets.

17.6	Grant of Licence to use Intellectual Property Rights

For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Deed, each Chargor shall, upon request by the Administrative Agent after the occurrence of an Event of Default which is continuing, grant to the Administrative Agent an irrevocable, non-exclusive licence (exercisable without payment of royalty or other compensation to the Chargors) to use, licence or sublicence any of the Intellectual Property Rights which form part of the Security Assets now owned or hereafter acquired by such Chargor, and wherever the same may be located, and including in such licence reasonable

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access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive licence (a) does not violate the express terms of any agreement between a Chargor and a third party governing the applicable Chargor’s use of such Security Assets, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licences to be granted hereunder with respect to Trade Marks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trade Marks are used sufficient to preserve the validity of such Trade Marks. The use of such licence by the Administrative Agent may be exercised, at the option of the Administrative Agent, during the continuation of an Event of Default; provided further that any licence, sublicence or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Chargors notwithstanding any subsequent cure of an Event of Default.

18.	POWER OF ATTORNEY AND DELEGATION

18.1	Power of attorney

Each Chargor irrevocably and by way of security appoints each of:

18.1.1	the Administrative Agent; and

18.1.2	any Receiver,

jointly and severally as its attorney, in its name, on its behalf and in such manner as the attorney may in its or his absolute discretion think fit following the occurrence of an Event of Default which is continuing and following notification by the Administrative Agent to the Chargor of its intention to exercise such rights to take any action and sign or execute any further documents which that Chargor is required to take, sign or execute in accordance with this Deed or the other Loan Documents (including under Clause 17 (Further Assurance and Perfection)) and/or to exercise any of the rights conferred upon the Administrative Agent or any receiver or delegate in relation to the Security Assets or under any Loan Document, the Law of Property Act 1925 or the Insolvency Act 1986.

18.2	Ratification

Each Chargor agrees, promptly on the request of any attorney appointed under Clause 18.1 (Power of attorney) above to ratify and confirm all such actions taken and documents signed or executed save where such attorney is acting with wilful misconduct or gross negligence as determined by a court of competent jurisdiction in a final non-appealable judgment.

18.3	Delegation

Each of the Administrative Agent and any Receiver shall have full power to delegate the powers, authorities and discretions conferred on it or him by this Deed (including the power of attorney set out in Clause 18.1 (Power of attorney) above) on such terms and conditions as it or he shall see fit which shall not preclude exercise of those powers, authorities or discretions by it or him or any revocation of the delegation or any subsequent delegation.

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19.	TERMINATION; RELEASE OF SECURITY

19.1	Termination

19.1.1	This Deed, the Security granted in respect of the Security Assets hereunder and all other security interests granted hereunder shall terminate at the end of the Security Period.

19.1.2	The Security granted in respect of the Security Assets hereunder and all other security interests granted hereunder shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

19.2	Release

In connection with any termination or release pursuant to Clause 19.1.1 above, the Administrative Agent shall execute and deliver to any Chargor, at such Chargor’s expense, all documents that such Chargor shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Clause shall be without recourse to or warranty by the Administrative Agent.

20.	FEES AND EXPENSES; INDEMNIFICATIONS

20.1.1	Each Chargor, jointly with the other Chargors and severally, agrees to reimburse the Administrative Agent and any Receiver and their respective officers and employees for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to a “Chargor”.

20.1.2	Without limitation of its indemnification obligations under the other Loan Documents, each Chargor agrees to indemnify the Administrative Agent and any Receiver and their respective officers and employees and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by a Chargor arising out of, in connection with, or as a result of, the execution, delivery or performance of this Deed or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any such person is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

20.1.3

To the fullest extent permitted by applicable law, no Chargor shall assert, and each Chargor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the

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Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

20.1.4	The provisions of this Clause 20 shall remain operative and in full force and effect regardless of the termination of this Deed or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Deed or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Clause 20.1. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

20.1.5	For the avoidance of doubt, in connection with any indemnification pursuant to this Clause 20.1, the reimbursement shall be on a full indemnity basis together with any applicable VAT.

20.1.6	The parties to this Deed agree that a reference in this Clause 20.1 to an “Indemnitee” shall include a reference to a Receiver and its officers and employees.

21.	ADDITIONAL CHARGORS

21.1	Delivery of Security Accession Deed

21.1.1	The Original Chargor may request that any other company (a “New Chargor”) becomes a Chargor, and shall request that any other company becomes a New Chargor if that company is required to do so under the terms of the Credit Agreement.

21.1.2	The New Chargor shall become a Chargor if:

(A)	the Original Chargor and the New Chargor deliver to the Administrative Agent a duly completed and executed Security Accession Deed; and

(B)	the Original Chargor confirms that no Default is continuing or would occur as a result of the New Chargor becoming a Chargor.

21.2	Repetition of representations

Delivery of a Security Accession Deed constitutes confirmation by the New Chargor that the representations and warranties set out in Clause 5 (Representations and warranties) are true and correct to the extent applicable to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

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22.	CALCULATIONS AND CERTIFICATES

22.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this Deed, the entries made in the accounts maintained by the Administrative Agent or any other Secured Party are prima facie evidence of the matters to which they relate.

22.2	Certificates and determinations

Any certification or determination by the Administrative Agent or any other Secured Party of a rate or amount under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

22.3	Day Count Convention

Any interest accruing under this Deed will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

23.	NOTICES

23.1	Communications in writing

Any communication to be made under or in connection with this Deed (save as expressly provided in this Deed) shall be made in writing and, unless otherwise stated, may be given in person, by post or fax or other electronic transmission.

23.2	Addresses

The address, fax number and email address (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Deed for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below or any substitute address, fax number, email address or department or officer as the Administrative Agent or a Chargor may notify to the other party by not less than five Business Days’ notice.

23.3	Delivery

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by fax or other electronic transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

23.4	English language

23.4.1	Any notice given under or in connection with this Deed must be in English.

23.4.2	All other documents provided under or in connection with this Deed must be:

(A)	in English; or

(B)	if not in English accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

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24.	MISCELLANEOUS

24.1	Partial Invalidity

If, at any time, any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any relevant jurisdiction, neither the legality, validity or enforceability of the remaining provisions, nor the legality, validity or enforceability of such provisions under the law of any other jurisdiction, will in any way be affected or impaired.

24.2	Remedies and Waivers Cumulative

No failure to exercise, nor delay in exercising, on the part of the Administrative Agent, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise, or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

24.3	Amendments

24.3.1	Neither this Deed nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Chargor, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, (i) consent to a departure by a Chargor from any covenant set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement, and (ii) as provided in Clause 17.5.

24.3.2	No waiver of any provision of this Deed or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Clause 24.3, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

24.4	Counterparts

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

24.5	The Chargors

This Deed shall be binding on the successors and permitted assigns of the relevant Chargor.

24.6	Assignment and Transfer

No Chargor nor the Administrative Agent may assign any rights it has under this Deed, save that the Administrative Agent may assign and transfer all or any part of its rights and

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obligations under this Deed to a replacement administrative agent appointed pursuant to the terms of the Credit Agreement. Such replacement administrative agent will, from the date of the assignment or transfer, be the agent of each other Secured Party under this Deed instead of the previous administrative agent.

24.7	Disclosure

A Secured Party may disclose to any person any information about any Chargor or the Loan Documents in each case subject to any limitations in the Credit Agreement.

24.8	Property

This Deed is and will remain the property of the Administrative Agent.

24.9	Set-Off, Combination of Accounts and Lien

In circumstances in which it would be permitted to do so in accordance Section 5.08 of the US Collateral Agreement, a Secured Party may (but shall not be obliged to) set-off any obligation in respect of Secured Obligations which is due and payable by a Chargor against any obligation (contingent or otherwise) owed by that Secured Party to that Chargor (regardless of the place of payment, booking branch or currency of either obligation) and apply any credit balance to which a Chargor is entitled on any account with that Secured Party in payment of the Secured Obligations. That Secured Party may, at the cost of the Chargors, effect such currency exchanges as such Secured Party considers are appropriate to implement such set-off.

25.	GOVERNING LAW AND ENFORCEMENT LAW

25.1	Governing Law

This Deed and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual disputes or claims) shall be governed by and construed in accordance with English law.

25.2	Jurisdiction of English courts

25.2.1	The courts of England have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Deed or its subject matter, existence, negotiation, validity, termination or enforceability (including any non-contractual dispute or claim) (a “Dispute”).

25.2.2	Subject to Clause 25.2.3 below, the parties to this Deed agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Chargor will:

(A)	argue to the contrary; or

(B)	take any proceedings relating to a Dispute in any jurisdiction other than England.

25.2.3

This Clause 25.2 is for the benefit of the Administrative Agent and the other Secured Parties only. As a result, neither the Administrative Agent nor any other Secured Party shall be prevented from taking proceedings relating to a Dispute in

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any other courts with jurisdiction nor from contending that such courts are appropriate and convenient. To the extent allowed by law, the Administrative Agent and the other Secured Parties may take:

(A)	proceedings in any other court; and

(B)	concurrent proceedings in any number of jurisdictions.

25.3	Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Chargor which is incorporated outside England and Wales:

(A)	irrevocably appoints S Technologies Limited (a company incorporated in England and Wales with registered number 5012699) whose registered office is at 5 New Street Square, London EC4A 3TW as its agent for service of process in relation to any proceedings before the English courts in connection with this Deed; and

(B)	agrees that failure by a process agent to notify that Chargor of the process will not invalidate the proceedings concerned.

IN WITNESS whereof this Deed has been duly executed and delivered as a deed on the date first above written.

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SCHEDULE 1

[STB/company to complete]

INTELLECTUAL PROPERTY

Part 1A – Trade Marks

A.	Proprietor	Trade Mark	Class(es)	Registration number

Part 1B – Trade Mark Applications

Proprietor	Mark	Class(es)	Application number	Filing date

Part 2A – Community Trade Marks

Proprietor	Trade Mark	Class(es)	Registration number

Part 2B – Community Trade Mark Applications

Proprietor	Mark	Class(es)	Application number	Filing date

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Part 3A – Patents

Proprietor	Patent	Class(es)	Registration number

Part 3B – Patent Applications

Proprietor	Patent	Class(es)	Application number	Filing date

Part 4A – Community Designs

Part 4B – Community Design Applications

Part 5 – European Patent Applications

Part 6 – Other Intellectual Property Rights

29

SCHEDULE 2

FORM OF SECURITY ACCESSION DEED

Dated

Between

(1)	[ ] Limited, a company incorporated under the laws of [ ] with registered number [ ] (the “New Chargor”); and

(2)	[ ] as agent for itself and the Finance Parties (the “Administrative Agent”).

Recitals

This Deed is supplemental to a charge over intellectual property rights dated [ ] 2009 between, among others, the Original Chargor and the Administrative Agent (as supplemented and amended from time to time, the “Charge”).

This Deed witnesses

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Words	and expressions defined in the Charge shall have the same meanings in this Deed.

1.2	Construction

The principles of construction set out in Clause 1.2 (Construction) of the Charge shall apply to this Deed, insofar as they are relevant to it, as they apply to the Charge.

1.3	Effect as a Deed

This Security Accession Deed shall take effect as a deed even if it is signed under hand on behalf of the Administrative Agent.

2.	ACCESSION OF NEW CHARGOR

The New Chargor agrees to be a Chargor for the purposes of the Charge with immediate effect and agrees to be bound by all of the terms of the Charge as if it had originally been a party to it as a Chargor.

3.	CREATION OF SECURITY

The New Chargor charges by way of fixed charge all its right, title and interest in all Registered Intellectual Property and all Unregistered Intellectual Property, including without limitation all fees, royalties and all other rights deriving from such Registered Intellectual Property and Unregistered Intellectual Property on the terms of Clause 3 (Security) of the Charge provided that such Intellectual Property Rights charged by way of fixed charge shall include those set out in Schedule 1 (Intellectual Property Rights) to this Deed.

30

4.	CONSENT OF EXISTING CHARGOR[S]

The existing Chargor[s] agree[s] to the terms of this Deed and agree that its execution will in no way prejudice or affect the Security granted by each of them under (and covenants given by each of them in) the Charge.

5.	NOTICES

The New Chargor confirms that its address details for notices in relation to Clause 23 (Notices) / [Clause [—] (Incorporation of Facility Agreement[s]) of the Charge are as follows:

Address:	[ ]

Attention:	[ ]

Fax:	[ ]

6.	LAW

This Deed is governed by English law.

Executed as a deed and delivered on the date appearing at the beginning of this Deed.

Schedule 1 –Intellectual Property

31

EXECUTION PAGE

PRESENT when the Common Seal of	)
SKYPE LIMITED	)
was affixed hereto:	)

Director ________________________

Director/Secretary ____________________________________

Notice details for Clause 23

Address:	Arthur Cox Building, Earlsfort Terrace, Dublin 2

Fax:	+353 1 618 0618

Attention:	Emma Hickey

32

SIGNED by	)
)
for and on behalf of	)
JPMorgan Chase Bank, N.A.	)

Notice details for JPMorgan Chase Bank, N.A. for Clause 23

Address of company:	1111 Fannin, 10th Floor, Houston, Texas 77002

Fax:	+1 713-750-2878

Attention:	Maryann Bui (email: maryann.t.bui@jpmchase.com)

with a copy to:

JPMorgan Chase Bank, N.A.,
270 Park Avenue, New York, New York 10017,

Fax:	+1 212-270-5127

Attention:	Peter Thauer (email: peter.thauer@jpmorgan.com)

33

Schedule 6.01

Existing Indebtedness

None.

Schedule 6.02

Existing Liens

None.

Schedule 6.04(e)

Existing Investments

For the avoidance of doubt, (a) the Investments set forth in items 1 through 3 below on this Schedule 6.04(e) shall not include any capital contributions or any other additional Investments made after the Effective Date and (b) the Investments set forth in items 4 and 5 below on this Schedule 6.04(e) shall be limited to the amount specified herein.

1.	In 2006, Skype Technologies S.A. acquired a less than 5% minority equity interest in Fon Wireless Limited for a subscription price of €3,000,000. This equity interest is represented by 3,000,000 preferred shares designated as “A” with a nominal value of €0.01.

2.	On August 17, 2005, Tom Online (BVI) Limited, Tom Online Inc., Skype Communications S.à r.l. and Skype Technologies S.A. entered into a shareholders’ deed under which they formed Tel-Online Limited for the purpose of marketing and distributing a customized Chinese version of Skype. Skype Communications S.à r.l. holds a 49% interest in Tel-Online Limited.

3.	As of the Effective Date, Huntsmoor Nominees Limited owns 1 share of Skype Limited, a shell entity established under the laws of the United Kingdom, to protect the “Skype” name. The share is held in trust for Skype Technologies S.A.

4.	After the Effective Date, Skype Singapore Pte. Ltd. contemplates forming a new direct wholly-owned subsidiary in Japan (“Skype Japan”) in order to assume the Japanese operations from eBay Inc. Skype Singapore Pte. Ltd. contemplates investing not more than 100,000,000 JPY to establish the share capital of Skype Japan.

5.	On or after the Effective Date, Springboard Group S.à r.l contemplates forming Springboard Investments S.à r.l, a new indirect wholly-owned subsidiary, and causing Springboard Investments S.à r.l to consummate the following transactions pursuant to the Settlement Agreement: (1) investments of not more than $10,000,000 in the aggregate in Atomico Ventures II, LLP; and (2) an investment of not more than $6,000,000 in the aggregate in Pulsar Music a/k/a RDIO.

6.	Each intercompany loan outstanding or made on the Effective Date in respect of which the payee and the payor is Holdings, any other Loan Party or any Subsidiary that is a Designated Subsidiary as of the Effective Date.

Schedule 6.05(l)

Dispositions

•	Sublicense granted pursuant to the Patent Sublicense Agreement, dated as of November 19, 2009 between Skype Technologies S.A. and Joltid Limited.

•	Licenses granted pursuant to the GI Code License Agreement, dated as of November 19, 2009 among Springboard Group S.à r.l., Skype Technologies S.A.and Joltid Limited.

Schedule 6.09

Existing Affiliate Transactions

•	Distribution Agreement between Skype Communications S.à r.l. and Internet Auction Co. Ltd., as amended, dated July 13, 2006.

•	Payment Processing Agreement between Skype Communications S.à r.l. and PayPal (Europe) S.à r.l. & Cie, dated November 15, 2009.

•	API Content Agreement between Skype Communications S.à r.l. and Shopping.com, Inc., dated December 17, 2008.

•	Master Services Agreement between Skype Communications S.à r.l. and eBay Inc., dated November 7, 2007.

•	Transition Services Agreement between eBay Inc. and Skype Technologies S.A., dated November 19, 2009.

•	Office Transition Agreement between eBay Inc. and Skype Technologies S.A., dated November 19, 2009.

•	Patent Cross-License and Covenant Not to Sue between eBay Inc. and Skype Technologies S.A., dated November 19, 2009.

•	Tax Cooperation Agreement between eBay Inc. and Springboard Group S.à r.l., dated November 19, 2009.

•

Shareholders Agreement among Silver Lake Partners III Cayman (AIV III), L.P., eBay Inc., CPP Investment Board Private Holdings Inc., Joltid Limited, Andreessen Horowitz Fund I, L.P. and Springboard Group S.à r.l., dated November 19, 2009.

•	Support Services Agreement between eBay Japan kk and Skype Software S.à r.l., dated August 1, 2008.

•	Master Management Services Agreement among certain Investors and/or management companies associated with certain Investors and Springboard Group S.à r.l, dated November 19, 2009.

•	Additional Management Services Agreement among certain Investors and/or management companies associated with certain Investors and Springboard Group S.à r.l., dated November 19, 2009.

•	eBay Management Services Agreement between Springboard Group S.à r.l. and eBay International AG, dated November 19, 2009.

•	Settlement Agreement.

•	Boxless Cable Agreement among Joltid Limited, Joost N.V., Springboard Group S.à r.l. and Skype Technologies S.A., dated November 19, 2009.

•	GI Code License Agreement among Springboard Group S.à r.l., Skype Technologies S.A. and Joltid Limited, dated November 19, 2009.

•	Global Index Software Intellectual Property Agreement between Skype Technologies S.A. and Joltid Limited, date November 19, 2009.

•	Patent and Software License Agreement among Skype Technologies S.A., Skype Inc., Brillant Digital Entertainment, Inc. and Altnet, Inc., dated November 19, 2009.

•	Patent License and Purchase Agreement between Skype Technologies S.A. and Euroskoon, LLC, dated November 19, 2009.

•	Patent Sublicense Agreement between Skype Technologies S.A. and Joltid Limited, dated November 19, 2009.

•	Rdio Agreement between Skype Technologies S.A. and Rdio, Inc., dated November 19, 2009.

•	Share Pledge Agreement between Springboard Group S.à r.l. and Joltid Limited, dated November 19, 2009.

•	Subscription Agreement (as defined in the Settlement Agreement), dated November 19, 2009.

•	Warrant (as defined in the Settlement Agreement), dated November 19, 2009.

Schedule 6.10

Existing Restrictions

None.

EXHIBIT A to Credit Agreement

[FORM OF] ASSIGNMENT AND ASSUMPTION1

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the credit facility identified below (including any guarantees included in such facility) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[and is an Affiliate/Approved Fund of [Identify Lender]][2]

[1]	Form to be used for any Lender other than a Lender that is also a Swingline Lender or an Issuing Bank.
[2]	Select as applicable.

3.	Borrower: Springboard Finance, L.L.C.

4.	Administrative Agent: JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement

5.	Credit Agreement: The Credit Agreement dated as of November 19, 2009, among Springboard Group S.àr.l, Springboard Finance, L.L.C., the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

6.	Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment (and related extensions of credit) for all Lenders	Amount of Commitment (and related extensions of credit) Assigned	Percentage Assigned of Commitment (and related extensions of credit)[3]

Revolving Credit Facility	$	$		%

Dollar Term Loan Facility	$	$		%

Each Assignee acknowledges the limitations on the rights of Lenders that are Affiliated Lenders set forth in the Credit Agreement, including in Sections 9.02 and 9.04 thereof.

Effective Date:                            , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[3]	Set forth, to at least 9 decimals, as a percentage of the Commitment of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR],
by

Title:

ASSIGNEE [NAME OF ASSIGNEE],
by

Title:

[Consented to and]4 Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent,
by

Title:

[Consented to:]5

SPRINGBOARD FINANCE, L.L.C.
by

Title:

[4]	To be included only if the consent of the Administrative Agent is required by Section 9.04(b)(i)(B) of the Credit Agreement.
[5]	To be included only if the consent of the Borrower is required by Sections 9.04(a)(ii) or 9.04(b)(i)(A) of the Credit Agreement.

Consented to:

[ ][6], as a Principal Issuing Bank

by
Title:

Consented to:

[ ][7], as the Swingline Lender

by
Title:

[6]	To be included only if the consent of each Principal Issuing Bank is required by Section 9.04(b)(i)(C) of the Credit Agreement.
[7]	To be included only if the consent of the Swingline Lender required by Section 9.04(b)(i)(C) of the Credit Agreement.

SPRINGBOARD GROUP S.ÀR.L

$700,000,000 CREDIT FACILITY

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, (iii) the financial condition of Holdings, the Borrower, any of the Subsidiaries or other Affiliates of Holdings or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Holdings, the Borrower, any of the Subsidiaries or other Affiliates of the Parent or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender and (v) attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B to Credit Agreement

EXECUTION COPY

MASTER GUARANTEE AGREEMENT

dated as of

November 19, 2009,

among

SPRINGBOARD GROUP S.àr.l.,

SPRINGBOARD FINANCE, L.L.C.,

THE SUBSIDIARY GUARANTORS

IDENTIFIED HEREIN

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

[CS&M Ref. No. 6701-813]

TABLE OF CONTENTS

		Page

ARTICLE I

Definitions

SECTION 1.01.	Credit Agreement	1
SECTION 1.02.	Other Defined Terms	1

ARTICLE II

The Guarantees

SECTION 2.01.	Guarantee	3
SECTION 2.02.	Guarantee of Payment; Continuing Guarantee	4
SECTION 2.03.	No Limitations	4
SECTION 2.04.	Reinstatement	6
SECTION 2.05.	Agreement to Pay; Subrogation	6
SECTION 2.06.	Information	6
SECTION 2.07.	Maximum Liability	6
SECTION 2.08.	Payments Free of Taxes	8

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01.	Indemnity and Subrogation	8
SECTION 3.02.	Contribution and Subrogation	8
SECTION 3.03.	Subordination	8

ARTICLE IV

Representations and Warranties

ARTICLE V

Miscellaneous

SECTION 5.01.	Notices	9
SECTION 5.02.	Waivers; Amendment	10
SECTION 5.03.	Administrative Agent’s Fees and Expenses; Indemnification	10
SECTION 5.04.	Successors and Assigns	11
SECTION 5.05.	Survival of Agreement	11
SECTION 5.06.	Counterparts; Effectiveness; Several Agreement	12
SECTION 5.07.	Severability	12
SECTION 5.08.	Right of Set-Off	12

i

ii

MASTER GUARANTEE AGREEMENT dated as of November 19, 2009 (this “Agreement”), among SPRINGBOARD GROUP S.àr.l., SPRINGBOARD FINANCE, L.L.C., the SUBSIDIARY GUARANTORS identified herein and JPMORGAN CHASE BANK, N.A., as Administrative Agent, on behalf of itself and the other Guaranteed Parties.

Reference is made to the Credit Agreement dated as of November 19, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Springboard Group S.àr.l., a société a responsibilité limitée organized under the laws of Luxembourg (“Holdings”), Springboard Finance, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. Holdings and the Subsidiary Guarantors are affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement (including in the introductory paragraph hereto) and not otherwise defined herein have the meanings specified in the Credit Agreement.

(b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Claiming Party” has the meaning assigned to such term in Section 3.02.

“Contributing Party” has the meaning assigned to such term in Section 3.02.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Guaranteed Obligations” means, in the case of any Guarantor, subject to Section 2.07 of this Agreement, (a) the Loan Document Obligations, (b) the Guaranteed Cash Management Obligations and (c) the Guaranteed Swap Obligations.

“Guaranteed Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds provided to Holdings or any Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or (d) owed to any other Person, provided that the obligations owed to any such other Person arose in respect of services provided by such Person in a jurisdiction where none of the Administrative Agent, the Revolving Lenders or any of their Affiliates, at the time such obligations arose, offered to provide such services.

“Guaranteed Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Subsidiaries under each Swap Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.

“Guaranteed Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) each Joint Bookrunner, (e) each Person to whom any Guaranteed Cash Management Obligations are owed, (f) each counterparty to any Swap Agreement the obligations under which constitute Guaranteed Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Guarantors” means Holdings and the Subsidiary Guarantors.

“Holdings” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Irish Subsidiary Guarantor” means any Subsidiary Guarantor that is organized and existing under the laws of Ireland.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any

2

bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“Luxembourg Subsidiary Guarantor” means any Subsidiary Guarantor that is organized and existing under the laws of Luxembourg.

“Subsidiary Guarantors” means the Subsidiaries identified as such on Schedule I and each other Subsidiary that becomes a party to this Agreement as a Subsidiary Guarantor after the Effective Date pursuant to Section 5.13; provided that if a Subsidiary is released from its obligations as a Subsidiary Guarantor hereunder as provided in Section 5.12(b), such Subsidiary shall cease to be a Subsidiary Guarantor hereunder effective upon such release.

“Supplement” means an instrument in the form of Exhibit A hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

ARTICLE II

The Guarantees

SECTION 2.01. Guarantee. Each Guarantor irrevocably and unconditionally guarantees to each of the Guaranteed Parties, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, by way of an independent payment obligation, the due and punctual payment and performance of its Guaranteed Obligations. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, or amended or modified, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal, or amendment or modification, of any of the Guaranteed Obligations. Each Guarantor waives presentment to, demand of payment from and protest to the Borrower or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

3

SECTION 2.02. Guarantee of Payment; Continuing Guarantee. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual of collection of any of the Guaranteed Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Guaranteed Party to any security held for the payment of any of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Guaranteed Party in favor of the Borrower, any other Loan Party or any other Person. Each Guarantor agrees that its guarantee hereunder is continuing in nature and applies to all of its Guaranteed Obligations, whether currently existing or hereafter incurred.

SECTION 2.03. No Limitations. (a) Except for the termination or release of a Guarantor’s obligations hereunder as expressly provided in Section 5.12 and the limitations set forth in Section 2.07 or in the Supplement pursuant to which such Guarantor became a party hereto, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Guaranteed Obligations, any impossibility in the performance of any of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, except for the termination or release of its obligations hereunder as expressly provided in Section 5.12, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by:

(i) the failure of any Guaranteed Party or any other Person to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise;

(ii) any rescission, waiver, amendment, restatement or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;

(iii) the release of, or any impairment of or failure to perfect any Lien on, any security held by any Guaranteed Party for any of the Guaranteed Obligations;

(iv) any default, failure or delay, wilful or otherwise, in the performance of any of the Guaranteed Obligations;

(v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of all the Guaranteed Obligations);

4

(vi) any illegality, lack of validity or lack of enforceability of any of the Guaranteed Obligations;

(vii) any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any of the Guaranteed Obligations;

(viii) the existence of any claim, set-off or other rights that any Guarantor may have at any time against the Borrower, the Administrative Agent, any other Guaranteed Party or any other Person, whether in connection with the Credit Agreement, the other Loan Documents or any unrelated transaction;

(ix) this Agreement having been determined (on whatsoever grounds) to be invalid, non-binding or unenforceable against any other Guarantor ab initio or at any time after the Effective Date;

(x) the fact that any Person that, pursuant to the Loan Documents, was required to become a party hereto may not have executed or is not effectually bound by this Agreement, whether or not this fact is known to the Guaranteed Parties;

(xi) any action permitted or authorized hereunder; or

(xii) any other circumstance (including any statute of limitations), or any existence of or reliance on any representation by the Administrative Agent, any Guaranteed Party or any other Person, that might otherwise constitute a defense to, or a legal or equitable discharge of, the Borrower, any Guarantor or any other guarantor or surety (other than the payment in full in cash of all the Guaranteed Obligations (excluding contingent obligations (other than any such obligations in respect of a Letter of Credit) as to which no claim has been made)).

Each Guarantor expressly authorizes the Guaranteed Parties to take and hold security in accordance with the terms of the Loan Documents for the payment and performance of the Guaranteed Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Guaranteed Obligations, all without affecting the obligations of any Guarantor hereunder.

(b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Party, other than the payment in full in cash of all the Guaranteed Obligations. To

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the fullest extent permitted by applicable law and in accordance with articles 2021 and 2026 of the Luxembourg Civil Code, each Luxembourg Subsidiary Guarantor waives the bénéfice de discussion and the bénéfice de division. The Administrative Agent and the other Guaranteed Parties may, at their election and in accordance with the terms of the Loan Documents, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with the Borrower or any other Loan Party or exercise any other right or remedy available to them against the Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Loan Party, as the case may be, or any security.

SECTION 2.04. Reinstatement. Each Guarantor agrees that, unless released pursuant to Section 5.12(b), its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligations is rescinded or must otherwise be restored by any Guaranteed Party upon the bankruptcy or reorganization (or any analogous proceeding in any jurisdiction) of the Borrower, any other Loan Party or otherwise.

SECTION 2.05. Agreement to Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent or any other Guaranteed Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower or any other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Guaranteed Parties in cash the amount of such unpaid Guaranteed Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against the Borrower or any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.

SECTION 2.06. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s and each other Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Guaranteed Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

SECTION 2.07. Maximum Liability. (a) Irish Subsidiary Guarantor Guarantee Limitations. Notwithstanding anything herein to the contrary, the obligations

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and liabilities of any Irish Subsidiary Guarantor under this Agreement shall not extend to cover (i) any indebtedness to the extent that the extension of the obligations and liabilities of such Irish Subsidiary Guarantor to such indebtedness would cause an infringement of Section 60 of the Irish Companies Act 1963, as amended, or (ii) any indebtedness of a Person that is not part of the same corporate “group” as such Irish Subsidiary Guarantor for the purposes of Section 35 of the Irish Companies Act 1990, as amended.

(b) Luxembourg Subsidiary Guarantor Guarantee Limitations. (i) Notwithstanding anything herein to the contrary but subject to paragraph (ii) below, the obligations and liabilities of any Luxembourg Subsidiary Guarantor under this Agreement shall at no time, in the aggregate, exceed an amount equal to the maximum financial capacity of such Luxembourg Subsidiary Guarantor, such maximum financial capacity being limited to 90% of such Luxembourg Subsidiary Guarantor’s net capitaux propres (as referred to in article 34 of the Luxembourg law of 19th December 2002 on the commercial register and annual accounts, where the capitaux propres means the shareholder’s equity (including the share capital, share premium, legal and statutory reserves, other reserves, profits or losses carried forward, investment subsidies and regulated provisions) of such Luxembourg Subsidiary Guarantor as shown in the latest financial statements (comptes annuels) available at the date of the relevant payment hereunder and approved by the shareholders of such Luxembourg Subsidiary Guarantor and certified by the statutory auditors, as the case may be).

(ii) Notwithstanding anything herein to the contrary, the obligations and liabilities of any Luxembourg Subsidiary Guarantor under this Agreement shall not include any obligation or liability to the extent that, if so included, would constitute an abuse of assets as defined by article 171-1 of the Luxembourg law on commercial companies dated August 10, 1915 as amended.

(iii) The restrictions and limitations set forth in paragraph (i) above with respect to any Luxembourg Subsidiary Guarantor shall not apply to obligations and liabilities of such Luxembourg Subsidiary Guarantor under this Agreement in respect of:

(A) obligations of the subsidiaries of such Luxembourg Subsidiary Guarantor; and

(B) obligations of Holdings or any Subsidiary that is not a subsidiary of such Luxembourg Subsidiary Guarantor, up to an amount equal to the aggregate outstanding amount of loans and advances made, directly or indirectly, by Holdings or any such Subsidiary to such Luxembourg Subsidiary Guarantor or any subsidiary of such Luxembourg Subsidiary Guarantor.

(c) Notwithstanding anything to the contrary in this Agreement, the obligations and liabilities of any Subsidiary Guarantor that becomes a party to this Agreement after the date hereof shall be limited as and to the extent set forth in the applicable Supplement.

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SECTION 2.08. Payments Free of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by the Borrower are required to be so made pursuant to the terms of Section 2.17 of the Credit Agreement. The provisions of Section 2.17 of the Credit Agreement shall apply to each Guarantor, mutatis mutandis.

ARTICLE III

Indemnity, Subrogation and Subordination

SECTION 3.01. Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 3.03) in respect of any payment hereunder, the Borrower agrees that (a) in the event a payment in respect of any obligation of the Borrower shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy in whole or in part any Guaranteed Obligations owed to any Guaranteed Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

SECTION 3.02. Contribution and Subrogation. Each Guarantor (a “Contributing Party”) agrees (subject to Sections 2.07 and 3.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Guaranteed Obligations or assets of any other Guarantor (other than the Borrower) shall be sold pursuant to any Security Document to satisfy any Guaranteed Obligation owed to any Guaranteed Party and such other Guarantor (the “Claiming Party”) shall not have been fully indemnified as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 5.13, the date of the Supplement executed and delivered by such Guarantor) and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any such Guarantor, such other date). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party under Section 3.01 to the extent of such payment.

SECTION 3.03. Subordination. (a) Notwithstanding any provision of this Agreement to the contrary, but subject to Section 2.07, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of the Guarantors of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the payment in full in cash of all the Guaranteed Obligations. No failure on the part of

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the Borrower or any Guarantor to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

(b) Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), all Indebtedness and other monetary obligations owed by it to, or to it by, any other Guarantor or any other Subsidiary shall be fully subordinated to the payment in full in cash of all the Guaranteed Obligations.

ARTICLE IV

Representations and Warranties

Each Subsidiary Guarantor represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by such Subsidiary Guarantor of this Agreement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such Subsidiary Guarantor’s Equity Interests, and that this Agreement has been duly executed and delivered by such Subsidiary Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to such Subsidiary Guarantor are true and correct in all material respects; provided that any representation and warranty that is qualified as to “materiality,” “Material Averse Effect” or similar language is true and correct in all respects.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor (other than any Luxembourg Subsidiary Guarantor) shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Luxembourg Subsidiary Guarantor shall be given to it at the address specified below the signature of such Luxembourg Subsidiary Guarantor.

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SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Guaranteed Party, consent to a departure by any Guarantor from any covenant of such Guarantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Guarantor, jointly with the other Guarantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Guarantor”.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Guarantor, jointly with the other Guarantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any

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Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

(c) To the fullest extent permitted by applicable law, no Guarantor shall assert, and each Guarantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d) The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Guaranteed Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Guaranteed Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Guaranteed Obligations.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Guaranteed Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Guaranteed Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Guaranteed Party may have had notice or knowledge of any Default or incorrect

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representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Guarantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 5.08. Right of Set-Off. If an Event of Default under Sections 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the

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credit or the account of any Guarantor against any of and all the obligations of such Guarantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender and Issuing Bank shall notify the applicable Guarantor and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Guarantor or its respective properties in the courts of any jurisdiction.

(c) Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in this Agreement will affect the right of any party to this Agreement or any other Loan Document to serve process in any other manner permitted by law.

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(e) Each Subsidiary Guarantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Termination or Release. (a) Subject to Section 2.04, this Agreement and the Guarantees made herein shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations for indemnification, expense reimbursement, tax gross-up or yield protection as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

(b) The guarantees made herein shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

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SECTION 5.13. Additional Subsidiary Guarantors. Pursuant to the Credit Agreement, additional Subsidiaries may be required to become Subsidiary Guarantors after the date hereof. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Subsidiary Guarantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Master Guarantee Agreement as of the day and year first above written.

SPRINGBOARD GROUP S.àr.l.,

By

Name:
Title:

SPRINGBOARD FINANCE, L.L.C.,

By

Name:
Title:

SPRINGBOARD FINANCE HOLDCO, L.L.C.,

By

Name:
Title:

SKYPE INC.,

By

Name:
Title:

SPRINGBOARD ACQUISITION CORP.,

By

Name:
Title:

SIGNATURE PAGE TO MASTER GUARANTEE AGREEMENT

SPRINGBOARD ACQUISITIONS S.àr.l.,

By

Name:
Title:

SPRINGBOARD FINANCE S.àr.l.,

By

Name:
Title:

SPRINGBOARD FINANCE HOLDCO S.àr.l.,

By

Name:
Title:

SIGNATURE PAGE TO MASTER GUARANTEE AGREEMENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent, on behalf of itself and the other Guaranteed Parties,

By

Name:
Title:

SIGNATURE PAGE TO MASTER GUARANTEE AGREEMENT

Schedule I to

the Master Guarantee Agreement

INITIAL SUBSIDIARY GUARANTORS

Springboard Finance Holdco, L.L.C.

Skype Inc.

Springboard Acquisitions Corp.

Springboard Finance S.àr.l.

Springboard Finance Holdco S.àr.l.

Springboard Acquisitions S.àr.l.

Exhibit A to

the Master Guarantee Agreement

SUPPLEMENT NO.      dated as of [    ] to the Master Guarantee Agreement dated as of November 19, 2009, among SPRINGBOARD GROUP S.àr.l. (“Holdings”), SPRINGBOARD FINANCE, L.L.C. (the “Borrower”), the subsidiaries of Holdings party thereto (Holdings, the Borrower and such subsidiaries being collectively referred to as the “Guarantors”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

A. Reference is made to the Credit Agreement dated as of November 19, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Springboard Group S.àr.l., a société a responsibilité limitée organized under the laws of Luxembourg (“Holdings”), Springboard Finance, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Guarantee Agreement referred to therein, as applicable.

C. The Guarantors have entered into the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to extend credit to the Borrower. Section 5.13 of the Guarantee Agreement provides that additional Subsidiaries may become Subsidiary Guarantors under the Guarantee Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement to become a Subsidiary Guarantor under the Guarantee Agreement in order to induce the Lenders and the Issuing Banks to make additional extensions of credit under the Credit Agreement and as consideration for such extensions of credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.13 of the Guarantee Agreement, the New Subsidiary by its signature below becomes a Subsidiary Guarantor under the Guarantee Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor, and the New Subsidiary hereby agrees to all the terms and provisions of the Guarantee Agreement applicable to it as a Subsidiary Guarantor (and a Guarantor) thereunder. Each reference to a “Subsidiary Guarantor” or a “Guarantor” in the Guarantee Agreement shall be deemed to include the New Subsidiary. The Guarantee Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Guaranteed Parties that (a) the execution, delivery and performance by the New Subsidiary of this Supplement have been duly authorized by all necessary corporate or other action and, if required, action by the holders of such New Subsidiary’s Equity Interests, and that this Supplement has been duly executed and delivered by the New Subsidiary and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (b) all representations and warranties set forth in the Credit Agreement as to the New Subsidiary are true and correct in all material respects as of the date hereof; provided that, to the extent such representations and warranties specifically refer to an earlier date, they are true and correct in all material respects as of such earlier date; provided further that any representation and warranty that is qualified as to “materiality”, “Material Averse Effect” or similar language is true and correct in all respects.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Guaranteed Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the Guarantee Agreement and the Credit Agreement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 6. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

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SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Guarantee Agreement.

SECTION 8. The New Subsidiary agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the Guarantee Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Subsidiary”.

SECTION 9. The New Subsidiary is a [company] duly [incorporated] under the law of [name of relevant jurisdiction]. [If applicable:] The guarantee of the New Subsidiary in respect of obligations of any Person other than its Subsidiary is subject to the following limitations:

(a) if the New Subsidiary is incorporated in [    ], the limitations set forth in paragraph [    ] of Section 2.07 of the Guarantee Agreement; and

(b) [if the New Subsidiary is incorporated in any other jurisdiction, is giving a guarantee other than in respect of its subsidiary and limitations other than those set out in Section 2.07 of the Guarantee Agreement are agreed in respect of the New Subsidiary by the Administrative Agent, insert guarantee limitation wording for relevant jurisdiction that is reasonably satisfactory to the Administrative Agent.]

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IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Master Guarantee Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By

Name:
Title:

JPMORGAN CHASE BANK, N.A., as Administrative Agent, on behalf of itself and the other Guaranteed Parties,

By

Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO THE MASTER GUARANTEE AGREEMENT

EXHIBIT D to Credit Agreement

EXECUTION COPY

PERFECTION CERTIFICATE

Reference is made to the Credit Agreement dated as of November 19, 2009 (the “Credit Agreement”), among Springboard Finance, L.L.C. (the “Borrower”), Springboard Group S.à r.l. (“Holdings”), the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the US Collateral Agreement referred to therein, as applicable.

The undersigned, a Responsible Officer of the Borrower, hereby certifies to the Administrative Agent and each other Secured Party on behalf of the Loan Parties as follows:

SECTION 1. Names. (a) Set forth on Schedule 1 is (i) the exact legal name of each Loan Party, as such name appears in its certificate of organization or like document and (ii) each other legal name such Loan Party has had in the past five years, together with the date of the relevant name change.

(b) Except as set forth on Schedule 1, no Loan Party has changed its identity or corporate structure or entered into a similar reorganization in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions of all or substantially all of the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) a Person or other acquisitions of material assets outside the ordinary course of business, as well as any change in the form, nature or jurisdiction of organization. With respect to any such change that has occurred within the past five years, Schedules 1 and 2 set forth the information required by Sections 1(a) and 2 of this Perfection Certificate as to each acquiree or constituent party to such merger, consolidation or acquisition.

SECTION 2. Jurisdictions and Locations. Set forth on Schedule 2 is (i) the jurisdiction of organization and the form of organization of each Loan Party, (ii) the organizational identification number, if any, assigned by such jurisdiction and (iii) the address (including, in the case of Domestic Loan Parties, the county) of the chief executive office of such Loan Party or the registered office of such Loan Party, if applicable.

SECTION 3. Unusual Transactions. Except for Inventory or Accounts acquired pursuant to mergers, consolidations or acquisitions listed in Section 1(b) hereof, all Accounts have been originated by the Loan Parties and all Inventory with an aggregate value in excess of $5,000,000 has been acquired by the Loan Parties in the ordinary course of business.

SECTION 4. UCC Filings. Financing statements in substantially the form of Schedule 4 prepared for filing by counsel to the Administrative Agent in the proper Uniform Commercial Code filing office in the jurisdiction in which each Loan Party is located or, in the case of Non-US Loan Parties, in Washington, D.C. Set forth on Schedule 4 is a true and correct list of each such filing and the Uniform Commercial Code filing office in which such filing is to be made.

SECTION 5. Stock Ownership and other Equity Interests. Set forth on Schedule 5 is a true and correct list, for each Loan Party, of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other Equity Interests owned, beneficially or of record, by such Loan Party, specifying the issuer and certificate number (if any) of, and the number and percentage of ownership represented by, such Equity Interests.

SECTION 6. Debt Instruments. Set forth on Schedule 6 is a true and correct list, for each Loan Party, of all promissory notes and other evidence of indebtedness (other than checks to be deposited in the ordinary course of business) owned by such Loan Party that are required to be pledged under the Credit Agreement and the Security Documents, including all intercompany notes between or among Holdings, the Borrower and the other Subsidiaries in excess of the US Dollar Equivalent of $5,000,000 in aggregate principal amount, and to the extent applicable, specifying the creditor and debtor thereunder and the outstanding principal amount thereof.

SECTION 7. Real Property. No Loan Party owns any real property as of the Effective Date.

SECTION 8. Intellectual Property. (a) Set forth on Schedule 8(a) is a true and correct list, with respect to each Loan Party, of all patents and patent applications owned by such Loan Party (except, for the avoidance of doubt, as otherwise indicated on Schedule 8(a)), including the name of the owner, title, registration or application number of any registrations or applications and, if the “national phase” has been entered into by the owner of any patent application (including, for the avoidance of doubt, with respect to patent applications filed with the World Intellectual Property Organization under the the Patent Cooperation Treaty), the corresponding application number applicable to such patent application.

(b) Set forth on Schedule 8(b) is a true and correct list, with respect to each Loan Party, of all trademarks registrations and applications owned by such Loan Party, including the name of the registered owner and the registration or application number of any registrations and applications.

(c) Set forth in Schedule 8(c) is a true and correct list, with respect to each Loan Party, of all registered designs and design applications owned by such Loan Party including the name of the registered owner and the registration and/or application number of any registrations or applications.
(d) Set forth on Schedule 8(d) is a true and correct list, with respect to each Loan Party, of all copyrights registrations owned by such Loan Party, including the name of the registered owner, title and the registration or serial number of any copyright registrations.

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(e) Set forth on Schedule 8(e) is a true and correct list, with respect to each Loan Party, of all exclusive Copyright Licenses under which such Loan Party is a licensee, including the name and address of the licensor under such exclusive Copyright License and the name of the registered owner, title and the registration or serial number of any copyright registration to which such exclusive Copyright License relates.

(f) Set forth on Schedule 8(f) is a true and correct list of all patent and patent applications, trademark registrations and applications and copyright registrations and applications owned or to be owned, in whole or in part, by Holdings or any Subsidiary as of or immediately following the Effective Date in connection with that certain Master Settlement Agreement dated as of November 1, 2009, among Silver Lake, CPPIB, eBay, Joltid and the other parties thereto (as such terms are defined in such agreement), and the attachments thereto, in each case specifying the name of the registered owner, title and the registration, application or serial number, as applicable.

(g) All patent and patent applications, trademark registrations and applications and copyright registrations and applications and all exclusive Copyright Licenses under which a Subsidiary is a licensee owned or to be owned by any Subsidiary on or immediately following the Effective Date are listed on Schedules 8(a), 8(b), 8(c), 8(d), 8(e) and 8(f) hereto.

SECTION 9. Commercial Tort Claims. Set forth on Schedule 9 is a true and correct list of commercial tort claims in excess of the US Dollar Equivalent of $5,000,000 (or its equivalent) held by any Loan Party, including a brief description thereof.

SECTION 10. Receivables. (a) Set forth on Schedule 10(a) is a true and correct list, with respect to Holdings and each Material Subsidiary, of (i) each written agreement to which Holdings or such Material Subsidiary is a party under which, taken together with any related agreements, the aggregate receivables generated from the counterparty(ies) thereto for the most recently ended period of four fiscal quarters were equal to or in excess of the US Dollar Equivalent of $7,500,000, (ii) the exact legal name of each third party that is the obligor under such receivables (as such legal name is stated in such agreement) (each, an “Account Debtor”), (iii) the jurisdiction of organization of each such Account Debtor (as such jurisdiction is stated in the applicable agreement), (iv) the address of the chief executive office, the registered office or any similar office of each such Account Debtor (to the extent such address is stated in the applicable agreement) and (v) the governing law of each such agreement (as such law is stated in such agreement).

(b) Attached hereto as Schedule 10(b) are true and correct copies of each agreement listed on Schedule 10(a).

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IN WITNESS WHEREOF, the undersigned has duly executed this certificate on this      day of November 2009.

SPRINGBOARD FINANCE, L.L.C.

By:	Springboard Finance Holdco, L.L.C., as sole Member

By:	Springboard Finance S.àr.l., as sole Member

société à responsabilité limitée Registered Office: 65, boulevard Grande Duchesse Charlotte, L-1331 Luxembourg Share Capital: EUR 16,015 Luxembourg R.C.S.: B 148.309

Name: Jacqueline Petts
Title: Class A Manager

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Schedule 1

Names

Loan Party’s Exact Legal Name	Other Legal Names (including date of change)

Schedule 2

Jurisdictions and Locations

Loan Party	Jurisdiction of Organization	Form of Organization	Organizational Identification Number (if any)	Chief Executive Office or Registered Office Address (including county)

Schedule 4

UCC Filings

Loan Party	UCC Filing Office/County Recorder’s Office

Schedule 5

Stock Ownership and Other Equity Interests

Loan Party	Issuer	Certificate Number	Number of Equity Interests	Percentage of Ownership

Schedule 6

Debt Instruments

Loan Party	Creditor	Debtor	Type	Amount

Schedule 8(a)

Intellectual Property

Patents and Patent Applications

Loan Party	Registered Owner	Type	Registration / Application Number	Country Designation

Schedule 8(b)

Intellectual Property

Trademarks and Trademark Applications

Loan Party	Registered Owner	Mark	Registration / Application Number

Schedule 8(c)

Intellectual Property

Registered Designs and Design Applications

Loan Party	Registered Owner	Registration / Application Number

Schedule 8(d)

Intellectual Property

Copyrights and Copyright Applications

Loan Party	Registered Owner	Title	Registration / Serial Number

Schedule 8(e)

Intellectual Property

Exclusive Copyright Licenses under which a Loan Party is a Licensee

Loan Party	Licensor	Licensor Address	Registered Owner	Title	Registration / Serial Number

Schedule 8(f)

Intellectual Property

Master Settlement Agreement Intellectual Property

Loan Party	Registered Owner	[Title]	[Mark]	[Type]	Registration / Application / Serial Number

Schedule 9

Commercial Tort Claims

Loan Party/Plaintiff	Defendant	Description

Schedule 10(a)

Luxembourg Agreements

Written Agreement Giving Rise to Receivable	Exact Legal Name of Account Debtor	Jurisdiction of Organization of Account Debtor	Chief Executive Office, Registered Office or Similar Office Address of Account Debtor	Governing Law of Agreement

Schedule 10(b)

[Agreements Attached]

EXHIBIT E to credit agreement

EXECUTION COPY

U.S. COLLATERAL AGREEMENT

dated as of

November 19, 2009,

among

SPRINGBOARD FINANCE, L.L.C.,

THE OTHER GRANTORS PARTY HERETO

and

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

[CS&M Ref. No. 6701-813]

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Defined Terms	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge	5
SECTION 2.02. Delivery of the Pledged Collateral	6
SECTION 2.03. Representations, Warranties and Covenants	7
SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests	8
SECTION 2.05. Registration in Nominee Name; Denominations	8
SECTION 2.06. Voting Rights; Dividends and Interest	9

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest	11
SECTION 3.02. Representations and Warranties	13
SECTION 3.03. Covenants	15
SECTION 3.04. Other Actions	17
SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral	18

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default	19
SECTION 4.02. Application of Proceeds	21
SECTION 4.03. Grant of License to Use Intellectual Property	22
SECTION 4.04. Securities Act	22

ARTICLE V

Miscellaneous

SECTION 5.01. Notices	23
SECTION 5.02. Waivers; Amendment	23

Schedules

Schedule I	Grantors
Schedule II	Pledged Equity Interests; Pledged Debt Securities
Schedule III	Intellectual Property
Schedule IV	Commercial Tort Claims

Exhibits

Exhibit I	Form of Supplement
Exhibit II	Form of Copyright Security Agreement
Exhibit III	Form of Patent Security Agreement
Exhibit IV	Form of Trademark Security Agreement

U.S. COLLATERAL AGREEMENT dated as of November 19, 2009 (this “Agreement”), among SPRINGBOARD FINANCE, L.L.C., the other GRANTORS from time to time party hereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

Reference is made to the Credit Agreement dated as of November 19, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Springboard Group S.àr.l., a société a responsibilité limitée organized under the laws of Luxembourg (“Holdings”), Springboard Finance, L.L.C., a Delaware limited liability company (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent. The Lenders and the Issuing Banks have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders and the Issuing Banks to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Grantors (other than the Borrower) are Affiliates of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement in order to induce the Lenders and the Issuing Banks to extend such credit. Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Defined Terms. (a) Each capitalized term used but not defined herein shall have the meaning assigned thereto in the Credit Agreement; provided that each term defined in the New York UCC (as defined herein) and not defined in this Agreement shall have the meaning specified in the New York UCC. The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.

(b) The rules of construction specified in Section 1.03 and 1.04 of the Credit Agreement also apply to this Agreement, mutatis mutandis.

SECTION 1.02. Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Account Debtor” means any Person that is or may become obligated to any Grantor under, with respect to or on account of an Account.

“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Article 9 Collateral” has the meaning assigned to such term in Section 3.01.

“Borrower” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Collateral” means Article 9 Collateral and Pledged Collateral.

“Copyright License” means any written agreement, now or hereafter in effect, granting to any Person any right under any Copyright now or hereafter owned by any other Person or that such other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Copyright Security Agreement” means the Copyright Security Agreement substantially in the form of Exhibit II.

“Copyrights” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all copyright rights in any work arising under the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office (or any similar office in any other country), including, in the case of any Grantor, the Copyrights set forth next to its name on Schedule III.

“Credit Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Excluded Equity Interests” has the meaning assigned to such term in Section 2.01.

“Federal Securities Laws” has the meaning assigned to such term in Section 4.04.

“Grantors” means (a) the Borrower, (b) each other Subsidiary identified on Schedule I and (c) each Subsidiary that becomes a party to this Agreement as a Grantor after the Effective Date.

“Intellectual Property” means, with respect to any Person, all intellectual and similar property of every kind and nature now owned or hereafter acquired by any such Person, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

“IP Security Agreements” means the Trademark Security Agreement, the Patent Security Agreement and the Copyright Security Agreement.

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“License” means any Patent License, Trademark License, Copyright License or other license or sublicense agreement to which any Person is a party, including those exclusive Copyright Licenses under which any Grantor is a licensee listed on Schedule III.

“Loan Document Obligations” means (a) the due and punctual payment by the Borrower of (i) the principal of and interest at the applicable rate or rates provided in the Credit Agreement (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of the Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual payment and performance of all other obligations of the Borrower under or pursuant to each of the Loan Documents and (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding).

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Patent License” means any written agreement, now or hereafter in effect, granting to any Person any right to make, use or sell any invention on which a Patent, now or hereafter owned by any other Person or that any other Person now or hereafter otherwise has the right to license, is in existence, and all rights of any such Person under any such agreement.

“Patent Security Agreement” means the Patent Security Agreement substantially in the form of Exhibit III.

“Patents” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations thereof and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

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“Perfection Certificate” means the Perfection Certificate dated the Effective Date delivered to the Administrative Agent pursuant to Section 4.01(f) of the Credit Agreement.

“Pledged Collateral” has the meaning assigned to such term in Section 2.01.

“Pledged Debt Securities” has the meaning assigned to such term in Section 2.01.

“Pledged Equity Interests” has the meaning assigned to such term in Section 2.01.

“Pledged Securities” means any promissory notes, stock certificates, unit certificates, limited or unlimited liability membership certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

“Secured Cash Management Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Subsidiaries in respect of any overdraft and related liabilities arising from treasury, depository and cash management services or any automated clearing house transfers of funds provided to Holdings or any Subsidiary (whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Effective Date to a Person that is a Lender or an Affiliate of a Lender as of the Effective Date, (c) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or (d) owed to any other Person, provided that the obligations owed to any such other Person arose in respect of services provided by such Person in a jurisdiction where none of the Administrative Agent, the Revolving Lenders or any of their Affiliates, at the time such obligations arose, offered to provide such services.

“Secured Obligations” means (a) the Loan Document Obligations, (b) the Secured Cash Management Obligations and (c) the Secured Swap Obligations.

“Secured Parties” means (a) each Lender, (b) each Issuing Bank, (c) the Administrative Agent, (d) each Joint Bookrunner, (e) each Person to whom any Secured Cash Management Obligations are owed, (f) each counterparty to any Swap Agreement the obligations under which constitute Secured Swap Obligations, (g) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (h) the permitted successors and assigns of each of the foregoing.

“Secured Swap Obligations” means the due and punctual payment and performance of all obligations of Holdings and the Subsidiaries under each Swap

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Agreement that (a) is with a counterparty that is the Administrative Agent or any of its Affiliates, (b) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (c) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Swap Agreement is entered into.

“Security Interest” has the meaning assigned to such term in Section 3.01(a).

“Supplement” means an instrument in the form of Exhibit I hereto, or any other form approved by the Administrative Agent, and in each case reasonably satisfactory to the Administrative Agent.

“Trademark License” means any written agreement, now or hereafter in effect, granting to any Person any right to use any Trademark now or hereafter owned by any other Person or that any other Person otherwise has the right to license, and all rights of any such Person under any such agreement.

“Trademark Security Agreement” means the trademark security agreement in the form of Exhibit IV.

“Trademarks” means, with respect to any Person, all of the following now owned or hereafter acquired by such Person: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof, and all registration and applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including, in the case of any Grantor, any of the foregoing set forth next to its name on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge. As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor’s right, title and interest in, to and under (a)(i) the shares of capital stock and other Equity Interests owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II, (ii) any other Equity Interests obtained in the future by such Grantor and (iii) the certificates (if any) representing all such Equity Interests

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(collectively, the “Pledged Equity Interests”); provided that the Pledged Equity Interests shall not include (A) Equity Interests of any Person that is not a direct or indirect, wholly owned Subsidiary of Holdings, (B) any Equity Interest with respect to which Holdings shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the pledge of such Equity Interest hereunder would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Liens granted hereunder) that shall have been determined by Holdings to be material to Holdings and the Subsidiaries, (C) any Equity Interest if, to the extent and for so long as the pledge of such Equity Interest hereunder is prohibited by any applicable Requirement of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the New York UCC or any other applicable Requirements of Law); provided that such Equity Interest shall cease to be an Excluded Equity Interest at such time as such prohibition ceases to be in effect; and (D) any Equity Interest that the Borrower and the Administrative Agent shall have agreed in writing to treat as an Excluded Equity Interest for purposes hereof on account of the cost of pledging such Equity Interest hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom (the Equity Interests excluded pursuant to clauses (A) through (D) above being referred to as the “Excluded Equity Interests”); (b)(i) the debt securities owned by such Grantor, including those listed opposite the name of such Grantor on Schedule II, (ii) any debt securities in the future issued to or otherwise acquired by such Grantor and (iii) the promissory notes and any other instruments evidencing all such debt securities (collectively, the “Pledged Debt Securities”); (c) all other property that may be delivered to and held by the Administrative Agent pursuant to the terms of this Section 2.01 and Section 2.02; (d) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (e) subject to Section 2.06, all rights and privileges of such Grantor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the “Pledged Collateral”).

SECTION 2.02. Delivery of the Pledged Collateral. (a) Each Grantor agrees to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (i) on the date hereof, in the case of any such Pledged Securities owned by such Grantor on the date hereof, and (ii) promptly after the acquisition thereof, in the case of any such Pledged Securities acquired by such Grantor after the date hereof.

(b) As promptly as practicable, and in any event within 30 days after the Effective Date, each Grantor will cause any Indebtedness for borrowed money (including in respect of cash management arrangements) owed to such Grantor by any Person in a principal amount in excess of the US Dollar Equivalent of $5,000,000 and for which a physical note is necessary to perfect a security interest with respect to such Indebtedness due to Requirements of Law to be evidenced by a duly executed promissory note (including, if such security interest can be perfected therein, a grid note) that is pledged and delivered to the Administrative Agent pursuant to the terms hereof.

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(c) Upon delivery to the Administrative Agent, (i) any certificate or promissory note representing Pledged Securities shall be accompanied by undated stock or note powers, as applicable, duly executed in blank or other undated instruments of transfer duly executed in blank and reasonably satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by undated proper instruments of assignment duly executed in blank by the applicable Grantor and such other instruments and documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing such Pledged Securities, which schedule shall be deemed attached to, and shall supplement, Schedule II and be made a part hereof; provided that failure to provide any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities.

SECTION 2.03. Representations, Warranties and Covenants. The Grantors jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:

(a) as of the Effective Date, Schedule II sets forth a true and complete list, with respect to each Grantor, of (i) all the Equity Interests owned by such Grantor in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by such Grantor and (ii) all the Pledged Debt Securities owned by such Grantor;

(b) the Pledged Equity Interests and the Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Equity Interests, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditor’s rights generally; provided that the foregoing representations, insofar as they relate to the Pledged Debt Securities issued by a Person other than Holdings, the Borrower or any Subsidiary, are made to the knowledge of the Grantors;

(c) except for the security interests granted hereunder and under any other Loan Documents, each of the Grantors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Grantor, (ii) holds the same free and clear of all Liens, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, (iii) will make no further assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens

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permitted pursuant to Section 6.02 of the Credit Agreement and transfers made in compliance with the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens created by this Agreement and the other Loan Documents and Liens permitted pursuant to Section 6.02 of the Credit Agreement), however arising, of all Persons whomsoever;

(d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Equity Interests and, to the extent issued by Holdings or any Subsidiary, the Pledged Debt Securities are and will continue to be freely transferable and assignable, and none of the Pledged Equity Interests and, to the extent issued by Holdings or any Subsidiary, the Pledged Debt Securities are or will be subject to any option, right of first refusal, shareholders agreement, charter, by-law or other organizational document provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner adverse to the Secured Parties in any material respect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

(e) each of the Grantors has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated; and

(f) by virtue of the execution and delivery by the Grantors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities, free of any adverse claims, under the New York UCC to the extent such lien and security interest may be created and perfected under the New York UCC, as security for the payment and performance of the Secured Obligations.

SECTION 2.04. Certification of Limited Liability Company and Limited Partnership Interests. Each interest in any limited liability company or limited partnership controlled by any Grantor and pledged hereunder shall be represented by a certificate, shall be a “security” within the meaning of Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.

SECTION 2.05. Registration in Nominee Name; Denominations. If an Event of Default shall have occurred and is continuing and the Administrative Agent shall have notified the Grantors of its intent to exercise such rights, the Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Grantor, endorsed or assigned in blank or in favor of the Administrative Agent or in its own name as pledgee or in the name of its nominee (as pledgee or as sub-agent), and each Grantor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Grantor.

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Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any reasonable purpose consistent with this Agreement.

SECTION 2.06. Voting Rights; Dividends and Interest. (a) Unless and until an Event of Default shall have occurred and is continuing and the Administrative Agent shall have notified the Grantors that their rights under this Section 2.06 are being suspended:

(i) each Grantor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same;

(ii) the Administrative Agent shall promptly execute and deliver to each Grantor, or cause to be promptly executed and delivered to such Grantor, all such proxies, powers of attorney and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section;

(iii) each Grantor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and are otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity Interests or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests in the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral and, if received by any Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent).

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(b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(iii) of this Section 2.06, all rights of any Grantor to dividends, interest, principal or other distributions that such Grantor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Grantor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties shall be segregated from other property or funds of such Grantor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsements, stock or note powers and other instruments of transfer reasonably requested by the Administrative Agent). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, the Administrative Agent shall promptly repay to each Grantor (without interest) all dividends, interest, principal or other distributions that such Grantor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.

(c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Grantors of the suspension of their rights under paragraph (a)(i) of this Section 2.06, all rights of any Grantor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Grantors to exercise such rights. After all Events of Default have been cured or waived and the Borrower has delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower to that effect, all rights vested in the Administrative Agent pursuant to this paragraph (c) shall cease, and the Grantors shall have the exclusive right to exercise the voting and consensual rights and powers they would otherwise be entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06.

(d) Any notice given by the Administrative Agent to the Grantors suspending their rights under paragraph (a) of this Section 2.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given with respect to one or more of the Grantors at the same or different times and (iii) may suspend the rights of the Grantors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such

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rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

ARTICLE III

Security Interests in Personal Property

SECTION 3.01. Security Interest. (a) As security for the payment or performance, as the case may be, in full of the Secured Obligations, each Grantor hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest (the “Security Interest”) in all of such Grantor’s right, title and interest in, to and under any and all of the following assets now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Article 9 Collateral”):

(i) all Accounts;

(ii) all Chattel Paper;

(iii) all Documents;

(iv) all Equipment;

(v) all General Intangibles, including all Intellectual Property;

(vi) all Instruments;

(vii) all Inventory;

(viii) all other Goods;

(ix) all Investment Property;

(x) all Letter-of-Credit Rights;

(xi) all Commercial Tort Claims specifically described on Schedule IV hereto, as such schedule may be supplemented from time to time pursuant to Section 3.04(d);

(xii) all books and records pertaining to the Article 9 Collateral; and

(xiii) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

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provided that in no event shall the Security Interest attach to (A) any lease, license, contract or agreement to which a Grantor is a party or any of its rights or interests thereunder if, to the extent and for so long as the grant of such security interest shall constitute or result in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective, or is otherwise unenforceable, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable Requirement of Law); provided that, to the extent severable, the Security Interest shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any such breach, termination or default, including any Proceeds of such lease, license, contract or agreement; (B) any motor vehicle or other asset covered by a certificate of title or ownership, whether now owned or hereafter acquired, the perfection of which is excluded from the UCC in the relevant jurisdiction; (C) any asset owned by any Grantor that is subject to a Lien of the type permitted by Section 6.02(iv) of the Credit Agreement (whether or not incurred pursuant to such Section) or a Lien permitted by Section 6.02(xi) of the Credit Agreement, in each case if, to the extent and for so long as the grant of a Lien thereon hereunder to secure the Secured Obligations constitutes a breach of or a default under any agreement pursuant to which such Lien has been created; provided that the Security Interest shall attach immediately to any such asset (x) at the time the provision of such agreement containing such restriction ceases to be in effect and (y) to the extent any such breach or default is not rendered ineffective by, or is otherwise unenforceable under, any Requirements of Law; (D) any asset owned by any Grantor with respect to which Holdings shall have provided to the Administrative Agent a certificate of a Financial Officer to the effect that, based on advice of outside counsel or tax advisors of national recognition, the creation of such security interest in such asset hereunder would result in adverse tax consequences to Holdings and the Subsidiaries (other than on account of any Taxes payable in connection with filings, recordings, registrations, stampings and any similar acts in connection with the creation or perfection of the Liens granted hereunder) that shall have been determined by Holdings to be material to Holdings and the Subsidiaries; (E) any asset owned by any Grantor if, to the extent and for so long as the grant of such security interest in such asset shall be prohibited by any applicable Requirements of Law (other than to the extent that any such prohibition would be rendered ineffective pursuant to the New York UCC or any other applicable Requirements of Law); provided that the Security Interest shall attach immediately to such asset at such time as such prohibition ceases to be in effect; (F) any asset owned by any Grantor that the Borrower and the Administrative Agent shall have agreed in writing to exclude from being Article 9 Collateral on account of the cost of creating a security interest in such asset hereunder (including any adverse tax consequences to Holdings and the Subsidiaries resulting therefrom) being excessive in view of the benefits to be obtained by the Secured Parties therefrom; (G) any intent-to-use trademark applications filed in the United States Patent and Trademark Office; and (H) the Excluded Equity Interests (it being understood that, to the extent the Security Interest shall not have attached to any such asset as a result of clauses (A) through (H) above, the term “Article 9 Collateral” shall not include any such asset).

(b) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing

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statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that (i) describe the collateral covered thereby in any manner that the Administrative Agent reasonably determines is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including indicating the Collateral as “all assets” of such Grantor or words of similar effect, and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any financing statement or amendment, including (A) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (B) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto with respect to the Article 9 Collateral or any part thereof naming any Grantor as debtor or the Grantors as debtors and the Administrative Agent as secured party, if filed prior to the date hereof.

The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest in Article 9 Collateral consisting of Patents, Trademarks or Copyrights granted by each Grantor and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

(c) The Security Interest and the security interest granted pursuant to Article II are granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

SECTION 3.02. Representations and Warranties. The Grantors jointly and severally represent and warrant to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Each Grantor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes, in each case except where the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has full power and authority to grant to the Administrative Agent, for the benefit of the Secured Parties, the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than

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any consent or approval that has been obtained and except to the extent that failure to obtain or make such consent or approval, as the case may be, individually or in aggregate, could not reasonably be expected to have a Material Adverse Effect.

(b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name and jurisdiction of organization of each Grantor, is correct and complete in all material respects as of the Effective Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations prepared by the Administrative Agent based upon the information provided to the Administrative Agent in the Perfection Certificate for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Borrower to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03 or 5.12 of the Credit Agreement), are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof). The Grantors represent and warrant that a fully executed Patent Security Agreement, Trademark Security Agreement and Copyright Security Agreement, in each case containing a description of the Article 9 Collateral consisting of United States registered Patents, United States registered Trademarks and United States registered Copyrights (and applications for any of the foregoing), as applicable, and executed by each Grantor owning any such Article 9 Collateral, have been delivered to the Administrative Agent for recording with the United States Patent and Trademark Office or the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any other necessary jurisdiction, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of registered or applied for Patents, Trademarks and Copyrights acquired or developed by a Grantor after the date hereof).

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(c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Secured Obligations, (ii) subject to the filings described in paragraph (b) of this Section 3.02, a perfected security interest in all Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) subject to the filings described in paragraph (b) of this Section 3.02, a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of a Patent Security Agreement, a Trademark Security Agreement and a Copyright Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period after the date hereof pursuant to 35 U.S.C. § 261 or 15 U.S.C. § 1060 or the one-month period after the date hereof pursuant to 17 U.S.C. § 205. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral, other than Liens permitted pursuant to Section 6.02 of the Credit Agreement.

(d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

SECTION 3.03. Covenants. (a) Each Grantor shall, at its own expense, take any and all commercially reasonable actions necessary to defend title to the Article 9 Collateral against all Persons, except with respect to Article 9 Collateral that such Grantor determines in its reasonable business judgment is no longer necessary or beneficial to the conduct of such Grantor’s business, and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not permitted pursuant to Section 6.02 of the Credit Agreement, subject to the rights of such Grantor under Section 9.15 of the Credit Agreement and corresponding provisions of the Security Documents to obtain a release of the Liens created under the Security Documents.

(b) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and

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remedies created hereby, including the payment of any fees and Taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note (which may be a global note) or other instrument (other than any promissory note or other instrument in an aggregate principal amount of less than $5,000,000 owed to the applicable Grantor by any Person), such note or instrument shall be promptly pledged and delivered to the Administrative Agent, for the benefit of the Secured Parties, together with an undated instrument of transfer duly executed in blank and in a manner reasonably satisfactory to the Administrative Agent.

Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt written notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to identify specifically any asset or item that may constitute an application or registration for any Copyright, Patent or Trademark; provided that any Grantor shall have the right, exercisable within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after it has been notified in writing by the Administrative Agent of the specific identification of such Collateral, to advise the Administrative Agent in writing of any inaccuracy (i) with respect to such supplement or additional schedule or (ii) of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that, at the reasonable request of the Administrative Agent, it will use commercially reasonable efforts to take such action as shall be reasonably necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 10 days (or such longer period as shall be agreed by the Borrower and the Administrative Agent) after the date it has been notified in writing by the Administrative Agent of the specific identification of such Collateral.

(c) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement, this Agreement or any other Loan Document and within a reasonable period of time after the Administrative Agent has requested that it do so, and each Grantor jointly and severally agrees to reimburse the Administrative Agent, within 10 days after demand, for any reasonable payment made or any reasonable expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

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(d) Each Grantor shall remain liable, as between such Grantor and the relevant counterparty under each contract, agreement or instrument relating to the Article 9 Collateral, to observe and perform all the conditions and obligations to be observed and performed by it under such contract, agreement or instrument, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the other Secured Parties from and against any and all liability for such performance.

(e) It is understood that no Grantor shall be required by this Agreement to perfect the security interests created hereunder by any means other than (i) filings pursuant to the Uniform Commercial Code, (ii) filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) in respect of registered Intellectual Property (provided that, with respect to Licenses, such filings shall be limited to exclusive Copyright Licenses under which such Grantor is a licensee) and (iii) in the case of Collateral that constitutes Tangible Chattel Paper, Pledged Securities, Instruments, Certificated Securities or Negotiable Documents, delivery thereof to the Administrative Agent in accordance with the terms hereof (together with, where applicable, undated stock or note powers or other undated proper instruments of assignment). No Grantor shall be required to deliver control agreements with respect to Deposit Accounts and other bank or securities accounts.

(f) Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor’s true and lawful agent (and attorney-in-fact) for the purpose, upon the occurrence and during the continuance of an Event of Default and after notice to the Borrower of its intent to exercise such rights, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent reasonably deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph, including reasonable out-of-pocket attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, within 10 days of demand, by the Grantors to the Administrative Agent and shall be additional Secured Obligations secured hereby.

SECTION 3.04. Other Actions. In order to further insure the attachment, perfection and priority of, and the ability of the Administrative Agent to enforce, the Security Interest, each Grantor agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Article 9 Collateral:

(a) Instruments. If any Grantor shall at any time hold or acquire any Instruments constituting Collateral (other than Instruments with a face amount of less than $5,000,000 and other than checks to be deposited in the ordinary course of business), such Grantor shall promptly endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

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(b) Investment Property. Except to the extent otherwise provided in Article II, if any Grantor shall at any time hold or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such undated instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time reasonably request.

(c) Letter-of-Credit Rights. If any Grantor is at any time a beneficiary under a letter of credit with an aggregate face amount in excess of $5,000,000 now or hereafter issued in favor of such Grantor that is not a Supporting Obligation with respect to any of the Collateral, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) use commercially reasonable efforts to arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under such letter of credit or (ii) use commercially reasonable efforts to arrange for the Administrative Agent to become the transferee beneficiary of such letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under such letter of credit are to be paid to the applicable Grantor unless an Event of Default has occurred and is continuing.

(d) Commercial Tort Claims. If any Grantor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $5,000,000, such Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and Schedule IV shall be deemed to be supplemented to include such description of such commercial tort claim as set forth in such writing.

SECTION 3.05. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Except to the extent failure so to act could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, with respect to registration or pending application of each item of its Intellectual Property for which such Grantor has standing to do so, each Grantor agrees (i) to maintain the validity and enforceability of any registered Intellectual Property (or applications therefor) and to maintain such registrations and applications of Intellectual Property in full force and effect and (ii) to pursue the registration and maintenance of each Patent, Trademark or Copyright registration or

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application, now or hereafter included in the Intellectual Property of such Grantor, including the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings.

(b) Except as could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, no Grantor shall do or permit any act or knowingly omit to do any act whereby any of its Intellectual Property may lapse, be terminated, or become invalid or unenforceable or placed in the public domain (or in case of a trade secret, lose its competitive value).

(c) Except where failure to do so could not reasonably be expected to have a Material Adverse Effect of the type referred to in clause (a) or (b) of the definition of such term in the Credit Agreement, each Grantor shall take all steps to preserve and protect each item of its Intellectual Property, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks abide by the applicable license’s terms with respect to the standards of quality.

(d) Each Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property after the Effective Date, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property and, in the case of Trademarks, the goodwill symbolized thereby, shall automatically become Intellectual Property subject to the terms and conditions of this Agreement.

(e) Nothing in this Agreement shall prevent any Grantor from disposing of, discontinuing the use or maintenance of, failing to pursue or otherwise allowing to lapse, terminate or put into the public domain any of its Intellectual Property to the extent permitted by the Credit Agreement if such Grantor determines in its reasonable business judgment that such discontinuance is desirable in the conduct of its business.

ARTICLE IV

Remedies

SECTION 4.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver, on demand, each item of Collateral to the Administrative Agent or any Person designated by the Administrative Agent, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to

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cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Article 9 Collateral by the applicable Grantors to the Administrative Agent, for the benefit of the Secured Parties, or to license or sublicense, whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and the Pledged Collateral and without liability for trespass to enter any premises where the Article 9 Collateral or the Pledged Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and the Pledged Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law and the notice requirements described below, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

The Administrative Agent shall give the applicable Grantors no less than 10 days’ written notice (which each Grantor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may,

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without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent and the other Secured Parties shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Secured Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

SECTION 4.02. Application of Proceeds. The Administrative Agent shall apply the proceeds of any collection or sale of Collateral, including any Collateral consisting of cash, as follows:

FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

SECOND, to the payment in full of the Secured Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Secured Obligations owed to them on the date of any such distribution); and

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THIRD, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

SECTION 4.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement, each Grantor shall, upon request by the Administrative Agent solely during the continuance of an Event of Default, grant to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof to the extent that such non-exclusive license (a) does not violate the express terms of any agreement between a Grantor and a third party governing the applicable Grantor’s use of such Collateral consisting of Intellectual Property, or gives such third party any right of acceleration, modification or cancellation therein and (b) is not prohibited by any Requirements of Law; provided that such licenses to be granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks. The use of such license by the Administrative Agent may be exercised, at the option of the Administrative Agent, during the continuation of an Event of Default; provided further that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

SECTION 4.04. Securities Act. In view of the position of the Grantors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or

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limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable blue sky or other state securities laws or similar laws analogous in purpose or effect. Each Grantor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws to the extent the Administrative Agent has determined that such a registration is not required by any Requirement of Law and (b) may approach and negotiate with a limited number of potential purchasers (including a single potential purchaser) to effect such sale. Each Grantor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent and the other Secured Parties shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a limited number of purchasers (or a single purchaser) were approached. The provisions of this Section 4.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Grantor shall be given to it in care of Holdings as provided in Section 9.01 of the Credit Agreement.

SECTION 5.02. Waivers; Amendment. (a) No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 5.02, and then such

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waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement; provided that the Administrative Agent may, without the consent of any Secured Party, consent to a departure by any Grantor from any covenant of such Grantor set forth herein to the extent such departure is consistent with the authority of the Administrative Agent set forth in the definition of the term “Collateral and Guarantee Requirement” in the Credit Agreement.

SECTION 5.03. Administrative Agent’s Fees and Expenses; Indemnification. (a) Each Grantor, jointly with the other Grantors and severally, agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “each Grantor”.

(b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor, jointly with the other Grantors and severally, agrees to indemnify the Administrative Agent and the other Indemnitees against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee by any third party or by Holdings or any Subsidiary arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether brought by a third party or by Holdings or any Subsidiary and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties.

(c) To the fullest extent permitted by applicable law, no Grantor shall assert, and each Grantor hereby waives, any claim against any Indemnitee (i) for any damages arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet), provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such damages are determined by a court of competent jurisdiction by final, non-appealable judgment to have resulted from the gross negligence

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or wilful misconduct of, or a breach of the Loan Documents by, such Indemnitee or its Related Parties, or (ii) on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement or instrument contemplated thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

(d) The provisions of this Section 5.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or thereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Secured Party. All amounts due under this Section shall be payable not later than 10 Business Days after written demand therefor; provided, however, any Indemnitee shall promptly refund an indemnification payment received hereunder to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification with respect to such payment pursuant to this Section 5.03. Any such amounts payable as provided hereunder shall be additional Secured Obligations.

SECTION 5.04. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

SECTION 5.05. Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in this Agreement or any other Loan Document and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by or on behalf of any Secured Party and notwithstanding that the Administrative Agent, any Issuing Bank, any Lender or any other Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement or any other Loan Document, and shall continue in full force and effect until such time as (a) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (b) all Commitments have terminated or expired and (c) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

SECTION 5.06. Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts (and by different parties hereto on different

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counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Grantor and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Grantor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Agreement and the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

SECTION 5.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 5.08. Right of Set-Off. If an Event of Default under Sections 7.01(a), (b), (h) or (i) of the Credit Agreement shall have occurred and be continuing, each Lender, each Issuing Bank and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such Issuing Bank or any such Affiliate to or for the credit or the account of any Grantor against any of and all the obligations of such Grantor then due and owing under this Agreement held by such Lender or such Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank shall have made any demand under this Agreement and although such obligations are owed to a branch or office of such Lender or such Issuing Bank different from the branch or office holding such deposit or obligated on such Indebtedness. The applicable Lender and Issuing Bank shall notify the applicable Grantor and the Administrative Agent of such setoff and application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such setoff and application under this Section 5.08. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section 5.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank and their respective Affiliates may have.

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SECTION 5.09. Governing Law; Jurisdiction; Consent to Service of Process; Appointment of Service of Process Agent. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Grantor or its respective properties in the courts of any jurisdiction.

(c) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 5.01. Nothing in any Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(e) Each Grantor hereby irrevocably designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding.

SECTION 5.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO

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ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.10.

SECTION 5.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 5.12. Security Interest Absolute. All rights of the Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee securing or guaranteeing all or any of the Secured Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Secured Obligations or this Agreement.

SECTION 5.13. Termination or Release. (a) This Agreement, the Security Interest and all other security interests granted hereby shall terminate when (i) all the Loan Document Obligations (including all LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement.

(b) The Security Interest and all other security interests granted hereby shall also terminate and be released at the time or times and in the manner set forth in Section 9.15 of the Credit Agreement.

(c) In connection with any termination or release pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents by the Administrative Agent pursuant to this Section shall be without recourse to or warranty by the Administrative Agent.

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SECTION 5.14. Additional Subsidiaries. Pursuant to the Credit Agreement, additional Subsidiaries may or may be required to become Grantors after the date hereof. Upon execution and delivery by the Administrative Agent and a Subsidiary of a Supplement, any such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any Subsidiary as a party to this Agreement.

SECTION 5.15. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, but only upon the occurrence and during the continuance of an Event of Default and notice by the Administrative Agent to the Borrower of its intent to exercise such rights, with full power of substitution either in the Administrative Agent’s name or in the name of such Grantor (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.

[Signature Pages Follow]

29

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SPRINGBOARD FINANCE, L.L.C.,

By:
Name:
Title:

SKYPE INC.,

By:
Name:
Title:

SPRINGBOARD ACQUISITIONS CORP.,

By:
Name:
Title:

SPRINGBOARD FINANCE HOLDCO, L.L.C.,

By:
Name:
Title:

SIGNATURE PAGE TO US COLLATERAL AGREEMENT

JPMORGAN CHASE BANK, N.A., as Administrative Agent,

By:
Name:
Title:

SIGNATURE PAGE TO US COLLATERAL AGREEMENT

Schedule I to the

U.S. Collateral Agreement

GRANTORS

Name	Jurisdiction of Formation

Springboard Finance, L.L.C.	Delaware

Skype Inc.	Delaware

Springboard Acquisitions Corp.	Delaware

Springboard Finance Holdco, L.L.C.	Delaware

Schedule II to the

U.S. Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III to the

U.S. Collateral Agreement

U.S. COPYRIGHTS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule III for each Grantor and state if no copyrights are owned. List in numerical order by Registration No.]

U.S. Copyright Registrations

Title	Reg. No.	Author

Pending U.S. Copyright Applications for Registration

Title	Author	Class	Date Filed

Non-U.S. Copyright Registrations

[List in alphabetical order by country/numerical order by Registration No. within each country]

Country	Title	Reg. No.	Author

Non-U.S. Pending Copyright Applications for Registration

[List in alphabetical order by country.]

Country	Title	Author	Class	Date Filed

Schedule III to the

U.S. Collateral Agreement

LICENSES

[Make a separate page of Schedule III for each Grantor, and state if any Grantor is not a party to a license/sublicense.]

I. Licenses/Sublicensees of [Name of Grantor] as Licensor on Date Hereof

A. Copyrights

[List U.S. copyrights in numerical order by Registration No. List non-U.S. copyrights by country in alphabetical order with Registration Nos. within each country in numerical order.]

U.S. Copyrights

Licensee Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Country	Licensee Name and Address	Date of License/ Sublicensee	Title of Non-U.S. Copyrights	Author	Reg. No.

B. Patents

[List U.S. patent nos. and U.S. patent application nos. in numerical order. List non-U.S. patent nos. and non-U.S. patent application nos. in alphabetical order by country, with numbers within each country in numerical order.]

U.S. Patents

Licensee Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

Schedule III to the

U.S. Collateral Agreement

U.S. Patent Applications

Licensee Name and address	Date of License/ Sublicense	Date Filed	Application No.

Non-U.S. Patents

Country	Licensee Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C. Trademarks

[List U.S. trademark nos. and U.S. trademark application nos. in numerical order. List non-U.S. trademark nos. and non-U.S. trademark application nos. with trademark nos. within each country in numerical order.]

U.S. Trademarks

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

Schedule III to the

U.S. Collateral Agreement

U.S. Trademark Applications

Licensee Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

Country	Licensee Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D. Others

Licensee Name and Address	Date of License/ Sublicense	Subject Matter

Schedule III to the

U.S. Collateral Agreement

II. Licensees/Sublicenses of [Name of Grantor] as Licensee on Date Hereof

A. Copyrights

[List U.S. copyrights in numerical order by Registration No. List non-U.S. copyrights by country in alphabetical order, with Registration Nos. within each country in numerical order.]

U.S. Copyrights

Licensor Name and Address	Date of License/ Sublicense	Title of U.S. Copyright	Author	Reg. No.

Non-U.S. Copyrights

Country	Licensor Name and Address	Date of License/ Sublicensee	Title of Non-U.S. Copyrights	Author	Reg. No.

B. Patents

[List U.S. patent nos. and U.S. patent application nos. in numerical order. List non-U.S. patent nos. and non-U.S. patent application nos. in alphabetical order by country with patent nos. within each country in numerical order.]

U.S. Patents

Licensor Name and Address	Date of License/ Sublicense	Issue Date	Patent No.

U.S. Patent Applications

Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

Schedule III to the

U.S. Collateral Agreement

Non-U.S. Patents

Country	Licensor Name and Address	Date of License/ Sublicense	Issue Date	Non-U.S. Patent No.

Non-U.S. Patent Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Date Filed	Application No.

C. Trademarks

[List U.S. trademark nos. and U.S. trademark application nos. in numerical order. List non-U.S. trademark nos. and non-U.S. trademark application nos. with trademark nos. within each country in numerical order.]

U.S. Trademarks

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Licensor Name and Address	Date of License/ Sublicense	U.S. Mark	Date Filed	Application No.

Non-U.S. Trademarks

Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Reg. Date	Reg. No.

Schedule III to the

U.S. Collateral Agreement

Non-U.S. Trademark Applications

Country	Licensor Name and Address	Date of License/ Sublicense	Non-U.S. Mark	Date Filed	Application No.

D. Others

Licensor Name and Address	Date of License/ Sublicense	Subject Matter

Schedule III to the

U.S. Collateral Agreement

PATENTS OWNED BY [NAME OF GRANTOR]

[Make a separate page of Schedule III for each Grantor and state if no patents are owned. List in numerical order by patent no./patent application no.]

U.S. Patent Registrations

Patent Numbers	Issue Date

U.S. Patent Applications

Patent Application No.	Filing Date

Non-U.S. Patent Registrations

[List in alphabetical order by country/numerical order by patent no. within each country.]

Country	Issue Date	Patent No.

Non-U.S. Patent Registrations

[List in alphabetical order by country/numerical order by application no. within each country.]

Country	Filing Date	Patent Application No.

TRADEMARK/TRADE NAMES OWNED BY [NAME OF GRANTOR]

Schedule III to the

U.S. Collateral Agreement

[Make a separate page of Schedule III for each Grantor and state if no trademarks/trade names are owned. List in numerical order by trademark registration/application no.]

U.S. Trademark Registrations

Mark	Reg. Date	Reg. No.

U.S. Trademark Applications

Mark	Filing Date	Application No.

State Trademark Registrations

[List in alphabetical order by state/numerical order by trademark no. within each state.]

State	Mark	Filing Date	Application No.

Non-U.S. Trademark Registrations

[List in alphabetical order by country/numerical order by trademark no. within each country.]

Country	Mark	Reg. Date	Reg. No.

Non-U.S. Trademark Applications

[List in alphabetical order by country/numerical order by application no.]

Country	Mark	Application Date	Application No.

Schedule III to the

U.S. Collateral Agreement

Trade Names

Country(s) Where Used	Trade Names

Schedule IV to the

U.S. Collateral Agreement

COMMERCIAL TORT CLAIMS

Exhibit I to the

U.S. Collateral Agreement

SUPPLEMENT NO.         dated as of [ ] (this “Supplement”), to the U.S. Collateral Agreement dated as of November 19, 2009 (the “US Collateral Agreement”), among SPRINGBOARD FINANCE, L.L.C. (the “Borrower”), the other GRANTORS from time to time party thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

A. Reference is made to (a) the Credit Agreement dated as of November 19, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Springboard Group S.àr.l., a société a responsibilité limitée organized under the laws of Luxembourg (“Holdings”), the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and (b) the US Collateral Agreement.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the US Collateral Agreement, as applicable.

C. The Grantors have entered into the US Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 5.14 of the US Collateral Agreement provides that additional Subsidiaries may become Grantors under the US Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the US Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

SECTION 1. In accordance with Section 5.14 of the US Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor under the US Collateral Agreement with the same force and effect as if originally named therein as a Grantor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the US Collateral Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Secured Obligations (as defined in the US Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in and lien on all of the New Subsidiary’s right, title and interest in, to and under the Pledged Collateral and the Article 9 Collateral (as each such term is defined in the US Collateral Agreement). Each reference to a “Grantor” in the US Collateral Agreement shall be deemed to include the New Subsidiary. The US Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent that enforceability of such obligations may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Supplement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Supplement. This Supplement shall become effective as to the New Subsidiary when a counterpart hereof executed on behalf of the New Subsidiary shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon the New Subsidiary and the Administrative Agent and their respective permitted successors and assigns, and shall inure to the benefit of the New Subsidiary, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that the New Subsidiary shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly provided in this Supplement, the US Collateral Agreement and the Credit Agreement.

SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a schedule with the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office, (b) Schedule II sets forth a true and complete list, with respect to the New Subsidiary, of (i) all the Equity Interests owned by the New Subsidiary in any Subsidiary and the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity Interests owned by the New Subsidiary and (ii) all the Pledged Debt Securities owned by the New Subsidiary and (c) Schedule III attached hereto sets forth, as of the date hereof, (i) all of the New Subsidiary’s Patents, including the name of the registered owner, type, registration or application number and the expiration date (if already registered) of each such Patent owned by the New Subsidiary, (ii) all of the New Subsidiary’s Trademarks, including the name of the registered owner, the registration or application number and the expiration date (if already registered) of each such Trademark owned by the New Subsidiary, and (iii) all of the New Subsidiary’s Copyrights, including the name of the registered owner, title and, if applicable, the registration number of each such Copyright owned by the New Subsidiary, and (d) Schedule IV attached hereto sets forth, as of the date hereof, each Commercial Tort Claim in respect of which a complaint or counterclaim has been filed by the New Subsidiary seeking damages in an amount of $5,000,000 or more.

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SECTION 5. Except as expressly supplemented hereby, the US Collateral Agreement shall remain in full force and effect.

SECTION 6. THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 7. Any provision of this Supplement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of such invalid, illegal or unenforceable provisions.

SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the US Collateral Agreement.

SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its fees and expenses incurred hereunder and under the US Collateral Agreement as provided in Section 9.03(a) of the Credit Agreement; provided that each reference therein to the “Borrower” shall be deemed to be a reference to “the New Subsidiary”.

3

IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the US Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY],

By:
Name:
Title:

Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:
Name:
Title:

SIGNATURE PAGE TO SUPPLEMENT TO US COLLATERAL AGREEMENT

1

Schedule I

to Supplement No.      to the

US Collateral Agreement

NEW SUBSIDIARY INFORMATION

Name	Jurisdiction of Formation	Chief Executive Office

Schedule II

to Supplement No.      to the

US Collateral Agreement

PLEDGED EQUITY INTERESTS

Grantor	Issuer	Number of Certificate	Number and Class of Equity Interests	Percentage of Equity Interests

PLEDGED DEBT SECURITIES

Grantor	Issuer	Principal Amount	Date of Note	Maturity Date

Schedule III

to Supplement No.      to the

US Collateral Agreement

INTELLECTUAL PROPERTY

Schedule IV

to Supplement No.      to the

US Collateral Agreement

COMMERCIAL TORT CLAIMS

EXHIBIT G to Credit Agreement

[FORM OF]

FIRST LIEN INTERCREDITOR AGREEMENT

Among

SPRINGBOARD GROUP S.ÀR.L.,

SPRINGBOARD FINANCE, L.L.C.,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.

as Collateral Agent for the First Lien Secured Parties and

as Authorized Representative for the Credit Agreement Secured Parties

[            ]

as the Initial Additional Authorized Representative

and

each additional Authorized Representative from time to time party hereto

dated as of [            ], 20[    ]

FIRST LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among SPRINGBOARD GROUP S.ÀR.L., a Luxembourg limited liability company (the “Company”), SPRINGBOARD FINANCE, L.L.C., a Delaware limited liability company (the “Borrower”), the other Grantors (as defined below) party hereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the First Lien Secured Parties (as defined below) (in such capacity, the “Collateral Agent”) and as Authorized Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Authorized Representative for the Initial Additional First Lien Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”) and each additional Authorized Representative from time to time party hereto for the Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional First Lien Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional First Lien Documents” means, with respect to any Series of First Lien Obligations, the notes, indentures, security documents and other operative agreements evidencing or governing such Indebtedness, including the Initial Additional First Lien Documents and each other agreement entered into for the purpose of securing any Series of Additional First Lien Obligations.

“Additional First Lien Obligations” means, with respect to any Series of Additional First Lien Obligations, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional First Lien Obligations, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals of extensions of the foregoing.

“Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations and any Authorized Representative with respect thereto and shall include the Initial Additional First Lien Secured Parties.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successors thereto as provided in Article VIII of the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.

“Authorized Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional First Lien Obligations or the Initial Additional First Lien Secured Parties, the Initial Additional Authorized Representative and (iii) in the case of any Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Borrower” means Springboard Finance, L.L.C., a Delaware limited liability company.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in London, Luxembourg or New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan (a) denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in euro and (b) denominated in dollars or Sterling, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar or Sterling deposits in the London interbank market.

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“Collateral” means all assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Company” means Springboard Group S.àr.l., a Luxembourg limited liability company.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.

“Credit Agreement” means that certain Credit Agreement dated as of November 19, 2009, as further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, among the Company, the Borrower, the lenders from time to time party thereto, the Administrative Agent and the other parties thereto.

“Credit Agreement Obligations” means the “Loan Document Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Security Agreement.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which such Series of First Lien Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional First Lien Obligations secured by such Shared Collateral under an Additional First Lien Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

3

“Event of Default” means an “Event of Default” as defined in any Secured Credit Document.

“First Lien Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional First Lien Obligations.

“First Lien Secured Parties” means (a) the Credit Agreement Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Security Documents” means the Security Agreement, the other Security Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Collateral Agent for the purpose of securing any Series of First Lien Obligations and, if executed and delivered, the Second Lien Intercreditor Agreement.

“Grantors” means the Company and each other Subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations. The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Initial Additional First Lien Documents” means that certain [[Indenture] dated as of [            ], 20[    ], among the Company, [the Guarantors identified therein,] [            ], as [trustee], and [            ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional First Lien Obligation.

“Initial Additional First Lien Obligations” means the Additional First Lien Obligations pursuant to the Initial Additional First Lien Documents.

“Initial Additional First Lien Secured Parties” means the holders of any Initial Additional First Lien Obligations and the Initial Additional Authorized Representative.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the

4

Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” shall have the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a supplement to this Agreement in the form of Annex II hereof required to be delivered by an Authorized Representative to the Collateral Agent pursuant to Section 5.13 hereof in order to establish an additional Series of Additional First Lien Obligations and become Additional First Lien Secured Parties hereunder.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional First Lien Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.

“New York UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 90 days (throughout which 90 day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the

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Authorized Representative) and (ii) the Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional First Lien Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the First Lien Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional First Lien Document; provided that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Possessory Collateral” means any Shared Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.

“Proceeds” has the meaning assigned to such term in Section 2.01 hereof.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Second Lien Intercreditor Agreement” means the “Second Lien Intercreditor Agreement” as defined in the Credit Agreement.

“Secured Credit Document” means (i) the Credit Agreement and each other Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional First Lien Document and (iii) each Additional First Lien Document.

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“Security Agreement” means the “US Collateral Agreement” as defined in the Credit Agreement.

“Senior Class Debt” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Parties” shall have the meaning assigned to such term in Section 5.13.

“Senior Class Debt Representative” shall have the meaning assigned to such term in Section 5.13.

“Senior Lien” means the Liens on the Collateral in favor of the First Lien Secured Parties under the First Lien Security Documents.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional First Lien Secured Parties (in their capacity as such) and (iii) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional First Lien Obligations and (iii) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Lien Obligations (or their respective Authorized Representatives) hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such

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Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

SECTION 1.03. Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to Mortgaged Properties (as defined in the Credit Agreement) which applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Priority of Claims. (a) Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Collateral

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Agent or any First Lien Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case of the Company or any other Grantor or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Collateral by any First Lien Secured Party or received by the Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement) (all proceeds of any sale, collection or other liquidation of any Collateral and all proceeds of any such distribution being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to the Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Obligations of each Series on a ratable basis in accordance with the terms of the applicable Secured Credit Documents and (iii) THIRD, after payment of all First Lien Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same pursuant to the Second Lien Intercreditor Agreement or otherwise, or as a court of competent jurisdiction may direct. Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, after giving effect to the Second Lien Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

(b) It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c) Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of First Lien Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03, each First Lien Secured Party hereby agrees that the Liens securing each Series of First Lien Obligations on any Shared Collateral shall be of equal priority.

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(d) Notwithstanding anything in this Agreement or any other First Lien Security Documents to the contrary, Collateral consisting of cash and cash equivalents pledged to secure Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Collateral Agent pursuant to Section 2.05(i), 2.11(b) or 2.22(c) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

SECTION 2.02. Actions with Respect to Shared Collateral; Prohibition on Contesting Liens. (a) With respect to any Shared Collateral, (i) only the Collateral Agent shall act or refrain from acting with respect to the Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), and then only on the instructions of the Applicable Authorized Representative, (ii) the Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other First Lien Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other First Lien Secured Party (other than the Applicable Authorized Representative) shall or shall instruct the Collateral Agent to, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral. Notwithstanding the equal priority of the Liens, the Collateral Agent (acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Authorized Representative had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party or any other exercise by the Collateral Agent, Applicable Authorized Representative or Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or Authorized Representative with respect to any collateral not constituting Shared Collateral.

(b) Each of the Authorized Representatives agrees that it will not accept any Lien on any collateral for the benefit of any Series of First Lien Obligations (other than funds deposited for the discharge or defeasance of any Additional First Lien Document) other than pursuant to the First Lien Security Documents and pursuant to Section 2.05(i), 2.11(b) or 2.22(c) of the Credit Agreement, and by executing this Agreement (or a Joinder Agreement), each Authorized Representative and the Series of

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First Lien Secured Parties for which it is acting hereunder agree to be bound by the provisions of this Agreement and the other First Lien Security Documents applicable to it.

(c) Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any Authorized Representative to enforce this Agreement.

SECTION 2.03. No Interference; Payment Over. (a) Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other First Lien Secured Party to exercise any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

(b) Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant

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to any intercreditor agreement), at any time prior to the Discharge of each of the First Lien Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other First Lien Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

SECTION 2.04. Automatic Release of Liens; Amendments to First Lien Security Documents. (a) If, at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01 hereof.

(b) Each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document, so long as the Collateral Agent receives a certificate of the Company stating that such amendment is permitted by the terms of each then extant Secured Credit Document. Additionally, each First Lien Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any First Lien Security Document solely as such First Lien Security Document relates to a particular Series of First Lien Obligations so long as (x) such amendment is in accordance with the Secured Credit Document pursuant to which such Series of First Lien Obligations was incurred and (y) such amendment does not adversely affect the First Lien Secured Parties of any other Series.

(c) Each Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral or amendment to any First Lien Security Document provided for in this Section.

SECTION 2.05. Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings. (a) This Agreement shall continue in full force and effect notwithstanding the commencement of any proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law by or against the Company or any of its Subsidiaries.

(b) If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other

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Bankruptcy Law, each First Lien Secured Party agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless any Controlling Secured Party, or an Authorized Representative of any Controlling Secured Party, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Lien Secured Parties as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 of this Agreement, and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 of this Agreement; provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties in connection with a DIP Financing or use of cash collateral.

SECTION 2.06. Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under Title 11 of the United Stated Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

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SECTION 2.07. Insurance. As between the First Lien Secured Parties, the Collateral Agent, acting at the direction of the Applicable Authorized Representative, shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

SECTION 2.08. Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

SECTION 2.09. Possessory Collateral Agent as Gratuitous Bailee for Perfection. (a) The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09. Pending delivery to the Collateral Agent, each other Authorized Representative agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b) The duties or responsibilities of the Collateral Agent and each other Authorized Representative under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties therein.

ARTICLE III

Existence and Amounts of Liens and Obligations

SECTION 3.01. Determinations with Respect to Amounts of Liens and Obligations. Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to make such determination on the basis

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of the information so furnished; provided, however, that if an Authorized Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any First Lien Secured Party or any other person as a result of such determination.

ARTICLE IV

The Collateral Agent

SECTION 4.01. Appointment and Authority. (a) Each of the First Lien Secured Parties hereby irrevocably appoints JPMorgan Chase Bank, N.A. to act on its behalf as the Collateral Agent hereunder and under each of the other First Lien Security Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the First Lien Obligations, together with such powers and discretion as are reasonably incidental thereto. Each of the First Lien Secured Parties also authorizes JPMorgan Chase Bank, N.A., at the request of the Company, to execute and deliver the Second Lien Intercreditor Agreement in the capacity as “Senior Collateral Agent”, or the equivalent agent, however referred to for the First Lien Secured Parties under such agreement (the “Senior Collateral Agent”) and authorizes the Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Senior Collateral Agent by the terms of the Second Lien Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder or under the Second Lien Intercreditor Agreement at the direction of the Applicable Authorized Representative, shall be entitled to the benefits of all provisions of this Article IV and Article VIII of the Credit Agreement and the equivalent provision of any Additional First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto.

(b) Each Non-Controlling Secured Party acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, without regard to any rights to which the holders of the Non-Controlling Secured Obligations would otherwise be entitled as

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a result of such Non-Controlling Secured Obligations. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or any First Lien Secured Party takes or omits to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law by, the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral.

(c) Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an additional Senior Class Debt Representative, the Collateral Agent and each Grantor in accordance with Section 5.13, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and such additional Authorized Representative.

SECTION 4.02. Rights as a First Lien Secured Party. (a) The Person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a First Lien Secured Party under any Series of First Lien Obligations that it holds as any other First Lien Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “First Lien Secured Party” or “First

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Lien Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties”, “Additional First Lien Secured Party” or “Additional First Lien Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Collateral Agent hereunder and without any duty to account therefor to any other First Lien Secured Party.

SECTION 4.03. Exculpatory Provisions. The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other First Lien Security Documents. Without limiting the generality of the foregoing, the Collateral Agent:

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;

(ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other First Lien Security Documents that the Collateral Agent is required to exercise as directed in writing by the Applicable Authorized Representative; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any First Lien Security Document or applicable law;

(iii) shall not, except as expressly set forth herein and in the other First Lien Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iv) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Applicable Authorized Representative or (ii) in the absence of its own gross negligence or willful misconduct or (iii) in reliance on a certificate of an authorized officer of the Company stating that such action is permitted by the terms of this Agreement. The Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of First Lien Obligations unless and until notice describing such Event Default is given to the Collateral Agent by the Authorized Representative of such First Lien Obligations or the Company; and

(v) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other First Lien Security Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in

17

connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other First Lien Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the First Lien Security Documents, (v) the value or the sufficiency of any Collateral for any Series of First Lien Obligations, or (v) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent.

SECTION 4.04. Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

SECTION 4.05. Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other First Lien Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

SECTION 4.06. Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other First Lien Security Documents (including, if applicable, as Senior Collateral Agent under the Second Lien Intercreditor Agreement) to each Authorized Representative and the Company. Upon receipt of any such notice of resignation, the Applicable Authorized Representative shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Applicable Authorized Representative and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the First Lien Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Company and each Authorized Representative that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged

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from its duties and obligations hereunder and under the other First Lien Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the First Lien Secured Parties under any of the First Lien Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the First Lien Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the request of the Applicable Authorized Representative or any other First Lien Secured Parties) and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Applicable Authorized Representative appoints a successor Collateral Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the First Lien Security Documents (including, if applicable, acting as Senior Collateral Agent under the Second Lien Intercreditor Agreement), such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other First Lien Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Article VIII of the Credit Agreement and the equivalent provision of any Additional First Lien Document shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the other First Lien Security Documents, the Company agrees to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the First Lien Security Documents to the successor Collateral Agent.

SECTION 4.07. Non-Reliance on Collateral Agent and Other First Lien Secured Parties. Each First Lien Secured Party acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each First Lien Secured Party also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other First Lien Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

SECTION 4.08. Collateral and Guaranty Matters. Each of the First Lien Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(i) to release any Lien on any property granted to or held by the Collateral Agent under any First Lien Security Document in accordance with Section 2.04 or upon receipt of a written request from the Company stating that the releases of such Lien is permitted by the terms of each then extant Secured Credit Document;

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(ii) to release any Grantor from its obligations under the First Lien Security Documents upon receipt of a written request from the Company stating that such release is permitted by the terms of each then extant Secured Credit Document.

ARTICLE V

Miscellaneous

SECTION 5.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the Collateral Agent or the Administrative Agent, to it at [JPMorgan Chase Bank, N.A., 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of [—] (Fax No.: [—]) (email: [—]), with a copy];

(b) if to the Initial Additional Authorized Representative, to it at [            ];

(c) if to any other Additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among the Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 5.02. Waivers; Amendment; Joinder Agreements. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of

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this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any other Grantor, with the consent of the Company).

(c) Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 of this Agreement and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the other First Lien Security Documents applicable thereto.

(d) Notwithstanding the foregoing, without the consent of any other Authorized Representative or First Lien Secured Party, the Collateral Agent may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional First Lien Obligations in compliance with the Credit Agreement.

SECTION 5.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 5.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 5.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting

21

the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 5.07. Governing Law; Jurisdiction. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

SECTION 5.08. Submission to Jurisdiction Waivers; Consent to Service of Process. The Collateral Agent and each Authorized Representative, on behalf of itself and the First Lien Secured Parties of the Series for whom it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the First Lien Security Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address referred to in 5.01;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any First Lien Secured Party) to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

SECTION 5.09. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 5.10. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

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SECTION 5.11. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the other First Lien Security Documents or Additional First Lien Documents the provisions of this Agreement shall control.

SECTION 5.12. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties in relation to one another. None of the Company, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article V) is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional First Lien Documents), and none of the Company or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the First Lien Obligations as and when the same shall become due and payable in accordance with their terms.

SECTION 5.13. Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of the Credit Agreement and the Additional First Lien Documents, the Company may incur Additional First Lien Obligations. Any such additional class or series of Additional First Lien Obligations (the “Senior Class Debt”) may be secured by a Lien and may be Guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First Lien Documents, if and subject to the condition that the Authorized Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”), acting on behalf of the holders of such Senior Class Debt (such Authorized Representative and holders in respect of any Senior Class Debt being referred to as the “Senior Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (v) of the immediately succeeding paragraph.

In order for a Senior Class Debt Representative to become a party to this Agreement,

(i) such Senior Class Debt Representative, the Collateral Agent and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by the Collateral Agent and such Senior Class Representative) pursuant to which such Senior Class Debt Representative becomes an Authorized Representative hereunder, and the Senior Class Debt in respect of which such Senior Class Debt Representative is the Representative and the related Senior Class Debt Parties become subject hereto and bound hereby;

23

(ii) the Company shall have delivered to the Collateral Agent true and complete copies of each of the Additional First Lien Documents relating to such Senior Class Debt, certified as being true and correct by a Responsible Officer of the Company;

(iii) all filings, recordations and/or amendments or supplements to the First Lien Security Documents necessary or desirable in the reasonable judgment of the Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Collateral Agent); and

(iv) the Additional First Lien Documents, as applicable, relating to such Senior Class Debt shall provide, in a manner reasonably satisfactory to the Collateral Agent, that each Senior Class Debt Party with respect to such Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Senior Class Debt.

SECTION 5.14. Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Grantors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, any or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent,

by
Name:
Title:

SPRINGBOARD GROUP S.ÀR.L,

by
Name:
Title:

24

SPRINGBOARD FINANCE, L.L.C.,

by
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

by
Name:
Title:

[ ], as Initial Additional Authorized Representative

by
Name:
Title:

25

ANNEX I

Grantors

[            ]

ANNEX II

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [            ], 20[    ] to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “First Lien Intercreditor Agreement”), among Springboard Group S.àr.l., a Luxembourg limited liability company (“the Company”), Springboard Finance, L.L.C., a Delaware limited liability company, certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMorgan Chase Bank, N.A., as Collateral Agent for the First Lien Secured Parties under the First Lien Security Documents (in such capacity, the “Collateral Agent”) and as Authorized Representative under the Credit Agreement, [            ], as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Additional First Lien Obligations and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the First Lien Security Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become an Authorized Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become an Authorized Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Representative of an instrument in the form of this Supplement and the satisfaction of the other conditions set forth in Section 5.13 of the Senior Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Representative Supplement in accordance with the requirements of the First Lien Intercreditor Agreement and the First Lien Security Documents.

Accordingly, the Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as an Authorized Representative and to the Senior Class Debt Parties that it represents as Additional First Lien Secured Parties.

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Each reference to a “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Collateral Agent and the other First Lien Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Additional First Lien Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

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SECTION 8. The Company agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

IN WITNESS WHEREOF, the New Representative and the Collateral Agent have duly executed this Representative Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

by
Name:
Title:

Address for notices:

attention of:

Telecopy:

3

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Collateral Agent,

by
Name:
Title:

SPRINGBOARD GROUP S.ÀR.L,

by
Name:
Title:

SPRINGBOARD FINANCE, L.L.C.,

by
Name:
Title:

THE GRANTORS LISTED ON SCHEDULE I HERETO,

by
Name:
Title:

4

Schedule I to the

Supplement to the

First Lien Intercreditor Agreement

Grantors

[            ]

EXHIBIT H to Credit Agreement

[FORM OF]

SECOND LIEN INTERCREDITOR AGREEMENT

Among

SPRINGBOARD GROUP S.ÀR.L.,

SPRINGBOARD FINANCE, L.L.C.,

the other Grantors party hereto,

JPMORGAN CHASE BANK, N.A.

as Collateral Agent for the First Lien Secured Parties and

as Representative for the Credit Agreement Secured Parties

[            ]

as the Initial Additional Second Priority Representative

and

each additional Representative from time to time party hereto

dated as of [            ], 20[    ]

SECOND LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (as amended, supplemented or otherwise modified from time to time, this “Agreement”), among SPRINGBOARD GROUP S.ÀR.L., a Luxembourg limited liability company (the “Company”), SPRINGBOARD FINANCE, L.L.C., a Delaware limited liability company (the “Borrower”), the other Grantors (as defined below) party hereto, JPMORGAN CHASE BANK, N.A., as collateral agent for the Senior Secured Parties (as defined below) (in such capacity, the “Senior Collateral Agent”) and as Representative for the Credit Agreement Secured Parties (in such capacity, the “Administrative Agent”), [INSERT NAME AND CAPACITY], as Representative for the Initial Second Priority Debt Parties (in such capacity and together with its successors in such capacity, the “Initial Second Priority Representative”) and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Senior Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties) and each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility) and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness of the Company (other than Indebtedness constituting Credit Agreement Obligations) Guaranteed by the Guarantors (and not Guaranteed by any other Subsidiary) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a pari passu basis (but without regard to control of remedies) with the Credit Agreement Obligations (and not secured by Liens on any other assets of the Company or any Subsidiary); provided, however, that, (i) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) the Representative for the holders of such Indebtedness shall have become party to (A) this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.13 thereof, provided further that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Company after the date hereof, then the Guarantors, the Senior Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Senior Collateral Documents.

“Additional Senior Debt Facility” means each indenture or other governing agreement with respect to any Additional Senior Debt.

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents and (c) any renewals or extensions of the foregoing.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Company or any Guarantor under any related Additional Senior Debt Documents.

“Administrative Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any successors thereto as provided in Article VIII of the Credit Agreement.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in London, Luxembourg or New York City are authorized or

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required by law to remain closed; provided that when used in connection with a Eurocurrency Loan (a) denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET payment system is not open for the settlement of payments in euro and (b) denominated in dollars or Sterling, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar or Sterling deposits in the London interbank market.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Company” means Springboard Group S.àr.l., a Luxembourg limited liability company.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Agreement” means that certain Credit Agreement dated as of November 19, 2009, as further amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, among the Company, the Borrower, the lenders from time to time party thereto, the Administrative Agent and the other parties thereto.

“Credit Agreement Loan Documents” means the Credit Agreement and the other “Loan Documents” as defined in the Credit Agreement.

“Credit Agreement Obligations” means the “Secured Obligations” as defined in the Security Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Security Agreement.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under

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the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Instructing Group, in a notice to the Senior Collateral Agent and the Company hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, with respect to any Shared Collateral and any Debt Facility, the date on which such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, are no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with an Additional Senior Debt Facility secured by such Shared Collateral under one or more Additional Senior Debt Documents which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Representative as the “Credit Agreement” for purposes of this Agreement.

“Discharge of Senior Obligations” means the date on which the Discharge of Credit Agreement Obligations and the Discharge of each Additional Senior Debt Facility has occurred.

“First Lien Intercreditor Agreement” has the meaning assigned to such term in the Credit Agreement.

“Grantors” means the Company and each Subsidiary or direct or indirect parent company of the Company which has granted a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Guarantors” has the meaning assigned to such term in the Guarantee Agreement.

“Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Documents” means that certain [[Indenture] dated as of [            ], 20[    ], among the Company, [the Guarantors identified therein,] [            ], as [trustee], and [            ], as [paying agent, registrar and transfer agent]] and any notes, security documents and other operative agreements evidencing or governing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Second Priority Debt Obligations.

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“Initial Second Priority Debt Obligations” means the Second Priority Debt Obligations arising pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Debt Parties” means the holders of any Initial Second Priority Debt Obligations and the Initial Second Priority Representative.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means “Intellectual Property” as defined in the Security Agreement.

“Joinder Agreement” means a supplement to this Agreement in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Collateral Agent pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Second Priority Secured Parties, as the case may be, under such Debt Facility.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Loan Document Obligations” means “Loan Document Obligations” as defined in the Security Agreement.

“Major Additional Senior Representative” means, at any time, the Senior Representative of the Additional Senior Debt Facility having the largest outstanding principal amount of Additional Senior Debt Obligations of any Additional Senior Debt Facility then outstanding

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“Majority Credit Agreement Parties” means the Required Lenders (as defined in the Credit Agreement), or with respect to any waiver, amendment or request, Credit Agreement Secured Parties having such amount of unused commitments, revolving credit loans or exposures, and outstanding term loans as may be required under the Credit Agreement to approve the same.

“Majority Senior Parties” means (a) prior to the Discharge of Credit Agreement Obligations, the Majority Credit Agreement Parties and (b) thereafter, with respect to any waiver, amendment or request, Additional Senior Debt Parties under the Additional Senior Debt Facility in respect of which the Major Additional Senior Representative acts as Representative having such amount of Indebtedness and other credit exposure as may be required under such Additional Senior Debt Facility to approve the same.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Officer’s Certificate” has the meaning assigned to such term in Section 8.08.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral, any payment or distribution made in respect of Shared Collateral in a Bankruptcy Case and any amounts received by the Collateral Agent or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement or any other intercreditor agreement.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

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“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar for dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” as defined in any Second Priority Debt Document or any other assets of the Borrower or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the Initial Second Priority Collateral Documents and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Second Priority Debt Obligation.

“Second Priority Debt” means any Indebtedness of the Borrower or any other Grantor Guaranteed by the Guarantors (and not Guaranteed by any Subsidiary that is not a Guarantor), including the Initial Second Priority Debt, which Indebtedness and Guarantees are secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents of which provide that such Indebtedness and Guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Debt Obligations (and which is not secured by Liens on any assets of the Borrower or any other Grantor other than the Second Priority Collateral or which are not included in the Senior Collateral); provided, however, that (i) such Indebtedness is permitted to be incurred, secured and Guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document and (ii) except in the case of the Initial Second Priority Debt hereunder, the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Guarantors issued in exchange therefor.

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“Second Priority Debt Documents” means the Initial Second Priority Debt Documents and, with respect to any series, issue or class of Second Priority Debt, the promissory notes, indentures, Collateral Documents or other operative agreements evidencing or governing such Indebtedness, including the Second Priority Collateral Documents.

“Second Priority Debt Facility” means each indenture or other governing agreement with respect to any Second Priority Debt.

“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and, with respect to any series, issue or class of Second Priority Debt, (a) all principal of, and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Case, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Second Priority Debt, (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents and (c) any renewals or extensions of the foregoing.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any series, issue or class of Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by the Borrower or any other Grantor under any related Second Priority Debt Documents.

“Second Priority Instructing Group” means Second Priority Representatives with respect to Second Priority Debt Facilities under which at least a majority of the then aggregate amount of Second Priority Debt Obligations are outstanding.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Facility covered hereby, the Initial Second Priority Representative and (ii) in the case of any Second Priority Debt Facility and the Second Priority Debt Parties thereunder the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

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“Security Agreement” means the “US Collateral Agreement” as defined in the Credit Agreement.

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” as defined in any Credit Agreement Loan Document or any other Senior Debt Document or any other assets of the Company or any other Grantor with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Debt Obligation.

“Senior Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as collateral agent under the Senior Collateral Documents, and any successor thereof or replacement senior collateral agent appointed in accordance with the terms of the Credit Agreement and, if it is then in effect, the First Lien Intercreditor Agreement.

“Senior Collateral Documents” means the “Security Agreement” and the other “Security Documents” as defined in the Credit Agreement, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the security agreements and other instruments and documents executed and delivered by the Company or any Grantor for purposes of providing collateral security for any Senior Obligation.

“Senior Debt Documents” means (a) the Credit Agreement Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Credit Agreement and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Credit Agreement Obligations and any Additional Senior Debt Obligations.

“Senior Representative” means (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement) the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility in the applicable Joinder Agreement.

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“Senior Secured Parties” means the Credit Agreement Secured Parties and any Additional Senior Debt Parties.

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold a security interest at such time. If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Collateral at such time.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise Controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein,

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the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

ARTICLE II

Priorities and Agreements with Respect to Shared Collateral

SECTION 2.01. Subordination. (a) Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to the Senior Collateral Agent or the Senior Secured Parties on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing any Senior Obligations now or hereafter held by or on behalf of the Senior Collateral Agent, any Senior Secured Parties or any Senior Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing any Senior Obligations. All Liens on the Shared Collateral securing any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing any Second Priority Debt Obligations for all purposes, whether or not such Liens securing any Senior Obligations are subordinated to any Lien securing any other obligation of the Company, any Grantor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

SECTION 2.02. Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations is revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof. The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any

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Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Company and the other Grantors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Company and the Grantors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

SECTION 2.03. Prohibition on Contesting Liens Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Senior Obligations held (or purported to be held) by or on behalf of the Senior Collateral Agent or any of the Senior Secured Parties or any Senior Representative or other agent or trustee therefor in any Senior Collateral, and the Senior Collateral Agent and each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority or enforceability of any Lien securing any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of the Senior Collateral Agent or any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

SECTION 2.04. No New Liens. The parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred (a) none of the Grantors shall grant or permit any additional Liens on any asset or property of any Grantor to secure any Second Priority Debt Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset or property of such Grantor to secure the Senior Obligations; and (b) if any Second Priority Representative or any Second Priority Debt Party shall hold any Lien on any assets or property of any Grantor securing any Second Priority Obligations that are not also subject to the first-priority Liens securing Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Senior Collateral Agent promptly upon becoming aware thereof and, unless such Grantor shall promptly grant a similar Lien on such assets or property to the Senior Collateral Agent as security for the Senior Obligations, shall assign such Lien to the Senior Collateral Agent as security for the Senior Obligations (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to the Senior Collateral Agent, shall be deemed to hold and have held such Lien for the benefit of the Senior Collateral Agent as security for the Senior Obligations.

SECTION 2.05. Perfection of Liens. Except for the agreements of the Senior Collateral Agent pursuant to Section 5.05 hereof, none of the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties shall be responsible for

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perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

SECTION 2.06. Certain Cash Collateral. Notwithstanding anything in this Agreement or any other Senior Debt Documents or Second Priority Debt Documents to the contrary, collateral consisting of cash and cash equivalents pledged to secure Loan Document Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the Administrative Agent or the Senior Collateral Agent pursuant to Section 2.05(i), 2.11(b) or 2.22(c) of the Credit Agreement (or any equivalent successor provision) shall be applied as specified in such Section of the Credit Agreement and will not constitute Shared Collateral.

ARTICLE III

Enforcement

SECTION 3.01. Exercise of Remedies. (a) So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by the Senior Collateral Agent, any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by the Senior Collateral Agent, any Senior Representative or any Senior Secured Party (or any agent or sub-agent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which the Senior Collateral Agent, any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Collateral Agent, the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies

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(including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, any Second Priority Representative may file a claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, as provided in Section 5.04, and (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.03. In exercising rights and remedies with respect to the Senior Collateral, the Senior Collateral Agent, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Obligations has not occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not, in the context of its role as secured creditor, take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that would hinder any exercise of remedies undertaken by the Senior Collateral Agent, any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other

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disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Senior Collateral Agent, any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

(d) Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e) Until the Discharge of Senior Obligations, the Senior Collateral Agent and the Majority Senior Parties (or such other Senior Representative as shall be authorized in accordance with the provisions of the First Lien Intercreditor Agreement, if then in effect, to direct the Senior Collateral Agent or otherwise take such action) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Second Priority Instructing Group and the Designated Second Priority Representative shall have the exclusive right to exercise any right or remedy with respect to the Collateral, and the Second Priority Instructing Group and Designated Second Priority Representative shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

SECTION 3.02. Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

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SECTION 3.03. Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, the Senior Collateral Agent or any Senior Representative or other Senior Secured Party (in its or their own name or in the name of the Company or any other Grantor) or the Company may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Party Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that the Company, any other Grantor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Senior Collateral Agent, any Senior Representative or and Senior Secured Party.

ARTICLE IV

Payments

SECTION 4.01. Application of Proceeds. After an event of default under any Senior Debt Document has occurred and until such event of default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies shall be applied by the Senior Collateral Agent to the Senior Obligations in such order as specified in the relevant Senior Debt Documents until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, the Senior Collateral Agent shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Trustee to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

SECTION 4.02. Payments Over. Any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff) relating to the Shared Collateral in contravention of this Agreement shall be segregated and held in trust for the benefit of and forthwith paid over to the Senior Collateral Agent for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Senior Collateral Agent is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

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ARTICLE V

Other Agreements

SECTION 5.01. Releases. (a) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, in the event of a sale, transfer or other disposition of any specified item of Shared Collateral (including all or substantially all of the equity interests of any subsidiary of the Company), the Liens granted to the Second Priority Representatives and the Second Priority Debt Parties upon such Shared Collateral to secure Second Priority Debt Obligations shall terminate and be released, automatically and without any further action, concurrently with the termination and release of all Liens granted upon such Shared Collateral to secure Senior Obligations. Upon delivery to a Second Priority Representative of an Officer’s Certificate stating that any such termination and release of Liens securing the Senior Obligations has become effective (or shall become effective concurrently with such termination and release of the Liens granted to the Second Priority Debt Parties and the Second Priority Representatives) and any necessary or proper instruments of termination or release prepared by the Company or any other Grantor, such Second Priority Representative will promptly execute, deliver or acknowledge, at the Company’s or the other Grantor’s sole cost and expense, such instruments to evidence such termination and release of the Liens. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral as set forth in the relevant Second Priority Debt Documents.

(b) Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Senior Collateral Agent and any officer or agent of the Senior Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Senior Collateral Agent’s own name, from time to time in the Senior Collateral Agent’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an event of default under any Senior Debt Document of proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

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(d) Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Grantor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Senior Collateral Agent and any Second Priority Representative or Second Priority Debt Party, such Grantor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Senior Collateral Agent.

SECTION 5.02. Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Senior Collateral Agent and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Debt Documents, (a) to be named as additional insured and loss payee under any insurance policies maintained from time to time by any Grantor, (b) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (c) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral. Unless and until the Discharge of Senior Obligations has occurred, all proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Senior Collateral Agent for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents and (iii) third, if no Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such proceeds over to the Senior Collateral Agent in accordance with the terms of Section 4.02.

SECTION 5.03. Amendments to Second Priority Collateral Documents. (a) Without the prior written consent of the Senior Collateral Agent and the Majority

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Senior Parties, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The Company agrees to deliver to the Senior Collateral Agent copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof, each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Senior Collateral Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the [Second Priority Representative] pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to JPMorgan Chase Bank, N.A., as administrative agent, pursuant to or in connection with the Credit Agreement dated as of November 19, 2009 (as amended, restated, supplemented or otherwise modified from time to time), among Springboard Group S.ÀR.L., a Luxembourg limited liability company, Springboard Finance, L.L.C., a Delaware limited liability company, the lenders party thereto, the other parties thereto, and JPMorgan Chase Bank, N.A., as administrative agent, and (ii) the exercise of any right or remedy by the [Second Priority Representative] hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of [    ], 20[    ] (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among JPMorgan Chase Bank, N.A., as collateral agent, Springboard Group S.ÀR.L., Springboard Finance, L.L.C. and its subsidiaries and affiliated entities party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that the Senior Collateral Agent or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Collateral Agent, the Senior Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Second Priority Collateral Documents without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative, the Company or any other Grantor; provided, however, that written notice of such amendment, waiver or consent shall have been given to each Second Priority Representative within 10 Business Days after the effectiveness of such amendment, waiver or consent.

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SECTION 5.04. Rights as Unsecured Creditors. Notwithstanding anything to the contrary in this Agreement, the Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Company and any other Grantor in accordance with the terms of the Second Priority Debt Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies as a secured creditor in respect of Shared Collateral. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

SECTION 5.05. Gratuitous Bailee for Perfection. (a) The Senior Collateral Agent acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession or control of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of the Senior Collateral Agent, or of agents or bailees of the Senior Collateral Agent (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the Senior Collateral Agent shall also hold such Pledged or Controlled Collateral, or take such actions with respect to such landlord waiver, bailee’s letter or similar agreement or arrangement, as sub-agent or gratuitous bailee for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b) In the event that the Senior Collateral Agent (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, the Senior Collateral Agent agrees to hold such Liens as sub-agent and gratuitous bailee for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c) Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Collateral Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt

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Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d) The Senior Collateral Agent shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Collateral Agent under this Section 5.05 shall be limited solely to holding or controlling the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as subagent and gratuitous bailee for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(e) The Senior Collateral Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Collateral Agent from all claims and liabilities arising pursuant to the Senior Collateral Agent’s role under this Section 5.05 as sub-agent and gratuitous bailee with respect to the Shared Collateral.

(f) Upon the Discharge of Senior Obligations, the Senior Collateral Agent shall, at the Grantors’ sole cost and expense, (i) (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by the Senior Collateral Agent or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct, (ii) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (iii) notify any governmental authority involved in any condemnation or similar proceeding involving any Grantor that the Designated Second Party Representative is entitled to approve any awards granted in such proceeding. The Company and the other Grantors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify the Senior Collateral Agent for loss or damage suffered by the Senior Collateral Agent as a result of such transfer, except for loss or damage suffered by the Senior Collateral Agent as a result of its own wilful misconduct, gross negligence or bad faith. The Senior Collateral Agent has no obligation to follow instructions from the Designated Second Priority Representative in contravention of this Agreement.

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(g) Neither the Senior Collateral Agent nor any of the Senior Representatives or Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Company or any Subsidiary to the Senior Collateral Agent, any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

SECTION 5.06. When Discharge of Senior Obligations Deemed to Not Have Occurred. If, at any time after the Discharge of Senior Obligations has occurred, the Company or any Subsidiary incurs any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such designation as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the granting by the Senior Collateral Agent of amendments, waivers and consents hereunder and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Collateral Agent for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Collateral Agent), each Second Priority Representatives (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Company), including amendments or supplements to this Agreement, as the Company or such new Senior Collateral Agent shall reasonably request in writing in order to provide the new Senior Collateral Agent the rights of the Senior Collateral Agent contemplated hereby, (b) deliver to the Senior Collateral Agent, to the extent that it is legally permitted to do so, all Shared Collateral, including all proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that it is no longer entitled to be a loss payee or additional insured under the insurance policies of any Grantor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving a Grantor that the new Senior Collateral Agent is entitled to approve any awards granted in such proceeding.

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ARTICLE VI

Insolvency or Liquidation Proceedings.

SECTION 6.01. Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Senior Collateral Agent, any Senior Representative or any Senior Secured Party shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Company’s or any other Grantor’s obtaining financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will raise no (a) objection to and will not otherwise contest such sale, use or lease of such cash or other collateral or such DIP Financing and, except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and, to the extent the Liens securing the Senior Obligations under the Credit Agreement or, if no Credit Agreement exists, under the other Senior Debt Documents are subordinated or pari passu with such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (x) such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to Liens securing Senior Obligations under this Agreement and (y) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Collateral Agent or the Senior Representatives, (b) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by Senior Collateral Agent, any Senior Representative or any other Senior Secured Party, (c) objection to (and will not otherwise contest) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral, (d) objection to (and will not otherwise contest) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral or (e) objection to (and will not otherwise contest or oppose) any order relating to a sale or other disposition of assets of any Grantor for which the Senior Collateral Agent has consented that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such financing shall be adequate notice.

SECTION 6.02. Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees

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that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the Senior Collateral Agent.

SECTION 6.03. Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall object, contest or support any other Person objecting to or contesting (a) any request by the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties for adequate protection, (b) any objection by the Senior Collateral Agent, the Senior Representatives or the Senior Secured Parties to any motion, relief, action or proceeding based on the Senior Collateral Agent’s or any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection or (c) the payment of interest, fees, expenses or other amounts of the Senior Collateral Agent, any Senior Representative or any other Senior Secured Party under Section 506(b) or 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law and the Senior Collateral Agent and the other Senior Secured Parties do not object to the adequate protection being provided to the Senior Secured Parties, then the each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Obligations and such DIP Financing (and all obligations relating thereto) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing Senior Obligations under this Agreement and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that the Senior Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the Senior Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement.

SECTION 6.04. Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Company or any other Grantor (or any

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trustee, receiver or similar Person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

SECTION 6.05. Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest (whether or not allowed or allowable) before any distribution is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Senior Collateral Agent amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

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SECTION 6.06. No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit the Senior Collateral Agent, any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the asserting by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

SECTION 6.07. Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law, shall be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Grantor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

SECTION 6.08. Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of the Senior Collateral Agent, provided that if requested by the Senior Collateral Agent, such Second Priority Representative shall timely exercise such rights in the manner requested by the Senior Collateral Agent, including any rights to payments in respect of such rights.

SECTION 6.09. 506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of Title 11 of the United States Code or any similar provision of any other Bankruptcy Law senior to or on a parity with the Liens securing the Senior Obligations for costs or expenses of preserving or disposing of any Shared Collateral.

SECTION 6.10. Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

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ARTICLE VII

Reliance; etc.

SECTION 7.01. Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Company or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on the Senior Collateral Agent or any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decision in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

SECTION 7.02. No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither the Senior Collateral Agent nor any Senior Representative or other Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Senior Collateral Agent nor any Senior Representative or other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Company or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been

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granted to any of them in connection therewith, (b) any Grantor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

SECTION 7.03. Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Credit Agreement or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c) any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) the Company or any other Grantor in respect of the Senior Obligations or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

ARTICLE VIII

Miscellaneous

SECTION 8.01. Conflicts. Subject to Section 8.18, in the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern.

SECTION 8.02. Continuing Nature of this Agreement; Severability. Subject to Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any Subsidiary constituting Senior Obligations in reliance hereon. The

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terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 8.03. Amendments; Waivers. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) The Majority Senior Parties (or the Senior Collateral Agent acting with the approval of the Majority Senior Parties) and the Second Priority Instructing Group (and with respect to any such amendment, supplement or waiver (i) which by the terms of this Agreement requires the Company’s consent or which increases the obligations or reduces the rights of the Company or any Grantor, with the consent of the Company, (ii) which by the terms of this Agreement requires the consent of any Second Priority Representative or which increases the obligations or reduces the rights of a Second Priority Representative, with the consent of such Second Priority Representative, (iii) which by its terms adversely affects the rights of the Second Priority Debt Parties under a particular Second Priority Debt Facility, in a manner materially different from its effect on the other Second Priority Debt Facilities, with the consent of the Representative for such Second Priority Debt Facility and (iv) which by its terms adversely affects the rights of the Senior Secured Parties under a particular Senior Debt Facility in a manner materially different from its effect on the other Senior Debt Facilities, with the consent of the Representative for such Senior Debt Facility) may from time to time amend, supplement or waive any provision hereof. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c) Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

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SECTION 8.04. Information Concerning Financial Condition of the Company and the Subsidiaries. The Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and the Subsidiaries and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Senior Collateral Agent, any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

SECTION 8.05. Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

SECTION 8.06. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Debt Documents. Except as otherwise provided herein, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

SECTION 8.07. Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex II. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The

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execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Senior Collateral Agent. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

SECTION 8.08. Dealings with Grantors. Upon any application or demand by the Company or any Grantor to the Senior Collateral Agent, the Majority Senior Parties, the Second Priority Instructing Group or the Designated Second Priority Representative to take or permit any action under any of the provisions of this Agreement or under any Collateral Document (if such action is subject to the provisions hereof), the Company or such Grantor, as appropriate, shall furnish to the Designated Second Priority Representative or the Senior Collateral Agent a certificate of an appropriate officer ( an “Officer’s Certificate”) stating that all conditions precedent, if any, provided for in this Agreement or such Collateral Document, as the case may be, relating to the proposed action have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Agreement or any Collateral Document relating to such particular application or demand, no additional certificate or opinion need be furnished.

SECTION 8.09. Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents, the Company may incur or issue and sell one or more series or classes of Second Priority Debt and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (vi), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Senior Facilities (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a senior Lien on Shared Collateral, in each case under and pursuant to the Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (vi), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i) such Class Debt Representative shall have executed and delivered a Joinder Agreement substantially in the form of Annex III (if such Representative is a Second Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) (with such changes as may be reasonably approved by the Senior Collateral Agent and such Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

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(ii) the Company shall have delivered to the Senior Collateral Agent and the Designated Second Priority Representative true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct by a Responsible Officer of the Company;

(iii) in the case of any Second Priority Class Debt, all filings, recordations and/or amendments or supplements to the Second Priority Collateral Documents necessary or desirable in the opinion of the Designated Second Priority Representative to confirm and perfect the second priority Liens securing the relevant Second Priority Debt Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Designated Second Priority Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Collateral Agent);

(iv) in the case of any Senior Class Debt, all filings, recordations and/or amendments or supplements to the Senior Collateral Documents necessary or desirable in the opinion of the Senior Collateral Agent to confirm and perfect the senior Liens securing the relevant Senior Obligations relating to such Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordings have been taken in the reasonable judgment of the Senior Collateral Agent), and all fees and taxes in connection therewith shall have been paid; and

(v) the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide, in a manner reasonably satisfactory to the Senior Collateral Agent and the Designated Second Priority Representative, that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

SECTION 8.10. Consent to Jurisdiction; Waivers. The Senior Collateral Agent and each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

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(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Representative) at the address referred to in Section 8.11;

(d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

SECTION 8.11. Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i) if to the Company or any Grantor, to the Company, at its address at:[    ], Attention of [    ], telecopy [    ];

(ii) if to the Initial Second Priority Representative to it at [    ] Attention of [    ], telecopy [    ];

(iii) if to the original Senior Collateral Agent or the Administrative Agent, to it at: [JPMorgan Chase Bank, N.A., 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of [—] (Fax No.: [—]) (email: [—]), with a copy];

(iv) if to any other Second Priority Representative or Senior Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the

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parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among the Senior Collateral Agent and each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 8.12. Further Assurances. Each of the Senior Collateral Agent, on behalf of itself and each Senior Secured Party, and each Second Party Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement.

SECTION 8.13. GOVERNING LAW; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW.

(B) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 8.14. Binding on Successors and Assigns. This Agreement shall be binding upon the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Company, the other Grantors party hereto and their respective successors and assigns.

SECTION 8.15. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

SECTION 8.16. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 8.17. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Senior Collateral Agent represents and warrants that this Agreement is binding upon the Credit Agreement Secured Parties. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties.

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SECTION 8.18. No Third Party Beneficiaries; Successors and Assigns. The lien priorities set forth in this Agreement and the rights and benefits hereunder in respect of such lien priorities shall inure solely to the benefit of the Senior Collateral Agent, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties, and their respective permitted successors and assigns, and no other Person (including the Grantors, or any trustee, receiver, debtor in possession or bankruptcy estate in a bankruptcy or like proceeding) shall have or be entitled to assert such rights.

SECTION 8.19. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto.

SECTION 8.20. Senior Collateral Agent and Trustee. It is understood and agreed that (a) the Senior Collateral Agent is entering into this Agreement in (i) its capacities as Administrative Agent under the Credit Agreement and the provisions of Article VIII of the Credit Agreement applicable to it as administrative agent thereunder shall also apply to it as Senior Collateral Agent hereunder and (ii) its capacity as Collateral Agent under the First Lien Intercreditor Agreement (if applicable), and the provisions of Article IV of the First Lien Intercreditor Agreement applicable to it as collateral agent thereunder shall also apply to it as Senior Collateral Agent hereunder and (b) [    ] is entering in this Agreement in its capacity as [Trustee] under [indenture] and the provisions of Article [    ] of such indenture applicable to the Trustee thereunder shall also apply to the Trustee hereunder.

SECTION 8.21. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.01(a), 5.01(d) or 5.03(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Senior Debt Document or any Second Priority Debt Documents, or permit the Company or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties or (d) obligate the Company or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Senior Debt Document or any Second Priority Debt Document.

SECTION 8.22. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent and Collateral Agent,

by
Name:
Title:

SPRINGBOARD GROUP S.ÀR.L,

by
Name:
Title:

SPRINGBOARD FINANCE, L.L.C.,

by
Name:
Title:

THE GRANTORS LISTED ON ANNEX I HERETO,

by
Name:
Title:

[ ],
as Initial Additional Authorized Representative

by
Name:
Title:

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ANNEX I

Grantors

[            ]

ANNEX II

SUPPLEMENT NO. dated as of , to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Second Lien Intercreditor Agreement”), among Springboard Group S.ÀR.L., a Luxembourg limited liability company (the “Company”), Springboard Finance, L.L.C., a Delaware limited liability company, certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Collateral Agent for the Senior Secured Parties under the Senior Collateral Documents (in such capacity, the “Senior Collateral Agent”) and as Senior Representative under the Credit Agreement, [            ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. The Grantors have entered into the Second Lien Intercreditor Agreement. Pursuant to the Credit Agreement, certain Additional Senior Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Company are required to enter into the Second Lien Intercreditor Agreement. Section 8.07 of the Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement, the Second Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Senior Collateral Agent and the New Subsidiary Grantor agree as follows:

SECTION 1. In accordance with Section 8.07 of the Second Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Second Lien Intercreditor Agreement shall be deemed to include the New Grantor. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Senior Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Company as specified in the Second Lien Intercreditor Agreement.

SECTION 8. The Company agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Collateral Agent.

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IN WITNESS WHEREOF, the New Grantor, and the Senior Collateral Agent have duly executed this Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY GRANTOR],

By
Name:
Title:

Acknowledged by:

JPMORGAN CHASE BANK, N.A., as Senior Collateral Agent,

By
Name:
Title:

[ ], as Designated Second Priority Representative,

By
Name:
Title:

3

ANNEX III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [            ], 20[    ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Second Lien Intercreditor Agreement”), among Springboard Group S.ÀR.L., a Luxembourg limited liability company (the “Company”), Springboard Finance, L.L.C., a Delaware limited liability company, certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Collateral Agent for the Senior Secured Parties under the Senior Collateral Documents (in such capacity, the “Senior Collateral Agent”) and as Senior Representative under the Credit Agreement, [            ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Grantors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Senior Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Second Priority

Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Senior Collateral Agent and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Second Priority Debt Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

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SECTION 8. The Company agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Collateral Agent.

IN WITNESS WHEREOF, the New Representative and the Senior Collateral Agent have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

by
Name:
Title:

Address for notices:

attention of:
Telecopy:

JPMORGAN CHASE BANK, N.A., as Senior Collateral Agent,

by
Name:
Title:

3

Acknowledged by:

SPRINGBOARD GROUP S.ÀR.L,

by
Name:
Title:

SPRINGBOARD FINANCE, L.L.C.,

by
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO,

by
Name:
Title:

4

Schedule I to the

Representative Supplement to the

Second Lien Intercreditor Agreement

Grantors

[            ]

ANNEX IV

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [    ] dated as of [            ], 20[    ] to the SECOND LIEN INTERCREDITOR AGREEMENT dated as of [            ], 20[    ] (the “Second Lien Intercreditor Agreement”), among among Springboard Group S.ÀR.L., a Luxembourg limited liability company (the “Company”), Springboard Finance, L.L.C., a Delaware limited liability company, certain subsidiaries and affiliates of the Company (each a “Grantor”), JPMorgan Chase Bank, N.A., as Senior Collateral Agent for the Senior Secured Parties under the Senior Collateral Documents (in such capacity, the “Senior Collateral Agent”) and as Senior Representative under the Credit Agreement, [            ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Second Lien Intercreditor Agreement.

B. As a condition to the ability of the Company to incur Senior Class Debt after the date of the Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the Second Lien Intercreditor Agreement. Section 8.09 of the Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Senior Collateral Agent and the New Representative agree as follows:

SECTION 1. In accordance with Section 8.09 of the Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a

“Representative” or “Senior Representative” in the Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Representative represents and warrants to the Senior Collateral Agent and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent] [trustee], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the Second Lien Intercreditor Agreement as Senior Secured Parties.

SECTION 3. This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Senior Collateral Agent shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

SECTION 4. Except as expressly supplemented hereby, the Second Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS REPRESENTATIVE SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Second Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

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SECTION 8. The Company agrees to reimburse the Senior Collateral Agent for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Senior Collateral Agent.

IN WITNESS WHEREOF, the New Representative and the Senior Collateral Agent have duly executed this Representative Supplement to the Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

by
Name:
Title:

Address for notices:

attention of:
Telecopy:

JPMORGAN CHASE BANK, N.A., as Senior Collateral Agent,

by
Name:
Title:

3

Acknowledged by:

SPRINGBOARD GROUP S.ÀR.L,

by
Name:
Title:

SPRINGBOARD FINANCE, L.L.C.,

by
Name:
Title:

THE GRANTORS
LISTED ON SCHEDULE I HERETO,

by
Name:
Title:

4

Schedule I to the

Representative Supplement to the

Second Lien Intercreditor Agreement

Grantors

[            ]

EXHIBIT I to Credit Agreement

FORM OF CLOSING CERTIFICATE

[NAME OF CERTIFYING LOAN PARTY]

November [    ], 2009

Reference is made to the Credit Agreement dated as of November 19, 2009 (the “Credit Agreement”), among SPRINGBOARD GROUP S.ÀR.L., SPRINGBOARD FINANCE, L.L.C. (the “Borrower”), the lending institutions from time to time parties thereto and JPMORGAN CHASE BANK, N.A., as Administrative Agent. Capitalized terms used but not defined herein have the meanings given to such terms in the Credit Agreement.

1. The undersigned, [    ], a Responsible Officer of [            ] (the “Certifying Loan Party”), hereby certifies that [ ] is a duly elected and qualified Responsible Officer of the Certifying Loan Party and the signature set forth on the signature line for such officer below is such officer’s true and genuine signature, and such officer is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents.

2. The undersigned, [    ], a Responsible Officer of the Certifying Loan Party, hereby certifies as follows:

(a) There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor to my knowledge has any other event occurred affecting or threatening the [corporate] existence of the Certifying Loan Party;

(b) The Certifying Loan Party is a [corporation] [limited liability company] [other relevant entity] duly organized, validly existing and in good standing under the laws of the [jurisdiction];

(c) Attached hereto as Exhibit A is a complete and correct copy of the resolutions duly adopted by the [board of directors (or a duly authorized committee thereof)] [members] [other relevant body in foreign jurisdictions] of the Certifying Loan Party on November [            ], 2009, authorizing [(a)] the execution, delivery and performance of the Loan Documents (and any agreements relating thereto) to which it is a party [and (b) the extensions of credit contemplated by the Credit Agreement]1; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only [corporate] [company] proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein;

(d) Attached hereto as Exhibit B is a true and complete copy of the certificate of [incorporation] [formation] [other relevant organizational document] of the Certifying Loan Party as in effect on the date hereof, certified by the [Secretary of State of the State of [            ] [other relevant body in foreign jurisdictions] as of a recent date;

[1]	Borrower only.

(e) Attached hereto as Exhibit C is a true and complete copy of the [by-laws] [limited liability company agreement] [other relevant governing document] of the Certifying Loan Party as in effect on the date hereof;

(f) Attached hereto as Exhibit D is a true and complete copy of a [good standing certificate] [other relevant document], certified by [the Secretary of State of [            ]] [other relevant body in foreign jurisdictions] as of a recent date;

(g) The following persons are now duly elected and qualified Responsible Officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and such officers hold such offices with the Certifying Loan Party on the date hereof, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party each Loan Document to which it is a party and any certificate or other document to be delivered by the Certifying Loan Party pursuant to such Loan Documents:

Name	Office	Signature

Incumbency Certificate – [Name of Certifying Loan Party]

IN WITNESS WHEREOF, the undersigned have signed this certificate as of the date first written above.

Name:	Name:
Title:	Title:

Closing Certificate Signature Page – [Name of Certifying Loan Party]

Exhibit A

to the Closing Certificate

Resolutions

Exhibit B

to the Closing Certificate

Certificate of [formation] [incorporation]

Exhibit C

to the Closing Certificate

[by-laws] [limited liability company agreement]

EXHIBIT J to Credit Agreement

FORM OF INTERCOMPANY NOTE

[                    ], 2009

FOR VALUE RECEIVED, each of the undersigned, to the extent a borrower from time to time from any other Person listed on the signature page hereto (each, in such capacity, a “Payor”), hereby promises to pay on demand to the order of such other Person listed below (each, in such capacity, a “Payee”), in lawful money of the United States of America, or in such other currency as agreed to by such Payor and such Payee, in immediately available funds, at such location as such Payee shall from time to time designate, the unpaid principal amount of all loans and advances (including trade payables) made by such Payee to such Payor. Each Payor promises also to pay interest on the unpaid principal amount of all such loans and advances in like money at said location from the date of such loans and advances until paid at such rate per annum as shall be agreed upon from time to time by such Payor and such Payee.

Capitalized terms used in this intercompany promissory note (this “Note”) but not otherwise defined herein shall have the meanings given to them in that certain Credit Agreement dated as of November 19, 2009 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Springboard Group S.àr.l. (“Holdings”), Springboard Finance, L.L.C. (the “Borrower”), the Lenders party thereto and JPMorgan Chase Bank N.A., as Administrative Agent.

This Note shall be pledged by each Payee that is a Loan Party to the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Security Documents as collateral security for such Payee’s Secured Obligations. Each Payee hereby acknowledges and agrees that after the occurrence and during the continuance of an Event of Default and after notice from the Administrative Agent to such Payee (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), (i) the Administrative Agent may exercise any and all rights of any Loan Party with respect to this Note and (ii) upon demand of the Administrative Agent, all amounts evidenced by this Note that are owed by any Payor to any Loan Party shall become immediately due and payable, without presentment, demand, protest or notice of any kind (it being understood that the Administrative Agent may make any such demand for all or any subset of the amounts owing to such Loan Party and upon any or all Payors obligated to such Loan Party, all without the consent or permission of any Payor or Payee). Each Payor also hereby acknowledges and agrees that this Note constitutes notice of assignment, pursuant to the relevant Security Documents, of the loans and advances and other amounts evidenced by this Note and further acknowledges the receipt of such notice of assignment.

Upon the commencement of any insolvency or bankruptcy proceeding, or any receivership, liquidation, reorganization or other similar proceeding in connection therewith, relating to any Payor owing any amounts evidenced by this Note to any Loan Party, or to any property of any such Payor, or upon the commencement of any proceeding for voluntary liquidation, dissolution or other winding up of any such Payor, all amounts evidenced by this Note owing by such Payor to any and all Loan Parties shall become immediately due and payable, without presentment, demand, protest or notice of any kind.

Anything in this Note to the contrary notwithstanding, the indebtedness evidenced by this Note owed by any Payor that is a Loan Party to any Payee shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Secured Obligations of such Payor until the payment in full in cash of all Secured Obligations of such Payor; provided that each Payor may make payments to the applicable Payee unless an Event of Default shall have occurred and be continuing and such Payor shall have received notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement) (such Secured Obligations and other indebtedness and obligations in connection with any renewal, refunding, restructuring or refinancing thereof, including interest thereon accruing after the commencement of any proceedings referred to in clause (i) below, whether or not such interest is an allowed claim in such proceeding, being hereinafter collectively referred to as “Senior Indebtedness”).

(i) In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relating to any Payor or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of any Payor, whether or not involving insolvency or bankruptcy, then, if an Event of Default has occurred and is continuing, (x) the holders of Senior Indebtedness shall be paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent obligations (other than obligations in respect of Letters of Credit) as to which no claim has been made) before any Payee shall be entitled to receive (whether directly or indirectly), or make any demand for, any payment from such Payor on account of any indebtedness evidenced by this Note owed by such Payor to such Payee and (y) until the holders of Senior Indebtedness are paid in full in cash in respect of all amounts constituting Senior Indebtedness (other than contingent obligations (other than obligations in respect of Letters of Credit) as to which no claim has been made), any payment or distribution to which such Payee would otherwise be entitled, whether in cash, property or securities (other than a payment of debt securities of such Payor that are subordinated and junior in right of payment to the Senior Indebtedness at least the same extent as the indebtedness evidenced by this Note is subordinated and junior in right of payment to the Senior Indebtedness then outstanding (such securities being hereinafter referred to as “Restructured Debt Securities”)) shall instead be made to the holders of Senior Indebtedness.

(ii) If any Event of Default has occurred and is continuing and after notice from the Administrative Agent (provided that no such notice shall be required to be given in the case of any Event of Default arising under Section 7.01(h) or 7.01(i) of the Credit Agreement), then (x) no payment or distribution of any kind or character shall be made by or on behalf of any Payor that is a Loan Party, or any other Person on its behalf, with respect to any amounts evidenced by this Note and (y) no amounts evidenced by this Note owing by any Payor to any Payee that is a Loan Party shall be forgiven or otherwise reduced in any way, other than as a result of payment in full thereof made in cash.

(iii) If any payment or distribution of any character, whether in cash, securities or other property (other than Restructured Debt Securities), and whether directly, by purchase, redemption, exercise of any right of setoff or otherwise, with respect to any amounts evidenced by this Note shall (despite these subordination provisions) be received by any Payee in violation of clause (i) or (ii) above prior to all Senior Indebtedness having been paid in full in cash (other than contingent obligations (other than obligations in respect of Letters of Credit) as to which no claim has been made), such payment or distribution shall be held by such Payee in trust (segregated from other property of such Payee) for the benefit of the Administrative Agent, and shall be paid over or delivered to the Administrative Agent promptly upon receipt.

(iv) Each Payor agrees to file all claims against each relevant Payee in any bankruptcy or other proceeding in which the filing of claims is required by law in respect of any Senior Indebtedness, and the Administrative Agent shall be entitled to all of such Payor’s rights thereunder. If for any reason a Payor fails to file such claim at least ten Business Days prior to the last date on which such claim should be filed, such Payor hereby irrevocably appoints the

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Administrative Agent as its true and lawful attorney-in-fact and the Administrative Agent is hereby authorized to act as attorney-in-fact in such Payor’s name to file such claim or, in the Administrative Agent’s discretion, to assign such claim to and cause proof of claim to be filed in the name of the Administrative Agent or its nominee. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay to the Administrative Agent the full amount payable on the claim in the proceeding, and, to the full extent necessary for that purpose, each Payor hereby assigns to the Administrative Agent all of such Payor’s rights to any payments or distributions to which such Payor otherwise would be entitled. If the amount so paid is greater than such Payor’s liability hereunder, the Administrative Agent shall pay the excess amount to the party entitled thereto. In addition, each Payor hereby irrevocably appoints the Administrative Agent as its attorney-in-fact to exercise all of such Payor’s voting rights in connection with any bankruptcy proceeding or any plan for the reorganization of each relevant Payee.

(v) Each Payee waives the right to compel that any property of any Payor or any property of any guarantor of any Senior Indebtedness or any other Person be applied in any particular order to discharge such Senior Indebtedness. Each Payee expressly waives the right to require the Administrative Agent or any other holder of Senior Indebtedness to proceed against any Payor, any guarantor of any Senior Indebtedness or any other Person, or to pursue any other remedy in its or their power that such Payee cannot pursue and that would lighten such Payee’s burden, notwithstanding that the failure of the Administrative Agent or any such other holder to do so may thereby prejudice such Payee. Each Payee agrees that it shall not be discharged, exonerated or have its obligations hereunder reduced by the Administrative Agent’s or any other holder’s of Senior Indebtedness delay in proceeding against or enforcing any remedy against any Payor, any guarantor of any Senior Indebtedness or any other Person; by the Administrative Agent or any holder of Senior Indebtedness releasing any Payor, any guarantor of any Senior Indebtedness or any other Person from all or any part of the Senior Indebtedness; or by the discharge of any Payor, any guarantor of any Senior Indebtedness or any other Person by an operation of law or otherwise, with or without the intervention or omission of the Administrative Agent or any such holder.

(vi) Each Payee waives all rights and defenses arising out of an election of remedies by the Administrative Agent or any other holder of Senior Indebtedness, even though that election of remedies, including any nonjudicial foreclosure with respect to any property securing any Senior Indebtedness, has impaired the value of such Payee’s rights of subrogation, reimbursement, or contribution against any Payor, any guarantor of any Senior Indebtedness or any other Person. Each Payee expressly waives any rights or defenses it may have by reason of protection afforded to any Payor, any guarantor of any Senior Indebtedness or any other Person with respect to the Senior Indebtedness pursuant to any anti-deficiency laws or other laws of similar import that limit or discharge the principal debtor’s indebtedness upon judicial or nonjudicial foreclosure of property or assets securing any Senior Indebtedness.

(vii) Each Payee agrees that, without the necessity of any reservation of rights against it, and without notice to or further assent by it, any demand for payment of any Senior Indebtedness made by the Administrative Agent or any other holder of Senior Indebtedness may be rescinded in whole or in part by the Administrative Agent or such holder, and any Senior Indebtedness may be continued, and the Senior Indebtedness or the liability of any Payee, any guarantor thereof or any other Person obligated thereunder, or any right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other holder of Senior Indebtedness,

3

in each case without notice to or further assent by such Payee, which will remain bound hereunder, and without impairing, abridging, releasing or affecting the subordination provided for herein.

(viii) Each Payee waives any and all notice of the creation, renewal, extension or accrual of any Senior Indebtedness, and any and all notice of or proof of reliance by holders of Senior Indebtedness upon the subordination provisions set forth herein. The Senior Indebtedness shall be deemed conclusively to have been created, contracted or incurred, and the consent to create the obligations of any Payee evidenced by this Note shall be deemed conclusively to have been given, in reliance upon the subordination provisions set forth herein.

(ix) To the maximum extent permitted by law, each Payee waives any claim it might have against the Administrative Agent or any other holder of Senior Indebtedness with respect to, or arising out of, any action or failure to act or any error of judgment, negligence, or mistake or oversight whatsoever on the part of the Administrative Agent or any such holder, or any of their Related Parties, with respect to any exercise of rights or remedies under the Loan Documents, except to the extent due to the gross negligence or wilful misconduct of the Administrative Agent or any such holder, as the case may be, or any of its Related Parties, as determined by a court of competent jurisdiction in a final and nonappealable judgment. None of the Administrative Agent, any other holder of Senior Indebtedness or any of their Related Parties shall be liable for failure to demand, collect or realize upon any guarantee of any Senior Indebtedness, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any property upon the request of any Payor, any Payee or any other Person or to take any other action whatsoever with regard to any such guarantee or any other property.

Each Payee and each Payor hereby agree that the subordination provisions set forth in this Note is for the benefit of the Administrative Agent and the other holders of Senior Indebtedness. The Administrative Agent and the other holders of Senior Indebtedness are obligees under this Note to the same extent as if their names were written herein as such and the Administrative Agent may, on behalf of itself and such other holders, proceed to enforce the subordination provisions set forth herein.

All rights and interests of the Administrative Agent and the other holders of Senior Indebtedness hereunder, and the subordination provisions and the related agreements of the Payors and Payees set forth herein, shall remain in full force and effect irrespective of:

(i) any lack of validity or enforceability of the Credit Agreement or any other Loan Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Indebtedness or any amendment or waiver or other modification, whether by course of conduct or otherwise, of, or consent to departure from, the Credit Agreement or any other Loan Document;

(iii) any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of or consent to departure from, any guarantee of any Senior Indebtedness; or

(iv) any other circumstances that might otherwise constitute a defense available to, or a discharge of, any Payor in respect of any Senior Indebtedness or of any Payee or any Payor in respect of the subordination provisions set forth herein.

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The indebtedness evidenced by this Note owed by any Payor that is not a Loan Party shall not be subordinated to, and shall rank pari passu in right of payment with, any other obligation of such Payor.

Nothing contained in the subordination provisions set forth above is intended to or will impair, as between each Payor and each Payee, the obligations of such Payor, which are absolute and unconditional, to pay to such Payee the principal of and interest on this Note as and when due and payable in accordance with its terms, or is intended to or will affect the relative rights of such Payee and other creditors of such Payor other than the Administrative Agent and the other holders of Senior Indebtedness.

Each Payee is hereby authorized to record all loans and advances made by it to any Payor (all of which shall be evidenced by this Note), and all repayments or prepayments thereof, in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

Each Payor hereby waives diligence, presentment, demand, protest or notice of any kind whatsoever in connection with this Note. All payments under this Note shall be made without offset, counterclaim or deduction of any kind.

This Note shall be binding upon each Payor and its successors and assigns, and the terms and provisions of this Note shall inure to the benefit of each Payee and its successors and assigns, including subsequent holders hereof. Notwithstanding anything to the contrary contained herein, in any other Loan Document or in any other promissory note or other instrument, this Note replaces and supersedes any and all promissory notes or other instruments which create or evidence any loans or advances made on, before or after the date hereof by any Payee to Holdings or any Subsidiary.

From time to time after the date hereof, additional Subsidiaries of Holdings may become parties hereto (as Payor and/or Payee, as the case may be) by executing a counterpart signature page to this Note (each additional Subsidiary, an “Additional Party”). Upon delivery of such counterpart signature page to the Payees, notice of which is hereby waived by the other Payors, each Additional Party shall be a Payor and/or a Payee, as the case may be, and shall be as fully a party hereto as if such Additional Party were an original signatory hereof. Each Payor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Payor or Payee hereunder. This Note shall be fully effective as to any Payor or Payee that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Payor or Payee hereunder.

Notwithstanding anything to the contrary herein, the obligations and liabilities of Skype Sweden AB, in its capacity as a Payee, under this Note (including the subordination agreement set forth herein) shall be limited if (and only if) required by an application of the provisions of the Swedish Companies Act (the “Swedish Companies Act”) (Sw. aktiebolagslagen (2005:551)) in force from time to time regulating prohibited loans and guarantees and distribution of assets taking into account any other security granted and/or guarantee given by Skype Sweden AB subject to the corresponding limitation, and it is understood that the obligations and liabilities of Skype Sweden AB, in its capacity as a Payee, under this Note shall apply only to the extent permitted by the above-mentioned provisions as applied together with other applicable provisions of the Swedish Companies Act, and the debt subordination shall be limited in accordance herewith.

Notwithstanding anything to the contrary herein, the obligations and liabilities of Skype Technologies OÜ (incorporated in Estonia under commercial register code 11056239), in its capacity as a Payee, under this Note shall be limited if (and only if) required by an application of the mandatory provisions of the Estonian Commercial Code (1995) regulating prohibited loans and unlawful financial

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assistance (including, on the date of this Note, Article 159 of the Estonian Commercial Code), and it is understood that the obligations of Skype Technologies OÜ, in its capacity as a Payee, under this Note shall not cover indebtedness or liability which, if they did so extend, would cause an infringement of Article 159 of the Estonian Commercial Code regulating unlawful financial assistance and other prohibited loans as well as providing of security. The liability of Skype Technologies OÜ applies to the extent permitted by the above mentioned provisions of the Estonian Commercial Code (1995).

Notwithstanding anything to the contrary herein, the agreements of a Payee and/or Payor incorporated in Norway, in its capacity as Payee and/or Payor, under this Note (including the subordination agreements set forth herein) shall not cover any indebtedness or liability which, if they did so extend, would cause an infringement of section 8-10 and/or section 8-7 cf. sections 1-3 and 1-4, or any of the other provisions in Chapter 8 III, of the Norwegian Private Limited Companies Act 1997 (the “Company Act”) regulating unlawful financial assistance and other prohibited loans, guarantees and joint and several liability as well as providing of security, and it is understood and agreed that the liability of each Payee and/or Payor incorporated in Norway only applies to the extent permitted by the above mentioned provisions of the Company Act. Under no circumstances shall the agreements of any Payee and/or Payor incorporated in Norway under this Note cover the debt and/or other liabilities incurred in respect of the Acquisition.

Notwithstanding anything to the contrary herein, any obligation and/or liability of Sonorit ApS pursuant to this Note shall apply only to the extend permitted pursuant to Sections 49 and 50 of the Danish Act on Private Limited Companies as amended from time to time.

No amendment, modification or waiver of, or consent with respect to, any provisions of this Note shall be effective unless the same shall be in writing and signed and delivered by each Payor and Payee whose rights or obligations shall be affected thereby; provided that, until such time as (i) all the Loan Document Obligations (including LC Disbursements, if any, but excluding contingent obligations as to which no claim has been made) have been paid in full in cash, (ii) all Commitments have terminated or expired and (iii) the LC Exposure has been reduced to zero (including as a result of obtaining the consent of the applicable Issuing Bank as described in Section 9.05 of the Credit Agreement) and the Issuing Banks have no further obligation to issue or amend Letters of Credit under the Credit Agreement, the Administrative Agent shall have provided its prior written consent to such amendment, modification, waiver or consent (such consent not to be unreasonably withheld to the extent such amendment or modification is required to comply with any Requirement of Law or is not adverse to the interests of the Lenders in any material respects).

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THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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By:
Name:
Title:

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